                                                Filed Pursuant to Rule 424(b)(5)
                                            Registration Statement No. 333-65298

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. NEITHER THIS PROSPECTUS SUPPLEMENT NOR THE ACCOMPANYING PROSPECTUS IS AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

  The information in this prospectus supplement will be amended or completed;
                            dated October 31, 2001.

                             Prospectus Supplement
                     (To Prospectus dated October 31, 2001)

                           $990,377,024 (APPROXIMATE)
               BANK OF AMERICA, N.A. -- FIRST UNION NATIONAL BANK
                           COMMERCIAL MORTGAGE TRUST

          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2001-3

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.
                                   DEPOSITOR

                         CAPSTONE REALTY ADVISORS, LLC
                                MASTER SERVICER

 ---------------------------------
                                          The Series 2001-3 Commercial Mortgage Pass-Through Certificates will consist of the
   CONSIDER CAREFULLY THE RISK FACTORS    following classes:
   BEGINNING ON PAGE S-22 IN THIS
   PROSPECTUS SUPPLEMENT AND PAGE 10 IN   - senior certificates consisting of the Class A-1, Class A-2, Class A-2F, Class XC and
   THE ACCOMPANYING PROSPECTUS.             Class XP Certificates;

   Neither the certificates nor the       - junior certificates consisting of the Class B, Class C, Class D, Class E, Class F,
   underlying mortgage loans are insured    Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P and
   or guaranteed by any governmental        Class Q Certificates;
   agency.
                                          - the Class V-1, Class V-2, Class V-3, Class V-4 and Class V-5 Certificates; and
   The certificates will represent
   interests only in the trust and will   - the residual certificates consisting of the Class R-I and Class R-II Certificates.
   not represent interests in or
   obligations of Banc of America         Only the Class A-1, Class A-2, Class A-2F, Class B, Class C, Class D, Class E and
   Commercial Mortgage Inc. or any of     Class F Certificates are offered hereby.
   its affiliates, including Bank of
   America Corporation.                   The trust's assets will consist primarily of 140 mortgage loans and other property described in this prospectus supplement and the accompanying prospectus. The mortgage loans are secured by first liens on commercial and multifamily properties. This prospectus supplement more fully describes the offered certificates, as well as the characteristics of the mortgage loans and the related mortgaged properties.
 ---------------------------------

    Certain characteristics of the offered certificates include:

-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
                                                                      ASSUMED FINAL                               RATED FINAL
                    CERTIFICATE BALANCE AS   PASS-THROUGH RATE         DISTRIBUTION             RATINGS           DISTRIBUTION
        CLASS        OF DELIVERY DATE(1)    AS OF DELIVERY DATE          DATE(2)              S&P/FITCH(3)          DATE(4)
-------------------------------------------------------------------------------------------------------------------------------
Class A-1..........      $222,739,508                     %          October 11, 2010        AAA/AAA             April 11, 2037
Class A-2..........      $659,648,055                     %             July 11, 2011        AAA/AAA             April 11, 2037
Class A-2F.........      $                    LIBOR + [  ]%(5)          July 11, 2011        AAA/AAA             April 11, 2037
Class B............      $ 42,627,419                     %           August 11, 2011         AA/AA              April 11, 2037
Class C............      $ 17,050,967                     %           August 11, 2011        AA-/AA-             April 11, 2037
Class D............      $ 17,050,968                     %           August 11, 2011         A+/A+              April 11, 2037
Class E............      $ 14,209,139                     %           August 11, 2011          A/A               April 11, 2037
Class F............      $ 17,050,968                     %           August 11, 2011         A-/A-              April 11, 2037
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------

(Footnotes to table on page S-4)

    Banc of America Securities LLC and First Union Securities, Inc. are acting as co-lead managers and co-bookrunners with respect to all of the offered certificates. Deutsche Banc Alex. Brown Inc. is acting as co-manager with respect to all of the offered certificates. The underwriters, Banc of America Securities LLC, First Union Securities, Inc. and Deutsche Banc Alex. Brown Inc. will purchase the offered certificates from Banc of America Commercial Mortgage Inc. and will offer them to the public at negotiated prices determined at the time of sale. The underwriters expect to deliver the offered certificates to purchasers on or about November 14, 2001. Banc of America Commercial Mortgage
Inc. expects to receive from this offering approximately [    ]% of the initial
principal amount of the offered certificates, plus (except with regard to the Class A-2F Certificates) accrued interest from November 1, 2001, before deducting expenses payable by Banc of America Commercial Mortgage Inc.
--------------------------------------------------------------------------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE OFFERED SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------

BANC OF AMERICA SECURITIES LLC                               WACHOVIA SECURITIES

                           DEUTSCHE BANC ALEX. BROWN

                               November   , 2001

                    Banc of America Commercial Mortgage Inc.
--------------------------------------------------------------------------------
  Bank of America, N.A. - First Union National Bank Commercial Mortgage Trust
          Commercial Mortgage Pass-Through Certificates, Series 2001-3
                      Geographic Overview of Mortgage Pool

[THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE PURPOSE OF EDGAR FILING.]


                                     [MAP]


                                                             % OF
                       NUMBER OF        AGGREGATE           INITIAL
                       MORTGAGED       CUT-OFF DATE          POOL
  PROPERTY LOCATION    PROPERTIES        BALANCE            BALANCE
  -----------------    ----------     --------------        -------
CA...................      22         $  221,189,768          19.5%
NV...................       9            102,463,356           9.0
VA...................      11             96,983,532           8.5
TX...................      13             93,035,050           8.2
FL...................      14             76,135,848           6.7
NC...................       8             66,253,997           5.8
MI...................      14             57,542,112           5.1
MA...................       6             55,005,094           4.8
GA...................       4             46,814,044           4.1
NY...................       3             39,766,371           3.5
MO...................       2             28,190,856           2.5
NJ...................       4             23,845,375           2.1
PA...................       3             23,644,641           2.1
WI...................       4             22,835,212           2.0
OH...................       2             21,770,674           1.9
MD...................       2             14,792,447           1.3
ID...................       2             14,351,532           1.3
AZ...................       4             14,126,957           1.2
AL...................       2             13,503,082           1.2
RI...................       1             12,981,515           1.1
DC...................       1             12,968,266           1.1
CO...................       2             12,924,854           1.1
CT...................       2             11,712,192           1.0
SC...................       1              9,406,768           0.8
MS...................       1              7,500,000           0.7
OR...................       1              7,355,969           0.6
DE...................       1              6,797,922           0.6
WA...................       2              6,762,862           0.6
LA...................       1              6,275,547           0.6
WY...................       1              3,748,274           0.3
OK...................       2              3,659,860           0.3
IL...................       1              1,370,439           0.1
TN...................       1              1,016,745           0.1


MORTGAGE POOL BY PROPERTY TYPE
------------------------------
         [PIE CHART]                   [ ] < 1.0% of Initial Pool Balance
                                           -
Multifamily..........     37.6%        [ ] 1.1% - 5.0% of Initial Pool Balance
Retail...............     33.6%        [ ] 5.1% - 10.0% of Initial Pool Balance
  Unanchored.........      5.2%        [ ] > 10.0% of Initial Pool Balance
  Shadow Anchored....      4.0%
  Anchored...........     24.4%
Industrial...........      8.2%
Office...............     17.3%
Self Storage.........      0.2%
Hotel................      2.1%
Mixed Use............      0.9%

 FOR MORE INFORMATION


Banc of America Commercial Mortgage Inc.
has filed with the SEC additional
registration materials relating to the
certificates. You may read and copy any
 of these materials at the SEC's Public
 Reference Room at the following
 locations:

 - SEC Public Reference Section
   450 Fifth Street, N.W.
   Room 1204
   Washington, D.C. 20549

 - SEC Midwest Regional Offices
   Citicorp Center
   500 West Madison Street
   Suite 1400
   Chicago, Illinois 60661-2511

You may obtain information on the
operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The
 SEC also maintains an Internet site that contains reports, proxy and information statements, and other information that has been filed electronically with the SEC.
 The Internet address is
 http://www.sec.gov.

You may also contact Banc of America
Commercial Mortgage Inc. in writing at
 Bank of America Corporate Center, 100
 North Tryon Street, Charlotte, North
 Carolina 28255, or by telephone at (704)
 386-2400.

See also the sections captioned
"Available Information" and
 "Incorporation of Certain Information by
 Reference" appearing at the end of the
 accompanying prospectus.

NOTE REGARDING PIE CHART ON OPPOSITE PAGE: NUMBERS MAY NOT TOTAL TO 100% DUE TO ROUNDING.
                                                 TABLE OF CONTENTS

                                                IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
                                                  PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING
                                                  PROSPECTUS........................................    S-5
                                                EXECUTIVE SUMMARY...................................    S-6
                                                SUMMARY OF PROSPECTUS SUPPLEMENT....................    S-9
                                                RISK FACTORS........................................   S-22
                                                  Risks Related to the Certificates.................   S-22
                                                  Risks Related to the Mortgage Loans...............   S-32
                                                  Other Risks.......................................   S-58
                                                DESCRIPTION OF THE MORTGAGE POOL....................   S-59
                                                  General...........................................   S-59
                                                  Certain Terms and Conditions of the Mortgage
                                                    Loans...........................................   S-60
                                                    Due Dates.......................................   S-60
                                                    Mortgage Rates; Calculations of Interest........   S-60
                                                    Hyperamortization...............................   S-60
                                                    Amortization of Principal.......................   S-61
                                                    Residual Value Insurance Policy.................   S-62
                                                    Prepayment Provisions...........................   S-62
                                                    Defeasance......................................   S-62
                                                    "Due-on-Sale" and "Due-on-Encumbrance"
                                                      Provisions....................................   S-63
                                                  Component Mortgage Loans..........................   S-64
                                                  AB Mortgage Loans.................................   S-65
                                                  Credit Lease Loans................................   S-66
                                                  Significant Mortgage Loans........................   S-68
                                                  Additional Mortgage Loan Information..............   S-78
                                                    General.........................................   S-78
                                                    Delinquencies...................................   S-79
                                                    Tenant Matters..................................   S-79
                                                    Ground Leases and Other Non-Fee Interests.......   S-79
                                                    Subordinate Financing...........................   S-79
                                                    Generally.......................................   S-79
                                                    Lender/Borrower Relationships...................   S-79
                                                  Certain Underwriting Matters......................   S-80
                                                    Loan Approval...................................   S-80
                                                    Debt Service Coverage Ratio and Loan-to-Value
                                                      Ratio.........................................   S-80
                                                    Escrow Requirements.............................   S-80
                                                    Property Inspections............................   S-80
                                                    Appraisals......................................   S-80
                                                    Environmental Assessments.......................   S-80
                                                    Engineering Assessments.........................   S-80
                                                    Earthquake Analyses.............................   S-81
                                                  The Mortgage Loan Sellers.........................   S-81
                                                  Assignment of the Mortgage Loans; Repurchases and
                                                    Substitutions...................................   S-81
                                                  Representations and Warranties; Repurchases and
                                                    Substitutions...................................   S-84
                                                  Repurchase or Substitution of Cross-Collateralized
                                                    Mortgage Loans..................................   S-87
                                                  Changes in Mortgage Pool Characteristics..........   S-87
                                                SERVICING OF THE MORTGAGE LOANS.....................   S-88
                                                  General...........................................   S-88
                                                  The Master Servicer...............................   S-92
                                                  The Back-up Master Servicer.......................   S-93
                                                  The Special Servicer..............................   S-93
                                                  Sub-Servicers.....................................   S-93
                                                  Servicing and Other Compensation and Payment of
                                                    Expenses........................................   S-94
                                                  Evidence as to Compliance.........................   S-97

                                                  Modifications, Waivers, Amendments and Consents...   S-98
                                                  Defaulted Mortgage Loans; Purchase Option.........  S-100
                                                  REO Properties....................................  S-101
                                                  Inspections; Collection of Operating
                                                    Information.....................................  S-102
                                                  Termination of the Special Servicer...............  S-103
                                                DESCRIPTION OF THE CERTIFICATES.....................  S-104
                                                  General...........................................  S-104
                                                  Registration and Denominations....................  S-104
                                                  Certificate Balances and Notional Amount..........  S-105
                                                  Pass-Through Rates................................  S-107
                                                  Distributions.....................................  S-110
                                                    General.........................................  S-110
                                                    Class V Certificates and the Component Mortgage
                                                      Loans.........................................  S-110
                                                    The Available Distribution Amount...............  S-111
                                                    Application of the Available Distribution
                                                      Amount........................................  S-112
                                                    Distributable Certificate Interest..............  S-116
                                                    Principal Distribution Amount...................  S-117
                                                    The Class A-2F Certificates.....................  S-118
                                                    Excess Interest.................................  S-119
                                                    Distributions of Prepayment Premiums............  S-119
                                                    Treatment of REO Properties.....................  S-120
                                                  Subordination; Allocation of Losses and Certain
                                                    Expenses........................................  S-120
                                                  Excess Interest Distribution Account..............  S-122
                                                  Interest Reserve Account..........................  S-122
                                                  P&I Advances......................................  S-122
                                                  Appraisal Reductions..............................  S-123
                                                  Reports to Certificateholders; Certain Available
                                                    Information.....................................  S-125
                                                    Trustee Reports.................................  S-125
                                                    Servicer Reports................................  S-126
                                                    Other Information...............................  S-128
                                                  Voting Rights.....................................  S-128
                                                  Termination.......................................  S-129
                                                THE TRUSTEE.........................................  S-129
                                                  The Trustee.......................................  S-129
                                                  Certain Matters Regarding the Trustee.............  S-130
                                                DESCRIPTION OF THE SWAP CONTRACT....................  S-130
                                                  General...........................................  S-130
                                                  Distributions from the Floating Rate Amount.......  S-131
                                                  The Swap Contract.................................  S-131
                                                  Termination Fees..................................  S-132
                                                  The Swap Counterparty.............................  S-133
                                                YIELD AND MATURITY CONSIDERATIONS...................  S-133
                                                  Yield Considerations..............................  S-133
                                                    General.........................................  S-133
                                                    Rate and Timing of Principal Payments...........  S-133
                                                    Losses and Shortfalls...........................  S-134
                                                    Certain Relevant Factors........................  S-135
                                                  Weighted Average Lives............................  S-136
                                                USE OF PROCEEDS.....................................  S-140
                                                CERTAIN FEDERAL INCOME TAX CONSEQUENCES.............  S-140
                                                  General...........................................  S-140
                                                  Discount and Premium; Prepayment Premiums.........  S-141
                                                  Taxation of the Swap Contract.....................  S-142
                                                  Characterization of Investments in Offered
                                                    Certificates....................................  S-143
                                                  Possible Taxes on Income From Foreclosure Property
                                                    and Other Taxes.................................  S-143
                                                  Reporting and Other Administrative Matters........  S-143
                                                CERTAIN ERISA CONSIDERATIONS........................  S-144
                                                LEGAL INVESTMENT....................................  S-147
                                                METHOD OF DISTRIBUTION..............................  S-147
                                                LEGAL MATTERS.......................................  S-148
                                                RATINGS.............................................  S-148

                                                INDEX OF PRINCIPAL DEFINITIONS......................  S-150
                                                ANNEX A.............................................    A-1
                                                ANNEX B.............................................    B-1
                                                ANNEX C.............................................    C-1
                                                ANNEX D.............................................    D-1

              FOOTNOTES TO TABLE ON COVER OF PROSPECTUS SUPPLEMENT

 (1) Subject to a variance of plus or minus 5%.
 (2) As of the delivery date, the "assumed final distribution date" with respect to any class of offered certificates is the distribution date on which the final distribution would occur for such class of certificates based upon the assumptions, among others, that all payments are made when due and that no mortgage loan (other than those mortgage loans with anticipated repayment dates) is prepaid, in whole or in part, prior to its stated maturity, any mortgage loan with an anticipated repayment date is not prepaid prior to, but is paid in its entirety on its anticipated repayment date and otherwise based on the maturity assumptions (described in this prospectus supplement), if any. The actual performance and experience of the mortgage loans will likely differ from such assumptions. See "Yield and Maturity Considerations" in this prospectus supplement.
 (3) It is a condition to their issuance that the classes of offered certificates be assigned ratings by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and/or Fitch, Inc. no lower than those set forth above. The ratings on the offered certificates do not represent any assessments of (i) the likelihood or frequency of voluntary or involuntary principal prepayments on the mortgage loans, (ii) the degree to which such prepayments might differ from those originally anticipated or
     (iii) whether and to what extent prepayment premiums will be received. The rating of the Class A-2F Certificates only reflects the receipt of interest
     at a fixed rate not to exceed [         ]% per annum.
 (4) The "rated final distribution date" for each class of offered certificates has been set at the first distribution date that follows three years after the end of the amortization term for the mortgage loan that, as of the cut-off date, has the longest remaining amortization term, irrespective of its scheduled maturity. See "Ratings" in this prospectus supplement.
 (5) The initial LIBOR rate will be determined two banking days before the delivery date. Under certain circumstances described in this prospectus supplement, the interest rate may convert to a fixed rate equal to
     [         ]% for the Class A-2F Certificates. See "Description of the Swap
     Contract -- The Swap Contract" in this prospectus supplement.

        IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
                   SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

     You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus. The information in this prospectus supplement is accurate only as of the date of this prospectus supplement.

     This prospectus supplement contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described in this prospectus supplement.

     This prospectus supplement begins with several introductory sections describing the Series 2001-3 and the trust in abbreviated form:

          Executive Summary, which begins on page S-6 of this prospectus supplement and shows certain characteristics of the offered certificates in tabular form;

          Summary of Prospectus Supplement, which begins on page S-9 of this prospectus supplement and gives a brief introduction of the key features of Series 2001-3 and the mortgage loans; and

          Risk Factors, which begins on page S-22 of this prospectus supplement and describes risks that apply to Series 2001-3 which are in addition to those described in the accompanying prospectus with respect to the securities issued by the trust generally.

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the accompanying prospectus identify the pages where these sections are located.

     Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption "Index of Principal Definitions" beginning on page S-150 in this prospectus supplement. The capitalized terms used in the accompanying prospectus are defined under the caption "Glossary" beginning on page 98 in the prospectus.

     In this prospectus supplement, "we" refers to the depositor, and "you" refers to a prospective investor in the offered certificates.
                             ---------------------

     Until February [ ], 2002 all dealers that buy, sell or trade the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

     If and to the extent required by applicable law or regulation, this prospectus supplement and the accompanying prospectus will be used by the underwriter in connection with offers and sales related to market-making transactions in the offered certificates with respect to which the underwriter is a principal. The underwriter may also act as agent in such transactions. Such sales will be made at negotiated prices at the time of sale.

                               EXECUTIVE SUMMARY

     The following executive summary does not include all relevant information relating to the offered certificates and the mortgage loans. In particular, the executive summary does not address the risks and special considerations involved with an investment in the offered certificates, and prospective investors should carefully review the detailed information appearing elsewhere in this prospectus supplement and in the accompanying prospectus before making any investment decision. The executive summary also describes the certificates that are not offered by this prospectus supplement (other than the Class R-I, Class R-II and Class V Certificates) which have not been registered under the Securities Act of 1933, as amended, and which will be sold to investors in private transactions. Certain capitalized terms used in this executive summary may be defined elsewhere in this prospectus supplement, including in Annex A hereto, or in the prospectus. An "Index of Principal Definitions" is included at the end of this prospectus supplement. A "Glossary" is included at the end of the prospectus. Terms that are used but not defined in this prospectus supplement will have the meanings specified in the prospectus.

--------------------------------------------------------------------------------------------------------------------------
                             CERTIFICATE       APPROXIMATE                                    PASS-THROUGH       WEIGHTED
                              BALANCE OR       PERCENTAGE    APPROXIMATE                         RATE AS         AVERAGE
                               NOTIONAL          OF POOL       CREDIT                          OF DELIVERY         LIFE
  CLASS      RATINGS(1)       AMOUNT(2)        BALANCE(2)    SUPPORT(2)       RATE TYPE           DATE          (YEARS)(3)
--------------------------------------------------------------------------------------------------------------------------
                                                   Offered Certificates
--------------------------------------------------------------------------------------------------------------------------
   A-1        AAA/AAA       $  222,739,508       19.59%        22.38%           Fixed                     %        5.75
--------------------------------------------------------------------------------------------------------------------------
   A-2        AAA/AAA       $  659,648,055       58.03%        22.38%           Fixed                     %        9.46
--------------------------------------------------------------------------------------------------------------------------
  A-2F        AAA/AAA       $                         %        22.38%        Floating(7)          LIBOR + %(7)     9.46
--------------------------------------------------------------------------------------------------------------------------
    B          AA/AA        $   42,627,419        3.75%        18.63%           Fixed                     %        9.74
--------------------------------------------------------------------------------------------------------------------------
    C         AA-/AA-       $   17,050,967        1.50%        17.13%           Fixed                     %        9.74
--------------------------------------------------------------------------------------------------------------------------
    D          A+/A+        $   17,050,968        1.50%        15.63%           Fixed                     %        9.74
--------------------------------------------------------------------------------------------------------------------------
    E           A/A         $   14,209,139        1.25%        14.38%           Fixed                     %        9.74
--------------------------------------------------------------------------------------------------------------------------
    F          A-/A-        $   17,050,968        1.50%        12.88%           Fixed                     %        9.74
--------------------------------------------------------------------------------------------------------------------------
                                        Private Certificates -- Not Offered Hereby
--------------------------------------------------------------------------------------------------------------------------
    G           (8)         $   17,050,967        1.50%        11.38%           Fixed                     %       (8)
--------------------------------------------------------------------------------------------------------------------------
    H           (8)         $   14,209,139        1.25%        10.13%           Fixed                     %       (8)
--------------------------------------------------------------------------------------------------------------------------
    J           (8)         $   14,209,140        1.25%         8.88%          Fixed(4)                   %(4)    (8)
--------------------------------------------------------------------------------------------------------------------------
    K           (8)         $   29,839,193        2.63%         6.25%           Fixed                     %       (8)
--------------------------------------------------------------------------------------------------------------------------
    L           (8)         $    8,525,484        0.75%         5.50%           Fixed                     %       (8)
--------------------------------------------------------------------------------------------------------------------------
    M           (8)         $    8,525,483        0.75%         4.75%           Fixed                     %       (8)
--------------------------------------------------------------------------------------------------------------------------
    N           (8)         $   14,209,140        1.25%         3.50%           Fixed                     %       (8)
--------------------------------------------------------------------------------------------------------------------------
    O           (8)         $    5,683,656        0.50%         3.00%           Fixed                     %       (8)
--------------------------------------------------------------------------------------------------------------------------
    P           (8)         $    5,683,655        0.50%         2.50%           Fixed                     %       (8)
--------------------------------------------------------------------------------------------------------------------------
    Q           (8)         $   28,418,280        2.50%         0.00%           Fixed                     %       (8)
--------------------------------------------------------------------------------------------------------------------------
   XP           (8)         $  678,040,428(5)       N/A           N/A      Variable Rate(6)               %(6)    (8)
--------------------------------------------------------------------------------------------------------------------------
   XC           (8)         $1,136,731,161(5)       N/A           N/A      Variable Rate(6)               %(6)    (8)
--------------------------------------------------------------------------------------------------------------------------

---------  ------------------

               PRINCIPAL
  CLASS        WINDOW(3)
---------  ------------------
                Offered
              Certificates
------------------------------------------------------------------------------------------------------------------------------------
   A-1     12/11/01-10/11/10
--------------------------------------------------------------------------------------------------------------------------   -------
-----------
   A-2     10/11/10-07/11/11
--------------------------------------------------------------------------------------------------------------------------   -------
-----------
  A-2F     10/11/10-07/11/11
--------------------------------------------------------------------------------------------------------------------------   -------
-----------
    B      07/11/11-08/11/11
--------------------------------------------------------------------------------------------------------------------------   -------
-----------
    C      08/11/11-08/11/11
--------------------------------------------------------------------------------------------------------------------------   -------
-----------
    D      08/11/11-08/11/11
--------------------------------------------------------------------------------------------------------------------------   -------
-----------
    E      08/11/11-08/11/11
--------------------------------------------------------------------------------------------------------------------------   -------
-----------
    F      08/11/11-08/11/11
--------------------------------------------------------------------------------------------------------------------------   -------
-----------
                Private
             Certificates --
               Not Offered
                  Hereby
--------------------------------------------------------------------------------------------------------------------------   -------
-----------
    G             (8)
--------------------------------------------------------------------------------------------------------------------------   -------
-----------
    H             (8)
--------------------------------------------------------------------------------------------------------------------------   -------
-----------
    J             (8)
--------------------------------------------------------------------------------------------------------------------------   -------
-----------
    K             (8)
--------------------------------------------------------------------------------------------------------------------------   -------
-----------
    L             (8)
--------------------------------------------------------------------------------------------------------------------------   -------
-----------
    M             (8)
--------------------------------------------------------------------------------------------------------------------------   -------
-----------
    N             (8)
--------------------------------------------------------------------------------------------------------------------------   -------
-----------
    O             (8)
--------------------------------------------------------------------------------------------------------------------------   -------
-----------
    P             (8)
--------------------------------------------------------------------------------------------------------------------------   -------
-----------
    Q             (8)
--------------------------------------------------------------------------------------------------------------------------   -------
-----------
   XP             N/A
--------------------------------------------------------------------------------------------------------------------------   -------
-----------
   XC             N/A
--------------------------------------------------------------------------------------------------------------------------   -------
-----------

 (1) Ratings shown are those of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and Fitch, Inc., respectively. The ratings of the Class A-2F Certificates only reflect the receipt of interest
     at a fixed rate not to exceed [       ]% per annum.
 (2) As of the delivery date. Subject to a variance of plus or minus 5%.
 (3) Based on the maturity assumptions described under "Yield and Maturity Considerations" in this prospectus supplement. As of the delivery date, calculations for the offered certificates assume no prepayments will be made on the mortgage loans prior to their related maturity dates (or, in the case of those mortgage loans with anticipated repayment dates, their anticipated repayment dates).
 (4) The pass-through rate for any Class J Certificate on any distribution date will not exceed the weighted average of the interest rates (net of the certain administrative fee rates payable to the servicers and the trustee) borne by the mortgage loans. See "Description of the
     Certificates -- Pass-Through Rates" in this prospectus supplement.
 (5) Notional amount. The Class XC and Class XP Certificates will not have certificate balances and their holders will not receive distributions of principal, but such holders are entitled to receive payments of the aggregate interest accrued on the notional amount of the Class XC and Class XP Certificates, as the case may be, as described in this prospectus supplement.
 (6) The pass-through rates applicable to the Class XC and Class XP Certificates for each distribution date will be as described in this prospectus supplement. The rate shown in the "pass-through rate as of delivery date" column is the approximate pass-through rate as of the delivery date for the Class XC and Class XP Certificates. See "Description of the
     Certificates -- Pass-Through Rates" in this prospectus supplement.
 (7) The initial LIBOR rate will be determined two banking days before the delivery date. Under certain circumstances described in this prospectus
     supplement, the interest rate may convert to a fixed rate equal to [    ]%
     for the Class A-2F Certificates. See "Description of the Swap
     Contract -- The Swap Contract" in this prospectus supplement.
 (8) Not offered by this prospectus supplement. Any information we provide herein regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates.

     Below is certain information regarding the mortgage loans and the mortgaged properties as of the cut-off date. All weighted averages set forth below are based on the respective balances of the mortgage loans as of the cut-off date. All information set forth below and in this prospectus supplement (including cut-off date balances, loan-to-value ratios and debt service coverage ratios) with respect to the 3 mortgage loans with companion loans is calculated without regard to the related companion loans. Five mortgage loans included in the trust fund, referred to as the component mortgage loans, are divided into senior components and subordinate components. Unless otherwise stated, all references to the principal balance of a component mortgage loan and related information (including cut-off date balances, debt service coverage and loan-to-value ratios) are references to the senior component only of such component mortgage loan. Such information is described, and additional information regarding the mortgage loans and the mortgaged properties is contained, under "Description of the Mortgage Pool" in this prospectus supplement and in Annex A to this prospectus supplement.

                         MORTGAGE POOL CHARACTERISTICS

                                                ENTIRE MORTGAGE POOL
CHARACTERISTICS                                     (APPROXIMATE)
---------------                                -----------------------
Initial pool balance(1)......................      $1,136,731,161
Number of mortgage loans.....................            140
Number of balloon mortgage loans(2)..........            125
Number of mortgage loans with anticipated
  repayment dates............................             6
Number of fully amortizing mortgage
  loans(3)...................................             8
Number of interest only loans................             1
Number of mortgaged properties...............            147
Average cut-off date balance.................        $8,119,508
Range of cut-off date balances...............  $808,815 to $35,207,177
Weighted average mortgage rate...............          7.429%
Weighted average remaining lock-out period...        106 months
Range of remaining terms to maturity(4)......     54 to 143 months
Weighted average remaining term to
  maturity(4)................................        113 months
Weighted average underwriting debt service
  coverage ratio(5)..........................           1.34x
Weighted average cut-off date loan-to-value
  ratio(5)...................................           72.4%

---------------

(1) Subject to a variance of plus or minus 5%.
(2) Not including mortgage loans with anticipated repayment dates.
(3) Each fully amortizing mortgage loan will have a payment due at its maturity in excess of its scheduled monthly payment of principal and interest. See "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement.
(4) In the case of 6 mortgage loans, the anticipated repayment dates.
(5) For purposes of determining the underwriting debt service coverage ratio for 5 mortgage loans (referred to in Annex A to this prospectus supplement as "LOC Loans"), the debt service payments were recalculated based upon original balances that were reduced by amounts available under letters of credit securing such mortgage loans. In addition, the principal balances of such mortgage loans were reduced by the amount of such letters of credit for determining the loan-to-value ratio (other than loan-to-value ratios at maturity or the anticipated repayment date) of each such mortgage loan. Such letters of credit may be released under certain conditions described in Annex A to the prospectus supplement.

     "Cut-off date loan-to-value ratio" and "underwriting debt service coverage ratio" are calculated as described in Annex A hereto.

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE OFFERED CERTIFICATES, READ THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY.

                           RELEVANT PARTIES AND DATES
DEPOSITOR

     Banc of America Commercial Mortgage Inc. The depositor, a Delaware corporation, is a subsidiary of Bank of America, N.A. The depositor maintains its principal office at Bank of America Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255. See "The Depositor" in the accompanying prospectus. Neither the depositor nor any of its affiliates has insured or guaranteed the offered certificates.

TRUSTEE

     Wells Fargo Bank Minnesota, N.A. The Trustee will also act as REMIC administrator. See "The Trustee."

MASTER SERVICER

     Capstone Realty Advisors, LLC, an Ohio limited liability company. See "Servicing of the Mortgage Loans -- The Master Servicer" in this prospectus supplement.

SPECIAL SERVICER

     First Union National Bank, a national banking association. See "Servicing of the Mortgage Loans -- The Special Servicer" in this prospectus supplement.

BACK-UP MASTER SERVICER

     First Union National Bank, a national banking association. See "Servicing of the Mortgage Loans -- The Back-up Master Servicer" in this prospectus supplement.

MORTGAGE LOAN SELLERS

     Bank of America, N.A. is a national banking association. Bank of America, N.A. is the parent of Banc of America Commercial Mortgage Inc. and a wholly-owned subsidiary of NB Holdings Corporation, which in turn is a wholly-owned subsidiary of Bank of America Corporation. Bank of America, N.A. maintains its principal office at Bank of America Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255. See "Description of the Mortgage Pool -- The Mortgage Loan Sellers" in this prospectus supplement.

     First Union National Bank is a national banking association. First Union National Bank is a wholly-owned subsidiary of Wachovia Corporation. First Union National Bank maintains its principal office at 301 South College Street, Charlotte, North Carolina 28288. See "Description of the Mortgage Pool -- The Mortgage Loan Sellers" in this prospectus supplement.

CUT-OFF DATE

     For 139 of the mortgage loans to be included in the trust fund, November 1, 2001, and for one mortgage loan to be included in the trust fund, November 11, 2001.

DELIVERY DATE

     On or about November 14, 2001.

RECORD DATE

     With respect to each class of offered certificates and each distribution date, the last business day of the calendar month immediately preceding the month in which such distribution date occurs.

DISTRIBUTION DATE

     The 11th day of each month or, if any such 11th day is not a business day, the next succeeding business day. The first distribution date with respect to the offered certificates will occur in December 2001.

DETERMINATION DATE

     With respect to any distribution date, the fifth business day prior to such date.

COLLECTION PERIOD

     With respect to any distribution date, the period that begins immediately following the determination date in the calendar month preceding the month in which such distribution date occurs and ends on and includes the determination date in the calendar month in which such distribution date occurs. The first collection period applicable to the offered certificates will begin immediately following the cut-off date and end on the determination date in December 2001.

SWAP CONTRACT

     The trust will have the benefit of an interest rate swap agreement relating to the Class A-2F Certificates from Bank of America, N.A., which has a long-term bank deposit rating of "AA" by Fitch, Inc. and a long-term swap counterparty rating of "AA-" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and a short-term bank deposit rating of "F-1+" by Fitch, Inc. and a short-term swap counterparty rating of "A-1+" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., in an initial notional amount equal to the initial certificate balance of the Class A-2F Certificates. The notional amount of the swap agreement will decrease to the extent of any decrease in the aggregate certificate balance of the Class A-2F Certificates. The swap agreement will have a maturity date of the distribution date in April 2037 (the same date as the rated final distribution date of the Class A-2F Certificates). Under the swap agreement, the swap counterparty will generally be obligated to pay to the trust fund on the second business day prior to each distribution date an amount equal to the product of (i) the then notional amount of the swap agreement, (ii) LIBOR plus [ ]% and (iii) the number of days in the distribution period divided by 360, net of any fixed amounts owed by the trust fund to the swap counterparty on such date. See "Description of the Swap Contract" And "Risk Factors -- The Swap Contract" in this prospectus supplement.

                                 MORTGAGE LOANS

THE MORTGAGE POOL

     The pool of mortgage loans consists of 140 multifamily and commercial mortgage loans. Sixty-one of these mortgage loans, representing 47.6% of the initial pool balance, were originated by Bank of America, N.A. or its conduit participants or were acquired by Bank of America, N.A. from various third party originators. Seventy-nine of these mortgage loans, representing 52.4% of the initial pool balance, were originated by First Union National Bank or were acquired by First Union National Bank from various third party originators. The mortgage loans have an aggregate cut-off date balance of approximately $1,136,731,161 which is referred to as the initial pool balance, subject to a variance of plus or minus 5%.

     Five mortgage loans included in the trust fund, referred to as the component mortgage loans, are divided into a senior component and a subordinate component. The aggregate principal balance of the component mortgage loans (including the subordinate component of each mortgage loan) as of the cut-off date is approximately $11,707,811. The aggregate principal balance of the senior components of the component mortgage loans is approximately $9,578,844, representing 0.8% of the initial pool balance. The aggregate principal balance of the subordinate components of the component mortgage loans is approximately $2,128,967. See "Description of the Mortgage Pool -- Component Mortgage Loans" in this prospectus supplement.

     Three companion mortgage loans are not part of the trust fund but are each secured by the same mortgage as a mortgage loan which is part of the trust fund. Such mortgage loans included in the trust fund have an aggregate cut-off date balance of approximately $4,948,450, representing 0.4% of the initial pool balance. Amounts attributable to any companion loan will not be assets of the trust fund, and will be beneficially owned by the holder of such companion loan. See "Description of the Mortgage Pool -- AB Mortgage Loans" in this prospectus supplement.

     All numerical information provided herein with respect to the mortgage loans is provided on an approximate basis. All information presented herein (including cut-off date balances, loan-to-value ratios and debt service coverage ratios) with respect to the three mortgage loans with companion loans is calculated without regard to the related companion loans. For purposes of the presentation of numbers and statistical information set forth in this prospectus supplement, unless otherwise noted, all numbers and statistical information regarding the mortgage loans include only the senior component of the five component mortgage loans. All weighted average information provided herein with respect to the mortgage loans reflects weighting by related cut-off date balance. All percentages of the mortgage pool, or of any specified sub-group thereof, referred to herein without further description are approximate percentages by initial pool balance. See "Description of the Mortgage
Pool -- Changes in Mortgage Pool Characteristics" in this prospectus supplement.

     The cut-off date balance of each mortgage loan or companion loan is the unpaid principal balance thereof as of the cut-off date, after application of all payments of principal due on or before such date, whether or not received. The cut-off date balances of the mortgage loans range from approximately $808,815 to $35,207,177, and the average cut-off date balance is approximately $8,119,508.

     As of the cut-off date, the mortgage loans had the following additional characteristics.

                     SELECTED MORTGAGE LOAN CHARACTERISTICS

Range of mortgage rates..................  6.600% per annum to 8.990% per annum
Weighted average mortgage rate...........  7.429% per annum
Range of remaining terms to stated
  maturity(1)............................  54 months to 143 months
Weighted average remaining term to stated
  maturity(1)............................  113 months
Range of remaining amortization terms....  0 months to 360 months
Weighted average remaining amortization
  term...................................  340 months
Range of remaining lock-out periods......  20 months to 143 months
Range of cut-off date loan-to-value
  ratios(2)..............................  43.2% to 81.1%
Weighted average cut-off date
  loan-to-value ratio(2).................  72.4%
Range of maturity date loan-to-value
  ratios of balloon loans(1).............  28.6% to 78.2%
Weighted average maturity date
  loan-to-value ratio of balloon
  loans(1)...............................  64.4%
Range of underwriting debt service
  coverage ratios(2).....................  1.00x to 2.23x
Weighted average underwriting debt
  service coverage ratio(2)..............  1.34x

------------------

(1) In the case of mortgage loans that have anticipated repayment dates the maturity is based on the related anticipated repayment date.

(2) For purposes of determining the underwriting debt service coverage ratio for the LOC Loans (as defined in Annex A to this prospectus supplement), the debt service payments were recalculated based on original balances that were reduced by amounts available under letters of credit securing such mortgage loans. In addition, the cut-off date balances of such mortgage loans were reduced by the amount of such letters of credit for determining the loan-to-value ratio (other than loan-to-value ratios at maturity or the anticipated repayment date) of each such mortgage loan. Such letters of credit may be released under certain conditions described in Annex A to this prospectus supplement.

     Each of "cut-off date loan-to-value ratio," "maturity date loan-to-value ratio" and "underwriting debt service coverage ratio" are also defined in Annex A to this prospectus supplement.

     Set forth below are the number of mortgaged properties, and the approximate percentage of the initial pool balance secured by such mortgaged properties, located in the five states with the highest concentrations:

                          GEOGRAPHIC CONCENTRATION(1)

                                                              NUMBER OF    PERCENTAGE OF
                                                              MORTGAGED    INITIAL POOL
STATE                                                         PROPERTIES      BALANCE
-----                                                         ----------   -------------
California..................................................      22           19.5%
Nevada......................................................       9            9.0
Virginia....................................................      11            8.5
Texas.......................................................      13            8.2
Florida.....................................................      14            6.7

(1) Because this table presents information relating to the mortgaged properties and not the mortgage loans, mortgage loans secured by multiple properties have their cut-off date balance allocated based on an individual property's appraised value as a percentage of the total appraised value of all of the related mortgaged properties.

     The remaining mortgaged properties are located throughout 27 other states and the District of Columbia, with no more than 5.8% of the initial pool balance secured by mortgaged properties located in any such other jurisdiction.

     Set forth below are the number of mortgaged properties, and the approximate percentage of the initial pool balance secured by such mortgaged properties, operated for each indicated purpose:

                                PROPERTY TYPE(1)

                                                              NUMBER OF    PERCENTAGE OF
                                                              MORTGAGED    INITIAL POOL
                                                              PROPERTIES      BALANCE
                                                              ----------   -------------
Multifamily.................................................      49            37.6%
Retail(2)...................................................      61            33.7
Office......................................................      19            17.3
Industrial..................................................      12             8.2
Hotel.......................................................       3             2.1
Mixed Use...................................................       2             0.9
Self-Storage................................................       1             0.2

---------------

(1) Because this table presents information relating to the mortgaged properties and not the mortgage loans, mortgage loans secured by multiple properties have their cut-off date balance allocated based on an individual property's appraised value as a percentage of the total appraised value of all of the related mortgaged properties.
(2) Includes 8 credit lease loans, representing 1.3% of the initial pool balance.

     FOR MORE DETAILED STATISTICAL INFORMATION REGARDING THE MORTGAGE POOL, SEE ANNEX A HERETO.

     On or before the delivery date, each mortgage loan seller will transfer, at the direction of the depositor, all of the mortgage loans, without recourse, to the trustee for the benefit of holders of the certificates. In connection with such transfer, Bank of America, N.A. will make certain representations and warranties regarding the characteristics of only those mortgage loans transferred by it. First Union National Bank will make certain representations and warranties regarding the characteristics of only those mortgage loans transferred by it. As described in more detail later in this prospectus supplement, each of the mortgage loan sellers will be obligated to cure any material breach of any such representation or warranty made by it with respect to only those mortgage loans transferred by it or either repurchase the affected mortgage loan or substitute a qualified substitute mortgage loan for the affected mortgage loan and pay any substitution shortfall amount, each in the period and manner described in this prospectus supplement. See "Description of the Mortgage Pool -- Representations and Warranties; Repurchases" and
"-- Assignment of the Mortgage Loans; Repurchases" herein.

     Each mortgage loan seller will sell each of its respective mortgage loans without recourse and has no obligations with respect to the offered certificates other than pursuant to such representations, warranties and repurchase or substitution obligations. The depositor has made no representations or warranties with respect to the mortgage loans and will have no obligation to repurchase or replace mortgage loans with deficient documentation or which are otherwise defective. See "Description of the Mortgage Pool" and "Risk
Factors -- Risks Related to the Mortgage Loans" in this prospectus supplement and "Description of the Trust Funds" and "Certain Legal Aspects of Mortgage Loans" in the accompanying prospectus.

     The master servicer and, if circumstances require, the special servicer, will service and administer the mortgage loans and companion loans pursuant to the pooling and servicing agreement among the depositor, the master servicer, the special servicer, the trustee and the REMIC administrator. See "Servicing of the Mortgage Loans" in this prospectus supplement and "The Pooling and Servicing Agreements" in the accompanying prospectus. The compensation to be received by the master servicer (including certain master servicing fees) and the special servicer (including special servicing fees, liquidation fees and workout fees) for their services is described in this prospectus supplement under "Servicing of the Mortgage Loans -- Servicing and Other Compensation and Payment of Expenses."

                               OFFERED SECURITIES

THE OFFERED CERTIFICATES; CERTIFICATE BALANCES AND PASS-THROUGH RATES

     The offered certificates consist of eight classes of the depositor's Commercial Mortgage Pass-Through Certificates as part of Series 2001-3, namely the Class A-1, Class A-2, Class A-2F, Class B, Class C, Class D, Class E and Class F Certificates. As of the delivery date, your certificates will have the approximate aggregate principal amount or notional amount indicated in the chart on the cover of this prospectus supplement, subject to a variance of plus or minus 5%, and will accrue interest at an annual rate referred to as a pass-through rate indicated in the chart on the cover of this prospectus supplement and the accompanying footnotes. On the delivery date, the trust fund will also issue the Class A-2F Regular Interest as an uncertificated regular interest in one of the real estate mortgage investment conduits. The Class A-2F Regular Interest is not offered hereby. We will transfer the Class A-2F Regular Interest and the interest rate swap agreement discussed above to the trustee in exchange for the Class A-2F Certificates. The Class A-2F Certificates will represent all of the beneficial ownership interest in the portion of the trust fund that consists of the Class A-2F Regular Interest and the swap agreement. See "Description of the Certificates -- Pass-Through Rates" in this prospectus supplement. Interest on the offered certificates (other than the Class A-2F Certificates) and the Class A-2F Regular Interest will be calculated based on a 360-day year consisting of twelve 30-day months, or a 30/360 basis. Interest on the Class A-2F Certificates will be calculated on the basis of a 360-day year and the actual number of days in the relevant period of accrual, or an Actual/360 basis, provided that if the pass-through rate converts to a fixed rate as described in this prospectus supplement, the Class A-2F Certificates will accrue interest on the same basis as the Class A-2F Regular Interest.

     Series 2001-3 consists of a total of twenty-seven classes of certificates, the following nineteen of which are not being offered through this prospectus supplement and the accompanying prospectus: Class XC, Class XP, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class V-1, Class V-2, Class V-3, Class V-4, Class V-5, Class R-I and Class R-II. The pass-through rates applicable to each of the Class XC, Class XP, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P and Class Q Certificates for each distribution date are set forth on pages S-108 and S-109 hereof. The Class V-1, Class V-2, Class V-3, Class V-4, Class V-5, Class R-I and Class R-II Certificates will not have a certificate balance, a notional amount or a pass-through rate.

     The certificates will represent beneficial ownership interests in a trust created by Banc of America Commercial Mortgage Inc. The trust's assets will primarily be 140 mortgage loans secured by first liens on commercial and multifamily properties.

CLASS X CERTIFICATES

     The pass-through rate applicable to the Class XC Certificates for the initial distribution date will equal approximately [ ]% per annum.

     The pass-through rate applicable to the Class XC Certificates for each distribution date will, in general, equal the weighted average of the Class XC strip rates for the components for such distribution date (weighted on the basis of the respective component balances of such components outstanding immediately prior to such distribution date). The Class XC strip rate in respect of any class of components for any distribution date will, in general, equal (i) in the case of the Class A-1, Class A-2A, Class A-2FA, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P and Class Q components, (x) the weighted average net mortgage rate for such distribution date, minus (y) the pass-through rate for such component and (ii) in the case of the Class A-2B, Class A-2FB, Class B, Class C, Class D, Class E, Class F and Class G components (x) for any distribution date occurring on or before the distribution date in November 2008,
(1) the weighted average net mortgage rate for such distribution date minus (2) the sum of the pass-through rate for such component and the Class XP strip rate for such component, and (y) for any distribution date occurring after the distribution date in November 2008, (1) the weighted average net mortgage rate for such distribution date, minus (2) the pass-through rate for such component (but in no event will any Class XC strip rate be less than zero).

     The pass-through rate applicable to the Class XP Certificates for the initial distribution date will equal approximately [ ]% per annum.

     The pass-through rate applicable to the Class XP Certificates for each distribution date on or before the distribution date in November 2008 will, in general, equal the weighted average of the Class XP strip rates for the Class A-2B, Class A-2FB, Class B, Class C, Class D, Class E, Class F and Class G components for such distribution date (weighted on the basis of the respective component balances of such components outstanding immediately prior to such distribution date). The Class XP strip rate in respect of the Class A-2B, Class A-2FB, Class B, Class C, Class D, Class E, Class F and Class G components for any distribution date will, in general, equal (i) for any distribution date occurring on or before the distribution date in November 2008, (x) the lesser of
(1) the weighted average net mortgage rate for such distribution date and (2) the reference rate specified in Annex D to this prospectus supplement minus (y) the pass-through rate for such component (but in no event will any Class XP strip rate be less than zero), and (ii) for any distribution date occurring after the distribution date in November 2008, 0% per annum.

     Solely for the purposes of calculating the notional amounts of the Class XC and Class XP Certificates and the pass-through rates applicable to the Class XC and Class XP Certificates for each distribution date, the aggregate certificate balance of each class of Certificates (other than the Class A-2F, Class XC, Class XP, Class V, Class R-I and Class R-II Certificates) and the Class A-2F Regular Interest will be deemed to consist of a single component (or two components in the case of each of the Class A-2 and Class A-2F certificates).

     Each component will be deemed to have a component balance described in this prospectus supplement and a pass-through rate equal to the pass-through rate on the related Class of Certificates (other than the

Class A-2F Certificates) or the Class A-2F Regular Interest. Solely for the purposes of calculating the Class XC and Class XP strip rates, the pass-through rate of each component will be the pass-through rate for the corresponding class of certificates (other than the Class A-2F Certificates) or the Class A-2F Regular Interest, as the case may be.

     See "Description of the Certificates -- Pass-Through Rates" and "-- Distributions" in this prospectus supplement.

DISTRIBUTIONS

     The total of all payments or other collections (or advances in lieu thereof) on or in respect of the mortgage loans (but excluding prepayment premiums and excess interest, each as described in this prospectus supplement) that are available for distributions of interest on and principal of the certificates on any distribution date is herein referred to as the available distribution amount for such date. See "Description of the Certificates -- Distributions -- The Available Distribution Amount" in this prospectus supplement.

     On each distribution date, the trustee will apply the available distribution amount for such date for the following purposes and in the following order of priority:

  A. Amount and Order of Distributions

     First, Class A-1, Class A-2, Class A-2F Regular Interest, Class XC and Class XP: To interest on Class A-1, Class A-2, Class A-2F Regular Interest, Class XC and Class XP, pro rata, in accordance with their interest entitlements.

     Second, Class A-1, Class A-2 and Class A-2F Regular Interest: To the extent of funds available for principal, sequentially on Class A-1, then pro rata to Class A-2 and Class A-2F Regular Interest, until each class is reduced to zero.

     Third, Class A-1, Class A-2 and Class A-2F Regular Interest: To reimburse Class A-1, Class A-2, and Class A-2F Regular Interest, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes.

     Fourth, Class B: To Class B as follows: (a) to interest on Class B in the amount of its interest entitlement; (b) to the extent of funds available for principal, to principal on Class B until reduced to zero; and (c) to reimburse Class B for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class.

     Fifth, Class C: To Class C in a manner analogous to the Class B allocations of the fourth step.

     Sixth, Class D: To Class D in a manner analogous to the Class B allocations of the fourth step.

     Seventh, Class E: To Class E in a manner analogous to the Class B allocations of the fourth step.

     Eighth: Class F: To Class F in a manner analogous to the Class B allocations of the fourth step.

     Finally, Private Certificates: In the amounts and order of priority provided for in the Pooling Agreement.

     The distributions referred to in priority Second above, will be made pro rata among the Class A-1 Certificates, Class A-2 Certificates and Class A-2F Regular Interest when the certificate balances of the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P and Class Q Certificates have been reduced to zero and in any event on the final distribution date as described under "Description of the Certificates -- Distributions -- The Available Distribution Amount" in this prospectus supplement.

  B. Interest and Principal Entitlements

     A description of each class's interest entitlement can be found in "Description of the Certificates -- Distributions -- Distributable Certificate Interest" in this prospectus supplement. As described in such section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month's interest at the pass-through rate on your certificate's principal amount or notional amount.

     The amount of principal required to be distributed to the classes entitled to principal on a particular distribution date also can be found in "Description of the Certificates -- Principal Distribution Amount" in this prospectus supplement.

  C. Prepayment Premiums

     The manner in which any prepayment consideration and yield maintenance premiums received during a particular collection period will be allocated to one or more of the classes of offered certificates is described in "Description of the Certificates -- Distributions -- Distributions of Prepayment Premiums" in this prospectus supplement.

SUBORDINATION

  A. General

    The chart below describes the manner in which the rights of various classes will be senior to the rights of other classes. Entitlement to receive principal and interest on any distribution date is depicted in descending order. The manner in which mortgage loan losses are allocated is depicted in ascending order; provided, that mortgage loan losses will not be allocated to any class of Class V Certificates (other than mortgage loan losses on the component mortgage loan related to such class) or the Class R-I or Class R-II Certificates. Mortgage loan losses that are realized on the component mortgage loans will be allocated to the related class of Class V certificates to the extent of the subordinate component in such mortgage loan before being allocated to any other class of Certificate. No principal payments or loan losses will be allocated to the Class XC or Class XP Certificates. However, the notional amount on the Class XC and Class XP Certificates (which is used to calculate interest due on the Class XC and Class XP Certificates) will effectively be reduced by the allocation of principal payments and loan losses to the other classes of certificates, the principal balances of which correspond to the notional amount of each of the Class XC or Class XP Certificates. On any distribution date, distributions in reduction of the certificate balance of the Class A-2F Certificates will be made in an amount equal to the amount of principal distributed in respect of the Class A-2F Regular Interest on such date.

         --------------------------------------------------------------
           Class A-1 Certificates, Class A-2 Certificates, Class A-2F
            Regular Interest, Class XC and Class XP Certificates (1)
         --------------------------------------------------------------
                                       |
                                       |
                             ----------------------
                              Class B Certificates
                             ----------------------
                                       |
                                       |
                             ----------------------
                              Class C Certificates
                             ----------------------
                                       |
                                       |
                             ----------------------
                              Class D Certificates
                             ----------------------
                                       |
                                       |
                             ----------------------
                              Class E Certificates
                             ----------------------
                                       |
                                       |
                             ----------------------
                              Class F Certificates
                             ----------------------
                                       |
                                       |
                            -----------------------
                            Private Certificates (2)
                            -----------------------

---------------

    (1) The Class XC and Class XP Certificates will only be senior with respect to payments of interest and will not be entitled to receive any payments in respect of principal.

    (2) Each Class of Class V Certificates will only be subordinate to the offered certificates with respect to payments and other collections received on the related component mortgage loan.

     No other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

     See "Description of the Certificates -- Subordination; Allocation of Losses and Certain Expenses" in this prospectus supplement.

  B. Shortfalls in Available Funds

     The following types of shortfalls in available funds will be allocated in the same manner as mortgage loan losses:

          - shortfalls resulting from additional compensation which the master servicer or special servicer is entitled to receive;

          - shortfalls resulting from interest on advances of principal and interest or property expenses made by the master servicer, the special servicer or the trustee;

          - shortfalls resulting from extraordinary expenses of the trust; and

          - shortfalls resulting from a reduction of a mortgage loan's interest rate by a bankruptcy court or from other unanticipated or default-related expenses of the trust.

     See "Description of the Certificates -- Distributions" in this prospectus supplement.

ADVANCES OF PRINCIPAL AND INTEREST

  A. P&I Advances

     The master servicer is required to advance delinquent monthly mortgage loan payments (including mortgage loan payments on the subordinate components of the component mortgage loans) if it determines that the advance will be recoverable. The master servicer will not advance balloon payments due at maturity or interest in excess of a loan's regular monthly payment. The master servicer also is not required to advance prepayment or yield maintenance premiums. In addition, the master servicer will not advance any amounts due to be paid under the swap contract. If an advance is made, the master servicer will not advance its servicing fee, but will advance the trustee's fee. In the event the master servicer is required to make a principal and interest advance, but fails to do so, the trustee will be required to make such advance to the extent described under "Description of the Certificates -- P&I Advances".

  B. Property Protection Advances

     The master servicer and the special servicer may also be required to make advances to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to protect and maintain the mortgaged property, to maintain the lien on the mortgaged property or enforce the related mortgage loan documents.

  C. Interest on Advances

     The master servicer, special servicer and the trustee, as applicable, will be entitled to interest as described in this prospectus supplement on any of the advances referenced in the two immediately preceding paragraphs above, other than for advances referenced under the above paragraph A of payments not delinquent past applicable due dates or grace periods. Interest accrued on any of these outstanding advances may result in reductions in amounts otherwise payable on the certificates.

     See "Description of the Certificates -- P&I Advances" and "Servicing of the Mortgage Loans -- Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement and "Description of the Certificates -- Advances in Respect of Delinquencies" and "The Pooling and Servicing
Agreements -- Certificate Account" in the accompanying prospectus.

OTHER ASPECTS OF THE OFFERED CERTIFICATES

  A. Denominations

     The Class A Certificates will be offered in minimum denominations of $10,000 initial principal amount. The Class B, Class C, Class D, Class E and Class F Certificates will be offered in minimum denominations of $100,000 initial principal amount. Investments in excess of the minimum denominations may be made in multiples of $1.

  B. Registration, Clearance and Settlement

     Each class of offered certificates will be registered in the name of Cede & Co., as nominee of The Depository Trust Company. We may elect to terminate the book-entry system through The Depository Trust Company with respect to all or any portion of any class of the offered certificates.

     See "Description of the Certificates -- Registration and Denominations" in this prospectus supplement and in the accompanying prospectus.

OPTIONAL TERMINATION

     At its option, any holder or holders (other than the depositor or the mortgage loan sellers) of certificates representing a majority interest in the controlling class may purchase, and if such holder or holders fail to purchase, the master servicer may purchase, and if the master servicer fails to purchase, the special servicer may purchase, all of the mortgage loans and REO properties, and thereby effect a termination of the trust and early retirement of the then-outstanding certificates, on any distribution date on which the remaining aggregate stated principal balance of the mortgage pool is less than 1% of the initial pool balance. See "Description of the Certificates -- Termination" in this prospectus supplement and in the accompanying prospectus.

TAX STATUS

     Elections will be made to treat designated portions of the trust (other than the excess interest) as two separate real estate mortgage investment conduits, referred to in this prospectus supplement as REMICs -- REMIC I and REMIC II -- for federal income tax purposes. In addition, a separate REMIC election will also be made with respect to the component mortgage loans and the early defeasance mortgage loan. The senior component and the subordinate component of each component mortgage loan will represent "regular interests" in the related REMIC and the principal balance of the early defeasance mortgage loan will represent a "regular interest" in each related REMIC. In the opinion of counsel, such portions of the trust will qualify for this treatment.

     Pertinent federal income tax consequences of an investment in the offered certificates include:

          - Each class of offered certificates (other than the Class A-2F Certificates) and the Class A-2F Regular Interest will constitute "regular interests" in one of the REMICs.

          - The regular interests will be treated as newly originated debt instruments for federal income tax purposes.

          - The Class A-2F Certificates will represent an undivided interest in a portion of the trust fund which is treated as a grantor trust for federal income tax purposes, which portion includes the Class A-2F Regular Interest and the beneficial interests of such class in the interest rate swap agreement.

          - Beneficial owners will be required to report income on the offered certificates in accordance with the accrual method of accounting.

          - The Class Q Certificates will receive excess interest, which portion of the Trust will be treated as a grantor trust for federal income tax purposes.

     See "Certain Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus.

ERISA CONSIDERATIONS

     Subject to important considerations described under "Certain ERISA Considerations" in this prospectus supplement and in the accompanying prospectus, the depositor expects that the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. In particular, fiduciaries of plans contemplating purchase of the Class A-2F Certificates should review the additional requirements for purchase of Class A-2F Certificates by plans, as discussed under "Certain ERISA Considerations" in this prospectus supplement.

     See "Certain ERISA Considerations" in this prospectus supplement and in the accompanying prospectus.

LEGAL INVESTMENT

     The offered certificates will not constitute "mortgage related securities" within the meaning of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

     See "Legal Investment" in this prospectus supplement and in the accompanying prospectus.

CERTIFICATE RATINGS

     It is a requirement for issuance of the offered certificates that they receive credit ratings no lower than the following credit ratings from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and Fitch, Inc.:

                                                                S&P    FITCH
                                                                ----   -----
Class A-1...................................................    AAA    AAA
Class A-2...................................................    AAA    AAA
Class A-2F..................................................    AAA    AAA
Class B.....................................................     AA     AA
Class C.....................................................    AA-    AA-
Class D.....................................................     A+     A+
Class E.....................................................     A      A
Class F.....................................................     A-     A-

     The ratings of the offered certificates address the likelihood of the timely payment of interest and the ultimate repayment of principal by the rated final distribution date. A security rating of the Class A-2F Certificates does not represent any assessment as to whether the floating interest rate on the certificates will convert to a fixed rate. With respect to the Class A-2F Certificates, each rating agency is only rating the receipt of interest up to the fixed per annum rate applicable to the Class A-2F Regular Interest. In addition, the ratings on the Class A-2F Certificates do not address (i) the likelihood of receipt by the holders of the Class A-2F Certificates of the timely distribution of interest in connection with the change of the payment terms to a fixed rate upon a swap default if The Depository Trust Company is not given sufficient advance notice of such change in the payment terms or, (ii) in the event that the swap counterparty defaults on its obligations under the swap contract, the likelihood that the holders of the Class A-2F Certificates will experience shortfalls resulting from expenses incurred in enforcing the swap counterparty's obligations under the swap contract that were not recovered from the swap counterparty. A security rating does not address the frequency of prepayments (either voluntary or involuntary) or the possibility that certificateholders might suffer a lower than anticipated yield, nor does a security rating address the likelihood of receipt of prepayment premiums or the collection of excess interest. In general, the ratings thus address credit risk and not prepayment risk.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Any such revision, if negative, or withdrawal of a rating could have a material adverse effect on the affected class of offered certificates. See "Ratings" in this prospectus supplement and "Rating" in the accompanying prospectus for a discussion of the basis upon which ratings are assigned, the limitations and restrictions on ratings, and conclusions that should not be drawn from a rating.

                                  RISK FACTORS

- YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISKS BEFORE MAKING AN INVESTMENT DECISION. IN PARTICULAR, DISTRIBUTION ON YOUR CERTIFICATES WILL DEPEND ON PAYMENTS RECEIVED ON AND OTHER RECOVERIES WITH RESPECT TO THE MORTGAGE LOANS. THEREFORE, YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS RELATING TO THE MORTGAGE LOANS AND THE MORTGAGED PROPERTIES.

- THE RISKS AND UNCERTAINTIES DESCRIBED BELOW ARE NOT THE ONLY ONES RELATING TO YOUR CERTIFICATES. ADDITIONAL RISKS AND UNCERTAINTIES NOT PRESENTLY KNOWN TO US OR THAT WE CURRENTLY DEEM IMMATERIAL MAY ALSO IMPAIR YOUR INVESTMENT.

- IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, YOUR INVESTMENT COULD BE MATERIALLY AND ADVERSELY AFFECTED.

- THIS PROSPECTUS SUPPLEMENT ALSO CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THE RISKS DESCRIBED BELOW AND ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT.

                       RISKS RELATED TO THE CERTIFICATES

YOUR LACK OF CONTROL
  OVER THE TRUST FUND CAN
  CREATE RISK................    You and other certificateholders generally do
                                 not have the right to make decisions with respect to the administration of the trust. See
                                 "Servicing of the Mortgage Loans -- General" in this prospectus supplement. Such decisions are generally made, subject to the express terms of the pooling agreement, by the master servicer, the trustee or the special servicer, as applicable. Any decision made by one of those parties in respect of the trust, even if such decision is determined to be in your best interests by such party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

                                 Under certain circumstances, the consent or approval of less than all certificateholders will be required to take, and will bind all certificateholders to, certain actions relating to the trust fund. The interests of those certificateholders may be in conflict with those of the other certificateholders. For example, the holder or holders of certificates evidencing a majority interest in the controlling class may at any time replace the special servicer. See "Servicing of the Mortgage Loans -- Termination of the Special Servicer" in this prospectus supplement.

POTENTIAL CONFLICTS OF
INTEREST.....................    The back-up master servicer and the special
                                 servicer are affiliates of one of the mortgage loan sellers. This affiliation could cause a conflict with the back-up master servicer's and the special servicer's duties to the trust under the pooling and servicing agreement.
                                 However, the pooling and servicing agreement provides that the mortgage loans shall be adminis-tered in accordance with the servicing standard described in this prospectus supplement without regard to an affiliation with any other party to the pooling and servicing agreement. See
                                 "Servicing of the Mortgage Loans -- General" in this prospectus supplement.

                                 The special servicer will have latitude in determining whether to liquidate or modify defaulted mortgage loans. See "Servicing of the Mortgage Loans -- Modifications, Waivers, Amendments and Consents" in this prospectus supplement.

                                 The master servicer, special servicer or an affiliate of either may purchase certain of the certificates. This could cause a conflict between the master servicer's or the special servicer's duties to the trust under the pooling and servicing agreement and its interest as a holder of a certificate. However, the pooling and servicing agreement provides that the mortgage loans shall be administered in accordance with the servicing standards without regard to ownership of any certificate by the master servicer, the special servicer or any affiliate of the master servicer or the special servicer. See "Servicing of the Mortgage Loans -- General" in this prospectus supplement.

                                 In addition, certain of the mortgage loans included in the trust fund may have been refinancings of debt previously held by an affiliate of one of the mortgage loan sellers.

                                 The related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the real properties securing the mortgage loans because:

                                   - a substantial number of the mortgaged real
                                     properties are managed by property managers affiliated with the respective borrowers;

                                   - these property managers also may manage
                                     and/or franchise additional properties,
                                     including properties that may compete with the mortgaged real properties; and

                                   - affiliates of the property managers and/or
                                     the borrowers, or the property managers
                                     and/or the borrowers themselves also may own other properties, including competing properties.

PREPAYMENTS WILL AFFECT YIELD
  CONSIDERATIONS.............    The yield on any offered certificate will
                                 depend on (a) the price at which such
                                 certificate is purchased by an investor and (b) the rate, timing and amount of distributions on such certificate. The rate, timing and amount of distributions on any offered certificate will, in turn, depend on, among other things:

                                   - the pass-through rate for such certificate;

                                   - the rate and timing of principal payments
                                     (including principal prepayments) and other principal collections on or in respect of the mortgage loans and the extent to which such amounts are to be applied or otherwise result in a reduction of the certificate balance or notional amount of the class of certificates to which such certificate belongs;

                                   - the rate, timing and severity of realized
                                     losses and additional trust fund expenses
                                     (each as described in this prospectus
                                     supplement) and the extent to which such losses and expenses result in the failure to pay interest on, or a reduction of the certificate balance or notional amount of, the class of certificates to which such certificate belongs;

                                   - the timing and severity of any net
                                     aggregate prepayment interest shortfalls
                                     (each as described in this prospectus
                                     supplement) and the extent to which such shortfalls are allocated in reduction of the distributable certificate interest payable on the class of certificates to which such certificate belongs; and

                                   - the extent to which prepayment premiums are
                                     collected and, in turn, distributed on the class of certificates to which such certificate belongs.

                                 It is impossible to predict with certainty any of the factors described in the preceding paragraph. Accordingly, investors may find it difficult to analyze the effect that such factors might have on the yield to maturity of any class of offered certificates. See "Description of the Mortgage Pool", "Description of the
                                 Certificates -- Distributions" and
                                 "-- Subordination; Allocation of Losses and
                                 Certain Expenses" and "Yield and Maturity
                                 Considerations" in this prospectus supplement. See also "Yield and Maturity Considerations" in the accompanying prospectus.

                          PREPAYMENTS AND REPURCHASES

PREPAYMENT AND REPURCHASES
  MAY AFFECT THE YIELD TO
  MATURITY OF YOUR
  CERTIFICATES...............    The yield to maturity on your certificates will
                                 depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations, purchases or repurchases upon breaches of representations and warranties.

                                 The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment on the mortgage loans is higher or lower than you anticipate.

                                 Voluntary prepayments, if permitted, generally require payment of a prepayment premium. Nevertheless, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of a prepayment premium. Also, we cannot assure you that involuntary prepayments will not occur.

                                 The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

                                 - the terms of the mortgage loans;

                                 - the length of any prepayment lockout period;

                                 - the level of prevailing interest rates;

                                 - the availability of mortgage credit;

                                 - the applicable yield maintenance charges or
                                   prepayment premiums;

                                 - the master servicer's or special servicer's
                                   ability to enforce those charges or premiums;

                                 - the occurrence of casualties or natural
                                   disasters; and

                                 - economic, demographic, tax, legal or other
                                   factors.

                                 No yield maintenance charge or prepayment premium will be generally required for prepayments in connection with a casualty or condemnation. In addition, if a mortgage loan seller repurchases any mortgage loan from the trust due to a material breach of representations or warranties or a material document defect, or if a defaulted mortgage loan is purchased from the trust fund, the purchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, except that no prepayment premium or yield maintenance charge would be payable. Such a purchase may therefore adversely affect the yield to maturity on your certificates.

                                 In connection with the origination of some of the mortgage loans, the related borrowers were required to escrow funds or post a letter of credit related to obtaining certain performance objectives. In general, such funds will be released to the related borrower upon the satisfaction of certain conditions. If the conditions are not satisfied, although the master servicer will be directed in the pooling and servicing agreement to hold the escrows, letters of credit or proceeds of such letters of credit as additional collateral and not use the funds to reduce the principal balance of the related mortgage loan, in the event such funds are required to be used to reduce the principal balance of such mortgage loans, such amounts will be passed through to the holders of the certificates as principal prepayments. See Annex B to this prospectus supplement for information regarding escrow reserves.

                                 We cannot make any representation as to the anticipated rate of prepayments (voluntary or involuntary) on the mortgage loans or as to the anticipated yield to maturity of any certificate. See "Yield and Maturity Considerations" in this prospectus supplement and "Yield and Maturity Considerations" in the accompanying prospectus.

BORROWER DEFAULTS MAY
  ADVERSELY AFFECT YOUR
  YIELD......................    The rate and timing of delinquencies or
                                 defaults on the mortgage loans will affect:

                                 - the aggregate amount of distributions on the
                                   offered certificates;

                                 - their yield to maturity;

                                 - the rate of principal payments; and

                                 - their weighted average life.

                                 If losses on the mortgage loans exceed the aggregate principal amount of the classes of certificates subordinated to a particular class, such class will suffer a loss equal to the full amount of such excess (up to the outstanding principal amount of such class).

                                 If you calculate your anticipated yield based on assumed rates of defaults and losses that are lower than the default rate and losses actually experienced and such losses are allocable to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, such yield could be negative. The timing of any loss on a liquidated mortgage loan also will affect the actual yield to maturity of the offered certificates to which all or a portion of such loss is allocable, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss borne by you on your certificates occurs, the greater the effect on your yield to maturity.

                                 Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

                                 Additionally, delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless certain advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any such delinquency or default. Any late payments received on or in respect of the mortgage loans will be distributed to the certificates in the priorities described more fully in this prospectus supplement, but no interest will accrue on such shortfall during the period of time such payment is delinquent.

BANKRUPTCY PROCEEDINGS ENTAIL
  CERTAIN RISK...............    Under the federal bankruptcy law, the filing of
                                 a petition in bankruptcy by or against a borrower will stay the sale of the real property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property
                                 (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property, which action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan;
                                 (3) change the rate of interest due on a mortgage loan;

                                 or (4) otherwise alter the mortgage loan's repayment schedule.

                                 Moreover, the filing of a petition in
                                 bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the securitization trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

                                 Under the federal bankruptcy law, the lender will be stayed from enforcing a borrower's assignment of rents and leases. The federal bankruptcy law also may interfere with the master servicer's or special servicer's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

                                 As a result of the foregoing, the
                                 securitization trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

ADDITIONAL COMPENSATION TO
THE SERVICER WILL AFFECT YOUR
  RIGHT TO RECEIVE
  DISTRIBUTIONS..............    To the extent described in this prospectus
                                 supplement, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances and servicing expenses. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and interest, a mortgage loan will be specially serviced and the special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

LIQUIDITY FOR CERTIFICATES
MAY BE LIMITED...............    Your certificates will not be listed on any
                                 securities exchange or traded in any automated quotation system of any registered securities association such as the NASDAQ, and there is currently no secondary market for your certificates. While the underwriters currently intend to make a secondary market in the offered certificates, they are not obligated to do so. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. Many other factors may affect the market value of your certificates including the then-prevailing interest rates.

MORTGAGE LOAN AMORTIZATION
  WILL AFFECT PAYMENT........    As principal payments or prepayments are made
                                 on a mortgage loan that is part of a pool of mortgage loans, the pool will be subject to more concentrated risks with respect to the diversity of mortgaged properties, types of mortgaged properties and number of borrowers, as described above. Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or a higher priority. This is so because principal on the offered certificates is generally payable in sequential order, and no class entitled to distribution of principal generally receives principal until the principal amount of the preceding class or classes entitled to receive principal have been reduced to zero.

SUBORDINATION CREATES SPECIAL
  CONSIDERATIONS FOR
  INVESTORS IN SUBORDINATE
  OFFERED CERTIFICATES.......    As described in this prospectus supplement,
                                 unless your certificates are Class A-1, Class
                                 A-2, Class A-2F, Class XC or Class XP
                                 Certificates, your rights to receive
                                 distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the offered certificates with an earlier alphabetical designation and the Class X
                                 Certificates.

SENSITIVITY TO LIBOR CREATES
  SPECIAL YIELD
  CONSIDERATIONS FOR
  INVESTORS IN THE CLASS A-2F
  CERTIFICATES...............    The yield to investors in the Class A-2F
                                 Certificates will be highly sensitive to changes in the level of LIBOR. Investors in the Class A-2F Certificates should consider the risk that lower than anticipated levels of LIBOR could result in actual yields that are lower than anticipated yields on the Class A-2F
                                 Certificates.

                                 In addition, because the pass-through rate on the Class A-2F Certificates may convert to a fixed rate in connection with certain events discussed in this prospectus supplement, the yield to investors in the Class A-2F Certificates under such circumstances may not be as high as that offered by other LIBOR-based investments which are not subject to such interest-rate restrictions.

                                 In general, the earlier a change in the level of LIBOR, the greater the effect on such investor's yield to maturity. As a result, the effect on such investor's yield to maturity of a level of LIBOR that is higher (or lower) than the rate anticipated by such investor during the period immediately following the issuance of the Class A-2F Certificates is not likely to be offset by a subsequent like reduction (or increase) in the level of LIBOR. The failure by the swap counterparty in its obligation to make payments under the interest rate swap agreement and the conversion to a fixed rate that is below the rate that would otherwise be payable at the floating rate would have such a negative impact. There can be no assurance that such a failure by the swap counterparty, if any, would not adversely affect the amount and timing of distributions to the holders of the Class A-2F Certificates. See "Yield And Maturity Considerations" in this prospectus supplement.

RISKS ASSOCIATED WITH THE
SWAP CONTRACT MAY AFFECT
  CLASS A-2F INVESTORS.......    The trust fund will have the benefit of an
                                 interest rate swap agreement relating to the Class A-2F Certificates from Bank of America,
                                 N.A. Because the Class A-2F Regular Interest accrues interest at a fixed rate of interest, the ability of the holders of the Class A-2F
                                 Certificates to obtain the payment of interest at their pass-through rate will depend on payment by the swap counterparty pursuant to the swap contract. See "Description Of The Swap
                                 Contract -- The Swap Counterparty."

                                 If the swap counterparty's long-term and short-term bank deposit ratings fall below "AA-" and "F-1+," respectively, by Fitch, Inc., or if the swap counterparty's long-term and short-term swap counterparty ratings fall below "AA-" and "A-1," respectively, by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., the swap counterparty will be required to: (i) give notice to the trust of the occurrence of such event; and (ii) at the swap counterparty's option and expense (a) post collateral or (b) find (and transfer its rights and obligations under the interest rate swap agreement to) a replacement swap counterparty that would not cause another rating agency trigger event with respect to such replacement swap counterparty. If the swap counterparty's long-term and short-term bank deposit rating falls below "BBB" and "F-3", respectively, by Fitch, Inc. or the swap counterparty's long-term swap counterparty rating falls below "A-" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., the swap counterparty will no longer have the option to post collateral (as described above), but rather will be required to use reasonable efforts to transfer its rights and obligations to an eligible swap counterparty within 20 days of the publication date of such ratings downgrade. In the event that the swap counterparty fails to either post acceptable collateral or find (and transfer its rights and obligations under the interest rate swap agreement to) an acceptable replacement swap counterparty, then the trustee will be required to take such actions (following the expiration of any applicable grace periods), unless otherwise directed in writing by the holders of 25% of the Class A-2F Certificates, to enforce the rights of the trust fund under the swap contract as may be permitted by the terms thereof and by the terms of the pooling and servicing agreement and use any termination fees received from the swap counterparty to enter into a replacement interest rate swap contract on substantially identical terms. If the costs attributable to entering into a replacement interest rate swap contract would exceed the net proceeds of the liquidation of the swap contract, a replacement interest rate swap contract will not be entered into and any such proceeds will instead be distributed to the holders of the Class A-2F Certificates. There can be no assurance that the swap counterparty will maintain its current ratings or have sufficient assets or otherwise be able to fulfill its obligations under the swap contract.

                                 During the occurrence of such a trigger event and in the event that the swap counterparty fails to either post acceptable collateral or an acceptable replacement counterparty is not found (and a replacement swap counterparty has assumed the rights and obligations of the interest rate swap agreement), the Class A-2F Certificate pass-through rate will convert to a fixed interest rate. Any such conversion to a fixed rate might result in a temporary delay of the holders of the Class A-2F Certificates to receive payment of the fixed interest distribution if The Depository Trust Company is not provided with sufficient notice of the resulting change in payment terms to the Class A-2F Certificates in sufficient time prior to the related distribution date.

                                 In addition, if the funds allocated to payment of the fixed interest distribution of the Class A-2F Regular Interest are insufficient to make all required interest payments on the Class A-2F Regular Interest, the swap counterparty will only be required to make a proportionately reduced payment under the swap contract and holders of the Class A-2F Certificates may experience an interest shortfall.

                      RISKS RELATED TO THE MORTGAGE LOANS

RISKS ASSOCIATED WITH
  COMMERCIAL LENDING MAY BE
  DIFFERENT THAN FOR
  RESIDENTIAL LENDING........    The mortgaged properties consist solely of
                                 multifamily rental and commercial properties.
                                 Commercial and multifamily lending is generally viewed as exposing a lender (and your investment in the trust fund) to a greater risk of loss than residential one to four family lending because it usually involves larger loans to a single borrower or a group of related borrowers.

                                 The repayment of a commercial or multifamily loan is typically dependent upon the ability of the applicable property to produce cash flow through the collection of rents or other operating revenues, and, with respect to a loan that does not fully amortize over its term, to retain sufficient value to permit the borrower to pay off the loan at maturity through a sale or refinancing of the mortgaged property. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property's cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

                                 The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

                                   - the age, design and construction quality of
                                     the properties;

                                   - perceptions regarding the safety,
                                     convenience and attractiveness of the
                                     properties;

                                   - the proximity and attractiveness of
                                     competing properties;

                                   - the adequacy of the property's management
                                     and maintenance;

                                   - increases in operating expenses;

                                   - an increase in the capital expenditures
                                     needed to maintain the properties or make improvements;

                                   - a decline in the financial condition of a
                                     major tenant;

                                   - an increase in vacancy rates; and

                                   - a decline in rental rates as leases are
                                     renewed or entered into with new tenants.

                                 Other factors are more general in nature, such as:

                                   - national, regional or local economic
                                     conditions, including plant closings,
                                     military base closings, industry slowdowns and unemployment rates;

                                   - local real estate conditions, such as an
                                     oversupply of retail space, office space or multifamily housing;

                                   - demographic factors;

                                   - consumer confidence;

                                   - consumer tastes and preferences; and

                                   - retroactive changes in building codes.

                                 The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

                                   - the length of tenant leases;

                                   - the creditworthiness of tenants;

                                   - in the case of rental properties, the rate
                                     at which new rentals occur; and

                                   - the property's "operating leverage" which
                                     is generally the percentage of total
                                     property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

                                 A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

                                 Commercial properties and manufactured housing communities represent security for 62.4% of the initial pool balance. Lending on commercial properties and manufactured housing communities is generally perceived as involving greater risk than lending on the security of multifamily residential properties. Certain types of commercial properties and manufactured housing communities are exposed to particular kinds of risks. See "-- Risks Particular to Retail Properties", "-- Risks Particular to Hotels", "-- Risks Particular to

                                 Office Properties", "-- Risks Particular to
                                 Self-Storage Properties" and "-- Risks
                                 Particular to Industrial and Warehouse
                                 Properties" below.

RECENT TERRORIST ATTACKS MAY
  ADVERSELY AFFECT YOUR
  INVESTMENT.................    On September 11, 2001, the United States was
                                 subjected to multiple terrorist attacks which resulted in considerable uncertainty in the world financial markets. The full impact of these events is not yet known but could include, among other things, increased volatility in the price of securities including the certificates. The terrorist attacks may also adversely affect the revenues or costs of operation of the mortgaged properties. For example, declines in travel or shopping may adversely affect revenues from hotel and retail properties, and the attacks could result in higher costs for insurance or for security, particularly for larger properties. In addition, it is uncertain whether insurance coverage for terrorist acts is or will be available. Accordingly, these disruptions, uncertainties and costs could materially and adversely affect your investment in the certificates.

POOR PROPERTY MANAGEMENT WILL
  LOWER THE PERFORMANCE OF
  THE
  RELATED MORTGAGE
  PROPERTY...................    The successful operation of a real estate
                                 project depends upon the property manager's performance and viability. The property manager is responsible for:

                                   - responding to changes in the local market;

                                   - planning and implementing the rental
                                     structure;

                                   - operating the property and providing
                                     building services;

                                   - managing operating expenses; and

                                   - assuring that maintenance and capital
                                     improvements are carried out in a timely fashion.

                                 Properties deriving revenues primarily from short-term sources, such as short-term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

                                 We make no representation or warranty as to the skills of any present or future managers. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

                                 Furthermore, we cannot assure you that the mortgaged properties will not have related management which in the event that a related management company is incapable of performing its duties may affect one or more groups of mortgaged properties.

BALLOON LOANS AND ANTICIPATED
  REPAYMENT DATE LOANS MAY
  PRESENT GREATER RISK THAN
  FULLY AMORTIZING LOANS.....    One hundred twenty-five of the mortgage loans,
                                 representing 92.3% of the initial pool balance, will have substantial payments (that is, balloon payments) due at their respective stated maturities, in each case unless the mortgage loan is previously prepaid. In addition, 6 of the mortgage loans, which represent 4.8% of the initial pool balance, are mortgage loans with anticipated repayment dates which have substantial scheduled principal balances as of their respective anticipated repayment dates, unless the mortgage loans are previously prepaid. One hundred fourteen of the mortgage loans, representing 84.7% of the initial pool balance, will have balloon payments (or, in the case of mortgage loans with anticipated repayment dates, substantial scheduled principal balances) due during the period from October 2010 through October 2011.

                                 Mortgage loans with balloon payments or
                                 substantial scheduled principal balances involve a greater risk to the lender than fully amortizing loans, because the borrower's ability to repay a mortgage loan on its maturity date or anticipated repayment date typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property at a price sufficient to permit repayment. In addition, fully amortizing mortgage loans which accrue interest on an "actual/360" basis but have fixed monthly payments, may, in fact, have a small balloon payment due at maturity. Circumstances that will affect the ability of the borrower to accomplish either of these goals at the time of attempted sale or refinancing include:

                                   - the prevailing mortgage rates;

                                   - the fair market value of the property;

                                   - the borrower's equity in the related
                                     property;

                                   - the financial condition of the borrower and
                                     operating history of the property;

                                   - the occupancy levels of the property;

                                   - tax laws;

                                   - prevailing general and regional economic
                                     conditions; and

                                   - the availability of, and competition for,
                                     credit for multifamily or commercial
                                     properties, as the case may be.

                                 See "Description of the Mortgage
                                 Pool -- Certain Terms and Conditions of the
                                 Mortgage Loans" and "-- Additional Mortgage
                                 Loan Information" in this prospectus supplement and "Risk Factors -- Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans -- Increased Risk of Default Associated with Balloon Payments" in the accompanying prospectus.

PARTICULAR PROPERTY TYPES
  PRESENT SPECIAL RISKS
  MULTIFAMILY PROPERTIES.....    Multifamily properties secure 47 of the
                                 mortgage loans, representing 37.6% of the initial pool balance.

                                 Multifamily properties are part of a market that, in general, is characterized by low barriers to entry. Thus, a particular apartment market with historically low vacancies could experience substantial new construction and a resultant oversupply of units in a relatively short period of time. Since multifamily apartment units are typically leased on a short-term basis, the tenants who reside in a particular project within such a market may easily move to alternative projects with more desirable amenities or locations.

                                 Several factors may adversely affect the value and successful operation of a multifamily property, including:

                                   - the physical attributes of the apartment
                                     building (e.g., its age, appearance and
                                     construction quality);

                                   - the location of the property (e.g., a
                                     change in the neighborhood over time);

                                   - the ability and willingness of management
                                     to provide adequate maintenance and
                                     insurance;

                                   - the types of services or amenities the
                                     property provides;

                                   - the property's reputation;

                                   - the level of mortgage interest rates (which
                                     may encourage tenants to purchase rather than lease housing);

                                   - the tenant mix, such as the tenant
                                     population being predominantly students or being heavily dependent on workers from a particular business or personnel from a local military base;

                                   - the presence of competing properties;

                                   - adverse local or national economic
                                     conditions which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels; and

                                   - state and local regulations which may
                                     affect the building owner's ability to
                                     increase rent to market rent for an
                                     equivalent apartment.

     RETAIL PROPERTIES.......    Retail properties secure 59 of the mortgage
                                 loans, representing 33.7% of the initial pool balance.

                                 A large number of factors may adversely affect the value and successful operation of a retail property, including:

                                   - changes in consumer spending patterns,
                                     local competitive conditions (such as the supply of retail space or the existence or construction of new competitive shopping centers or shopping malls);

                                   - alternative forms of retailing (such as
                                     direct mail, video shopping networks and internet web sites which reduce the need for retail space by retail companies);

                                   - the quality and philosophy of management;

                                   - the safety, convenience and attractiveness
                                     of the property to tenants and their
                                     customers or clients;

                                   - the public perception of the safety of
                                     customers at shopping malls and shopping centers;

                                   - the need to make major repairs or
                                     improvements to satisfy the needs of major tenants; and

                                   - traffic patterns and access to major
                                     thoroughfares.

                                 The general strength of retail sales also directly affects retail properties. The retailing industry is currently undergoing consolidation due to many factors, including growth in discount and alternative forms of retailing. If the sales by tenants in the mortgaged properties that contain retail space were to decline, the rents that are based on a percentage of revenues may also decline, and tenants may be unable to pay the fixed portion of their rents or other occupancy costs. The cessation of business by a significant tenant can adversely affect a retail property, not only because of rent and other factors specific to such tenant, but also because significant tenants at a retail property play an important part in generating customer traffic and making a retail property a desirable location for other tenants at such property. In addition, certain tenants at retail properties may be entitled to terminate their leases if an anchor tenant fails to renew or terminates its lease, becomes the subject of a bankruptcy proceeding or ceases operations at such property.

     OFFICE PROPERTIES.......    Office properties secure 18 of the mortgage
                                 loans, representing 17.3% of the initial pool balance.

                                 A large number of factors may adversely affect the value of office properties, including:

                                   - the number and quality of an office
                                     building's tenants;

                                   - the physical attributes of the building in
                                     relation to competing buildings (e.g., age, condition, design, access to transportation and ability to offer certain amenities, such as sophisticated building systems);

                                   - the physical attributes of the building
                                     with respect to the technological needs of the tenants, including the adaptability of the building to changes in the technological needs of the tenants;

                                   - the presence of competing properties;

                                   - the desirability of the area as a business
                                     location; and

                                   - the strength and nature of the local
                                     economy (including labor costs and quality, tax environment and quality of life for employees).

                                 In addition, there may be significant costs associated with tenant improvements, leasing commissions and concessions in connection with reletting office space. Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of property. Office properties that are not equipped to accommodate the needs of modern businesses may also become functionally obsolete and thus non-competitive.

     INDUSTRIAL AND
       WAREHOUSE
  PROPERTIES.................    Industrial and warehouse properties secure 10
                                 of the mortgage loans, representing 8.2% of the initial pool balance.

                                 Significant factors determining the value of industrial and warehouse properties include:

                                   - the quality of tenants;

                                   - building design and adaptability (e.g.,
                                     clear heights, column spacing, zoning
                                     restrictions, number of bays and bay
                                     depths, divisibility and truck turning
                                     radius); and

                                   - the location of the property (e.g.,
                                     proximity to supply sources and customers, availability of labor and accessibility to distribution channels).

                                 Concerns about the quality of tenants,
                                 particularly major tenants, are similar in both office properties and industrial properties, although industrial properties are more frequently dependent on a single tenant. In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types.

                                 In addition, industrial and warehouse
                                 properties may be adversely affected by reduced demand for industrial and warehouse space occasioned by a decline in a particular industrial site or occasioned by a decline in a particular industry segment, and a particular industrial and warehouse property may be difficult to release to another tenant or may become functionally obsolete relative to newer properties.

     HOTELS..................    Properties operated as hotels secure 3 of the
                                 mortgage loans, representing 2.1% of the initial pool balance.

                                 Various factors may adversely affect the economic performance of a hotel, including:

                                   - adverse economic and social conditions,
                                     either local, regional or national (which may limit the amount that can be charged for a room and/or reduce occupancy levels);

                                   - the construction of competing hotels or
                                     resorts;

                                   - continuing expenditures for modernizing,
                                     refurbishing, and maintaining existing
                                     facilities prior to the expiration of their anticipated useful lives;

                                   - a deterioration in the financial strength
                                     or managerial capabilities of the owner and operator of a hotel; and

                                   - changes in travel patterns caused by
                                     changes in access, energy prices, strikes, world events, relocation of highways, the construction of additional highways or other factors.

                                 Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Moreover, the hotel and lodging industry is generally seasonal in nature and different seasons affect different hotels depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hotel property's room and restaurant revenues, occupancy levels, room rates and operating expenses. In addition, the franchise license may be owned by an entity operating the hotel and not the borrower or, if the franchise license is owned by the borrower, the transferability of the related franchise license agreement may be restricted and, in the event of a foreclosure on a hotel property, the mortgagee may not have the right to use the franchise license without the franchisor's consent. Furthermore, the ability of a hotel to attract customers, and some of such hotel's revenues, may depend in large part on its having a liquor license. Such a license may not be transferable, and there can be no assurance that a new license could be obtained promptly or at all.

     SELF-STORAGE
PROPERTIES...................    Self-storage properties secures 1 of the
                                 mortgage loans, representing 0.2% of the initial pool balance.

                                 Self-storage properties are considered
                                 vulnerable to competition, because both
                                 acquisition costs and break-even occupancy are relatively low. In addition, due to the short-term nature of self storage leases, self storage properties also may be subject to more volatility in terms of supply and demand than other types of properties. The conversion of self-storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self-storage mortgaged properties becomes unprofitable due to

                                   - decreased demand;

                                   - competition;

                                   - age of improvements; or

                                   - other factors so that the borrower becomes
                                     unable to meet its obligations on the
                                     related mortgage loan, the liquidation
                                     value of that self-storage mortgaged
                                     property may be substantially less,
                                     relative to the amount owing on the
                                     mortgage loan, than if the self-storage
                                     mortgaged property were readily adaptable to other uses.

                                 Tenant privacy, anonymity and efficient access may heighten environmental risks. No environmental assessment of a mortgaged property included an inspection of the contents of the self-storage units included in the self-storage mortgaged properties and there is no assurance that all of the units included in the self-storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

CREDIT LEASE LOANS...........    Eight of the mortgage loans included in the
                                 trust fund as of the cut-off date are credit lease loans, representing 1.3% of the initial pool balance.

                                 The payment of interest and principal on a credit lease loan is dependent principally on the payment by each tenant and/or guarantor of the credit lease, if any, of monthly rental payments and other payments due under the terms of its credit lease.

                                 Because the ability of a borrower to make payments on the related credit lease loan is dependent upon revenue from a single tenant, in the event of a default under a credit lease or the associated guarantee, as the case may be, the related borrower may not have the ability to make required payments on such credit lease loan until the premises are re-let. If a payment default on the credit lease loan occurs, the special servicer may be entitled to foreclose upon or otherwise realize upon the related mortgaged property to recover amounts due under the credit lease loan, and will also be entitled to pursue the remedies against the defaulting tenant and any guarantor as set forth in the pooling and servicing agreement.

                                 Certain of the credit lease loans may be insured by residual value insurance policies, and certain of the related credit leases may be covered by lease enhancement policies. Any failure by the provider of any residual value policy or lease enhancement policy to pay under the terms of any such policy, or any downgrade, qualification or withdrawal of the credit rating of such provider or of any tenant or guarantor, may have an adverse effect on the ratings of your certificates. See "Description of the Mortgage Pool -- Credit Lease Loans" and "Risk Factors -- Balloon Loans and Anticipated Repayment Date Loans May Present Greater Risk than Fully Amortizing Loans" in this prospectus supplement.

SUBORDINATE FINANCING MAY
  MAKE RECOVERY DIFFICULT IN
  THE EVENT OF LOSS..........    The terms of certain mortgage loans permit or
                                 require the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

                                 The mortgage loans generally restrict the pledging of general partnership and managing member equity interests in a borrower subject to certain exceptions. In general, any borrower that does not meet special purpose entity criteria may not be restricted in any way from incurring unsecured subordinate debt or mezzanine debt. We are aware that 3 mortgage loans representing 2.9% of the initial pool balance have existing mezzanine debt. In addition, we are aware that 5 mortgage loans representing 5.4% of the initial pool balance expressly permit mezzanine debt.

                                 The mortgage loans generally either prohibit the related borrower from encumbering the mortgaged property with additional secured debt or require the consent of the holder of the first lien prior to so encumbering such property other than 2 of the mortgage loans, representing 1.3% of the initial pool balance. In addition, a violation of such prohibition may not become evident until the related mortgage loan otherwise defaults. In addition, the related borrower may be permitted to incur additional indebtedness secured by furniture, fixtures and equipment, and to incur additional unsecured indebtedness. One of the mortgage loans, representing 0.2% of the initial pool balance, has existing unsecured indebtedness (other than standard allowances for trade payables, working capital and similar expenses). When a mortgage loan borrower (or its constituent members) also has one or more other outstanding loans (even if subordinated unsecured loans), the trust is subjected to additional risk. For instance, unless the lenders with respect to such other loans execute a subordination and standstill agreement, they are generally not restricted in pursuing their remedies against a particular borrower in the event of a default. The borrower may also have difficulty servicing and repaying multiple loans. The existence of another loan generally will make it more difficult for the borrower to obtain refinancing of the mortgage loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

                                 Additionally, if the borrower (or its
                                 constituent members) defaults on the mortgage loan and/or any other loan, actions taken by other lenders such as a foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the trust, including the mortgaged property, or stay the trust's ability to foreclose during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the trust. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation. See "Description of the Mortgage
                                 Pool -- Additional Mortgage Loan
                                 Information -- Subordinate Financing" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans -- Subordinate Financing" in the accompanying prospectus.

YOUR INVESTMENT IS NOT
INSURED OR GUARANTEED........    Generally, the mortgage loans are not insured
                                 or guaranteed by any person or entity,
                                 governmental or otherwise.

                                 The mortgage loans are generally non-recourse loans. If a default occurs under any mortgage loan, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the loan. Payment prior to maturity is consequently dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower's ability to refinance the property. The depositor has not undertaken an evaluation of the financial condition of any borrower.

                                 In addition, we have not evaluated the
                                 significance of the recourse provisions of mortgage loans that may permit recourse against the related borrower or another person in the event of a default. Accordingly, you should assume all of the mortgage loans included in the trust fund are nonrecourse loans, and that recourse in the case of default will be limited to the related mortgaged property.

ADVERSE ENVIRONMENTAL
  CONDITIONS MAY REDUCE
  CASHFLOW FROM A MORTGAGED
  PROPERTY...................    If an adverse environmental condition exists
                                 with respect to a mortgaged property securing a mortgage loan included in the trust fund, the trust fund will be subject to certain risks including the following:

                                   - a reduction in the value of such mortgaged
                                     property which may make it impractical or imprudent to foreclose against such mortgaged property;

                                   - the potential that the related borrower may
                                     default on the related mortgage loan due to such borrower's inability to pay high remediation costs or difficulty in bringing its operations into compliance with environmental laws;

                                   - liability for clean-up costs or other
                                     remedial actions, which could exceed the value of such mortgaged property or the unpaid balance of the related mortgage loan; and

                                   - the inability to sell the related mortgage
                                     loan in the secondary market or to lease such mortgaged property to potential tenants.

                                 Under certain federal and state laws, federal and state agencies may impose a statutory lien over affected property to secure the reimbursement of remedial costs incurred by these agencies to correct environmental conditions. This lien may be superior to the lien of an existing mortgage. Any such lien arising with respect to a mortgaged property securing a mortgage loan included in the trust fund would adversely affect the value of such mortgaged property and could make impracticable the foreclosure by the special servicer on such mortgaged property in the event of a default by the related borrower.

                                 Under various federal, state and local laws, ordinances and regulations, a current or previous owner or operator of real property, as well as certain other types of parties, may be liable for the costs of removal or remediation of hazardous or toxic substances on, under, adjacent to or in such property. The cost of any required remediation and the owner's liability therefor is generally not limited under applicable laws. Such liability could exceed the value of the property and/or the aggregate assets of the owner. Under some environmental laws, a secured lender (such as the trust fund) may be found to be an "owner" or "operator" of the related mortgaged property if it is determined that the lender actually participated in the management of the borrower, regardless of whether the borrower actually caused the environmental damage. In such cases, a secured lender may be liable for the costs of any required removal or remediation of hazardous substances. The trust fund's potential exposure to liability for cleanup costs will increase if the trust fund, or an agent of the trust fund, actually takes possession of a mortgaged property or control of its day-to-day operations. See "Certain Legal Aspects of the Mortgage
                                 Loans -- Environmental Considerations" in the accompanying prospectus, and "Description of the Mortgage Pool -- Certain Underwriting Matters -- Environmental Assessments" in this prospectus supplement.

                                 A third-party environmental consultant
                                 conducted an environmental site assessment (or updated a previously conducted environmental site assessment) with respect to each mortgaged property securing a mortgage loan included in the trust fund. Such assessments do not generally include invasive environmental testing. In each case where the environmental site assessment or update revealed a material adverse environmental condition or circumstance at any mortgaged property, then (depending on the nature of the condition or circumstance) one or more of the following actions has been or is expected to be taken:

                                   - an environmental insurance policy, having
                                     the characteristics described below, was obtained from a third-party insurer; or

                                   - either (i) an operations and maintenance
                                     program, including, in several cases, with respect to asbestos-containing materials, lead-based paint and/or radon, or periodic monitoring of nearby properties, has been or is expected to be implemented in the manner and within the time frames specified in the related loan documents, or (ii) remediation in accordance with applicable law has been or is expected to be performed; or

                                   - an escrow or reserve was established to
                                     cover the estimated cost of remediation, with each remediation required to be completed within a reasonable time frame in accordance with the related loan documents.

                                 In some cases, the environmental consultant did not recommend that any action be taken with respect to a potential adverse environmental condition at a mortgaged property securing a mortgage loan that we intend to include in the trust fund because a responsible party with respect to that condition had already been identified. There can be no assurance, however, that such a responsible party will be financially able to address the subject condition or compelled to do so.

                                 We cannot provide assurance, however, that the environmental assessments identified all environmental conditions and risks, that the related borrowers will implement all recommended operations and maintenance plans, that such plans will adequately remediate the environmental condition, or that any environmental indemnity, insurance or escrow will fully cover all potential environmental issues. In addition, the environmental condition of the underlying real properties could be adversely affected by tenants or by the condition of land or operations in the vicinity of the properties, such as underground storage tanks.

                                 The pooling and servicing agreement will require that the special servicer obtain an environmental site assessment of a mortgaged property securing a mortgage loan included in the trust fund prior to taking possession of the property through foreclosure or otherwise or assuming control of its operation. Such requirement effectively precludes enforcement of the security for the related mortgage note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the trust fund will become liable for a material adverse environmental condition at the mortgaged property. However, we cannot give assurance that the requirements of the pooling and servicing agreement will effectively insulate the trust fund from potential liability for a materially adverse environmental condition at any mortgaged property. See "The Pooling and Servicing Agreements -- Realization Upon Defaulted Mortgage Loans" and "Certain Legal Aspects of the Mortgage Loans -- Environmental Considerations" in the accompanying prospectus.

THE BENEFITS PROVIDED BY
CROSS-COLLATERALIZATION MAY
  BE LIMITED.................    As described under "Description of the Mortgage
                                 Pool -- General" herein, the mortgage pool includes 2 sets of cross-collateralized mortgage loans, representing 6.1% of the initial pool balance. In addition, some mortgage loans are secured by first lien deeds of trust or mortgages, as applicable, on multiple properties securing the joint and several obligations of multiple borrowers. Such arrangements and cross-collateralization arrangements seek to reduce the risk that the inability of one or more of the mortgaged properties securing any such set of cross-collateralized mortgage loans (or any such mortgage loan with multiple mortgaged properties) to generate net operating income sufficient to pay debt service will result in defaults and ultimately losses.

                                 The aforementioned arrangements involving more than one borrower could be challenged as fraudulent conveyances by creditors of the related borrower in an action brought outside a bankruptcy case or, if such borrower were to become a debtor in a bankruptcy case, by the borrower's representative.

                                 A lien granted by such a borrower entity could be avoided if a court were to determine that:

                                   - such borrower was insolvent when it granted
                                     the lien, was rendered insolvent by the
                                     granting of the lien or was left with
                                     inadequate capital, or was not able to pay its debts as they matured; and

                                   - such borrower did not receive fair
                                     consideration or reasonably equivalent
                                     value when it allowed its mortgaged
                                     property or properties to be encumbered by a lien securing the entire indebtedness.

                                 Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by such borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could:

                                   - subordinate all or part of the pertinent
                                     mortgage loan to existing or future
                                     indebtedness of that borrower;

                                   - recover payments made under that mortgage
                                     loan; or

                                   - take other actions detrimental to the
                                     holders of the certificates, including,
                                     under certain circumstances, invalidating the mortgage loan or the mortgages securing such cross-collateralization.

MORTGAGE LOANS TO RELATED
  BORROWERS AND
  CONCENTRATIONS OF RELATED
  TENANTS MAY RESULT IN MORE
  SEVERE LOSSES ON YOUR
  CERTIFICATES...............    Certain groups of borrowers under the mortgage
                                 loans are affiliated or under common control with one another. However, no such group of affiliated borrowers are obligors on mortgage loans representing more than 5.7% of the initial pool balance. In addition, tenants in certain mortgaged properties also may be tenants in other mortgaged properties, and certain tenants may be owned by affiliates of the borrowers or otherwise related to or affiliated with a borrower. There are also several cases in which a particular entity is a tenant at multiple mortgaged properties, and although it may not be a major tenant (as described in the prospectus supplement) at any such property, it may be significant to the successful performance of such properties.

                                 In such circumstances, any adverse
                                 circumstances relating to a borrower or tenant or a respective affiliate and affecting one of the related mortgage loans or mortgaged properties could arise in connection with the other related mortgage loans or mortgaged properties. In particular, the bankruptcy or insolvency of any such borrower or tenant or respective affiliate could have an adverse effect on the operation of all of the related mortgaged properties and on the ability of such related mortgaged properties to produce sufficient cash flow to make required payments on the related mortgage loans. For example, if a person that owns or directly or indirectly controls several mortgaged properties experiences financial difficulty at one mortgaged property, it could defer maintenance at one or more other mortgaged properties in order to satisfy current expenses with respect to the mortgaged property experiencing financial difficulty. It could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all the related mortgage loans. See "Certain Legal Aspects of Mortgage
                                 Loans -- Bankruptcy Laws" in the accompanying prospectus.

                                 In addition, a number of the borrowers under the mortgage loans are limited or general partnerships. Under certain circumstances, the bankruptcy of the general partner in a partnership may result in the dissolution of such partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

THE GEOGRAPHIC CONCENTRATION
  OF MORTGAGED PROPERTIES MAY
  ADVERSELY AFFECT PAYMENT ON
  YOUR CERTIFICATES..........    A concentration of mortgaged properties in a
                                 particular state or region increases the exposure of the mortgage pool to any adverse economic developments that may occur in such state or region, conditions in the real estate market where the mortgaged properties securing the related mortgage loans are located, changes in governmental rules and fiscal polices, acts of nature, including floods, tornadoes and earthquakes (which may result in uninsured losses), and other factors which are beyond the control of the borrowers. In this regard as of the cut-off date:

                                   - Twenty-two of the mortgaged properties,
                                     which constitute security for 19.5% of the initial pool balance, are located in California.

                                   - Nine of the mortgaged properties, which
                                     constitute security for 9.0% of the initial pool balance, are located in Nevada.

                                   - Eleven of the mortgaged properties, which
                                     constitute security for 8.5% of the initial pool balance, are located in Virginia.

                                   - Thirteen of the mortgaged properties, which
                                     constitute security for 8.2% of the initial pool balance, are located in Texas.

                                   - Fourteen of the mortgaged properties, which
                                     constitute security for 6.7% of the initial pool balance, are located in Florida.

                                 No more than 4.9% of initial pool balance as of the cut-off date is secured by mortgaged properties located in any particular county in California.

MORTGAGE LOANS WITH HIGHER
  THAN AVERAGE PRINCIPAL
  BALANCES MAY CREATE MORE
  RISK OF LOSS...............    Concentrations in a pool of mortgage loans with
                                 larger than average balances can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate balance of such pool were more evenly distributed. In this regard:

                                   - Fifty-four mortgage loans have cut-off date
                                     balances that are higher than the average cut-off date balance.

                                   - The largest single mortgage loan, by
                                     cut-off date balance, represents
                                     approximately 3.1% of the initial pool
                                     balance, and the largest single group of cross-collateralized mortgage loans represents in the aggregate approximately 5.7% of the initial pool balance.

                                   - The 10 largest mortgage loans or pools of
                                     crossed mortgage loans have cut-off date balances that represent in the aggregate approximately 27.4% of the initial pool balance.

CHANGES IN CONCENTRATION MAY
  SUBJECT YOUR CERTIFICATES
  TO GREATER RISK OF LOSS....    As payments in respect of principal (including
                                 payments in the form of voluntary principal prepayments, liquidation proceeds (as described in this prospectus supplement) and the repurchase prices for any mortgage loans repurchased due to breaches of representations or warranties) are received with respect to the mortgage loans, the remaining mortgage loans as a group may exhibit increased concentration with respect to the type of properties, property characteristics, number of borrowers and affiliated borrowers and geographic location. Because principal on the Class A-1, Class A-2, Class B, Class C, Class D, Class E,
                                 Class F, Class G, Class H, Class J, Class K,
                                 Class L, Class M, Class N, Class O, Class P and
                                 Class Q Certificates (and the Class A-2F
                                 Regular Interest) is payable in sequential order, classes that have a lower priority with respect to the payment of principal are relatively more likely to be exposed to any risks associated with changes in concentrations.

PREPAYMENT PREMIUMS PRESENT
  SPECIAL RISKS..............    Approximately 93.4% of the mortgage loans (by
                                 initial pool balance) as of the cut-off date generally permit defeasance only, and prohibit any voluntary principal prepayment until 0 to 12 months prior to the maturity date of the mortgage loan or the anticipated repayment date with respect to the mortgage loans having anticipated repayment dates. The remaining approximately 6.6% of the mortgage loans (by initial pool balance) permit voluntary principal prepayments during certain periods only upon the payment of a prepayment premium.
                                 See "Description of the Mortgage Pool --
                                 Certain Terms and Conditions of the Mortgage
                                 Loans -- Prepayment Provisions" in this
                                 prospectus supplement. Any prepayment premiums actually collected on the remaining mortgage loans, which generally permit voluntary prepayments during particular periods and, depending on the period, require the payment of a prepayment premium with such prepayment, will be distributed among the respective classes of certificates in the amounts and in accordance with the priorities described in this prospectus supplement under "Description of the Certificates -- Distributions -- Distribu-tions of Prepayment Premiums". The depositor, however, makes no representation as to the collectibility of any prepayment premium.

                                 See "Servicing of the Mortgage
                                 Loans -- Modifications, Waivers, Amendments and Consents" herein and "Certain Legal Aspects of Mortgage Loans -- Default Interest and Limitations on Prepayments" in the accompanying prospectus. See "Description of the Mortgage Pool -- Assignment of the Mortgage Loans; Repurchases" and "-- Representations and Warranties; Repurchases", "Servicing of the Mortgage Loans -- Sale of Defaulted Mortgage Loans" and "Description of the
                                 Certificates -- Termination" in this prospectus supplement.

                                 Generally. Provisions requiring prepayment premiums may not be enforceable in some states and under federal bankruptcy law. Those provisions also may constitute interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable prepayment premium. Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law.

                                 We also note the following with respect to prepayment premiums:

                                   - Liquidation proceeds (as described in this
                                     prospectus supplement) recovered in respect of any defaulted mortgage loan will, in general, be applied to cover outstanding advances prior to being applied to cover any prepayment premium due in connection with the liquidation of such mortgage loan.

                                   - The special servicer may waive a prepayment
                                     premium in connection with obtaining a
                                     pay-off of a defaulted mortgage loan.

                                   - No prepayment premium will be payable in
                                     connection with any repurchase of a
                                     mortgage loan by Bank of America, N.A. with respect to those mortgage loans transferred by it or by First Union National Bank with respect to those mortgage loans transferred by it for a material breach of representation or warranty or a material document defect on the part of Bank of America, N.A., in the case of those mortgage loans transferred by it, or First Union National Bank, in the case of those mortgage loans transferred by it or any failure to deliver documentation relating thereto.

                                   - No prepayment premium will be payable in
                                     connection with the purchase of all of the mortgage loans and any REO properties by the master servicer, the special servicer or any holder or holders of certificates evidencing a majority interest in the controlling class in connection with the termination of the trust.

                                   - No prepayment premium will be payable in
                                     connection with the purchase of defaulted mortgage loans by the master servicer, special servicer, the Class V certificateholders (with respect to component mortgage loans), the holder of a companion loan (with respect to mortgage loans with companion loans) or any holder or holders of certificates evidencing a majority interest in the controlling class.

                                   - In general, no prepayment premium is
                                     payable with respect to a prepayment due to casualty or condemnation.

                                 See "Servicing of the Mortgage
                                 Loans -- Modifications, Waivers, Amendments and Consents" herein and "Certain Legal Aspects of Mortgage Loans -- Default Interest and Limitations on Prepayments" in the accompanying prospectus. See "Description of the Mortgage Pool -- Assignment of the Mortgage Loans; Repurchases" and "-- Representations and Warranties; Repurchases", "Servicing of the Mortgage Loans -- Sale of Defaulted Mortgage Loans" and "Description of the
                                 Certificates -- Termination" in this prospectus supplement.

THE OPERATION OF THE
  MORTGAGED PROPERTY UPON
  FORECLOSURE OF THE MORTGAGE
  LOAN MAY AFFECT TAX
  STATUS.....................    If the trust were to acquire a mortgaged
                                 property subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer would be required to retain an independent contractor to operate and manage the mortgaged property. Among other things, the independent contractor would not be permitted to perform construction work on the mortgaged property unless such construction generally was at least
                                 10% complete at the time default on the related mortgage loan became imminent. In addition, any net income from such operation and management, other than qualifying "rents from real property" (as defined in Section 856(d) of the Internal Revenue Code of 1986, as amended), or any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved, will subject the trust fund to federal (and possibly state or local) tax on such income at the highest marginal corporate tax rate
                                 (currently 35%), thereby reducing net proceeds available for distribution to certificateholders.

LEASEHOLD INTERESTS ARE
SUBJECT TO TERMS OF THE
  GROUND LEASE...............    Four mortgage loans, representing 5.6% of the
                                 initial pool balance, are secured primarily by a mortgage on a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the mortgagor. The most significant of these risks is that the ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. Accordingly, a leasehold mortgagee may lose the collateral securing its leasehold mortgage. In addition, although the consent of the ground lessor generally will not be required for foreclosure, the terms and conditions of a leasehold mortgage may be subject to the terms and conditions of the ground lease, and the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation may be affected by the provisions of the ground lease.

INFORMATION REGARDING THE
  MORTGAGE LOANS IS
  LIMITED....................    The information set forth in this prospectus
                                 supplement with respect to the mortgage loans is derived principally from one or more of the following sources:

                                   - A review of the available credit and legal
                                     files relating to the mortgage loans.

                                   - Inspections of each mortgaged property with
                                     respect to the applicable mortgage loan
                                     undertaken by or on behalf of the
                                     applicable mortgage loan seller.

                                   - Generally, unaudited operating statements
                                     for the mortgaged properties related to the mortgage loans supplied by the borrowers or their respective sponsors or affiliates.

                                   - Appraisals for the mortgaged properties
                                     related to the mortgage loans that
                                     generally were performed in connection with origination (which appraisals were used in presenting information regarding the values of such mortgaged properties as of the cut-off date under "Description of the Mortgage Pool" and under Annex A for illustrative purposes only).

                                   - Engineering reports and environmental
                                     reports for the mortgaged properties
                                     related to the mortgage loans that may have been prepared in connection with origination.

                                   - Information supplied by entities from which
                                     Bank of America, N.A. or First Union
                                     National Bank acquired, or which currently service, certain of the mortgage loans.

                                 Also, several mortgage loans constitute
                                 acquisition financing. Accordingly, limited or no operating information is available with respect to the related mortgaged property.

BORROWER LITIGATION MAY
AFFECT TIMING OR PAYMENT ON
  YOUR CERTIFICATES..........    Certain borrowers and the principals of certain
                                 borrowers and/or managers may have been
                                 involved in bankruptcy or similar proceedings or have otherwise been parties to real estate-related litigation.

                                 There may also be other legal proceedings pending and, from time to time, threatened against the borrowers and their affiliates relating to the business of or arising out of the ordinary course of business of the borrowers and their affiliates. We cannot assure you that such litigation will not have a material adverse effect on the distributions to Certificateholders.

RELIANCE ON A SINGLE TENANT
OR A SMALL GROUP OF TENANTS
  MAY INCREASE THE RISK OF
  LOSS.......................    A deterioration in the financial condition of a
                                 tenant can be particularly significant if a mortgaged property is leased to a single tenant or a small number of tenants. Mortgaged properties leased to a single tenant or a small number of tenants also are more susceptible to interruptions of cash flow if a tenant fails to renew its lease. This is because the financial effect of the absence of rental income may be severe; more time may be required to re-lease the space; and substantial capital costs may be incurred to make the space appropriate for replacement tenants. In this regard, see
                                 "-- Risks Related to Retail Properties" and
                                 "-- Risks Related to Office Properties" in this prospectus supplement.

                                 Retail and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry.

RELIANCE ON TENANTS PRESENTS
  RISK.......................    The income from, and market value of, the
                                 mortgaged properties leased to various tenants would be adversely affected if:

                                 - space in the mortgaged properties could not
                                   be leased or re-leased;

                                 - tenants were unable to meet their lease
                                   obligations;

                                 - a significant tenant were to become a debtor
                                   in a bankruptcy case; or

                                 - rental payments could not be collected for
                                   any other reason.

                                 Repayment of the mortgage loans secured by retail, offices and industrial and warehouse properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms. Certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who have the right to cancel their leases at any time or for lack of appropriations. Additionally, mortgage loans may have concentrations of leases expiring at varying rates in varying percentages.

                                 Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

MORTGAGED PROPERTIES WITH
  MULTIPLE TENANTS MAY
  INCREASE RE-LEASING COSTS
  AND REDUCE CASH FLOW.......    If a mortgaged property has multiple tenants,
                                 re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments.
                                 Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental expenses.

TENANT BANKRUPTCY ADVERSELY
  AFFECTS PROPERTY
  PERFORMANCE................    The bankruptcy or insolvency of a major tenant,
                                 or a number of smaller tenants, in retail, office, industrial and warehouse properties may adversely affect the income produced by a mortgaged property. Under the federal bankruptcy code a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining reserved rent (but not more than three year's rent).

AFFILIATIONS WITH A FRANCHISE
OR HOTEL MANAGEMENT COMPANY
  PRESENT CERTAIN RISKS......    Three of the mortgage loans secured by hotel
                                 properties, representing 2.1% of the initial pool balance, are affiliated with a franchise or hotel management company through a franchise or management agreement. The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

                                   - the continued existence and financial
                                     strength of the franchisor or hotel
                                     management company;

                                   - the public perception of the franchise or
                                     hotel chain service mark; and

                                   - the duration of the franchise licensing or
                                     management agreements.

                                 Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable. Replacement franchises may require significantly higher fees.

                                 The transferability of franchise license agreements is generally restricted. In the event of a foreclosure, the lender or its agent may not have the right to use the franchise license without the franchisor's consent. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure.

ONE ACTION RULES MAY LIMIT
  REMEDIES...................    Several states (including California) have laws
                                 that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable.

PROPERTY INSURANCE MAY NOT
  PROTECT YOUR CERTIFICATES
  FROM LOSS IN THE EVENT OF
  CASUALTY OR LOSS...........    The loan documents for each of the mortgage
                                 loans generally require the borrower to
                                 maintain, or cause to be maintained, specified property and liability insurance. The mortgaged properties may suffer casualty losses due to risks which were not covered by insurance or for which insurance coverage is inadequate. We cannot assure you that borrowers will be able to maintain adequate insurance. Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower's ability to effect any reconstruction or major repairs or may materially increase the costs of the reconstruction or repairs.

                                 In addition certain of the mortgaged properties are located in California, Washington, Oregon, Texas, and along the Southeastern coastal areas of the United States. These areas have historically been at greater risk regarding acts of nature (such as earthquakes, floods and hurricanes) than other states. The loans do not generally require the borrowers to maintain earthquake or windstorm insurance.

                                 As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

ZONING LAWS AND USE
  RESTRICTION, MAY AFFECT THE
  OPERATION OF A MORTGAGED
  PROPERTY OR THE ABILITY TO
  REPAIR OR RESTORE A
  MORTGAGED PROPERTY.........    Certain of the mortgaged properties may not
                                 comply with current zoning laws, including density, use, parking and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued, are considered to be a "legal non-conforming use" and/or the improvements are considered to be "legal non-conforming structures". This means that the borrower is not required to alter the use or structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises "as is" in the event of a casualty loss. This may adversely affect the cash flow of the property following the casualty. If a casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that which existed before the casualty.

                                 In addition, certain of the mortgaged
                                 properties which are non-conforming may not be "legal non-conforming uses" or "legal non-conforming structures." The failure of a mortgaged property to comply with zoning laws or to be a "legal non-conforming use" or "legal non-conforming structure" may adversely affect market value of the mortgaged property or the borrower's ability to continue to use it in the manner it is currently being used.

                                 In addition, certain of the mortgaged
                                 properties may be subject to certain use restrictions imposed pursuant to reciprocal easement agreements or operating agreements. Such use restrictions could include, for example, limitations on the character of the improvements of the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers' right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan.

SOME MORTGAGED PROPERTIES MAY
  NOT BE READILY CONVERTIBLE
  TO ALTERNATIVE USES........    Some of the mortgaged properties may not be
                                 readily convertible to alternative uses if those properties were to become unprofitable for any reason. Converting commercial properties to alternate uses generally requires substantial capital expenditures. The liquidation value of a mortgaged property consequently may be substantially less than would be the case if the property were readily adaptable to other uses.

                                 Zoning or other restrictions also may prevent alternative uses. See "-- Zoning Compliance and Use Restrictions" above.

APPRAISALS ARE LIMITED IN
  REFLECTING THE VALUE OF A
  MORTGAGED PROPERTY.........    Appraisals were obtained with respect to each
                                 of the mortgaged properties in connection with the origination of the applicable mortgage loan. In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties.

NO MORTGAGE LOAN INCLUDED IN
  THE TRUST FUND HAS BEEN
  REUNDERWRITTEN.............    We have not reunderwritten the mortgage loans.
                                 Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the applicable mortgage loan seller's obligation to repurchase or substitute a mortgage loan or cure the breach in the event of a material breach of a representation or warranty. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty. In addition, we can give no assurance that the applicable mortgage loan seller will be able to repurchase or substitute a mortgage loan or cure the breach in the event of a material breach of a representation or warranty. See
                                 "Description of the Mortgage
                                 Pool -- Representations and Warranties;
                                 Repurchases and Substitutions" in this
                                 prospectus supplement.

                                  OTHER RISKS

     SEE "RISK FACTORS" IN THE ACCOMPANYING PROSPECTUS FOR A DESCRIPTION OF CERTAIN OTHER RISKS AND SPECIAL CONSIDERATIONS THAT MAY BE APPLICABLE TO YOUR CERTIFICATES AND THE MORTGAGE LOANS.

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     The pool of mortgage loans (the "Mortgage Pool") consists of 140 multifamily and commercial mortgage loans. Sixty-one of the Mortgage Loans (the "Bank of America Mortgage Loans") were (a) originated by Bank of America, N.A. ("Bank of America") or its conduit participants or (b) acquired by Bank of America from various third party originators. The Bank of America Mortgage Loans represent approximately 47.6% of the Initial Pool Balance. Seventy-nine of the Mortgage Loans (the "First Union Mortgage Loans") were (a) originated by First Union National Bank ("First Union") or (b) acquired by First Union from various third party originators. The First Union Mortgage Loans represent approximately 52.4% of the Initial Pool Balance. The Mortgage Loans have an aggregate Cut-off Date Balance of $1,136,731,161 (the "Initial Pool Balance"), subject to a variance of plus or minus 5%. See "Description of the Trust Funds" and "Certain Legal Aspects of Mortgage Loans" in the accompanying prospectus.

     The "Cut-off Date Balance" of each Mortgage Loan is the unpaid principal balance thereof as of November 1, 2001, for 139 of the Mortgage Loans, and November 11, 2001, for 1 of the Mortgage Loans (such date with respect to each Mortgage Loan, the "Cut-off Date"), after application of all payments of principal due on or before such date, whether or not received. All numerical information provided herein with respect to the Mortgage Loans is provided on an approximate basis. All numerical and statistical information presented herein (including Cut-off Date Balances, loan-to-value ratios and debt service coverage ratios) with respect to the 3 Mortgage Loans with Companion Loans and the 5 Component Mortgage Loans is calculated without regard to the related Companion Loan or related Subordinate Component. All weighted average information provided herein with respect to the Mortgage Loans reflects weighting by related Cut-off Date Balance. All percentages of the Mortgage Pool, or of any specified sub-group thereof, referred to herein without further description are approximate percentages of the Initial Pool Balance.

     Each Mortgage Loan is evidenced by a promissory note (a "Mortgage Note") and secured by a mortgage, deed of trust or other similar security instrument (a "Mortgage") that creates a first mortgage lien on a fee simple and/or leasehold interest in real property (a "Mortgaged Property"). Each Mortgaged Property is improved by (i) a complex consisting of five or more rental living units or one or more apartment buildings (a "Multifamily Mortgaged Property"; and any Mortgage Loan secured thereby, a "Multifamily Loan") (47 Mortgage Loans, representing 37.6% of the Initial Pool Balance), or (ii) a retail shopping mall or center, an office building or complex, a hotel, an industrial or warehouse building or a self-storage facility (a "Commercial Mortgaged Property"; and any Mortgage Loan secured thereby, a "Commercial Loan") (93 Mortgage Loans, representing 62.4% of the Initial Pool Balance).

     Two sets of Mortgage Loans contain Mortgage Loans (the "Cross-Collateralized Mortgage Loans") that are, solely as among such Mortgage Loans in such particular set, cross-defaulted and cross-collateralized with each other. The two sets of related Cross-Collateralized Mortgage Loans represent 6.1% of the Initial Pool Balance. Each of the Cross-Collateralized Mortgage Loans is evidenced by a separate Mortgage Note and secured by a separate Mortgage, which Mortgage or separate cross-collateralization agreement, which may include a subordinate mortgage as the case may be, contains provisions creating the relevant cross-collateralization and cross-default arrangements. See Annex A hereto for information regarding the Cross-Collateralized Mortgage Loans and see "Risk Factors -- Risks Related to the Mortgage
Loans -- Limitations on Enforceability of Cross-Collateralization" in this prospectus supplement. In addition, each AB Mortgage Loan is cross-collateralized and cross-defaulted with its related Companion Loan. See "-- AB Mortgage Loans" in this Prospectus Supplement.

     The Mortgage Loans generally constitute non-recourse obligations of the related borrower. Upon any such borrower's default in the payment of any amount due under the related Mortgage Loan, the holder thereof may look only to the related Mortgaged Property or Properties for satisfaction of the borrower's obligation. In the case of certain Mortgage Loans where the loan documents permit recourse to a borrower or guarantor, the Depositor has generally not undertaken an evaluation of the financial condition of any such entity or person, and prospective investors should thus consider all of the Mortgage Loans to be nonrecourse. None of the Mortgage Loans is insured or guaranteed by any person or entity, governmental or otherwise. See "Risk Factors -- Risks Related to the Mortgage Loans -- Limited Recourse" in this prospectus supplement.

     Twenty-two of the Mortgaged Properties, which constitute security for 19.5% of the Initial Pool Balance, are located in California; Nine of the Mortgaged Properties, which constitute security for 9.0% of the Initial Pool Balance, are located in Nevada; Eleven of the Mortgaged Properties, which constitute security for 8.5% of the Initial Pool Balance, are located in Virginia; Thirteen of the Mortgaged Properties, which constitute security for 8.2% of the Initial Pool Balance, are located in Texas; and Fourteen of the Mortgaged Properties, which constitute security for 6.7% of the Initial Pool Balance, are located in Florida. The remaining Mortgaged Properties are located throughout 27 other states and the District of Columbia, with no more than 5.8% of the Initial Pool Balance secured by Mortgaged Properties located in any such other jurisdiction.

     On or about the Delivery Date, Bank of America will transfer the Bank of America Mortgage Loans and First Union will transfer the First Union Mortgage Loans, to or at the direction of the Depositor, without recourse, to the Trustee for the benefit of the Certificateholders. See "-- The Mortgage Loan Sellers" and "-- Assignment of the Mortgage Loans; Repurchases" below.

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     Due Dates. Each of Mortgage Loans provides for scheduled payments of principal and interest ("Monthly Payments") to be due on the first day (or, with respect to one Mortgage Loan, representing 0.2% of the Initial Pool Balance, the eleventh day) of each month (as to each such Mortgage Loan, the "Due Date") except that, as described below, each ARD Loan may require that certain additional amounts be paid each month following its applicable Anticipated Repayment Date. In addition, 16 Mortgage Loans, representing 16.8% of the Initial Pool Balance, provide for periods of interest only payments during a portion of their respective loan terms. One Mortgage Loan, representing 1.6% of the Initial Pool Balance, provides for interest only payments during the entire loan term.

     Mortgage Rates; Calculations of Interest. All of the Mortgage Loans bear interest at a rate per annum (a "Mortgage Rate") that is fixed for the remaining term of the Mortgage Loan, except that, as described below, each of the ARD Loans will accrue interest at a higher rate after its respective Anticipated Repayment Date. As used in this prospectus supplement, the term "Mortgage Rate" does not include the incremental increase in the rate at which interest may accrue on the ARD Loans after such date. As of the Cut-off Date, the Mortgage Rates of the Mortgage Loans ranged from 6.600% per annum to 8.990% per annum, and the weighted average Mortgage Rate of the Mortgage Loans was 7.429%. No Mortgage Loan, other than an ARD Loan, permits negative amortization or the deferral of accrued interest.

     One hundred thirty-two Mortgage Loans (the "Actual/360 Mortgage Loans"), representing 98.7% of the Initial Pool Balance, accrue interest on the basis of the actual number of days elapsed in the relevant month of accrual and a 360-day year (an "Actual/360 Basis"). The total amount of the Monthly Payment for each Actual/360 Mortgage Loan is determined as though the Mortgage Loan accrued interest on the basis of a 360-day year consisting of twelve 30-day months (a "30/360 Basis"), and the portion of such Monthly Payment allocated to interest is determined based on interest accrued in the preceding month on an Actual/360 Basis with the balance allocated to amortized principal. As a result, the full amortization term is longer than would be the case if calculated on a 30/360 Basis, and the Balloon Payment on any such Mortgage Loan will be larger than would be the case if interest accrued on a 30/360 Basis.

     Hyperamortization. Six of the Mortgage Loans (each an "ARD Loan"), representing 4.8% of the Initial Pool Balance, provide for changes in their payments and their accrual of interest if they are not paid in full by a specified date (the "Anticipated Repayment Date"). Commencing on the Anticipated Repayment Date, each ARD Loan which is a Bank of America Mortgage Loan (each a "Bank of America ARD Loan") (5 Mortgage Loans, representing 3.1% of the Initial Pool Balance) generally will bear interest at a fixed per annum rate (the "Bank of America Revised Rate") equal to its Mortgage Rate plus 1% in the first two years following the Anticipated Repayment Date and 2.5% thereafter until final maturity. Interest received on a

Bank of America ARD Loan after its Anticipated Repayment Date will be applied as follows: first, to the payment of all interest due but not yet paid at the Mortgage Rate in effect immediately prior to the Anticipated Repayment Date, second, to the payment of interest due but not yet paid at the rate in excess of the Bank of America Revised Rate over the Mortgage Rate (the "Bank of America Excess Interest Rate"), third, to the payment of Default Interest, if any, due in respect of the amount described in priority first, and fourth, to the payment of Default Interest, if any, due in respect of the amount described in priority second. Amounts described in priorities second and fourth are referred to in this prospectus supplement as "Bank of America Excess Interest". In addition to paying interest (at the Revised Rate) and principal (based on the amortization schedule), from and after the Anticipated Repayment Date, the borrower generally will be required to apply all remaining monthly cash flow from the related Mortgaged Property, if any, after paying all permitted operating expenses and capital expenditures, to pay accrued interest at the Revised Rate and then to principal on such Bank of America ARD Loan as called for in the related loan documents. Commencing on the Anticipated Repayment Date, each ARD Loan which is a First Union Mortgage Loan (each a "First Union ARD Loan") (1 Mortgage Loan, representing 1.7% of the Initial Pool Balance) generally will bear interest at a fixed rate (the "First Union Revised Rate") equal to its Mortgage Rate plus 3.0%. The interest accrued at the excess of the First Union Revised Rate over the Mortgage Rate (such interest, the "First Union Excess Interest"; and such difference in rate, the "First Union Excess Interest Rate") will be deferred until the principal of such First Union ARD Loan is paid in full and, except where limited by applicable laws, will itself accrue interest at the Revised Rate. Non-payment of such First Union Excess Interest will not constitute a default under such First Union ARD Loan prior to the related maturity date. From and after the Anticipated Repayment Date, in addition to paying interest (at the Mortgage Rate) and principal (based on the amortization schedule), the borrower generally will be required to apply all remaining monthly cash flow ("Excess Cash Flow") from the related Mortgage Property, if any, after paying all permitted operating expenses and capital expenditures, to pay principal on the First Union ARD Loan until the First Union ARD Loan is paid in full. On or before the Anticipated Repayment Date, all of the First Union ARD Loans generally require the related borrower to enter into a cash management agreement whereby all Excess Cash Flow will be deposited directly into a lockbox account. As used in this prospectus supplement, (i) "Revised Rate" shall mean collectively the Bank of America Revised Rate and the First Union Revised Rate;
(ii) "Excess Interest" shall mean collectively the Bank of America Excess Interest and the First Union Excess Interest; and (iii) "Excess Interest Rate" shall mean collectively the Bank of America Excess Interest Rate and the First Union Excess Interest Rate.

     Amortization of Principal. One hundred twenty-five Mortgage Loans, representing 92.3% of the Initial Pool Balance, provide for monthly payments of principal based on amortization schedules significantly longer than the respective remaining terms thereof, thereby leaving substantial principal amounts due and payable (each such loan, a "Balloon Loan," and each such payment, together with the corresponding interest payment, a "Balloon Payment") on their respective maturity dates, unless prepaid prior thereto. One of the Mortgage Loans, representing 1.6% of the Initial Pool Balance, is interest only for its entire term. Eight Mortgage Loans, representing 1.3% of the Initial Pool Balance, are fully amortizing loans. The remaining 6 Mortgage Loans, representing 4.8% of the Initial Pool Balance, are ARD loans.

     The original term to stated maturity of each Mortgage Loan, or in the case of each ARD Loan, to its Anticipated Repayment Date was between 60 and 144 months. The original amortization schedules of the Mortgage Loans (calculated, in the case of Actual/360 Mortgage Loans on a 30/360 Basis for the purposes of the accrual of interest) ranged from 144 to 360 months (not including any Mortgage Loan which is interest only for its entire term). As of the Cut-off Date, the remaining terms to stated maturity of the Mortgage Loans, or in the case of each ARD Loan, to its Anticipated Repayment Date will range from 54 to 143 months, and the weighted average remaining term to stated maturity of the Mortgage Loan, or in the case of each ARD Loan, to its Anticipated Repayment Date will be 113 months. As of the Cut-off Date, the remaining amortization terms of the Mortgage Loans (calculated on a 30/360 Basis for the accrual of interest) will range from 143 to 360 months (not including any Mortgage Loan which is interest only for its entire term), and the weighted average remaining amortization term (calculated on a 30/360 Basis for purposes of the accrual of interest) of the Mortgage Loans will be 340 months. See "Risk Factors -- Risks Related to the Mortgage Loans -- Balloon Payments and ARD Loans" in this prospectus supplement.

     Residual Value Insurance Policy. Three Credit Lease Loans will have the benefit of a non-cancelable Residual Value Insurance Policy obtained to cover the Balloon Payment relating to such Mortgaged Property (each such policy, a "Residual Value Insurance Policy"). The Residual Value Insurance Policy will be or has been issued with respect to loan numbers 825999525, 825999527 and 825999528 by RVI America Insurance Co. which, as of October 2001, had a financial strength rating of "A" by S&P (a "Residual Value Insurer"). Each Residual Value Insurance Policy is subject to certain limited exclusions. The Residual Value Insurer under each Residual Value Insurance Policy is not required to pay amounts due under the Mortgage Loan other than the related Balloon Payment and, subject to certain limitations set forth in the Residual Value Insurance Policy, accrued interest, and therefore is not required to pay any Prepayment Premium or interest due thereunder or any amounts the related borrower may be obligated to pay thereunder as reimbursement for outstanding P&I Advances. The three aforementioned Credit Lease Loans are AB Mortgage Loans which have been structured pursuant to Co-Lender and Servicing Agreements to "fully amortize" prior to their related Balloon Date and, consequently, only the Companion Loan related to each such AB Mortgage Loan will have the benefit of the related Residual Value Insurance Policy.

     Prepayment Provisions. All of the Mortgage Loans provided as of origination either (a) that voluntary prepayments were prohibited until a period generally 0 to 12 months before the final payment date of such Mortgage Loan, during which voluntary prepayments can be made without penalty, or (b) for a sequence of three periods as follows:

          (1) a period (a "Lock-out Period") during which voluntary principal prepayments are prohibited, followed by

          (2) a period (a "Prepayment Premium Period") during which any voluntary principal prepayment be accompanied by a premium, penalty or fee (a "Prepayment Premium"), followed by

          (3) a period (an "Open Period") during which voluntary principal prepayments may be made without an accompanying Prepayment Premium.

     Voluntary principal prepayments (after any Lock-out Period) may be made in full or in some cases in part, subject to certain limitations and, during a Prepayment Premium Period, payment of the applicable Prepayment Premium. As of the Cut-off Date, the remaining Lock-out Periods ranged from 20 months to 143 months, with a weighted average remaining Lock-out Period of 106 months. As of the Cut-off Date, the Open Period for each Mortgage Loan ranged from 0 months to 12 months prior to stated maturity or, in the case of an ARD Loan, the Anticipated Repayment Date, with a weighted average Open Period of 3 months. Prepayment Premiums on the Mortgage Loans are generally calculated either on the basis of a yield maintenance formula (subject, in certain instances, to a minimum equal to a specified percentage of the principal amount prepaid) or as a percentage (which may decline over time) of the principal amount prepaid. The prepayment terms of each of the Mortgage Loans are more particularly described in Annex A to this prospectus supplement.

     As more fully described herein, Prepayment Premiums actually collected on the Mortgage Loans will be distributed to the respective Classes of Certificateholders in the amounts and priorities described under "Description of the Certificates -- Distributions -- Distributions of Prepayment Premiums" herein. The Depositor makes no representation as to the enforceability of the provision of any Mortgage Loan requiring the payment of a Prepayment Premium or as to the collectibility of any Prepayment Premium. See "Risk Factors -- Risks Related to the Mortgage Loans -- Prepayment Premiums" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans -- Default Interest and Limitations on Prepayments" in the accompanying prospectus.

     Defeasance. One hundred twenty-seven Mortgage Loans, representing 93.4% of the Initial Pool Balance, permit the applicable borrower at any time after a specified period (the "Defeasance Lock-Out Period"), which, except with respect to the Early Defeasance Loan, is at least two years from the Delivery Date, provided no event of default exists, to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a "Defeasance Option"). The borrower must meet certain conditions in order to exercise its Defeasance Option. Among other conditions the borrower must pay on any Due Date (the "Release Date"):

          (1) all interest accrued and unpaid on the principal balance of the Note to and including the Release Date

          (2) all other sums, excluding scheduled interest or principal payments, due under the Mortgage Loan and all other loan documents executed in connection therewith and

          (3) an amount (the "Collateral Substitution Deposit") that will be sufficient to purchase U.S. government obligations (or in some instances the applicable Mortgage Loan documents may require the borrower to deliver the U.S. government obligations referenced in this clause (3)) providing payments (a) on or prior to, but as close as possible to, all successive scheduled payment dates from the Release Date to the related maturity date (or, in the case of an ARD Loan, the related Anticipated Repayment Date),
     (b) in amounts at least equal to the scheduled payments (including payments due on the Subordinate Component of any Component Mortgage Loan) due on such dates under the Mortgage Loan or the defeased amount thereof in the case of a partial defeasance and (c) any costs and expenses incurred in connection with the purchase of such U.S. government obligations.

     In addition, the borrower must deliver a security agreement granting the Trust Fund a first priority lien on the securities or the Collateral Substitution Deposit and generally, an opinion of counsel to such effect. Simultaneously with such actions, the related Mortgaged Property will be released from the lien of the Mortgage Loan and the pledged U.S. government obligations (together with any Mortgaged Property not released, in the case of a partial defeasance) will be substituted as the collateral securing the Mortgage Loan. In general, a successor borrower established or designated pursuant to the related loan documents will assume all of the defeased obligations of a borrower exercising a Defeasance Option under a Mortgage Loan and the borrower will be relieved of all of the defeased obligations thereunder. Under the Pooling Agreement, the Master Servicer is required to enforce any provisions of the related Mortgage Loan documents that require, as a condition to the exercise by the Mortgagor of any defeasance rights, that the Mortgagor pay any costs and expenses associated with such exercise.

     One of the Mortgage Loans (the "Early Defeasance Loan"), representing 0.2% of the Initial Pool Balance, permits the related borrower to defease the related Mortgage Loan prior to the second anniversary of the Startup Date. The Early Defeasance Loan is indicated in Annex A to this Prospectus Supplement. The Early Defeasance Loan will constitute the primary asset of a single loan REMIC (the "Early Defeasance Loan REMIC").

     The Depositor makes no representation as to the enforceability of the defeasance provisions of any Mortgage Loan.

     "Due-on-Sale" and "Due-on-Encumbrance" Provisions. The Mortgage Loans generally contain both "due-on-sale" and "due-on-encumbrance" clauses that in each case, subject to certain limited exceptions, permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property or prohibit the borrower from doing so without consent of the holder of the Mortgage. See "-- Additional Mortgage Loan Information -- Subordinate Financing" herein. Certain of the Mortgage Loans permit transfer of the related Mortgaged Property if certain specified conditions are satisfied or if the transfer is to a borrower reasonably acceptable to the lender. The Master Servicer or the Special Servicer, as applicable, will determine, in a manner consistent with the servicing standard described herein under "Servicing of the Mortgage
Loans -- General" and with the REMIC provisions, whether to exercise any right the holder of any Mortgage may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property; provided, however, that neither the Master Servicer nor the Special Servicer shall waive any right it has, or grant any consent that it may otherwise withhold, under any related "due-on-sale" or "due-on-encumbrance" clause unless: if the then Stated Principal Balance of any Mortgage Loan other than a Specially Serviced Mortgage Loan (each, a "Non-Specially Serviced Mortgage Loan") exceeds $2,500,000 in the case of the Master Servicer, or any Specially Serviced Mortgage Loan, in the case of the Special Servicer, the Directing Certificateholder shall have approved such waiver and consent which approval will be deemed given if not denied within 10 Business Days after the Master Servicer or the Special Servicer, as applicable, has given written notice of the matter and a written explanation of the surrounding circumstances and a request for approval of a waiver or consent related to the "due-on-encumbrance" or "due on sale clause" to the Directing Certificateholder; and provided, further, if required under the Pooling Agreement with respect to any Mortgage Loan, neither the Master Servicer nor the Special Servicer may waive any right it has, or grant any consent it is otherwise entitled to withhold, under any related "due-on-encumbrance" clause or "due-on-sale" clause with respect to such Mortgage Loan until it has received written confirmation from each Rating Agency that such action would not result in the downgrade, qualification (if applicable) or withdrawal of the rating then assigned by such Rating Agency to any Class of Certificates. Notwithstanding the foregoing, the existence of any additional indebtedness may increase the difficulty of refinancing the related Mortgage Loan at maturity or the anticipated repayment date and the possibility that reduced cash flow could result in deferred maintenance. Also, if the holder of the additional debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure of the related Mortgage Loan could be delayed. See "The Pooling and Servicing Agreements -- Due-on-Sale and Due-on-Encumbrance Provisions" and "Certain Legal Aspects of Mortgage Loans -- Due-on-Sale and Due-on-Encumbrance" in the accompanying prospectus.

COMPONENT MORTGAGE LOANS

     The ownership interest in 5 of the Mortgage Loans (the "Component Mortgage Loans") will each be split into a senior interest (the "Senior Component") and a subordinate interest (the "Subordinate Component"). The aggregate Cut-off Date Balances of the Senior Components of the Component Mortgage Loans will equal approximately $9,578,844, representing 0.8% of the Initial Pool Balance. All distributions of principal and interest with respect to the Senior Components will be distributed to the Certificates as described herein. The holders of each Subordinate Component, each represented by a Class of Class V Certificates, are only entitled to distributions of principal or interest after the related Senior Component has been reduced to zero, and only then with respect to payments received on the Component Mortgage Loan related to such Subordinate Component. None of the Class V Certificates are being offered hereby.

     The following table describes certain information regarding the Component Mortgage Loans and their Senior Components and Subordinate Components.

                                      COMBINED       SENIOR      SUBORDINATE                SENIOR
                                      CUT-OFF      COMPONENT      COMPONENT                COMPONENT
                           LOAN         DATE      CUT-OFF DATE   CUT-OFF DATE   MORTGAGE   MATURITY    COMBINED   COMBINED
MORTGAGE LOAN               NO.       BALANCE       BALANCE        BALANCE        RATE       DATE        LTV        DSCR
-------------            ---------   ----------   ------------   ------------   --------   ---------   --------   --------
Rite Aid Aarmax Gratiot
  15...................  825999802   $2,531,194    $2,063,836      $467,358       6.88%    10/01/13     91.38%      1.00x
Rite Aid Clinton
  Township.............  835300003   $2,438,331    $1,994,570      $443,761       7.38%    10/01/13     81.28%      1.00x
Rite Aid Northporte Bay
  City.................  825114191   $2,615,158    $2,159,589      $455,569       7.50%    10/01/13     84.36%      1.00x
Rite Aid Cotton
  Venture..............  835300002   $2,331,742    $1,881,629      $450,113       6.88%    10/01/13     84.79%      1.00x
Rite Aid Imlay City
  M53..................  825999655   $1,791,387    $1,479,221      $312,166       7.00%    10/01/13     89.57%      1.00x

     If any of the Component Mortgage Loans becomes a Defaulted Mortgage Loan, the holder of a majority percentage interest in the Class of Class V Certificates related to such Component Mortgage Loan will have the option, but not the obligation, to purchase such Component Mortgage Loan (including the Subordinate Component thereof) from the Trust Fund at a price equal to the Purchase Price thereof. The Purchase Price paid in connection with such purchase will be applied as described under "Description of the Certificates -- Distributions -- Class V Certificates and the Component Mortgage Loans." If the holder of a majority percentage interest in the Class of Class V Certificates related to such Component Mortgage Loan fails to exercise this option within a time period set forth in the Pooling Agreement, certain other parties may have the option to purchase such Component Mortgage Loan as described under "Servicing of the Mortgage Loans -- Defaulted Mortgage Loans; Purchase Option."

     For more information regarding the relationship between the Senior Component and the Subordinate Component of each Component Mortgage Loan, see "Description of the Certificates" in this Prospectus Supplement.

AB MORTGAGE LOANS

     General. Three companion mortgage loans (each, a "Companion Loan") are not part of the Trust Fund but are each secured by the same Mortgage as a Mortgage Loan which is part of the Trust Fund. Such Mortgage Loans (the "AB Mortgage Loans") have an aggregate Cut-off Date Balance of $4,948,450, representing, in the aggregate, 0.4% of the Initial Pool Balance. The AB Mortgage Loans accrue interest on a 30/360 basis. Each AB Mortgage Loan and its related Companion Loan are cross-defaulted. No Companion Loan is part of the Trust Fund. Under the terms of separate Co-Lender and Servicing Agreements (each, a "Co-Lender and Servicing Agreement"), each holder of a Companion Loan has agreed to subordinate its interest in certain respects to the related AB Mortgage Loan. The AB Mortgage Loans are Credit Lease Loans.

     The Co-Lender and Servicing Agreements. The Master Servicer and Special Servicer will service and administer each AB Mortgage Loan and its related Companion Loan pursuant to the Pooling Agreement for so long as such AB Mortgage Loan is part of the Trust Fund and any amounts owing to the Trust Fund by the holder of such Companion Loan remain outstanding. In the event of any default under an AB Mortgage Loan and its related Companion Loan, the holder of such Companion Loan will be entitled to cure such default prior to the expiration of any grace period set forth in the AB Mortgage Loan documents. In the event of an acceleration of such AB Mortgage Loan and its related Companion Loan after an event of default under the AB Mortgage Loan documents, the holder of such Companion Loan will be entitled to purchase the related AB Mortgage Loan from the Trust Fund at the Purchase Price for such AB Mortgage Loan. The holder of any Companion Loan will not be entitled to exercise any other remedies with respect to such Companion Loan or the related AB Mortgage Loan. The Directing Certificateholder will be entitled to advise the Special Servicer with respect to certain matters related to each AB Mortgage Loan and its related Companion Loan. See "Servicing of the Mortgage Loans -- The Directing Certificateholder" in this prospectus supplement.

     Pursuant to the Co-Lender and Servicing Agreements, to the extent described below, the right of the holder of any Companion Loan to receive payments with respect to such Companion Loan is subordinated to the payment rights of the Trust Fund to receive payments with respect to the related AB Mortgage Loan. Prior to the occurrence of an event of default with respect to any AB Mortgage Loan, which is an event of default as defined in such AB Mortgage Loan's related Mortgage or Mortgage Note (a "Mortgage Event of Default"), after payment or reimbursement of any Advances, advance interest or other costs, fees or expenses related to or allocable to such AB Mortgage Loan or the related Companion Loan to the extent such amounts (other than related Prepayment Interest Excesses, Master Servicing Fees and Trustee Fees) may be withdrawn from the Certificate Account, all payments and proceeds (of whatever nature) received with respect to such AB Mortgage Loan and the related Companion Loan will be paid first, to the Trust Fund, in an amount equal to interest due with respect to such AB Mortgage Loan; second, to the Trust Fund, in an amount equal to the portion of any scheduled or unscheduled payments of principal allocable to such AB Mortgage Loan, until such AB Mortgage Loan has been fully paid; third, after such AB Mortgage Loan has been paid in full, to the holder of the related Companion Loan, in an amount equal to interest due with respect to such Companion Loan; and fourth, to the holder of such Companion Loan in an amount equal to the portion of any scheduled or unscheduled payments of principal allocable to such Companion Loan.

     For so long as each AB Mortgage Loan is outstanding and there is no event of default thereunder, there will be no current payments of interest or scheduled principal due under the related Companion Loan and all interest accrued with respect to the related Companion Loan will be capitalized. Each AB Mortgage Loan and its related Companion Loan were previously a single mortgage loan. The monthly rent payments from the borrower or one of its affiliates, as tenant at the related Mortgaged Property, were equal to or greater than the monthly debt service payments on that combined mortgage loan. The entire monthly debt service payment that had been due on that combined mortgage loan will now be applied on the corresponding AB Mortgage Loan as described above.

     Following the occurrence and during the continuance of a Mortgage Event of Default with respect to any AB Mortgage Loan, after payment or reimbursement of any Advances, advance interest or other costs, fees or expenses related to or allocable to such AB Mortgage Loan or the related Companion Loan to the extent such amounts (other than related Prepayment Interest Excesses, Master Servicing Fees and Trustee Fees) may be withdrawn from the Certificate Account, all payments and proceeds (of whatever nature) on such Companion Loan will be subordinated to all payments due on the related AB Mortgage Loan and the amounts with respect to such AB Mortgage Loan and Companion Loan will be paid first, to the Trust Fund, in an amount equal to interest due with respect to such AB Mortgage Loan; second, to the Trust Fund, in an amount equal to the principal balance of such AB Mortgage Loan until paid in full; third, to the holder of the related Companion Loan, in an amount equal to interest due with respect to such Companion Loan; fourth, to the holder of the related Companion Loan, in an amount equal to the principal balance of such Companion Loan until paid in full; and fifth, if any excess amount is paid by the related borrower, and not otherwise applied in accordance with the foregoing four clauses, such amount will be paid to the Trust Fund and the holder of the related Companion Loan on a pro rata basis.

     On or before each Distribution Date, amounts payable to the Trust Fund as holder of any AB Mortgage Loan pursuant to a Co-Lender and Servicing Agreement will be included in the Available Distribution Amount for such Distribution Date and amounts payable to the holder of the related Companion Loan will be distributed to the holder net of fees and expenses on such Companion Loan.

CREDIT LEASE LOANS

     Eight of the Mortgage Loans, representing 1.3% of the Initial Pool Balance (the "Credit Lease Loans"), were underwritten based upon the financial strength of the tenant (each a "Tenant") to which the related Mortgaged Property is leased. With respect to the Credit Lease Loans, the Tenant possesses (or the parent of which or other affiliate of which guarantees the Tenant's lease obligation possesses) the rating indicated in the Credit Lease Loan Table below. Scheduled monthly rent payments (the "Monthly Rental Payments") under the related lease (the "Credit Lease") are generally determined in underwriting to be sufficient to pay in full and on a timely basis all interest and principal scheduled to be paid with respect to the related Credit Lease Loans (other than any Balloon Payment, which is covered by a Residual Value Insurance Policy). The Credit Leases generally provide that the Tenant is responsible for all costs and expenses incurred in connection with the maintenance and operation of the related Mortgaged Property.

     The payment of interest and principal on Credit Lease Loans is dependent principally on the payment by each Tenant or guarantor of the Tenant's Credit Lease (the "Guarantor"), if any, of Monthly Rental Payments and other payments due under the terms of its Credit Lease. Each Credit Lease has a primary lease term (the "Primary Term") that expires on or after the scheduled final maturity date of the related Credit Lease Loan. The Credit Lease Loans are scheduled to be fully repaid from Monthly Rental Payments made over the Primary Term of the related Credit Lease.

     The amount of the Monthly Rental Payments payable by each Tenant is equal to or greater than the scheduled payment of all principal, interest and other amounts due each month on the related Credit Lease Loan (other than any Balloon Payments).

     Three of the Credit Lease Loans, representing 0.4% of the Initial Pool Balance, which are Balloon Loans are insured to the extent of the related Balloon Payment through a Residual Value Insurance Policy. Pursuant to the terms of such policies, if a default occurs under such Credit Lease Loans and no recovery is available from the related Mortgagor, the Special Servicer will be entitled to recover in full the amount of the Balloon Payment due under such Credit Lease Loan after the maturity date for such Credit Lease Loan. The three aforementioned Credit Lease Loans are AB Mortgage Loans and have been structured pursuant to Co-Lender and Servicing Agreements to "fully amortize" prior to the related Balloon Date. Consequently, only the Companion Loan related to each such AB Mortgage Loan will have the benefit of the related Residual Value Insurance Policy.

     Set forth in the table below (the "Credit Lease Loan Table") for each Credit Lease Loan, is the name of the Tenant, the Cut-off Date Balance of the related Credit Lease Loan, the Guarantor, if any, the rating of the Tenant or Guarantor and the Credit Lease type.

                            CREDIT LEASE LOAN TABLE

LOAN                                      CUT-OFF DATE   PROPERTY    LEASE                    GUARANTOR/
NUMBER            PROPERTY NAME             BALANCE        TYPE     TYPE(1)                     TENANT
------     ----------------------------   ------------   --------   -------   -------------------------------------------
825999802  Rite Aid Aarmax Gratiot 15      $2,063,836     Retail      NN      Rite Aid Corp./Rite Aid of Michigan, Inc.
835300003  Rite Aid Clinton Township       $1,994,570     Retail      NN      Rite Aid Corp./Rite Aid of Michigan, Inc.
825999525  Rite Aid Grayling               $1,666,199     Retail      NN      Rite Aid Corp./Rite Aid of Michigan, Inc.
825999655  Rite Aid Imlay City M53         $1,479,221     Retail      NN      Rite Aid Corp./Rite Aid of Michigan, Inc.
825114191  Rite Aid Northporte Bay City    $2,159,589     Retail      NN      Rite Aid Corp./Rite Aid of Michigan, Inc.
825999527  Rite Aid Oscoda                 $1,779,307     Retail      NN      Rite Aid Corp./Rite Aid of Michigan, Inc.
825999528  Rite Aid St John Whittemore     $1,502,944     Retail      NN      Rite Aid Corp./Rite Aid of Michigan, Inc.
835300002  Rite Aid Cotton Venture         $1,881,629     Retail      NN      Rite Aid Corp./Rite Aid of Michigan, Inc.

LOAN          S&P
NUMBER     RATING(2)
------     ---------
825999802     B
835300003     B
825999525     B
825999655     B
825114191     B
825999527     B
825999528     B
835300002     B

---------------

(1) "NN" means double net lease.
(2) Unless otherwise indicated, such ratings were the highest assigned to the applicable Guarantor, as applicable, by S&P.

     Generally, each Credit Lease provides that the related Tenant is responsible for all real property taxes and assessments levied or assessed against the related Mortgaged Property and, except as discussed below, all charges for utility services, insurance and other operating expenses incurred in connection with the operation of the related Mortgaged Property.

     Generally, each Credit Lease Loan provides that if the Tenant defaults beyond applicable notice and grace periods in the performance of any covenant or agreement in such Credit Lease, then the holder of the related Mortgage may require the related Mortgagor either (i) to terminate such Credit Lease or (ii) refrain from the exercise of any of its rights thereunder. A Credit Lease default will constitute a default under the related Credit Lease Loan, although in certain cases the Mortgagor may possess certain cure rights.

     In addition, most of the Credit Leases permit the Tenant, at its own expense, and generally with the consent of the Mortgagor, to make alterations or improvements on the related Mortgaged Property as the Tenant may deem necessary or desirable. Such actions, if undertaken by the Tenant, will not affect the Tenant's obligations under the Credit Lease.

     Lease termination rights and rent abatement rights, if any, provide that Tenants in the Credit Leases may be divided into three categories: (i) termination and abatement rights directly arising from certain casualty occurrences or condemnations ("Casualty or Condemnation Rights"), (ii) termination and abatement rights arising from a Mortgagor's default relating to its obligations under a Credit Lease to perform required maintenance, repairs or replacements with respect to the related Mortgaged Property ("Maintenance Rights") and (iii) termination and abatement rights arising from a Mortgagor's default in the performance of various other obligations under the Credit Lease, including remediating environmental conditions not caused by the Tenant, enforcement of restrictive covenants affecting other property owned by the Mortgagor in the area of the related Mortgaged Property and complying with laws affecting such Mortgaged Property or common areas related to such Mortgaged Property ("Additional Rights"). The Credit Leases are "double net leases" which provide Casualty or Condemnation Rights and Maintenance Rights and may provide Additional Rights. If the Mortgagor defaults in the performance of certain obligations under a Credit Lease and the Tenant exercises its Additional Rights or Maintenance Rights, there could be a disruption in the stream of Monthly Rental Payments available to pay principal and interest to the Credit Lease Loans. Generally, Additional Rights and Maintenance Rights are mitigated by repair and maintenance reserves, debt service coverage ratios in excess of 1.0x and, prior to the disbursement of such Mortgage Loan, receiving Tenant estoppel certificates (i.e., Tenant certificates confirming the non-existence of landlord default). In addition, to the extent the Mortgagor fails to fulfill certain obligations under the related Credit Lease, the Tenant is entitled to exercise Additional Rights or Maintenance Rights only after notice to the Master Servicer or the Special Servicer, as applicable, giving the Master Servicer or the Special Servicer, as applicable, an opportunity to cure.

     At the end of the term of the Credit Leases, Tenants are generally obligated to surrender the related Mortgaged Properties in good order and in its original condition received by the Tenant, except for ordinary wear and tear and repairs required to be performed by the Mortgagor.

     Pursuant to the terms of each assignment of a Credit Lease, the related Mortgagor has assigned to the Mortgagee of the related Credit Lease Loan, as security for such Mortgagor's obligations thereunder, such Mortgagor's rights under the Credit Leases and its rights to all income and profits to be derived from the operation and leasing of the related Mortgaged Property including, but not limited to, an assignment of any guarantee of the Tenant's obligations under the Credit Lease and an assignment of the right to receive all Monthly Rental Payments due under the Credit Leases. Pursuant to the terms of the Credit Lease assignments, each Tenant is obligated under its Credit Lease to make all Monthly Rental Payments directly to the owner of the related Credit Lease Loan. Repayment of the Credit Lease Loans and other obligations of the Mortgagors are expected to be funded from such Monthly Rental Payments and Tenant Balloon Payments. Notwithstanding the foregoing, the Mortgagors remain liable for all obligations under the Credit Lease Loans (subject to the non-recourse provisions thereof).

     Lease Enhancement Policies. Each Credit Lease Loan that provides the Tenant with a Casualty or Condemnation Right has the benefit of a noncancellable Lease Enhancement Policy issued with respect to loan numbers 825999802, 835300003, 825999525, 825999655, 825114191, 825999527, 825999528 and 835300002,
by Chubb Custom Insurance Co. which, as of October 2001 was rated "AAA" by S&P (each of Lexington Insurance Company and Chubb Custom Insurance Co., an "Enhancement Insurer"). Each Lease Enhancement Policy provides, subject to customary exclusions, that in the event of a permitted termination by a Tenant of its Credit Lease as a result of a casualty or condemnation, the applicable Enhancement Insurer will pay to the Master Servicer on behalf of the Trustee the "Loss of Rents" (that is, a lump sum payment of all outstanding principal plus, subject to the limitation below, accrued interest on the Credit Lease Loan). The applicable Enhancement Insurer is not required to pay interest for a period greater than 75 days past the date of the exercise of a Casualty or Condemnation Right. If the Credit Lease permits the Tenant to abate all or a portion of the rent in the event of a condemnation, the "Loss of Rents" will be in an amount equal to the portion of any Monthly Rental Payments not made by such Tenant for the period from the date the abatement commences until the earlier of the date the abatement ceases or the expiration date of the initial term of such Credit Lease; provided that in the event such payments would exceed the limits of liability under the policy, then the related Enhancement Insurer may, at its option, pay the present value of the stream of partial abatement payments in a lump sum. The applicable Enhancement Insurer is not required to pay amounts due under the Credit Lease Loan other than principal and, subject to the limitation above, accrued interest, and therefore is not required to pay any Prepayment Premium due thereunder or any amounts the Mortgagor is obligated to pay thereunder to reimburse the Master Servicer or the Trustee for outstanding Advances.

     Each Lease Enhancement Policy contains certain exclusions from coverage, including loss arising from damage or destruction directly or indirectly caused by war, insurrection, rebellion, revolution, usurped power, pollutants or radioactive matter, or from a taking (other than by condemnation by reason of public health, public safety or the environment).

SIGNIFICANT MORTGAGE LOANS

     Certain of the larger Mortgage Loans or groups of Mortgage Loans (by outstanding principal balance) are described below in the following table and text. Terms used below relating to underwriting or property characteristics have the meaning assigned to such term in Annex A.

     The following table and summaries describe the ten largest Mortgage Loans in the Mortgage Pool by Cut-off Date Balance:

                                                               LOAN
                                                            BALANCE PER   CUT-OFF    LTV RATIO AT
                               CUT-OFF DATE    PROPERTY      SF/UNIT/     DATE LTV   MATURITY OR    UNDERWRITING   MORTGAGE
LOAN NAME                       BALANCE(1)       TYPE        ROOM/PADS     RATIO         ARD            DSCR         RATE
---------                      ------------   -----------   -----------   --------   ------------   ------------   --------
Cornerstone Portfolio........  $ 64,830,801   Multifamily     $37,174       69.3%        61.0%         1.42x        7.160%
Savannah Apartments..........    35,207,177   Multifamily     $74,591       79.6%        70.3%         1.26x        7.180%
635 Madison Avenue...........    31,942,897   Office          $   222       63.9%        56.7%         1.25x        7.700%
Crossroads Technology Park...    30,000,000   Office          $    93       68.2%        64.8%         1.46x        7.250%
One Peachtree Pointe.........    27,000,000   Office          $   171       74.6%        68.0%         1.26x        7.250%
The Commons at Temecula......    26,877,989   Retail          $    92       74.9%        66.4%         1.27x        7.440%
Federal Express-Oakland
  Airport....................    25,315,577   Industrial      $    99       79.9%        63.2%         1.20x        7.640%
625 Massachusetts Avenue.....    24,953,199   Office          $   203       73.4%        62.2%         1.35x        7.400%
RCA -- Fountains at Smoke
  Ranch......................    23,680,000   Multifamily     $51,034       80.0%        72.6%         1.21x        7.060%
Wilsontown Shopping Center...    21,252,756   Retail          $    92       79.9%        71.3%         1.28x        7.720%
                               ------------
TOTAL/WTD. AVG...............  $311,060,397                                 73.5%        64.9%         1.31X        7.347%
                               ============

---------------

(1) In the case of a concentration of cross-collateralized Mortgage Loans, the aggregate principal balance.

Cornerstone Portfolio

     The Loans. The 8 Mortgage Loans (the "Cornerstone Loans") are collectively secured by first mortgages or deeds of trusts encumbering 8 multifamily properties located in Texas (4 properties), North Carolina (3 properties) and Virginia (1 property). The Cornerstone Loans represent approximately 5.7% of the Initial Pool Balance. The Cornerstone Loans were originated on June 20, 2001 and have an aggregate principal balance as of the Cut-off Date of approximately $64,830,801. Each of the Cornerstone Loans is cross-collateralized and cross-defaulted with each of the other Cornerstone Loans.

     The Cornerstone Loans have a remaining term of 116 months and mature on July 1, 2011. The Cornerstone Loans may not be prepaid prior to, and including, March 1, 2011. Each of the Cornerstone Loans is subject to defeasance with United States government obligations beginning two years after the Delivery Date.

     The Borrowers. The borrowers are CAC V Limited Partnership, CRIT-VA III, Inc. and CRIT-NC IV, LLC, each a special purpose entity which delivered non-consolidation opinions in connection with the origination of its respective Cornerstone Loans. The sponsor of the borrowers is Cornerstone Realty Income Trust, Inc., a publicly traded (NYSE) real estate investment trust, with ownership interests in approximately 87 properties encompassing over 20,500 units in 5 states.

     The Properties. The Cornerstone Portfolio consists of 8 multifamily apartment complexes. As of June 2001, the weighted average occupancy rate for the Mortgaged Properties securing the Cornerstone Loans was approximately 93%. The following table presents certain information relating to the Mortgaged Properties securing the Cornerstone Loans:

                                                   CUT-OFF DATE                        YEAR BUILT/
PROPERTY NAME                PROPERTY LOCATION     LOAN BALANCE      NUMBER OF UNITS    RENOVATED
-------------                -----------------   -----------------   ---------------   -----------
Tradewinds Apartments......       Hampton, VA       $11,071,106            284          1988/1997
Paces Cove Apartments......        Dallas, TX       $11,135,937            328            1983/NA
Deerfield Apartments.......        Durham, NC       $10,193,397            204            1985/NA
Meadow Creek Apartments....     Pineville, NC       $ 9,565,037            250          1984/1998
Main Park Apartments.......   Duncanville, TX       $ 8,442,965            192            1984/NA
Cottonwood Crossing
  Apartments...............     Arlington, TX       $ 6,039,238            200            1985/NA
Pinnacle Ridge
  Apartments...............     Asheville, NC       $ 4,991,972            166          1948/1999
Wildwood Apartments........        Euless, TX       $ 3,391,150            120          1983/1998

     Escrows. The loan documents provide for certain escrows of taxes and insurance and provide for replacement reserves. See Annex B to this prospectus supplement for information regarding escrow reserves.

     Lock Box Account. At any time during the term of each of the Cornerstone Loans, (i) if the debt service coverage ratio, as computed by the mortgagee, is less than 1.15x, or (ii) upon the occurrence of an event of default pursuant to the applicable loan documents, the related borrower must notify the tenants that any and all tenant payments due under the applicable tenant leases shall be directly deposited into a mortgagee designated lock box account.

     Property Management. Cornerstone Realty Income Trust, Inc., is the property manager for the Mortgaged Properties located in North Carolina and Virginia, and Apple General, Inc., is the property manager for the properties located in Texas. The property manager is affiliated with the sponsor.

     Underwritten Financials.

Weighted Average Occupancy %................................         90.4%
U/W Revenues................................................  $13,449,455
U/W Total Expenses..........................................  $ 5,512,015
U/W Net Operating Income (NOI)..............................  $ 7,937,440
U/W Cash Flow...............................................  $ 7,501,440
Weighted Average U/W DSCR (on NOI)..........................         1.50x
Weighted Average U/W DSCR (on Cash Flow)....................         1.42x

Savannah Apartments

     The Loan. The Mortgage Loan (the "Savannah Apartments Loan") is secured by a first mortgage encumbering a 472-unit multifamily apartment complex located in Las Vegas, Nevada. The Savannah Apartments Loan represents approximately 3.1% of the Initial Pool Balance. The Savannah Apartments Loan was originated on February 20, 2001 and has a principal balance as of the Cut-off Date of approximately $35,207,177.

     The Savannah Apartments Loan has a remaining term of 112 months and matures on March 1, 2011. The Savannah Apartments Loan may not be prepaid prior to, and including, January 1, 2011, and is subject to defeasance with United States government obligations beginning two years after the Delivery Date.

     The Borrower. The borrower is Pacific Silverado, LLC, a special purpose entity which delivered a non-consolidation opinion in connection with the origination of the Savannah Apartments Loan. The sponsor of the borrower is Steve Molasky, an individual with approximately ten years of real estate experience and who currently manages approximately 1,300 multifamily units.

     The Property. The Mortgaged Property securing the Savannah Apartments Loan was completed in 1999 and is situated on 30.68 acres. The Mortgaged Property consists of 70 one and two story buildings containing 472 apartment units with an average square footage per unit of 1,105 square feet. The Mortgaged Property configuration is 120 one-bedroom units averaging 758 square feet per unit, 224 two-bedroom units averaging 1,191 square feet per unit and 128 three-bedroom units averaging 1,339 square feet per unit. Typical unit amenities include full size washer/dryer, range/oven, refrigerator, garbage disposal, dishwasher, walk-in closets, and window coverings and ceiling fan. Additionally, some units include a microwave oven and fireplace, and 264 units include a one or two car garage. Common area amenities include two swimming pools with spas, pool house, management office/clubhouse with a kitchen, exercise room, sauna facilities and landscaped open spaces.

     As of August 31, 2001, the Mortgaged Property was approximately 95% occupied.

     Escrows. The loan documents provide for certain escrows of taxes and insurance and provide for replacement reserves. See Annex B to this prospectus supplement for information regarding escrow reserves.

     Property Management. The Mortgaged Property is managed by Molasky Pacific Management Company, which is owned by Alan Molasky, who is related to the borrower principal. Molasky Pacific Management Company currently manages over 2,300 units within the market.

     Underwritten Financials.

Occupancy %.................................................        92.3%
U/W Revenues................................................  $5,498,737
U/W Total Expenses..........................................  $1,756,037
U/W Net Operating Income (NOI)..............................  $3,742,700
U/W Cash Flow...............................................  $3,625,644
U/W DSCR (on NOI)...........................................        1.30x
U/W DSCR (on Cash Flow).....................................        1.26x

635 Madison Avenue

     The Loan. The Mortgage Loan (the "635 Madison Avenue Loan") is secured by a first mortgage encumbering a leasehold interest in an office building located in Midtown Manhattan in New York City, New York. The 635 Madison Avenue Loan represents approximately 2.8% of the Initial Pool Balance. The 635 Madison Avenue Loan was originated on July 12, 2001 and has a principal balance as of the Cut-off Date of $31,942,897.

     The 635 Madison Avenue Loan has a remaining term of 117 months and will mature on August 1, 2011. The 635 Madison Avenue Loan may not be prepaid prior to, and including, May 1, 2011. The 635 Madison Avenue Loan is subject to defeasance with United States government obligations beginning two years after the Delivery Date.

     The Borrower. The borrower is Ironwood Realty Corporation, a special purpose entity which delivered a non-consolidation opinion in connection with the origination of the 635 Madison Avenue Loan.

     The sponsor of the borrower is David Crowley ("Crowley"). Crowley has been active in real estate for the past 25 years. He has interests in several New York properties totaling approximately 800,000 square feet of office space and 355 multifamily units.

     The Property. The Mortgaged Property securing the 635 Madison Avenue Loan is a nineteen story office building comprised of approximately 128,525 square feet of net rentable area of office space and 14,800 square feet of net rentable area of retail space for an aggregate of approximately 143,825 square feet of net rentable area. Such Mortgaged Property is located at the northeast corner of Madison Avenue and East 59th Street in the Plaza District of Midtown Manhattan. Such Mortgaged Property was built in 1956 and renovated in 1997. As of May 24, 2001, the Mortgaged Property securing the 635 Madison Avenue Loan was approximately 90.3% leased by 20 tenants.

     New York Physicians, Inc. ("NY Physicians") occupies approximately 18,000 square feet, or 12.5%, of the net rentable area. The NY Physicians lease expires in January 2007. NY Physicians is a multispecialty private practice group formed in 1996. Reproductive Medicine Associates of New York, LLP ("RMA of NY") occupies approximately 18,000 square feet, or 12.5%, of the net rentable area. The RMA of NY lease expires in February 2011. RMA of NY provides comprehensive infertility services consisting primarily of in-vitro fertilization.

The following table presents information relating to the major tenants at the subject property:

                                                      NET
                                      % OF GROSS   RENTABLE      % OF NET      DATE OF LEASE
               TENANT                  REVENUE     AREA (SF)   RENTABLE AREA    EXPIRATION
               ------                 ----------   ---------   -------------   -------------
RMA of NY...........................     13.2%      18,000          12.5%        02/28/11
NY Physicians.......................      8.2%      18,000          12.5%        01/31/07
Windy Gates Corp....................      6.9%      15,300          10.6%        12/31/04

     Escrows. In addition to the escrow for taxes, at the closing of the 635 Madison Avenue Loan, the borrower was required to escrow a sum in the amount of $16,667 per month for tenant improvements and leasing commissions, until such time as the aggregate escrow amount equals $800,000 but in no event shall such escrow fall below $500,000. Furthermore, at the closing of the 635 Madison Avenue Loan, the borrower was required to deposit with lender an amount equal to $1,000,000 which shall be released upon the Mortgaged Property securing the 635 Madison Avenue Loan (i) obtaining a minimum debt service coverage ratio of 1.25x based upon a trailing twelve month period and (ii) achieving a minimum occupancy rate of 95%. See Annex B to this prospectus supplement for information regarding escrow reserves.

     Property Management. Westland Corporation is the property manager for the Mortgaged Property securing the 635 Madison Avenue Loan. The property manager is affiliated with the sponsor.

     Underwritten Financials.

Occupancy %.................................................        90.3%
U/W Revenues................................................  $7,780,935
U/W Total Expenses..........................................  $4,050,478
U/W Net Operating Income (NOI)..............................  $3,730,457
U/W Cash Flow...............................................  $3,423,864
U/W DSCR (on NOI)...........................................        1.36x
U/W DSCR (on Cash Flow).....................................        1.25x

Crossroads Technology Park

     The Loan. The Mortgage Loan (the "Crossroads Technology Park Loan") is secured by a first mortgage encumbering four office buildings located in Union City, California. The Crossroads Technology Park Loan represents approximately 2.6% of the Initial Pool Balance. The Crossroads Technology Park Loan was originated on October 11, 2001 and has a principal balance as of the Cut-off Date of $30,000,000.

     The Crossroads Technology Park Loan has a remaining term of 60 months and will mature on November 1, 2006. The Crossroads Technology Park Loan may not be prepaid prior to, and including, January 1, 2004. Thereafter, the Crossroads Technology Park Loan is subject to prepayment with a Prepayment Premium. See Annex A to this prospectus supplement for information regarding such Prepayment Premium.

     The Borrower. The Crossroads Technology Park Loan was made to Crossroads Technology Partners. The loan documents related to the Crossroads Technology Park Loan require Crossroads Technology Partners to become a special purpose entity within 120 days of its origination. The sponsors of the borrower are Neoron Enterprises Inc. ("Neoron") and Kirk C. Syme ("Syme"). Neoron develops, invests and manages real estate located primarily in California and Hawaii. Syme has been active in real estate for the past 20 years.

     The Property. The Mortgaged Property securing the Crossroads Technology Park Loan consists of four office buildings built in 2000. Such Mortgaged Property is comprised of approximately 322,318 square feet of net rentable area. As of September 25, 2001, such Mortgaged Property was approximately 100% leased. The largest tenant is Axon Instruments, Inc. ("Axon") occupying approximately 96,489 square feet, or 29.9%, of the net rentable area. Axon is engaged in the development, manufacturing and marketing of high-tech devices and software for biophysical research. The Axon lease expires in February 2011. The second largest tenant is Abaxis, Inc. ("Abaxis") occupying approximately 91,124 square feet, or 28.3%, of the net rentable area. Abaxis produces portable blood analyzers which provide clinicians with rapid blood measurements. The Abaxis lease expires in December 2010.

The following table presents information relating to the major tenants at the subject property:

                                                      NET
                                      % OF GROSS   RENTABLE      % OF NET      DATE OF LEASE
               TENANT                  REVENUE     AREA (SF)   RENTABLE AREA    EXPIRATION
               ------                 ----------   ---------   -------------   -------------
Axon................................     33.2%      96,489         29.9%         02/16/11
Abaxis..............................     20.6%      91,124         28.3%         12/31/10
Telogy, Inc.........................     30.6%      89,020         27.6%         04/30/11

     Escrows. In addition to escrows for taxes and insurance, the borrower was required to deliver to lender tenant security deposits in the approximate amount of $1,900,000, which were collaterally assigned to the mortgagee. See Annex B to this prospectus supplement for information regarding escrow reserves.

     Lock Box Account. At any time during the term of the Crossroads Technology Park Loan, (i) if the debt service coverage ratio, as computed by the mortgagee, is less than 1.15x, or (ii) upon the occurrence of an event of default pursuant to the related loan documents, the borrower must notify the tenants that any and all tenant payments due under the applicable tenant leases shall be directly deposited into a mortgagee designated lock box account.

     Property Management. Woodstock Development & Investments ("Woodstock") is the property manager. Founded in 1996, Woodstock owns and manages commercial real estate and residential subdivisions in San Mateo and Santa Clara counties in California. The property manager is affiliated with the sponsor.

     Underwritten Financials.

Occupancy %.................................................        90.0%
U/W Revenues................................................  $4,688,720
U/W Total Expenses..........................................  $  863,470
U/W Net Operating Income (NOI)..............................  $3,825,250
U/W Cash Flow...............................................  $3,575,113
U/W DSCR (on NOI)...........................................        1.56x
U/W DSCR (on Cash Flow).....................................        1.46x

One Peachtree Pointe

     The Loan. The Mortgage Loan (the "One Peachtree Pointe Loan") is secured by a first mortgage encumbering an office building located in Atlanta, Georgia. The One Peachtree Pointe Loan represents approximately 2.4% of the Initial Pool Balance. The One Peachtree Pointe Loan was originated on May 3, 2001, and has a principal balance as of the Cut-off Date of approximately $27,000,000.

     The One Peachtree Pointe Loan has a remaining term of 115 months and will mature on June 1, 2011. The One Peachtree Pointe Loan may not be prepaid prior to, and including, February 1, 2011. The One Peachtree Pointe Loan is subject to defeasance with United States government obligations beginning two years after the Delivery Date.

     The Borrower. The Borrower is One Peachtree Pointe Associates, LLC, a special purpose entity which delivered a non-consolidation opinion in connection with the origination of the One Peachtree Pointe Loan. The sponsor of the borrower is John K. Dewberry ("Dewberry") who is the developer of the Mortgaged Property. Dewberry owns 8 commercial and retail properties containing in excess of 900,000 square feet and 3 multifamily properties containing approximately 459 units.

     The Property. The Mortgaged Property securing the One Peachtree Pointe Loan is a six and one half story office building originally constructed in 1999. Such Mortgaged Property is located in the central business district of Atlanta, Georgia and is comprised of 158,248 square feet of net rentable area. As of May 31, 2001, such Mortgaged Property was approximately 92.4% leased. Seyfarth Shaw is the largest tenant occupying 43,415 square feet, or approximately 27.4%, of the net rentable area. Founded in 1945, Seyfarth

Shaw is an approximately 500 attorney law firm specializing in environmental safety and health, labor and employment practices and business law. The Seyfarth lease expires in September 2010. The second largest tenant is SimplyHealth, Inc. which leases 24,852 square feet, or approximately 15.7%, of the net rentable area. The SimplyHealth, Inc. lease expires in August 2006.

     The following table presents information relating to the major tenants at the subject property:

                                                      NET
                                      % OF GROSS   RENTABLE      % OF NET      DATE OF LEASE
               TENANT                  REVENUE     AREA (SF)   RENTABLE AREA    EXPIRATION
               ------                 ----------   ---------   -------------   -------------
Seyfarth Shaw.......................     26.0%      43,415          27.4%        09/30/10
SimplyHealth, Inc. .................     17.8%      24,852          15.7%        08/01/06
THINC360............................     11.9%      16,769          10.6%        07/31/10

     Escrows. The loan documents provide for certain escrows of taxes and provide for replacement reserves. See Annex B to this prospectus supplement for information regarding escrow reserves.

     Lock Box Account. At any time during the term of the One Peachtree Pointe Loan, upon the occurrence of a monetary event of default, the borrower must notify the tenants that any and all tenant payments due under the applicable tenant leases shall be directly deposited into a mortgagee designated lock box account.

     Property Management. Carter and Associates, LLC is the property manager for the Mortgaged Property securing the One Peachtree Pointe Loan. The property manager is affiliated with the sponsor.

     Underwritten Financials.

Occupancy %.................................................        92.0%
U/W Revenues................................................  $4,159,933
U/W Total Expenses..........................................  $1,213,942
U/W Net Operating Income (NOI)..............................  $2,945,991
U/W Cash Flow...............................................  $2,779,493
U/W DSCR (on NOI)...........................................        1.33x
U/W DSCR (on Cash Flow).....................................        1.26x

Commons at Temecula

     The Loan. The Mortgage Loan (the "Commons at Temecula Loan") is secured by the Commons at Temecula, an anchored retail center located in Temecula, California. The Commons at Temecula Loan represents approximately 2.4% of the Initial Pool Balance. The Commons at Temecula Loan was originated on March 9, 2001 and has a principal balance as of the Cut-off Date of $26,877,989.

     The Commons at Temecula Loan has a remaining term of 113 months and matures on April 1, 2011. Furthermore, the loan may not be prepaid prior to, and including, February 1, 2011, and is subject to defeasance with United States government obligations beginning two years after the Delivery Date.

     The Borrower. The borrower is Starwood Wasserman Temecula, LLC, a special purpose entity which delivered a non-consolidation opinion in connection with the origination of the Commons at Temecula Loan. The sponsor of the borrower is Starwood Wasserman, LLC, a real estate company in business for over approximately 38 years.

     The Property. The Mortgaged Property securing the Commons at Temecula Loan is situated on 25.04 acres and was constructed in 1999 and 2000 as a retail community shopping center with both anchor and in-line spaces totaling approximately 293,201 net rentable square feet. The Mortgaged Property consists of four single-story buildings, and is located within the commercial hub of Temecula, California at the intersection of Winchester Road and Margarita Avenue with direct access to Interstate 15. The Mortgaged Property is adjacent to the Promenade In Temecula, a recently completed 800,000 square feet regional mall anchored by J.C. Penney, Robinsons May, Macy's, Sears and an entertainment plaza with over 110 specialty shops and restaurants.

As of July 30, 2001, the Mortgaged Property was 93.2% occupied. The following table presents information relating to the anchor and major tenants at the subject property:

                                                      NET
                                      % OF GROSS   RENTABLE      % OF NET      DATE OF LEASE
               TENANT                  REVENUE     AREA (SF)   RENTABLE AREA    EXPIRATION
               ------                 ----------   ---------   -------------   -------------
Joann Stores........................    13.11%      46,553         15.93%        04/04/10
Sports Chalet.......................    12.94%      41,408         14.17%        10/22/09
Linens N Things.....................    10.34%      35,857         12.27%        08/24/15
Circuit City........................     8.77%      28,445          9.74%        10/23/19
Office Depot........................     9.64%      25,127          8.57%        09/30/14
Cost Plus...........................     6.64%      18,000          6.16%        10/30/10
Petco...............................     4.82%      15,961          5.46%        10/22/09

     Escrows. The loan documents provide for certain escrows of taxes and provide for replacement reserves. See Annex B to this prospectus supplement for information regarding escrow reserves.

     Property Management. Wasserman Properties, LLC, a related company of the borrower, manages the Mortgaged Property. Wasserman Properties, LLC currently manages approximately 2.4 million square feet, with approximately 292,000 square feet under management within the market.

     Underwritten Financials.

Occupancy %.................................................        84.0%
U/W Revenues................................................  $3,943,819
U/W Total Expenses..........................................  $  952,141
U/W Net Operating Income (NOI)..............................  $2,991,678
U/W Cash Flow...............................................  $2,862,058
U/W DSCR (on NOI)...........................................        1.33x
U/W DSCR (on Cash Flow).....................................        1.27x

Federal Express -- Oakland Airport

     The Loan. The Mortgage Loan (the "FedEx Oakland Loan") is secured by a first mortgage encumbering a two-story warehouse distribution/office center located in Oakland, California. The FedEx Oakland Loan represents approximately 2.2% of the Initial Pool Balance. The FedEx Oakland Loan was originated on July 2, 2001 and has a principal balance as of the Cut-off Date of approximately $25,315,577.

     The FedEx Oakland Loan has a remaining term of 141 months and matures on August 1, 2013. Furthermore, the FedEx Oakland Loan may not be prepaid prior to, and including, June 1, 2013, and is subject to defeasance with United States government obligations beginning two years after the Delivery Date.

     The Borrower. The borrower is Swensen Development II, LLC, a special purpose entity which delivered a non-consolidation in connection with the origination of the FedEx Oakland Loan. The sponsor of the borrower is C. Barron Swensen, an individual with approximately 35 years of real estate experience.

     The Property. The Mortgaged Property securing the FedEx Oakland Loan is situated on 33.18 acres and consists of approximately 254,775 net rentable square feet. Such Mortgaged Property was constructed in 1998 as a build-to-suit for Federal Express. Special site improvements include a 1,200 square foot entry guard shack, perimeter fencing along the entire property and additional land sufficient for future building expansion. The Mortgaged Property is located approximately one-half mile east of the Oakland International Airport, approximately one-half mile south of the Port of Oakland and approximately one quarter mile from Interstate 880.

     The Mortgaged Property is 100% occupied by FedEx Corporation under a 15-year triple net lease that expires on October 16, 2013, and provides for two five year extension options.

     Escrows. Due to the triple net nature of the lease and provided FedEx Corporation's credit rating does not fall below investment grade, no monthly escrows are required.

     Lock Box Account.  A hard lock box account is in place.

     Property Management. Green Valley Corporation, a related company of the borrower, manages the Mortgaged Property. Green Valley Corporation has been involved in commercial real estate management for over 35 years and currently manages approximately 900,000 square feet.

     Underwritten Financials.

Occupancy %.................................................        99.0%
U/W Revenues................................................  $2,779,972
U/W Total Expenses..........................................  $   73,599
U/W Net Operating Income (NOI)..............................  $2,706,373
U/W Cash Flow...............................................  $2,588,612
U/W DSCR (on NOI)...........................................        1.25x
U/W DSCR (on Cash Flow).....................................        1.20x

625 Massachusetts Avenue

     The Loan. The Mortgage Loan (the "625 Massachusetts Avenue Loan") is secured by a first mortgage encumbering two office/retail buildings. The 625 Massachusetts Avenue Loan represents approximately 2.2% of the Initial Pool Balance. The 625 Massachusetts Avenue Loan was originated on July 12, 2001, and has a principal balance as of the Cut-off Date of $24,953,199.

     The 625 Massachusetts Avenue Loan has a remaining term of 141 months and matures on August 1, 2013. The loan may not be prepaid prior to, and including, February 1, 2013, and is subject to defeasance with United States government obligations beginning two years after the Delivery Date.

     The Borrower. The borrower is Samuels Central Square LLC, a special purpose entity.

     The Property. The Mortgaged Property securing the 625 Massachusetts Avenue Loan originally consisted of two separate buildings constructed in 1929 and 1950, respectively. During 1999 and 2000, the Mortgaged Property underwent an extensive renovation, including a rehabilitation of the entire premises which involved, among other items, the repair and replacement of the utilities, HVAC, roofing and structural bracing. In addition, significant build-out was performed by the tenants. Currently, the Mortgaged Property consists of one 3-story building totaling approximately 123,178 net rentable square feet serviced by two elevators, and twenty-seven leased tenant parking spaces.

     The Mortgaged Property is located on a 0.98 acre parcel in the Central Square section of the City of Cambridge on Massachusetts Avenue. The Mortgaged Property is located one mile from Harvard Square, in close proximity to MIT, and three miles from downtown Boston.

     As of July 12, 2001, the Mortgaged Property was 100% occupied by five tenants consisting of 62% office space and 38% retail space. The following table presents information relating to the anchor and major tenants at the Mortgaged
Property:

                                                                     % OF
                                                          NET        NET
                                          % OF GROSS   RENTABLE    RENTABLE   DATE OF LEASE
                 TENANT                    REVENUE     AREA (SF)     AREA      EXPIRATION
                 ------                   ----------   ---------   --------   -------------
Harvard University......................    54.04%      71,415      57.98%      07/01/10
Boston Sports Club......................    14.47%      21,556      17.50%      12/31/15
Walgreens...............................    15.21%      13,225      10.74%      12/31/20
The Gap.................................    13.22%      12,243       9.94%      11/14/08
Computer Recognition Systems............     4.05%       4,738       3.85%      03/31/10

     Escrows. The loan documents provide for certain escrows of taxes and the borrower was required to fund an upfront escrow of $814,770.77 to cover borrower expenses related to (i) The Harvard and Fisher Gap Store lease (ii) leasing commissions related to the Walgreen lease. Another $690,000.00 was escrowed up front to cover tenant estoppel and tenant approval issues regarding the Walgreens lease. See Annex B to this prospectus supplement for information regarding escrow reserves.

     Property Management. Samuels Property Group LLC, a related company of the borrower, manages the Mortgaged Property, and approximately 149,000 square feet total within the market.

     Underwritten Financials.

Occupancy %.................................................        97.0%
U/W Revenues................................................  $3,519,607
U/W Total Expenses..........................................  $  608,906
U/W Net Operating Income (NOI)..............................  $2,910,701
U/W Cash Flow...............................................  $2,808,127
U/W DSCR (on NOI)...........................................        1.40x
U/W DSCR (on Cash Flow).....................................        1.35x

Fountains at Smoke Ranch

     The Loan. The Mortgage Loan (the "Fountains at Smoke Ranch Loan") is secured by a first mortgage encumbering a 464-unit multifamily complex in Las Vegas, Nevada. The Fountains at Smoke Ranch Loan represents approximately 2.1% of the Initial Pool Balance. The Fountains at Smoke Ranch Loan was originated on March 5, 2001 and has a principal balance as of the Cut-off Date of approximately $23,680,000.

     The Fountains at Smoke Ranch Loan has a remaining term of 113 months and matures on April 1, 2011. The Fountains at Smoke Ranch Loan may not be prepaid prior to, and including, February 1, 2011, and is subject to defeasance with United States government obligations beginning two years after the Delivery Date. The Fountains at Smoke Ranch Loan is interest only for the first 24 months of its term.

     The Borrower. The borrower is U.S. Retail Income Fund VIII, LP, a special purpose entity which delivered a non-consolidation opinion in connection with the origination of the Fountains at Smoke Ranch Loan. The sponsor of the borrower is RCA Holdings, Ltd.

     The Property. The Mortgaged Property securing The Fountains at Smoke Ranch Loan consists of 464 apartment units situated on 20.5 acres. The apartment units consist of 128 one-bedroom units averaging 667 square feet, 264 two-bedroom units averaging 1,012 square feet and 72 three-bedroom units averaging 1,132 square feet. Unit amenities include central air conditioning, full size washer/dryer, range/oven, frost-free refrigerator, garbage disposal, dishwasher, walk-in closets, ceiling fan and fire sprinklers. Additionally, a microwave oven and fireplace are included in some units. Common area amenities include indoor and outdoor swimming pools, jacuzzi, fitness center, saunas, lighted tennis courts, barbecue grills, clubroom with fireside lounge and controlled access gates.

     As of June 30, 2001, the Mortgaged Property was 95% occupied. The Mortgaged Property is located approximately seven miles northwest of the Las Vegas strip and less than one mile from the I-215 bypass.

     Escrows. The loan documents provide for certain escrows of taxes and insurance and provide for replacement reserves. See Annex B to this prospectus supplement for information regarding escrow reserves.

     Property Management. The Mortgaged Property is managed by Stout Management Company, a third party management company. Stout Management Company was founded in 1978, and currently manages approximately 33 properties and 10,000 units within the market.

     Underwritten Financials.

Occupancy %.................................................         92.5%
U/W Revenues................................................   $3,795,774
U/W Total Expenses..........................................   $1,373,051
U/W Net Operating Income (NOI)..............................   $2,422,723
U/W Cash Flow...............................................   $2,306,723
U/W DSCR (on NOI)...........................................         1.27x
U/W DSCR (on Cash Flow).....................................         1.21x

Wilsontown Shopping Center

     The Loan. The Mortgage Loan (the "Wilsontown Loan") is secured by a first mortgage encumbering a retail building. The Wilsontown Loan represents approximately 1.9% of the Initial Pool Balance. The Wilsontown Loan was originated on June 29, 2001 and has a principal balance as of the Cut-off Date of $21,252,756.

     The Wilsontown Loan has a remaining term of 116 months and will mature on July 1, 2011. The Wilsontown Loan may not be prepaid prior to, and including, April 1, 2011. The Wilsontown Loan is subject to defeasance with United States government obligations beginning two years after the Delivery Date.

     The Borrower. The borrower is Wilsontown LLC, a special purpose entity which delivered a non-consolidation opinion in connection with the origination of the Wilsontown Loan. The sponsor of the borrower is Mark Finkelstein ("Finkelstein"). Finkelstein has developed 19 commercial properties and currently manages 10 properties totaling more than 968,000 square feet.

     The Property. The Mortgaged Property securing the Wilsontown Loan is a 230,424 square foot single story retail building, built in 2000. Such Mortgaged Property is located within the Grand Rapids, Michigan metropolitan statistical area. As of June 26, 2001, such Mortgaged Property was approximately 95.7% leased. The largest tenant is Best Buy Co Inc. occupying 45,547 square feet, or 19.8%, of the net rentable area. Best Buy offers 6,000 products in four principal product categories: home and office, consumer electronics, software and appliances. The Best Buy lease expires in November 2015. The second largest tenant is Bed, Bath & Beyond Inc., leasing 35,164 square feet, or 15.3%, of the net rentable area. Bed Bath & Beyond offers bath accessories, kitchen textiles, cookware and dinnerware. The Bed Bath & Beyond lease expires in October 2015.

     The following table presents information relating to the anchor and major tenants at the subject property:

                                                               % OF
                                        % OF        NET        NET
                                        GROSS    RENTABLE    RENTABLE       DATE OF
TENANT                                 REVENUE   AREA (SF)     AREA     EXPIRATION LEASE
------                                 -------   ---------   --------   ----------------
Best Buy............................    17.8%     45,547       19.8%        11/01/15
Bed Bath and Beyond.................    12.3%     35,164       15.3%        10/01/15
MC Sports...........................    11.8%     31,108       13.5%        12/01/15

     Escrows. In addition to escrows for insurance, the borrower was required to deliver a letter of credit in the amount of $4,000,000. The letter of credit is to be held until such time as the occupancy of the Mortgaged Property reaches 95%. If occupancy does not reach 95% within nine months of closing, the letter of credit may be used to pay down the Wilsontown Loan. See Annex B to this prospectus supplement for information regarding escrow reserves.

     Property Management.  The property is self-managed.

     Underwritten Financials.

Occupancy %.................................................        95.0%
U/W Revenues................................................  $3,341,537
U/W Total Expenses..........................................  $  928,347
U/W Net Operating Income (NOI)..............................  $2,413,189
U/W Cash Flow...............................................  $2,341,720
U/W DSCR (on NOI)...........................................        1.32x
U/W DSCR (on Cash Flow).....................................        1.28x

ADDITIONAL MORTGAGE LOAN INFORMATION

     General. For a detailed presentation of certain characteristics of the Mortgage Loans and Mortgaged Properties, on an individual basis and in tabular format, see Annex A hereto. Certain capitalized terms that appear herein are defined in Annex A. See Annex B hereto for certain information with respect to capital improvement, replacement and tenant improvement reserve accounts, as well as certain other information with respect to Multifamily Mortgaged Properties.

     Delinquencies. Except with respect to one Mortgage Loan, representing 0.8% of the Initial Pool Balance, as of the Cut-off Date, no Mortgage Loan will have been 30 days or more delinquent in respect of any Monthly Payment during the past 12 months. All of the Mortgage Loans were originated during the 31 months prior to the Cut-off Date.

     Tenant Matters. Eighty-one of the retail, office, industrial and warehouse Mortgaged Properties, which represent security for 48.0% of the Initial Pool Balance, are leased in large part to one or more Major Tenants. The three concentrations of Major Tenants with respect to more than one property (groups of Mortgage Loans where the same company is a Major Tenant of each Mortgage Loan in the group) represent 3.1% (Kroger), 2.1% (Office Depot) and 2.0% (Publix) of the Initial Pool Balance. In addition, there are several cases in which a particular entity is a tenant at multiple Mortgaged Properties, and although it may not be a Major Tenant at any such property, it may be significant to the success of such properties. "Major Tenants" means any tenant at a Commercial Mortgaged Property that rents at least 20% of the Leasable Square Footage (as defined in Annex A) at such property.

     Certain of the Multifamily Mortgaged Properties have material concentrations of student tenants.

     Ground Leases and Other Non-Fee Interests. Four Mortgage Loans, representing 5.6% of the Initial Pool Balance, are, in each such case, secured primarily by a Mortgage on the applicable borrower's leasehold interest in the related Mortgaged Property. In each case, generally either (i) the ground lessor has subordinated its interest in the related Mortgaged Property to the interest of the holder of the related Mortgage Loan or (ii) the ground lessor has agreed to give the holder of the Mortgage Loan notice of, and has granted such holder the right to cure, any default or breach by the lessee. See "Certain Legal Aspects of Mortgage Loans -- Foreclosure -- Leasehold Considerations" in the accompanying prospectus.

     Subordinate Financing. The Mortgage Loans either prohibit the related borrower from encumbering the Mortgaged Property with additional secured debt or require the consent of the holder of the first lien prior to so encumbering such property other than 2 Mortgage Loans, representing 1.3% of the Initial Pool Balance, which permit additional secured debt subject to certain financial conditions contained in the related loan documents. In addition, we are aware that 3 of the Mortgage Loans, representing 2.9% of the Initial Pool Balance, have existing mezzanine debt and 1 of the Mortgage Loans, representing 0.2% of the Initial Pool Balance, has existing unsecured indebtedness (other than standard allowances for trade payables, working capital and similar expenses). In addition, the existing mezzanine debt with respect to loan number 265950669 is not subject to a standstill and subordination agreement. Five of the Mortgage Loans, representing 5.4% of the Initial Pool Balance, expressly permit unsecured indebtedness (including mezzanine debt) subject to certain conditions. In addition, with respect to the AB Mortgage Loans, the related Mortgaged Property also secures the lien of the applicable Companion Loan. See "-- AB Mortgage Loans" in the Prospectus Supplement.

     Generally. The existence of subordinated indebtedness encumbering a mortgaged property may increase the difficulty of refinancing the related mortgage loan at maturity and the possibility that reduced cash flow could result in deferred maintenance. Also, in the event that the holder of the subordinated debt files for bankruptcy or is placed in involuntary receivership, foreclosure on the mortgaged property could be delayed. Regardless of whether the terms of a mortgage loan prohibit the incurrence of subordinate debt, the related borrower may be permitted to incur additional indebtedness secured by furniture, fixtures and equipment, and to incur additional unsecured indebtedness. See "Certain Legal Aspects of Mortgage Loans -- Subordinate Financing" in the accompanying prospectus.

     Lender/Borrower Relationships. The Mortgage Loan Sellers, the Depositor or any of their affiliates may maintain certain banking or other relationships with borrowers under the Mortgage Loans or their affiliates, and proceeds of the Mortgage Loans may, in certain limited cases, be used by such borrowers or their affiliates in whole or in part to pay indebtedness owed to the Mortgage Loan Sellers, the Depositor or such other entities.

CERTAIN UNDERWRITING MATTERS

     Loan Approval. Prior to commitment, all mortgage loans must be approved by the applicable Mortgage Loan Seller in accordance with its credit policies.

     Debt Service Coverage Ratio and Loan-to-Value Ratio. Each Mortgage Loan Seller's underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios. The debt service coverage ratio guidelines are calculated based on net cash flow at the time of origination. In addition, each Mortgage Loan Seller's underwriting guidelines generally permit a maximum amortization period of 30 years. However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by such Mortgage Loan Seller may vary from these guidelines. See Annex A to this Prospectus Supplement.

     Escrow Requirements. Each Mortgage Loan Seller requires most borrowers to fund various escrows. Such escrows may, but will not necessarily, include any of the following:

     - Taxes and Insurance -- Typically a tax and/or insurance escrow (when required) will consist of an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) to provide the Mortgage Loan Seller with sufficient funds to satisfy all taxes and assessments and/or 1/12th of the annual property insurance premium to provide the Mortgage Loan Seller with sufficient funds to pay all insurance premiums.

     - Replacement Reserves -- Replacement reserves are calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan.

     - Completion Repair/Environmental Remediation -- Typically, a completion repair or remediation reserve is required. An initial deposit, upon funding of the applicable Mortgage Loan, in an amount equal to at least 125% of the estimated costs of repairs or replacements to be completed within the first year of the mortgage loan pursuant to the building condition report is required.

     - Tenant Improvement/Lease Commissions -- In some cases, major tenants have lease expirations within the Mortgage Loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the Mortgage Loan and/or during the Mortgage Loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.

     Property Inspections. Generally, most of the Mortgaged Properties were inspected by or on behalf of the Mortgage Loan Sellers in connection with the origination or acquisition of the related Mortgage Loans to assess their general condition. No inspection revealed any patent structural deficiency or any deferred maintenance considered material and adverse to the interests of the holders of the Offered Certificates, for which adequate reserves have not been established or which was not repaired prior to closing.

     Appraisals. All of the Mortgaged Properties were appraised by a state-certified appraiser or an appraiser belonging to the Appraisal Institute and certified by such appraiser as completed in accordance with the Federal Institutions Reform, Recovery and Enforcement Act of 1989 or the Uniform Standards of Professional Appraisal Practice ("USPAP"). The primary purpose of each appraisal was to provide an opinion of the market value of the related Mortgaged Property. There can be no assurance that another appraiser would have arrived at the same opinion of market value.

     Environmental Assessments. In most cases, a "Phase I" environmental site assessment was performed by independent environmental consultants with respect to each Mortgaged Property in connection with the origination of the related Mortgage Loans. "Phase I" environmental site assessments generally do not include environmental testing. In certain cases, environmental testing, including in some cases a "Phase II" environmental site assessment as recommended by such "Phase I" assessment, was performed.

     Engineering Assessments. In connection with the origination of most of the Mortgage Loans, a licensed engineer or architect inspected the related Mortgaged Property to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. The resulting reports indicated deferred maintenance items and/or recommended capital improvements on the Mortgaged Properties. Generally, with respect to a majority of Mortgaged Properties, the related borrowers were required to deposit with the lender an amount equal to at least 125% of the licensed engineer's estimated cost of the recommended repairs, corrections or replacements to assure their completion.

     Earthquake Analyses. Generally, an architectural and/or engineering consultant performed an analysis on certain Mortgaged Properties located in areas considered to be an earthquake risk, which includes California, in order to evaluate the structural and seismic condition of the property and to assess, based primarily on statistical information, the maximum probable loss for the property in an earthquake scenario. The resulting reports concluded that in the event of an earthquake, 1 Mortgaged Property, securing a Mortgage Loan which represents approximately 0.9% of the Initial Pool Balance, is likely to suffer a probable maximum loss in excess of 20% of the amount of the estimated replacement cost of the improvements located on the related Mortgaged Property. The Mortgaged Property described above is covered by earthquake insurance.

THE MORTGAGE LOAN SELLERS

     Bank of America is a national banking association. The principal office of Bank of America is in Charlotte, North Carolina. Bank of America is a wholly-owned subsidiary of NB Holdings Corporation, which in turn is a wholly-owned subsidiary of Bank of America Corporation.

     First Union is a national banking association. The principal office of First Union is in Charlotte, North Carolina. First Union is a wholly-owned subsidiary of Wachovia Corporation.

     The information set forth herein concerning Bank of America has been provided by Bank of America. The information set forth herein concerning First Union has been provided by First Union. Neither the Depositor nor any Underwriter makes any representation or warranty as to the accuracy or completeness of such information.

ASSIGNMENT OF THE MORTGAGE LOANS; REPURCHASES

     On or prior to the Delivery Date, by agreement with the Depositor, the Mortgage Loan Sellers (except as described in the next paragraph) will assign and transfer the Mortgage Loans (including the Subordinate Components of the Component Mortgage Loans), without recourse, to or at the direction of the Depositor, to the Trustee for the benefit of the Certificateholders. In connection with such assignment, Bank of America will be required to deliver the following documents, among others, to the Trustee (and copies to the Master Servicer) with respect to each Bank of America Mortgage Loan and First Union will be required to deliver the following documents, among others, to the Trustee with respect to each First Union Mortgage Loan:

          (1) the original Mortgage Note, endorsed (without recourse, representation or warranty, express or implied) to the order of the Trustee or in blank or a lost note affidavit and an indemnity with a copy of such Mortgage Note;

          (2) the original or a copy of the related Mortgage(s) and, if applicable, originals or copies of any intervening assignments of such document(s), in each case (unless the particular document has not been returned from the applicable recording office) with evidence of recording thereon or certified as to recording by the applicable recording office;

          (3) the original or a copy of any related assignment(s) of leases and rents (if any such item is a document separate from the Mortgage) and, if applicable, originals or copies of any intervening assignments of such document(s), in each case (unless the particular document has not been returned from the applicable recording office) with evidence of recording thereon or certified as to recording by the applicable recording office;

          (4) an assignment of each related Mortgage in favor of the Trustee or in blank, in recordable form (except for, solely with respect to Mortgages sent for recording but not yet returned, any missing recording information with respect to such Mortgage);

          (5) an assignment of any related assignment(s) of leases and rents (if any such item is a document separate from the Mortgage) in favor of the Trustee or in blank, in recordable form (except for any missing recording information with respect to such assignment);

          (6) a title insurance policy (or certificate of title insurance policy) (or copy thereof), together with all endorsements or riders thereto (or an original or copy of a written commitment "marked-up" at the closing of such Mortgage Loan, interim binder or the pro forma title insurance policy evidencing a binding commitment to issue such policy);

          (7) an assignment in favor of the Trustee or in blank of each effective UCC financing statement in the possession of the transferor (or a certified copy of such assignment as sent for filing);

          (8) in those cases where applicable, the original or a copy of the related ground lease, Credit Lease or Lease Enhancement Policy; and

          (9) in those cases where applicable, a copy of any letter of credit relating to a Mortgage Loan.

     The Trustee is required to review the documents delivered thereto by Bank of America with respect to each Bank of America Mortgage Loan and First Union with respect to each First Union Mortgage Loan within a specified period following such delivery, and the Trustee will hold the related documents in trust. If either Mortgage Loan Seller is notified that any of the above-described documents was not delivered or properly executed with respect to any Mortgage Loan or that any such document is defective, and in either case such omission or defect materially and adversely affects the interests of the Certificateholders with respect to the affected Mortgage Loan, or the value of the affected Mortgage Loan, then Bank of America (if, but only if, the affected Mortgage Loan is a Bank of America Mortgage Loan) or First Union (if, but only if, the affected Mortgage Loan is a First Union Mortgage Loan) will be obligated, except as otherwise described below, within a period of 90 days following its receipt of notice of such omission or defect to deliver the missing documents or cure the defect in all material respects, as the case may be, or (1) to repurchase (or cause the repurchase of) the affected Mortgage Loan (including the Subordinate Component of any Component Mortgage Loan) at a price (the "Purchase Price") generally equal to the unpaid principal balance of such Mortgage Loan (including the Subordinate Component of any Component Mortgage
Loan), plus any accrued but unpaid interest thereon (other than Excess Interest) at the related Mortgage Rate to but not including the Due Date in the Collection Period of repurchase, plus any related unreimbursed Servicing Advances (as defined herein), any interest on any Advances and any related unreimbursed Additional Trust Fund Expenses or (2) if the applicable Mortgage Loan Seller's obligation to repurchase the affected Mortgage Loan arises within the two-year period commencing on the Closing Date, other than with respect to a Component Mortgage Loan, substitute a Qualified Substitute Mortgage Loan (as defined below) for such Mortgage Loan and pay the Trustee a shortfall amount equal to the difference between the Purchase Price of the deleted Mortgage Loan calculated as of the date of substitution and the Stated Principal Balance of such Qualified Substitute Mortgage Loan as of the date of substitution (the "Substitution Shortfall Amount"); provided, however, no such document omission or defect (other than with respect to the Mortgage Note, the Mortgage, the title insurance policy, the ground lease or any letter of credit) will be considered to materially and adversely affect the interests of the Certificateholders with respect to the affected Mortgage Loan or the value of the Mortgage Loan unless the document with respect to which the document omission or defect exists is required in connection with an imminent enforcement of the mortgagee's rights or remedies under the related Mortgage Loan, defending any claim asserted by any borrower or third party with respect to the Mortgage Loan, establishing the validity or priority of any lien on any collateral securing the Mortgage Loan or for any immediate servicing obligation. However, if such defect or breach is capable of being cured but not within the 90 day period and Bank of America or First Union, as the case may be, has commenced and is diligently proceeding with cure of such omission or defect within such 90 day period, then Bank of America or First Union, as the case may be, shall have an additional 90 days to complete such cure or, failing such cure, to repurchase (or cause the repurchase of) or substitute for the related Mortgage Loan (such possible additional cure period shall not apply in the event of a defect that causes the Mortgage Loan not to constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (the "Code"). Any document defect or omission with respect to a Mortgage Loan which is cross-collateralized with other Mortgage Loans may require the repurchase or substitution for such other Mortgage Loans to the extent described under "-- Repurchase of Cross-Collateralized Mortgage Loans."

     A "Qualified Substitute Mortgage Loan" is a mortgage loan which must, on the date of substitution: (i) have an outstanding Stated Principal Balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Stated Principal Balance of the deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs; (ii) have a Mortgage Rate not less than the Mortgage Rate of the deleted Mortgage Loan; (iii) have the same Due Date as the deleted Mortgage Loan; (iv) accrue interest on the same basis as the deleted Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (v) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Mortgage Loan; (vi) have a then current loan-to-value ratio not higher than, and a then current debt service coverage ratio not lower than, the loan-to-value ratio and debt service coverage ratio, respectively, of the deleted Mortgage Loan; (vii) comply (except in a manner that would not be adverse to the interests of the Certificateholders (as a collective whole) in or with respect to such Mortgage Loan) as of the date of substitution with all of the representations and warranties set forth in the applicable Mortgage Loan Purchase and Sale Agreement; (viii) have an environmental report with respect to the related Mortgaged Property which will be delivered as a part of the related Mortgage File; (ix) be determined by an opinion of counsel to be a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code; (x) not have a maturity date after the date three years prior to the Rated Final Distribution Date; (xi) not be substituted for a deleted Mortgage Loan unless the Trustee has received prior confirmation in writing by each Rating Agency that such substitution will not result in the withdrawal, downgrade, or qualification of the rating assigned by the Rating Agency to any Class of Certificates then rated by the Rating Agency (the cost, if any, of obtaining such confirmation to be paid by the applicable Mortgage Loan Seller); (xii) have been approved by the Directing Certificateholder; provided that such approval of the Directing Certificateholder may not be unreasonably withheld; and (xiii) not be substituted for a deleted Mortgage Loan if it would result in the termination of the REMIC status of any of the REMICs or the imposition of tax on any of the REMICs other than a tax on income expressly permitted or contemplated to be received by the terms of the Pooling Agreement. In the event that one or more mortgage loans are substituted for one or more deleted Mortgage Loans, then the amounts described in clause (i) shall be determined on the basis of aggregate principal balances and the rates described in clause (ii) above and the remaining term to stated maturity referred to in clause (v) above shall be determined on a weighted average basis. When a Qualified Substitute Mortgage Loan is substituted for a deleted Mortgage Loan, the applicable Mortgage Loan Seller shall certify that such Mortgage Loan meets all of the requirements of the above definition and shall send such certification to the Trustee.

     The respective repurchase, substitution or cure obligations of the Mortgage Loan Sellers described in this prospectus supplement will constitute the sole remedies available to the Certificateholders for any failure on the part of Bank of America or First Union, as the case may be, to deliver any of the above-described documents with respect to any Mortgage Loan or for any defect in any such document, and neither the Depositor nor any other person will be obligated to repurchase the affected Mortgage Loan if Bank of America or First Union, as the case may be, defaults on its obligation to do so. Notwithstanding the foregoing, if any of the above-described documents is not delivered with respect to any Mortgage Loan because such document has been submitted for recording, and neither such document nor a copy thereof, in either case with evidence of recording thereon, can be obtained because of delays on the part of the applicable recording office, then Bank of America or First Union will not be required to repurchase (or cause the repurchase of) the related affected Mortgage Loan on the basis of such missing document so long as the related Mortgage Loan Seller continues in good faith to attempt to obtain such document or such copy pursuant the terms of the Pooling Agreement. In addition, if any of the above-described documents or instruments which are required to be recorded cannot be delivered, with evidence of recording thereon, for any other reason, including, without limitation, that such non-delivered document or instrument has been lost, the delivery requirements will be deemed to have been satisfied as to such non-delivered document or instrument and the related Mortgage Loan Seller will not be required to repurchase or substitute for the related Mortgage Loan, provided that a photocopy of such non-delivered document or instrument (with evidence of recording thereon) is delivered to the Trustee on or before the Closing Date. Further, if on the Closing Date, a Mortgage Loan Seller does not deliver in complete and recordable form certain of the assignments in favor of the Trustee referred to in the first paragraph of this section, such Mortgage Loan Seller may provisionally satisfy the delivery requirements by delivering with respect to such Mortgage Loan on the Closing Date an omnibus assignment of such Mortgage Loan, provided that all required original assignments with respect to such Mortgage Loan in fully complete and recordable form must be delivered to the Trustee within 120 days of the Closing Date (or within such longer period as the Trustee in its discretion may permit).

     The Pooling Agreement requires that the assignments in favor of the Trustee with respect to each Mortgage Loan described in clauses (4), (5) and (7) of the first paragraph under this heading be submitted for recording in the real property records or filing with the Secretary of State, as applicable, of the appropriate jurisdictions within a specified number of days following the delivery at the expense of Bank of America (with respect to the Bank of America Mortgage Loans only) or First Union (with respect to the First Union Mortgage Loans only). See "The Pooling and Servicing Agreements -- Assignment of Mortgage Loans; Repurchases" in the accompanying prospectus.

REPRESENTATIONS AND WARRANTIES; REPURCHASES AND SUBSTITUTIONS

     Mortgage Loans. The Depositor will acquire the Mortgage Loans from each Mortgage Loan Seller pursuant to a separate mortgage loan purchase and sale agreement (each a "Mortgage Loan Purchase and Sale Agreement") to be dated as of the Delivery Date. Pursuant to the related Mortgage Loan Purchase and Sale Agreement, Bank of America will represent and warrant solely with respect to the Bank of America Mortgage Loans and First Union will represent and warrant solely with respect to the First Union Mortgage Loans in each case as of the Delivery Date or as of such earlier date specifically provided in the related representation or warranty (subject to certain exceptions specified in the related Mortgage Loan Purchase and Sale Agreement) among other things, substantially as follows:

          (1) the information set forth in the schedule of Mortgage Loans (the "Mortgage Loan Schedule") attached to the Pooling Agreement (which will contain a limited portion of the information set forth in Annex A) is true, complete and correct in all material respects as of the Cut-off Date;

          (2) each Mortgage securing a Mortgage Loan is a valid first lien on the related Mortgaged Property subject only to (a) the lien of current real estate taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record, none of which, individually or in the aggregate materially interferes with the security intended to be provided by such Mortgage, the current principal use of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service such Mortgage Loan, (c) exceptions (general and specific) specifically referred to in such lender's title insurance policy, (d) other matters to which like properties are commonly subject, (e) the rights of tenants under leases (whether under ground leases, space leases or operating leases) at the Mortgaged Property to remain following a foreclosure or other similar proceeding (provided that such tenants are performing under such leases), (f) if such Mortgage Loan constitutes a Cross-Collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same Cross-Collateralized Group, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor's ability to pay its obligations when they become due or materially and adversely affects the value of the Mortgaged Property or
     (g) if such Mortgage Loan is an AB Mortgage Loan, the lien of the Mortgage for the related Companion Loan (the foregoing items (a) through (g) being herein referred to as the "Permitted Encumbrances").

          (3) the Mortgage(s) and Mortgage Note for each Mortgage Loan and all other documents to which the related borrower is a party and which evidence or secure such Mortgage Loan, are the legal, valid and binding obligations of the related borrower (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency legislation), enforceable in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, fraudulent transfer, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law;

          (4) no Mortgage Loan was as of the Cut-off Date, or during the twelve-month period prior thereto, 30 days or more delinquent in respect of any Scheduled Payment;

          (5) as of the Cut-off Date to the actual knowledge of the Mortgage Loan Seller, there is no valid offset, defense, counterclaim or right of rescission to any Mortgage Loan that would deny the mortgagee the principal benefits intended to be provided by the Mortgage Loan documents;

          (6) other than payments due but not yet thirty days or more delinquent to the Mortgage Loan Seller's actual knowledge, based upon due diligence customarily performed with the servicing of comparable mortgage loans by prudent institutional lenders, there is no material default, breach, violation or event of acceleration existing under any Mortgage or Mortgage Note;

          (7) to the Mortgage Loan Seller's actual knowledge as of the Cut-off Date, based solely upon due diligence customarily performed with the origination of comparable Mortgage Loans by the Mortgage Loan Seller, (i) each related Mortgage Property was free and clear of any material damage (other than deferred maintenance for which escrows were established at origination) that would affect materially and adversely the value of such Mortgaged Property as security for the Mortgage Loan and (ii) there was no proceeding pending or threatened for the total or partial condemnation of such Mortgaged Property;

          (8) at origination, each Mortgage Loan complied with or was exempt from, all applicable usury laws in effect at its date of origination;

          (9) during the eighteen months preceding the origination of the Mortgage Loan, one or more environmental site assessments (or an update of a previously conducted assessment) has been performed with respect to each Mortgaged Property, and it, having made no independent inquiry other than reviewing the resulting report(s) and/or employing an environmental consultant to perform the assessments or updates referenced herein, has no actual knowledge of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in the related report(s);

          (10) the lien of each Mortgage is insured by a title insurance policy (or a binding commitment therefor) that insures the originator, its successors and assigns, as to the first priority lien of such Mortgage subject only to Permitted Encumbrances;

          (11) the proceeds of each Mortgage Loan have been fully disbursed, and there is no requirement for future advances thereunder;

          (12) the terms of the Mortgage Note and Mortgage(s) for each Mortgage Loan have not been impaired, waived, altered or modified in any material respect, except as specifically set forth in the related Mortgage File;

          (13) there are no delinquent taxes, assessments or other outstanding charges affecting the related Mortgaged Property (other than those which are covered by an escrow of funds or similar security);

          (14) except for the related borrowers under ground lease loans, the related borrower's interest (or its affiliate's interest) in each Mortgaged Property securing a Mortgage Loan consists of a fee simple interest in real property;

          (15) no Mortgage Loan contains any equity participation by the lender, provides for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property or provides for the negative amortization of interest except for an ARD Loan to the extent described under "-- Certain Terms and Conditions of the Mortgage Loans -- Hyperamortization"; and

          (16) all escrow deposits and payments required pursuant to the Mortgage Loan are in the possession, or under the control, of the Mortgage Loan Seller or its agent and there are no deficiencies in connection therewith.

     In the related Mortgage Loan Purchase and Sale Agreement, the applicable Mortgage Loan Seller will represent among other things, concerning the priority and certain terms of ground leases securing those Mortgage Loans transferred by it (but only by it). Bank of America will represent and warrant as of the Delivery Date, that, immediately prior to the transfer of the Bank of America Mortgage Loans, Bank of America had good and marketable title to, and was the sole owner of, each Bank of America Mortgage Loan and had full right and authority to sell, assign and transfer such Bank of America Mortgage Loan. First Union will also represent and warrant, as of the Delivery Date, that immediately prior to the transfer of the First Union Mortgage Loans, First Union had good and marketable title to the First Union Mortgage Loans, and was the sole owner of each such First Union Mortgage Loan and had the full right and authority to sell, assign and transfer such First Union Mortgage Loan. Bank of America, as to the Bank of America Mortgage Loans only, and First Union, as to the First Union Mortgage Loans only, will also represent that the Mortgage File relating to each Mortgage Loan contains an appraisal of the Mortgaged Property signed by an appraiser, who, to the Mortgage Loan Seller's knowledge, had no interest, direct or indirect, in the Mortgaged Property or the borrower or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan and that in connection with the origination of the Mortgage Loan, each appraiser has represented in such appraisal or in a supplemental letter or other agreement that the appraisal satisfies the requirements of the USPAP.

     If Bank of America is notified of a breach of any of the foregoing representations and warranties with respect to any Bank of America Mortgage Loan or First Union is notified of a breach of any of the foregoing representations and warranties with respect to any First Union Mortgage Loan and that breach materially and adversely affects the interests of the Certificateholders with respect to the affected Mortgage Loan, or the value of the affected Mortgage Loan, then either Bank of America (if, but only if, the affected Mortgage Loan is a Bank of America Mortgage Loan) or First Union (if, but only if the affected Mortgage Loan is a First Union Mortgage Loan) will be obligated, within a period of 90 days following its receipt of notice of such breach to cure such breach in all material respects, repurchase such Mortgage Loan at the applicable Purchase Price or substitute a Qualified Substitute Mortgage Loan and pay any Substitution Shortfall Amount as described in this prospectus supplement. However, if such breach is capable of being cured (but not within the 90 day period) and Bank of America or First Union, as the case may be, has commenced and is diligently proceeding with cure of such defect or breach within such 90 day period, Bank of America or First Union, as the case may be, shall have an additional 90 days to complete such cure or, failing such cure, to repurchase the related Mortgage Loan or substitute a Qualified Substitute Mortgage Loan and pay any Substitution Shortfall Amount as described in this prospectus supplement (such possible additional cure period shall not apply on the event of a defect that causes the Mortgage Loan not to constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code). Any breach of a representation or warranty with respect to a Mortgage Loan which is cross-collateralized with other Mortgage Loans may require the repurchase or substitution for such other Mortgage Loans to the extent described under "-- Repurchase of Cross-Collateralized Mortgage Loans."

     The foregoing cure, substitution or repurchase obligations described in the immediately preceding paragraph (and with respect to Crossed Loans, under "-- Repurchase or Substitution of Cross-Collateralized Mortgage Loans") will constitute the sole remedy available to the Certificateholders for any breach of any of the foregoing representations and warranties, and neither the Depositor nor any other person will be obligated to repurchase any affected Mortgage Loan in connection with a breach of such representations and warranties if Bank of America or First Union, as applicable, defaults on its obligation to do so. Bank of America and First Union will be the sole Warranting Parties (as defined in the accompanying prospectus) in respect of the Mortgage Loans, Bank of America being the sole Warranting Party with respect to the Bank of America Mortgage Loans and First Union being the sole Warranting Party with respect to the First Union Mortgage

Loans. See "The Pooling and Servicing Agreements -- Representations and Warranties; Repurchases" in the accompanying prospectus. In addition, each of the foregoing representations and warranties by Bank of America or First Union will be made as of the Delivery Date or such earlier date specifically provided in the related representation and warranty, and Bank of America or First Union, as applicable, will not be obligated to cure or repurchase any Mortgage Loan or substitute a Qualified Substitute Mortgage Loan and pay any Substitution Shortfall Amount as described in this prospectus supplement due to any breach arising from events subsequent to the date as of which such representation or warranty was made.

REPURCHASE OR SUBSTITUTION OF CROSS-COLLATERALIZED MORTGAGE LOANS

     To the extent that the related Mortgage Loan Seller repurchases or substitutes for an affected Mortgage Loan as provided above with respect to a document omission or defect or a breach of a representation or warranty and such Mortgage Loan is cross-collateralized and cross-defaulted with one or more other Mortgage Loans (each a "Crossed Loan"), the applicable Mortgage Loan Seller will be required to (in its discretion) (1) repurchase or substitute for all such Crossed Loans which are materially and adversely affected by such document defect or omission or breach of a representation or warranty unless each such Crossed Loan is released from its cross-collateralization and cross-default provision so long as such Crossed Loan is held in the Trust Fund or (2) repurchase or substitute each Crossed Loan in the manner described above in "-- Assignment of the Mortgage Loans; Repurchases" or "-- Representations and Warranties; Repurchases and Substitutions", unless, in the case of a breach, the debt service coverage ratio for such Crossed Loan for the four calendar quarters immediately preceding the repurchase or substitution is not less than 1.25x and the loan-to-value ratio for such Crossed Loan is not greater than 75%.

     To the extent that the related Mortgage Loan Seller repurchases or substitutes for an affected Crossed Loan as described in clause (2) to the immediately preceding paragraph while the Trustee continues to hold any related Crossed Loans, the related Mortgage Loan Seller and the Depositor have agreed in the related Mortgage Loan Purchase and Sale Agreement to forbear from enforcing any remedies against the other's Primary Collateral (as defined below), but each is permitted to exercise remedies against the Primary Collateral securing its respective affected Crossed Loans, including, with respect to the Trustee, the Primary Collateral securing Mortgage Loans still held by the Trustee, so long as such exercise does not impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of remedies by one party would impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Crossed Loans held by such party, then both parties have agreed in the related Mortgage Loan Purchase and Sale Agreement to forbear from exercising such remedies until the loan documents evidencing and securing the relevant Mortgage Loans can be modified in a manner that complies with the Mortgage Loan Purchase and Sale Agreement to remove the threat of impairment as a result of the exercise of remedies. "Primary Collateral" means the Mortgaged Property directly securing a Crossed Loan and excluding any property as to which the related lien may only be foreclosed upon by exercise of cross-collateralization of such loans.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this prospectus supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as constituted on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the Depositor deems such removal necessary or appropriate or if it is prepaid. The Depositor believes that the information set forth herein is representative of the characteristics of the Mortgage Pool as constituted as of the Cut-off Date, although the range of Mortgage Rates and maturities, as well as the other characteristics of the Mortgage Loans described herein, may vary.

     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates on or shortly after the Delivery Date and will be filed, together with the Pooling Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered

Certificates. In the event Mortgage Loans are removed from the Mortgage Pool as set forth in the proceeding paragraph, such removal will be noted in the Form 8-K.

                        SERVICING OF THE MORTGAGE LOANS

GENERAL

     The Master Servicer and the Special Servicer, either directly or through sub-servicers, will each be required to service and administer the respective Mortgage Loans (including the Subordinate Components of the Component Mortgage Loans) for which it is responsible on behalf of the Trust Fund, in the best interests and for the benefit of the Certificateholders, in accordance with any and all applicable laws, the terms of the Pooling Agreement, and the respective Mortgage Loans and, to the extent consistent with the foregoing, the following standard (the "Servicing Standard"): (a) in the same manner in which, and with the same care, skill, prudence and diligence with which, the Master Servicer or Special Servicer, as the case may be, generally services and administers similar mortgage loans or assets, as applicable, for third parties, giving due consideration to customary and usual standards of practice of prudent institutional lenders servicing their own mortgage loans and assets comparable to the Mortgage Loans serviced under the Pooling Agreement; or generally services and administers similar mortgage loans or assets, as applicable, held in its portfolio, whichever servicing procedure is of a higher standard; (b) with a view to the timely collection of all scheduled payments of principal and interest under the Mortgage Loans or, if a Mortgage Loan comes into and continues in default, the maximization of the recovery on such Mortgage Loan to the Certificateholders (collectively) on a net present value basis; and (c) without regard to (1) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any affiliate thereof may have with any related borrower or any other party to the Pooling Agreement; (2) the ownership of any Certificate by the Master Servicer or the Special Servicer, as the case may be, or any affiliate thereof; (3) the Master Servicer's or the Special Servicer's obligation to make Advances (as defined herein); (4) the Special Servicer's obligation to direct the Master Servicer to make Servicing Advances (as defined herein); (5) the right of the Master Servicer or the Special Servicer, as the case may be, or any affiliate thereof to receive compensation for its services or reimbursement of costs under the Pooling Agreement or with respect to any particular transaction; (6) any credit that it or any of its affiliates has extended to any mortgagor; (7) the ownership or servicing of other mortgage loans or other mortgaged properties by the Master Servicer or the Special Servicer, as the case may be; and (8) any obligation of the Master Servicer or Special Servicer, or any affiliate thereof, to repurchase or substitute for a Mortgage Loan as a Mortgage Loan Seller.

     In general, the Master Servicer will be responsible for the servicing and administration of all the Mortgage Loans as to which no Servicing Transfer Event (as defined herein) has occurred and all Corrected Mortgage Loans (as defined herein), and the Special Servicer will be obligated to service and administer each Mortgage Loan (other than a Corrected Mortgage Loan) as to which a Servicing Transfer Event has occurred (each, a "Specially Serviced Mortgage Loan") and each Mortgaged Property acquired on behalf of the Certificateholders in respect of a defaulted Mortgage Loan through foreclosure, deed-in-lieu of foreclosure or otherwise (upon acquisition, an "REO Property"). A "Servicing Transfer Event" with respect to any Mortgage Loan consists of any of the following events: (1) the related borrower has failed to make when due any Balloon Payment and such borrower has not delivered to the Master Servicer on or before the due date of such Balloon Payment a written refinancing commitment from an acceptable lender and reasonably satisfactory in form and substance to the Master Servicer which provides such refinancing will occur within 60 days after the date of such Balloon Payment (provided that if such refinancing does not occur during such time, a Servicing Transfer Event will be deemed to have occurred); (2) the related borrower has failed to make when due any Monthly Payment (other than a Balloon Payment) or any other payment required under the related Mortgage Note or the related Mortgage(s), which failure has continued unremedied for 60 days; (3) there shall have occurred a default under the related loan documents, other than as described in clause (1) or (2) above, that may, in the Master Servicer's or the Special Servicer's good faith and reasonable judgment, materially impair the value of the related Mortgaged Property as security for the Mortgage Loan or otherwise materially and adversely affect the interests of Certificateholders, which default has continued unremedied for the applicable cure period under the terms of the Mortgage Loan (or, if no cure period is specified, 60 days);

(4) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the related borrower and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; (5) the related borrower shall have consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property; (6) the related borrower shall have admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations; (7) the Master Servicer or the Special Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property; or (8) the Master Servicer or the Special Servicer has determined in its good faith and reasonable judgment that a default in the making of a Monthly Payment (including a Balloon Payment) or any other payment required under the related Mortgage Note or the related Mortgage(s) is likely to occur and would not be cured within 60 days or in the case of a Balloon Payment 30 days. The Master Servicer shall continue to collect information and prepare all reports to the Trustee required under the Pooling Agreement with respect to any Specially Serviced Mortgage Loans and REO Properties, and further to render incidental services with respect to any Specially Serviced Mortgage Loans and REO Properties as are specifically provided for in the Pooling Agreement. The Master Servicer and the Special Servicer shall not have any responsibility for the performance by each other of their respective duties under the Pooling Agreement.

     In general, each Companion Loan will be serviced and administered under the Pooling Agreement as if it were a Mortgage Loan and the holder of the related Mortgage Note were a Certificateholder. If any of the events constituting a Servicing Transfer Event occur with respect to a Companion Loan, then the related Mortgage Loan will become a Specially Serviced Mortgage Loan.

     If any amounts due under the AB Mortgage Loans or the related Companion Loans are accelerated after an event of default under the applicable Mortgage Loan documents, the holder of the related Companion Loan will be entitled to purchase the related Mortgage Loan at the price described under "Description of the Mortgage Pool -- AB Mortgage Loans" in this Prospectus Supplement.

     A Mortgage Loan will cease to be a Specially Serviced Mortgage Loan (and will become a "Corrected Mortgage Loan" as to which the Master Servicer will re-assume servicing responsibilities) at such time as such of the following as are applicable occur with respect to the circumstances identified above that caused the Mortgage Loan to be characterized as a Specially Serviced Mortgage Loan (and provided that no other Servicing Transfer Event then exists):

          (w) with respect to the circumstances described in clauses (1) and (2) of the preceding paragraph, the related borrower has made three consecutive full and timely Monthly Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer);

          (x) with respect to the circumstances described in clauses (4), (5),
     (6) and (8) of the preceding paragraph, such circumstances cease to exist in the good faith and reasonable judgment of the Special Servicer;

          (y) with respect to the circumstances described in clause (3) of the preceding paragraph, such default is cured; and

          (z) with respect to the circumstances described in clause (7) of the preceding paragraph, such proceedings are terminated.

     The Special Servicer will prepare a report (an "Asset Status Report") for each Mortgage Loan which becomes a Specially Serviced Mortgage Loan not later than 30 days after the servicing of such Mortgage

Loan is transferred to the Special Servicer. Each Asset Status Report will be delivered to the Directing Certificateholder (as defined below), the Master Servicer, the Trustee and the Rating Agencies. In addition, each Asset Status Report relating to a Component Mortgage Loan will also be delivered to a representative (each, a "Subordinate Component Representative") selected by the holders of the Class of Class V Certificates related to such Component Mortgage Loan who may consult with the Directing Certificateholder in advising the Special Servicer with respect to such Component Mortgage Loan. In the event the Subordinate Component Representative and the Directing Certificateholder cannot agree as to a proposed course of action, the Special Servicer will follow the instructions of the Subordinate Component Representative to the extent required under the Pooling Agreement. The Directing Certificateholder (and with respect to any Component Mortgage Loan, the Directing Certificateholder in consultation with the Subordinate Component Representative) may object in writing via facsimile or e-mail to any Asset Status Report within 10 business days of receipt; provided, however, the Special Servicer (i) will, following the occurrence of an extraordinary event with respect to the related Mortgaged Property, take any action set forth in such Asset Status Report before the expiration of a ten business day period if it has reasonably determined that failure to take such action would materially and adversely affect the interests of the Certificateholders and it has made a reasonable effort to contact the Directing Certificateholder and (ii) in any case, will determine whether such disapproval is not in the best interest of all the Certificateholders pursuant to the Servicing Standard. In connection with making such affirmative determination, the Special Servicer may request (but is not required to request) a vote by all Certificateholders, but shall in any event take the recommended action after making such affirmative determination. If the Directing Certificateholder (and with respect to any Component Mortgage Loan, the Directing Certificateholder in consultation with the Subordinate Component Representative) does not disapprove an Asset Status Report within 10 business days, the Special Servicer shall implement the recommended action as outlined in such Asset Status Report. However, the Special Servicer may not take any action that is contrary to applicable law, the Servicing Standard or the terms of the applicable Mortgage Loan documents. If the Directing Certificateholder (and with respect to any Component Mortgage Loan, the Directing Certificateholder in consultation with the Subordinate Component Representative) disapproves such Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will revise such Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after such disapproval. The Special Servicer will revise such Asset Status Report until the Directing Certificateholder (and with respect to any Component Mortgage Loan, the Directing Certificateholder in consultation with the Subordinate Component Representative) fails to disapprove such revised Asset Status Report as described above or until the Special Servicer, in accordance with the Servicing Standard, makes a determination that (i) such objection is not in the best interests of the Certificateholders or (ii) following the occurrence of an extraordinary event with respect to the related Mortgaged Property, the failure to take any action set forth in such Asset Status Report before the expiration of a ten business day period would materially and adversely affect the interests of the Certificateholders, and it has made a reasonable effort to contact the Directing Certificateholder.

     The "Directing Certificateholder" is the Controlling Class Certificateholder selected by the majority Certificateholder of the Controlling Class, as certified by the Trustee from time to time; provided, however, that
(i) absent such selection, or (ii) until a Directing Certificateholder is so selected, or (iii) upon receipt of a notice from a majority of the Controlling Class, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Directing Certificateholder.

     A "Controlling Class Certificateholder" is each Holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified to the Trustee from time to time by such Holder (or Certificate Owner).

     The "Controlling Class" will be, as of any date of determination, the outstanding Class of Sequential Pay Certificates with the lowest payment priority (the Class A Certificates being treated as a single class for this purpose) that has a then outstanding Certificate Balance at least equal to 25% of its initial Certificate Balance (or, if no Class of Sequential Pay Certificates has a Certificate Balance at least equal to 25% of its initial Certificate Balance, then the Controlling Class shall be the outstanding Class of Sequential Pay

Certificates with the then largest outstanding Class principal balance). The Controlling Class as of the Delivery Date will be the Class Q Certificates.

     Subject to the succeeding paragraph, the Directing Certificateholder (and with respect to any Component Mortgage Loan, the Directing Certificateholder in consultation with the Subordinate Component Representative) is entitled to advise the Special Servicer and the Master Servicer (if applicable) with respect to the following actions of the Special Servicer or the Master Servicer, as the case may be, and the Special Servicer and the Master Servicer are not permitted to take any of the following actions as to which the Directing Certificateholder (and with respect to any Component Mortgage Loan, the Directing Certificateholder in consultation with the Subordinate Component Representative) has objected in writing within ten business days of being notified thereof (provided that if such written objection has not been received by the Special Servicer or the Master Servicer, as applicable, within such time period, then the Directing Certificateholder's approval will be deemed to have been given):

     (i) any foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgaged Loans as come into and continue in default;

     (ii) any modification or waiver of a term of a Mortgage Loan other than a modification of the maturity date of a Mortgage Loan for one year or less;

     (iii) any proposed sale of an REO Property (other than in connection with the termination of the Trust Fund as described under "Description of the Certificates -- Termination" or pursuant to a Purchase Option as described below under "-- Defaulted Mortgage Loans; Purchase Option" in this prospectus supplement);

     (iv) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at an REO Property;

     (v) any acceptance of substitute or additional collateral for a Mortgage Loan unless required by the underlying loan documents;

     (vi) any waiver (or consent to a waiver by the Master Servicer) of a "due-on-sale" or "due-on-encumbrance" clause (except with respect to any Non-Specially Serviced Mortgage Loan having a Stated Principal Balance less than $2,500,000, and certain other exceptions set forth in the Pooling Agreement); and

     (vii) any acceptance (or approval of acceptance by the Master Servicer) of an assumption agreement releasing a borrower from liability under a Mortgage Loan (except with respect to any Non-Specially Serviced Mortgage Loan having a Stated Principal Balance less than $2,500,000, and certain other exceptions set forth in the Pooling Agreement).

     In addition, the Directing Certificateholder (and with respect to any Component Mortgage Loan, the Directing Certificateholder in consultation with the Subordinate Component Representative) may direct the Special Servicer to take, or to refrain from taking, such other actions as the Directing Certificateholder (and with respect to any Component Mortgage Loan, the Directing Certificateholder in consultation with the Subordinate Component Representative) may deem advisable or as to which provision is otherwise made in the Pooling Agreement; provided that no such direction and no objection contemplated by the prior paragraph or this paragraph may require or cause the Special Servicer or the Master Servicer, as applicable, to violate any REMIC provisions, provision of the Pooling Agreement or applicable law, including the Special Servicer's or the Master Servicer's, as applicable, obligation to act in accordance with the Servicing Standard or expose the Master Servicer, the Special Servicer, the Trust Fund or the Trustee to liability, or materially expand the scope of the Special Servicer's responsibilities under the Pooling Agreement or cause the Special Servicer to act or fail to act in a manner which, in the reasonable judgment of the Special Servicer, is not in the best interests of the Certificateholders in which event the Special Servicer or the Master Servicer, as applicable, shall disregard any such direction or objection.

     Neither the Directing Certificateholder nor any Subordinate Component Representative will have any liability to the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Pooling Agreement, or for errors in judgment; provided, however, that neither the

Directing Certificateholder nor any Subordinate Component Representative will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Directing Certificateholder and each Subordinate Component Representative may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates, and that the Directing Certificateholder and each Subordinate Component Representative may have special relationships and interests that conflict with those of holders of some Classes of the Certificates, that the Directing Certificateholder and any Subordinate Component Representative may act solely in the interests of the holders of the Controlling Class or the related Class of Class V Certificates, that the Directing Certificateholder and the Subordinate Component Representative do not have any duties to the holders of any Class of Certificates other than the Controlling Class or the related Class of Class V Certificates, that neither the Directing Certificateholder nor any Subordinate Component Representative shall be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misfeasance, by reason of its having acted solely in the interests of the Holders of the Controlling Class or the related Class of Class V Certificates, and, absent willful misfeasance, bad faith or negligence on the part of the Directing Certificateholder or any Subordinate Component Representative, each Certificateholder agrees to take no action against the Directing Certificateholder or any Subordinate Component Representative or any of its officers, directors, employees, principals or agents as a result of such a special relationship or conflict.

     The Master Servicer and Special Servicer will each be required to service and administer any group of related Cross-Collateralized Mortgage Loans as a single Mortgage Loan as and when it deems necessary and appropriate, consistent with the Servicing Standard. If any Cross-Collateralized Mortgage Loan becomes a Specially Serviced Mortgage Loan, then each other Mortgage Loan that is cross-collateralized with it shall also become a Specially Serviced Mortgage Loan. Similarly, no Cross-Collateralized Mortgage Loan shall subsequently become a Corrected Mortgage Loan, unless and until all Servicing Transfer Events in respect of each other Mortgage Loan with which it is cross-collateralized, are remediated or otherwise addressed as contemplated above.

     Set forth below is a description of certain pertinent provisions of the Pooling Agreement relating to the servicing of the Mortgage Loans. Reference is also made to the accompanying prospectus, in particular to the section captioned "The Pooling and Servicing Agreements," for additional important information regarding the terms and conditions of the Pooling Agreement as such terms and conditions relate to the rights and obligations of the Master Servicer and the Special Servicer thereunder.

THE MASTER SERVICER

     Capstone Realty Advisors, LLC ("Capstone") will be the Master Servicer under the Pooling Agreement. Capstone is an Ohio limited liability company and a wholly owned subsidiary of Provident Bank, which is a wholly owned subsidiary of the Provident Financial Group, Inc. Capstone's primary servicing location is 1120 Chester Avenue, Suite 300, Cleveland, OH 44114.

     As of September 30, 2001, Capstone was responsible for the servicing of approximately 770 commercial and multifamily loans with an aggregate principal balance of $3.2 billion, the collateral of which is located throughout the United States. Approximately 120 loans, with a principal balance of approximately $500 million, pertain to commercial and multifamily mortgage-backed securities. Capstone services newly-originated loans and loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions, private investors and government agencies.

     The information set forth herein concerning the Master Servicer has been provided by the Master Servicer and neither the Depositor nor any Underwriter makes any representation or warranty to the accuracy or completeness of such information.

THE BACK-UP MASTER SERVICER

     First Union National Bank ("FUNB") will be acting as Back-up Master Servicer under the Pooling Agreement. In the event the Master Servicer is terminated under the Pooling Agreement as described in "The Pooling and Servicing Agreements -- Rights upon Events of Default" in the accompanying prospectus, the Back-up Master Servicer will assume the role of Master Servicer under the Pooling Agreement.

     As of June 30, 2001, FUNB and its affiliates were responsible for the master or primary servicing of approximately 6,377 commercial and multifamily loans, totaling approximately $41.7 billion in aggregate outstanding principal amounts, including loans securitized in mortgage-backed securities transactions. FUNB is a wholly-owned subsidiary of Wachovia Corporation. FUNB's principal servicing offices are located at NC 1075, 8739 Research Drive-URP4, Charlotte, North Carolina 28262-1075.

     The information set forth herein concerning the Back-up Master Servicer has been provided by the Back-up Master Servicer and neither the Depositor nor any Underwriter makes any representation or warranty as to the accuracy or completeness of such information.

THE SPECIAL SERVICER

     First Union National Bank ("FUNB") will be acting as the Special Servicer under the Pooling Agreement. As of June 30, 2001, FUNB served as the special servicer on 17 mortgage-backed securitization transactions encompassing 834 commercial and multifamily mortgage loans with an aggregate principal balance of approximately $7.7 billion. FUNB is a wholly-owned subsidiary of Wachovia Corporation. FUNB's principal servicing offices are located at NC1075, 8739 Research Drive-URP4, Charlotte, North Carolina 28262-1075.

     The information set forth herein concerning the Special Servicer has been provided by the Special Servicer and neither the Depositor nor any Underwriter makes any representation or warranty as to the accuracy or completeness of such information. Except for the information in the immediately preceding paragraph, FUNB will make no representations as to the validity or sufficiency of the Pooling Agreement, the Certificates, the Mortgage Loans, this Prospectus Supplement or related documents.

SUB-SERVICERS

     The Master Servicer and Special Servicer may each delegate its servicing obligations in respect of the Mortgage Loans serviced thereby to one or more third-party servicers (each, a "Sub-Servicer"); provided that the Master Servicer or Special Servicer, as the case may be, will remain obligated under the Pooling Agreement for such delegated duties. A majority of the Mortgage Loans are currently being primary serviced by third-party servicers that are entitled to and will become Sub-Servicers of such loans on behalf of the Master Servicer. Each sub-servicing agreement between the Master Servicer or Special Servicer, as the case may be, and a Sub-Servicer (each, a "Sub-Servicing Agreement") must provide that, if for any reason the Master Servicer or Special Servicer, as the case may be, is no longer acting in such capacity, the Trustee or any successor to such Master Servicer or Special Servicer may (1) assume such party's rights and obligations under such Sub-Servicing Agreement, (2) enter into a new Sub-Servicing Agreement with such Sub-Servicer on such terms as the Trustee or such other successor Master Servicer or Special Servicer and such Sub-Servicer shall mutually agree or (3) terminate such Sub-Servicer without cause (but only upon payment to the Sub-Servicer of specified compensation to be paid by the successor Master Servicer, successor Special Servicer or Trustee, as applicable). The Master Servicer and Special Servicer will each be required to monitor the performance of Sub-Servicers retained by it.

     The Trust Fund will not be responsible for any fees owed to any Sub-Servicer retained by the Master Servicer or the Special Servicer. Each Sub-Servicer retained thereby will be reimbursed by the Master Servicer or Special Servicer, as the case may be, for certain expenditures which it makes, generally to the same extent the Master Servicer or Special Servicer would be reimbursed under the Pooling Agreement. See "-- Servicing and Other Compensation and Payment of Expenses" herein.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal compensation to be paid to the Master Servicer in respect of its master servicing activities will be the Master Servicing Fee. As mentioned above, each Companion Loan and Subordinate Component of a Component Mortgage Loan will be serviced and administered under the Pooling Agreement as if it were a Mortgage Loan. Accordingly, the Master Servicer or the Special Servicer, as the case may be, will be entitled to receive the servicing fees and other forms of compensation as described below with respect to each Companion Loan and Subordinate Component of a Component Mortgage Loan as if it were a Mortgage Loan; provided, that the Master Servicer will not be entitled to receive a Master Servicing Fee with respect to any Companion Loan or Subordinate Component of a Component Mortgage Loan.

     The "Master Servicing Fee" will be payable monthly on a loan-by-loan basis from amounts received in respect of interest on each Mortgage Loan (including Specially Serviced Mortgage Loans and Mortgage Loans as to which the related Mortgaged Property has become an REO Property), will accrue at the applicable Master Servicing Fee Rate and will be computed on the Stated Principal Balance (less, with respect to any Component Mortgage Loan, the related Subordinate Balance) as of the Due Date in the immediately preceding Collection Period and for the same number of days respecting which any related interest payment on the related Mortgage Loan is computed under the terms of the related Mortgage Note and applicable law, and without giving effect to any Excess Interest that may accrue on the ARD Loans on or after its Anticipated Repayment Date. The "Master Servicing Fee Rate" will range from 0.050% to 0.125% per annum, on a loan-by-loan basis, with a weighted average Master Servicing Fee Rate of 0.078% per annum as of the Cut-off Date. As additional servicing compensation, the Master Servicer will be entitled to retain Prepayment Interest Excesses (as described below) collected on the Mortgage Loans. In addition, the Master Servicer will be authorized to invest or direct the investment of funds held in any and all accounts maintained by it that constitute part of the Certificate Account, in certain government securities and other investment grade obligations specified in the Pooling Agreement ("Permitted Investments"), and the Master Servicer will be entitled to retain any interest or other income earned on such funds, but will be required to cover any losses from its own funds without any right to reimbursement, except to the extent such losses are incurred solely as the result of the insolvency of the federal or state chartered depository institution or trust company that holds such investment accounts, so long as such depository institution or trust company satisfied the qualifications set forth in the Pooling Agreement in the definition of "eligible account" at the time such investment was made.

     If a borrower prepays a Mortgage Loan, in whole or in part, after the Due Date but on or before the Determination Date in any calendar month, the amount of interest (net of related Master Servicing Fees and any Excess Interest) accrued on such prepayment from such Due Date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected, constitute a "Prepayment Interest Excess". Conversely, if a borrower prepays a Mortgage Loan in whole or in part, after the Determination Date in any calendar month and does not pay interest on such prepayment through the end of such calendar month, then the shortfall in a full month's interest (net of related Master Servicing Fees and any Excess Interest) on such prepayment will constitute a "Prepayment Interest Shortfall". Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls) collected on the Mortgage Loans will be retained by the Master Servicer as additional servicing compensation. The Master Servicer will be required to deliver to the Trustee for deposit in the Distribution Account on each Master Servicer Remittance Date, a cash payment (a "Compensating Interest Payment") in an amount equal to the lesser of (i) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with principal prepayments received in respect of the Mortgage Loans during the most recently ended Collection Period, and (ii) the aggregate of (A) that portion of its Master Servicing Fees for the related Collection Period that is, in the case of each and every Mortgage Loan and REO Mortgage Loan for which such Master Servicing Fees are being paid in such Collection Period, calculated at 0.25% per annum, and (B) all Prepayment Interest Excesses and, to the extent earned on principal prepayments, net investment earnings received by the Master Servicer during the most recently ended Collection Period; provided, however, that if a Prepayment Interest Shortfall occurs as a result of the Master Servicer's allowing the related borrower to deviate from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (x) subsequent to a default under the related Mortgage Loan documents, (y) pursuant to applicable law or a court order, or (z) at the request or with the consent of the Directing Certificateholder), then, for purposes of calculating the Compensating Interest Payment for the applicable Collection Period, the amount in clause (ii) above shall be the aggregate of (A) all Master Servicing Fees for such Collection Period and (B) all Prepayment Interest Excesses and, to the extent earned on principal prepayments, net investment earnings received by the Master Servicer during such Collection Period.

     The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee. The "Special Servicing Fee" will accrue with respect to each Specially Serviced Mortgage Loan and each Mortgage Loan as to which the related Mortgaged Property has become an REO Property, at a rate equal to 0.25% per annum (the "Special Servicing Fee Rate"), on the Stated Principal Balance as of the Due Date in the immediately preceding Collection Period and for the same number of days respecting which any related interest payment due or deemed due on such Mortgage Loan is computed under the related Mortgage Loan and applicable law, and without giving effect to any Excess Interest that may accrue on the ARD Loans on or after its Anticipated Repayment Date. All such Special Servicing Fees will be payable monthly from general collections on the Mortgage Loans and any REO Properties on deposit in the Certificate Account from time to time. A "Workout Fee" will in general be payable with respect to each Corrected Mortgage Loan. As to each Corrected Mortgage Loan, the Workout Fee will be payable out of, and will be calculated by application of a "Workout Fee Rate" of 1.0% to, each collection of interest (other than Default Interest (as defined below) and Excess Interest) and principal (including scheduled payments, prepayments, Balloon Payments, Liquidation Proceeds (other than in connection with Liquidation Proceeds paid by the Master Servicer, the Special Servicer, the holder of a Companion Loan, a Class V Certificateholder or the holder or holders of Certificates evidencing a majority interest in the Controlling Class) and payments at maturity) received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee will become payable if and when such Mortgage Loan again becomes a Corrected Mortgage Loan. If the Special Servicer is terminated, resigns or is replaced, it shall retain the right to receive any and all Workout Fees payable with respect to (i) Mortgage Loans that became Corrected Mortgage Loans during the period that it acted as Special Servicer and were still such at the time of such termination or resignation and (ii) except in the event the Special Servicer was terminated for cause, any Specially Serviced Mortgage Loans for which the Special Servicer has resolved all of the circumstances and/or conditions causing any such Mortgage Loan to be a Specially Serviced Mortgage Loan such that the related borrower has made at least one timely Monthly Payment as of the date of such termination or resignation and such Mortgage Loan otherwise meets the requirement of a Corrected Mortgage Loan (and the successor Special Servicer shall not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the preceding sentence. A "Liquidation Fee" will be payable with respect to each Specially Serviced Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff or unscheduled or partial payments in lieu thereof with respect thereto from the related borrower and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer receives any Liquidation Proceeds. As to each such Specially Serviced Mortgage Loan and REO Property, the Liquidation Fee will be payable from, and will be calculated by application of a "Liquidation Fee Rate" of 1.0% to, the related payment or proceeds (other than any portion thereof that represents accrued but unpaid Excess Interest or Default Interest). Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with (i) the repurchase of any Mortgage Loan by the Mortgage Loan Sellers, for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation so long as such repurchase occurs within the time required under the Pooling Agreement and the related Mortgage Loan Purchase Agreement, (ii) the purchase of any Specially Serviced Mortgage Loan or REO Property by the Master Servicer, the Special Servicer or any holder or holders of Certificates evidencing a majority interest in the Controlling Class, (iii) the purchase of all of the Mortgage Loans and REO Properties by the Master Servicer, the Special Servicer or any holder or holders of Certificates evidencing a majority interest in the

Controlling Class in connection with the termination of the Trust or (iv) the purchase of a Component Mortgage Loan or an AB Mortgage Loan by a Class V Certificateholder or the holder of the related Companion Loan, respectively. If, however, Liquidation Proceeds are received with respect to any Corrected Mortgage Loan and the Special Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds that constitute principal and/or interest. The Special Servicer will be authorized to invest or direct the investment of funds held in any accounts maintained by it that constitute part of the Certificate Account or REO Account, in Permitted Investments, and the Special Servicer will be entitled to retain any interest or other income earned on such funds, but will be required to cover any losses from its own funds without any right to reimbursement.

     The Master Servicer and the Special Servicer will each be responsible for the fees of any Sub-Servicers retained by it (without right of reimbursement therefor). As additional servicing compensation, the Master Servicer with respect to Mortgage Loans that are not Specially Serviced Mortgage Loans, and the Special Servicer with respect to Specially Serviced Mortgage Loans, generally will be entitled to retain all assumption and modification fees, charges for beneficiary statements or demands and any similar fees, in each case to the extent actually paid by the borrowers with respect to such Mortgage Loans (and, accordingly, such amounts will not be available for distribution to Certificateholders). In addition, the Master Servicer as to Non-Specially Serviced Mortgage Loans and the Special Servicer as to Specially Serviced Mortgage Loans will also be entitled to retain as additional servicing compensation "Default Interest" (that is, interest (other than Excess Interest) in excess of interest at the related Mortgage Rate accrued as a result of a default) and late payment charges (late payment charges and Default Interest are referred to in this prospectus supplement as "Default Charges") only after such Default Charges have been applied (1) to pay the Master Servicer, the Special Servicer or the Trustee, as applicable, any unpaid interest on advances made by that party with respect to any Mortgage Loan, (2) to reimburse the Trust Fund for any interest on advances that were made with respect to any Mortgage Loan since the Delivery Date, which interest was paid to the Master Servicer, the Special Servicer or the Trustee, as applicable, from a source of funds other than Default Charges collected on such Mortgage Loan since the Delivery Date,
(3) to reimburse the Special Servicer for Servicing Advances made for the cost of inspections on a Specially Serviced Mortgage Loan, and (4) to pay, or to reimburse the Trust Fund for, any other expenses outstanding or incurred with respect to any Mortgage Loan since the Delivery Date, which expense if paid from a source of funds other than Default Charges collected on the Mortgage Loans, is or will be an Additional Trust Fund Expense. The Master Servicer (except to the extent the Sub-Servicers are entitled thereto pursuant to the applicable Sub-Servicing Agreement) (or, with respect to accounts held by the Special Servicer, the Special Servicer) shall be entitled to receive all amounts collected for checks returned for insufficient funds with respect to the Mortgage Loans as additional servicing compensation. In addition, collections on a Mortgage Loan are to be applied to interest (at the related Mortgage Rate) and principal then due and owing prior to being applied to Default Charges. The Master Servicer (or if applicable a Sub-Servicer) may grant a one time waiver of Default Charges in connection with a late payment by a borrower provided that for any waiver thereafter of Default Charges in connection with a Mortgage Loan that is past due, and with respect to which Advances, interest on Advances or Additional Trust Fund Expenses have been incurred and remain unreimbursed to the Trust, the consent of the Directing Certificateholder must be obtained as provided in the Pooling Agreement.

     The Master Servicer and the Special Servicer will, in general, each be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the Pooling Agreement, and neither will be entitled to reimbursement therefor except as expressly provided in the Pooling Agreement. In general, customary, reasonable and necessary "out of pocket" costs and expenses incurred by the Master Servicer or Special Servicer in connection with the servicing of a Mortgage Loan after a default, delinquency or other unanticipated event, or in connection with the administration of any REO Property, will constitute "Servicing Advances" (Servicing Advances and P&I Advances, collectively, "Advances") and, in all cases (subject to recoverability), will be reimbursable from future payments and other collections, including in the form of Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, on or in respect of the related Mortgage Loan or REO Property ("Related Proceeds"). Notwithstanding the foregoing, the Master Servicer and the Special Servicer will each be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the Certificate Account and at times without regard to the relationship between the expense and the funds from which it is being paid (including in connection with the remediation of any adverse environmental circumstance or condition at a Mortgaged Property or an REO Property, although in such specific circumstances the Master Servicer may advance the costs thereof). The Special Servicer will be required to direct the Master Servicer to make Servicing Advances (which include certain Servicing Advances that must be made within five Business Days in order to avoid a material adverse consequence to the Trust Fund (any such Advance, an "Emergency Advance")); provided that the Special Servicer may, at its option, make such Servicing Advance itself (including Emergency Advances). The Special Servicer is, however, obligated to make any Servicing Advance with respect to Specially Serviced Mortgage Loans and REO Properties which it fails to timely request the Master Servicer to make. The Special Servicer may no more than once per calendar month require the Master Servicer to reimburse it for any Servicing Advance (including an Emergency Advance) with interest thereon made by the Special Servicer (after reimbursement, such Servicing Advance will be deemed to have been made by the Master Servicer) to the extent such Servicing Advance is not a Nonrecoverable Advance. The Special Servicer will be relieved of any obligations with respect to a Servicing Advance that it timely requests the Master Servicer to make (regardless of whether or not the Master Servicer makes that Advance).

     If the Master Servicer is required under the Pooling Agreement to make a Servicing Advance, but fails to do so within 15 days after such Servicing Advance is required to be made, then the Trustee will, if it has actual knowledge of such failure, be required to give the Master Servicer notice of such failure and, if such failure continues for five more business days, the Trustee will be required to make such Servicing Advance.

     The Master Servicer (or if applicable the Special Servicer) and the Trustee will be obligated to make Servicing Advances only to the extent that such Servicing Advances are, in the reasonable and good faith judgment of the Master Servicer (or if applicable the Special Servicer) or the Trustee, as the case may be, ultimately recoverable from Related Proceeds (any Servicing Advance not so recoverable, a "Nonrecoverable Servicing Advance"). The Trustee will be permitted to rely on any nonrecoverability determination made by the Master Servicer or the Special Servicer.

     The foregoing paragraph notwithstanding, the Master Servicer is required to pay directly out of the Certificate Account any servicing expense that, if paid by the Master Servicer or the Special Servicer, would constitute a Nonrecoverable Servicing Advance; provided that the Master Servicer (or the Special Servicer if a Specially Serviced Mortgage Loan or an REO Property is involved) has determined in accordance with the Servicing Standard that making such payment is in the best interests of the Certificateholders (as a collective whole), as evidenced by an officer's certificate delivered promptly to the Trustee, the Depositor and the Rating Agencies, setting forth the basis for such determination and accompanied by any supporting information the Master Servicer or the Special Servicer may have obtained.

     As and to the extent described herein, the Master Servicer, the Special Servicer and the Trustee are each entitled to receive interest at the Reimbursement Rate (compounded monthly) on Servicing Advances made thereby. See "The Pooling and Servicing Agreements -- Certificate Account" and "-- Servicing Compensation and Payment of Expenses" in the accompanying prospectus and "Description of the Certificates -- P&I Advances" in this prospectus supplement.

EVIDENCE AS TO COMPLIANCE

     On or before April 30 of each year, beginning April 30, 2002 (or, as to any such year, such earlier date as is contemplated by the last sentence of this paragraph), each of the Master Servicer and the Special Servicer, at its expense, shall cause a firm of independent public accountants (which may also render other services to the Master Servicer or the Special Servicer, as the case may be) and that is a member of the American Institute of Certified Public Accountants, to furnish a statement to the Depositor and the Trustee to the effect that (i) it has obtained a letter of representation regarding certain matters from the management of the Master Servicer and the Special Servicer, as the case may be, which includes an assertion that the Master Servicer and the Special Servicer, as the case may be, has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans) identified in the Uniform Single Association Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of commercial and multifamily mortgage loans during the most recently completed calendar year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. In rendering its report such firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by Sub-Servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those sub-servicers.

     The Pooling Agreement also requires that, on or before a specified date in each year, commencing in 2002, each of the Master Servicer and the Special Servicer deliver to the Trustee a statement signed by one or more officers thereof to the effect that the Master Servicer or Special Servicer, as the case may be, has fulfilled its material obligations under the Pooling Agreement in all material respects throughout the preceding calendar year or the portion thereof during which the Certificates were outstanding.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

     The Master Servicer (as to Non-Specially Serviced Mortgage Loans) and the Special Servicer (as to Specially Serviced Mortgage Loans (subject to the requirements regarding the resolution of Defaulted Mortgage Loans described below under "-- Defaulted Mortgage Loans; Purchase Option" in this prospectus supplement)) each may, consistent with the Servicing Standard, agree to any modification, waiver or amendment of any term of, forgive or defer the payment of interest on and principal of, permit the release, addition or substitution of collateral securing, and/or permit the release of the borrower on or any guarantor of any Mortgage Loan it is required to service and administer, without the consent of the Trustee, subject, however, to the rights of consent provided to the Directing Certificateholder (and with respect to any Component Mortgage Loan, the Directing Certificateholder in consultation with the related Subordinate Component Representative) and to each of the following limitations, conditions and restrictions:

          (i) with limited exception (including as described below with respect to Excess Interest), neither the Master Servicer nor the Special Servicer may agree to any modification, waiver or amendment of any term of, or take any of the other above referenced actions with respect to, any Mortgage Loan it is required to service and administer that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or, in the Master Servicer's or the Special Servicer's reasonable judgment, would materially impair the security for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon; provided, however, the Special Servicer may agree to any modification, waiver or amendment of any term of, or take any of the other above referenced actions with respect to, a Specially Serviced Mortgage Loan that would have any such effect, but only if a material default on such Mortgage Loan has occurred or, in the Special Servicer's reasonable judgment, a default in respect of payment on such Mortgage Loan is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to Certificateholders (collectively) on a present value basis than would liquidation as certified to the Trustee in an officer's certificate;

          (ii) neither the Master Servicer nor the Special Servicer may, in connection with any particular extension, extend the maturity date of a Mortgage Loan (A) beyond a date that is two years prior to the Rated Final Distribution Date, or (B) beyond a date which is 20 years prior to the expiration date of any related Ground Lease; provided that with respect to clause (B) in this clause (ii), the Special Servicer may extend the maturity date of a Mortgage Loan beyond a date which is 20 years prior to the expiration of a related ground lease if it gives due consideration to the remaining term of such ground lease.

          (iii) unless the proviso to clause (i) above applies, neither the Master Servicer nor the Special Servicer may make or permit any modification, waiver or amendment of any term of, or take any of the other above referenced actions with respect to, any Mortgage Loan that would constitute a "significant modification" of such Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)

     (neither the Master Servicer nor the Special Servicer shall be liable for decisions made under this subsection which were made in good faith and, unless it would constitute bad faith or gross negligence to do so, each of the Master Servicer and the Special Servicer may rely on opinions of counsel in making such decisions);

          (iv) neither the Master Servicer nor the Special Servicer may permit any borrower to add or substitute real estate collateral for an outstanding Mortgage Loan unless (A) the Master Servicer or the Special Servicer shall have first determined in accordance with the Servicing Standard, based upon a Phase I environmental assessment (and such additional environmental testing as the Special Servicer deems necessary and appropriate), that such additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws and/or regulations and (B) the Master Servicer or the Special Servicer, as the case may be, shall have obtained written confirmation from each Rating Agency that such addition or substitution will not result in the withdrawal, downgrade or qualification of any rating then assigned to any Class of Certificates;

          (v) with limited exceptions, including a permitted defeasance as described above under "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans -- Defeasance" and specific releases contemplated by the terms of the Mortgage Loans in effect on the Delivery Date, neither the Master Servicer nor the Special Servicer shall release real estate collateral securing an outstanding Mortgage Loan; and

          (vi) except to the extent the Special Servicer determines that a modification, waiver or amendment is required for the best interests of all Certificateholders in accordance with the Servicing Standard, the Special Servicer shall not agree to any modification, waiver or amendment of any term of, or take any of the other actions referenced above, with respect to any Specially Serviced Mortgage Loan if such action would not be generally consistent with the Asset Status Report approved by the Directing Certificateholder or the Certificateholders (and with respect to any Component Mortgage Loan, the Directing Certificateholder in consultation with the Subordinate Component Representative), as applicable, unless it shall have proposed such action to the Directing Certificateholder in the same manner as the Asset Status Report;

provided that (1) the limitations, conditions and restrictions set forth in clauses (i), (ii), (iv), (v) and (vi) above shall not apply to any of the acts referenced above in respect of any Mortgage Loan that either occurs automatically, or results from the exercise of a unilateral option by the related borrower within the meaning of Treasury Regulations Section 1.1001-3(c)(2)(iii), in any event under the terms of such Mortgage Loan in effect on the Closing Date, and (2) notwithstanding clauses (i) through (vi) above, neither the Master Servicer nor the Special Servicer will be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if in their reasonable and good faith judgment such opposition would not ultimately prevent the confirmation of such plan or one substantially similar.

     With respect to any ARD Loan, the Master Servicer or Special Servicer, as applicable, shall be permitted, in its discretion, to waive all or any accrued Excess Interest if, prior to the related maturity date, the related borrower has requested the right to prepay such Mortgage Loan in full together with all other payments required by such Mortgage Loan in connection with such prepayment except for all or a portion of accrued Excess Interest, provided that the Master Servicer's or Special Servicer's determination to waive the right to such accrued Excess Interest is reasonably likely to produce a greater payment to Certificateholders on a present value basis than a refusal to waive the right to such Excess Interest. Any such waiver will not be effective until such prepayment is tendered. Neither the Master Servicer nor the Special Servicer will have any liability to the Trust, the Certificateholders or any other person so long as such determination is based on such criteria.

     The Master Servicer will not be required to seek the consent of the Special Servicer or any Certificateholder or obtain any Rating Agency confirmation in order to approve certain minor or routine modifications, waivers or amendments of the Mortgage Loans, including waivers of minor covenant defaults, releases of non-material parcels of a Mortgaged Property, grants of easements that do not materially affect the use or value of a Mortgaged Property or a borrower's ability to make any payments with respect to the related Mortgage Loan; provided that any such modification, waiver or amendment may not affect a payment term of the Certificates, constitute a "significant modification" of such Mortgage Loan pursuant to Treasury Regulations Section 1.860G-2(b) or otherwise have an adverse REMIC effect, be inconsistent with the Servicing Standard, or violate the terms, provisions or limitations of the Pooling Agreement.

DEFAULTED MORTGAGE LOANS; PURCHASE OPTION

     Within 30 days after a Mortgage Loan becomes a Defaulted Mortgage Loan, the Special Servicer will be required to determine the fair value of the Mortgage Loan in accordance with the Servicing Standard. The Special Servicer will be permitted to change, from time to time thereafter, its determination of the fair value of a Defaulted Mortgage Loan based upon changed circumstances, or new information, in accordance with the Servicing Standard. A "Defaulted Mortgage Loan" is a Mortgage Loan (i) that is delinquent 60 days or more in respect to a Monthly Payment (not including the Balloon Payment) or (ii) is delinquent in respect of its Balloon Payment unless the Master Servicer has, on or prior to the due date of such Balloon Payment, received written evidence from an institutional lender of such lender's binding commitment to refinance such Mortgage Loan within 60 days after the due date of such Balloon Payment (provided that if such refinancing does not occur during such time specified in the commitment, the related Mortgage Loan will immediately become a Defaulted Mortgage Loan), in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note, or (iii) as to which the Master Servicer or Special Servicer has, by written notice to the related Mortgagor, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

     At the time a Mortgage Loan becomes a Defaulted Mortgage Loan, any majority Certificateholder of the Controlling Class and the Special Servicer will each have an assignable option (such option will only be assignable after such option arises) (a "Purchase Option") to purchase the Defaulted Mortgage Loan, subject to the purchase right of a holder of a majority interest in a Class of Class V Certificates with respect the related Component Mortgage Loan and the holder of each Companion Loan with respect to its related Mortgage Loan as described under "Description of the Mortgage Pool -- Component Mortgage Loans" and "-- AB Mortgage Loans," from the Trust Fund at a price (the "Option Price") equal to
(i) the sum of the Stated Principal Balance of the Defaulted Mortgage Loan, plus accrued and unpaid interest thereon, all related unreimbursed Advances (and unpaid interest on Advances), and all accrued Special Servicing Fees and Additional Trust Fund expenses allocable to such Defaulted Mortgage Loan whether paid or unpaid, if the Special Servicer has not yet determined the fair value of the Defaulted Mortgage Loan, or (ii) the fair value of the Defaulted Mortgage Loan as determined by the Special Servicer, if the Special Servicer has made such fair value determination. The majority Certificateholder of the Controlling Class may have an exclusive right to exercise the Purchase Option for a specified period of time. Any holder of the Purchase Option may sell, transfer, assign or otherwise convey its Purchase Option with respect to any Defaulted Mortgage Loan to any party at any time after the related Mortgage Loan becomes a Defaulted Mortgage Loan.

     Unless and until the Purchase Option with respect to a Defaulted Mortgage Loan is exercised, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling Agreement consistent with the Servicing Standard, but the Special Servicer will not be permitted to sell the Defaulted Mortgage Loan other than pursuant to the exercise of the Purchase Option.

     If not exercised sooner, the Purchase Option with respect to any Defaulted Mortgage Loan will automatically terminate upon (i) the related Mortgagor's cure of all related defaults on the Defaulted Mortgage Loan, (ii) the acquisition on behalf of the Trust Fund of title to the related Mortgaged Property by foreclosure or deed in lieu of foreclosure or (iii) the modification or pay-off (full or discounted) of the Defaulted Mortgage Loan in connection with a workout. In addition, the Purchase Option with respect to a Defaulted Mortgage Loan held by any person will terminate upon the exercise of the Purchase Option by any other holder of a Purchase Option.

     If (a) a Purchase Option is exercised with respect to a Defaulted Mortgage Loan and the person expected to acquire the Defaulted Mortgage Loan pursuant to such exercise is the majority Certificateholder of the Controlling Class, the Special Servicer, or any affiliate of any of them (in other words, the Purchase Option has not been assigned to another unaffiliated person) and (b) the Option Price is based on the Special Servicer's determination of the fair value of the Defaulted Mortgage Loan, the Master Servicer (or if the Special Servicer and the Master Servicer are affiliates, then the Trustee) will be required to determine if the Option Price represents a fair value for the Defaulted Mortgage Loan.

     The Special Servicer shall use its reasonable efforts to sell any REO Property as soon as practicable in accordance with the servicing standard but prior to the end of the third calendar year following the year of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property (an "REO Extension") or (ii) it obtains an opinion of counsel generally to the effect that the holding of the property for more than three years after the end of the calendar year in which it was acquired will not result in the imposition of a tax on the Trust Fund or cause any REMIC created pursuant to the Pooling Agreement to fail to qualify as a REMIC under the Code. If the Special Servicer on behalf of the Trustee has not received an REO Extension or such Opinion of Counsel and the Special Servicer is not able to sell such REO Property within the period specified above, or if an REO Extension has been granted and the Special Servicer is unable to sell such REO Property within the extended time period, the Special Servicer shall auction the property as set forth below.

     The Special Servicer shall give the Directing Certificateholder (and with respect to any Component Mortgage Loan, to the Subordinate Component Representative), the Master Servicer and the Trustee not less than five days' prior written notice of its intention to sell any such REO Property, and shall auction the REO Property to the highest bidder (which may be the Special Servicer) in accordance with the servicing standard described in the Pooling Agreement; provided, however, that the Master Servicer, Special Servicer, holder (or holders) of Certificates evidencing a majority interest in the Controlling Class, any independent contractor engaged by the Master Servicer or the Special Servicer pursuant to the Pooling Agreement (or any officer or affiliate thereof) shall not be permitted to purchase the REO Property at a price less than the outstanding principal balance of such Mortgage Loan as of the date of purchase, plus all accrued but unpaid interest and related fees and expenses, except in limited circumstances set forth in the Pooling Agreement; and provided, further that if the Special Servicer intends to bid on any REO Property, (i) the Special Servicer shall notify the Trustee of such intent, (ii) the Trustee or an agent on its behalf shall promptly obtain, at the expense of the Trust an appraisal of such REO Property and (iii) the Special Servicer shall not bid less than the greater of the fair market value set forth in such appraisal or the Purchase Price.

     Subject to the Servicing Standard and the REMIC provisions, the Special Servicer shall act on behalf of the Trust in negotiating and taking any other action necessary or appropriate in connection with the sale of any REO Property or the exercise of the Purchase Option, including the collection of all amounts payable in connection therewith. Notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for any REO Property or purchase any Defaulted Mortgage Loan. Any sale of a Defaulted Mortgage Loan (pursuant to the Purchase Option) or REO Property shall be without recourse to, or representation or warranty by, the Trustee, the Depositor, the Special Servicer, the Master Servicer or the Trust other than customary representations and warranties of title, condition and authority (if liability for breach thereof is limited to recourse against the Trust). Notwithstanding the foregoing, nothing herein shall limit the liability of the Master Servicer, the Special Servicer or the Trustee to the Trust and the Certificateholders for negligence in the performance of its duties in accordance herewith. None of the Special Servicer, the Master Servicer, the Depositor or the Trustee shall have any liability to the Trust or any Certificateholder with respect to the price at which a Defaulted Mortgage Loan is sold if the sale is consummated in accordance with the terms of the Pooling Agreement.

REO PROPERTIES

     In general, the Special Servicer will be obligated to cause any Mortgaged Property acquired as REO Property to be operated and managed in a manner that would, to the extent commercially feasible, maximize the Trust's net after-tax proceeds from such property. The Special Servicer could determine that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property". Generally, net income from foreclosure property means income which does not qualify as "rents from real property" within the meaning of Code Section 856(c)(3)(A) and Treasury regulations thereunder or as income from the sale of such REO Property. "Rents from real property" do not include the portion of any rental based on the net income or gain of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. "Rents from real property" include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the Trust Fund, would not constitute "rents from real property," or that all of such income would fail to so qualify if a separate charge is not stated for such non-customary services or such services are not performed by an independent contractor. In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a Mortgaged Property owned by REMIC I, such as a hotel or skilled nursing care business, will not constitute "rents from real property." Any of the foregoing types of income instead constitute "net income from foreclosure property," which would be taxable to REMIC I at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the Net REO Proceeds available for distribution to holders of Certificates. See "Certain Federal Income Tax Consequences --
REMICs -- Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     Commencing in 2002, the Master Servicer or, in the case of any inspection required to be performed 60 days after delinquency, the Special Servicer, is required to perform (or cause to be performed) physical inspections of each Mortgaged Property (other than REO Properties and Mortgaged Properties securing Specially Serviced Mortgage Loans) at least once every two years (or, if the related Mortgage Loan has a then-current balance greater than $2,000,000, at least once every year), 60 days after delinquency and upon the debt service coverage ratio of a Mortgage Loan falling below 1.0x, provided that at least 50% of the Mortgaged Properties (by both number and aggregate Stated Principal Balances of the related Mortgage Loans) will be inspected each year by the Master Servicer (or an entity employed by the Master Servicer for such purpose) or, as described in the penultimate sentence, the Special Servicer. The Special Servicer will be entitled to reimbursement for the costs of any inspection with respect to a Specially Serviced Mortgage from Default Charges collected by the Special Servicer on such Specially Serviced Mortgage Loan and otherwise as an expense of the Trust Fund. In addition, the Special Servicer, subject to statutory limitations or limitations set forth in the related loan documents, is required to perform a physical inspection of each Mortgaged Property as soon as practicable after servicing of the related Mortgage Loan is transferred thereto and will be required to perform a yearly physical inspection of each such Mortgaged Property so long as the related Mortgage Loan is a Specially Serviced Mortgage Loan. The Special Servicer and the Master Servicer will each be required to prepare (or cause to be prepared) as soon as reasonably possible a written report of each such inspection performed thereby describing the condition of the Mortgaged Property.

     With respect to each Mortgage Loan that requires the borrower to deliver quarterly, annual or other periodic operating statements with respect to the related Mortgaged Property, the Master Servicer or the Special Servicer, depending on which is obligated to service such Mortgage Loan, is also required to make reasonable efforts to collect and review such statements. However, there can be no assurance that any operating statements required to be delivered will in fact be so delivered, nor is the Master Servicer or the Special Servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing Mortgage Loan.

TERMINATION OF THE SPECIAL SERVICER

     The holder or holders of Certificates evidencing a majority interest in the Controlling Class may at any time replace any Special Servicer. Such holder(s) shall designate a replacement to so serve by the delivery to the Trustee of a written notice stating such designation. The Trustee shall, promptly after receiving any such notice, so notify the Rating Agencies. If the designated replacement is acceptable to the Trustee, which approval may not be unreasonably withheld, the designated replacement shall become the Special Servicer as of the date the Trustee shall have received: (i) written confirmation from each Rating Agency stating that if the designated replacement were to serve as Special Servicer under the Pooling Agreement, the then-current rating or ratings of one or more Classes of the Certificates would not be qualified, downgraded or withdrawn as a result thereof; (ii) a written acceptance of all obligations of the Special Servicer, executed by the designated replacement; and (iii) an opinion of counsel to the effect that the designation of such replacement to serve as Special Servicer is in compliance with the Pooling Agreement, that the designated replacement will be bound by the terms of the Pooling Agreement and that the Pooling Agreement will be enforceable against such designated replacement in accordance with its terms. The existing Special Servicer shall be deemed to have resigned simultaneously with such designated replacement becoming the Special Servicer under the Pooling Agreement.

                        DESCRIPTION OF THE CERTIFICATES
GENERAL

     The Bank of America, N.A. -- First Union National Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2001-3, will be issued on November 14, 2001 (the "Delivery Date") pursuant to a Pooling and Servicing Agreement, dated as of November 11, 2001, among the Depositor, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator (the "Pooling Agreement").

     The Offered Certificates, together with the Private Certificates, will represent in the aggregate the entire beneficial interest in a trust (the "Trust"), the assets of which (such assets collectively, the "Trust Fund") include: (i) the Mortgage Loans (including the Subordinate Components of the Component Mortgage Loans) and all payments thereunder and proceeds thereof received after the Cut-off Date (exclusive of payments of principal, interest and other amounts due thereon on or before the Cut-off Date); (ii) any REO Properties; (iii) certain rights under the Swap Contract; and (iv) such funds or assets as from time to time are deposited in the Certificate Account, the Interest Reserve Account, and the Excess Interest Distribution Account (see "The Pooling and Servicing Agreements -- Certificate Account" in the accompanying prospectus).

     The Certificates will consist of twenty-seven classes to be designated as:
(i) the Class A-1 Certificates, the Class A-2 Certificates and the Class A-2F Certificates (collectively, the "Class A Certificates" and together with the Class XC and Class XP Certificates, the "Senior Certificates"); (ii) the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates, the Class L Certificates, the Class M Certificates, the Class N Certificates, the Class O Certificates, the Class P Certificates and the Class Q Certificates (collectively with the Class A Certificates, the "Sequential Pay Certificates");
(iii) the Class XC and Class XP Certificates (collectively, the "Class X Certificates", and collectively with the Sequential Pay Certificates, the "REMIC Regular Certificates"); (iv) the Class V-1, Class V-2, Class V-3, Class V-4 and Class V-5 Certificates (collectively, the "Class V Certificates"); and (v) the Class R-I Certificates and the Class R-II Certificates, (the Class R-I and Class R-II Certificates collectively, the "REMIC Residual Certificates"). Only the Class A-1, Class A-2, Class A-2F, Class B, Class C, Class D, Class E and Class F Certificates (collectively, the "Offered Certificates") are offered hereby. Each Class of Certificates (and the Class A-2F Regular Interest) is sometimes referred to in this prospectus supplement as a "Class".

     The Class XC, Class XP, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class V Certificates and the REMIC Residual Certificates (collectively, the "Private Certificates") have not been registered under the Securities Act and are not offered hereby. Accordingly, to the extent this prospectus supplement contains information regarding the terms of the Private Certificates, such information is provided because of its potential relevance to a prospective purchaser of an Offered Certificate.

     On the Delivery Date, the "Class A-2F Regular Interest" will also be issued by the Trust Fund as an uncertificated regular interest in REMIC II. The Class A-2F Regular Interest is not offered hereby. The Depositor will cause the transfer of the Class A-2F Regular Interest and direct the Trustee, on behalf of the Trust, to enter into the Swap Contract in exchange for the Class A-2F Certificates. The Class A-2F Certificates will represent all of the beneficial ownership interest in the portion of the Trust Fund that consists of the Class A-2F Regular Interest and the Swap Contract. The Class A-1 Certificates, the Class A-2 Certificates, the Class A-2F Regular Interest and the Class X Certificates are referred to in this Prospectus Supplement as the "Senior Interests". The REMIC Regular Certificates (other than the Class A-2F Certificates) and the Class A-2F Regular Interest are referred to herein as the "REMIC II Regular Interests".

REGISTRATION AND DENOMINATIONS

     The Offered Certificates will be issued in book-entry format in denominations of: (i) in the case of the Class A Certificates, $10,000 actual principal amount and in any whole dollar denomination in excess thereof;

and (ii) in the case of the other Offered Certificates, $100,000 actual principal amount and in any whole dollar denomination in excess thereof.

     Each Class of Offered Certificates will initially be represented by one or more Certificates registered in the name of the nominee of The Depository Trust Company ("DTC"). The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No beneficial owner of an Offered Certificate (each, a "Certificate Owner") will be entitled to receive a fully registered physical certificate (a "Definitive Certificate") representing its interest in such Class, except under the limited circumstances described under "Description of the Certificates -- Book-Entry Registration and Definitive Certificates" in the accompanying prospectus. Unless and until Definitive Certificates are issued in respect of the Offered Certificates, beneficial ownership interests in each such Class of Certificates will be maintained and transferred on the book-entry records of DTC and its participating organizations (its "Participants"), and all references to actions by holders of each such Class of Certificates will refer to actions taken by DTC upon instructions received from the related Certificate Owners through its Participants in accordance with DTC procedures, and all references herein to payments, notices, reports and statements to holders of each such Class of Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder thereof, for distribution to the related Certificate Owners through its Participants in accordance with DTC procedures. The form of such payments and transfers may result in certain delays in receipt of payments by an investor and may restrict an investor's ability to pledge its securities. See "Description of the Certificates -- Book-Entry Registration and Definitive Certificates" in the accompanying prospectus.

     The Trustee will initially serve as registrar (in such capacity, the "Certificate Registrar") for purposes of recording and otherwise providing for the registration of the Offered Certificates, and of transfers and exchanges of the Offered Certificates. The Offered Certificates will be issued in fully registered physical form.

CERTIFICATE BALANCES AND NOTIONAL AMOUNT

     On the Delivery Date, the respective classes of Certificates listed below will have the following Certificate Balances or Notional Amounts (in each case, subject to a variance of plus or minus 5%):

                                            CERTIFICATE        APPROXIMATE
                                              BALANCE          PERCENT OF     APPROXIMATE
                                            OR NOTIONAL           POOL          CREDIT
                  CLASS                        AMOUNT            BALANCE        SUPPORT
                  -----                    --------------      -----------    -----------
Class A-1................................  $  222,739,508        19.59%         22.38%
Class A-2................................  $  659,648,055        58.03%         22.38%
Class A-2F...............................  $                          %         22.38%
Class B..................................  $   42,627,419         3.75%         18.63%
Class C..................................  $   17,050,967         1.50%         17.13%
Class D..................................  $   17,050,968         1.50%         15.63%
Class E..................................  $   14,209,139         1.25%         14.38%
Class F..................................  $   17,050,968         1.50%         12.88%
Class G..................................  $   17,050,967         1.50%         11.38%
Class H..................................  $   14,209,139         1.25%         10.13%
Class J..................................  $   14,209,140         1.25%          8.88%
Class K..................................  $   29,839,193         2.63%          6.25%
Class L..................................  $    8,525,484         0.75%          5.50%
Class M..................................  $    8,525,483         0.75%          4.75%
Class N..................................  $   14,209,140         1.25%          3.50%
Class O..................................  $    5,683,656         0.50%          3.00%
Class P..................................  $    5,683,655         0.50%          2.50%
Class Q..................................  $   28,418,280         2.50%          0.00%
Class XP.................................  $  678,040,428(1)        N/A            N/A
Class XC.................................  $1,136,731,161(1)        N/A            N/A

---------------

(1) Notional Amount.

     The "Certificate Balance" of any Class of Sequential Pay Certificates and the Class A-2F Regular Interest outstanding at any time will be the then aggregate stated principal amount thereof. On each Distribution Date, the Certificate Balance of each Class of Sequential Pay Certificates and the Class A-2F Regular Interest will be reduced by any distributions of principal actually made on such Class on such Distribution Date, and will be further reduced by any Realized Losses and Additional Trust Fund Expenses allocated to such Class on such Distribution Date. Realized Losses and Additional Trust Fund Expenses allocated in reduction of the Class A-2F Regular Interest Certificate Balance will result in corresponding reduction of the Certificate Balance of the Class A-2F Certificates. See "-- Distributions" and "-- Subordination; Allocation of Losses and Certain Expenses" below.

     The Class X Certificates do not have Certificate Balances, but represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on the applicable notional amount (each, a "Notional Amount") of the related Class of Class X Certificates. The Notional Amount of the Class XC Certificates will generally be equal to the aggregate of the Component Balances of the Components outstanding from time to time. The Notional Amount of the Class XP Certificates will generally be equal to the aggregate of the Component Balances of the Class A-2B, Class A-2FB, Class B, Class C, Class D, Class E, Class F and Class G Components outstanding from time to time. The initial Notional Amount for (i) the Class XC Certificates will be $1,136,731,161 and (ii) the Class XP Certificates will be $678,040,428.

     Solely for the purposes of calculating the Notional Amounts of the Class XC and Class XP Certificates and the Pass-Through Rates applicable to the Class XC and XP Certificates for each Distribution Date, the aggregate Certificate Balance of each Class of Sequential Pay Certificates (other than the Class A-2F Certificates) and the Class A-2F Regular Interest will be deemed to consist of a single (or two, in the case of the Class A-2 and Class A-2F Certificates) component (each a "Component"). Each Component will have a balance (a "Component Balance") that will be reduced by any distributions of principal (except as described below with respect to the Class A-2 Certificates and Class A-2F Regular Interest) made on the related Class of Certificates or Class A-2F Regular Interest or any allocations of Realized Losses or Additional Trust Fund Expenses to such Class.

     The Notional Amount of the Class XC Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any Realized Losses and Additional Trust Fund Expenses actually allocated to, that portion of the aggregate Certificate Balances of the Sequential Pay Certificates that corresponds to the Components. The Notional Amount of the Class XP Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any Realized Losses and Additional Trust Fund Expenses actually allocated to, that portion of the aggregate Certificate Balances of the Class A-2, Class A-2F Regular Interest, Class B, Class C, Class D, Class E, Class F and Class G Certificates that correspond to the Class A-2B, Class A-2FB, Class B, Class C, Class D, Class E, Class F and Class G Components, respectively.

     The initial Component Balance of the Components will be as follows: Class
A-1 ($222,739,508), Class A-2 ($659,648,055), Class A-2F ($[     ]), Class B
($42,627,419), Class C ($17,050,967), Class D ($17,050,968), Class E
($14,209,139), Class F ($17,050,968), Class G ($17,050,967), Class H
($14,209,139), Class J ($14,209,140), Class K ($29,839,193), Class L
($8,525,484), Class M ($8,525,483), Class N ($14,209,140), Class O ($5,683,656),
Class P ($5,683,655) and Class Q ($28,418,280).

     In addition, the Class A-2 Component will be deemed to consist of two Components. The "Class A-2A Component" will have a Component Balance initially equal to $106,648,055, which amount will be deemed to be reduced by the amount of all distributions of principal, Realized Losses and Additional Trust Fund Expenses on the Class A-2 Certificates allocated to the Class A-2 Component until the Component Balance of the Class A-2A Component is reduced to zero. The other Class A-2 Component, the "Class A-2B Component", will have a Component Balance initially equal to $553,000,000 which, following the reduction of the Component Balance of the Class A-2A Component to zero, will be deemed reduced by the amount of all distributions of principal and other reductions of principal on the Class A-2 Certificates until the Component Balance of the Class A-2B Component (and the aggregate Component Balance of the Class A-2 Component) has been reduced to zero.

     In addition, the Class A-2F Component will be deemed to consist of two Components. The "Class A-2FA Component" will have a Component Balance initially
equal to $[       ], which amount will be deemed to be reduced by the amount of all reductions of principal, Realized Losses and Additional Trust Fund Expenses on the Class A-2F Regular Interest allocated to the Class A-2F Component until the Component Balance of the Class A-2FA Component is reduced to zero. The other Class A-2F Component, the "Class A-2FB Component", will have a Component Balance
initially equal to $[       ], which, following the reduction of the Component
Balance of the Class A-2FA Component to zero, will be deemed reduced by the amount of all distributions of principal and other reductions of principal on the Class A-2F Regular Interest until the Component Balance of the Class A-2FB Component (and the aggregate Component Balance of the Class A-2F Component) has been reduced to zero.

     The REMIC Residual Certificates will not have a Certificate Balance or a Notional Amount.

     A Class of Offered Certificates will be considered to be outstanding until its Certificate Balance or Notional Amount, as the case may be, is reduced to zero; provided, however, that, under very limited circumstances, reimbursement of any previously allocated Realized Losses and Additional Trust Fund Expenses may thereafter be made with respect thereto.

     For purposes of calculating the allocation of collections on each Component Mortgage Loan between the related Senior Component, on the one hand, and the related Subordinate Component on the other, each Senior Component will be deemed to have a principal balance (each, a "Senior Balance") and each Subordinate Component will be deemed to have a principal balance (each, a "Subordinate Balance") that is in each case initially equal to the amounts set forth in the following table:

                                                   COMBINED CUT-OFF
COMPONENT MORTGAGE LOAN                LOAN NO.      DATE BALANCE     SENIOR BALANCE   SUBORDINATE BALANCE
-----------------------                ---------   ----------------   --------------   -------------------
Rite Aid Aarmax Gratiot 15...........  825999802      $2,531,194        $2,063,836          $467,358
Rite Aid Clinton Township............  835300003      $2,438,331        $1,994,570          $443,761
Rite Aid Northporte Bay City.........  825114191      $2,615,158        $2,159,589          $455,569
Rite Aid Cotton Venture..............  835300002      $2,331,742        $1,881,629          $450,113
Rite Aid Imlay City M53..............  825999655      $1,791,387        $1,479,221          $312,166

     Each Senior Component and Subordinate Component of a Component Mortgage Loan will accrue interest during each interest accrual period on the amount of the Senior Balance and Subordinate Balance thereof outstanding immediately prior to the related Distribution Date at a per annum rate equal to the Mortgage Rate in effect for such Component Mortgage Loan as of the commencement of such interest accrual period. The Senior Balance of the Senior Component will be reduced on each Distribution Date by all distributions of principal made in respect thereof on such Distribution Date as described under "Description of the Certificates -- Distributions," and the Subordinate Balance of the Subordinate Component will be reduced on each Distribution Date by all distributions of principal made in respect thereof on such Distribution Date as described under "Description of the Certificates -- Distributions."

PASS-THROUGH RATES

     The Pass-Through Rates applicable to the Class A-1, Class A-2, Class B, Class C, Class D, Class E and Class F Certificates on any Distribution Date will be the pass-through rates indicated on the cover page of this prospectus supplement. The Pass-Through Rate applicable to Class A-2F Certificates with respect to any Distribution Date will be a per annum rate equal to LIBOR +
[     ]%. The Pass-Through Rate of the Class A-2F Regular Interest will be a
fixed rate equal to [       ]% per annum.

     The term "LIBOR" means, with respect to the Class A-2F Certificates and each interest accrual period, the per annum rate for deposits in U.S. dollars for a period of one month, which appears on the Telerate Page 3750 as the "London Interbank Offering Rate" as of 11:00 a.m., London time, on the day that is two Banking Days prior to the Interest Reset Date. If such rate does not appear on said Telerate Page 3750, LIBOR shall be the arithmetic mean of the offered quotations obtained by the Swap Counterparty from the principal London office of four major banks in the London interbank market selected by the Swap

Counterparty in its sole discretion (each, a "Reference Bank") for rates at which deposits in U.S. dollars are offered to prime banks in the London interbank market for a period of one month in an amount that is representative for a single transaction in the relevant market at the relevant time as of approximately 11:00 a.m., London time, on the day that is two Banking Days prior to the Interest Reset Date. If fewer than two Reference Banks provide the Swap Counterparty with such quotations, LIBOR shall be the rate per annum which the Swap Counterparty determines to be the arithmetic mean of the rates quoted by major banks in New York City, New York selected by the Swap Counterparty at approximately 11:00 a.m. New York City time on that Interest Reset Date for loans in U.S. dollars to leading European banks for a period of one month in an amount that is representative for a single transaction in the relevant market at the relevant time.

     The "Interest Reset Date" is the first day of each interest accrual period for the Class A-2F Certificates and, with respect to the first interest accrual period, the Delivery Date. A "Banking Day" is any day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency) in London, England, Chicago, Illinois and New York City, New York.

     The Pass-Through Rate applicable to the Class XC Certificates for the
initial Distribution Date will equal approximately [     ]% per annum. The
Pass-Through Rate applicable to the Class XC Certificates for each Distribution Date will, in general, equal the weighted average of the Class XC Strip Rates for the Components (or, in the case of the Class A-2 Component, the Class A-2A and Class A-2B Components thereof, or, in the case of the Class A-2F Component, the Class A-2FA and Class A-2FB Components thereof) for such Distribution Date (weighted on the basis of the respective Component Balances of such Components outstanding immediately prior to such Distribution Date). The "Class XC Strip Rate" in respect of any class of Components (and, in the case of (x) the Class A-2 Component, the Class A-2A and Class A-2B Components thereof, and (y) the Class A-2F Component, the Class A-2FA and Class A-2FB Components thereof) for any Distribution Date will, in general, equal (i) in the case of the Class A-1, Class A-2A, Class A-2FA, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P and Class Q Components, (x) the Weighted Average Net Mortgage Rate for such Distribution Date, minus (y) the Pass-Through Rate for such Component and (ii) in the case of the Class A-2B, Class A-2FB, Class B, Class C, Class D, Class E, Class F and Class G Components (x) for any Distribution Date occurring on or before the Distribution Date in November 2008, (1) the Weighted Average Net Mortgage Rate for such Distribution Date minus (2) the sum of the Pass-Through Rate for such Component for such Distribution Date and the Class XP Strip Rate for such Component for such Distribution Date, and (y) for any Distribution Date occurring after the Distribution Date in November 2008, (1) the Weighted Average Net Mortgage Rate for such Distribution Date, minus (2) the Pass-Through Rate for such Component for such Distribution Date (but in no event will any Class XC Strip Rate be less than zero).

     The Pass-Through Rate applicable to the Class XP Certificates for the
initial Distribution Date will equal approximately [     ]% per annum. The
Pass-Through Rate applicable to the Class XP Certificates for each Distribution Date on or before the Distribution Date in November 2008 will, in general, equal the weighted average of the Class XP Strip Rates for the Class A-2B, Class A-2FB, Class B, Class C, Class D, Class E, Class F and Class G Components for such Distribution Date (weighted on the basis of the respective Component Balances of such Components outstanding immediately prior to such Distribution
Date). The "Class XP Strip Rate" in respect of the Class A-2B, Class A-2FB, Class B, Class C, Class D, Class E, Class F and Class G Components for any Distribution Date will, in general, equal (i) for any Distribution Date occurring on or before the Distribution Date in November 2008, (x) the lesser of
(1) the Weighted Average Net Mortgage Rate for such Distribution Date and (2) the reference rate specified in Annex D to this Prospectus Supplement for such Distribution Date minus (y) the Pass-Through Rate for such Component for such Distribution Date (but in no event will any Class XP Strip Rate be less than zero), and (ii) for any Distribution Date occurring after the Distribution Date in November 2008, 0% per annum.

     For purpose of calculating the Class XC and Class XP Strip Rates, the Pass-Through Rate of each Component (other than the Class A-2F Component) will be the Pass-Through Rate of the corresponding Class of Certificates. In the case of the Class A-2F Component, the Pass-Through Rate for the Class A-2F Component will be the Pass-Through Rate of the Class A-2F Regular Interest.

     The Pass-Through Rate applicable to the Class G, Class H, and Class J
Certificates will, for any Distribution Date, be equal to [     ]%, [     ]% and
[     ]% respectively per annum; provided, however, the Pass-Through Rate for the Class J Certificates for any Distribution Date will not exceed the Weighted Average Net Mortgage Rate. The Pass-Through Rate applicable to the Class K, Class L, Class M, Class N, Class O, Class P and Class Q Certificates will, for
any Distribution Date, each be equal to [     ]%.

     The Class Q Certificates will also be entitled to receive distributions in respect of Excess Interest.

     The Class V-1, Class V-2, Class V-3, Class V-4 and Class V-5 Certificates will be entitled to distributions of interest only after the Senior Balance of the related Component Mortgage Loan has been reduced to zero and only from collections on such Component Mortgage Loan.

     "Weighted Average Net Mortgage Rate" for any Distribution Date, means the weighted average of the Net Mortgage Rates for all the Mortgage Loans (weighted on the basis of their respective Stated Principal Balances (less, with respect to any Component Mortgage Loan, the related Subordinate Balance) immediately following the preceding Distribution Date).

     The "Net Mortgage Rate" with respect to any Mortgage Loan is, in general, a per annum rate equal to the related Mortgage Rate in effect from time to time, minus the sum of the applicable Master Servicing Fee Rate and the per annum rate at which the monthly Trustee Fee is calculated (such sum, the "Administrative Fee Rate"); provided, however, that for purposes of calculating the Pass-Through Rate for each Class of REMIC Regular Certificates from time to time, the Net Mortgage Rate for any Mortgage Loan will be calculated without regard to any modification, waiver or amendment of the terms of such Mortgage Loan subsequent to the Delivery Date; and provided further, however, that if any Mortgage Loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, which is the basis on which interest accrues in respect of the REMIC Regular Certificates (other than the Class A-2F Certificates) and the Class A-2F Regular Interest, then the Net Mortgage Rate of such Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued in respect of such loan during such one-month period at the related Mortgage Rate (net of the related Administrative Fee Rate); provided, however, that with respect to such Mortgage Loans, the Mortgage Rate for the one month period (a) prior to the due dates in January and February in any year which is not a leap year or in February in any year which is a leap year will be the per annum rate stated in the related Mortgage Note and (b) prior to the due date in March will be determined inclusive of one day of interest retained for the one month period prior to the due dates in January and February in any year which is not a leap year or February in any year which is a leap year. As of the Cut-off Date (without regard to the adjustment described above), the Net Mortgage Rates for the Mortgage Loans ranged from 6.473% per annum to 8.863% per annum, with a weighted average Net Mortgage Rate of 7.349% per annum. See "Servicing of the Mortgage Loans -- Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

     The "Stated Principal Balance" of each Mortgage Loan will initially equal the outstanding principal balance of the Mortgage Loans as of the Cut-off Date and will be permanently reduced (to not less than zero) on each Distribution Date by (i) any payments or other collections (or advances in lieu thereof) of principal on such Mortgage Loan that have been distributed on the Certificates on such date, and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan during the related Collection Period.

     The "Collection Period" for each Distribution Date is the period that begins immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date occurs and ending on and including the Determination Date in the calendar month in which such Distribution Date occurs. The first Collection Period applicable to the Offered Certificates will begin immediately following the Cut-off Date and will end on the Determination Date in December 2001. The "Determination Date" for each Distribution Date will be the 5th business day prior to such Distribution Date.

DISTRIBUTIONS

     General. Except as described below with respect to the Class V Certificates, distributions on or with respect to the Certificates will be made by the Trustee, to the extent of available funds, on the 11th day of each month or, if any such 11th day is not a business day, then on the next succeeding business day (each, a "Distribution Date"). The first Distribution Date with respect to the Offered Certificates will occur in December 2001. Except as otherwise described below, all such distributions will be made to the persons in whose names the Certificates are registered at the close of business on the related Record Date and, as to each such person, will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with written wiring instructions no less than five business days prior to the related Record Date, or otherwise by check mailed to such Certificateholder. Until Definitive Certificates are issued in respect thereof, Cede & Co. will be the registered holder of the Offered Certificates. See "-- Registration and Denominations" above. The final distribution on any Offered Certificate (determined without regard to any possible future reimbursement of any Realized Losses or Additional Trust Fund Expense previously allocated to such Certificate) will be made in like manner, but only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. Any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or Additional Trust Fund Expense previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence (the likelihood of any such distribution being remote), will be made by check mailed to the Certificateholder that surrendered such Certificate. All distributions made on or with respect to a Class of Certificates will be allocated pro rata among such Certificates based on their respective percentage interests in such Class.

     With respect to any Distribution Date and any Class of Certificates, the "Record Date" will be the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs.

     Class V Certificates and the Component Mortgage Loans. Each Class of Class V Certificates will only be entitled to distributions from amounts collected on the Component Mortgage Loan related to such Class. All collections of principal and interest in respect of any Component Mortgage Loan (including the Subordinate Component thereof) received during any Collection Period (net of any portion allocable to reimburse any outstanding P&I Advances, or pay any Master Servicing Fees, Special Servicing Fees, Trustee Fees, Workout Fees, Liquidation Fees, interest on Advances and any other Additional Trust Fund Expenses, in respect of such Component Mortgage Loan (including the Subordinate Component thereof)) will be applied on the related Distribution Date, together with any P&I Advance or payment by the Master Servicer to cover Prepayment Interest Shortfalls made in respect of such Mortgage Loan (including the Subordinate Component thereof), for the purposes and in the following order of priority:

          (i) with respect to each Component Mortgage Loan, to the Certificateholders as part of the Available Distribution Amount for such Distribution Date, up to an amount equal to all unpaid interest accrued in respect of the related Senior Component through the end of the related interest accrual period;

          (ii) with respect to each Component Mortgage Loan, to the Certificateholders as part of the Available Distribution Amount for such Distribution Date, up to an amount equal to the lesser of (a) the sum of
     (1) the portion of such amounts being distributed that are allocable to principal of such Component Mortgage Loan, and (2) on any Distribution Date prior to the reduction of the Senior Balance to zero, the Subordinate Component Capitalized Amount for such Distribution Date described in clause
     (iv) below, and (b) the Senior Balance outstanding immediately prior to such Distribution Date (such amount distributable pursuant to this clause
     (ii) on any Distribution Date, the "Senior Component Principal Distribution Amount");

          (iii) with respect to each Component Mortgage Loan, to the Certificateholders as part of the Available Distribution Amount for such Distribution Date, to reimburse the Senior Component for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Senior Component and for which no reimbursement has previously been received;

          (iv) with respect to each Component Mortgage Loan, after the Senior Balance has been reduced to zero, to make distributions of interest to the holders of the related Class of Class V Certificates, up to an amount equal to all unpaid interest accrued in respect of the related Subordinate Component through the end of the related interest accrual period (such amount which would otherwise be distributable as interest pursuant to this clause (iv) on any Distribution Date prior to the reduction of the Senior Balance to zero is referred to herein as the "Subordinate Component Capitalized Amount");

          (v) with respect to each Component Mortgage Loan, after the Senior Balance has been reduced to zero, to make distributions of principal to the holders of the related Class of Class V Certificates until the Subordinate Balance is reduced to zero; and

          (vi) with respect to each Component Mortgage Loan, to the holders of the related Class of Class V Certificates, to reimburse such Class for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Subordinate Component and for which no reimbursement has been previously received.

     The amounts to be applied pursuant to clause (i), (ii) and (iii) above will be included as part of the Available Distribution Amount for the subject Distribution Date and will be applied as described below to make distributions on the Certificates.

     The Available Distribution Amount. With respect to any Distribution Date, distributions of interest on and principal of the Certificates (other than the Class V Certificates) will be made from the Available Distribution Amount for such Distribution Date. The "Available Distribution Amount" for any Distribution Date will, in general, equal

     (a) all amounts on deposit in the Certificate Account as of the close of business on the related Determination Date, exclusive of any portion thereof that represents one or more of the following:

          (i) Monthly Payments collected but due on a Due Date subsequent to the related Collection Period;

          (ii) any payments of principal and interest, Liquidation Proceeds and Insurance and Condemnation Proceeds received after the end of the related Collection Period;

          (iii) Prepayment Premiums (which are separately distributable on the Certificates as hereinafter described);

          (iv) Excess Interest (which is distributable to the Class Q Certificates as hereinafter described);

          (v) amounts that are payable or reimbursable to any person other than the Certificateholders (including amounts payable to the Master Servicer, the Special Servicer, any Sub-Servicers or the Trustee as compensation (including Trustee Fees, Master Servicing Fees, Special Servicing Fees, Workout Fees, Liquidation Fees and Default Charges (to the extent Default Charges are not otherwise applied to cover interest on Advances or other expenses), assumption fees and modification fees), amounts payable in reimbursement of outstanding Advances, together with interest thereon, and amounts payable in respect of other Additional Trust Fund Expenses);

          (vi) amounts deposited in the Certificate Account in error;

          (vii) with respect to each Mortgage Loan which accrues interest on an Actual/360 Basis and any Distribution Date relating to the one month period preceding the Distribution Date in each February (and in any January of a year which is not a leap year), an amount equal to the related Withheld Amount; and

          (viii) any amounts distributable to the Class V Certificates in respect of the Component Mortgage Loans as described in clauses (iv), (v) and (vi) under "Description of the Certificates -- Distributions -- Class V Certificates and the Component Mortgage Loans";

     (b) to the extent not already included in clause (a), any P&I Advances made with respect to such Distribution Date, any Compensating Interest Payments made by the Master Servicer to cover Prepayment Interest Shortfalls incurred during the related Collection Period and for the Distribution Date occurring in each March, the related Withheld Amounts remitted to the Trustee for distribution to the Certificateholders as described under "Description of the Certificates -- Interest Reserve Account."

     See "The Pooling and Servicing Agreements -- Certificate Account" in the accompanying prospectus.

     Application of the Available Distribution Amount. On each Distribution Date, the Trustee will apply the Available Distribution Amount for such date for the following purposes and in the following order of priority:

          (1) to pay interest to the holders of the Class A-1 Certificates, Class A-2 Certificates, Class A-2F Regular Interest, Class XC Certificates and Class XP Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, all Distributable Certificate Interest in respect of each such Class for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (2) to pay principal sequentially first to the holders of the Class A-1 Certificates and second pro rata to the Class A-2 Certificates and Class A-2F Regular Interest up to an amount equal to the lesser of (a) the then-outstanding Certificate Balance of such Class and (b) the remaining portion of the Principal Distribution Amounts (as defined below) for such Distribution Date;

          (3) to reimburse the holders of the Class A-1 Certificates, Class A-2 Certificates and Class A-2F Regular Interest up to an amount equal to, and pro rata as among such Classes in accordance with, the respective amounts of Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Classes and for which no reimbursement has previously been paid; and

          (4) to make payments on the other Classes of Certificates (other than the Class V Certificates) (collectively, the "Subordinate Certificates") as contemplated below;

provided that, on each Distribution Date as of which the aggregate Certificate Balance of the Subordinate Certificates is to be or has been reduced to zero, and in any event on the final Distribution Date in connection with a termination of the Trust (see "-- Termination" below), the payments of principal to be made as contemplated by clause (2) above with respect to the Class A-1 Certificates, Class A-2 Certificates and Class A-2F Regular Interest will be so made (subject to available funds) to the holders of such Classes, up to an amount equal to, and pro rata as between such Classes in accordance with, the respective then outstanding Certificate Balances of such Classes.

     On each Distribution Date, following the above-described distributions on the Senior Certificates, the Trustee will apply the remaining portion, if any, of the Available Distribution Amount for such date for the following purposes and in the following order of priority:

          (1) to pay interest to the holders of the Class B Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (2) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates and Class A-2F Regular Interest have been reduced to zero, to pay principal to the holders of the Class B Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (3) to reimburse the holders of the Class B Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

          (4) to pay interest to the holders of the Class C Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (5) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-2F Regular Interest and Class B Certificates have been reduced to zero, to pay principal to the holders of the Class C Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate

     Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (6) to reimburse the holders of the Class C Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

          (7) to pay interest to the holders of the Class D Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (8) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-2F Regular Interest, Class B Certificates and Class C Certificates have been reduced to zero, to pay principal to the holder of the Class D Certificates, up to an amount equal to the lesser of
     (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (9) to reimburse the holders of the Class D Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

          (10) to pay interest to the holders of the Class E Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (11) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-2F Regular Interest, Class B Certificates, Class C Certificates and Class D Certificates have been reduced to zero, to pay principal to the holders of the Class E Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (12) to reimburse the holders of the Class E Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

          (13) to pay interest to the holders of the Class F Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (14) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-2F Regular Interest, Class B Certificates, Class C Certificates, Class D Certificates and Class E Certificates have been reduced to zero, to pay principal to the holders of the Class F Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (15) to reimburse the holders of the Class F Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

          (16) to pay interest to the holders of the Class G Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (17) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-2F Regular Interest, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates and Class F Certificates have been reduced to zero, to pay principal to the holders of the Class G Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (18) to reimburse the holders of the Class G Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

          (19) to pay interest to the holders of the Class H Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (20) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-2F Regular Interest, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates and Class G Certificates have been reduced to zero, to pay principal to the holders of the Class H Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (21) to reimburse the holders of the Class H Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

          (22) to pay interest to the holders of the Class J Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (23) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-2F Regular Interest, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates and Class H Certificates have been reduced to zero, to pay principal to the holders of the Class J Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (24) to reimburse the holders of the Class J Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

          (25) to pay interest to the holders of the Class K Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (26) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-2F Regular Interest, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates and Class J Certificates have been reduced to zero, to pay principal to the holders of the Class K Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (27) to reimburse the holders of the Class K Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

          (28) to pay interest to the holders of the Class L Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (29) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-2F Regular Interest, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates and Class K Certificates have been reduced to zero, to pay principal to the holders of the Class L Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (30) to reimburse the holders of the Class L Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

          (31) to pay interest to the holders of the Class M Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (32) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-2F Regular Interest, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates and Class L Certificates have been reduced to zero, to pay principal to the holders of the Class M Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (33) to reimburse the holders of the Class M Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

          (34) to pay interest to the holders of the Class N Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (35) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-2F Regular Interest, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates and Class M Certificates have been reduced to zero, to pay principal to the holders of the Class N Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (36) to reimburse the holders of the Class N Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

          (37) to pay interest to the holders of the Class O Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (38) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-2F Regular Interest, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates and Class N Certificates have been reduced to zero, to pay principal to the holders of the Class O Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (39) to reimburse the holders of the Class O Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

          (40) to pay interest to the holders of the Class P Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (41) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-2F Regular Interest, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates and Class O Certificates have been reduced to zero, to pay principal to the holders of the Class P Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (42) to reimburse the holders of the Class P Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received; and

          (43) to pay interest to the holders of the Class Q Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (44) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-2F Regular Interest, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates, Class O Certificates and Class P Certificates have been reduced to zero, to pay principal to the holders of the Class Q Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (45) to reimburse the holders of the Class Q Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received; and

          (46) to pay to the holders of the REMIC Residual Certificates, the balance, if any, of the Available Distribution Amount for such Distribution Date;

provided that, on the final Distribution Date in connection with a termination of the Trust, the payments of principal to be made as contemplated by any of clauses (2), (5), (8), (11), (14), (17), (20), (23), (26), (29), (32), (35),
(38), (41) and (44) above with respect to any Class of Sequential Pay Certificates or Class A-2F Regular Interest will be so made (subject to available funds) up to an amount equal to the entire then outstanding Certificate Balance of such Class of Certificates.

     The amount allocated to the Class A-2F Regular Interest on the Master Servicer Remittance Date as defined herein shall be deposited into the Floating Rate Account on such date and the portion of such interest, if any, which is equal to the net swap payment due to the Swap Counterparty (the "Net Swap Payment") will be applied to make payments under the Swap Contract as provided under "Description of the Swap Contract" in this prospectus supplement. The amounts remaining in the Floating Rate Account, including any net payment received under the Swap Contract from the Swap Counterparty, will be distributed to the Holders of the Class A-2F Certificates on the related Distribution Date.

     Distributable Certificate Interest. The "Distributable Certificate Interest" in respect of each Class of REMIC Regular Certificates and the Class A-2F Regular Interest for each Distribution Date is equal to the Accrued Certificate Interest in respect of such Class of Certificates or the Class A-2F Regular Interest for such Distribution Date, reduced by such Class' allocable share (calculated as described below) of any Net Aggregate Prepayment Interest Shortfall for such Distribution Date. On each Distribution Date, Holders of the Class A-2F Certificates will be entitled to receive distributions of interest equal to the Class A-2F Interest Distribution Amount. See "-- The Class A-2F Certificates" below and "Description of the Swap Contract -- Distributions from the Floating Rate Account" in this prospectus supplement.

     The "Accrued Certificate Interest" in respect of each Class of REMIC Regular Certificates (other than the Class A-2F Certificates) and the Class A-2F Regular Interest for each Distribution Date is equal to one calendar month's interest at the Pass-Through Rate applicable to such Class of Certificates or Class A-2F

Regular Interest for such Distribution Date accrued on the related Certificate Balance or Notional Amount, as the case may be, outstanding immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months for each of the Classes of Certificates (other than the Class A-2F Certificates) and the Class A-2F Regular Interest. The Accrued Certificate Interest in connection with the Class A-2F Certificates will be calculated on the basis of a 360-day year and the actual number of days in the relevant period of accrual; provided that if the Pass-Through Rate converts to a fixed rate as described in this prospectus supplement, the Class A-2F Certificates will accrue interest on the same basis as the Class A-2F Regular Interest. Accrued Certificate Interest in respect of the Class A-2F Certificates for each Distribution Date will be equal to the amount of interest accrued from and including the Distribution Date in the immediately preceding month prior to the month of the relevant Distribution Date (or the Delivery Date in the case of the initial period) to but excluding the relevant Distribution Date.

     The "Net Aggregate Prepayment Interest Shortfall" for any Distribution Date will be the amount, if any, by which (a) the aggregate of all Prepayment Interest Shortfalls incurred during the related Collection Period, exceeds (b) any Compensating Interest Payment made by the Master Servicer with respect to such Distribution Date to cover such Prepayment Interest Shortfalls. See "Servicing of the Mortgage Loans -- Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement. The Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date will be allocated on such Distribution Date to the respective Classes of REMIC Regular Certificates (other than the Class A-2F Certificates) and the Class A-2F Regular Interest (in each case, to reduce the amount of interest otherwise payable thereon on such Distribution Date) as follows: first, to the respective Classes of REMIC Regular Certificates (other than the Class A-1, Class A-2, Class A-2F, Class XC and Class XP Certificates and other than the Class A-2F Regular Interest) sequentially in reverse alphabetical order of Class designation, in each case up to an amount equal to the lesser of any remaining unallocated portion of such Net Aggregate Prepayment Interest Shortfall and any Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date; and, thereafter, if and to the extent that any portion of such Net Aggregate Prepayment Interest Shortfall remains unallocated, among the Class A-1 Certificates, Class A-2 Certificates, Class A-2F Regular Interest, Class XC Certificates and Class XP Certificates, up to, and pro rata in accordance with, the respective amounts of Accrued Certificate Interest for each such Class for such Distribution Date. Any allocation of Net Aggregate Prepayment Interest Shortfall to the Class A-2F Regular Interest could result in a shortfall in interest paid by the Swap Counterparty to the Class A-2F Certificateholders.

     With respect to the each Component Mortgage Loan, Prepayment Interest Shortfalls will be allocated first to the related Subordinate Component and then to the related Senior Component. Compensating Interest Payments made by the Master Servicer to cover Prepayment Interest Shortfalls with respect to each Component Mortgage Loan for any Distribution Date will be used first, to cover the Prepayment Interest Shortfalls incurred during the related Collection Period allocated to the Senior Component, and second, to cover any Prepayment Interest Shortfalls incurred during the related Collection Period allocated to the Subordinate Component. Any such Prepayment Interest Shortfalls allocated to the Subordinate Component, to the extent not covered by the Master Servicer on such Distribution Date, will reduce the Subordinate Component's interest entitlement for the related Distribution Date (without giving effect to any capitalization of interest). Any such Prepayment Interest Shortfalls allocated to the Senior Component, to the extent not covered by the Master Servicer on such Distribution Date, will be allocated to the Classes of REMIC Regular Certificates as described above.

     Principal Distribution Amount. The "Principal Distribution Amount" for any Distribution Date will, in general, equal the aggregate of the following (excluding, except with respect to clause (f) below, any amounts received in respect of a Component Mortgage Loan):

          (a) the principal portions of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments due or deemed due, as the case may be, in respect of the Mortgage Loans for their respective Due Dates occurring during the related Collection Period;

          (b) all voluntary principal prepayments received on the Mortgage Loans during the related Collection Period;

          (c) with respect to any Balloon Loan as to which the related stated maturity date occurred during or prior to the related Collection Period, any payment of principal (exclusive of any voluntary principal prepayment and any amount described in clause (d) below) made by or on behalf of the related borrower during the related Collection Period, net of any portion of such payment that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of such Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

          (d) all Liquidation Proceeds and Insurance and Condemnation Proceeds received on the Mortgage Loans during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal thereof, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

          (e) the excess, if any, of (i) the Principal Distribution Amount for the immediately preceding Distribution Date, over (ii) the aggregate distributions of principal made on the Sequential Pay Certificates (other than the Class A-2F Certificates) and the Class A-2F Regular Interest in respect of such Principal Distribution Amount on such immediately preceding Distribution Date; and

          (f) with respect to any Component Mortgage Loan, the Senior Component Principal Distribution Amount for such Distribution Date.

     For purposes of the foregoing, the Monthly Payment due on any Mortgage Loan on any related Due Date will reflect any waiver, modification or amendment of the terms of such Mortgage Loan, whether agreed to by the Master Servicer or Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower.

     An "Assumed Monthly Payment" is an amount deemed due in respect of: (i) any Mortgage Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its stated maturity date and as to which no arrangements have been agreed to for collection of the delinquent amounts; or
(ii) any Mortgage Loan as to which the related Mortgaged Property has become an REO Property. The Assumed Monthly Payment deemed due on any such Mortgage Loan delinquent as to its Balloon Payment, for its stated maturity date and for each successive Due Date that it remains outstanding, will equal the Monthly Payment that would have been due thereon on such date if the related Balloon Payment had not come due, but rather such Mortgage Loan had continued to amortize in accordance with its amortization schedule, if any, in effect immediately prior to maturity and had continued to accrue interest (exclusive of Excess Interest in the case of an ARD Loan) in accordance with such Mortgage Loan's terms in effect immediately prior to maturity. The Assumed Monthly Payment deemed due on any such Mortgage Loan as to which the related Mortgaged Property has become an REO Property, for each Due Date that such REO Property remains part of the Trust Fund, will equal the Monthly Payment (or, in the case of a Mortgage Loan delinquent in respect of its Balloon Payment as described in the prior sentence, the Assumed Monthly Payment) due on the last Due Date prior to the acquisition of such REO Property.

     The Class A-2F Certificates. On each Distribution Date, the Trustee will distribute the applicable Class A-2F Available Funds for such Distribution Date to the holders of record of the Class A-2F Certificates in the following amounts: (i) the Class A-2F Interest Distribution Amount; and (ii) Class A-2F Principal Distribution Amount.

     The Class A-2F Certificates will accrue interest on their Floating Rate
Certificate Notional Amount at a rate equal to LIBOR plus [     ]%; provided,
that such amount will not be paid if the Swap Counterparty defaults on its obligation to pay interest under the Swap Contract or if there are insufficient funds in the Certificate Account to pay the Swap Counterparty the full amount due under the Swap Contract.

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     In the case of a default of the Swap Counterparty, and until such default is cured or the Swap Contract is replaced, the Class A-2F Certificates will accrue interest at the Pass-Through Rate of the Class A-2F Regular Interest, which is [ ]% per annum, to the extent of the Class A-2F Available Funds. In the case that there are insufficient funds in the Certificate Account to pay the Swap Counterparty, the amount of interest payable on the Class A-2F Certificates will be reduced in proportion to the amount of interest shortfall on the related Class A-2F Regular Interest.

     For a further discussion, see "Description of the Swap Contract" in this prospectus supplement.

     Excess Interest. On each Distribution Date, Excess Interest received in the related Collection Period will be distributed solely to the Class Q Certificates to the extent set forth in the Pooling Agreement, and will not be available for distribution to holders of the Offered Certificates.

     Distributions of Prepayment Premiums. On any Distribution Date, Prepayment Premiums collected during the related Collection Period are required to be distributed to the holders of the Classes of Offered Certificates (other than the Class A-2F Certificates), the Class G Certificates, the Class H Certificates, the Class J Certificates and the Class A-2F Regular Interest as described below.

     On each Distribution Date, Prepayment Premiums collected on the Mortgage Loans during the related Prepayment Period will be distributed by the Trustee to the following Classes: to the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates and the Class A-2F Regular Interest, in an amount equal to the product of (a) a fraction, not greater than one, whose numerator is the amount distributed as principal to such Class on such Distribution Date, and whose denominator is the total amount distributed as principal to the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P and Class Q Certificates and the Class A-2F Regular Interest on such Distribution Date, (b) the Base Interest Fraction for the related principal payment on such Class of Certificates, and (c) the aggregate amount of Prepayment Premiums collected on such principal prepayments during the related Prepayment Period. In connection with the Class A-2F Regular Interest, so long as the Swap Contract is in effect, any Prepayment Premium distributable in respect of the Class A-2F Regular Interest will be payable to the Swap Counterparty pursuant to the terms of the Swap Contract. If the Swap Contract is no longer in effect, any Prepayment Premium paid to the Class A-2F Regular Interest will be paid to the holders of the Class A-2F Certificates. Any Prepayment Premiums collected during the related Prepayment Period remaining after such distributions will be distributed to the holders of the Class XC Certificates.

     The "Base Interest Fraction" with respect to any principal prepayment on any Mortgage Loan and with respect to any class of Offered Certificates (other than the Class A-2F Certificates) and the Class A-2F Regular Interest is a fraction (a) whose numerator is the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds (ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the Prepayment Premium with respect to such Principal Prepayment and (b) whose denominator is the amount, if any, by which (i) the Mortgage Rate on such Mortgage Loan exceeds (ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the yield maintenance charge with respect to such principal prepayment. However, under no circumstances shall the Base Interest Fraction be greater than one. If such discount rate is greater than or equal to the lesser of (x) the Mortgage Rate on such Mortgage Loan and (y) the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal zero.

     No Prepayment Premiums will be distributed to the holders of the Class K, Class L, Class M, Class N, Class O, Class P or Class Q Certificates. Instead, after the Certificate Balances of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates and the Class A-2F Regular Interest have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to the Mortgage Loans will be distributed to the holders of the Class XC Certificates.

     Prepayment Premiums will be distributed on any Distribution Date only to the extent they are received in respect of the Mortgage Loans in the related Prepayment Period.

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     The Depositor makes no representation as to the enforceability of the provision of any Mortgage Note requiring the payment of a Prepayment Premium or of the collectibility of any Prepayment Premium. See "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage
Loans -- Prepayment Provisions" and "Risk Factors -- Risks Related to the Mortgage Loans -- Prepayment Premiums" in this prospectus supplement.

     Treatment of REO Properties. Notwithstanding that any Mortgaged Property may be acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will be treated, for purposes of, among other things, determining distributions on the Certificates, allocations of Realized Losses and Additional Trust Fund Expenses to the Certificates, and the amount of Master Servicing Fees, Special Servicing Fees and Trustee Fees payable under the Pooling Agreement, as having remained outstanding until such REO Property is liquidated. Among other things, such Mortgage Loan will be taken into account when determining the Pass-Through Rate for the Class X Certificates and the Principal Distribution Amount for each Distribution Date. In connection therewith, operating revenues and other proceeds derived from such REO Property (after application thereof to pay certain costs and taxes, including certain reimbursements payable to the Master Servicer, the Special Servicer and/or the Trustee, incurred in connection with the operation and disposition of such REO Property) will be "applied" by the Master Servicer as principal, interest and other amounts "due" on such Mortgage Loan; and, subject to the recoverability determination described below (see
"-- P&I Advances"), the Master Servicer and the Trustee will be required to make P&I Advances in respect of such Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding.

SUBORDINATION; ALLOCATION OF LOSSES AND CERTAIN EXPENSES

     As and to the extent described herein, the rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will, in the case of each Class thereof, be subordinated to the rights of holders of the Senior Certificates and, further, to the rights of holders of each other Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation. Each Subordinate Component, and thus the related Class of Class V Certificates, will represent interests in, and will be payable only out of payments, advances and other collections on, the related Component Mortgage Loan. The rights of the holders of the Class V Certificates to receive distributions of amounts collected or advanced on the related Component Mortgage Loans will be subordinated, to the extent described in this Prospectus Supplement, to the rights of the holders of the Senior Certificates and the Subordinate Certificates. This subordination provided by the Subordinate Certificates and, to the extent provided herein, the Class V Certificates, is intended to enhance the likelihood of timely receipt by holders of the respective Classes of Senior Certificates of the full amount of Distributable Certificate Interest payable in respect of their Certificates on each Distribution Date, and the ultimate receipt by holders of the Class A-1 Certificates, Class A-2 Certificates and Class A-2F Regular Interest of principal equal to, in each such case, the entire related Certificate Balance. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by holders of the other Classes of Offered Certificates of the full amount of Distributable Certificate Interest payable in respect of their Certificates on each Distribution Date, and the ultimate receipt by holders of the other Classes of Offered Certificates of principal equal to, in each such case, the entire related Certificate Balance. The subordination of any Class of Subordinate Certificates will be accomplished by, among other things, the application of the Available Distribution Amount on each Distribution Date in the order of priority described under "-- Distributions -- The Available Distribution Amount" above. No other form of credit support will be available for the benefit of holders of the Offered Certificates.

     If, following the distributions to be made in respect of the Certificates on any Distribution Date, the excess of the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date over the then outstanding aggregate Subordinate Balances of the Component Mortgage Loans is less than the then aggregate Certificate Balance of the Sequential Pay Certificates, the Certificate Balances of the Class Q, Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates will be reduced, sequentially in that

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order, in the case of each such Class until such deficit (or the related
Certificate Balance) is reduced to zero (whichever occurs first); provided, however, that any loss with respect to a Component Mortgage Loan will first be allocated to the Subordinate Component of such Mortgage Loan prior to being allocated to any Class of Sequential Pay Certificates. If any portion of such deficit remains at such time as the Certificate Balances of such Classes of Certificates are reduced to zero, then the respective Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates and Class A-2F Regular Interest will be reduced, pro rata in accordance with the relative sizes of the remaining Certificate Balances of such Classes until such deficit (or each such Certificate Balance) is reduced to zero. Any such deficit will, in general, be the result of Realized Losses incurred in respect of the Mortgage Loans and/or Additional Trust Fund Expenses to the extent paid from funds which would otherwise have been used to make distributions of principal. Accordingly, the foregoing reductions in the Certificate Balances of the respective Classes of the Sequential Pay Certificates will constitute an allocation of any such Realized Losses and Additional Trust Fund Expenses. Any Realized Losses or Additional Trust Fund Expenses allocated in reduction of the Certificate Balance of the Class A-2F Regular Interest will result in a corresponding reduction in the Certificate Balance of the Class A-2F Certificates. Realized Losses and Additional Trust Fund Expenses with respect to any Component Mortgage Loan will first be allocated to the Subordinate Component of such Component Mortgage Loan (and thus, the related Class of Class V Certificates) prior to being allocated to the Senior Component of such Component Mortgage Loan (and thus, the Sequential Pay Certificates).

     "Realized Losses" are losses on or in respect of the Mortgage Loans arising from the inability of the Master Servicer and/or the Special Servicer to collect all amounts due and owing under any such Mortgage Loan, including by reason of the fraud or bankruptcy of a borrower or a casualty of any nature at a Mortgaged Property, to the extent not covered by insurance. The Realized Loss in respect of any defaulted Mortgage Loan (or any Mortgage Loan as to which the related Mortgaged Property has become an REO Property (an "REO Loan")) as to which a final recovery determination has been made is an amount generally equal to (i) the unpaid principal balance of such Mortgage Loan (or REO Loan) as of the Due Date related to the Collection Period in which the final recovery determination was made, plus (ii) all accrued but unpaid interest (excluding Excess Interest) on such Mortgage Loan (or REO Loan) at the related Mortgage Rate to but not including the Due Date related to the Collection Period in which the final recovery determination was made, plus (iii) any related unreimbursed Servicing Advances as of the commencement of the Collection Period in which the final recovery determination was made, together with any new related Servicing Advances made during such Collection Period, minus (iv) all payments and proceeds, if any, received in respect of such Collection Period related to the Mortgage Loan (or REO Loan) during the Collection Period in which such final recovery determination was made (net of any related Liquidation Expenses paid therefrom). If any portion of the debt due under a Mortgage Loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer or in connection with the bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a Realized Loss.

     "Additional Trust Fund Expenses" include, among other things, (i) all Special Servicing Fees, Workout Fees and Liquidation Fees paid to the Special Servicer, (ii) any interest paid to the Master Servicer, the Special Servicer and/or the Trustee in respect of unreimbursed Advances, (iii) the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the Mortgage Loans and the administration of the Trust Fund, (iv) certain property inspection costs incurred by the Special Servicer,
(v) certain unanticipated, non-Mortgage Loan specific expenses of the Trust, including certain reimbursements and indemnifications to the Trustee as described under "The Pooling and Servicing Agreements -- Certain Matters Regarding the Trustee" in the accompanying prospectus, certain reimbursements to the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor as described under "The Pooling and Servicing Agreements -- Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor" in the accompanying prospectus and certain federal, state and local taxes, and certain tax-related expenses, payable out of the Trust Fund as described under "Certain Federal Income Tax
Consequences -- Possible Taxes on Income From Foreclosure Property and Other Taxes" herein and "Certain Federal Income Tax
Consequences -- REMICs -- Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus, (vi) if not advanced by the Master Servicer, any amounts expended on

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behalf of the Trust to remediate an adverse environmental condition at any
Mortgaged Property securing a defaulted Mortgage Loan (see "The Pooling and Servicing Agreements -- Realization Upon Defaulted Mortgage Loans" in the accompanying prospectus), and (vii) any other expense of the Trust Fund not specifically included in the calculation of "Realized Loss" for which there is no corresponding collection from a borrower. Additional Trust Fund Expenses will reduce amounts payable to Certificateholders and, consequently, may result in a loss on the Offered Certificates.

EXCESS INTEREST DISTRIBUTION ACCOUNT

     The Trustee is required to establish and maintain an "Excess Interest Distribution Account" (which may be a sub-account of the Distribution Account) in the name of the Trustee for the benefit of the Class Q Certificateholders. Prior to the applicable Distribution Date, the Master Servicer is required to remit to the Trustee for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received during the related Collection Period. Amounts on deposit in the Excess Interest Distribution Account may be invested only in Permitted Investments. The Trustee will have no obligation to invest the funds on deposit in the Excess Interest Distribution Account.

INTEREST RESERVE ACCOUNT

     The Trustee will be required to establish and maintain an "Interest Reserve Account" (which may be a sub-account of the Distribution Account) in the name of the Trustee for the benefit of the holders of the Certificates. On each Master Servicer Remittance Date occurring in February and in January of any year which is not a leap year, an amount will be required to be withdrawn from the Certificate Account, in respect of each Mortgage Loan which accrues interest on an Actual/360 Basis, for deposit into the Interest Reserve Account, equal to one day's interest at the related Net Mortgage Rate on the respective Stated Principal Balance, as of the Due Date in the month preceding the month in which such Master Servicer Remittance Date occurs, of each such Mortgage Loan, to the extent a Monthly Payment or P&I Advance is made in respect thereof (all amounts so withdrawn in any consecutive January (if applicable) and February, the "Withheld Amount"). The "Master Servicer Remittance Date" for any month is the business day preceding each Distribution Date. On each Master Servicer Remittance Date occurring in March, the Trustee will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit such amount into the Certificate Account. Amounts on deposit in the Interest Reserve Account may be invested only in Permitted Investments. The Trustee will have no obligation to invest the funds on deposit in the Interest Reserve Account.

P&I ADVANCES

     With respect to each Distribution Date, the Master Servicer will be obligated, subject to the recoverability determination described below, to make advances (each, a "P&I Advance") out of its own funds or, subject to the replacement thereof as and to the extent provided in the Pooling Agreement, funds held in the Certificate Account that are not required to be part of the Available Distribution Amount for such Distribution Date, in an amount generally equal to the aggregate of all Monthly Payments (other than Balloon Payments and Excess Interest) and any Assumed Monthly Payments, in each case net of related Master Servicing Fees, that were due or deemed due, as the case may be, in respect of the Mortgage Loans during the related Collection Period and that were not paid by or on behalf of the related borrowers or otherwise collected as of the close of business on the Business Day prior to the Master Servicer Remittance Date. The Master Servicer's obligations to make P&I Advances in respect of any Mortgage Loan will continue through liquidation of such Mortgage Loan or disposition of any REO Property acquired in respect thereof. Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount (as defined below) exists with respect to any Required Appraisal Loan (as defined below), then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such Appraisal Reduction Amount exists, in the event of subsequent delinquencies on such Mortgage Loan, the interest portion of the P&I Advance required to be made in respect of such Mortgage Loan will be reduced (no reduction to be made in the principal portion, however) to an amount

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equal to the product of (i) the amount of the interest portion of such P&I
Advance that would otherwise be required to be made for such Distribution Date without regard to this sentence, multiplied by (ii) a fraction (expressed as a percentage), the numerator of which is equal to the Stated Principal Balance of such Mortgage Loan, net of such Appraisal Reduction Amount, and the denominator of which is equal to the Stated Principal Balance of such Mortgage Loan. For the purpose of calculating P&I Advances only, an Appraisal Reduction Amount with respect to any Component Mortgage Loan will be allocated to the Subordinate Component of such Component Mortgage Loan and the aggregate Appraisal Reduction Amounts, to the extent not allocated to such Subordinate Component, will be allocated to the Certificate Balance of each Class of Sequential Pay Certificates in reverse alphabetical order. See "-- Appraisal Reductions" below. Subject to the recoverability determination described below, if the Master Servicer fails to make a required P&I Advance, the Trustee will be required to make such P&I Advance. See "-- The Trustee" below.

     The Master Servicer and the Trustee will each be entitled to recover any P&I Advance made out of its own funds from any Related Proceeds. Notwithstanding the foregoing, neither the Master Servicer nor the Trustee will be obligated to make any P&I Advance that it determines in its reasonable good faith judgment would, if made, not be recoverable out of Related Proceeds (a "Nonrecoverable P&I Advance"; and, together with a Nonrecoverable Servicing Advance, "Nonrecoverable Advances"). The Trustee will be entitled to rely on any non-recoverability determination made by the Master Servicer. Neither the Master Servicer nor the Trustee will make a P&I Advance for Excess Interest. The Master Servicer and the Trustee, as applicable, will be entitled to recover any Advance that at any time is determined to be a Nonrecoverable Advance (and interest thereon) out of funds received on or in respect of other Mortgage Loans. See "Description of the Certificates -- Advances in Respect of Delinquencies" and "The Pooling and Servicing Agreements -- Certificate Account" in the accompanying prospectus.

     The Master Servicer and the Trustee will each be entitled with respect to any Advance made thereby, and the Special Servicer will be entitled with respect to any Servicing Advance made thereby, to interest accrued on the amount of such Advance for so long as it is outstanding at a rate per annum (the "Reimbursement Rate") equal to the "prime rate" as published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time except that no interest will be payable with respect to any P&I Advance of a payment due on a Mortgage Loan during the applicable grace period or before the due date of the related Mortgage Loan. Such interest on any Advance will be payable to the Master Servicer, the Special Servicer or the Trustee, as the case may be, first, out of Default Charges collected on the related Mortgage Loan and, second, at any time coinciding with or following the reimbursement of such Advance, out of any amounts then on deposit in the Certificate Account. To the extent not offset by Default Charges accrued and actually collected on the related Mortgage Loan as described above, interest accrued on outstanding Advances will result in a reduction in amounts payable on the Certificates.

APPRAISAL REDUCTIONS

     Either (a) within 60 days (or within such longer period as the Special Servicer is diligently and reasonably proceeding to obtain such appraisal) after the earliest of (i) the date on which any Mortgage Loan becomes a Modified Mortgage Loan (as defined below), (ii) the date on which a receiver is appointed in respect of the Mortgaged Property securing any Mortgage Loan, (iii) the date on which the borrower under any Mortgage Loan becomes the subject of bankruptcy or insolvency proceedings, and (iv) the date on which a Mortgaged Property securing any Mortgage Loan becomes an REO Property or (b) on the 120th day following the occurrence of any uncured delinquency in Monthly Payments with respect to any Mortgage Loan (each such Mortgage Loan, a "Required Appraisal Loan"; and each such date, a "Required Appraisal Date"), the Special Servicer will be required to obtain an appraisal of the related Mortgaged Property from an independent MAI-designated appraiser, unless such an appraisal had previously been obtained within the prior twelve months and the Special Servicer has no knowledge of any changed circumstances that in the Special Servicer's reasonable judgment may materially affect the value of the Mortgaged Property; provided, however, an appraisal may, in the case of any Mortgage Loan with an outstanding principal balance of $2,000,000 or less, consist solely of an internal valuation performed by the Special Servicer. The cost of such

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appraisal will be advanced by the Master Servicer, subject to its right to be reimbursed therefor as a Servicing Advance. As a result of any such appraisal, it may be determined that an Appraisal Reduction Amount exists with respect to the related Required Appraisal Loan. The "Appraisal Reduction Amount" for any Required Appraisal Loan will, in general, be an amount (determined by the Master Servicer as of the Determination Date immediately succeeding the later of the date on which the relevant appraisal is obtained and the earliest relevant Required Appraisal Date and as of each Determination Date following each anniversary of such loan becoming a Required Appraisal Loan thereafter) equal to the excess, if any, of (a) the sum of (i) the Stated Principal Balance of such Required Appraisal Loan, (ii) to the extent not previously advanced by or on behalf of the Master Servicer or the Trustee, all accrued and unpaid interest (other than Excess Interest) on the Required Appraisal Loan, through the most recent Due Date prior to such Determination Date at a per annum rate equal to the sum of the related Net Mortgage Rate and the per annum rate at which the Trustee Fee is calculated, (iii) all accrued but unpaid Master Servicing Fees and Special Servicing Fees in respect of such Required Appraisal Loan, (iv) all related unreimbursed Advances made by or on behalf of the Master Servicer, the Special Servicer or the Trustee with respect to such Required Appraisal Loan plus interest accrued thereon at the Reimbursement Rate and (v) all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents in respect of the related Mortgaged Property (net of any escrow reserves or other reserves held by the Master Servicer or Special Servicer to cover any such item and net of any reserves for debt service coverage, capital expenditures and replacement reserves, including in each case reserves posted with letters of credit), over (b) 90% of an amount equal to (i) the appraised value of the related Mortgaged Property or REO Property as determined by such appraisal, net of (ii) the amount of any liens on such property (not otherwise arising out of the items described in clause (a)(v) above) that are prior to the lien of the Required Appraisal Loan; provided that, if an appraisal is required to be obtained as contemplated by the first sentence of this paragraph but has not been received within the time period contemplated by such sentence, then until (but just until) such appraisal is obtained the Appraisal Reduction Amount for the subject Required Appraisal Loan will be deemed to equal 25% of the Stated Principal Balance of such Required Appraisal Loan (after receipt of such appraisal, the Appraisal Reduction Amount, if any, will be calculated without regard to this proviso).

     With respect to each Required Appraisal Loan (unless such Mortgage Loan has become a Corrected Mortgage Loan, has remained current for three consecutive monthly payments and no other Servicing Transfer Event has occurred with respect thereto during the preceding three months, in which case it will cease to be a Required Appraisal Loan), the Special Servicer is required, within 30 days of each anniversary of such Mortgage Loan having become a Required Appraisal Loan, to order an update of the prior appraisal or update its internal valuation, as applicable, (the cost of which will be advanced by the Master Servicer at the direction of the Special Servicer and will be reimbursable as a Servicing Advance). Based upon such appraisal, the Special Servicer is to redetermine and report to the Trustee and the Master Servicer and the Directing Certificateholder (and, with respect to any Component Mortgage Loan, the Subordinate Component Representative) the Appraisal Reduction Amount, if any, with respect to such Mortgage Loan. Notwithstanding anything to the contrary above, the Special Servicer shall be required pursuant to the Pooling Agreement to submit its calculation in writing of an Appraisal Reduction Amount to the Directing Certificateholder for its approval and review to confirm that the calculation of the Appraisal Reduction Amount is correct in accordance with the Pooling Agreement prior to its submission of this report to the Trustee; provided that if the Directing Certificateholder does not respond in writing within ten business days of such submission to it, the Directing Certificateholder's approval will have been deemed to have been given.

     A "Modified Mortgage Loan" is any Mortgage Loan as to which any Servicing Transfer Event has occurred and which has been modified by the Special Servicer in a manner that: (A) affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Monthly Payments with respect to such Mortgage Loan); (B) except as expressly contemplated by the related Mortgage, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding principal prepayment in an amount not less than the fair market value (as is) of the property to be released; or (C) in the good faith and reasonable judgment of the Special Servicer,

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otherwise materially impairs the security for such Mortgage Loan or reduces the likelihood of timely payment of amounts due thereon.

REPORTS TO CERTIFICATEHOLDERS; CERTAIN AVAILABLE INFORMATION

     Trustee Reports. Based on information provided in monthly reports prepared by the Master Servicer and the Special Servicer and delivered to the Trustee, on each Distribution Date the Trustee will be required to deliver or make available electronically each month to each Certificateholder and Certificate Owner (so long as such Certificate Owner provides the Trustee with a certification which discloses such Certificate Owner's status as a holder), the following statements and reports (collectively, the "Distribution Date Statement") substantially in the forms set forth in Annex C (although such forms may be subject to change over time) and substantially containing the information below:

          (1) A statement setting forth, among other things: (i) the amount of distributions, if any, made on such Distribution Date to the holders of each Class of REMIC Regular Certificates and applied to reduce the respective Certificate Balances thereof; (ii) the amount of distributions, if any, made on such Distribution Date to the holders of each Class of REMIC Regular Certificates allocable to Distributable Certificate Interest and Prepayment Premiums; (iii) the Available Distribution Amount for such Distribution Date; (iv) the aggregate amount of P&I Advances and other Servicing Advances made in respect of the immediately preceding Distribution Date, aggregate P&I Advances outstanding as of the Master Servicer Remittance Date and the aggregate amount of P&I Advances made in respect of the immediately preceding Determination Date; (v) the aggregate Stated Principal Balance of the Mortgage Pool (less the Subordinate Balances of the Subordinate Components) outstanding immediately before and immediately after such Distribution Date; (vi) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Pool as of the end of the Collection Period for the prior Determination Date; (vii) as of the Determination Date for the related Distribution Date, the number, aggregate unpaid scheduled principal balance and specific identification of Mortgage Loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more, (D) current but specially serviced or as to which foreclosure proceedings have been commenced (except with respect to REO Properties) and
     (E) any bankruptcy by a borrower; (viii) with respect to any REO Property included in the Trust Fund as of the end of the Collection Period for such Distribution Date, the principal balance of the Mortgage Loan as of the date such Mortgage Loan became delinquent; (ix) the Accrued Certificate Interest and Distributable Certificate Interest in respect of each Class of REMIC Regular Certificates for such Distribution Date; (x) the aggregate amount of Distributable Certificate Interest payable in respect of each Class of REMIC Regular Certificates on such Distribution Date, including, without limitation, any Distributable Certificate Interest remaining unpaid from prior Distribution Dates, and following the occurrence of a Swap Default, notification that the amount of interest distributed on the Class A-2F Certificates is the respective Fixed Interest Distribution which is being paid as a result of a Swap Default; (xi) any unpaid Distributable Certificate Interest in respect of such Class of REMIC Regular Certificates after giving effect to the distributions made on such Distribution Date;
     (xii) the Pass-Through Rate for each Class of REMIC Regular Certificates for such Distribution Date; (xiii) the Principal Distribution Amount for such Distribution Date, separately identifying the respective components of such amount; (xiv) the aggregate of all Realized Losses incurred during the related Collection Period and, aggregated by type, all Additional Trust Fund Expenses incurred during the related Collection Period; (xv) the Certificate Balance or Notional Amount, as the case may be, of each Class of REMIC Regular Certificates outstanding immediately before and immediately after such Distribution Date, separately identifying any reduction therein due to the allocation of Realized Losses and Additional Trust Fund Expenses on such Distribution Date; (xvi) the aggregate amount of servicing fees paid to the Master Servicer and the Special Servicer, collectively and separately, during the related Collection Period; (xvii) a brief description of any material waiver, modification or amendment of any Mortgage Loan entered into by the Master Servicer or Special Servicer pursuant to the Pooling Agreement during the related Collection Period; (xviii) Appraisal Subordinated Entitlement Reduction (as defined by the
     CMSA) for the period and cumulative; (xix) LIBOR as calculated for the related Distribution Date; (xx) the amounts received and paid in

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     respect of the Swap Contract; (xxi) identification of any Rating Agency
     Trigger Event or Swap Default as of the close of business on the last day of the immediately preceding calendar month with respect to the Swap Contract; (xxii) following the occurrence of a Swap Default, the amount of any (A) payment to any successor interest rate swap counterparty to enter into a replacement interest rate swap agreement, and (B) collateral posted in connection with any Rating Agency Trigger Event; (xxiii) the amount of and identification of any payments on the Class A-2F Certificates in addition to the amount of principal and interest due thereon, such as any termination payment received in connection with the Swap Contract; (xxiv) the amounts, if any, distributed with respect to the Class V Certificates on such Distribution Date; (xxv) the Certificate Factor for each Class of Regular Certificates immediately following such Distribution Date; (xxvi) current and cumulative outstanding Advances; (xxvii) current prepayments and curtailments; (xxviii) the number and aggregate principal balance of Mortgage Loans as to which foreclosure proceedings have been commenced as to the related Mortgaged Property; and (xxix) the ratings from all Rating Agencies for all classes of Certificates. In the case of information furnished pursuant to clauses (i) and (ii) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per a specified denomination.

          (2) A report containing information regarding the Mortgage Loans as of the close of business on the immediately preceding Determination Date, which report shall contain certain of the categories of information regarding the Mortgage Loans set forth in this prospectus supplement in the tables under the caption "Annex A: Certain Characteristics of the Mortgage Loans" (calculated, where applicable, on the basis of the most recent relevant information provided by the borrowers to the Master Servicer or the Special Servicer and by the Master Servicer or the Special Servicer, as the case may be, to the Trustee) and such information shall be presented in a loan-by-loan and tabular format substantially similar to the formats utilized in this prospectus supplement on Annex A (provided that no information will be provided as to any repair and replacement or other cash reserve and the only financial information to be reported on an ongoing basis will be actual expenses, actual revenues and actual net operating income for the respective Mortgaged Properties and a debt service coverage ratio calculated on the basis thereof).

     Servicer Reports. The Master Servicer is required to deliver to the Trustee on the third Business Day prior to each Distribution Date (beginning in December 2001), and the Trustee is to provide or make available on each Distribution Date, either in electronic format or by first-class mail (if requested in writing) to each Certificateholder, and any potential investor in the Certificates, on each Distribution Date, a "CMSA Loan Periodic Update File", a "CMSA Property File" (in electronic format and substance provided by the Master Servicer and/or the Special Servicer) setting forth certain information with respect to the Mortgage Loans and the Mortgaged Properties, respectively and a CMSA Financial File and the CMSA supplemental reports set forth in the Pooling Agreement containing certain information regarding the Mortgage Loans and the Mortgaged Properties all of which will be made available electronically
(i) to any interested party including the Rating Agencies, the Underwriters and any party to the Pooling Agreement via the Trustee's Website or, (ii) to authorized persons identified by the Trustee to the Master Servicer and parties to the Pooling Agreement, via the Master Servicer's Website, if the Master Servicer elects to maintain a website, in its sole discretion, with the use of a username and a password provided by the Master Servicer to such Person upon delivery to the Trustee with a copy to the Master Servicer of a certification in the form attached to the Pooling Agreement.

     In addition, on the second Business Day prior to each Distribution Date (beginning in December 2001), the Master Servicer will deliver to the Trustee, the Special Servicer, Directing Certificateholder and the Rating Agencies a list of all Mortgage Loans the Master Servicer has determined are in jeopardy of becoming Specially Serviced Mortgage Loans based on criteria described in the Pooling Agreement.

     None of the Distribution Date Statement or the servicer reports will include any information that the Master Servicer or the Special Servicer, as applicable, deems to be confidential. The information that pertains to Specially Serviced Mortgage Loans and REO Properties reflected in such reports shall be based solely upon the reports delivered by the Special Servicer to the Master Servicer prior to the related Distribution Date. None of the Master Servicer, the Special Servicer or the Trustee shall be responsible for the accuracy

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or completeness of any information supplied to it by a borrower or other third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer or the Trustee, as applicable.

     Following the end of each calendar quarter, commencing with the calendar quarter ending December 31, 2001, within 105 days (or 180 days, in the case of annual year end operating information, commencing with the year end 2001) of receipt by the Master Servicer, as to Non-Specially Serviced Mortgage Loans, or within 30 days after receipt by the Special Servicer, as to Specially Serviced Mortgage Loans, of any annual, quarterly or other periodic operating statements or rent rolls with respect to any Mortgaged Property or REO Property, the Master Servicer or the Special Servicer, as applicable, will deliver to the Trustee, and the Directing Certificateholder electronic copies (to the extent available) (or imaged copies) of such operating statements and rent rolls. Based upon such operating statements or rent rolls, the Master Servicer (based upon operating statements, rent rolls, written reports and data fields collected or prepared by the Special Servicer and furnished to the Master Servicer by the Special Servicer in the case of Specially Serviced Mortgage Loans) shall prepare (or, if previously prepared, update, inclusive of trailing 12-month or year-to-date data) the written analysis of the operations of the Mortgaged Property or REO Property by completing a report (the "Operating Statement Analysis Report") and worksheets showing computations made to normalize annual net operating income and debt service coverage numbers ("NOI Adjustment Worksheets"). All Operating Statement Analysis Reports and NOI Adjustment Worksheets will be prepared substantially in the form as may be recommended from time to time by the CMSA and will be maintained by the Master Servicer with respect to each Mortgaged Property and REO Property, and the Master Servicer will forward electronic copies (to the extent available) (or imaged copies) to the Directing Certificateholder and, upon request, to the Trustee, and, upon request, each Rating Agency and, upon written request, to any Certificateholder, or to the extent the Trustee or a beneficial owner of an Offered Certificate (a "Certificate Owner") has confirmed its ownership interest in the Certificates held thereby, such Certificate Owner, together with the related operating statement or rent rolls. Each Operating Statement Analysis Report and NOI Adjustment Worksheet will be prepared using normalized year-to-date CMSA methodology as in effect from time to time. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The Master Servicer, the Special Servicer, the Trustee, the Depositor, the REMIC Administrator, the Mortgage Loan Sellers and the Certificate Registrar are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar.

     The Trustee will make available each month, to any interested party, the Distribution Date Statement (and any additional files containing the same information in an alternative format) via the Trustee's Website. In addition, the Trustee will make available to any interested party each month the servicer reports on the Trustee's Website. The Trustee's Website will initially be located at "www.ctslink.com/cmbs". In addition, the Trustee will also make Mortgage Loan information as presented in the CMSA loan setup file and CMSA Loan Periodic Update File format available each month to any Certificateholder, any Certificate Owner, the Rating Agencies, the parties hereto or any other interested party via the Trustee's Website. In addition, pursuant to the Pooling Agreement, the Trustee will make available, as a convenience for interested parties (and not in furtherance of the distribution of the accompanying prospectus or the prospectus supplement under the securities laws), the Pooling Agreement, the accompanying prospectus and the prospectus supplement via the Trustee's Website. For assistance with the above-referenced services, interested parties may call (301) 815-6600. The Trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor.

     In connection with providing access to the Trustee's Website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee shall not be liable for the dissemination of information in accordance with the Pooling Agreement.

     For a discussion of certain annual information reports to be furnished by the Trustee to persons who at any time during the prior calendar year were holders of the Offered Certificates, see "Description of the Certificates -- Reports to Certificateholders" in the accompanying prospectus.

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     Other Information.  The Pooling Agreement requires that the Trustee make available at its offices, during normal business hours, upon reasonable advance written notice, for review by any holder or Certificate Owner of an Offered Certificate or any person identified to the Trustee by any such holder or Certificate Owner as a prospective transferee of an Offered Certificate or any interest therein, originals or copies of, among other things, the following items: (a) all officer's certificates delivered to the Trustee since the Delivery Date as described under "Servicing of the Mortgage Loans -- Evidence as to Compliance" herein, (b) all accountant's reports delivered to the Trustee since the Delivery Date as described under "Servicing of the Mortgage
Loans -- Evidence as to Compliance" herein, and (c) the Mortgage Note, Mortgage and other legal documents relating to each Mortgage Loan, including any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Master Servicer or the Special Servicer and delivered to the Trustee. In addition, the Master Servicer is required to make available, during normal business hours, upon reasonable advance written notice, for review by any holder or Certificate Owner of an Offered Certificate (as confirmed to the Master Servicer by the Trustee) or any person identified to the Master Servicer by the Trustee as a prospective transferee of an Offered Certificate or any interest therein, originals or copies of any and all documents (in the case of documents generated by the Special Servicer, to the extent received therefrom) that constitute the servicing file for each Mortgage Loan, in each case except to the extent the Master Servicer in its reasonable, good faith determination believes that any item of information contained in such servicing file is of a nature that it should be conveyed to all Certificateholders at the same time, in which case the Master Servicer is required, as soon as reasonably possible following its receipt of any such item of information, to disclose such item of information to the Trustee for inclusion by the Trustee along with the Distribution Date Statement referred to under "-- Reports to Certificateholders; Certain Available Information -- Trustee Reports" above; provided that, until the Trustee has either disclosed such information to all Certificateholders along with the Distribution Date Statement or has properly filed such information with the Securities and Exchange Commission on behalf of the Trust under the Securities Exchange Act of 1934, the Master Servicer is entitled to withhold such item of information from any Certificateholder or Certificate Owner or prospective transferee of a Certificate or an interest therein; and, provided, further, that the Master Servicer is not required to make information contained in any servicing file available to any person to the extent that doing so is prohibited by applicable law or by any documents related to a Mortgage Loan.

     The Trustee, subject to the last sentence of the prior paragraph, will make available, upon reasonable advance written notice and at the expense of the requesting party, originals or copies of the items referred to in the prior paragraph that are maintained thereby, to Certificateholders, Certificate Owners and prospective purchasers of Certificates and interests therein; provided that the Trustee may require (a) in the case of a Certificate Owner, a written confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Trustee generally to the effect that such person or entity is a beneficial owner of Offered Certificates and will keep such information confidential, and (b) in the case of a prospective purchaser, confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Trustee generally to the effect that such person or entity is a prospective purchaser of Offered Certificates or an interest therein, is requesting the information solely for use in evaluating a possible investment in such Certificates and will otherwise keep such information confidential. Certificateholders, by the acceptance of their Certificates, will be deemed to have agreed to keep such information confidential.

VOTING RIGHTS

     At all times during the term of the Pooling Agreement, 95% of the voting rights for the Certificates (the "Voting Rights") shall be allocated among the holders of the respective Classes of Sequential Pay Certificates in proportion to the Certificate Balances of their Certificates and 5% of the Voting Rights shall be allocated to the holders of the Class X Certificates (allocated, pro rata between the Class XC Certificates and Class XP Certificates based on the Notional Amount) in proportion to their Notional Amounts. No Voting Rights will be assigned to the REMIC Residual Certificates. Except with respect to determining the Subordinate Component Representative with respect to a Component Mortgage Loan and on other matters described in this Prospectus Supplement with respect to the Component Mortgage Loans, the holders of the Class V Certificates will not be entitled to any Voting Rights. Voting Rights allocated to a Class of Certificateholders

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shall be allocated among such Certificateholders in proportion to the percentage interests in such Class evidenced by their respective Certificates. See "Description of the Certificates -- Voting Rights" in the accompanying prospectus.

TERMINATION

     The obligations created by the Pooling Agreement will terminate following the earliest of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or related REO Property remaining in the Trust Fund, and (ii) the purchase or exchange of all of the Mortgage Loans (including the Subordinate Components of the Component Mortgage Loans) and REO Properties remaining in the Trust Fund by the Master Servicer, Special Servicer or by any holder or holders (other than the Depositor or Mortgage Loan Sellers) of Certificates representing a majority interest in the Controlling Class. Written notice of termination of the Pooling Agreement will be given to each Certificateholder, and the final distribution with respect to each Certificate will be made only upon surrender and cancellation of such Certificate at the office of the Certificate Registrar or other location specified in such notice of termination.

     Any such purchase by the Master Servicer, Special Servicer or the majority holder(s) of the Controlling Class of all the Mortgage Loans and REO Properties remaining in the Trust Fund is required to be made at a price equal to (a) the sum of (i) the aggregate Purchase Price of all the Mortgage Loans (including the Subordinate Components of the Component Mortgage Loans) then included in the Trust Fund (other than any Mortgage Loans as to which the related Mortgaged Properties have become REO Properties) and (ii) the fair market value of all REO Properties then included in the Trust Fund, as determined by an appraiser mutually agreed upon by the Master Servicer and the Trustee, minus (b) (solely in the case of a purchase by the Master Servicer) the aggregate of all amounts payable or reimbursable to the Master Servicer under the Pooling Agreement. Such purchase will effect early retirement of the then outstanding Certificates, but the right of the Master Servicer or the majority holder(s) of the Controlling Class to effect such termination is subject to the requirement that the then aggregate Stated Principal Balance of the Mortgage Pool be less than 1.0% of the aggregate outstanding principal balance of the Mortgage Loans as of the Delivery Date. The purchase price paid by the Master Servicer, the Special Servicer or the majority holder(s) of the Controlling Class, exclusive of any portion thereof payable or reimbursable to any person other than the Certificateholders, will constitute part of the Available Distribution Amount for the final Distribution Date.

                                  THE TRUSTEE
THE TRUSTEE

     Wells Fargo Bank Minnesota, N.A. ("Wells Fargo") will act as Trustee of the Trust Fund. Wells Fargo, a direct, wholly owned subsidiary of Wells Fargo & Company, is a national banking association originally chartered in 1872 and is engaged in a wide range of activities typical of a national bank. Wells Fargo's principal office is located at Wells Fargo Center, Sixth and Marquette, Minneapolis, Minnesota 55479. Certificate transfer services are conducted at Wells Fargo offices in Minneapolis. Wells Fargo otherwise conducts its trustee and securities administration services at its offices in Columbia, Maryland. Its address there is 11000 Broken Land Parkway, Columbia, Maryland 21044-3562. Certificateholders and other interested parties should direct their inquiries to Wells Fargo CMBS Customer Service office. The telephone number is (301) 815-6600. As compensation for its services, the Trustee will be entitled to receive a fee payable from funds on deposit in the Distribution Account. In addition, the Trustee will be obligated to make any advance required to be made, but not made, by the Master Servicer under the Pooling Agreement (including a Servicing Advance, to the extent the Trustee has actual knowledge of the failure of the Master Servicer to make such Servicing Advance), provided that the Trustee will not be obligated to make any advance that it deems to be nonrecoverable. The Trustee will be entitled to rely conclusively on any determination by the Master Servicer that an advance, if made, would be a nonrecoverable. The Trustee will be entitled to reimbursement (with interest thereon at the Reimbursement Rate) for each advance made by it in the same manner and to the same extent as, but prior to, the Master Servicer.

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     The Trustee will make no representation as to the validity or sufficiency of the Pooling Agreement, the certificates, the Mortgage Loans or related documents or the sufficiency of this prospectus supplement and will not be accountable for the use or application by or on behalf of the Master Servicer or the Special Servicer of any funds paid to the Master Servicer or the Special Servicer in respect of the certificates or the Mortgage Loans, or any funds deposited into or withdrawn from the Certificate Account or any other account maintained by or on behalf of the Master Servicer or the Special Servicer. If no Event of Default has occurred and is continuing, the Trustee will be required to perform only those duties specifically required under the Pooling Agreement. However, upon receipt of any of the various resolutions, statements, opinions, reports, documents, orders or other instruments required to be furnished to it pursuant to the Pooling Agreement, the Trustee will be required to examine such documents and to determine whether they conform to the requirements of the Pooling Agreement (to the extent set forth therein) without responsibility for investigating the contents thereof. The Trustee will not be entitled to any fee with respect to any Companion Loan or Subordinate Component of a Component Mortgage Loan.

     Wells Fargo Bank Minnesota, N.A. is rated "AA" by Fitch and "AA-" by S&P.

     Pursuant to the Pooling Agreement, the Trustee will be entitled to a monthly fee (the "Trustee Fee"; and, together with the Master Servicing Fee the "Administrative Fees") payable out of general collections on the Mortgage Loans and any REO Properties. The Administrative Fees will be computed for the same period for which interest payments on the Mortgage Loans are computed.

     The Trustee will also have certain duties with respect to REMIC administration (in such capacity the "REMIC Administrator"). See "Certain Federal Income Tax Consequences -- REMICs -- Reporting and Other Administrative Matters" and "The Pooling and Servicing Agreements -- Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor", "-- Events of Default" and "-- Rights Upon Event of Default" in the accompanying prospectus.

CERTAIN MATTERS REGARDING THE TRUSTEE

     The Trustee will be entitled to indemnification, from amounts held in the Certificate Account, for any loss, liability, damages, claim or expense arising in respect of the Pooling Agreement or the certificates other than those resulting from the negligence, fraud, bad faith or willful misconduct of the Trustee.

                        DESCRIPTION OF THE SWAP CONTRACT
GENERAL

     On the Delivery Date, the Depositor will transfer the Class A-2F Regular Interest to the Trust Fund in exchange for the Class A-2F Certificates, which will represent all of the beneficial interest in the portion of the Trust Fund consisting of the Class A-2F Regular Interest and the Swap Contract.

     The Trustee, on behalf of the Trust, will enter into a swap agreement (the "Swap Contract"), related to the Class A-2F Regular Interest, with Bank of America, N.A. (the "Swap Counterparty"), who will also be a Mortgage Loan Seller and is an affiliate of one of the underwriters, Banc of America Securities LLC. The Swap Contract will have a maturity date of the Distribution Date in April 2037 (the same date as the Rated Final Distribution Date of the Class A-2F Certificates). Promptly upon the determination of LIBOR by the Swap Counterparty, the Swap Counterparty will provide a report to the Trustee including LIBOR as applicable to the next interest accrual period for the Class A-2F Certificates and the amount payable by the Swap Counterparty with respect to the next succeeding Distribution Date. The Trustee shall be entitled to conclusively rely on such report.

     With respect to the Class A-2F Certificates, the Trustee will cause to be established and maintained in the name of the Trustee, in trust for Holders of the Class A-2F Certificates, an account (the "Floating Rate Account"), which may be a subaccount of the Certificate Account. Promptly upon receipt of any payment or other receipt in respect of the Class A-2F Regular Interest or the Swap Contract, the Trustee will deposit the same into the Floating Rate Account.

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     The Trustee may make withdrawals from the Floating Rate Account only for the following purposes: (i) to distribute to the Holders of the Class A-2F Certificates the Class A-2F Available Funds for any Distribution Date; (ii) to withdraw any amount deposited into the Floating Rate Account that was not required to be deposited therein; (iii) to pay any funds required to be paid to the Swap Counterparty under the Swap Contract; and (vi) to clear and terminate the account pursuant to the terms of the Pooling Agreement.

DISTRIBUTIONS FROM THE FLOATING RATE ACCOUNT

     On each Distribution Date the Trustee will distribute the Class A-2F Available Funds for such Distribution Date to the Holders of record of the Class A-2F Certificates as of the related Record Date (or the Settlement Date in the case of the initial Distribution Date) in the following amounts: (i) the Class A-2F Interest Distribution Amount on such Distribution Date; and (ii) the Class A-2F Principal Distribution Amount on such Distribution Date.

     For purposes hereof, "Class A-2F Available Funds" means, for each Distribution Date, (i) the sum of all previously undistributed payments or other receipts on account of principal and interest (net of any amounts payable to the Swap Counterparty under the Swap Contract) on or in respect of the Class A-2F Regular Interest received by or on behalf of the Trustee after the Cut-off Date and on or prior to such Distribution Date and (ii) the sum of all amounts received from the Swap Counterparty pursuant to the Swap Contract, but excluding all amounts required to be paid to the Swap Counterparty pursuant to the Swap Contract.

     The "Class A-2F Interest Distribution Amount" means, with respect to any Distribution Date, the sum of (i) the aggregate amount of interest received by the Trustee from the Swap Counterparty pursuant to the terms of the Swap Contract and (ii) amounts in respect of interest received on the Class A-2F Regular Interest not required to be paid to the Swap Counterparty. If the Swap Counterparty defaults on its obligation to pay such interest to the Trustee, or if a Swap Default occurs, the Class A-2F Interest Distribution Amount will equal the Fixed Interest Distribution.

     The "Class A-2F Principal Distribution Amount" means, with respect to any Distribution Date, an amount equal the aggregate amount of the principal payments received on the Class A-2F Regular Interest on such payment date.

THE SWAP CONTRACT

     The Swap Contract will provide that, on the Master Servicer Remittance Date, commencing in December 2001, the Trustee will pay or cause to be paid interest to the Swap Counterparty at a fixed interest rate equal to the Pass-Through Rate of the Class A-2F Regular Interest (the "Fixed Interest Distribution"), on a notional amount equal to the Certificate Balance of the Class A-2F Regular Interest (the "Floating Rate Certificate Notional Amount"), and on the second Business Day preceding each Distribution Date, the Swap Counterparty will pay interest on such Floating Rate Certificate Notional Amount to the Trustee, for the benefit of the Holders of the Class A-2F Certificates, at a rate equal to the applicable Pass-Through Rate. The Pass-Through Rate for
the Class A-2F Certificates is LIBOR plus [   ]%. Required payments under the
Swap Contract with respect to each Distribution Date will be made by the Swap Counterparty or the Trustee on a net basis.

     The Certificate Balance of the Class A-2F Regular Interest will be (i) prior to the first Distribution Date, an amount equal to the initial Certificate Balance of the Class A-2F Certificates as shown on the front cover of this Prospectus Supplement, and (ii) as of any date of determination after the first Distribution Date, the Certificate Balance of the Class A-2F Regular Interest on the Distribution Date immediately prior to such date of determination after giving effect to any principal distribution and allocation of Realized Losses and Additional Trust Fund Expenses made on such Distribution Date.

     If the Swap Counterparty's long-term and short-term bank deposit ratings fall below "AA-" and "F-1+", respectively, by Fitch, or if the Swap Counterparty's long-term and short-term swap counterparty rating fall below "AA-" and "A-1", respectively (each, a "Rating Agency Trigger Event"), the Swap Counterparty will be required to: (i) give notice to the Trust of such event and
(ii) at the Swap Counterparty's

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option and expense (a) post collateral, or (b) find (and transfer its rights and obligations under the Swap Contract to) a replacement swap counterparty that would not cause another Rating Agency Trigger Event with respect to such replacement swap counterparty. If the Swap Counterparty's long-term and short-term bank deposit rating falls below "BBB" and "F-3", respectively, by Fitch or if the long-term swap counterparty rating by S&P falls below "A-", the Swap Counterparty will no longer have the option to post collateral (as described above) but will be required to use reasonable efforts to transfer its rights and obligations to an eligible swap counterparty within 20 days of the publication date of such ratings downgrade. In the event that the Swap Counterparty fails to either post acceptable collateral or find (and transfer its rights and obligations under the Swap Contract to) an acceptable replacement swap counterparty (a "Swap Default") then the Trustee will be required to take such actions (following the expiration of any applicable grace periods), unless otherwise directed in writing by the holders of at least 25% of the Class A-2F Certificates, to enforce the rights of the Trust Fund under the Swap Contract as may be permitted by the terms thereof and by the terms of the Pooling Agreement and use any termination fees received from the Swap Counterparty (as described herein) to enter into a replacement interest rate swap contract on substantially identical terms. A Swap Default may, under appropriate circumstances, also occur pursuant to the terms of the Swap Documents upon the occurrence of certain events of bankruptcy with respect to the Trust or the Swap Counterparty, the failure on the part of the Trust or the Swap Counterparty to make any payment within the applicable grace periods, a change in law making it illegal with respect to, or imposing indemnifiable taxes upon, the Trust or the Swap Counterparty, a material breach of agreement or misrepresentation on the part of the Swap Counterparty or as a result of additional termination events specified in the swap documents. If the costs attributable to entering into a replacement interest rate swap contract would exceed the net proceeds of the liquidation of the Swap Contract, a replacement interest rate swap contract will not be entered into and any such proceeds, if any, will instead be distributed to the holders of the Class A-2F Certificates. Following the termination of the Swap Contract (and during the period when the Trustee is pursuing remedies under the Swap Contract) the Class A-2F Interest Distribution Amount for the Class A-2F Certificates will be equal to the Fixed Interest Distribution for the Class A-2F Regular Interest and such Class A-2F Certificates will accrue interest on the same basis and in the same manner as the Class A-2F Regular Interest. Any such conversion of the Class A-2F Certificates to a fixed interest rate will become permanent following the determination by the Trustee not to enter into a replacement interest rate swap contract and distribution of any termination payments, if any, to the holders of the Class A-2F Certificates. Any such Swap Default and the consequent change to a Fixed Interest Distribution will not constitute a default under the Pooling Agreement. Any such conversion to a fixed rate might result in a temporary delay of the Holders of the Class A-2F Certificates to receive payment of the Fixed Interest Distribution if DTC is not given sufficient notice of the resulting change in payment terms to the Class A-2F Certificates in sufficient time prior to the related Distribution Date.

     In addition, if the funds allocated to payment of the Fixed Interest Distribution of the Class A-2F Regular Interest are insufficient to make any required payments to the Swap Counterparty and to make full distributions of the Class A-2F Interest Distribution Amount to the Class A-2F Certificates, the Swap Counterparty may be required to remit only a reduced payment under the Swap Contract, and holders of the Class A-2F Certificates will experience a shortfall.

     The Trustee will have no obligation on behalf of the Trust Fund to pay or cause to be paid to the Swap Counterparty any portion of the Fixed Interest Distribution unless and until the related interest payment on the Class A-2F Regular Interest is actually received by the Trustee; provided, however, that the Trustee may receive funds from the Swap Counterparty representing the net amount payable to the Trustee pursuant to the Swap Contract.

TERMINATION FEES

     In the event of the termination of the Swap Contract, the Swap Counterparty may be obligated to pay a termination fee to the Trust Fund generally designed to compensate the Trust Fund for the cost, if any, of entering into a substantially similar interest rate swap contract with another counterparty. Any termination payments due to the Swap Counterparty under the Swap Contract shall be payable solely from a portion, if any, of the Fixed Interest Distribution remaining after all other amounts have been paid under the Class A-2F Regular Interest (including all principal amounts outstanding).

THE SWAP COUNTERPARTY

     Bank of America, N.A. ("Bank of America") is the Swap Counterparty under the Swap Contract. Bank of America is also a Mortgage Loan Seller and an affiliate of one of the Underwriters.

     Bank of America is a national banking association organized under the laws of the United States, and its principal executive offices are located in Charlotte, North Carolina. Bank of America is a wholly-owned indirect subsidiary of Bank of America Corporation and is engaged in a general commercial banking and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. As of June 30, 2001, Bank of America had consolidated assets of $564 billion, consolidated deposits of $384 billion and shareholder equity of $51 billion based on regulatory accounting principles.

     The long-term bank deposit rating of Bank of America is "AA" by Fitch. The long-term swap counterparty rating of Bank of America is "AA-" by S&P. The short-term bank deposit rating of Bank of America is "F-1+" by Fitch. The short-term swap counterparty rating of Bank of America is "A-1+" by S&P.

     Bank of America Corporation files reports with the Securities and Exchange Commission that are required under the Securities Exchange Act of 1934. Such reports include additional financial information regarding the Swap Counterparty and may be obtained at the website maintained by the Securities and Exchange Commission at http://www.sec.gov.

                       YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any Offered Certificate will depend on (a) the price at which such Certificate is purchased by an investor and (b) the rate, timing and amount of distributions on such Certificate. The rate, timing and amount of distributions on any Offered Certificate will in turn depend on, among other things, (v) the Pass-Through Rate for such Certificate, (w) the rate and timing of principal payments (including principal prepayments) and other principal collections on or in respect of the Mortgage Loans and the extent to which such amounts are to be applied or otherwise result in reduction of the Certificate Balance or Notional Amount of the Class of Certificates to which such Certificate belongs, (x) the rate, timing and severity of Realized Losses on or in respect of the Mortgage Loans and of Additional Trust Fund Expenses and Appraisal Reductions and the extent to which such losses, expenses and reductions are allocable to or otherwise result in the nonpayment or deferred payment of interest on, or reduction of the Certificate Balance or Notional Amount of, the Class of Certificates to which such Certificate belongs, (y) the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls are allocable in reduction of the Distributable Certificate Interest payable on the Class of Certificates to which such Certificate belongs and (z) the extent to which Prepayment Premiums are collected and, in turn, distributed on the Class of Certificates to which such Certificate belongs. In addition, the yield to investors in the Class A-2F Certificates will be highly sensitive to changes in LIBOR such that decreasing levels of LIBOR will have a negative impact on the yield to investors in such Class of Certificates.

     Rate and Timing of Principal Payments. The yield to holders of any Class of Offered Certificates purchased at a discount or premium will be affected by, the rate and timing of reductions of the Certificate Balances or Notional Amount, as the case may be, of such Class of Certificates. As described herein, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the Class A-1 and Class A-2 Certificates and the Class A-2F Regular Interest until the related Certificate Balances thereof are reduced to zero. Following retirement of the Class A-1 and Class A-2 Certificates and the Class A-2F Regular Interest, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the remaining Classes of Sequential Pay Certificates, sequentially in alphabetical order of Class designation, in each such case until the related Certificate Balance is reduced to zero. Consequently, the rate and timing of reductions of the Certificate Balance of each Class of Offered Certificates will depend on the rate and timing of principal payments on or in respect of the Mortgage Loans, which will in turn be affected by the amortization schedules thereof, the dates on which any Balloon Payments are due and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust Fund). Prepayments and, assuming the respective stated maturity dates therefor have not occurred, liquidations of the Mortgage Loans will result in distributions on the Sequential Pay Certificates of amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans and will tend to shorten the weighted average lives of those Certificates. Defaults on the Mortgage Loans, particularly in the case of Balloon Loans at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Sequential Pay Certificates) while workouts are negotiated or foreclosures are completed, and such delays will tend to lengthen the weighted average lives of those Certificates. Failure of the borrower under each ARD Loan to repay its respective Mortgage Loan by or shortly after its Anticipated Repayment Date, for whatever reason, will also tend to lengthen the weighted average lives of the Sequential Pay Certificates. Although the ARD Loans include incentives for the related borrower to repay the Mortgage Loan by its Anticipated Repayment Date (e.g., an increase in the interest rate of the loan above the Mortgage Rate and the application of all excess cash (net of approved property expenses and any required reserves) from the related Mortgaged Property to pay down the Mortgage Loan, in each case following the passage of such date), there can be no assurance that the related borrower will want, or be able, to repay the Mortgage Loan in full. See "Servicing of the Mortgage Loans -- Modifications, Waivers, Amendments and Consents" herein and "The Pooling and Servicing Agreements -- Realization Upon Defaulted Mortgage Loans" and "Certain Legal Aspects of Mortgage
Loans -- Foreclosure" in the accompanying prospectus.

     The extent to which the yield to maturity of any Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on or in respect of the Mortgage Loans are distributed or otherwise result in a reduction of the Certificate Balance or Notional Amount of such Certificates. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on or in respect of the Mortgage Loans is distributed or otherwise results in reduction of the principal balance of any other Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period may not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments. Because the rate of principal payments on or in respect of the Mortgage Loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

     Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. As and to the extent described herein, Realized Losses and Additional Trust Fund Expenses will be allocated to (i) with respect to Realized Losses and Additional Trust Fund Expenses attributable to a Component Mortgage Loan, to the related Class of Class V Certificates and (ii) with respect to Realized Losses and Additional Trust Fund Expenses attributable to each Mortgage Loan other than a Component Mortgage Loan whose Subordinate Balance has not been reduced to zero, the respective Classes of Sequential Pay Certificates (other than the Class A-2F Certificates) and the Class A-2F Regular Interest (which allocation will, in general, reduce the amount of interest distributable thereto in the case of Additional Trust Fund Expenses and reduce the Certificate Balance thereof in the case of Realized Losses) in the following order: first, to each Class of Sequential Pay Certificates (other than the Class A Certificates), in reverse alphabetical order of Class designation, until the Certificate Balance thereof has been reduced to zero; then, to the Class A-1 Certificates and Class A-2 Certificates and Class A-2F Regular Interest, pro rata in accordance with their respective remaining Certificate Balances, until the remaining Certificate Balance of each such Class has been reduced to zero. Any Realized Losses or Additional Trust Fund Expenses allocated in reduction of the Certificate Balance of the Class A-2F Regular Interest will result in a corresponding reduction in the Certificate Balance of the Class A-2F Certificates.

     The Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date will be allocated to (i) with respect to Net Aggregate Prepayment Interest Shortfalls attributable to a Component Mortgage Loan, to the related Class of Class V Certificates to the extent described herein and (ii) with respect to Net Aggregate Prepayment Interest Shortfalls attributable to each Mortgage Loan other than a Component Mortgage Loan whose Subordinate Balance has not been reduced to zero (and with respect to any portion of Net Aggregate Prepayment Interest Shortfalls attributable to a Component Mortgage Loan but not allocable under clause (i) above), the respective Classes of REMIC Regular Certificates (other than the Class A-2F Certificates) and the Class A-2F Regular Interest (in each case, to reduce the amount of interest otherwise payable thereon on such Distribution Date) as follows: first, to the respective Classes of REMIC Regular Certificates (other than the Senior Certificates) sequentially in reverse alphabetical order of Class designation, in each case up to an amount equal to the lesser of any remaining unallocated portion of such Net Aggregate Prepayment Interest Shortfall and any Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date; and, thereafter, if and to the extent that any portion of such Net Aggregate Prepayment Interest Shortfall remains unallocated, between the Class A-1 Certificates, Class A-2 Certificates and the Class A-2F Regular Interest up to, and pro rata in accordance with, the respective amounts of Accrued Certificate Interest for each such Class for such Distribution Date. Any allocation of Net Aggregate Prepayment Interest Shortfall to the Class A-2F Regular Interest could result in a shortfall in interest paid by the Swap Counterparty to the Class A-2F Certificateholders.

     Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on or in respect of the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, Prepayment Premiums, Lock-out Periods and amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for retail shopping space, rental apartments, hotel rooms, industrial or warehouse space, health care facility beds, senior living units or office space, as the case may be, in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors -- Risks Related to the Mortgage Loans", "Description of the Mortgage Pool" and "Servicing of the Mortgage Loans" herein and "The Pooling and Servicing Agreements" and "Yield and Maturity Considerations -- Yield and Prepayment Considerations" in the accompanying prospectus.

     The rate of prepayment on the Mortgage Loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the Mortgage Rate (or, in the case of the ARD Loan after its Anticipated Repayment Date, the Revised Rate) at which a Mortgage Loan accrues interest, a borrower may have an increased incentive to refinance such Mortgage Loan. Conversely, to the extent prevailing market interest rates exceed the applicable Mortgage Rate (or, in the case of a ARD Loan after its Anticipated Repayment Date, the Revised Rate) for any Mortgage Loan, such Mortgage Loan may be less likely to prepay (other than, in the case of the ARD Loan, out of certain net cash flow from the related Mortgaged Property). Accordingly, there can be no assurance that an ARD Loan will be prepaid on or before its Anticipated Repayment Date or on any other date prior to maturity.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

     If a Mortgage Loan is not in a Lock-out Period, any Prepayment Premium in respect of such Mortgage Loan may not be sufficient economic disincentive to prevent the related borrower from voluntarily prepaying the loan as part of a refinancing thereof or a sale of the related Mortgaged Property. See "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement.

     The Depositor makes no representation or warranty as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

WEIGHTED AVERAGE LIVES

     The weighted average life of any Offered Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the principal balance of such Certificate is distributed to the investor. For purposes of this prospectus supplement, the weighted average life of any such Offered Certificate is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the assumed Settlement Date (as defined below) to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Certificate. Accordingly, the weighted average life of any such Offered Certificate will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid or otherwise collected or advanced and the extent to which such payments, collections and/or advances of principal are in turn applied in reduction of the Certificate Balance of the Class of Certificates to which such Offered Certificate belongs. As described herein, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the Class A-1 Certificates, Class A-2 Certificates and Class A-2F Regular Interest until the Certificate Balances thereof are reduced to zero, and will thereafter be distributable entirely in respect of the remaining Classes of Sequential Pay Certificates, sequentially in alphabetical order of Class designation, in each such case until the related Certificate Balance is reduced to zero. As a consequence of the foregoing, the weighted average lives of the Class A-1 Certificates, Class A-2 Certificates and Class A-2F Regular Interest may be shorter, and the weighted average lives of the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P and Class Q Certificates may be longer, than would otherwise be the case if the Principal Distribution Amount for each Distribution Date was being distributed on a pro rata basis among the respective Classes of Sequential Pay Certificates (other than the Class A-2F Certificates) and the Class A-2F Regular Interest. The weighted average life of the Class A-2F Certificates will be the same as the weighted average life of the Class A-2F Regular Interest.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the CPR model (as described in the accompanying prospectus). As used in each of the following tables, the column headed "0%" assumes that none of the Mortgage Loans is prepaid before maturity. The columns headed "25%", "50%", "75%", "100%" assume that no prepayments are made on any Mortgage Loan during such Mortgage Loan's Lock-out Period, if any, or during such Mortgage Loan's yield maintenance period, if any, and are otherwise made on each of the Mortgage Loans at the indicated CPRs.

     There is no assurance, however, that prepayments of the Mortgage Loans (whether or not in a Lock-out Period or a yield maintenance period) will conform to any particular CPR, and no representation is made that the Mortgage Loans will prepay in accordance with the assumptions at any of the CPRs shown or at any other particular prepayment rate, that all the Mortgage Loans will prepay in accordance with the assumptions at the same rate or that Mortgage Loans that are in a Lock-out Period or a yield maintenance period will not prepay as a result of involuntary liquidations upon default or otherwise. A "yield maintenance period" is any period during which a Mortgage Loan provides that voluntary prepayments be accompanied by a Prepayment Premium calculated on the basis of a yield maintenance formula.

     The following tables indicate the percentages of the initial Certificate Balances of the Class A-1, Class A-2, Class A-2F, Class B, Class C, Class D, Class E and Class F Certificates that would be outstanding after each of the dates shown at various CPRs, and the corresponding weighted average lives of such Classes of Certificates, under the following assumptions (the "Maturity Assumptions"): (i) the Mortgage Loans have the characteristics set forth on Annex A as of the Cut-off Date, (ii) the Pass-Through Rate and the initial Certificate Balance or Notional Amount (such initial Certificate Balance or Notional Amount referred to herein for purposes of the Maturity Assumptions as the "Initial Certificate Balance"), as the case may be, of each Class of Offered Certificates are as described herein, (iii) the scheduled Monthly Payments for each Mortgage Loan that accrues interest on the basis of actual number of days elapsed during the month of accrual in a 360-day year are the actual contractual Monthly Payments (adjusted to take into account the addition or subtraction of any Withheld Amounts as described under "Description of the Certificates -- Interest Reserve Account"), (iv) there are no delinquencies or losses in respect of the Mortgage Loans, there are no modifications, extensions, waivers or amendments affecting the payment by borrowers of principal or interest on the Mortgage Loans, there are no Appraisal Reduction Amounts with respect to the Mortgage Loans and there are no casualties or condemnations affecting the Mortgaged Properties, (v) scheduled Monthly Payments on the Mortgage Loans are timely received on the first day of each month, commencing in December 2001,
(vi) no voluntary or involuntary prepayments are received as to any Mortgage Loan during such Mortgage Loan's Lock-out Period ("LOP"), if any, or, yield maintenance period ("YMP"), if any, and, an ARD Loan is paid in full on its Anticipated Repayment Date, otherwise, prepayments are made on each of the Mortgage Loans at the indicated CPRs set forth in the tables (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayments), (vii) none of the Master Servicer, the Special Servicer nor any majority holder(s) of the Controlling Class exercises its or exercise their right of optional termination described herein, (viii) no Mortgage Loan is purchased or repurchased from the Trust Fund, (ix) no Prepayment Interest Shortfalls are incurred, (x) there are no Additional Trust Fund Expenses, (xi) distributions on the Offered Certificates are made on the 11th day of each month, commencing in December 2001, (xii) the Offered Certificates are settled on November 14, 2001 (the "Settlement Date") and (xiii) there are no prepayments other than those actually received prior to the Cut-off Date. To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, Class A-1, Class A-2, Class A-2F, Class B, Class C, Class D, Class E and Class F Certificates may mature earlier or later than indicated by the tables. It is highly unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPRs until maturity or that all the Mortgage Loans will so prepay at the same rate. The indicated prepayment speeds were assumed for each Mortgage Loan for any period for which a fixed prepayment premium would apply under such Mortgage Loan. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of the Initial Certificate Balances (and weighted average lives) shown in the following tables. Such variations may occur even if the average prepayment experience of the Mortgage Loans were to conform to the assumptions and be equal to any of the specified CPRs. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
              THE CLASS A-1 CERTIFICATES UNDER THE SPECIFIED CPRS
      (PREPAYMENTS LOCKED OUT THROUGH LOP AND YMP, THEN THE FOLLOWING CPR)

                                                           PREPAYMENT ASSUMPTION (CPR)
                                                    ------------------------------------------
DATE                                                  0%      25%      50%      75%      100%
----                                                ------   ------   ------   ------   ------
Initial Percentage...............................   100.00%  100.00%  100.00%  100.00%  100.00%
November 11, 2002................................
November 11, 2003................................
November 11, 2004................................
November 11, 2005................................
November 11, 2006................................
November 11, 2007................................
November 11, 2008................................
November 11, 2009................................
November 11, 2010................................
Weighted Average Life (years)....................

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
              THE CLASS A-2 CERTIFICATES UNDER THE SPECIFIED CPRS
      (PREPAYMENTS LOCKED OUT THROUGH LOP AND YMP, THEN THE FOLLOWING CPR)

                                                           PREPAYMENT ASSUMPTION (CPR)
                                                    ------------------------------------------
DATE                                                  0%      25%      50%      75%      100%
----                                                ------   ------   ------   ------   ------
Initial Percentage...............................   100.00%  100.00%  100.00%  100.00%  100.00%
November 11, 2002................................
November 11, 2003................................
November 11, 2004................................
November 11, 2005................................
November 11, 2006................................
November 11, 2007................................
November 11, 2008................................
November 11, 2009................................
November 11, 2010................................
November 11, 2011................................
Weighted Average Life (years)....................

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
              THE CLASS A-2F CERTIFICATES UNDER THE SPECIFIED CPRS
      (PREPAYMENTS LOCKED OUT THROUGH LOP AND YMP, THEN THE FOLLOWING CPR)

                                                           PREPAYMENT ASSUMPTION (CPR)
                                                    ------------------------------------------
DATE                                                  0%      25%      50%      75%      100%
----                                                ------   ------   ------   ------   ------
Initial Percentage...............................   100.00%  100.00%  100.00%  100.00%  100.00%
November 11, 2002................................
November 11, 2003................................
November 11, 2004................................
November 11, 2005................................
November 11, 2006................................
November 11, 2007................................
November 11, 2008................................
November 11, 2009................................
November 11, 2010................................
November 11, 2011................................
Weighted Average Life (years)....................

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
               THE CLASS B CERTIFICATES UNDER THE SPECIFIED CPRS
      (PREPAYMENTS LOCKED OUT THROUGH LOP AND YMP, THEN THE FOLLOWING CPR)

                                                           PREPAYMENT ASSUMPTION (CPR)
                                                    ------------------------------------------
DATE                                                  0%      25%      50%      75%      100%
----                                                ------   ------   ------   ------   ------
Initial Percentage...............................   100.00%  100.00%  100.00%  100.00%  100.00%
November 11, 2002................................
November 11, 2003................................
November 11, 2004................................
November 11, 2005................................
November 11, 2006................................
November 11, 2007................................
November 11, 2008................................
November 11, 2009................................
November 11, 2010................................
November 11, 2011................................
Weighted Average Life (years)....................

             PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE
                 CLASS C CERTIFICATES UNDER THE SPECIFIED CPRS
      (PREPAYMENTS LOCKED OUT THROUGH LOP AND YMP, THEN THE FOLLOWING CPR)

                                                           PREPAYMENT ASSUMPTION (CPR)
                                                    ------------------------------------------
DATE                                                  0%      25%      50%      75%      100%
----                                                ------   ------   ------   ------   ------
Initial Percentage...............................   100.00   100.00   100.00   100.00   100.00
November 11, 2002................................
November 11, 2003................................
November 11, 2004................................
November 11, 2005................................
November 11, 2006................................
November 11, 2007................................
November 11, 2008................................
November 11, 2009................................
November 11, 2010................................
November 11, 2011................................
Weighted Average Life (years)....................

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
               THE CLASS D CERTIFICATES UNDER THE SPECIFIED CPRS
      (PREPAYMENTS LOCKED OUT THROUGH LOP AND YMP, THEN THE FOLLOWING CPR)

                                                           PREPAYMENT ASSUMPTION (CPR)
                                                    ------------------------------------------
DATE                                                  0%      25%      50%      75%      100%
----                                                ------   ------   ------   ------   ------
Initial Percentage...............................   100.00   100.00   100.00   100.00   100.00
November 11, 2002................................
November 11, 2003................................
November 11, 2004................................
November 11, 2005................................
November 11, 2006................................
November 11, 2007................................
November 11, 2008................................
November 11, 2009................................
November 11, 2010................................
November 11, 2011................................
Weighted Average Life (years)....................

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
               THE CLASS E CERTIFICATES UNDER THE SPECIFIED CPRS
      (PREPAYMENTS LOCKED OUT THROUGH LOP AND YMP, THEN THE FOLLOWING CPR)

                                                               PREPAYMENT ASSUMPTION (CPR)
                                                        ------------------------------------------
                         DATE                             0%      25%      50%      75%      100%
                         ----                           ------   ------   ------   ------   ------
Initial Percentage....................................  100.00   100.00   100.00   100.00   100.00
November 11, 2002.....................................
November 11, 2003.....................................
November 11, 2004.....................................
November 11, 2005.....................................
November 11, 2006.....................................
November 11, 2007.....................................
November 11, 2008.....................................
November 11, 2009.....................................
November 11, 2010.....................................
November 11, 2011.....................................
Weighted Average Life (years).........................

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
               THE CLASS F CERTIFICATES UNDER THE SPECIFIED CPRS
      (PREPAYMENTS LOCKED OUT THROUGH LOP AND YMP, THEN THE FOLLOWING CPR)

                                                               PREPAYMENT ASSUMPTION (CPR)
                                                        ------------------------------------------
                         DATE                             0%      25%      50%      75%      100%
                         ----                           ------   ------   ------   ------   ------
Initial Percentage....................................  100.00%  100.00%  100.00%  100.00%  100.00%
November 11, 2002.....................................
November 11, 2003.....................................
November 11, 2004.....................................
November 11, 2005.....................................
November 11, 2006.....................................
November 11, 2007.....................................
November 11, 2008.....................................
November 11, 2009.....................................
November 11, 2010.....................................
November 11, 2011.....................................
Weighted Average Life (years).........................

                                USE OF PROCEEDS

     Substantially all of the proceeds from the sale of the Offered Certificates will be used by the Depositor to purchase the Mortgage Loans as described under "Description of the Certificates -- General" in this prospectus supplement, and to pay certain expenses in connection with the issuance of the Certificates.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     For federal income tax purposes, two separate "real estate mortgage investment conduit" ("REMIC") elections will be made with respect to designated portions of the Trust Fund, the resulting REMICs being herein referred to as "REMIC I" and "REMIC II" respectively. The assets of REMIC I will generally include the Mortgage Loans (the Senior Components in the case of the Component Mortgage Loans), any REO Properties acquired on behalf of the Certificateholders (to the extent not allocable to the Subordinate Components or the Companion Loans) and amounts with respect thereto contained in the Certificate Account, the Interest Reserve Account and the REO Accounts (each as defined in the accompanying prospectus). The assets of REMIC II will consist of certain uncertificated "regular interests" in REMIC I and amounts in the Certificate Account with respect thereto. For federal income tax purposes, (i) the REMIC Regular Certificates (other than the Class A-2F Certificates) and the Class A-2F Regular Interest evidence the "regular interests" in, and generally will be treated as debt obligations of, REMIC II and (ii) the REMIC Residual Certificates represent the sole class of "residual interests" in the related REMICs. A separate REMIC election will also be made with respect to the Component Mortgage Loans (a "Component Mortgage Loan REMIC"). The Senior Component and the Subordinate Component of each Component Mortgage Loan will represent "regular interests" in such REMIC. In addition, the Early Defeasance Mortgage Loan will constitute the sole asset of an Early Defeasance Loan REMIC and the "regular interest" in such Early Defeasance Loan REMIC (instead of the related Mortgage Loan and any related REO Property) will be an asset of REMIC I. The Class R-I Certificates will represent the "residual interest" in such Early Defeasance Loan REMIC and the Component Mortgage Loan REMIC. Upon issuance of the Offered Certificates, Cadwalader, Wickersham & Taft, special tax counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling Agreement, for federal income tax purposes, each of REMIC I, REMIC II and the Early Defeasance Loan REMIC and the Component Mortgage Loan REMIC will qualify as a REMIC under the Code. In addition, in the opinion of Cadwalader, Wickersham & Taft, the portion of the trust fund consisting of the Excess Interest and the Excess Interest Distribution Account will be treated as a grantor trust for federal income tax purposes under subpart E, part I of subchapter J of the Code, and the Class Q Certificates, in addition to evidencing a regular interest in REMIC II, will evidence beneficial ownership of such Excess Interest and Excess Interest Distribution Account. See "Certain Federal Income Tax
Consequences -- REMICs" in the accompanying prospectus. The grantor trust will also hold the Class A-2F Regular Interest, the Swap Contract and the Floating Rate Account, and the Class A-2F Certificates will represent undivided beneficial interests in those assets. See "Certain Federal Income Tax Consequences -- REMICs" in the accompanying prospectus.

DISCOUNT AND PREMIUM; PREPAYMENT PREMIUMS

     The Offered Certificates (other than the Class A-2F Certificates) and the Class A-2F Regular Interest generally will be treated as newly originated debt instruments originated on the related Startup Day for federal income tax purposes. The Startup Day of REMIC I, REMIC II and the Component Mortgage Loan REMIC is the Delivery Date. The Startup Day of the Early Defeasance Loan REMIC is the date specified in the related REMIC declaration. Beneficial owners of the Offered Certificates will be required to report income on such regular interests in accordance with the accrual method of accounting. One or more of the Classes of Offered Certificates may be issued with original issue discount for federal income tax purposes. See "Certain Federal Income Tax
Consequences -- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount" and "-- Premium" in the accompanying prospectus.

     For purposes of accruing original issue discount, determining whether such original issue discount is de minimis and amortizing any premium on the Offered Certificates the Prepayment Assumption will be 0% CPR (except that an ARD Loan will be assumed to be repaid in full on its Anticipated Repayment Date). For purposes of this discussion and the discussion in the Prospectus, holders of the Class A-2F Certificates will be required to allocate their purchase prices and disposition proceeds between their interest in the Class A-2F Regular Interest and the Swap Contract for purposes of accruing discount or premium or computing gain or loss upon disposition of the Class A-2F Certificates, and references in such discussion to the REMIC Regular Certificates are to the Class A-2F Regular Interest and amounts allocable thereto. See "Yield and Maturity
Considerations -- Weighted Average Lives" herein. No representation is made as to the rate, if any, at which the Mortgage Loans will prepay.

     Any prepayment premium paid to the Swap Counterparty with respect to the Class A-2F Regular Interest will be treated as a periodic payment by the holders of the Class A-2F Certificates under the Swap Contract. See "Taxation of the Swap Contract" below.

TAXATION OF THE SWAP CONTRACT

     Each holder of a Class A-2F Certificate will be treated for federal income tax purposes as having entered into its proportionate share of the rights of such Class under the Swap Contract. Holders of the Class A-2F Certificates must allocate the price they pay for their Certificates between their interests in the Class A-2F Regular Interest and the Swap Contract based on their relative market values. The portion, if any, allocated to the Swap Contract will be treated as a swap premium (the "Swap Premium") paid or received by the holders of the Class A-2F Certificates, as applicable. If the Swap Premium is paid by a holder, it will reduce the purchase price allocable to the Class A-2F Regular Interest. If the Swap Premium is received by holders, it will be deemed to have increased the purchase price for the Class A-2F Regular Interest. If the Swap Contract is on-market, no amount of the purchase price will be allocable to it. Based on the anticipated issue prices of the Class A-2F Certificates and the Class A-2F Regular Interest, it is anticipated that the Class A-2F Regular Interest will be issued at a small premium and that an equivalent Swap Premium will be deemed to be paid to the holders of the Class A-2F Certificates, resulting in a net price of par. The holder of a Class A-2F Certificate will be required to amortize any Swap Premium under a level payment method as if the Swap Premium represented the present value of a series of equal payments made or received over the life of the Swap Contract (adjusted to take into account decreases in notional principal amount), discounted at a rate equal to the rate used to determine the amount of the Swap Premium (or some other reasonable rate). Prospective purchasers of Class A-2F Certificates should consult their own tax advisors regarding the appropriate method of amortizing any Swap Premium. Treasury Regulations treat a non-periodic payment made under a swap contract as a loan for federal income tax purposes if the payment is "significant." It is not expected that any Swap Premium would be treated in part as a loan under Treasury Regulations.

     Under Treasury Regulations (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting and (ii) any periodic payments received under the Swap Contract must be netted against payments made under the Swap Contract and deemed made or received as a result of the Swap Premium over the recipient's taxable year, rather than accounted for on a gross basis. Net income or deduction with respect to net payments under a notional principal contract for a taxable year should constitute ordinary income or ordinary deduction. The IRS could contend the amount is capital gain or loss, but such treatment is unlikely, at least in the absence of further regulations. Any regulations requiring capital gain or loss treatment presumably would apply only prospectively. Individuals may be limited in their ability to deduct any such net deduction and should consult their tax advisors prior to investing in the Class A-2F Certificates.

     Any termination payment received by the holder of a Class A-2F Certificate upon termination of the Swap Contract or any amount of proceeds from the sale, redemption or retirement of a Class A-2F Certificate that is considered to be allocated to the holder's rights under the Swap Contract or that the holder is deemed to have received from the purchaser would be considered a "termination payment" allocable to that Class A-2F Certificate under Treasury Regulations. A holder of a Class A-2F Certificate will have gain or loss from such a termination equal to (A)(i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any Swap Premium paid (or deemed paid) by the holder upon entering into or acquiring its interest in the Swap Contract. Gain or loss realized upon the termination of the Swap Contract will generally be treated as capital gain or loss. Moreover, in the case of a holder who is a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

     The Class A-2F Certificates, representing a beneficial ownership in the Class A-2F Regular Interest and in the Swap Contract, may constitute positions in a straddle, in which case the straddle rules of Code Section 1092 would apply. A selling holder's capital gain or loss with respect to such regular interest would be short term because the holding period would be tolled under the straddle rules. Similarly, capital gain or loss realized in connection with the termination of the Swap Contract would be short term. If the holder of a Class A-2F Certificate incurred or continued to incur indebtedness to acquire or hold such Class A-2F Certificate, the holder would generally be required to capitalize a portion of the interest paid on such indebtedness until termination of the Swap Contract.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

     Generally, except to the extent noted below, the Offered Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code in the same proportion that the assets of the Trust would be so treated. In addition, interest (including original issue discount, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. If 95% or more of the Mortgage Loans are treated as assets described in Section 856(c)(4)(A) of the Code, the Offered Certificates will be treated as such assets in their entirety. The Offered Certificates will generally only be considered assets described in
Section 7701(a)(19)(C) of the Code to the extent that the Mortgage Loans are secured by residential property. As of the Cut-off Date, 36.7% and 0.0%, of the Initial Pool Balance represented Mortgage Loans secured by multifamily properties and manufactured housing communities, respectively. The holder of a Class A-2F Certificate will not be eligible for the foregoing treatments to the extent of the portion of its basis allocable to its interest in the Swap Contract. In addition, none of the foregoing characterizations will apply to the extent of any Mortgage Loans that have been defeased. Accordingly, an investment in the Offered Certificates may not be suitable for some thrift institutions. The Offered Certificates (other than the Class A-2F Certificates) will be treated as "qualified mortgages" for another REMIC under Section 860G(a)(3)(C) of the Code. The Offered Certificates will be treated as "permitted assets" for a financial asset securitization investment trust under Section 860L(c) of the Code. See "Description of the Mortgage Pool" in this prospectus supplement and "Certain Federal Income Tax Consequences -- REMICs -- Characterization of Investments in REMIC Certificates" in the accompanying prospectus.

POSSIBLE TAXES ON INCOME FROM FORECLOSURE PROPERTY AND OTHER TAXES

     In general, the Special Servicer will be obligated to operate and manage any Mortgaged Property acquired as REO Property in a manner that would, to the extent commercially feasible, maximize the Trust's net after-tax proceeds from such property. After the Special Servicer reviews the operation of such property and consults with the REMIC Administrator to determine the Trust's federal income tax reporting position with respect to income it is anticipated that the Trust would derive from such property, the Special Servicer could determine that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" (generally, income not derived from renting or selling real property) within the meaning of the REMIC provisions (an "REO Tax"). To the extent that income the Trust receives from an REO Property is subject to a tax on "net income from foreclosure property," such income would be subject to federal tax at the highest marginal corporate tax rate (currently 35%). The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. These considerations will be of particular relevance with respect to any health care facilities or hotels that become REO Property. Any REO Tax imposed on the Trust's income from an REO Property would reduce the amount available for distribution to Certificateholders. Certificateholders are advised to consult their own tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs.

REPORTING AND OTHER ADMINISTRATIVE MATTERS

     Reporting of interest income, including any original issue discount, if any, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Certificates and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. Reporting regarding qualification of the REMIC's assets as set forth above under "-- Characterization of Investments in Offered Certificates" will be made as required under the Treasury regulations, generally on an annual basis.

     As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC Administrator may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. The Trustee will report annually to holders of the Class A-2F Certificates with respect to payments made or received under the Swap Contract.

     For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Certain Federal Income Tax Consequences -- REMICs" in the accompanying prospectus.

                          CERTAIN ERISA CONSIDERATIONS

     A fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and individual retirement annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (each, a "Plan") should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable thereto. Certain fiduciary and prohibited transaction issues arise only if the assets of the Trust constitute "plan assets" for purposes of Part 4 of Title I of ERISA and Section 4975 of the Code ("Plan Assets"). Whether the assets of the Trust will constitute Plan Assets at any time will depend on a number of factors, including the portion of any Class of Certificates that are held by "benefit plan investors" (as defined in U.S. Department of Labor Regulation Section 2510.3-101).

     The U.S. Department of Labor issued individual prohibited transaction exemptions to NationsBank Corporation (predecessor in interest to Bank of America Corporation), Prohibited Transaction Exemption ("PTE") 93-31, to First Union Securities, Inc., PTE 96-22, and to Deutsche Banc Alex. Brown Inc., Final Authorization Number 97-03E, each as amended by PTE 97-34 and PTE 2000-58 (collectively, the "Exemption"), which generally exempt from the application of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools, such as the Mortgage Pool, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by an Exemption-Favored Party (as hereinafter defined), provided that certain conditions set forth in the Exemption are satisfied. "Exemption-Favored Party" shall include (a) Bank of America Corporation, (b) First Union Securities, Inc., (c) Deutsche Banc Alex. Brown Inc., (d) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Bank of America Corporation (such as Banc of America Securities LLC), First Union Securities, Inc., or Deutsche Banc Alex. Brown Inc., and (e) any member of the underwriting syndicate or selling group of which a person described in (a), (b),
(c) or (d) is a manager or co-manager with respect to the Offered Certificates.

     The Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of an Offered Certificate to be eligible for exemptive relief thereunder. First, the acquisition of such Offered Certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, such Offered Certificate at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Moody's Investors Service, Inc. ("Moody's"), Fitch, Inc. or S&P. Third, the Trustee cannot be an affiliate of any other member of the "Restricted Group", which (in addition to the Trustee) consists of any Exemption-Favored Party, the Depositor, the Master Servicer, the Special Servicer, any sub-servicer, the Mortgage Loan Sellers, the Swap Counterparty, any borrower with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Pool as of the date of initial issuance of the

Certificates and any affiliate of any of the aforementioned persons. Fourth, the sum of all payments made to and retained by the Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the Offered Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling Agreement and reimbursement of such person's reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

     A fiduciary of a Plan contemplating purchasing a any Class of Offered Certificates in the secondary market must make its own determination that, at the time of such purchase, such Certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating purchasing any Class of Offered Certificate, whether in the initial issuance of such Certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to such Certificate as of the date of such purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of any Class of Offered Certificate.

     Further, the Exemption imposes additional requirements for purchases by Plans of classes of Certificates subject to swap contracts, such as the Class A-2F Certificates which benefit from the Swap Contract:

          (a) Each swap contract must be an "eligible swap" with an "eligible swap counterparty" (as each term is defined in PTE 2000-58);

          (b) If a swap contract ceases to be an eligible swap and the swap contract cannot be replaced, the Trustee must notify Certificateholders that the Exemption will cease to apply with respect to the class or classes of Certificates subject to such swap contract; and

          (c) The fiduciary of a Plan purchasing any class of Certificates subject to a swap contract must be either:

        - a "qualified professional asset manager" (as defined in PTE 84-14);

        - an "in-house asset manager" (as defined in PTE 96-23); or

        - a Plan fiduciary with total assets under management of at least $100 million at the time of the acquisition of the Certificates by the Plan.

     The Depositor believes that the Swap Contract will meet all of the relevant requirements to be considered an "eligible swap" as of the Delivery Date. However, any Plan contemplating purchase of the Class A-2F Certificates must make its own determination that all of the additional requirements of the Exemption are satisfied as of the date of such purchase and during the time that the Plan holds the Class A-2F Certificates.

     The Exemption also requires that the Trust meet the following requirements:
(i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates evidencing interests in such other investment pools must have been rated in one of the four highest categories of Moody's, Fitch or S&P for at least one year prior to the Plan's acquisition of an Offered Certificate; and (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of such Certificate. The Depositor has confirmed to its satisfaction that such requirements have been satisfied as of the date hereof.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with (i) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Offered Certificates between the Depositor or an Exemption-Favored Party and a Plan when the

Depositor, an Exemption-Favored Party, the Trustee, the Master Servicer, the Special Servicer, a sub-servicer, the Mortgage Loan Sellers or a borrower is a party in interest (within the meaning of Section 3(14) of ERISA) or a disqualified person (within the meaning of Section 4975(e)(2) of the Code) (a "Party in Interest") with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (iii) the continued holding of the Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an Excluded Plan (as defined in the next sentence) by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes hereof, an "Excluded Plan" is a Plan sponsored by any member of the Restricted Group.

     Moreover, if the general conditions of the Exemption, as well as certain other specific conditions set forth in the Exemption, are satisfied, the Exemption may also provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with (1) the direct or indirect sale, exchange or transfer of the Offered Certificates in the initial issuance of the Offered Certificates between the Depositor or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in such Certificates is (a) a borrower with respect to 5% or less of the fair market value of the Mortgage Pool or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of an Offered Certificates by a Plan and (3) the continued holding of the Offered Certificates by a Plan.

     Further, if the general conditions of the Exemption, as well as certain other conditions set forth in the Exemption, are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the Mortgage Pool.

     Lastly, if the general conditions of the Exemption are satisfied, the Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1) (A) through (D) of the Code, if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of Offered Certificates.

     Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that (i) the Offered Certificates constitute "certificates" for purposes of the Exemption and (ii) the specific and general conditions and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction class exemptions. See "Certain ERISA Considerations" in the accompanying prospectus. There can be no assurance that any such class exemptions will apply with respect to any particular Plan investment in the Offered Certificates or, even if it were deemed to apply, that any exemption would apply to all transactions that may occur in connection with such investment.

     A governmental plan as defined in Section 3(32) of ERISA is not subject to Title I of ERISA or Section 4975 of the Code. However, such a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code ("Similar Law"). A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under Similar Law.

     Any Plan fiduciary considering whether to purchase an Offered Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment.

     The sale of Offered Certificates to a Plan is in no respect a representation by the Depositor or the Underwriters that this investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or that this investment is appropriate for Plans generally or for any particular Plan.

                                LEGAL INVESTMENT

     The Offered Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, is subject to significant interpretive uncertainties. No representation is made as to the proper characterization of any class of Offered Certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for them or are subject to investment, capital or other restrictions. See "Legal Investment" in the accompanying prospectus.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the Underwriting Agreement (the "Underwriting Agreement") among the Depositor, Bank of America, N.A., Banc of America Securities LLC ("Banc of America"), First Union Securities, Inc. ("First Union Securities") and Deutsche Banc Alex. Brown Inc. ("Deutsche Banc" and together with Banc of America and First Union Securities, the "Underwriters"), the Depositor has agreed to sell to each of Banc of America and First Union Securities and each of Banc of America, First Union Securities and Deutsche Banc has agreed to purchase, severally but not jointly, the respective Certificate Balances as applicable, of each Class of the Offered Certificates as set forth below subject in each case to a variance of 5%.

CLASS                                 BANC OF AMERICA    FIRST UNION SECURITIES    DEUTSCHE BANC
-----                                 ---------------    ----------------------    -------------
Class A-1...........................
Class A-2...........................
Class A-2F..........................
Class B.............................
Class C.............................
Class D.............................
Class E.............................
Class F.............................

     First Union Securities is an indirect, wholly-owned subsidiary of Wachovia Corporation. Wachovia Corporation conducts its investment banking, institutional, and capital markets businesses through its various bank, broker-dealer and nonbank subsidiaries (including First Union Securities) under the trade name of Wachovia Securities. Any references to Wachovia Securities in this Prospectus Supplement, however, do not include Wachovia Securities, Inc., member NASD/SIPC, which is a separate broker-dealer subsidiary of Wachovia Corporation and sister affiliate of First Union Securities. Wachovia Securities, Inc. is not participating as an underwriter in the distribution of the Offered Certificates.

     Banc of America and First Union Securities are acting as co-lead managers and co-bookrunners of the offering. Deutsche Banc is acting as a co-manager of the offering.

     Banc of America Securities LLC is an affiliate of the Depositor. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be an amount equal to approximately
[     ]% of the initial aggregate Certificate Balance of the Offered
Certificates, plus accrued interest on all of the Offered Certificates, before deducting expenses payable by the Depositor.

     Distribution of the Offered Certificates will be made by the Underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriters may effect such transactions by selling the Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters. In connection with the purchase and sale of the Offered Certificates, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts. The Underwriters and any dealers that participate with the Underwriters in the distribution of the Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act.

     Purchasers of the Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Offered Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     The Depositor also has been advised by the Underwriters that the Underwriters presently intend to make a market in the Offered Certificates; however, the Underwriters have no obligation to do so, any market making may be discontinued at any time and there can be no assurance that an active public market for the Offered Certificates will develop. See "Risk Factors -- Risks Related to the Certificates -- Limited Liquidity and Market Value" in this prospectus supplement and "Risk Factors -- Limited Liquidity of Certificates" in the accompanying prospectus.

     The Depositor has agreed to indemnify the Underwriters and each person, if any, who controls the Underwriters within the meaning of Section 15 of the Securities Act against, or make contributions to the Underwriters and the such controlling person with respect to, certain liabilities, including certain liabilities under the Securities Act. Each Mortgage Loan Seller has agreed to indemnify the Depositor, its officers and directors, the Underwriters and each person, if any, who controls the Depositor or the Underwriters within the meaning of Section 15 of the Securities Act, with respect to certain liabilities, including certain liabilities under the Securities Act, relating to the Mortgage Loans sold by such Mortgage Loan Seller.

                                 LEGAL MATTERS

     Certain legal matters will be passed upon for the Depositor and the Underwriters by Cadwalader, Wickersham & Taft, Charlotte, North Carolina.

                                    RATINGS

     It is a condition to their issuance that the Offered Certificates receive the credit ratings indicated below from Standard & Poor's Ratings Service, a division of The McGraw Hill Companies, Inc. ("S&P") and Fitch, Inc. ("Fitch" and together with S&P, the "Rating Agencies"):

CLASS                                                           S&P     FITCH
-----                                                           ----    -----
Class A-1...................................................    AAA      AAA
Class A-2...................................................    AAA      AAA
Class A-2F..................................................    AAA      AAA
Class B.....................................................     AA      AA
Class C.....................................................    AA-      AA-
Class D.....................................................     A+      A+
Class E.....................................................     A        A
Class F.....................................................     A-      A-

     The ratings of the Offered Certificates address the likelihood of the timely receipt by holders thereof of all payments of interest to which they are entitled on each Distribution Date and the ultimate receipt by holders thereof of all payments of principal to which they are entitled by the Distribution Date in April 2037 (the "Rated Final Distribution Date"). The ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the Certificates, and the extent to which the payment stream from the Mortgage Pool is adequate to make payments of principal and/or interest, as applicable, required under the Offered Certificates. The ratings of the Offered Certificates do not, however, represent any assessments of (i) the likelihood or frequency of voluntary or involuntary principal prepayments on the Mortgage Loans, (ii) the degree to which such prepayments might differ from those originally anticipated or

(iii) whether and to what extent Prepayment Premiums will be collected on the Mortgage Loans in connection with such prepayments or the corresponding effect on yield to investors, (iv) whether and to what extent Default Interest will be received or Net Aggregate Prepayment Interest Shortfalls will be realized or (v) payments of Excess Interest. A security rating on the Class A-2F Certificates does not represent any assessment of whether the floating interest rate on such Certificates will convert to a fixed rate. With respect to the Class A-2F Certificates, the Rating Agencies are only rating the receipt of interest up to the fixed per annum rate applicable to the Class A-2F Regular Interest. In addition, the ratings on the Class A-2F Certificates do not address (i) the likelihood of receipt by the holders of the Class A-2F Certificates of the timely distribution of interest in connection with the change of the payment terms to a fixed rate upon a Swap Default if DTC is not given sufficient advance notice of such change in the payment terms or, (ii) in the event that the Swap Counterparty defaults on its obligations under a Swap Contract, the likelihood that the holders of the Class A-2F Certificates will experience shortfalls resulting from expenses incurred in enforcing the Swap Counterparty's obligations under the related Swap Contract that were not recovered from the related Swap Counterparty.

     There is no assurance that any rating assigned to the Offered Certificates by a Rating Agency will not be lowered, qualified (if applicable) or withdrawn by such Rating Agency, if, in its judgment, circumstances so warrant. There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any Class thereof and, if so, what such rating would be. In this regard, a rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the ratings assigned thereto by S&P and/or Fitch.

     The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. See "Risk
Factors -- Limited Nature of Ratings" in the accompanying prospectus.

                         INDEX OF PRINCIPAL DEFINITIONS

                                    PAGE
                                    ----
30/360 Basis.................             S-60
625 Massachusetts Avenue
  Loan.......................             S-76
635 Madison Avenue Loan......             S-71
AB Mortgage Loans............             S-65
Accrued Certificate
  Interest...................            S-116
Actual/360 Basis.............             S-60
Actual/360 Mortgage Loans....             S-60
Actual Fiscal Year Ending....              A-3
Additional Rights............             S-67
Additional Trust Fund
  Expenses...................            S-121
Administrative Fee Rate......       S-109, A-1
Administrative Fees..........            S-130
Advances.....................             S-95
Annual Debt Service..........              A-1
Annualized Most Recent.......              A-4
Anticipated Repayment Date...             S-60
Appraisal Reduction Amount...            S-124
Appraisal Value..............              A-1
ARD Loan.....................             S-60
Asset Status Report..........             S-89
Assumed Monthly Payment......            S-118
Available Distribution
  Amount.....................            S-111
Balloon......................              A-1
Balloon Loan.................             S-61
Balloon Payment..............             S-61
Banc of America..............            S-147
Bank of America..............      S-59, S-133
Bank of America ARD Loan.....             S-60
Bank of America Excess
  Interest...................             S-61
Bank of America Excess
  Interest Rate..............             S-61
Bank of America Mortgage
  Loans......................             S-59
Bank of America Revised
  Rate.......................             S-60
Banking Day..................            S-108
Base Interest Fraction.......            S-119
Beds.........................              A-5
Capstone.....................             S-92
Cash Flow....................              A-1
Casualty or Condemnation
  Rights.....................             S-67
Certificate Balance..........            S-106
Certificate Owner............     S-105, S-127
Certificate Registrar........            S-105
Class........................            S-104
Class A-2A Component.........            S-106
Class A-2B Component.........            S-106
Class A-2F Available Funds...            S-131
Class A-2F Interest
  Distribution Amount........            S-131
Class A-2F Principal
  Distribution Amount........            S-131
Class A-2F Regular
  Interest...................            S-104
Class A-2FA Component........            S-107
Class A-2FB Component........            S-107
Class A Certificates.........            S-104

                                    PAGE
                                    ----
Class V Certificates.........            S-104
Class X Certificates.........            S-104
Class XC Strip Rate..........            S-108
Class XP Strip Rate..........            S-108
CMSA Loan Periodic Update
  File.......................            S-126
CMSA Property File...........            S-126
Co-Lender and Servicing
  Agreement..................             S-65
Code.........................             S-83
Collateral Substitution
  Deposit....................             S-63
Collection Period............            S-109
Commercial Loan..............             S-59
Commercial Mortgaged
  Property...................             S-59
Commons at Temecula Loan.....             S-74
Compensating Interest
  Payment....................             S-94
Component....................            S-106
Component Balance............            S-106
Component Mortgage Loans.....             S-64
Component Mortgage Loan
  REMIC......................            S-141
Companion Loan...............             S-65
Controlling Class............             S-90
Controlling Class
  Certificateholder..........             S-90
Cornerstone Loans............             S-69
Corrected Mortgage Loan......             S-89
Credit Lease.................             S-66
Credit Lease Loans...........             S-66
Credit Lease Loan Table......             S-67
Crossed Loan.................             S-87
Crossroads Technology Park
  Loan.......................             S-72
Cross-Collateralized Mortgage
  Loans......................             S-59
Cut-off Date.................             S-59
Cut-off Date Balance.........             S-59
Cut-off Date Loan-to-Value
  Ratio......................              A-2
Cut-off Date LTV.............              A-2
Cut-off Date LTV Ratio.......              A-2
Default Charges..............             S-95
Default Interest.............             S-95
Defaulted Mortgage Loan......            S-100
Defeasance...................              A-2
Defeasance Lock-Out Period...             S-62
Defeasance Option............             S-62
Definitive Certificate.......            S-105
Delivery Date................            S-104
Depositor....................              S-9
Determination Date...........            S-109
Deutsche Banc................            S-147
Directing
  Certificateholder..........             S-90
Discount Rate................              A-2
Distributable Certificate
  Interest...................            S-116
Distribution Date............            S-109
Distribution Date
  Statement..................            S-125
DTC..........................            S-105

                                    PAGE
                                    ----
Due Date.....................             S-60
Early Defeasance Loan
  REMIC......................             S-63
Early Defeasance Loan........             S-63
Eastern Marketplace Pads
  Loans......................              A-6
Emergency Advance............             S-95
Enhancement Insurer..........             S-68
ERISA........................            S-144
Excess Cash Flow.............             S-61
Excess Interest..............             S-61
Excess Interest Distribution
  Account....................            S-122
Excess Interest Rate.........             S-61
Excluded Plan................            S-146
Exemption-Favored Party......            S-144
Exemption....................            S-144
Expenses.....................              A-1
FedEx Oakland Loan...........             S-75
First Union..................             S-59
First Union ARD Loan.........             S-61
First Union Excess
  Interest...................             S-61
First Union Excess Interest
  Rate.......................             S-61
First Union Mortgage Loans...             S-59
First Union Revised Rate.....             S-61
First Union Securities.......            S-147
Fitch........................            S-148
Fixed Interest
  Distribution...............            S-131
Floating Rate Account........            S-130
Floating Rate Certificate
  Notional Amount............            S-131
Form 8-K.....................             S-87
Fountains at Smoke Ranch
  Loan.......................             S-77
Full Year Cash Flow..........              A-2
Full Year End Date...........              A-2
Full Year Expenses...........              A-2
Full Year Revenues...........              A-2
Fully Amortizing.............              A-2
FUNB.........................             S-93
GAAP.........................              A-2
Guarantor....................               66
Hyper........................              A-2
Initial Certificate
  Balance....................            S-137
Initial Pool Balance.........             S-59
Interest Diff (BEY)..........              A-2
Interest Diff (MEY)..........              A-3
Interest Reserve Account.....            S-122
Interest Reset Date..........            S-108
Leasable Square Footage......              A-3
LIBOR........................            S-107
Liquidation Fee..............             S-95
Liquidation Fee Rate.........             S-95
Lock-out Period..............             S-62
LOP..........................            S-137
Maintenance Rights...........             S-67
Major Tenants................             S-79
Master Servicer..............              S-9
Master Servicer Remittance
  Date.......................            S-122

                                    PAGE
                                    ----
Master Servicing Fee.........             S-94
Master Servicing Fee Rate....             S-94
Maturity.....................              A-3
Maturity Assumptions.........            S-137
Maturity Date................              A-3
Maturity Date Balance........              A-3
Maturity Date Loan-to-Value
  Ratio......................              A-2
Maturity Date LTV............              A-2
Monthly Discount Rate........              A-3
Modified Mortgage Loan.......            S-124
Monthly Payments.............             S-60
Monthly Rental Payments......             S-66
Moody's......................            S-144
Mortgage.....................             S-59
Mortgage Event of Default....             S-65
Mortgage Loan Purchase and
  Sale Agreement.............             S-84
Mortgage Loan Schedule.......             S-84
Mortgage Loan Sellers........              S-9
Mortgage Loans...............             S-54
Mortgage Note................             S-59
Mortgage Pool................             S-59
Mortgage Rate................             S-60
Mortgaged Property...........             S-59
Most Recent Cash Flow........              A-3
Most Recent DSCR.............              A-3
Most Recent End Date.........              A-3
Most Recent Expenses.........              A-3
Most Recent Revenues.........              A-3
Most Recent Statement Type...              A-3
Multifamily Loan.............             S-59
Multifamily Mortgaged
  Property...................             S-59
Net Aggregate Prepayment
  Interest Shortfall.........            S-117
Net Mortgage Rate............            S-109
Net Rentable Area (SF).......              A-3
Net Swap Payment.............            S-116
NOI Adjustment Worksheets....            S-127
Nonrecoverable Advances......            S-123
Nonrecoverable P&I Advance...            S-123
Nonrecoverable Servicing
  Advance....................             S-95
Non-Specially Serviced
  Mortgage Loan..............             S-63
Notional Amount..............            S-106
NPV (BEY)....................              A-4
NPV (MEY)....................              A-5
Occupancy....................              A-4
Occupancy Percent............              A-4
Offered Certificates.........            S-104
One Peachtree Pointe Loan....             S-73
OPEN.........................              A-4
Open Period..................             S-62
Operating Statement Analysis
  Report.....................            S-127
Option Price.................            S-100

                                    PAGE
                                    ----
P&I Advance..................            S-122
Participants.................            S-105
Party in Interest............            S-145
Payment Differential.........              A-4
Permitted Encumbrances.......             S-84
Permitted Investments........             S-94
Plan.........................            S-144
Plan Assets..................            S-144
Pooling Agreement............            S-104
Prepayment Interest Excess...             S-94
Prepayment Interest
  Shortfall..................             S-94
Prepayment Premium...........             S-62
Prepayment Premium Period....             S-62
Primary Collateral...........             S-87
Primary Term.................             S-66
Principal Distribution
  Amount.....................            S-117
Private Certificates.........            S-104
PTE..........................            S-144
Purchase Option..............            S-100
Purchase Price...............             S-82
Qualified Substitute Mortgage
  Loan.......................             S-83
Rated Final Distribution
  Date.......................            S-148
Rating Agencies..............            S-148
Rating Agency Trigger
  Event......................            S-131
Realized Losses..............            S-121
Reimbursement Rate...........            S-123
Reinvestment Yield...........              A-5
Reference Bank...............            S-108
Record Date..................            S-110
Related Loans................              A-5
Related Proceeds.............             S-95
Release Date.................             S-62
REMIC........................            S-140
REMIC Administrator..........            S-130
REMIC I......................            S-140
REMIC II.....................            S-140
REMIC II Regular Interests...            S-104
REMIC Regular Certificates...            S-104
REMIC Residual
  Certificates...............            S-104
REO Extension................            S-100
REO Loan.....................            S-121
REO Property.................             S-88
REO Tax......................            S-143
Required Appraisal Date......            S-123
Required Appraisal Loan......            S-123
Residual Value Insurance
  Policy.....................             S-62
Residual Value Insurer.......             S-62
Restricted Group.............            S-144
Revenues.....................              A-1
Revised Rate.................             S-61
Rooms........................              A-5
S&P..........................            S-140
Savannah Apartments Loan.....             S-70
Senior Balance...............            S-107
Senior Certificates..........            S-104

                                    PAGE
                                    ----
Senior Component.............             S-64
Senior Component Principal
  Distribution Amount........            S-110
Senior Interests.............            S-104
Sequential Pay
  Certificates...............            S-104
Servicing Advances...........             S-95
Servicing Standard...........             S-88
Servicing Transfer Event.....             S-88
Settlement Date..............            S-137
Similar Law..................            S-146
SMMEA........................            S-147
Special Servicer.............              S-9
Special Servicing Fee........             S-95
Special Servicing Fee Rate...             S-95
Specially Serviced Mortgage
  Loan.......................             S-88
Stated Principal Balance.....            S-109
Subordinate Balance..........            S-107
Subordinate Certificates.....            S-112
Subordinate Component........             S-64
Subordinate Component
  Capitalized Amount.........            S-111
Subordinate Component
  Representative.............             S-90
Substitution Shortfall
  Amount.....................             S-82
Sub-Servicer.................             S-93
Sub-Servicing Agreement......             S-93
Sub-Servicing Fee Rate.......              A-1
Swap Contract................            S-130
Swap Counterparty............            S-130
Swap Default.................            S-131
Swap Premium.................            S-142
Tenant.......................             S-66
Trailing 12..................              A-4
Trust........................            S-104
Trust Fund...................            S-104
Trustee......................              S-9
Trustee Fee..................            S-130
Underwriters.................            S-147
Underwriting Agreement.......            S-147
Underwriting Cash Flow.......              A-5
Underwriting Debt Service
  Coverage Ratio.............              A-5
Underwriting DSCR............              A-5
Units........................              A-5
UPB..........................              A-5
U/W Cash Flow................              A-5
U/W DSCR.....................              A-5
U/W Expenses.................              A-6
U/W Replacement Reserves.....              A-6
U/W Replacement Reserves Per
  Unit.......................              A-6
U/W Revenues.................              A-5
Voting Rights................            S-128
Weighted Average Net Mortgage
  Rate.......................            S-109
Wells Fargo..................            S-129

                                    PAGE
                                    ----
Wilsontown Loan..............             S-78
Withheld Amount..............            S-122
Workout Fee..................             S-95

                                    PAGE
                                    ----
Workout Fee Rate.............             S-95
YM...........................              A-6
YMP..........................            S-137

                                    ANNEX A
                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

     The schedule and tables appearing in this Annex A set forth certain information with respect to the Mortgage Loans and Mortgaged Properties. Unless otherwise indicated, such information is presented as of the Cut-off Date. Such information with respect to the AB Mortgage Loans is calculated without regard to the related Companion Loans. Additionally, with respect to the Component Mortgage Loans, unless otherwise noted, all references to the principal balance of each Component Mortgage Loan and related information (including Cut-off Date Balances, debt service coverage and loan-to-value ratios) are references to the Senior Component only of such Mortgage Loan. The statistics in such schedule and tables were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. Such information and operating statements were generally unaudited and have not been independently verified by the Depositor or the Underwriters, or any of their respective affiliates or any other person.

     For purposes of the prospectus supplement, including the schedule and tables in this Annex A, the indicated terms shall have the following meanings:

          1. "Administrative Fee Rate" means the sum of the Master Servicing Fee Rate (including the per annum rates at which the monthly sub-servicing fee is payable to the related Sub-Servicer (the "Sub-Servicing Fee Rate")), plus the per annum rate applicable to the calculation of the Trustee Fee.

          2. "Annual Debt Service" means the amount derived by multiplying the Monthly Payment set forth for each Mortgage Loan in this Annex A by twelve.

          3. "Appraisal Value" means, for any Mortgaged Property, the appraiser's value as stated in the appraisal available to the Depositor as of the date specified on the schedule.

          4. "Balloon" means Balloon Loans.

          5. "Cash Flow" means with respect to any Mortgaged Property, the total cash flow available for Annual Debt Service on the related Mortgage Loan, generally calculated as the excess of Revenues over Expenses, capital expenditures and tenant improvements and leasing commissions.

             (i) "Revenues" generally consist of certain revenues received in respect of a Mortgaged Property, including, for example, (A) for the Multifamily Mortgaged Properties, rental and other revenues; (B) for the Commercial Mortgaged Properties (other than hotel Mortgaged Properties), base rent (less mark-to-market adjustments in some cases), percentage rent, expense reimbursements and other revenues; and (C) for the hotel Mortgaged Properties, guest room rates, food and beverage charges, telephone charges and other revenues.

             (ii) "Expenses" generally consist of all expenses incurred for a Mortgaged Property, including for example, salaries and wages, the costs or fees of utilities, repairs and maintenance, marketing, insurance, management, landscaping, security (if provided at the Mortgaged Property) and the amount of real estate taxes, general and administrative expenses, ground lease payments, and other costs but without any deductions for debt service, depreciation and amortization or capital expenditures therefor. In the case of hotel Mortgaged Properties, Expenses include, for example, expenses relating to guest rooms (hotels only), food and beverage costs, telephone bills, and rental and other expenses, and such operating expenses as general and administrative, marketing and franchise fees.

          In certain cases, Full Year Cash Flow, Most Recent Cash Flow and/or U/W Cash Flow have been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations. Such Cash Flow does not necessarily reflect accrual of certain costs such as capital expenditures and leasing commissions and does not reflect non-cash items such as depreciation or amortization. In some cases, capital expenditures and non-recurring items may have been treated by a borrower as an expense but were deducted from Most Recent Expenses, Full Year Expenses or U/W Expenses to reflect normalized Most Recent Cash Flow, Full Year Cash Flow or U/W Cash Flow, as the case may be. The Depositor has not made any attempt to verify the accuracy of any information provided by each borrower or to reflect changes that may have occurred since the date of the information provided by each borrower for the related Mortgaged Property. Such Cash Flow was not necessarily determined in accordance with generally accepted accounting principles ("GAAP"). Such Cash Flow is not a substitute for net income determined in accordance with GAAP as a measure of the results of a Mortgaged Property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity. Moreover, in certain cases such Cash Flow may reflect partial-year annualizations.

           6. "Cut-off Date Loan-to-Value Ratio", "Cut-off Date LTV Ratio" or "Cut-off Date LTV" means, with respect to any Mortgage Loan, the Cut-off Date Balance of such Mortgage Loan divided by the Appraisal Value of the related Mortgaged Property; provided that with respect to the LOC Loans (as defined herein) the Cut-off Date Balance was reduced by the amounts available under the applicable letter of credit serving as additional collateral for such Mortgage Loan. "Maturity Date Loan-to-Value Ratio" or "Maturity Date LTV" means, with respect to any Mortgage Loan, the Maturity Date Balance, divided by the Appraisal Value of the related Mortgaged Property.

           7. "DEFEASANCE" means, with respect to any Mortgage Loan, that such Mortgage Loan is subject to a Defeasance Option.

           8. "Early Defeasance Loan" means Mortgage Loan no. 51976.

           9. "Full Year End Date" means, with respect to each Mortgage Loan, the date indicated on Annex A as the "Full Year End Date" with respect to such Mortgage Loan, which date is generally the end date with respect to the period covered by the latest available annual operating statement provided by the related borrower.

          10. "Full Year Cash Flow" means, with respect to any Mortgaged Property, the Cash Flow derived therefrom that was available for debt service, calculated as Full Year Revenues less Full Year Expenses, Full Year capital expenditures and Full Year tenant improvements and leasing commissions. See also "Cash Flow" above.

             (i) "Full Year Revenues" are the Revenues received (or annualized or estimated in certain cases) in respect of a Mortgaged Property for the 12-month period ended as of the Full Year End Date, based upon the latest available annual operating statement and other information furnished by the borrower for its most recently ended fiscal year.

             (ii) "Full Year Expenses" are the Expenses incurred (or annualized or estimated in certain cases) for a Mortgaged Property for the 12-month period ended as of the Full Year End Date, based upon the latest available annual operating statement and other information furnished by the borrower for its most recently ended fiscal year.

          11. "Fully Amortizing" means fully amortizing Mortgage Loan.

          12. "Hyper" means ARD Loan.

          13. "Interest Diff (BEY)" refers to a method of calculation of a yield maintenance premium. Under this method prepayment premiums are generally equal to an amount equal to the greater of (a) one percent (1%) of the principal amount being prepaid or (b) the product obtained by multiplying
     (x) the principal amount being prepaid, times (y) the difference obtained by subtracting (I) the Yield Rate from

     (II) the mortgage rate of the related Mortgage Note, times (z) the present value factor calculated using the following formula:

                                  1-(1+r)(-n)
                                  ------------
                                       r

     where r is equal to the Yield Rate and n is equal to the number of years and any fraction thereof, remaining between the date the prepayment is made and the maturity date of the related Mortgage Note.

          As used herein, "Yield Rate" means the yield rate for the specified United States Treasury security, as reported in The Wall Street Journal on the fifth Business Day preceding the date the prepayment is required in the related Mortgage Loan documents.

          14. "Interest Diff (MEY)" refers to a method of calculation of a yield maintenance premium. Under this method prepayment premiums are generally equal to an amount equal to the greater of (a) one percent (1%) of the principal amount being prepaid, or (b) the present value of a series of payments each equal to the Payment Differential and payable on each date that payment is required under the related Mortgage Loan documents over the remaining original term of the related Mortgage Note and on the maturity date of the related Mortgage Loans, discounted at the Reinvestment Yield for the number of months remaining as of the date of such prepayment to each such date that payment is required under the related Mortgage Loan documents and the maturity date of the related Mortgage Loans.

          15. "Leasable Square Footage" or "Net Rentable Area (SF)" means, in the case of a Mortgaged Property operated as a retail center, office complex or industrial or warehouse facility, the square footage of the net leasable area.

          16. "Maturity" or "Maturity Date" means, with respect to any Mortgage Loan, the date specified in the related Mortgage Note as its stated maturity date or in the case of an ARD Loan, the Anticipated Repayment Date.

          17. "Maturity Date Balance" means, with respect to any Mortgage Loan, the balance due at maturity or in the case of an ARD Loan, the Anticipated Repayment Date, assuming no prepayments, defaults or extensions.

          18. "Most Recent Cash Flow" means, with respect to any Mortgaged Property, the Cash Flow derived therefrom that was available for debt service, calculated as Most Recent Revenues less Most Recent Expenses, Most Recent capital expenditures and Most Recent tenant improvements and leasing commissions. See also "Cash Flow" above.

             (i) "Most Recent Revenues" are the Revenues received (or annualized or estimated in certain cases) in respect of a Mortgaged Property for the 12-month period ended on the Most Recent Date, based upon operating statements and other information furnished by the related borrower.

             (ii) "Most Recent Expenses" are the Expenses incurred (or annualized or estimated in certain cases) for a Mortgaged Property for the 12-month period ended on the Most Recent Date, based upon operating statements and other information furnished by the related borrower.

          19. "Most Recent DSCR" means, with respect to any Mortgage Loan, (a) the Most Recent Cash Flow for the related Mortgaged Property, divided by
     (b) the Annual Debt Service for such Mortgage Loan.

          20. "Most Recent End Date" means, with respect to any Mortgage Loan, the date indicated on Annex A as the "Most Recent End Date" with respect to such Mortgage Loan which date is generally the end date with respect to the period covered by the latest available operating statement provided by the related borrower.

          21. "Most Recent Statement Type" means certain financial information with respect to the Mortgaged Properties as set forth in the three categories listed in (i) through (iii) immediately below.

             (i) "Annualized Most Recent" means certain financial information regarding the Mortgaged Properties which has been annualized based upon one month or more of financial data.

             (ii) "Trailing 12" means certain financial information regarding a Mortgaged Properties which is presented for the trailing 12 months prior to the Most Recent End Date.

          22. "NPV (BEY)" refers to a method of calculation of a yield maintenance premium. Under this method prepayment premiums are generally equal to an amount equal to the greater of (a) an amount equal to one percent (1%) of the then outstanding principal balance of the related Mortgage Loan or (b) an amount equal to (y) the sum of the present values as of the date of prepayment of the related Mortgage Loan of all unpaid principal and interest payments required under this note, calculated by discounting such payments from their respective scheduled payment dates back to the date of prepayment of the related Mortgage Loan at a discount rate equal to the Periodic Treasury Yield, minus (z) the outstanding principal balance of the loan as of the date of prepayment of the related Mortgage Loan.

          23. "NPV (MEY)" refers to a method of calculation of a yield maintenance premium. Under this method prepayment premiums are generally equal to the greater of (i) one percent (1%) of the principal balance being prepaid, and (ii) the present value as of the date of prepayment of the remaining scheduled payments of principal and interest from the date of prepayment through the maturity date (including any balloon payment) determined by discounting such payments at the Discount Rate (as hereinafter defined) less the amount of the outstanding principal balance on the date of prepayment (after subtracting the scheduled principal payment on such date of prepayment). The "Discount Rate" is the rate which, when compounded monthly, is equivalent to the Treasury Rate (as hereinafter defined), when compounded semiannually.

          As used above, "Treasury Rate" means the yield calculated by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury constant maturities for the week ending prior to the date of prepayment, of the U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the maturity date. In the event Release H.15 is no longer published, a comparable publication to determine the Treasury Rate will be selected.

          24. "Occupancy %" or "Occupancy Percent" means the percentage of Leasable Square Footage or Total Units/Rooms/Pads, as the case may be, of the Mortgaged Property that was occupied as of a specified date, as specified by the borrower or as derived from the Mortgaged Property's rent rolls, which generally are calculated by physical presence or, alternatively, collected rents as a percentage of potential rental revenues.

          25. "OPEN" means, with respect to any Mortgage Loan that such Mortgage Loan may be voluntarily prepaid without a Prepayment Premium.

          26. "Payment Differential" shall mean an amount equal to (a) the interest rate under the relevant Mortgage Note less the Reinvestment Yield, divided by 12 and multiplied by (b) the principal sum outstanding under the related Mortgage Note after application of the constant monthly payment due under the related Mortgage Note on the date of such prepayment, provided that the Payment Differential shall in no event be less than zero.

          27. "Periodic Treasury Yield" means (a) the annual yield to maturity of the actively traded noncallable United States Treasury fixed interest rate security (other than such security which can be surrendered at the option of the holder at face value in payment of federal estate tax or which was issued at a substantial discount) that has a maturity closest to (whether before, on or after) the maturity date (or if two or more securities have maturity dates equally close to the maturity date, the average annual yield to maturity of all such securities), as reported in The Wall Street Journal or other authoritative publication or news retrieval service on the fifth Business Day preceding the prepayment date, divided by (b) twelve, if scheduled payment dates are monthly, or four, if scheduled payment dates are quarterly.

          28. "Reinvestment Yield" shall mean an amount equal to the lesser of
     (a) the yield on the United States Treasury issue with a maturity date closest to the maturity date of the related Mortgage Loan or (b) the yield on the United States Treasury issue with a term equal to the remaining average life of the indebtedness evidenced by the related Mortgage Loan, with each such yield being based on the bid price for such issue as published in The Wall Street Journal on the date that is 14 days prior to the date of such prepayment set forth in the notice of prepayment (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield.

          29. "Related Loans" means two or more Mortgage Loans with respect to which the related Mortgaged Properties are either owned by the same entity or owned by two or more entities controlled by the same key principals.

          30. "UPB" means, with respect to any Mortgage Loan, its unpaid principal balance.

          31. "Units" "Rooms" and "Beds" respectively, mean: (i) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment (referred to in the schedule as "Units"); (ii) in the case of a Mortgaged Property operated as a hotel, the number of rooms (referred to in the schedule as "Rooms"); and (iii) in the case of a Mortgaged Property operated as a health care facility, the number of beds (referred to in the schedule as "Beds").

          32. "U/W DSCR", "Underwriting DSCR" or "Underwriting Debt Service Coverage Ratio" means, with respect to any Mortgage Loan, (a) the U/W Cash Flow for the related Mortgaged Property divided by (b) the Annual Debt Service for such Mortgage Loan; provided however with respect to Mortgage Loan Nos. 53415, 53418, 53419, 53437, and 53442 representing 3.1% of the
     Initial Pool Balance (the "LOC Loans"), the debt service was calculated after reducing the original principal balances of such Mortgage Loans by amounts available for payment of debt service under certain letters with credit pledged as additional collateral to secure such Mortgage Loans. Such letters of credit may be released at any time upon the satisfaction of certain debt service coverage ratio tests.

          33. "U/W Cash Flow" or "Underwriting Cash Flow" means, with respect of any Mortgaged Property, the Cash Flow derived therefrom that was available for debt service, calculated as U/W Revenues less U/W Expenses, U/W Reserves and U/W tenant improvements and leasing commissions. See also "Cash Flow" above.

             (i) "U/W Revenues" are the anticipated Revenues in respect of a Mortgaged Property, generally determined by means of an estimate made at the origination or as in some instances as may be updated of such Mortgage Loan. U/W Revenues have generally been calculated (a) assuming that the occupancy rate for the Mortgaged Property was consistent with the Mortgaged Property's current or historical rate, or the relevant market rate, if such rate was less than the occupancy rate reflected in the most recent rent roll or operating statements, as the case may be, furnished by the related borrower, and (b) in the case of retail, office, industrial and warehouse Mortgaged Properties, assuming a level of reimbursements from tenants consistent with the terms of the related leases or historical trends at the Mortgaged Property, and in certain cases, assuming that a specified percentage of rent will become defaulted or otherwise uncollectible. In addition, in the case of retail, office, industrial and warehouse Mortgaged Properties, upward adjustments may have been made with respect to such revenues to account for all or a portion of the rents provided for under any new leases scheduled to take effect later in the year. Also, in the case of certain Mortgaged Properties that are operated as nursing home or hotel properties and are subject to an operating lease with a single operator, U/W Revenues were calculated based on revenues received by the operator rather than rental payments received by the related borrower under the operating lease.

             (ii) "U/W Expenses" are the anticipated Expenses in respect of a Mortgaged Property, generally determined by means of an estimate made at the origination of such Mortgage Loan or as in some instances as may be updated. U/W Expenses were generally assumed to be equal to historical annual expenses reflected in the operating statements and other information furnished by the borrower, except that such expenses were generally modified by (a) if there was no management fee or a below market management fee, assuming that a management fee was payable with respect to the Mortgaged Property in an amount approximately equal to a percentage of assumed gross revenues for the year, (b) adjusting certain historical expense items upwards or downwards to amounts that reflect industry norms for the particular type of property and/or taking into consideration material changes in the operating position of the related Mortgaged Property (such as newly signed leases and market data) and (c) adjusting for non-recurring items (such as capital expenditures) and tenant improvement and leasing commissions, if applicable (in the case of certain retail, office, industrial and warehouse Mortgaged Properties, adjustments may have been made to account for tenant improvements and leasing commissions at costs consistent with historical trends or prevailing market conditions and, in other cases, operating expenses did not include such costs).

          Actual conditions at the Mortgaged Properties will differ, and may differ substantially, from the assumed conditions used in calculating U/W Cash Flow. In particular, the assumptions regarding tenant vacancies, tenant improvements and leasing commissions, future rental rates, future expenses and other conditions if and to the extent used in calculating U/W Cash Flow for a Mortgaged Property, may differ substantially from actual conditions with respect to such Mortgaged Property. There can be no assurance that the actual costs of reletting and capital improvements will not exceed those estimated or assumed in connection with the origination or purchase of the Mortgage Loans.

          In most cases, U/W Cash Flow describes the cash flow available after deductions for capital expenditures such as tenant improvements, leasing commissions and structural reserves. In those cases where such "reserves" were so included, no cash may have been actually escrowed. No representation is made as to the future net cash flow of the properties, nor is U/W Cash Flow set forth herein intended to represent such future net cash flow.

          34. "U/W Replacement Reserves" means, with respect to any Mortgaged Property, the aggregate amount of on-going reserves (generally for capital improvements and replacements) assumed to be maintained with respect to such Mortgaged Property. In each case, actual reserves, if any, may be less than the amount of U/W Reserves.

          35. "U/W Replacement Reserves Per Unit" means, with respect to any Mortgaged Property, (a) the related U/W Reserves, divided by (b) the number of Units, Leasable Square Feet, Rooms or Beds, as applicable.

          36. "YM" means, with respect to any Mortgage Loan, a yield maintenance premium.

          37. With respect to Mortgage Loan No. 265950598, the "Eastern Marketplace Pads Loans" the information under the captions "Year Built/Renovated", "Total Units/Rooms/Pads", "SF/Unit/Room/ Pads", "Net Rentable Area (SF)", "Loan Balance Per SF/Unit/Room/Pads", "Largest Tenant", "Largest Tenant Leased SF", "Largest Tenant % of Total SF", "Largest Tenant Lease Expiration", "Second Largest Tenant", "Second Largest Tenant Leased SF", "Second Largest Tenant % of Total SF", and "Second Largest Tenant Lease Expiration" on the mortgage loan schedule in this Annex A was derived in part from the improvements on the Mortgaged Property which are not part of the collateral securing the lien of the Mortgage.

          38. With respect to Mortgage Loan Nos. 825999525, 825999528 and 825999527, the information under the captions "Seasoning" and "Note Date" are based upon the dates on which the AB Mortgage Loans were split from the related Companion Loans; however, such loans were initially originated on April 23, 1998, July 22, 1998 and September 4, 1998, respectively. With respect to Mortgage Loan Nos.

     825114191, 825999655, 825999802, 835300003 and 835300002, the information under the captions "Seasoning" and "Note Date" are based upon the dates on which the Senior Components of the Component Mortgage Loans were deemed to be split from the related Subordinate Components of such Component Mortgage Loans. Such Component Mortgage Loans were initially originated on July 22, 1998, July 30, 1998, September 29, 1998, February 25, 1999 and February 26, 1999, respectively. With respect to Mortgage Loan No. 255999897, the information under the captions "Seasoning" and "Note Date" are based upon the date on which such loan was amended (such Mortgage Loan was initially originated on September 24, 1998).

                                    ANNEX A
                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

  Se-      Loan
quence    Number                    Property Name                                 Property Address                     County
------   ---------                  -------------                                 ----------------                     ------
   A1    265950680    Paces Cove Apartments                                 13100 Pandora Drive                     Dallas
   A2    265950685    Tradewinds Apartments                                 2 Tradewinds Quay                       Hampton City
   A3    265950683    Deerfield Apartments                                  910 Constitution Drive                  Durham
   A4    265950684    Meadow Creek Apartments                               12821 Meadow Creek Lane                 Mecklenburg
   A5    265950679    Main Park Apartments                                  1303 South Main Street                  Dallas
   A6    265950678    Cottonwood Crossing Apartments                        2105 Cottonwood Club Drive              Tarrant
   A7    265950682    Pinnacle Ridge Apartments                             600 Merrimon Avenue                     Buncombe
   A8    265950681    Wildwood Apartments                                   200 Bear Creek Drive                    Tarrant

                      SUB-TOTAL CROSSED LOANS

   B1     52231       Savannah Apartments                                   875 E. Silveraldo Ranch Blvd            Clark
   B2     54811       RCA - Fountains at Smoke Ranch                        2300 Rock Springs Dr.                   Clark
   A9    502694004    The Colleges at LaRue Apartments                      164 LaRue Road                          Yolo
   B3     55090       Boulder Springs Apartments                            1895 Boulder Springs Drive              St. Louis

  B4.1    55312       G&K Portfolio 1 Group A - Primrose Villa              150 West Colorado Boulevard             Los Angeles
  B4.2    55312       G&K Portfolio 1 Group A - Santa Teresa                6254 Santa Teresa Boulevard             Santa Clara
   B4     55312       G&K PORTFOLIO 1 GROUP A (ROLL-UP)

   A10   265950669    Old Buckingham Station Apartments                     1301 Buckingham Station Drive           Chesterfield

  B5.1    55503       G&K Portfolio 1 Group C - Clayton Gardens             4220 Clayton Road                       Contra Costa
  B5.2    55503       G&K Portfolio 1 Group C - San Jose Greens             2405 Woodard Road                       Santa Clara
   B5     55503       G&K PORTFOLIO 1 GROUP C (ROLL-UP)

   A11   502692702    Waterview Apartments                                  Two Waterview Road                      Chester
   A12   265950691    The Regent Apartments                                 1640 Sixteenth Street, NW
   B6     53074       Willows Apartments                                    116 Warwickshire Lane                   Anne Arundel
   B7     54819       RCA - Waters at Champions Apartments                  2431 FM 1960 West                       Harris
   A13   502684101    Woods on La Monte Apartments                          4800 La Monte                           Harris County
   A14   265330822    Longfellow Court Apartments                           1200 Massachusetts Avenue               Middlesex
   B8     54990       RCA - Villa Cordova Apartments                        2800 S. Eastern Avenue                  Clark
   B9     55637       Warren Place Apartments                               417-437 King Street                     Charleston
   B10    53418       Hyde Park Apartments                                  430 West Browning Road                  Camden
   A15   265950667    Amberwood Apartments                                  301 Oak Rose Lane                       Hillsborough
   A16   502700404    The Madison                                           18626 Spanish Garden Drive              Maricopa County
   B11    53415       Fox Ridge Apartments                                  220A Dobbs Drive                        Camden
   B12    54818       RCA - Waters at Kirkwood Apartments                   11710 Briar Forest Drive                Harris
   A17   265950618    Sterling University Terrace                           900 Whirlpool Drive                     Lafayette
   B13    53419       Iroquois Apartments                                   2805 N. 47th Street                     Philadelphia
   B14    53442       Woodacres Apartments                                  915 Cedartree Lane                      New Castle
   B15   100000212    Wren's Crossing Apartments                            501 Roberts Drive                       Clayton
   A18   265950688    Terrace View Apartments Phase 1,2,3 & 9               301 Hunt Club Road                      Montgomery
   A19   265950689    Terrace View Apartments Phases 5 & 7                  301 Hunt Club Road, 6800-C              Montgomery
   B16    55016       Players Club Apartments                               222 N. Ocala Road                       Leon
   A20   265950690    North Arch Village Apartments                         9111 North Arch Village Court           Chesterfield
   A21   265950469    Caldwell Village Apartments                           3320-3334 West Caldwell Avenue          Tulare
   B17    53437       Village Green                                         156 Willett Ave.                        Middlesex
   A22   265950687    Terrace View Apartments Phase 4                       301 Hunt Club Road                      Montgomery
   A23   265950664    Oaktown Apartments                                    13455 Woodforest                        Harris
   A24   265950686    Terrace View Apartments Phase 8                       301 Hunt Club Road                      Montgomery
   A25   502685001    212-214 West 104th Street                             212-214 West 104th Street               New York
   A26   502700902    Sunpointe Apartments                                  2850 South Decatur Boulevard            Clark
   A27   265950610    Woodlawn House Apartments                             1315 Woodlawn Road                      Mecklenburg
   A28   502700403    Belleair Towers                                       1100 Ponce De Leon Blvd                 Pinellas
   A29   265950464    Floral Gardens Apartments                             3959 Gardenia Place                     Pinellas
   B18   820010304    Clobertin Court Apartments                            6A, 6B, 7A, 7B Clobertin Ct.            McLean
   B19    53328       The Commons at Temecula                               40408-40468 Winchester Road             Riverside
   A30   265950638    Wilsontown Shopping Center                            4830 Wilson Avenue                      Kent

  B20.1   54833       BVT Retail Portfolio-Four Points Centre               7301 North RR 620                       Travis
  B20.2   54833       BVT Retail Portfolio-Goolsby Pointe                   11667 Boyette Rd                        Hillsborough
  B20.3   54833       BVT Retail Portfolio-Publix at Sawgrass Center        5906-5992 Coral Ridge Drive             Broward
   B20    54833       BVT RETAIL PORTFOLIO (ROLL-UP)

   A31   265950539    Rio Hill Shopping Center                              1940 Rio Hill Road                      Albermarle
   A32   255999897    Monroe Mall                                           2115-2133 Roosevelt Boulevard           Union
   B21    53656       Oaks Square Shopping Center                           6901 Northeast 8th Ave (Newberrry Rd)   Alachua
   A33   502694206    Fashion Crossing                                      1250 South Washington Street (Route 1)  Bristol
   B22    55187       Sharon Corners Shopping Center                        4700 Sharon Road                        Mecklenburg
   A34   502704705    Aquidneck Shopping Centre                             99 East Main Road                       Newport
   A35   265950570    Stockdale Village Shopping Center                     5700 Stockdale Highway                  Kern
   B23    53489       Shops on the Circle                                   3500 Ross Clark Circle                  Houston
   A36   502695401    Sahara Town Center                                    2520-2650 Maryland Pkwy                 Clark
   B24    54229       Chapel Hill Commons                                   4919 Flat Shoals Parkway                Dekalb
   A37   265950426    South Bay Plaza                                       1021-1145 Highland Avenue               San Diego

                                                                         Maturity or
                                                                         Anticipated
                                                              Cut-Off     Repayment                              Admini-     Sub-
                           Zip    Property       Original      Date         Date           Loan       Mortgage  strative   Servicing
    City            State  Code     Type         Balance      Balance      Balance         Type         Rate   Fee Rate(1) Fee Rate
    ----            -----  ----   --------       --------     -------   ------------       ----       -------- ----------- ---------
Dallas                TX  75238 Multifamily    11,165,000    11,135,937   9,795,835       Balloon       7.160%    0.052%     0.025%
Hampton               VA  23666 Multifamily    11,100,000    11,071,106   9,738,806       Balloon       7.160%    0.052%     0.025%
Durham                NC  27705 Multifamily    10,220,000    10,193,397   8,966,721       Balloon       7.160%    0.052%     0.025%
Pineville             NC  28134 Multifamily     9,590,000    9,565,037    8,413,978       Balloon       7.160%    0.052%     0.025%
Duncanville           TX  75137 Multifamily     8,465,000    8,442,965    7,426,935       Balloon       7.160%    0.052%     0.025%
Arlington             TX  76010 Multifamily     6,055,000    6,039,238    5,312,474       Balloon       7.160%    0.052%     0.025%
Asheville             NC  28804 Multifamily     5,005,000    4,991,972    4,391,236       Balloon       7.160%    0.052%     0.025%
Euless                TX  76039 Multifamily     3,400,000    3,391,150    2,983,057       Balloon       7.160%    0.052%     0.025%
                                              ----------------------------------------
                                               65,000,000    64,830,801   57,029,042

Las Vegas             NV  89123 Multifamily    35,400,000    35,207,177   31,089,346      Balloon       7.180%    0.077%     0.050%
Las Vegas             NV  89128 Multifamily    23,680,000    23,680,000   21,496,617      Balloon       7.060%    0.057%     0.030%
Davis                 CA  95616 Multifamily    19,100,000    19,064,536   16,867,167  Hyper Amortizing  7.430%    0.052%     0.025%
Maryland Heights      MO  63146 Multifamily    19,040,000    19,012,058   16,605,843      Balloon       6.950%    0.127%     0.100%

Monrovia              CA  91016 Multifamily
San Jose              CA  95119 Multifamily
                                Multifamily    18,590,000    18,590,000   16,868,409      Balloon       6.600%    0.127%     0.100%

Midlothian            VA  23113 Multifamily    17,120,000    17,120,000   15,199,177      Balloon       7.340%    0.052%     0.025%

Concord               CA  94521 Multifamily
San Jose              CA  95124 Multifamily
                                Multifamily    15,535,000    15,535,000   14,096,327      Balloon       6.600%    0.127%     0.100%

East Goshen Township  PA  19380 Multifamily    14,300,000    14,280,788   12,588,204      Balloon       7.310%    0.052%     0.025%
Washington            DC  20009 Multifamily    13,000,000    12,968,266   11,472,933      Balloon       7.390%    0.052%     0.025%
Glen Burnie           MD  21601 Multifamily    12,000,000    11,941,014   10,511,893      Balloon       7.110%    0.127%     0.100%
Houston               TX  77068 Multifamily    11,600,000    11,600,000   10,530,437      Balloon       7.060%    0.057%     0.030%
Houston               TX  77092 Multifamily    11,312,000    11,284,269   9,979,441       Balloon       7.375%    0.052%     0.025%
Cambridge             MA   2138 Multifamily    10,000,000    9,984,853    9,241,456       Balloon       8.140%    0.052%     0.025%
Las Vegas             NV  89109 Multifamily     9,888,000    9,888,000    8,950,051       Balloon       6.900%    0.057%     0.030%
Charleston            SC  29403 Multifamily     9,420,000    9,406,768    8,254,317       Balloon       7.130%    0.077%     0.050%
Bellmawr              NJ   8031 Multifamily     9,080,228    9,080,228    8,128,429   Hyper Amortizing  8.327%    0.127%     0.100%
Tampa                 FL  33612 Multifamily     9,040,000    9,012,627    8,021,181       Balloon       7.620%    0.052%     0.025%
Sun City West         AZ  85375 Multifamily     8,600,000    8,577,675    7,547,330       Balloon       7.170%    0.052%     0.025%
Hi Nella (Somerdale)  NJ   8083 Multifamily     8,536,765    8,536,765    7,641,932   Hyper Amortizing  8.327%    0.127%     0.100%
Houston               TX  77077 Multifamily     8,000,000    8,000,000    7,262,370       Balloon       7.060%    0.057%     0.030%
Oxford                MS  38655 Multifamily     7,500,000    7,500,000    6,860,773       Balloon       7.440%    0.052%     0.025%
Philadelphia          PA  19131 Multifamily     6,872,472    6,872,472    6,152,092   Hyper Amortizing  8.327%    0.127%     0.100%
Claymont              DE  19703 Multifamily     6,797,922    6,797,922    6,085,356   Hyper Amortizing  8.327%    0.127%     0.100%
Riverdale             GA  30274 Multifamily     6,100,000    6,036,891    5,479,505       Balloon       8.120%    0.057%     0.030%
Blacksburg            VA  24060 Multifamily     6,000,000    5,985,395    5,296,534       Balloon       7.400%    0.052%     0.025%
Blacksburg            VA  24060 Multifamily     5,800,000    5,785,882    5,119,983       Balloon       7.400%    0.052%     0.025%
Tallahassee           FL  32304 Multifamily     4,900,000    4,880,199    4,655,137       Balloon       7.150%    0.127%     0.100%
Richmond              VA  23236 Multifamily     4,400,000    4,389,290    3,884,125       Balloon       7.400%    0.052%     0.025%
Visalia               CA  93277 Multifamily     4,300,000    4,279,663    3,827,033       Balloon       7.710%    0.052%     0.025%
South River           NJ   8882 Multifamily     3,995,908    3,995,908    3,577,053   Hyper Amortizing  8.327%    0.127%     0.100%
Blacksburg            VA  24060 Multifamily     4,000,000    3,990,264    3,531,023       Balloon       7.400%    0.052%     0.025%
Houston               TX  77015 Multifamily     3,270,000    3,260,442    2,910,673       Balloon       7.750%    0.052%     0.025%
Blacksburg            VA  24060 Multifamily     3,000,000    2,994,384    2,647,303       Balloon       7.400%    0.052%     0.025%
New York              NY  10025 Multifamily     2,750,000    2,742,881    2,414,012       Balloon       7.180%    0.052%     0.025%
Las Vegas             NV  89102 Multifamily     2,625,000    2,619,883    2,307,612       Balloon       7.250%    0.052%     0.025%
Charlotte             NC  28211 Multifamily     2,550,000    2,503,017    1,203,712       Balloon       7.000%    0.052%     0.025%
Clearwater            FL  34616 Multifamily     2,380,000    2,373,822    2,088,680       Balloon       7.170%    0.052%     0.025%
Largo                 FL  33771 Multifamily     1,800,000    1,790,987    1,593,721       Balloon       7.500%    0.052%     0.025%
Bloomington           IL  61701 Multifamily     1,375,000    1,370,439    1,209,553       Balloon       7.275%    0.077%     0.050%
Temecula              CA  92591   Retail       27,000,000    26,877,989   23,851,337      Balloon       7.440%    0.127%     0.100%
Wyoming               MI  49418   Retail       21,300,000    21,252,756   18,952,243      Balloon       7.720%    0.052%     0.025%

Austin                TX  78726   Retail
Riverview             FL  33569   Retail
Coral Springs         FL  33076   Retail
                                  Retail       18,480,000    18,480,000   18,480,000  Interest Only     6.910%    0.127%     0.100%

Charlottesville       VA  22901   Retail       17,850,000    17,806,304   15,749,248      Balloon       7.380%    0.052%     0.025%
Monroe                NC  28110   Retail       16,957,945    16,842,779   15,067,617      Balloon       7.500%    0.052%     0.025%
Gainesville           FL  32605   Retail       16,920,000    16,808,608   15,011,465      Balloon       7.630%    0.127%     0.100%
North Attleboro       MA   2760   Retail       15,600,000    15,570,716   13,762,512      Balloon       7.390%    0.052%     0.025%
Charlotte             NC  28210   Retail       14,000,000    13,966,212   12,367,904      Balloon       7.430%    0.127%     0.100%
Middletown            RI   2842   Retail       13,000,000    12,981,515   11,376,584      Balloon       7.080%    0.052%     0.025%
Bakersfield           CA  93309   Retail       12,400,000    12,400,000   11,332,092      Balloon       7.390%    0.052%     0.025%
Dothan                AL  36303   Retail       12,400,000    12,308,703   11,078,793      Balloon       7.920%    0.127%     0.100%
Las Vegas             NV  89109   Retail       10,600,000    10,575,643   9,403,950       Balloon       7.600%    0.052%     0.025%
Decatur               GA  30034   Retail        9,880,000    9,827,153    8,692,565       Balloon       7.250%    0.127%     0.100%
National City         CA  91950   Retail        9,750,000    9,692,716    8,673,895       Balloon       7.750%    0.052%     0.025%

                                                             Original      Original                          Remaining
                                                              Term to       Amorti-                           Term to    Maturity or
  Met                     First       Interest               Maturity/      zation     Interest              Maturity/   Anticipated
Mortgage      Note       Payment       Accrual    Monthly       ARD          Term        Only    Seasoning      ARD       Repayment
  Rate        Date         Date        Method     Payment     (months)   (months)(ii)   Period    (months)    (months)       Date
--------    ---------    ---------    --------    --------   ---------   ------------  --------  ---------   ----------  -----------
  7.108%    6/20/2001     8/1/2001     ACT/360     75,485       120          360                    4            116       7/1/2011
  7.108%    6/20/2001     8/1/2001     ACT/360     75,045       120          360                    4            116       7/1/2011
  7.108%    6/20/2001     8/1/2001     ACT/360     69,096       120          360                    4            116       7/1/2011
  7.108%    6/20/2001     8/1/2001     ACT/360     64,836       120          360                    4            116       7/1/2011
  7.108%    6/20/2001     8/1/2001     ACT/360     57,230       120          360                    4            116       7/1/2011
  7.108%    6/20/2001     8/1/2001     ACT/360     40,937       120          360                    4            116       7/1/2011
  7.108%    6/20/2001     8/1/2001     ACT/360     33,838       120          360                    4            116       7/1/2011
  7.108%    6/20/2001     8/1/2001     ACT/360     22,987       120          360                    4            116       7/1/2011

  7.103%    2/20/2001     4/1/2001     ACT/360    239,812       120          360                    8            112       3/1/2011
  7.003%     3/5/2001     5/1/2001     ACT/360    158,499       120          360         24         7            113       4/1/2011
  7.378%    7/24/2001     9/1/2001     ACT/360    132,636       120          360                    3            117       8/1/2011
  6.823%    8/20/2001    10/1/2001     ACT/360    126,035       120          360                    2            118       9/1/2011



  6.473%    9/24/2001    11/1/2001     ACT/360    118,727       120          360         30         1            119      10/1/2011

  7.288%    6/14/2001     8/1/2001     ACT/360    118,967       120          348         12         4            116       7/1/2011



  6.473%    9/24/2001    11/1/2001     ACT/360     99,216       120          360         30         1            119      10/1/2011

  7.258%     8/3/2001    10/1/2001     ACT/360     98,134       120          360                    2            118       9/1/2011
  7.338%     6/7/2001     8/1/2001     ACT/360     89,921       120          360                    4            116       7/1/2011
  6.983%     3/1/2001     5/1/2001     ACT/360     80,725       120          360                    7            113       4/1/2011
  7.003%     3/5/2001     5/1/2001     ACT/360     77,643       120          360         24         7            113       4/1/2011
  7.323%    6/22/2001     8/1/2001     ACT/360     78,129       120          360                    4            116       7/1/2011
  8.088%     7/3/2001     9/1/2001     ACT/360     74,355       98           360                    3            95       10/1/2009
  6.843%    4/12/2001     6/1/2001     ACT/360     65,122       120          360         24         6            114       5/1/2011
  7.053%    8/13/2001    10/1/2001     ACT/360     63,496       120          360                    2            118       9/1/2011
  8.200%     9/8/2000    11/1/2000     ACT/360     72,427       120          295         36         13           107      10/1/2010
  7.568%    5/31/2001     7/1/2001     ACT/360     63,953       120          360                    5            115       6/1/2011
  7.118%    6/27/2001     8/1/2001     ACT/360     58,201       120          360                    4            116       7/1/2011
  8.200%     9/8/2000    11/1/2000     ACT/360     68,092       120          295         36         13           107      10/1/2010
  7.003%     3/5/2001     5/1/2001     ACT/360     53,547       120          360         24         7            113       4/1/2011
  7.388%     5/1/2001     6/1/2001     ACT/360     52,133       120          360         24         6            114       5/1/2011
  8.200%     9/8/2000    11/1/2000     ACT/360     54,817       120          295         36         13           107      10/1/2010
  8.200%     9/8/2000    11/1/2000     ACT/360     54,223       120          295         36         13           107      10/1/2010
  8.063%     4/6/2000     6/1/2000     ACT/360     45,271       120          360                    18           102       5/1/2010
  7.348%    6/11/2001     8/1/2001     ACT/360     41,543       120          360                    4            116       7/1/2011
  7.348%    6/11/2001     8/1/2001     ACT/360     40,158       120          360                    4            116       7/1/2011
  7.023%     4/2/2001     6/1/2001     ACT/360     33,095       60           360                    6            54        5/1/2006
  7.348%    6/11/2001     8/1/2001     ACT/360     30,465       120          360                    4            116       7/1/2011
  7.658%    2/22/2001     4/1/2001     ACT/360     30,687       120          360                    8            112       3/1/2011
  8.200%     9/8/2000    11/1/2000     ACT/360     31,873       120          295         36         13           107      10/1/2010
  7.348%    6/11/2001     8/1/2001     ACT/360     27,695       120          360                    4            116       7/1/2011
  7.698%    5/31/2001     7/1/2001     ACT/360     23,427       120          360                    5            115       6/1/2011
  7.348%     7/2/2001     9/1/2001     ACT/360     20,771       120          360                    3            117       8/1/2011
  7.128%     6/8/2001     8/1/2001     ACT/360     18,629       120          360                    4            116       7/1/2011
  7.198%    7/24/2001     9/1/2001     ACT/360     17,907       120          360                    3            117       8/1/2011
  6.948%    4/16/2001     6/1/2001     ACT/360     22,920       120          180                    6            114       5/1/2011
  7.118%    6/20/2001     8/1/2001     ACT/360     16,107       120          360                    4            116       7/1/2011
  7.448%    2/20/2001     4/1/2001     ACT/360     12,586       120          360                    8            112       3/1/2011
  7.198%    5/23/2001     7/1/2001     ACT/360      9,403       120          360                    5            115       6/1/2011
  7.313%     3/9/2001     5/1/2001     ACT/360    187,680       120          360                    7            113       4/1/2011
  7.668%    6/29/2001     8/1/2001     ACT/360    152,154       120          360                    4            116       7/1/2011




  6.783%     6/8/2001     8/1/2001     ACT/360                  120                     120         4            116       7/1/2011

  7.328%    6/15/2001     8/1/2001     ACT/360    123,346       120          360                    4            116       7/1/2011
  7.448%   12/14/2000     2/1/2001     ACT/360    118,572       117          360                    10           107      10/1/2010
  7.503%   12/22/2000     2/1/2001     ACT/360    119,817       120          360                    10           110       1/1/2011
  7.338%    7/25/2001     9/1/2001     ACT/360    107,905       120          360                    3            117       8/1/2011
  7.303%    6/25/2001     8/1/2001     ACT/360     97,220       120          360                    4            116       7/1/2011
  7.028%    8/31/2001    10/1/2001     ACT/360     87,189       120          360                    2            118       9/1/2011
  7.338%    6/18/2001     8/1/2001     ACT/360     85,771       120          360         24         4            116       7/1/2011
  7.793%   10/17/2000    12/1/2000     ACT/360     90,296       120          360                    12           108      11/1/2010
  7.548%    6/21/2001     8/1/2001     ACT/360     74,844       120          360                    4            116       7/1/2011
  7.123%     3/1/2001     4/1/2001     ACT/360     67,399       120          360                    8            112       3/1/2011
  7.698%    1/18/2001     3/1/2001     ACT/360     69,850       120          360                    9            111       2/1/2011

    Cross-
 Collateralized            Related
    Loans                   Loans
----------------            -----
 Yes(BACM 01-3-I)        Yes(BACM 01-3-L)
 Yes(BACM 01-3-I)        Yes(BACM 01-3-L)
 Yes(BACM 01-3-I)        Yes(BACM 01-3-L)
 Yes(BACM 01-3-I)        Yes(BACM 01-3-L)
 Yes(BACM 01-3-I)        Yes(BACM 01-3-L)
 Yes(BACM 01-3-I)        Yes(BACM 01-3-L)
 Yes(BACM 01-3-I)        Yes(BACM 01-3-L)
 Yes(BACM 01-3-I)        Yes(BACM 01-3-L)

       No                       No
       No                Yes(BACM 01-3-E)
       No                       No
       No                       No



       No               Yes(BACM 01-3-K)

       No                      No



       No               Yes(BACM 01-3-K)

       No                      No
       No                      No
       No                      No
       No               Yes(BACM 01-3-E)
       No                      No
       No                      No
       No               Yes(BACM 01-3-E)
       No                      No
       No               Yes(BACM 01-3-A)
       No                      No
       No                      No
       No               Yes(BACM 01-3-A)
       No               Yes(BACM 01-3-E)
       No                      No
       No               Yes(BACM 01-3-A)
       No               Yes(BACM 01-3-A)
       No                      No
       No               Yes(BACM 01-3-O)
       No               Yes(BACM 01-3-O)
       No                      No
       No               Yes(BACM 01-3-O)
       No                      No
       No               Yes(BACM 01-3-A)
       No               Yes(BACM 01-3-O)
       No                      No
       No               Yes(BACM 01-3-O)
       No                      No
       No                      No
       No                      No
       No                      No
       No                      No
       No                      No
       No                      No
       No                      No




       No                      No

       No                      No
       No                      No
       No                      No
       No                      No
       No                      No
       No                      No
       No                      No
       No                      No
       No               Yes(BACM 01-3-S)
       No                      No
       No                      No

                                                                         ANNEX A
                                                      CERTAIN CHARACTERISTICS OF

                                                          Yield
 Lockout      Prepayment Penalty Description            Maintenance     Se-
Expiration             (months)                            Type        quence
----------    ------------------------------            -----------    ------
 3/1/11         LO(116)/OPEN(4)/DEFEASANCE                                A1
 3/1/11         LO(116)/OPEN(4)/DEFEASANCE                                A2
 3/1/11         LO(116)/OPEN(4)/DEFEASANCE                                A3
 3/1/11         LO(116)/OPEN(4)/DEFEASANCE                                A4
 3/1/11         LO(116)/OPEN(4)/DEFEASANCE                                A5
 3/1/11         LO(116)/OPEN(4)/DEFEASANCE                                A6
 3/1/11         LO(116)/OPEN(4)/DEFEASANCE                                A7
 3/1/11         LO(116)/OPEN(4)/DEFEASANCE                                A8

 1/1/11         LO(118)/OPEN(2)/DEFEASANCE                                B1
 2/1/11         LO(118)/OPEN(2)/DEFEASANCE                                B2
 8/1/11         LO(120)/OPEN(0)/DEFEASANCE                                A9
 6/1/11         LO(117)/OPEN(3)/DEFEASANCE                                B3

                                                                         B4.1
                                                                         B4.2
 7/1/11         LO(117)/OPEN(3)/DEFEASANCE                                B4

 4/1/11         LO(117)/OPEN(3)/DEFEASANCE                               A10

                                                                         B5.1
                                                                         B5.2
 7/1/11         LO(117)/OPEN(3)/DEFEASANCE                                B5

 5/1/11         LO(116)/OPEN(4)/DEFEASANCE                                A11
 4/1/11         LO(117)/OPEN(3)/DEFEASANCE                                A12
 2/1/11         LO(118)/OPEN(2)/DEFEASANCE                                B6
 2/1/11         LO(118)/OPEN(2)/DEFEASANCE                                B7
 4/1/11         LO(117)/OPEN(3)/DEFEASANCE                                A13
 1/1/09         LO(89)/OPEN(9)/DEFEASANCE                                 A14
 3/1/11         LO(118)/OPEN(2)/DEFEASANCE                                B8
 7/1/11         LO(118)/OPEN(2)/DEFEASANCE                                B9
 8/1/04      LO(46)/GRTR1%PPMTorYM(72)/OPEN(2)       Interest  Diff(BEY   B10
 3/1/11         LO(117)/OPEN(3)/DEFEASANCE                                A15
 4/1/11         LO(117)/OPEN(3)/DEFEASANCE                                A16
 8/1/04      LO(46)/GRTR1%PPMTorYM(72)/OPEN(2)       Interest  Diff(BEY   B11
 2/1/11         LO(118)/OPEN(2)/DEFEASANCE                                B12
 2/1/11         LO(117)/OPEN(3)/DEFEASANCE                                A17
 8/1/04      LO(46)/GRTR1%PPMTorYM(72)/OPEN(2)       Interest  Diff(BEY   B13
 8/1/04      LO(46)/GRTR1%PPMTorYM(72)/OPEN(2)       Interest  Diff(BEY   B14
 2/1/10         LO(117)/OPEN(3)/DEFEASANCE                                B15
 12/1/10        LO(113)/OPEN(7)/DEFEASANCE                                A18
 12/1/10        LO(113)/OPEN(7)/DEFEASANCE                                A19
 3/1/06         LO(58)/OPEN(2)/DEFEASANCE                                 B16
 12/1/10        LO(113)/OPEN(7)/DEFEASANCE                                A20
 12/1/10        LO(117)/OPEN(3)/DEFEASANCE                                A21
 8/1/04      LO(46)/GRTR1%PPMTorYM(72)/OPEN(2)       Interest  Diff(BEY   B17
 12/1/10        LO(113)/OPEN(7)/DEFEASANCE                                A22
 3/1/11         LO(117)/OPEN(3)/DEFEASANCE                                A23
 1/1/11         LO(113)/OPEN(7)/DEFEASANCE                                A24
 4/1/11         LO(117)/OPEN(3)/DEFEASANCE                                A25
 5/1/11         LO(117)/OPEN(3)/DEFEASANCE                                A26
 2/1/11         LO(117)/OPEN(3)/DEFEASANCE                                A27
 5/1/11         LO(118)/OPEN(2)/DEFEASANCE                                A28
 11/1/10        LO(116)/OPEN(4)/DEFEASANCE                                A29
 6/1/05      LO(48)/GRTR1%PPMTorYM(68)/OPEN(4)           NPV (BEY)        B18
 2/1/11         LO(118)/OPEN(2)/DEFEASANCE                                B19
 4/1/11         LO(117)/OPEN(3)/DEFEASANCE                                A30

                                                                         B20.1
                                                                         B20.2
                                                                         B20.3
 5/1/11         LO(118)/OPEN(2)/DEFEASANCE                                B20

 4/1/11         LO(117)/OPEN(3)/DEFEASANCE                                A31
 3/1/10         LO(110)/OPEN(7)/DEFEASANCE                                A32
 11/1/10        LO(118)/OPEN(2)/DEFEASANCE                                B21
 5/1/11         LO(117)/OPEN(3)/DEFEASANCE                                A33
 5/1/11         LO(118)/OPEN(2)/DEFEASANCE                                B22
 6/1/11         LO(117)/OPEN(3)/DEFEASANCE                                A34
 4/1/11         LO(117)/OPEN(3)/DEFEASANCE                                A35
 9/1/10         LO(118)/OPEN(2)/DEFEASANCE                                B23
 4/1/11         LO(117)/OPEN(3)/DEFEASANCE                                A36
 1/1/11         LO(118)/OPEN(2)/DEFEASANCE                                B24
 10/1/10        LO(116)/OPEN(4)/DEFEASANCE                                A37
                                                                          B24
                                                                          A37

   Loan
  Number                        Property Name
 ---------                      -------------
265950680        Paces Cove Apartments
265950685        Tradewinds Apartments
265950683        Deerfield Apartments
265950684        Meadow Creek Apartments
265950679        Main Park Apartments
265950678        Cottonwood Crossing Apartments
265950682        Pinnacle Ridge Apartments
265950681        Wildwood Apartments

                 SUB-TOTAL CROSSED LOANS

 52231           Savannah Apartments
 54811           RCA - Fountains at Smoke Ranch
502694004        The Colleges at LaRue Apartments
 55090           Boulder Springs Apartments

 55312           G&K Portfolio 1 Group A - Primrose Villa
 55312           G&K Portfolio 1 Group A - Santa Teresa
 55312           G&K PORTFOLIO 1 GROUP A (ROLL-UP)

265950669        Old Buckingham Station Apartments

 55503           G&K Portfolio 1 Group C - Clayton Gardens
 55503           G&K Portfolio 1 Group C - San Jose Greens
 55503           G&K PORTFOLIO 1 GROUP C (ROLL-UP)

502692702        Waterview Apartments
265950691        The Regent Apartments
 53074           Willows Apartments
 54819           RCA - Waters at Champions Apartments
502684101        Woods on La Monte Apartments
265330822        Longfellow Court Apartments
 54990           RCA - Villa Cordova Apartments
 55637           Warren Place Apartments
 53418           Hyde Park Apartments
265950667        Amberwood Apartments
502700404        The Madison
 53415           Fox Ridge Apartments
 54818           RCA - Waters at Kirkwood Apartments
265950618        Sterling University Terrace
 53419           Iroquois Apartments
 53442           Woodacres Apartments
100000212        Wren's Crossing Apartments
265950688        Terrace View Apartments Phase 1,2,3 & 9
265950689        Terrace View Apartments Phases 5 & 7
 55016           Players Club Apartments
265950690        North Arch Village Apartments
265950469        Caldwell Village Apartments
 53437           Village Green
265950687        Terrace View Apartments Phase 4
265950664        Oaktown Apartments
265950686        Terrace View Apartments Phase 8
502685001        212-214 West 104th Street
502700902        Sunpointe Apartments
265950610        Woodlawn House Apartments
502700403        Belleair Towers
265950464        Floral Gardens Apartments
820010304        Clobertin Court Apartments
 53328           The Commons at Temecula
265950638        Wilsontown Shopping Center

 54833           BVT Retail Portfolio-Four Points Centre
 54833           BVT Retail Portfolio-Goolsby Pointe
 54833           BVT Retail Portfolio-Publix at Sawgrass Center
 54833           BVT RETAIL PORTFOLIO (ROLL-UP)

265950539        Rio Hill Shopping Center
255999897        Monroe Mall
 53656           Oaks Square Shopping Center
502694206        Fashion Crossing
 55187           Sharon Corners Shopping Center
502704705        Aquidneck Shopping Centre
265950570        Stockdale Village Shopping Center
 53489           Shops on the Circle
502695401        Sahara Town Center
 54229           Chapel Hill Commons
265950426        South Bay Plaza

                                                                        TOTAL          SF/                               LOAN
                                    CUT-OFF                             UNITS/        UNITS/                          BALANCE PER
APPRAISAL          APPRAISAL        DATE LTV      YEAR BUILT/           ROOMS/        ROOMS/       NET RENTABLE         SF/UNIT/
  VALUE              DATE            RATIO         RENOVATED             PADS         PADS           AREA(SF)           ROOM/PAD
----------         ---------        --------      ----------            ------        ------       ------------       -----------
15,950,000          5/16/01           70%               1983              328          Units          219,966            33,951
16,100,000          5/15/01           69%          1988/1997              284          Units          307,200            38,983
14,600,000          5/15/01           70%               1985              204          Units          181,112            49,968
13,700,000          5/15/01           70%          1984/1998              250          Units          214,920            38,260
12,100,000          5/16/01           70%               1984              192          Units          180,258            43,974
 8,650,000          5/11/01           70%               1985              200          Units          150,200            30,196
 7,150,000          4/25/01           70%          1948/1999              166          Units          146,856            30,072
 5,350,000           5/8/01           63%          1983/1998              120          Units           90,600            28,260
----------
93,600,000

44,250,000          11/13/00          80%               1999              472          Units          521,656            74,591
29,600,000          1/19/01           80%               1989              464          Units          434,032            51,034
27,900,000           4/3/01           68%               2000              197          Units          206,167            96,774
23,800,000          7/25/01           80%               2000              166          Units          181,796           114,530

 4,450,000          5/17/01                             1977               75          Units           36,643
24,150,000          5/21/01                             1978              176          Units          116,216
28,600,000                            65%                                 251          Units          152,859            74,064

21,950,000          5/22/01           78%               1989              360          Units          369,757            47,556

11,400,000          5/21/01                             1979              131          Units           74,375
12,500,000          5/21/01                             1980               79          Units           72,500
23,900,000                            65%                                 210          Units          146,875            73,976

19,400,000          6/22/01           74%          1968/1996              203          Units          167,110            70,349
16,400,000           3/1/01           79%               2000               53          Units           55,410           244,684
15,000,000          1/22/01           80%               1969              352          Units          300,196            33,923
14,500,000          1/19/01           80%          1978/1993              354          Units          266,986            32,768
14,140,000          4/16/01           80%          1978/1990              531          Units          408,083            21,251
14,200,000          5/15/01           70%          1917/1999               92          Units           71,260           108,531
12,375,000           3/9/01           80%               1973              288          Units          222,109            34,333
12,750,000          6/19/01           74%          1947/1997               84          Units          106,521           111,985
10,400,000          7/14/00           74%               1950              286          Units          205,194            31,749
11,300,000          5/10/01           80%          1978/2000              212          Units          197,400            42,512
18,200,000          5/23/01           47%               1986              196          Units          199,239            43,764
10,800,000          7/14/00           67%               1972              246          Units          204,144            34,702
10,000,000          1/19/01           80%          1978/1995              256          Units          182,448            31,250
10,700,000           2/1/01           70%               1999              156          Units          166,056            48,077
 8,100,000          7/18/00           72%               1961              133          Units          122,153            51,673
 7,900,000          7/17/00           73%               1969              178          Units          163,608            38,191
 7,750,000          3/20/00           78%          1972/1984              196          Units          210,125            30,800
 9,700,000          5/14/01           62%               1966              241          Units          208,002            24,836
 8,600,000          5/14/01           67%               1972              209          Units          173,570            27,684
 6,600,000          3/13/01           74%               1994               84          Units          112,560            58,098
 6,100,000          5/14/01           72%          1974/1999              128          Units          121,896            34,291
 5,390,000           1/8/01           79%               1986              145          Units          119,187            29,515
 4,750,000          7/13/00           72%               1961               88          Units           57,200            45,408
 5,800,000          5/14/01           69%               1969              120          Units          111,006            33,252
 4,260,000          4/24/01           77%          1969/1984              160          Units          125,811            20,378
 4,960,000          5/14/01           60%               1973               89          Units          115,850            33,645
 4,300,000          1/16/01           64%          1920/2001               22          Units           15,150           124,676
 3,950,000          5/15/01           66%               1977              110          Units           99,500            23,817
 3,700,000           3/1/01           68%               1972              104          Units           80,262            24,067
 5,500,000          5/23/01           43%               1987               56          Units           71,400            42,390
 2,400,000           1/5/01           75%          1970/1999               56          Units           52,224            31,982
 1,825,000          4/18/01           75%               1975               47          Units           45,825            29,158
35,900,000           2/7/01           75%               2000          293,201           SF            293,201                92
26,600,000           5/1/02           80%               2000          230,424           SF            230,424                92

17,725,000          4/14/01                             1999          109,692           SF            109,692
 8,900,000          3/28/01                             2000           75,525           SF             75,525
11,650,000          3/23/01                             2000           83,832           SF             83,832
38,275,000                            48%                             269,049           SF            269,049                69

26,000,000           3/9/01           68%               1989          288,311           SF            288,311                62
22,900,000           1/1/01           74%          1979/2000          350,661           SF            350,661                48
21,150,000           1/1/01           79%               1999          119,300           SF            119,300               141
20,400,000          6/21/01           76%          1990/2000          104,894           SF            104,894               148
20,600,000          4/15/01           68%          1963/1993           88,022           SF             88,022               159
16,000,000           6/6/01           81%          1958/1995          147,382           SF            147,382                88
16,200,000           4/6/01           77%          1973/1999          162,627           SF            162,627                76
15,750,000          10/1/00           78%               2000          149,085           SF            149,085                83
15,000,000          3/13/01           71%               1988           98,344           SF             98,344               108
12,500,000          11/14/00          79%               2000          109,100           SF            109,100                90
13,000,000          10/25/00          75%               1975          123,118           SF            123,118                79


               OCCUPANCY                                                                                  U/W
OCCUPANCY        AS OF              U/W                 U/W                U/W             U/W         REPLACEMENT
 PERCENT         DATE             REVENUES            EXPENSES          CASH FLOW          DSCR          RESERVES
---------      ---------          ---------          ---------          ---------          ----        -----------
   88%          7/20/01           2,239,236            934,050          1,223,186          1.35           82,000
   96%          7/20/01           2,264,574            811,859          1,381,715          1.53           71,000
   95%          7/20/01           1,898,091            669,919          1,177,173          1.42           51,000
   90%          7/20/01           1,809,382            675,042          1,071,840          1.38           62,500
  100%          7/20/01           1,787,240            793,913            945,327          1.38           48,000
   89%          7/20/01           1,349,960            647,306            652,654          1.33           50,000
   95%          7/20/01           1,169,116            470,526            657,090          1.62           41,500
   93%          7/20/01             931,856            509,401            392,455          1.42           30,000
   95%          8/31/01           5,498,737          1,756,037          3,625,644          1.26          117,056
   95%          6/30/01           3,795,774          1,373,051          2,306,723          1.21          116,000
  100%          6/27/01           2,770,682            795,533          1,916,049          1.20           59,100
   98%          7/31/01           2,520,373            622,639          1,856,234          1.23           41,500
   93%          7/31/01
   93%          8/31/01
                                  3,255,694            858,261          2,334,683          1.64           62,750
   91%           6/8/01           3,325,208          1,170,326          2,064,882          1.45           90,000
   82%          8/31/01
   95%          8/31/01
                                  2,675,920            760,600          1,862,820          1.56           52,500
   93%          6/14/01           3,095,449          1,402,552          1,631,997          1.39           60,900
   93%          6/14/01           1,928,208            527,374          1,387,584          1.29           13,250
   99%          6/28/01           2,571,545          1,159,653          1,323,892          1.37           88,000
   96%          6/30/01           2,143,339            925,978          1,128,861          1.21           88,500
   95%          5/30/01           3,082,697          1,794,323          1,145,535          1.22          142,839
  100%          6/6/01            1,487,279            362,734          1,097,221          1.23           27,324
   96%          6/30/01           2,015,346            883,114          1,060,232          1.36           72,000
  100%          8/8/01            1,881,953            801,895          1,054,858          1.38           25,200
   99%          7/1/01            1,935,068            941,083            922,485          1.25           71,500
   95%          3/1/01            1,493,700            457,345            983,355          1.28           53,000
   92%          8/15/01           3,991,066          2,800,733          1,136,433          1.63           53,900
   93%          7/1/01            1,856,821            928,049            867,272          1.25           61,500
   96%          6/30/01           1,595,200            752,106            779,094          1.21           64,000
   77%          9/17/01           1,699,810            667,080            993,730          1.59           39,000
   99%          7/1/01            1,306,682            575,240            698,192          1.25           33,250
   97%          7/1/01            1,203,459            468,340            690,619          1.25           44,500
   98%          4/26/01           1,448,495            680,455            768,040          1.41           54,880
   93%          6/1/01            1,635,295            767,275            795,720          1.60           74,700
   90%          6/1/01            1,521,703            750,684            708,319          1.47           62,700
   88%          5/31/01           1,170,429            644,521            500,708          1.26           25,200
   95%          6/1/01            1,018,783            514,400            456,895          1.25           47,488
   96%          11/30/00          1,050,024            541,877            471,897          1.28           36,250
   98%          7/1/01              688,393            260,438            405,955          1.25           22,000
   94%          6/1/01              917,766            375,945            505,821          1.52           36,000
   94%          5/15/01             865,233            462,063            363,170          1.29           40,000
   88%          6/25/01             875,024            452,140            386,884          1.55           36,000
   95%          6/1/01              484,644            121,666            357,478          1.60            5,500
   95%          6/18/01             696,914            395,197            268,607          1.25           33,110
   93%          2/16/01             756,789            310,303            410,918          1.49           35,568
  100%          8/15/01           1,421,344            968,684            430,764          2.23           21,896
   93%          1/31/01             372,044            167,291            190,753          1.26           14,000
   96%          5/25/01             283,800            130,258            153,542          1.36           14,168
   93%          7/30/01           3,943,819            952,141          2,862,058          1.27           29,274
   96%          6/26/01           3,341,537            928,347          2,341,720          1.28           23,042
   98%          4/30/01
  100%          4/30/01
  100%          4/30/01
                                  4,728,146          1,536,326          3,100,727          2.11           40,391
   98%          5/24/01           2,723,775            599,742          1,952,322          1.32           34,597
   92%          8/20/01           3,065,362          1,023,800          1,886,747          1.33           85,224
  100%          6/30/01           2,291,055            454,982          1,790,538          1.25           11,936
   99%          7/24/01           2,251,002            460,377          1,645,654          1.27           10,489
  100%          8/31/01           2,265,338            507,606          1,669,839          1.43           21,125
   93%          4/1/01            1,874,916            472,975          1,282,990          1.23           35,372
   99%          8/6/01            2,035,760            620,809          1,305,824          1.27           24,394
   96%          8/31/01           1,714,585            260,192          1,368,763          1.26           14,909
   86%          8/24/01           1,853,469            580,292          1,165,272          1.30            9,834
   99%          6/30/01           1,434,677            350,770          1,029,299          1.27           16,365
   98%          8/10/01           1,627,118            397,666          1,125,468          1.34           28,332

   U/W                            MOST
REPLACEMENT                      RECENT                       MOST                   MOST            MOST              MOST
 RESERVES                       STATEMENT                    RECENT                 RECENT          RECENT            RECENT
 PER UNIT                         TYPE                      END DATE               REVENUES        EXPENSES          CASH FLOW
-----------              ----------------------             ---------             ---------       ---------          ---------
  250.00                 Annualized Most Recent             6/30/2001             2,239,236         922,218          1,235,018
  250.00                 Annualized Most Recent             6/30/2001             2,264,574         802,621          1,390,953
  250.00                 Annualized Most Recent             6/30/2001             1,917,340         666,167          1,200,173
  250.00                 Annualized Most Recent             6/30/2001             1,885,964         672,170          1,151,294
  250.00                 Annualized Most Recent             6/30/2001             1,808,308         774,199            986,109
  250.00                 Annualized Most Recent             6/30/2001             1,349,960         614,916            685,044
  250.00                 Annualized Most Recent             6/30/2001             1,169,116         500,842            626,774
  250.00                 Annualized Most Recent             6/30/2001               931,856         452,793            449,063


  248.00                 Annualized Most Recent             6/30/2001             5,482,648       1,643,162          3,832,340
  250.00                 Annualized Most Recent             6/30/2001             3,896,888       1,178,730          2,718,158
  300.00                 Annualized Most Recent             4/30/2001             2,862,030         662,669          2,140,261
  250.00                 Annualized Most Recent             7/31/2001             2,252,208         687,730          1,546,821



  250.00                 Annualized Most Recent             6/30/2001             3,197,436         824,205          1,872,103

  250.00                     Trailing Twelve                2/28/2001             3,325,208       1,124,738          2,110,470



  250.00                 Annualized Most Recent             6/30/2001             2,677,340         741,254          1,734,605

  300.00                     Trailing Twelve                5/31/2001             3,095,449       1,396,335          1,638,214
  250.00                 Annualized Most Recent             7/30/2001             1,758,808         467,940          1,277,618
  250.00                 Annualized Most Recent             6/30/2001             2,686,698       1,341,832            844,056
  250.00                 Annualized Most Recent             6/30/2001             2,207,726         951,728          1,255,998
  269.00                     Trailing Twelve                4/30/2001             3,069,286       1,782,077          1,144,370
  297.00                     Trailing Twelve                6/30/2000             1,399,743         369,099          1,003,320
  250.00                 Annualized Most Recent             6/30/2001             2,127,662         867,414          1,260,248
  300.00                 Annualized Most Recent             6/30/2001             1,876,310         828,104          1,048,206
  250.00                 Annualized Most Recent             7/31/2001             2,073,890       1,083,103            919,291
  250.00                 Annualized Most Recent             4/30/2001             1,491,915         309,005          1,129,910
  275.00                 Annualized Most Recent             6/30/2001             4,411,368       2,825,898          1,531,570
  250.00                 Annualized Most Recent             6/30/2001             1,966,612       1,326,824            578,288
  250.00                 Annualized Most Recent             6/30/2001             1,645,201         717,023            928,177
  250.00                     Trailing Twelve                7/31/2001             1,426,065         657,530            729,535
  250.00                 Annualized Most Recent             7/31/2001             1,590,435         708,634            848,553
  250.00                 Annualized Most Recent             7/31/2001             1,283,983         468,693            770,794
  280.00                 Annualized Most Recent             3/31/2001             1,434,507         683,152            676,804
  309.96                     Trailing Twelve                4/30/2001             1,667,383         735,218            859,865
  300.00                     Trailing Twelve                4/30/2001             1,521,703         721,182            737,821
  300.00                 Annualized Most Recent             6/30/2001             1,248,284         549,316            698,968
  371.00                     Trailing Twelve                4/30/2001             1,018,783         491,300            479,995
  250.00                 Annualized Most Recent             6/30/2001             1,050,024         541,419            472,355
  250.00                 Annualized Most Recent             7/31/2001               702,194         293,913            386,285
  300.00                     Trailing Twelve                4/30/2001               931,959         359,852            536,107
  250.00                     Trailing Twelve                3/31/2001               865,233         462,063            363,170
  404.49                     Trailing Twelve                4/30/2001               875,024         435,376            403,648
  250.00                 Annualized Most Recent             5/31/2001               463,716         148,462            309,754
  301.00                 Annualized Most Recent             5/31/2001               688,558         391,517            263,932
  342.00
  391.00                 Annualized Most Recent             6/30/2001             1,444,430         965,024            457,510
  250.00                 Annualized Most Recent             1/31/2001               372,044         165,154            192,890
  301.45                 Annualized Most Recent             6/30/2001               286,969         133,766            153,203
    0.10                 Annualized Most Recent             6/30/2001             3,721,563         795,483          2,926,080
    0.10




    0.15                 Annualized Most Recent             6/30/2001             4,743,050       1,276,062          3,466,988

    0.12
    0.24                 Annualized Most Recent             7/31/2001             2,981,837       1,045,060          1,851,553
    0.10                 Annualized Most Recent             6/30/2001             2,110,485         229,666          1,796,673
    0.10
    0.24                 Annualized Most Recent             6/30/2001             2,698,868         482,350          2,193,478
    0.24
    0.15                     Trailing Twelve                8/31/2001             2,064,967         583,475          1,457,098
    0.10                 Annualized Most Recent             8/31/2001             1,693,334         335,747          1,357,588
    0.10
    0.15                 Annualized Most Recent             6/30/2001             1,241,478         206,344          1,035,134
    0.23                 Annualized Most Recent              6/1/2001             1,711,029         382,588          1,300,108


 MOST               FULL                    FULL              FULL              FULL            FULL
RECENT              YEAR                    YEAR              YEAR              YEAR            YEAR
 DSCR             END DATE                REVENUES          EXPENSES          CASH FLOW         DSCR
------           ----------               ---------         --------          ---------         ----
 1.36            12/31/2000               2,217,413          890,922          1,244,491         1.37
 1.54            12/31/2000               2,226,353          767,257          1,388,096         1.54
 1.45            12/31/2000               1,873,032          628,350          1,193,682         1.44
 1.48            12/31/2000               1,827,922          611,136          1,154,286         1.48
 1.44            12/31/2000               1,756,085          737,201            970,884         1.41
 1.39            12/31/2000               1,346,040          634,799            661,241         1.35
 1.54            12/31/2000               1,126,316          456,475            628,341         1.55
 1.63            12/31/2000                 874,867          443,158            401,709         1.46


 1.33            12/31/2000               4,885,401        1,526,832          3,353,936         1.17
 1.43            12/31/2000               3,778,170        1,298,661          2,479,509         1.30
 1.34
 1.02



 1.31            12/31/2000               3,005,809          803,183          1,917,632         1.35

 1.48            12/31/2000               3,267,862        1,191,358          1,986,504         1.39



 1.46            12/31/2000               2,226,826          699,924          1,348,370         1.13

 1.39            12/31/2000               3,109,349        1,219,354          1,829,095         1.55
 1.18
 0.87            12/31/1999               2,166,899        1,135,115            692,815         0.72
 1.35            12/31/2000               2,158,722          889,675          1,269,047         1.36
 1.22            12/31/2000               3,044,993        1,719,490          1,182,664         1.26
 1.12
 1.61            12/31/2000               1,929,207          858,271          1,070,936         1.37
 1.38            12/31/2000               1,772,880          699,608          1,073,272         1.41
 1.06            12/31/1999               1,860,688          901,788            958,900         1.10
 1.47            12/31/2000               1,312,850          300,989            958,862         1.25
 2.19            12/31/2000               3,810,135        2,758,151            998,084         1.43
 0.71            12/31/1999               1,857,495          818,163          1,039,332         1.27
 1.44            12/31/2000               1,610,151          741,382            868,769         1.35
 1.17
 1.29            12/31/1999               1,239,121          510,624            728,497         1.11
 1.18            12/31/1999               1,165,404          429,643            735,761         1.13
 1.25            12/31/2000               1,367,717          657,150            621,259         1.14
 1.72            12/31/2000               1,644,655          699,913            872,442         1.75
 1.53            12/31/2000               1,513,517          668,273            782,544         1.62
 1.76            12/31/2000               1,144,463          499,974            631,141         1.59
 1.31            12/31/2000                 992,714          449,361            495,865         1.36
 1.28            12/31/2000               1,043,455          544,688            462,517         1.26
 1.01            12/31/1999                 291,477           93,297            180,580         0.47
 1.61            12/31/2000                 912,232          350,176            526,056         1.58
 1.29            12/31/2000                 861,148          456,609            364,539         1.30
 1.62            12/31/2000                 861,821          408,377            417,444         1.67
 1.39
 1.23            12/31/2000                 718,265          395,154            290,001         1.35
                 12/31/2000                 768,149          310,912            421,669         1.53
 2.37            12/31/2000               1,456,965          910,768            524,301         2.71
 1.28            12/31/2000                 323,810          169,276            140,535         0.93
 1.36            12/31/2000                 308,903          133,689            163,554         1.45
 1.30            12/31/2000               3,386,908          682,079          2,704,829         1.20





  2.36           12/31/2000               1,345,900          314,978          1,030,922         0.70

                 12/31/2000               2,832,192          572,545          2,225,050         1.50
  1.30           12/31/2000               3,152,203        1,010,305          2,056,674         1.45
  1.25           12/31/2000               1,741,600          409,720          1,279,806         0.89
                 12/31/2000               1,723,151          524,047          1,188,615         0.92
  1.88           12/31/2000               2,461,856          497,546          1,902,400         1.63
                 12/31/2000               1,880,578          430,953          1,414,253         1.35
  1.42           12/31/2000               2,169,780          615,308          1,530,078         1.49
  1.25           12/31/2000               1,101,144          181,812            919,332         0.85
                 12/31/2000               1,961,314          590,028          1,361,451         1.52
  1.28
  1.55           12/31/2000               1,662,171          361,155          1,272,684         1.52

                                                                                                         SECOND       SECOND
                                         LARGEST      LARGEST                                SECOND     LARGEST      LARGEST
                             LARGEST      TENANT      TENANT                                 LARGEST     TENANT       TENANT
                              TENANT       % OF        LEASE                                  TENANT      % OF        LEASE
                              LEASED      TOTAL       EXPIRA-                                 LEASED      TOTAL       EXPIRA-
LARGEST TENANT                  SF         SF          TION       SECOND LARGEST TENANT         SF         SF          TION
--------------               -------     -------     ---------    ---------------------      -------    -------     ----------
Joann Etc.                    46,553       16%        4/4/2010     Sports Chalet              41,408       14%      10/22/2009
Best Buy                      45,547       20%       11/1/2015     Bed Bath Beyond            35,164       15%       10/1/2015

HEB Grocery/Gas Station       76,594       70%       5/31/2019     Hollywood Video             6,660        6%       8/31/2009
Publix                        44,265       59%       3/31/2020     Hollywood Video             5,220        7%       5/31/2010
Publix                        51,420       61%       3/31/2020     Blockbuster                 4,800        6%       5/31/2005
HEB Grocery/Gas Station       76,594       70%       5/31/2019     Publix                     51,420       61%       3/31/2020

Kroger                        78,823       27%       4/30/2014     Phar-Mor                   46,108       16%       3/31/2004
Sears                         90,736       26%       2/28/2016     Belk Brothers              64,852       18%       2/28/2011
Bed Bath & Beyond             30,500       26%       12/8/2014     Office Depot               24,042       20%       2/20/2016
Marshall's                    30,094       29%       1/31/2006     Old Navy                   23,695       23%      11/30/2010
Barnes & Noble                23,300       26%       5/31/2003     Eckerd Drug                 8,640       10%       10/7/2005
Shaw's Supermarket            47,895       33%       2/1/2014      Christmas Tree Shops       27,644       19%        9/1/2005
Save Mart Supermarkets        47,225       29%       5/31/2019     Office Depot               27,200       17%      10/31/2003
TJ Maxx/TJX Companies Inc.    30,000       20%       3/31/2010     Old Navy, Inc.             25,200       17%       4/30/2005
Lifeline Center               11,290       11%       4/30/2003     First Republic              8,841        9%       8/31/2003
Kroger                        64,905       59%       9/30/2020     Goodyear                    6,000        5%       9/30/2009
Gregorio Paek                 37,500       30%       6/30/2007     Chuck E. Cheese            12,000       10%       2/28/2002

   SE-     LOAN
 QUENCE   NUMBER                    PROPERTY NAME                                PROPERTY ADDRESS                    COUNTY
 ------  ---------                  -------------                                ----------------                    ------
   B25     55186      Gravois Dillon Plaza                           4 Dillon Plaza Drive #40                     Jefferson
   A38   265950596    Eastern Marketplace - Retail Inline            10050-10100 S. Eastern Ave.                  Clark
   A39   265950509    Northchase Plaza Shopping Center               4415-4485 FM 1960 West                       Harris
   A40   265950363    Dublin Plaza                                   SEC of Frantz Road & State Route 161         Franklin
   B26     52578      Gulfgate Court Shopping Center                 6888 Gulf Freeway                            Harris
   A41   502704602    Suntree Square                                 7777 N. Wickham Rd.                          Brevard
   A42   502694104    Sherman Oaks Town Center                       14423-14455 Ventura Boulevard                Los Angeles
   A43   502691106    Rancho Penasquitos Towne Centre II             13161-13185 Black Mountain Road              San Diego
   B27     54727      Stop & Shop/ TJ Maxx Plaza - Clinton, CT       215 East Main St. (aka Boston Post Rd)       Middlesex
   A44   265950598    Eastern Marketplace - Retail Pads              10000-10160 S. Eastern Ave.                  Clark
   B28     54013      Twelve Oaks Plaza Shopping Center              7004-7340 West Waters Avenue                 Hillsborough
   A45   265950535    Rainbow Plaza                                  54728 - 54808 Shelby Road                    Macomb
   A46   265950510    777 Connecticut Avenue                         777 Connecticut Avenue                       Fairfield
   A47   265950504    Club Haven Shopping Center                     Country Club Road & Peace Haven Road         Forsyth County
   A48   265330767    Shopko Plaza                                   1604-1774 Appleton Road                      Winnebago

   B29     51936      Chicopee Shopping Center                       189-209 Exchange St.                         Hampden
   B30     51940      Ware Shopping Center                           124 West St.                                 Hampshire
   B31     51939      Shopping Center at Leominster                  568 Main Street                              Worcester
                      SUB-TOTAL CROSSED LOANS

   B32   415000243    Valley Mack Plaza                              6320 - 6432 Mack Road/6667 Valley Hi Drive   Sacramento
   B33     54863      Walgreens - Saginaw & Coolidge                 3435 East Saginaw Street                     Ingham
   B34     55000      Walgreens - Cheyenne (Store No.5838)           2304 E. Lincolnway                           Laramie
   B35     54858      Walgreens - Milwaukee Street                   8100 West Fairview Avenue                    Ada
   B36   240010313    Best Buy - Crossroads                          2326 South Bradley Road                      Santa Barbara
   B37     54836      Highland Crossing Shopping Center              861 Piney Green Road                         Onslow
   B38     54859      Walgreens - Liberty Road                       8050 Liberty Road                            Baltimore
   B39     53507      Atascocita Town Retail Center                  7064-7068 FM 1960 Road, East                 Harris
   A49   502691906    El Monte Shopping Center                       11629 Lower Azusa Road                       Los Angeles
   A50   502705901    Sterling Jewelers                              16010 Kensington Drive                       Fort Bend
   B40     51976      Korea Town Plaza                               2050 South Havana Street                     Arapahoe
   A51   265950447    Orchard Retail Center                          11717 NE 78th Way                            Clark
   A52   825114191    Rite Aid Northporte Bay City                   Lafayette & Broadway                         Bay
   A53   825999802    Rite Aid Aarmax Gratiot 15                     15 Mile Road & Gratiot                       Macomb
   B41     54558      Walgreens - Tulsa, OK                          4561 North Peoria Avenue                     Tulsa
   A54   835300003    Rite Aid Clinton Township                      36485 Garfield Road                          Macomb
   A55   265950663    Fiesta Palms II Shopping Center                2111 S. Alma School Road                     Maricopa
   A56   835300002    Rite Aid, Cotton Venture                       50290 Gratiot Avenue                         Macomb
   A57   825999527    Rite Aid Oscoda                                SEC of US 23 and Fullerton Street            Iosco
   A58   825999525    Rite Aid Grayling                              312-318 James Street                         Crawford
   A59   265950485    Flamingo Decatur Plaza                         4983 W. Flamingo Road                        Clark
   A60   265950418    Kickapoo Pointe Shopping Center                2802 N. Kickapoo Street                      Pottawatomie
   A61   825999528    Rite Aid St John Whittemore                    Whittemore St and State St.                  Clinton
   A62   825999655    Rite Aid Imlay City M53                        557 N. Cedar Street                          Lapeer
   A63   265950529    Hartselle Shopping Center                      1199 Highway 31, NW                          Morgan
   B42   400010282    Kinko's Retail Center                          6165 Stage Road                              Shelby
   B43   415990043    Hollywood Video,  Mesa                         5950 East Brown Road                         Maricopa
   A64   502697601    635 Madison Ave                                635 Madison Ave                              New York
   A65   502700203    Crossroads Technology Park                     3200-3280 Whipple Road                       Alameda
   A66   265950484    One Peachtree Pointe                           1545 Peachtree Street                        Fulton
   B44     54238      625 Massachusetts Avenue                       625 Massachusetts Avenue                     Middlesex
   B45     55122      3000 Corporate Exchange Drive                  3000 Corporate Exchange Drive                Franklin
   B46     52021      C.W. Moore Plaza                               250 South 5th Street                         Ada
   B47   240010298    Fillmore Street Office                         1426 Fillmore Street                         San Francisco
   B48     54198      Mirror Ridge Office Building                   21335 Signal Hill Plaza                      Loudoun
   B49     54743      Northwest-Commerce South                       9120-9150 Southwest Pioneer Court            Washington
   B50     54153      3445 North Causeway Office Building            3445 North Causeway Boulevard                Jefferson
   A67   265950605    Summit Medical Center                          6932 & 6934 Williams Rd                      Niagara
   B51     54639      Cedar Medical Center                           1901 South Cedar Street                      Pierce

 A68.1   265950558    Murdock Professional Park -  Phase II          19521-19541 Toledo Blade Blvd.               Charlotte
 A68.2   265950558    Murdock Professional Park -  Phase I           3155-3161 Harbor Blvd.                       Charlotte
   A68   265950558    MURDOCK PROFESSIONAL PARK (ROLL-UP)

   A69   502694904    The Landmark Building                          6601 Abercorn Street                         Chatham
   A70   502698806    Park Oaks Village                              3820 & 3840 El Dorado Blvd.                  El Dorado
   A71   265950630    Locust Court                                   1225-1233 Locust Street                      Philadelphia
   B52     55469      First San Diego Portfolio-7301 Girard Street   7301 Girard Avenue                           San Diego
   A72   265950427    Tampa Medical Arts Building                    3010 East 138th Ave.                         Hillsborough
   A73   265950580    Homewood Suites - Boulder                      4950 Baseline Road                           Boulder
   A74   265330971    Marriott Courtyard - Maitland                  1750 Pembrook Drive                          Orange
   B53     52403      Hampton Inn - Pembroke Pines                   1900 NW 150th Ave.                           Broward
   B54     54235      Federal Express-Oakland Airport                9190 Edes Avenue                             Alameda

 A75.1   502708102    WOW - Oshkosh                                  2690 Badger Avenue                           Winnebago
 A75.2   502708102    WOW - Janesville                               2727 & 2727B Venture Drive                   Rock
 A75.3   502708102    WOW - Ashwaubenon                              1411-1471 Partnership Drive                  Brown
   A75   502708102    WOW LOGISTICS (ROLL-UP)

                                                                                                                MATURITY OR
                                                                                                                ANTICIPATED
                                                                                               CUT-OFF           REPAYMENT
                                            ZIP          PROPERTY          ORIGINAL             DATE               DATE
        CITY                   STATE       CODE            TYPE             BALANCE            BALANCE            BALANCE
        ----                   -----       -----         --------          ---------          ---------         -----------
High Ridge                       MO        63049          Retail           9,200,000          9,178,798          8,159,905
Henderson                        NV        89052          Retail           9,045,000          9,022,669          7,974,453
Houston                          TX        77068          Retail           8,737,500          8,694,228          7,648,015
Dublin                           OH        43016          Retail           8,100,000          8,046,930          7,189,847
Houston                          TX        77087          Retail           7,565,999          7,510,616          6,858,474
Melbourne                        FL        32940          Retail           7,500,000          7,477,105          6,098,151
Sherman Oaks                     CA        91423          Retail           7,400,000          7,386,891          6,562,536
San Diego                        CA        92129          Retail           6,775,000          6,747,757          5,509,181
Clinton                          CT         6413          Retail           6,600,000          6,574,234          5,808,702
Henderson                        NV        89052          Retail           5,455,000          5,441,533          4,809,358
Tampa                            FL        33634          Retail           5,280,000          5,263,774          4,678,600
Shelby Township                  MI        48315          Retail           5,200,000          5,154,474          3,596,546
Norwalk                          CT         6854          Retail           5,150,000          5,137,958          4,562,126
Winston-Salem                    NC        27104          Retail           5,150,000          5,131,674          4,491,145
Menasha                          WI        54952          Retail           4,800,000          4,768,361          4,217,768

Chicopee                         MA         1013          Retail           2,025,000          1,968,662          1,702,900
Ware                             MA         1082          Retail           1,400,000          1,361,050          1,177,311
Leominster                       MA         1453          Retail           1,200,000          1,166,613          1,009,117
                                                                           ---------          ---------          ---------
                                                                           4,625,000          4,496,325          3,889,328

Sacramento                       CA        95823          Retail           4,168,000          4,142,346          3,689,984
Lansing                          MI        48912          Retail           3,800,000          3,788,617          3,375,040
Cheyenne                         WY        82001          Retail           3,760,000          3,748,274          3,327,198
Boise                            ID        83704          Retail           3,680,000          3,668,977          3,268,459
Santa Maria                      CA        93455          Retail           3,450,000          3,443,541          3,044,398
Jacksonville                     NC        28546          Retail           3,072,000          3,059,911          2,701,615
Baltimore                        MD        21244          Retail           2,860,000          2,851,433          2,540,160
Houston                          TX        77069          Retail           2,925,000          2,825,969          1,456,566
El Monte                         CA        91732          Retail           2,400,000          2,393,906          2,110,564
Sugar Land                       TX        77478          Retail           2,307,066          2,292,221          1,608,733
Aurora                           CO        80014          Retail           2,325,000          2,273,168          1,974,160
Vancouver                        WA        98682          Retail           2,200,000          2,186,768          1,969,213
Bay City                         MI        48708          Retail           2,168,919          2,159,589
Clinton Township                 MI        48035          Retail           2,073,140          2,063,836
Tulsa                            OK        74106          Retail           2,040,000          2,029,300          1,798,265
Clinton Township                 MI        48035          Retail           2,003,263          1,994,570
Mesa                             AZ        85210          Retail           1,950,000          1,945,853          1,740,943
Chesterfield Township            MI        48051          Retail           1,890,112          1,881,629
Oscoda                           MI        48750          Retail           1,787,193          1,779,307
Grayling                         MI        49738          Retail           1,673,584          1,666,199
Las Vegas                        NV        89103          Retail           1,650,000          1,641,738          1,460,911
Shawnee                          OK        74084          Retail           1,640,000          1,630,560          1,484,168
St. Johns                        MI        48879          Retail           1,509,607          1,502,944
Imlay City                       MI        48444          Retail           1,485,833          1,479,221
Hartselle                        AL        35640          Retail           1,200,000          1,194,378          1,056,325
Bartlett                         TN        38134          Retail           1,020,000          1,016,745            913,726
Mesa                             AZ        85205          Retail             820,000            808,815            747,156
New York                         NY        10022          Office          32,000,000         31,942,897         28,330,183
Union City                       CA        94587          Office          30,000,000         30,000,000         28,522,997
Atlanta                          GA        30309          Office          27,000,000         27,000,000         24,601,283
Cambridge                        MA         2139          Office          25,000,000         24,953,199         21,158,967
Columbus                         OH        43231          Office          13,750,000         13,723,744         12,111,162
Boise                            ID        83702          Office          10,715,000         10,682,555          9,507,406
San Francisco                    CA        94115          Office           9,300,000          9,283,663          8,253,586
Sterling                         VA        20164          Office           8,000,000          7,945,670          7,074,967
Wilsonville                      OR        97070          Office           7,390,000          7,355,969          6,516,240
Metairie                         LA        70002          Office           6,290,000          6,275,547          6,005,136
Wheatfield                       NY        14304          Office           5,100,000          5,080,592          4,499,379
Tacoma                           WA        98405          Office           4,600,000          4,576,094          4,058,517

Port Charlotte                   FL        33952          Office
Port Charlotte                   FL        33952          Office
                                                          Office           4,075,000          4,060,422          3,890,506

Savannah                         GA        31405          Office           3,950,000          3,950,000          3,545,892
El Dorado Hills                  CA        95762          Office           3,400,000          3,394,061          3,018,917
Philadelphia                     PA        19107          Office           2,500,000          2,491,381          2,190,756
La Jolla                         CA        92037          Office           1,901,568          1,898,223          1,687,401
Tampa                            FL        33613          Office           1,556,000          1,546,858          1,384,265
Boulder                          CO        80303          Hotel           10,700,000         10,651,685          8,878,407
Maitland                         FL        32810          Hotel            6,825,000          6,765,922          5,675,009
Pembroke Pines                   FL        33028          Hotel            6,330,000          6,233,538          5,261,439
Oakland                          CA        94603        Industrial        25,360,000         25,315,577         20,025,965

Oshkosh                          WI        54904        Industrial
Janesville                       WI        53546        Industrial
Ashwaubenon                      WI        54303        Industrial
                                                        Industrial        18,100,000         18,066,851         16,004,031

                                         ADMINI-           SUB-
     LOAN                MORTGAGE       STRATIVE        SERVICING
     TYPE                  RATE        FEE RATE(i)       FEE RATE
     ----                --------      -----------      ---------
    Balloon               7.590%          0.127%          0.100%
    Balloon               7.350%          0.052%          0.025%
    Balloon               7.080%          0.052%          0.025%
    Balloon               7.650%          0.052%          0.025%
    Balloon               8.550%          0.077%          0.050%
    Balloon               7.450%          0.052%          0.025%
    Balloon               7.600%          0.052%          0.025%
    Balloon               7.440%          0.052%          0.025%
    Balloon               7.280%          0.127%          0.100%
    Balloon               7.350%          0.052%          0.025%
    Balloon               7.565%          0.127%          0.100%
    Balloon               7.300%          0.052%          0.025%
    Balloon               7.540%          0.052%          0.025%
    Balloon               7.000%          0.052%          0.025%
    Balloon               7.250%          0.052%          0.025%
    Balloon               8.600%          0.127%          0.100%
    Balloon               8.600%          0.127%          0.100%
    Balloon               8.600%          0.127%          0.100%
    Balloon               7.550%          0.057%          0.030%
    Balloon               7.660%          0.127%          0.100%
    Balloon               7.510%          0.127%          0.100%
    Balloon               7.660%          0.127%          0.100%
    Balloon               7.400%          0.077%          0.050%
    Balloon               7.250%          0.127%          0.100%
    Balloon               7.660%          0.127%          0.100%
    Balloon               8.320%          0.127%          0.100%
    Balloon               7.250%          0.052%          0.025%
    Balloon               8.030%          0.052%          0.025%
    Balloon               8.990%          0.127%          0.100%
    Balloon               8.000%          0.052%          0.025%
Fully Amortizing          7.501%          0.052%          0.025%
Fully Amortizing          6.875%          0.052%          0.025%
    Balloon               7.325%          0.127%          0.100%
Fully Amortizing          7.375%          0.052%          0.025%
    Balloon               7.860%          0.052%          0.025%
Fully Amortizing          6.875%          0.052%          0.025%
Fully Amortizing          7.125%          0.052%          0.025%
Fully Amortizing          7.125%          0.052%          0.025%
    Balloon               7.500%          0.052%          0.025%
    Balloon               8.460%          0.052%          0.025%
Fully Amortizing          7.125%          0.052%          0.025%
Fully Amortizing          7.000%          0.052%          0.025%
    Balloon               7.300%          0.052%          0.025%
    Balloon               8.000%          0.127%          0.100%
    Balloon               8.750%          0.057%          0.030%
    Balloon               7.700%          0.052%          0.025%
    Balloon               7.250%          0.052%          0.025%
    Balloon               7.250%          0.052%          0.025%
    Balloon               7.400%          0.127%          0.100%
    Balloon               7.327%          0.127%          0.100%
    Balloon               7.620%          0.127%          0.100%
    Balloon               7.630%          0.077%          0.050%
    Balloon               7.500%          0.127%          0.100%
    Balloon               7.367%          0.127%          0.100%
    Balloon               7.600%          0.127%          0.100%
    Balloon               7.375%          0.052%          0.025%
    Balloon               7.360%          0.127%          0.100%
    Balloon               7.600%          0.052%          0.025%
    Balloon               7.350%          0.052%          0.025%
    Balloon               7.650%          0.052%          0.025%
    Balloon               7.125%          0.052%          0.025%
    Balloon               7.625%          0.097%          0.070%
    Balloon               7.750%          0.052%          0.025%
    Balloon               8.150%          0.052%          0.025%
    Balloon               8.250%          0.052%          0.025%
    Balloon               8.200%          0.127%          0.100%
    Balloon               7.640%          0.127%          0.100%




    Balloon               7.480%          0.052%          0.025%

                                                                   ORIGINAL
                                                                     TERM           ORIGINAL
    NET                        FIRST     INTEREST                     TO          AMORTIZATION    INTEREST
  MORTGAGE       NOTE        PAYMENT      ACCRUAL        MONTHLY  MATURITY/ARD        TERM          ONLY      SEASONING
    RATE         DATE          DATE       METHOD         PAYMENT    (MONTHS)      (MONTHS) (II)    PERIOD      (MONTHS)
    ----         ----          ----       ------         -------    --------      -------------    ------     --------
   7.463%      6/11/2001      8/1/2001    ACT/360         64,896      120              360                        4
   7.298%      6/21/2001      8/1/2001    ACT/360         62,318      120              360                        4
   7.028%      3/29/2001      5/1/2001    ACT/360         58,601      120              360                        7
   7.598%     12/18/2000      2/1/2001    ACT/360         57,471      120              360                       10
   8.473%      8/10/2000     10/1/2000    ACT/360         58,444      120              360                       14
   7.398%      7/24/2001      9/1/2001    ACT/360         55,181      120              300                        3
   7.548%       7/3/2001      9/1/2001    ACT/360         52,250      120              360                        3
   7.388%      6/13/2001      8/1/2001    ACT/360         49,803      120              300                        4
   7.153%      4/23/2001      6/1/2001    ACT/360         45,158      120              360                        6
   7.298%      6/21/2001      8/1/2001    ACT/360         37,583      120              360                        4
   7.438%      5/11/2001      7/1/2001    ACT/360         37,154      120              360                        5
   7.248%       5/2/2001      7/1/2001    ACT/360         41,257      120              240                        5
   7.488%      6/13/2001      8/1/2001    ACT/360         36,151      120              360                        4
   6.948%      5/16/2001      7/1/2001    ACT/360         34,263      121              360                        5
   7.198%       1/3/2001      3/1/2001    ACT/360         32,744      120              360                        9

   8.473%      4/23/1999      6/1/1999    ACT/360         16,443      120              300                       30
   8.473%      4/23/1999      6/1/1999    ACT/360         11,368      120              300                       30
   8.473%      4/23/1999      6/1/1999    ACT/360          9,744      120              300                       30


   7.493%       1/2/2001      3/1/2001    ACT/360         29,286      120              360                        9
   7.533%      5/17/2001      7/1/2001    ACT/360         26,988      120              360                        5
   7.383%       5/7/2001      7/1/2001    ACT/360         26,316      120              360                        5
   7.533%      5/21/2001      7/1/2001    ACT/360         26,135      120              360                        5
   7.323%      7/24/2001      9/1/2001    ACT/360         23,887      120              360                        3
   7.123%      4/19/2001      6/1/2001    ACT/360         20,956      120              360                        6
   7.533%      5/21/2001      7/1/2001    ACT/360         20,312      120              360                        5
   8.193%     10/24/2000     12/1/2000    ACT/360         28,496      120              180                       12
   7.198%      6/22/2001      8/1/2001    ACT/360         16,372      120              360                        4
   7.978%      6/22/2001     8/11/2001    ACT/360         19,498      120              235                        4
   8.863%      8/16/1999     10/1/1999    ACT/360         19,495      120              300                       26
   7.948%     12/29/2000      2/1/2001    ACT/360         16,143      120              360                       10
   7.449%      11/1/2001     11/1/2001     30/360         22,889      144              144                        1
   6.823%      11/1/2001     11/1/2001     30/360         21,182      144              144                        1
   7.198%       2/8/2001      4/1/2001    ACT/360         14,020      120              360                        8
   7.323%      11/1/2001     11/1/2001     30/360         21,004      144              144                        1
   7.808%      6/12/2001      8/1/2001    ACT/360         14,119      120              360                        4
   6.823%      11/1/2001     11/1/2001     30/360         19,312      144              144                        1
   7.073%      11/1/2001     11/1/2001     30/360         18,498      144              144                        1
   7.073%      11/1/2001     11/1/2001     30/360         17,323      144              144                        1
   7.448%      2/28/2001      4/1/2001    ACT/360         11,537      120              360                        8
   8.408%     11/17/2000      1/1/2001    ACT/360         12,564      120              360                       11
   7.073%      11/1/2001     11/1/2001     30/360         15,625      144              144                        1
   6.948%      11/1/2001     11/1/2001     30/360         15,280      144              144                        1
   7.248%      3/22/2001      5/1/2001    ACT/360          8,227      120              360                        7
   7.873%       4/3/2001      6/1/2001    ACT/360          7,484      120              360                        6
   8.693%       7/7/1999      9/1/1999    ACT/360          6,451      120              360                       27
   7.648%      7/12/2001      9/1/2001    ACT/360        228,806      120              356                        3
   7.198%     10/11/2001     12/1/2001    ACT/360        204,653       60              360
   7.198%       5/3/2001      7/1/2001    ACT/360        184,188      120              360           24           5
   7.273%      7/12/2001      9/1/2001    ACT/360        173,095      144              360                        3
   7.200%      7/25/2001      9/1/2001    ACT/360         94,518      120              360                        3
   7.493%      5/25/2001      7/1/2001    ACT/360         75,803      120              360                        5
   7.553%      7/26/2001      9/1/2001    ACT/360         65,857      120              360                        3
   7.373%     12/21/2000      2/1/2001    ACT/360         55,937      120              360                       10
   7.240%       3/6/2001      5/1/2001    ACT/360         51,001      120              360                        7
   7.473%      6/25/2001      8/1/2001    ACT/360         44,412       60              360                        4
   7.323%      4/26/2001      6/1/2001    ACT/360         35,224      120              360                        6
   7.233%      2/28/2001      4/1/2001    ACT/360         31,724      120              360                        8



   7.548%      4/26/2001      6/1/2001    ACT/360         28,773       60              360                        6

   7.298%       8/1/2001      9/1/2001    ACT/360         27,214      120              360           12           3
   7.598%      7/31/2001      9/1/2001    ACT/360         24,123      120              360                        3
   7.073%       5/8/2001      7/1/2001    ACT/360         16,843      120              360                        5
   7.528%      7/31/2001      9/1/2001    ACT/360         13,459      120              360                        3
   7.698%      1/11/2001      3/1/2001    ACT/360         11,147      120              360                        9
   8.098%       6/1/2001      7/1/2001    ACT/360         83,650      120              300                        5
   8.198%      1/18/2001      3/1/2001    ACT/360         53,812      120              300                        9
   8.073%      6/26/2000      8/1/2000    ACT/360         49,698      120              300                       16
   7.513%       7/2/2001      9/1/2001    ACT/360        179,758      144              360                        3




   7.428%      7/19/2001      9/1/2001    ACT/360        126,310      120              360                        3


      REMAINING       MATURITY OR
       TERM TO        ANTICIPATED
    MATURITY/ARD       REPAYMENT      CROSS-COLLATERALIZED          RELATED
      (MONTHS)           DATE                LOANS                   LOANS
      --------           ----                -----                   -----
         116            7/1/2011                No                      No
         116            7/1/2011                No               Yes(BACM 01-3-M)
         113            4/1/2011                No                      No
         110            1/1/2011                No                      No
         106            9/1/2010                No                      No
         117            8/1/2011                No                      No
         117            8/1/2011                No               Yes(BACM 01-3-S)
         116            7/1/2011                No                      No
         114            5/1/2011                No                      No
         116            7/1/2011                No               Yes(BACM 01-3-M)
         115            6/1/2011                No                      No
         115            6/1/2011                No                      No
         116            7/1/2011                No                      No
         116            7/1/2011                No                      No
         111            2/1/2011                No                      No

          90            5/1/2009         Yes(BACM 01-3-R)        Yes(BACM 01-3-D)
          90            5/1/2009         Yes(BACM 01-3-R)        Yes(BACM 01-3-D)
          90            5/1/2009         Yes(BACM 01-3-R)        Yes(BACM 01-3-D)


         111            2/1/2011                No                      No
         115            6/1/2011                No               Yes(BACM 01-3-G)
         115            6/1/2011                No                      No
         115            6/1/2011                No               Yes(BACM 01-3-G)
         117            8/1/2011                No                      No
         114            5/1/2011                No                      No
         115            6/1/2011                No               Yes(BACM 01-3-G)
         108           11/1/2010                No                      No
         116            7/1/2011                No                      No
         116           7/11/2011                No                      No
          94            9/1/2009                No                      No
         110            1/1/2011                No                      No
         143           10/1/2013                No                      No
         143           10/1/2013                No               Yes(BACM 01-3-P)
         112            3/1/2011                No                      No
         143           10/1/2013                No               Yes(BACM 01-3-P)
         116            7/1/2011                No                      No
         143           10/1/2013                No               Yes(BACM 01-3-P)
         143           10/1/2013                No               Yes(BACM 01-3-Q)
         143           10/1/2013                No               Yes(BACM 01-3-Q)
         112            3/1/2011                No                      No
         109           12/1/2010                No                      No
         143           10/1/2013                No               Yes(BACM 01-3-Q)
         143           10/1/2013                No               Yes(BACM 01-3-P)
         113            4/1/2011                No                      No
         114            5/1/2011                No                      No
          93            8/1/2009                No                      No
         117            8/1/2011                No                      No
          60           11/1/2006                No                      No
         115            6/1/2011                No                      No
         141            8/1/2013                No                      No
         117            8/1/2011                No                      No
         115            6/1/2011                No                      No
         117            8/1/2011                No                      No
         110            1/1/2011                No                      No
         113            4/1/2011                No               Yes(BACM 01-3-C)
          56            7/1/2006                No                      No
         114            5/1/2011                No                      No
         112            3/1/2011                No                      No



          54            5/1/2006                No                      No

         117            8/1/2011                No                      No
         117            8/1/2011                No                      No
         115            6/1/2011                No                      No
         117            8/1/2011                No               Yes(BACM 01-3-J)
         111            2/1/2011                No                      No
         115            6/1/2011                No                      No
         111            2/1/2011                No                      No
         104            7/1/2010                No                      No
         141            8/1/2013                No                      No




         117            8/1/2011                No                      No

   LOCKOUT                                                          YIELD MAINTENANCE
  EXPIRATION            PREPAYMENT PENALTY DESCRIPTION (MONTHS)            TYPE                    SEQUENCE     LOAN NUMBER
  ----------            ---------------------------------------            ----                    --------     -----------


    4/1/11                    LO(117)/OPEN(3)/DEFEASANCE                                               B25            55186
    3/1/11                    LO(116)/OPEN(4)/DEFEASANCE                                               A38        265950596
   12/1/10                    LO(116)/OPEN(4)/DEFEASANCE                                               A39        265950509
    9/1/10                    LO(116)/OPEN(4)/DEFEASANCE                                               A40        265950363
    6/1/10                    LO(117)/OPEN(3)/DEFEASANCE                                               B26            52578
    5/1/11                    LO(117)/OPEN(3)/DEFEASANCE                                               A41        502704602
    4/1/11                    LO(116)/OPEN(4)/DEFEASANCE                                               A42        502694104
    3/1/11                    LO(116)/OPEN(4)/DEFEASANCE                                               A43        502691106
   11/1/10                    LO(114)/OPEN(6)/DEFEASANCE                                               B27            54727
    4/1/11                    LO(117)/OPEN(3)/DEFEASANCE                                               A44        265950598
    4/1/11                    LO(118)/OPEN(2)/DEFEASANCE                                               B28            54013
    2/1/11                    LO(116)/OPEN(4)/DEFEASANCE                                               A45        265950535
    4/1/11                    LO(117)/OPEN(3)/DEFEASANCE                                               A46        265950510
    3/1/11                    LO(117)/OPEN(4)/DEFEASANCE                                               A47        265950504
    7/1/10                    LO(113)/OPEN(7)/DEFEASANCE                                               A48        265330767


   5/31/04                 LO(60)/GRTR1%orYMNPV(53)/OPEN(7)            NPV (MEY)                       B29            51936
   5/31/04                 LO(60)/GRTR1%orYMNPV(53)/OPEN(7)            NPV (MEY)                       B30            51940
   5/31/04                 LO(60)/GRTR1%orYMNPV(53)/OPEN(7)            NPV (MEY)                       B31            51939



   10/1/10                    LO(116)/OPEN(4)/DEFEASANCE                                               B32        415000243
    4/1/11                    LO(118)/OPEN(2)/DEFEASANCE                                               B33            54863
    4/1/11                    LO(118)/OPEN(2)/DEFEASANCE                                               B34            55000
    4/1/11                    LO(118)/OPEN(2)/DEFEASANCE                                               B35            54858
    3/1/11                    LO(115)/OPEN(5)/DEFEASANCE                                               B36        240010313
    3/1/11                    LO(118)/OPEN(2)/DEFEASANCE                                               B37            54836
    4/1/11                    LO(118)/OPEN(2)/DEFEASANCE                                               B38            54859
    9/1/10                    LO(118)/OPEN(2)/DEFEASANCE                                               B39            53507
    4/1/11                    LO(117)/OPEN(3)/DEFEASANCE                                               A49        502691906
   7/11/11                    LO(120)/OPEN(0)/DEFEASANCE                                               A50        502705901
   5/31/09                    LO(116)/OPEN(4)/DEFEASANCE                                               B40            51976
    9/1/10                    LO(116)/OPEN(4)/DEFEASANCE                                               A51        265950447
   10/1/13                    LO(144)/OPEN(0)/DEFEASANCE                                               A52        825114191
   10/1/13                    LO(144)/OPEN(0)/DEFEASANCE                                               A53        825999802
    1/1/11                    LO(118)/OPEN(2)/DEFEASANCE                                               B41            54558
   10/1/13                    LO(144)/OPEN(0)/DEFEASANCE                                               A54        835300003
    4/1/11                    LO(117)/OPEN(3)/DEFEASANCE                                               A55        265950663
   10/1/13                    LO(144)/OPEN(0)/DEFEASANCE                                               A56        835300002
   10/1/13                    LO(144)/OPEN(0)/DEFEASANCE                                               A57        825999527
   10/1/13                    LO(144)/OPEN(0)/DEFEASANCE                                               A58        825999525
   12/1/10                    LO(117)/OPEN(3)/DEFEASANCE                                               A59        265950485
    8/1/10                    LO(116)/OPEN(4)/DEFEASANCE                                               A60        265950418
   10/1/13                    LO(144)/OPEN(0)/DEFEASANCE                                               A61        825999528
   10/1/13                    LO(144)/OPEN(0)/DEFEASANCE                                               A62        825999655
    1/1/11                    LO(117)/OPEN(3)/DEFEASANCE                                               A63        265950529
    4/1/04                 LO(35)/GRTR1%PPMTorYM(81)/OPEN(4)           NPV (BEY)                       B42        400010282
    7/1/03                 LO(47)/GRTR1%PPMTorYM(69)/OPEN(4)           NPV (BEY)                       B43        415990043
    5/1/11                    LO(117)/OPEN(3)/DEFEASANCE                                               A64        502697601
    1/1/04                 LO(25)/GRTR2%PPMTorYM(32)/OPEN(3)           Interest Diff (MEY)             A65        502700203
    2/1/11                    LO(116)/OPEN(4)/DEFEASANCE                                               A66        265950484
    2/1/13                    LO(138)/OPEN(6)/DEFEASANCE                                               B44            54238
    5/1/11                    LO(117)/OPEN(3)/DEFEASANCE                                               B45            55122
   12/1/10                    LO(114)/OPEN(6)/DEFEASANCE                                               B46            52021
    4/1/11                    LO(116)/OPEN(4)/DEFEASANCE                                               B47        240010298
   10/1/10                    LO(117)/OPEN(3)/DEFEASANCE                                               B48            54198
   12/1/10                    LO(116)/OPEN(4)/DEFEASANCE                                               B49            54743
    5/1/06                     LO(58)/OPEN(2)/DEFEASANCE                                               B50            54153
    2/1/11                    LO(117)/OPEN(3)/DEFEASANCE                                               A67        265950605
    1/1/11                    LO(118)/OPEN(2)/DEFEASANCE                                               B51            54639


                                                                                                       A68.1      265950558
                                                                                                       A68.2      265950558
    1/1/06                     LO(56)/OPEN(4)/DEFEASANCE                                               A68        265950558

    5/1/11                    LO(117)/OPEN(3)/DEFEASANCE                                               A69        502694904
    5/1/11                    LO(117)/OPEN(3)/DEFEASANCE                                               A70        502698806
    3/1/11                    LO(117)/OPEN(3)/DEFEASANCE                                               A71        265950630
    6/1/11                    LO(118)/OPEN(2)/DEFEASANCE                                               B52            55469
    2/1/05                 LO(48)/GRTR1%PPMTorYM(68)/OPEN(4)           Interest Diff (MEY)             A72        265950427
    3/1/11                    LO(117)/OPEN(3)/DEFEASANCE                                               A73        265950580
   10/1/10                    LO(116)/OPEN(4)/DEFEASANCE                                               A74        265330971
    4/1/10                    LO(117)/OPEN(3)/DEFEASANCE                                               B53            52403
    6/1/13                    LO(142)/OPEN(2)/DEFEASANCE                                               B54            54235

                                                                                                       A75.1      502708102
                                                                                                       A75.2      502708102
                                                                                                       A75.3      502708102
    5/1/11                    LO(117)/OPEN(3)/DEFEASANCE                                               A75        502708102




                       PROPERTY NAME
                       -------------

 Gravois Dillon Plaza
 Eastern Marketplace - Retail Inline
 Northchase Plaza Shopping Center
 Dublin Plaza
 Gulfgate Court Shopping Center
 Suntree Square
 Sherman Oaks Town Center
 Rancho Penasquitos Towne Centre II
 Stop & Shop/ TJ Maxx Plaza - Clinton, CT
 Eastern Marketplace - Retail Pads
 Twelve Oaks Plaza Shopping Center
 Rainbow Plaza
 777 Connecticut Avenue
 Club Haven Shopping Center
 Shopko Plaza

 Chicopee Shopping Center
 Ware Shopping Center
 Shopping Center at Leominster
 SUB-TOTAL CROSSED LOANS


 Valley Mack Plaza
 Walgreens - Saginaw & Coolidge
 Walgreens - Cheyenne (Store No.5838)
 Walgreens - Milwaukee Street
 Best Buy - Crossroads
 Highland Crossing Shopping Center
 Walgreens - Liberty Road
 Atascocita Town Retail Center
 El Monte Shopping Center
 Sterling Jewelers
 Korea Town Plaza
 Orchard Retail Center
 Rite Aid Northporte Bay City
 Rite Aid Aarmax Gratiot 15
 Walgreens - Tulsa, OK
 Rite Aid Clinton Township
 Fiesta Palms II Shopping Center
 Rite Aid, Cotton Venture
 Rite Aid Oscoda
 Rite Aid Grayling
 Flamingo Decatur Plaza
 Kickapoo Pointe Shopping Center
 Rite Aid St John Whittemore
 Rite Aid Imlay City M53
 Hartselle Shopping Center
 Kinko's Retail Center
 Hollywood Video,  Mesa
 635 Madison Ave
 Crossroads Technology Park
 One Peachtree Pointe
 625 Massachusetts Avenue
 3000 Corporate Exchange Drive
 C.W. Moore Plaza
 Fillmore Street Office
 Mirror Ridge Office Building
 Northwest-Commerce South
 3445 North Causeway Office Building
 Summit Medical Center
 Cedar Medical Center


 Murdock Professional Park -  Phase II
 Murdock Professional Park -  Phase I
 MURDOCK PROFESSIONAL PARK (ROLL-UP)

 The Landmark Building
 Park Oaks Village
 Locust Court
 First San Diego Portfolio-7301 Girard Street
 Tampa Medical Arts Building
 Homewood Suites - Boulder
 Marriott Courtyard - Maitland
 Hampton Inn - Pembroke Pines
 Federal Express-Oakland Airport

 WOW - Oshkosh
 WOW - Janesville
 WOW - Ashwaubenon
 WOW LOGISTICS (ROLL-UP)

                                                                                                       LOAN
                                                            TOTAL           SF/                       BALANCE
                                   CUT-OFF       YEAR       UNITS/         UNITS/        NET            PER
     APPRAISAL         APPRAISAL   DATE LTV     BUILT/      ROOMS/         ROOMS/     RENTABLE        SF/UNIT/      OCCUPANCY
       VALUE             DATE       RATIO     RENOVATED      PADS          PADS       AREA (SF)       ROOM/PAD       PERCENT
     ---------         ---------    ------    ---------      ----           ----      ---------       --------       -------

     11,500,000           3/28/01    80%         1997        107,899         SF         107,899            85          100%
     11,800,000           5/22/01    76%         2001         56,616         SF          56,616           159           96%
     11,700,000           2/14/01    74%         1996        131,716         SF         131,716            66          100%
     11,100,000           11/7/00    72%         1979        130,919         SF         130,919            61           96%
      9,500,000           4/29/00    79%         1998         78,829         SF          78,829            95          100%
      9,950,000           6/11/01    75%         1994         90,194         SF          90,194            83          100%
     10,800,000           3/28/01    68%         1979         60,175         SF          60,175           123          100%
      9,900,000           2/12/01    68%         1987         59,414         SF          59,414           114           95%
      8,800,000           2/21/01    75%      1983/2001       97,549         SF          97,549            67          100%
      7,520,000           5/22/01    72%         2001         32,881         SF          32,881           165          100%
      6,600,000          10/13/00    80%         1979        116,862         SF         116,862            45           99%
      8,100,000            3/5/01    64%      1991/1999       84,845         SF          84,845            61           92%
      7,250,000            3/1/01    71%         2000         19,237         SF          19,237           267          100%
     10,500,000           2/28/01    49%      1969/1996       92,579         SF          92,579            55           86%
      6,600,000           9/19/00    72%      1987/1999       89,589         SF          89,589            53           98%

      2,700,000           8/18/98    73%         1956         36,451         SF          36,451            54          100%
      1,950,000           8/18/98    70%         1988         24,081         SF          24,081            57          100%
      1,750,000           8/18/98    67%      1963/1975       18,205         SF          18,205            64          100%
 --------------
      6,400,000

      5,210,000          11/30/00    80%         1981         64,171         SF          64,171            65          100%
      4,750,000           2/14/01    80%         2000         15,120         SF          15,120           251          100%
      4,700,000            4/1/01    80%         2000         15,120         SF          15,120           248          100%
      4,600,000           1/30/01    80%         1999         13,905         SF          13,905           264          100%
      4,550,000           4/11/01    76%         2001         30,315         SF          30,315           114          100%
      3,840,000            2/7/01    80%         1998         45,300         SF          45,300            68          100%
      3,575,000           2/12/01    80%         2000         12,703         SF          12,703           224          100%
      5,100,000           9/25/00    55%      1985/2000       47,435         SF          47,435            60           95%
      4,400,000           2/12/01    54%      1966/1977       33,417         SF          33,417            72          100%
      3,250,000           3/16/01    71%         2001          5,856         SF           5,856           391          100%
      3,400,000           1/20/99    67%         1973         50,685         SF          50,685            45           91%
      3,350,000          11/30/00    65%         2000         15,750         SF          15,750           139          100%
      3,100,000           7/10/98    70%         1998         11,060         SF          11,060           195          100%
      2,770,000           10/1/98    75%         1998         11,060         SF          11,060           187          100%
      2,650,000          11/25/00    77%         2000         15,120         SF          15,120           134          100%
      3,000,000            7/7/98    66%         1998         11,180         SF          11,180           178          100%
      2,800,000            5/9/01    69%         1986         28,383         SF          28,383            69           95%
      2,750,000            2/9/99    68%         1998         11,180         SF          11,180           168          100%
      2,525,000            8/1/98    70%         1998         11,060         SF          11,060           161          100%
      2,400,000           3/31/98    69%         1998         11,060         SF          11,060           151          100%
      2,540,000            1/9/01    65%         2000          9,454         SF           9,454           174          100%
      2,200,000           11/1/00    74%         2000         18,617         SF          18,617            88           83%
      2,100,000            8/1/98    72%         1998          9,900         SF           9,900           152          100%
      2,000,000           5/23/98    74%         1997         11,180         SF          11,180           132          100%
      1,650,000           2/12/01    72%         1999         16,000         SF          16,000            75          100%
      1,360,000          12/20/00    75%         1994          9,360         SF           9,360           109          100%
      1,250,000           4/10/99    65%         1998          6,000         SF           6,000           135          100%
     50,000,000            6/1/01    64%      1956/1997      143,825         SF         143,825           222           90%
     44,000,000            6/1/01    68%         2000        322,318         SF         322,318            93          100%
     36,200,000          12/27/00    75%         1999        158,248         SF         158,248           171           92%
     34,000,000            3/7/01    73%      1929/1999      123,178         SF         123,178           203          100%
     19,800,000            6/1/01    69%         1999        157,687         SF         157,687            87          100%
     14,680,000           3/19/01    73%         1999        106,005         SF         106,005           101           95%
     14,000,000           3/28/01    66%         1985         69,335         SF          69,335           134           97%
     11,200,000          11/20/00    71%         2000         61,115         SF          61,115           130          100%
      9,440,000           1/29/01    78%         1986        108,070         SF         108,070            68           95%
     10,300,000           4/25/01    61%      1972/1999      127,859         SF         127,859            49           87%
      7,560,000           2/22/01    67%         1990         52,237         SF          52,237            97          100%
      7,400,000           1/16/01    62%         1982         40,668         SF          40,668           113           95%

      3,900,000          11/10/00                2000         25,250         SF          25,250                        100%
      2,000,000          11/10/00                1994         11,966         SF          11,966                        100%
      5,900,000                      69%                      37,216         SF          37,216           109

      5,500,000            7/1/01    72%         1987         45,930         SF          45,971            86          100%
      5,000,000           5/25/01    68%         1999         22,629         SF          22,629           150          100%
      4,400,000            4/3/01    57%         1990         52,150         SF          52,150            48           96%
      3,000,000            6/1/01    63%         1978         13,477         SF          13,477           141          100%
      2,075,000          11/21/00    75%      1983/1998       22,279         SF          22,279            69          100%
     14,900,000            5/2/01    71%         1991            112       Rooms         84,064        95,104           75%
      9,100,000          12/13/00    74%         1998            112       Rooms         63,937        60,410           73%
     10,560,000           4/13/00    59%         1998            107       Rooms         55,400        58,257           94%
     31,700,000            2/8/01    80%         1998        254,775         SF         254,775            99          100%

      4,900,000           4/16/01                1998        210,200         SF         210,200                        100%
      7,300,000           4/25/01                1996        210,375         SF         210,375                        100%
     12,300,000           4/17/01                1999        474,500         SF         474,500                        100%
     24,500,000                      74%                     895,075         SF         895,075            20



    OCCUPANCY
       AS                                                             U/W
       OF           U/W         U/W        U/W        U/W         REPLACEMENT
      DATE       REVENUES    EXPENSES   CASH FLOW    DSCR           RESERVES
      ----       --------    --------   ---------    -----          --------

      8/21/01    1,417,181    422,495     937,579    1.20            16,179
      7/24/01    1,292,521    227,727   1,013,712    1.36             5,662
      2/21/01    1,463,157    498,810     897,922    1.28             7,701
      8/15/01    1,345,020    353,947     905,836    1.31            15,503
      3/31/01    1,248,242    387,153     841,997    1.20             7,896
       6/1/01    1,193,653    294,384     850,126    1.28             9,019
       6/1/01    1,264,412    321,342     885,010    1.41            13,438
      5/18/01    1,171,438    344,446     758,018    1.27            10,695
      4/19/01    1,131,988    336,927     755,512    1.39            19,156
      7/24/01      719,288    126,465     578,417    1.28             3,288
      7/31/01      953,493    283,166     576,953    1.29            39,830
      3/15/01      969,390    235,596     690,278    1.39            11,030
       3/2/01      738,552    109,008     598,190    1.38             2,763
       5/1/01      940,404    181,633     686,977    1.67            10,184
      6/14/01      796,636    227,575     523,249    1.33             8,959

      6/30/01      421,405    133,183     258,290    1.31             8,019
      6/30/01      244,858     62,056     164,330    1.20             5,250
      6/30/01      223,380     53,296     152,965    1.31             5,279



       5/1/01      614,852    178,544     426,923    1.21             6,417
      6/30/01      410,054     11,201     397,341    1.23             1,512
      6/30/01      417,552     34,415     381,625    1.21             1,512
      6/30/01      408,000     11,160     395,449    1.26             1,391
      7/31/01      496,447     94,039     382,543    1.33             4,547
       8/3/01      440,077     85,769     344,501    1.37             6,795
      6/30/01      309,000      9,180     298,550    1.22             1,270
      6/30/01      671,038    207,095     434,776    1.27            12,254
      6/12/01      562,059    120,731     414,683    2.11             5,561
      5/14/01      280,769                280,769    1.20
      6/30/01      491,055    146,455     304,174    1.30             7,603
      7/31/01      356,655     83,833     260,621    1.35             1,575
                   281,622      2,816     275,488    1.00             3,318
                   260,872      2,609     254,945    1.00             3,318
      6/30/01      266,298     44,219     219,811    1.31             2,268
                   258,743      2,587     252,802    1.00             3,354
       5/1/01      386,893    122,273     238,241    1.41             7,380
                   238,173      2,382     232,437    1.00             3,354
                   228,248      2,282     222,648    1.00             3,318
                   213,988      2,140     208,494    1.00             3,354
      8/13/01      275,363     38,412     224,289    1.62             1,702
     11/17/00      219,814     36,385     169,790    1.13             1,862
                   192,967      1,930     188,066    1.00             2,972
                   189,156      1,892     183,910    1.00             3,354
      7/31/01      186,579     48,365     127,463    1.29             1,600
      3/30/01      157,077     39,484     111,858    1.25             1,404
      3/31/01      102,600      3,978      94,951    1.23               900
      5/24/01    7,780,935  4,050,478   3,423,864    1.25            14,383
      9/25/01    4,688,720    863,470   3,575,113    1.46            32,232
      5/31/01    4,159,933  1,213,942   2,779,493    1.26            23,737
      7/12/01    3,519,607    608,906   2,808,127    1.35            12,318
      8/30/01    2,943,002    974,757   1,711,572    1.51            15,769
      6/30/01    1,849,377    589,275   1,159,581    1.27            10,601
       7/1/01    1,759,983    575,206   1,066,224    1.35            10,400
      5/24/01    1,461,227    463,029     904,527    1.35            12,223
       6/1/01    1,134,504    255,420     770,016    1.26            33,502
      7/31/01    1,599,239    753,164     666,358    1.25            48,586
      8/15/01      893,842    255,798     574,282    1.36             7,313
      6/30/01    1,033,650    399,780     549,429    1.44             8,134

      4/26/01      487,350    158,943     300,940                     2,520
      4/26/01      177,587      8,879     152,890                     2,944
                   661,310    167,640     449,052    1.30             5,620

      6/12/01      807,795    330,220     421,091    1.29             8,257
      6/12/01      534,225    140,910     359,320    1.24             3,172
       4/1/01      685,568    288,306     307,786    1.52            11,473
      7/16/01      328,790     82,049     226,445    1.40             3,036
      7/25/01      315,562    102,852     204,344    1.53             3,342
   12/31/2000    3,804,870  2,191,701   1,460,974    1.46
    7/31/2001    2,854,856  1,867,844     870,329    1.35           116,684
      3/31/01    2,833,732  1,585,403   1,134,980    1.90           113,349
      6/25/01    2,779,972     73,599   2,588,612    1.20            38,213

      5/31/01      622,368    167,983     371,990                    21,020
      5/31/01      777,907    194,483     498,120                    21,038
      5/30/01    1,602,945    461,703   1,031,994                    47,873
                 3,003,220    824,169   2,028,169    1.34            89,508

       U/W                  MOST
   REPLACEMENT             RECENT               MOST        MOST        MOST        MOST        MOST         FULL           FULL
    RESERVES             STATEMENT          RECENT END     RECENT      RECENT      RECENT      RECENT        YEAR           YEAR
    PER UNIT                TYPE                DATE      REVENUES    EXPENSES    CASH FLOW     DSCR       END DATE       REVENUES
    --------                ----                ----      --------    --------    ---------     ----       --------       --------

      0.15         Annualized Most Recent    6/30/2001     1,657,310     212,630    1,444,680   1.86      12/31/2000     1,558,871
      0.10
      0.06                                                                                                12/31/2000     1,417,152
      0.12         Annualized Most Recent    6/30/2001     1,414,176     349,722    1,048,952   1.52      12/31/2000     1,366,168
      0.10         Annualized Most Recent    3/31/2001     1,450,244     112,956    1,337,288   1.91
      0.10                                                                                                12/31/2000     1,199,336
      0.22                                                                                                12/31/2000     1,215,137
      0.18                                                                                                12/31/2000     1,194,590
      0.20         Annualized Most Recent    6/30/2001     1,193,650     261,893      931,757   1.72      12/31/2000     1,284,254
      0.10
      0.34         Annualized Most Recent    7/31/2001       993,471     209,436      673,334   1.51      12/31/2000     1,055,495
      0.13                                                                                                12/31/2000       771,799
      0.14
      0.11                                                                                                12/31/2000       973,483
      0.10            Trailing Twelve        6/30/2001       797,926     224,829      556,347   1.42      12/31/2000       801,694

      0.22         Annualized Most Recent    6/30/2001       587,492     135,106      452,387   2.29      12/31/2000       465,810
      0.22         Annualized Most Recent    6/30/2001       280,138      68,856      211,282   1.55      12/31/2000       299,237
      0.29         Annualized Most Recent    6/30/2001       291,902      47,330      244,572   2.09      12/31/2000       240,495


      0.10         Annualized Most Recent    6/30/2001       681,786     205,756      476,030   1.35      12/31/2000       591,917
      0.10         Annualized Most Recent    6/30/2001       410,000                  410,000   1.27
      0.10         Annualized Most Recent    6/30/2001       388,500       7,932      380,568   1.21
      0.10         Annualized Most Recent    6/30/2001       408,000                  408,000   1.30
      0.15
      0.15         Annualized Most Recent    6/30/2001       412,740      48,824      363,916   1.45      12/31/2000       449,743
      0.10         Annualized Most Recent    6/30/2001       309,000                  309,000   1.27
      0.26         Annualized Most Recent    6/30/2001       701,512     145,739      541,373   1.58
      0.17                                                                                                12/31/2000       640,216

      0.15         Annualized Most Recent    6/30/2001       567,840     203,386      364,454   1.56      12/31/2000       515,671
      0.10         Annualized Most Recent    7/31/2001       327,769      74,499      251,695   1.30
      0.30
      0.30
      0.15         Annualized Most Recent    6/30/2001       235,000       5,449      229,551   1.36
      0.30
      0.26                                                                                                12/31/2000       383,015
      0.30
      0.30
      0.30
      0.18
      0.10         Annualized Most Recent    7/30/2001       256,790      25,619      229,310   1.52
      0.30
      0.30
      0.10         Annualized Most Recent    6/30/2001       139,324      25,147      112,576   1.14
      0.15         Annualized Most Recent    10/30/2000      166,748      38,368      128,381   1.43
      0.15         Annualized Most Recent    3/31/2001       122,880       4,455      118,425   1.53      12/31/2000       122,880
      0.10                                                                                                12/31/2000     6,265,183
      0.10
      0.15
      0.10         Annualized Most Recent    6/30/2001     3,505,786     698,330    2,807,456   1.35
      0.10         Annualized Most Recent    6/30/2001     2,928,951     823,831    2,105,120   1.86      12/31/2000     2,083,572
      0.10         Annualized Most Recent    6/30/2001     1,981,054     441,072    1,522,440   1.67      12/31/2000     1,949,449
      0.15         Annualized Most Recent    6/30/2001     1,814,770     558,285    1,256,485   1.59      12/31/2000     1,619,850
      0.20         Annualized Most Recent    6/30/2001     1,651,317     386,038    1,265,279   1.88
      0.31         Annualized Most Recent    6/30/2001       995,956     183,398      812,557   1.33      12/31/2000     1,126,076
      0.38         Annualized Most Recent    6/30/2001     1,576,376     745,646      689,618   1.29      12/31/2000     1,663,297
      0.14         Annualized Most Recent    6/30/2001     1,169,334     267,076      894,945   2.12      12/31/2000       893,502
      0.20         Annualized Most Recent    6/30/2001     1,101,714     363,148      738,566   1.94      12/31/2000     1,147,865

      0.10
      0.25
      0.15

      0.18         Annualized Most Recent    6/30/2001       848,400     394,356      421,863   1.29      12/31/2000       819,461
      0.14         Annualized Most Recent    3/31/2001       510,873     111,250      396,451   1.37
      0.22                                                                                                12/31/2000       774,702
      0.23         Annualized Most Recent    6/30/2001       303,992      48,320      255,672   1.58      12/31/2000       277,018
      0.15         Annualized Most Recent   11/30/2000       298,921     101,640      193,939   1.45      12/31/1999       316,165
                   Annualized Most Recent    8/31/2001     4,025,997   2,147,703    1,717,254   1.71      12/31/2000     4,032,220
    1,041.82          Trailing Twelve        7/31/2001     2,854,712   1,867,827      872,697   1.35      12/31/2000     2,987,643
    1,059.34       Annualized Most Recent    6/30/2001     4,151,056   2,195,582    1,955,474   3.28      12/31/2000     3,643,260
      0.15         Annualized Most Recent    5/31/2001     2,769,840      54,934    2,714,906   1.26       6/30/2000     2,769,840

      0.10
      0.10                                                                                                12/31/2000       832,420
      0.10
      0.10


     FULL          FULL       FULL
     YEAR          YEAR       YEAR
   EXPENSES     CASH FLOW     DSCR
   --------     ---------     ----

    515,761     1,043,110     1.34

    464,840       944,611     1.34
    350,047     1,000,618     1.45

    252,779       937,537     1.42
    313,675       860,989     1.37
    343,347       840,549     1.41
    430,971       853,283     1.57

    281,944       759,255     1.70
    242,843       517,926     1.05

    179,807       783,492     1.91
    222,032       558,828     1.42

    103,889       361,921     1.83
     71,718       220,519     1.62
     40,125       200,370     1.71


    147,886       444,032     1.26




     94,042       345,076     1.37


    122,767       513,265     2.61

    106,019       409,652     1.75





    122,082       253,553     1.50









                  122,880     1.59
  3,939,742     2,311,059     0.84



    685,863     1,397,709     1.23
    448,052     1,485,954     1.63
    508,429     1,094,308     1.38

    253,275       867,879     1.42
    680,324       748,643     1.40
    221,636       664,553     1.57
    375,189       741,667     1.95





    328,269       467,527     1.43

    282,955       480,274     2.38
     55,259       208,715     1.29
    108,107       204,716     1.53
  2,182,216     1,697,809     1.69
  1,916,784       951,354     1.47
  1,984,539     1,658,721     2.78
    148,396     2,621,444     1.22


    148,554       662,829


                                                             LARGEST
                                                 LARGEST     TENANT       LARGEST
                                                  TENANT      % OF         TENANT
                                                  LEASED      TOTAL        LEASE
                    LARGEST TENANT                  SF         SF        EXPIRATION
                    --------------               -------     ------      ----------
       Schnucks Markets                           62,336       58%        5/31/2017
       Smart & Final                              21,057       37%        3/31/2021
       Albertsons                                 55,513       42%       10/24/2020
       Kroger                                     50,583       39%        7/31/2004
       Office Depot                               30,121       38%       12/31/2013
       Publix                                     42,323       47%        7/31/2013
       El Torito                                   7,800       13%        8/31/2004
       Ace Hardware                                5,500        9%       10/31/2009
       Stop & Shop                                56,651       58%        5/31/2021
       Carrabba's (Ground Lease)                   8,345       25%        1/13/1931
       Publix                                     48,555       42%       11/14/2010
       Farmer Jack                                50,775       60%         3/1/2020
       Pier One Imports                           10,487       55%        2/28/2011
       Harris Teeter, Inc.                        32,960       36%        4/30/2010
       Schultz Sav O Stores                       55,400       62%        7/27/2007

       CVS Pharmacy Inc.                           8,760       24%        1/31/2007
       CVS                                         8,712       36%        1/31/2005
       Brooks Pharmacy                             8,292       46%        6/30/2004

       Food Source                                54,128       84%       10/31/2019
       Walgreens                                  15,120      100%        3/31/2060
       Walgreens                                  15,120      100%       12/31/2061
       Walgreens                                  13,905      100%        5/31/2059
       Best Stores, LP.                           30,315      100%        1/31/2017
       Food Lion                                  33,000       73%       12/31/2018
       Walgreens                                  12,703      100%       10/31/2059
       24-Hour Fitness, Inc.                      36,597       77%        9/30/2015
       Payless Foods                              23,400       70%         1/1/2015
       Sterling Jewelers                           5,856      100%        4/18/2021
       Komart Supermarket                         16,582       33%       11/14/2003
       Hollywood Entertainment                     5,500       35%       11/28/2010
       Rite Aid of Michigan                       11,060      100%        8/31/2018
       Rite Aid of Michigan, Inc.                 11,060      100%        9/30/2018
       Walgreen Co.                               15,120      100%       10/31/2060
       Rite Aid of Michigan, Inc.                 11,180      100%       11/30/2018
       Earl's Beauty Academy                       4,760       17%        7/31/2008
       Rite Aid of Michigan                       11,180      100%        1/31/2019
       Rite Aid of Michigan                       11,060      100%        10/2/2018
       Rite Aid of Michigan                       11,060      100%        4/15/2018
       Jitters Gourmet Coffee, Inc.                2,438       26%        2/28/2010
       Hollywood Video                             5,000       27%        8/14/2009
       Rite Aid of Michigan                        9,900      100%        5/15/2018
       Rite Aid of Michigan, Inc.                 11,180      100%        5/31/2018
       Dollar Tree                                 4,560       29%       11/30/2005
       Maverick Kinko's, Inc                       9,360      100%        8/31/2009
       Hollywood Video                             6,000      100%        9/15/2013
       R M A New York                             18,000       13%        2/28/2011
       Axon Instruments, Inc.                     96,489       30%        2/16/2011
       Seyfarth Shaw                              43,415       27%        9/30/2010
       Harvard University                         71,415       58%         7/1/2010
       IntelliRisk Management                     88,237       56%        3/31/2007
       CSHQA                                      56,417       53%        6/30/2007
       American College of Chinese Medicine       14,556       21%        1/31/2002
       Current Analysis                           21,509       35%       10/31/2007
       Precision Wire                             18,526       17%        5/31/2003
       BRI, Inc.                                  28,647       22%        5/31/2004
       Niagara Falls Family Practice               7,545       14%         3/1/2021
       Cardiac Study Center                       14,781       36%         8/5/2009

       Murdock Family Medicine                    15,200       60%        8/31/2009
       St. Joseph Hospital                        11,966      100%       12/31/2008
       Murdock Family Medicine                    15,200       60%        8/31/2009
       New York Life Insurance Company             8,139       18%       12/31/2003
       ERA Phoenix                                 3,900       17%        6/23/2004
       Philadelphia Fight                         13,605       26%       11/30/2005
       LJ Radiology                                3,800       28%        4/30/2003
       Sheer Ahern                                12,224       55%         7/1/2007



       Federal Express                           254,775       100%      10/16/2013

       WOW Logistics                             210,200       100%       6/30/2016
       General Motors Corporation                210,375       100%      12/31/2003
       WOW Logistics                             313,750       66%        4/30/2016
       WOW Logistics                             313,750       66%        4/30/2016


                                                                SECOND         SECOND
                                                SECOND          LARGEST        LARGEST
                                               LARGEST          TENANT         TENANT
                                                TENANT          % OF           LEASE
                                                LEASED          TOTAL          EXPIRA-
    SECOND LARGEST TENANT                         SF             SF             TION
    ---------------------                         --             --             ----

Sears Hardware                                  23,164           21%         12/19/2006
Roni Josef                                       6,100           11%          5/31/2008
Sears Hardware                                  21,019           16%          10/3/2005
Roush Hardware                                  20,330           16%          8/31/2005
Conn's                                          20,509           26%         11/30/2009
Walgreens                                       14,571           16%          3/31/2014
Healthy Discounts                                5,605            9%         11/30/2005
Bertrand Enterprises, LLC                        5,500            9%          1/31/2006
T. J. Maxx                                      25,050           26%          1/31/2004
Rebel Oil (Ground Lease)                         5,774           18%         12/30/2029
Barewood Outlet                                 27,581           24%          1/31/2007
CVS                                              8,592           10%           6/1/2002
Kinko's                                          6,000           31%          2/21/2011
CVS Drugs                                       10,125           11%          2/21/2011
Hallmark                                         5,000            6%          5/31/2004

Family Dollar                                    7,821           21%         12/31/2002
Family Dollar                                    6,069           25%         12/31/2001
Western Auto                                     7,091           39%          5/31/2006

Round Table Pizza                                3,369            5%          MTM




Dollar General                                   7,500           17%          4/30/2008

Dry Cleaners                                     2,982            6%         11/14/2010
E&F Happy Bakery                                 2,050            6%          7/31/2006

Outdoor Kitchen                                  8,857           17%          1/31/2004
Washington State Liquor Control Board            5,000           32%          9/13/2010




Century 21                                       4,125           15%          4/30/2003



TLC Cleaners                                     1,800           19%         10/31/2005
CiCi Pizza                                       4,004           22%          8/27/2010


Hibbett Sports                                   4,560           29%          1/31/2005


NY Physicians Inc                               18,000           13%          1/31/2007
Abaxis, Inc.                                    91,124           28%         12/31/2010
Simplyhealth, Inc.                              24,852           16%           8/1/2006
TSI                                             21,556           17%         12/31/2015
Nextel West Corporation                         37,190           24%         12/31/2004
Anderson, Julian, & Hull LLP                    13,287           13%          6/30/2009
Goldmen Institute                                9,402           14%          8/31/2003
Old Dominion U (St. of VA)                      21,407           35%          7/31/2005
Oregon Child Development                        13,138           12%          9/30/2005
AAA                                             17,788           14%          2/28/2005
Niagara Falls Medical Center                     6,496           12%           3/1/2021
Nancy Wong PT                                    4,818           12%         12/30/2002

Dr. Liebotwitz & Okomski                         5,000           20%          8/31/2009

St. Joseph Hospital                             11,966          100%         12/31/2008
Dean Witter Reynolds, Inc.                       7,901           17%          1/31/2006
A.G. Edwards & Sons, Inc.                        3,408           15%          4/30/2004
Women Organized Against Rape                     7,746           15%         12/31/2006
Prime Vest Corp                                  1,600           12%          8/31/2002
Jaeb Center                                      5,424           24%           5/1/2004







Englewood Appliance Co                         160,750           34%          5/31/2004
General Motors Corporation                     210,375          100%         12/31/2003

SEQUENCE   LOAN NUMBER                PROPERTY NAME                                   PROPERTY ADDRESS              COUNTY
--------   -----------                -------------                                   ----------------              ------
   B55         54584      1505 E. Warner Avenue                            1505 E. Warner Avenue & 1590 East St.    Orange
                                                                           Gertrude Place
   B56         54318      West Park Building One                           500 West Park Lane                       Hampton City
   B57         54774      West Park Building Three                         301 West Park Lane                       Hampton City
   B58         55587      First San Diego Portfolio-2727 Kurtz Street      2727 Kurtz Street                        San Diego
   B59         54207      Westfield Industrial Center                      13881 West Chicago Road                  Wayne
   B60         54800      7625 East Redfield Road                          7625 East Redfield Road                  Maricopa
   A76     265950405      One Murray Road                                  1 Murray Road                            Morris
   B61         55585      First San Diego Portfolio-2719 Kurtz Street      2719 Kurtz Street                        San Diego
   A77     265950573      Metro Storage                                    23325 Van Born Rd                        Wayne
   A78     265950404      Romeo Plank Plaza                                18501 Hall Rd                            Macomb
   A79     265950652      DKS Associates Office Building                   630 Trade Center Drive                   Clark

         --------------------------------------------------------------------------------------------------------------------------
                          TOTALS/WEIGHTED AVERAGE                          140 LOANS
         ==========================================================================================================================

           (i)      Administrative Fee Rate includes the Sub-Servicing
                    Fee Rate.

           (ii) For Mortgage Loans which accrue interest on the basis of actual days elapsed each calendar month and a 360-day yr. or a 365-day yr., the amortization term is the term over which the Mortgage Loans would amortize if interest accrued and was paid on the basis of a 360-day yr. consisting of twelve 30-day months. The actual amortization would be longer.

                                                                                                        MATURITY OR
                                                                                                        ANTICIPATED
                                                                                      CUT-OFF            REPAYMENT
                               ZIP       PROPERTY               ORIGINAL                DATE               DATE
CITY                STATE     CODE         TYPE                 BALANCE               BALANCE             BALANCE
----                -----     ----       --------               --------              -------           -----------
Santa Ana            CA      92705      Industrial              13,200,000            13,117,813        11,671,738
Hampton              VA      23666      Industrial              10,000,000             9,947,619         8,816,141
Hampton              VA      23666      Industrial              10,000,000             9,947,619         8,816,141
San Diego            CA      92110      Industrial               5,830,000             5,811,935         5,152,026
Detroit              MI      48228      Industrial               4,528,823             4,510,835         3,689,256
Scottsdale           AZ      85260      Industrial               2,800,000             2,794,614         2,464,586
East Hanover         NJ       7936      Industrial               2,250,000             2,232,474         1,601,411
San Diego            CA      92110      Industrial               1,819,787             1,814,148         1,608,163
Taylor               MI      48180     Self-Storage              2,700,000             2,693,832         2,396,525
Macomb               MI      48044       Mixed Use               5,650,000             5,614,303         5,033,358
Las Vegas            NV      89119       Mixed Use               4,400,000             4,386,713         3,905,072

------------------------------------------------------------------------------------------------------------------
                                                           $ 1,140,259,634        $1,136,731,161      $993,704,529
==================================================================================================================

                                                                    ADMINI-              SUB-
                          LOAN               MORTGAGE              STRATIVE           SERVICING
CITY                      TYPE                 RATE               FEE RATE(I)          FEE RATE
----                      ----               --------             -----------         ---------
Santa Ana                Balloon              7.500%                0.127%              0.100%
Hampton                  Balloon              7.330%                0.077%              0.050%
Hampton                  Balloon              7.330%                0.077%              0.050%
San Diego                Balloon              7.375%                0.087%              0.060%
Detroit                  Balloon              7.500%                0.127%              0.100%
Scottsdale               Balloon              7.300%                0.127%              0.100%
East Hanover             Balloon              8.125%                0.052%              0.025%
San Diego                Balloon              7.375%                0.097%              0.070%
Taylor                   Balloon              7.620%                0.052%              0.025%
Macomb                   Balloon              7.800%                0.052%              0.025%
Las Vegas                Balloon              7.630%                0.052%              0.025%

----------------------------------------------------------------------------------------------
                                              7.429%
==============================================================================================

                                                                                           ORIGINAL              ORIGINAL
  NET                              FIRST         INTEREST                                   TERM TO            AMORTIZATION
MORTGAGE            NOTE          PAYMENT         ACCRUAL           MONTHLY              MATURITY/ARD               TERM
  RATE              DATE           DATE           METHOD            PAYMENT                (MONTHS)             (MONTHS) (II)
--------            ----          -------        --------           -------              ------------          --------------
 7.373%          1/11/2001       3/1/2001         ACT/360              92,296                 120                    360
 7.253%          2/26/2001       4/1/2001         ACT/360              68,761                 120                    360
 7.253%          2/26/2001       4/1/2001         ACT/360              68,761                 120                    360
 7.288%          7/31/2001       9/1/2001         ACT/360              42,610                 84                     300
 7.373%          6/14/2001       8/1/2001         ACT/360              33,468                 120                    300
 7.173%          7/25/2001       9/1/2001         ACT/360              19,196                 120                    360
 8.073%          5/15/2001       7/1/2001         ACT/360              18,995                 120                    240
 7.278%          7/31/2001       9/1/2001         ACT/360              13,300                 84                     300
 7.568%          6/21/2001       8/1/2001         ACT/360              19,101                 120                    360
 7.748%          12/14/2000      2/1/2001         ACT/360              40,673                 120                    360
 7.578%          5/31/2001       7/1/2001         ACT/360              31,158                 120                    360

------------------------------------------------------------------------------------------------------------------------
 7.349%                                                            $7,911,395                 119                    344
========================================================================================================================

                                                     REMAINING
                                                      TERM TO         MATURITY OR
  NET               INTEREST                         MATURITY/        ANTICIPATED             CROSS-
MORTGAGE              ONLY         SEASONING            ARD            REPAYMENT          COLLATERALIZED                RELATED
 RATE                PERIOD        (MONTHS)           (MONTHS)           DATE                 LOANS                      LOANS
--------            --------       ---------         ---------        -----------         --------------                -------
 7.373%                                9                111             2/1/2011                No                        No
 7.253%                                8                112             3/1/2011                No                        No
 7.253%                                8                112             3/1/2011                No                        No
 7.288%                                3                 81             8/1/2008                No                 Yes(BACM 01-3-J)
 7.373%                                4                116             7/1/2011                No                 Yes(BACM 01-3-C)
 7.173%                                3                117             8/1/2011                No                        No
 8.073%                                5                115             6/1/2011                No                        No
 7.278%                                3                 81             8/1/2008                No                 Yes(BACM 01-3-J)
 7.568%                                4                116             7/1/2011                No                        No
 7.748%                               10                110             1/1/2011                No                        No
 7.578%                                5                115             6/1/2011                No                        No

-----------------------------------------------------------------------------------------------------------------------------------
                                       5                113
===================================================================================================================================

                                                 YIELD
  LOCKOUT          PREPAYMENT PENALTY         MAINTENANCE      SE-        LOAN
EXPIRATION        DESCRIPTION (MONTHS)           TYPE         QUENCE     NUMBER                   PROPERTY NAME
----------        --------------------        -----------     ------     ------                   -------------
  12/1/10      LO(118)/OPEN(2)/DEFEASANCE                       B55        54584       1505 E. Warner Avenue
  3/1/10       LO(108)/OPEN(12)/DEFEASANCE                      B56        54318       West Park Building One
  3/1/10       LO(108)/OPEN(12)/DEFEASANCE                      B57        54774       West Park Building Three
  6/1/08        LO(82)/OPEN(2)/DEFEASANCE                       B58        55587       First San Diego Portfolio-2727 Kurtz Street
  5/1/11       LO(118)/OPEN(2)/DEFEASANCE                       B59        54207       Westfield Industrial Center
  6/1/11       LO(118)/OPEN(2)/DEFEASANCE                       B60        54800       7625 East Redfield Road
  2/1/11       LO(116)/OPEN(4)/DEFEASANCE                       A76      265950405     One Murray Road
  6/1/08        LO(82)/OPEN(2)/DEFEASANCE                       B61        55585       First San Diego Portfolio-2719 Kurtz Street
  4/1/11       LO(117)/OPEN(3)/DEFEASANCE                       A77      265950573     Metro Storage
  9/1/10       LO(116)/OPEN(4)/DEFEASANCE                       A78      265950404     Romeo Plank Plaza
  3/1/11       LO(117)/OPEN(3)/DEFEASANCE                       A79      265950652     DKS Associates Office Building

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                       TOTALS/WEIGHTED AVERAGE
===================================================================================================================================

                                                                   TOTAL          SF/                                     LOAN
                               CUT-OFF                            UNITS/        UNITS/                                 BALANCE PER
 APPRAISAL     APPRAISAL       DATE LTV       YEAR BUILT/         ROOMS/        ROOMS/               NET RENTABLE        SF/UNIT/
   VALUE          DATE          RATIO          RENOVATED           PADS          PADS                  AREA (SF)        ROOM/PAD
 ---------     ---------       --------       -----------         ------        ------               ------------      -----------
17,900,000      12/5/00          73%           1966/2000          224,792         SF                    224,792             58
13,000,000      1/18/01          77%             1999             258,688         SF                    258,688             38
13,300,000      10/1/01          75%             2000             257,218         SF                    257,218             39
 7,900,000      6/1/01           74%           1981/1990          90,820          SF                     90,820             64
 6,600,000      1/16/01          68%           1941/1967          296,522         SF                    296,522             15
 3,700,000      3/1/01           76%             1984             49,811          SF                     49,811             56
 4,100,000      11/1/00          54%             1991             55,200          SF                     55,200             40
 2,510,000      6/1/01           72%             1980             27,180          SF                     27,180             67
 3,650,000      5/1/01           74%             1999               485         Lockers                  50,925            5,554
 7,550,000     11/27/00          74%             1986             66,508          SF                     66,508             84
 6,000,000      3/29/01          73%             2001             31,374          SF                     31,374             140

-----------------------------------------------------------------------------------------------------------------------------------
                                 72%
===================================================================================================================================

                                      OCCUPANCY                                                                             U/W
 APPRAISAL         OCCUPANCY            AS OF             U/W               U/W            U/W               U/W       REPLACEMENT
   VALUE            PERCENT              DATE           REVENUES         EXPENSES       CASH FLOW           DSCR         RESERVES
 ---------         ---------          ---------         --------         --------       ---------           ----       -----------
17,900,000            100%              7/25/01         2,212,558         666,769        1,453,422           1.31         33,719
13,000,000            100%              6/30/01         1,511,882         365,105        1,073,221           1.30         25,827
13,300,000            100%              6/30/01         1,496,074         333,678        1,090,491           1.32         25,722
 7,900,000            100%              6/30/01           862,199         158,463          681,957           1.33         18,164
 6,600,000            100%              5/31/01         2,177,452       1,566,037          502,013           1.25         83,026
 3,700,000            100%              7/25/01           482,178         154,822          294,394           1.28          7,472
 4,100,000            100%              5/15/01           523,966         122,198          346,814           1.52          8,280
 2,510,000            100%              7/13/01           261,560          47,564          201,720           1.26          5,436
 3,650,000             83%              6/21/01           505,000         148,725          351,172           1.53          5,103
 7,550,000             96%              8/22/01           920,315         264,590          609,699           1.25         22,613
 6,000,000            100%               5/7/01           636,945         136,950          470,347           1.26          5,527

-----------------------------------------------------------------------------------------------------------------------------------

===================================================================================================================================

    U/A                      MOST
REPLACEMENT                 RECENT                    MOST              MOST            MOST           MOST            MOST
  RESERVES                 STATEMENT                 RECENT            RECENT          RECENT         RECENT          RECENT
  PER UNIT                   TYPE                   END DATE          REVENUES        EXPENSES       CASH FLOW         DSCR
-----------                ---------                --------          --------        --------       ---------        ------
    0.15            Annualized Most Recent          6/30/2001         2,528,240        540,114       1,988,126         1.80
    0.10            Annualized Most Recent          6/30/2001         1,246,848                      1,246,848         1.51
    0.10            Annualized Most Recent          6/30/2001           939,492                        939,492         1.14
    0.20            Annualized Most Recent          5/31/2001           807,996         65,738         742,258         1.45
    0.28            Annualized Most Recent          6/30/2001         3,640,438      2,709,320         931,118         2.32
    0.15            Annualized Most Recent          4/30/2001           521,883        190,293         147,411         0.64
    0.15
    0.20            Annualized Most Recent          5/31/2001           283,445         25,272         245,674         1.54
   10.52                                                                503,936        115,326         383,507         1.67
    0.34            Annualized Most Recent          7/31/2001         1,039,747        270,561         746,573         1.53
    0.18

------------------------------------------------------------------------------------------------------------------------------

==============================================================================================================================

    U/A
REPLACEMENT                     FULL                  FULL              FULL           FULL            FULL
  RESERVES                      YEAR                  YEAR              YEAR           YEAR            YEAR
  PER UNIT                    END DATE              REVENUES          EXPENSES       CASH FLOW         DSCR
-----------                  ----------            ---------         ---------       ---------         ----
    0.15
    0.10                     12/31/2000            1,508,653           291,226       1,217,427         1.48
    0.10
    0.20                     12/31/2000              712,521            57,586         654,935         1.28
    0.28                     12/31/2000            2,278,625         1,426,694         820,441         2.04
    0.15                     12/30/2000              506,841           133,613         373,228         1.62
    0.15                     12/31/2000              585,000           126,982         449,739         1.97
    0.20                     12/31/2000              281,161            43,201         237,960         1.49
   10.52                     12/31/2000              305,033           103,330         196,600         0.86
    0.34                     12/31/2000              848,556           263,019         547,390         1.12
    0.18

-------------------------------------------------------------------------------------------------------------

=============================================================================================================

                                                                                                          SECOND          SECOND
                                        LARGEST     LARGEST                                   SECOND      LAREST          LARGEST
                             LARGEST     TENANT      TENANT                                  LARGEST      TENANT          TENANT
                             TENANT       % OF       LEASE                                    TENANT       % OF            LEASE
                             LEASED      TOTAL      EXPIRA-                                   LEASED       TOTAL          EXPIRA-
LARGEST TENANT                 SF         SF          TION        SECOND LARGEST TENANT         SF           SF            TION
--------------               ------     -------     -------       ---------------------      -------      ------          -------
Orange County               144,792       64%      11/30/2010     Gold Coast Baking           80,000        36%          7/31/2009
Gateway Companies, Inc.     258,268      100%      8/31/2009
Gateway Companies, Inc.     257,218      100%      1/31/2011
Powerware                    90,820      100%      3/1/2012
Lorro Manufacturing Inc.    190,118       64%       6/30/2004     JSP International, Inc.    106,404        36%          6/30/2004
Restaurant Connections       10,188       20%       2/28/2006     Hot Products, Inc.Com        8,500        17%          2/28/2002
Sidmak Labs                  55,200      100%      3/31/2006
Mat Parcel Express           22,320       82%       6/30/2005     Mach I                       3,180        12%          4/30/2002

Manahattan Marketplace       26,675       40%      12/31/2009     Lu's Plaza Hall             10,957        16%          4/30/2010
Realty Management, Inc.      12,077       38%       1/31/2016     RMI Management LLC-HOA       8,309        26%          1/31/2014

-------------------------------------------------------------------------------------------------------------------------------

===============================================================================================================================

                    PREPAYMENT LOCK-OUT/PREPAYMENT ANALYSIS
                   BASED ON OUTSTANDING PRINCIPAL BALANCE(1)
                               ALL MORTGAGE LOANS

                                      NOV-01      NOV-02      NOV-03      NOV-04      NOV-05      NOV-06      NOV-07     NOV-08
                                     ---------   ---------   ---------   ---------   ---------   ---------   ---------   -------
Locked Out.........................     100.00%     100.00%      99.93%      93.65%      93.40%      95.88%      95.89%    95.87%
Yield Maintenance..................       0.00        0.00        0.07        6.35        6.60        4.12        4.11      3.74

No Penalty.........................       0.00        0.00        0.00        0.00        0.00        0.00        0.00      0.40
                                     ---------   ---------   ---------   ---------   ---------   ---------   ---------   -------
Total..............................     100.00%     100.00%     100.00%     100.00%     100.00%     100.00%     100.00%   100.00%
                                     =========   =========   =========   =========   =========   =========   =========   =======
Total Beginning Balance (in
 millions).........................  $1,136.73   $1,127.49   $1,116.95   $1,104.66   $1,091.02   $1,033.36   $1,018.08   $995.11
Percent of Initial Balance.........     100.00%      99.19%      98.26%      97.18%      95.98%      90.91%      89.56%    87.54%

                                     NOV-09    NOV-10    NOV-11    NOV-12    NOV-13
                                     -------   -------   -------   -------   -------
Locked Out.........................    96.28%    89.75%   100.00%   100.00%     0.00%
Yield Maintenance..................     3.72      0.25      0.00       0.0      0.00
No Penalty.........................     0.00     10.00      0.00      0.00      0.00
                                     -------   -------   -------   -------   -------
Total..............................   100.00%   100.00%   100.00%   100.00%     0.00%
                                     =======   =======   =======   =======   =======
Total Beginning Balance (in
 millions).........................  $961.80   $866.74   $ 46.31   $ 43.58   $  0.00
Percent of Initial Balance.........    84.61%    76.25%     4.07%     3.83%     0.00%

(1) Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage Loans, (except that an ARD Loan will be repaid in full on its Anticipated Repayment
    Date), if any.

                                 PROPERTY TYPE

                                                           % OF         WEIGHTED                      WEIGHTED
                         NUMBER OF      AGGREGATE        INITIAL        AVERAGE        MIN/MAX        AVERAGE        MIN/MAX
                         MORTGAGED     CUT-OFF DATE        POOL       UNDERWRITING   UNDERWRITING   CUT-OFF DATE   CUT-OFF DATE
   PROPERTY TYPE(1)      PROPERTIES      BALANCE         BALANCE          DSCR           DSCR        LTV RATIO      LTV RATIO
   ----------------      ----------   --------------   ------------   ------------   ------------   ------------   ------------
Multifamily............      49       $  427,770,568       37.6%          1.36x       1.20x/2.23x       73.0%       43.2%/80.0%
Retail.................      61          382,894,238       33.7           1.33x       1.00x/2.11x       72.8%       48.3%/81.1%
    Anchored...........      37          277,744,577       24.4           1.35x       1.20x/2.11x       73.4%       48.3%/81.1%
    Unanchored(2)......      18           59,243,784        5.2           1.29x       1.00x/1.62x       69.0%       55.4%/74.6%
    Shadow Anchored....       6           45,905,876        4.0           1.28x       1.25x/1.38x       73.8%       68.2%/79.5%
Office.................      19          196,160,876       17.3           1.34x       1.24x/1.53x       69.3%       56.6%/77.9%
Industrial.............      12           93,559,485        8.2           1.29x       1.20x/1.52x       75.0%       54.5%/79.9%
Hotel..................       3           23,651,146        2.1           1.55x       1.35x/1.90x       69.0%       59.0%/74.4%
Mixed Use..............       2           10,001,016        0.9           1.25x       1.25x/1.26x       73.8%       73.1%/74.4%
Self Storage...........       1            2,693,832        0.2           1.53x       1.53x/1.53x       73.8%       73.8%/73.8%
                            ---       --------------      -----
  Total/Weighted Avg...     147       $1,136,731,161      100.0%          1.34x       1.00x/2.23x       72.4%       43.2%/81.1%
                            ===       ==============      =====

                         WEIGHTED
                         AVERAGE
                         MORTGAGE
   PROPERTY TYPE(1)        RATE
   ----------------      --------
Multifamily............   7.298%
Retail.................   7.496%
    Anchored...........   7.461%
    Unanchored(2)......   7.622%
    Shadow Anchored....   7.543%
Office.................   7.440%
Industrial.............   7.497%
Hotel..................   8.192%
Mixed Use..............   7.725%
Self Storage...........   7.620%
  Total/Weighted Avg...   7.429%

---------------

(1) For Mortgage Loans secured by multiple properties, the Cut-off Date Balance is allocated based on an individual property's appraised value as a percentage of the total appraised value of all of the related Mortgaged Properties.
(2) Includes 8 Credit Lease Loans, representing 1.3% of the Initial Pool
    Balance.

                             CUT-OFF DATE BALANCES

                                                                         % OF         WEIGHTED       WEIGHTED     WEIGHTED
               RANGE OF                 NUMBER OF     AGGREGATE        INITIAL        AVERAGE        AVERAGE      AVERAGE
             CUT-OFF DATE               MORTGAGE     CUT-OFF DATE        POOL       UNDERWRITING   CUT-OFF DATE   MORTGAGE
               BALANCES                   LOANS        BALANCE         BALANCE          DSCR        LTV RATIO       RATE
             ------------               ---------   --------------   ------------   ------------   ------------   --------
   $808,815 --    $999,999............       1      $      808,815        0.1%         1.23x           64.7%       8.750%
 $1,000,000 --  $1,999,999............      19          30,650,125        2.7          1.23x           70.6%       7.616%
 $2,000,000 --  $2,999,999............      18          44,522,478        3.9          1.43x           65.2%       7.558%
 $3,000,000 --  $3,999,999............      11          39,691,145        3.5          1.31x           74.0%       7.566%
 $4,000,000 --  $4,999,999............      10          44,985,894        4.0          1.33x           71.8%       7.420%
 $5,000,000 --  $7,499,999............      22         134,971,008       11.9          1.38x           69.9%       7.618%
 $7,500,000 --  $9,999,999............      22         197,092,599       17.3          1.33x           73.1%       7.512%
$10,000,000 -- $14,999,999............      17         204,882,649       18.0          1.34x           74.3%       7.392%
$15,000,000 -- $19,999,999............      11         192,896,852       17.0          1.43x           70.4%       7.198%
$20,000,000 -- $29,999,999............       6         149,079,521       13.1          1.26x           77.0%       7.412%
$30,000,000 -- $35,207,177............       3          97,150,074        8.5          1.32x           70.9%       7.373%
                                           ---      --------------      -----
                                           140      $1,136,731,161      100.0%         1.34x           72.4%       7.429%
                                           ===      ==============      =====

                            GEOGRAPHIC DISTRIBUTION

                                       NUMBER                       % OF       WEIGHTED       WEIGHTED     WEIGHTED
                                         OF         AGGREGATE      INITIAL     AVERAGE        AVERAGE      AVERAGE
                                     MORTGAGED     CUT-OFF DATE     POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
       PROPERTY LOCATION(1)          PROPERTIES      BALANCE       BALANCE       DSCR        LTV RATIO       RATE
       --------------------          ----------   --------------   -------   ------------   ------------   --------
CA.................................      22       $  221,189,768     19.5%       1.36x          71.4%       7.341%
  Northern(2)......................      11          130,155,888     11.5        1.37x          70.5%       7.262%
  Southern(2)......................      11           91,033,880      8.0        1.34x          72.6%       7.455%
NV.................................       9          102,463,356      9.0        1.28x          77.3%       7.219%
VA.................................      11           96,983,532      8.5        1.41x          71.3%       7.352%
TX.................................      13           93,035,050      8.2        1.35x          71.9%       7.324%
FL.................................      14           76,135,848      6.7        1.47x          70.6%       7.567%
NC.................................       8           66,253,997      5.8        1.43x          69.1%       7.289%
MI.................................      14           57,542,112      5.1        1.22x          74.3%       7.517%
MA.................................       6           55,005,094      4.8        1.30x          73.4%       7.630%
GA.................................       4           46,814,044      4.1        1.28x          75.6%       7.371%
NY.................................       3           39,766,371      3.5        1.29x          64.3%       7.623%
MO.................................       2           28,190,856      2.5        1.22x          79.9%       7.158%
NJ.................................       4           23,845,375      2.1        1.27x          69.4%       8.308%
PA.................................       3           23,644,641      2.1        1.36x          71.4%       7.586%
WI.................................       4           22,835,212      2.0        1.34x          73.4%       7.432%
OH.................................       2           21,770,674      1.9        1.44x          70.5%       7.446%
MD.................................       2           14,792,447      1.3        1.34x          79.6%       7.216%
ID.................................       2           14,351,532      1.3        1.27x          74.6%       7.630%
AZ.................................       4           14,126,957      1.2        1.51x          56.8%       7.381%
AL.................................       2           13,503,082      1.2        1.27x          77.6%       7.865%
RI.................................       1           12,981,515      1.1        1.23x          81.1%       7.080%
DC.................................       1           12,968,266      1.1        1.29x          79.1%       7.390%
CO.................................       2           12,924,854      1.1        1.43x          70.7%       8.298%
CT.................................       2           11,712,192      1.0        1.39x          73.0%       7.394%
SC.................................       1            9,406,768      0.8        1.38x          73.8%       7.130%
MS.................................       1            7,500,000      0.7        1.59x          70.1%       7.440%
OR.................................       1            7,355,969      0.6        1.26x          77.9%       7.367%
DE.................................       1            6,797,922      0.6        1.25x          73.1%       8.327%
WA.................................       2            6,762,862      0.6        1.41x          63.0%       7.567%
LA.................................       1            6,275,547      0.6        1.25x          60.9%       7.600%
WY.................................       1            3,748,274      0.3        1.21x          79.8%       7.510%
OK.................................       2            3,659,860      0.3        1.23x          75.5%       7.831%
IL.................................       1            1,370,439      0.1        1.36x          75.1%       7.275%
TN.................................       1            1,016,745      0.1        1.25x          74.8%       8.000%
                                        ---       --------------    -----
Total/Weighted Average.............     147       $1,136,731,161    100.0%       1.34x          72.4%       7.429%
                                        ===       ==============    =====

---------------

(1) States or counties in which the respective Mortgaged Properties are located. For Mortgage Loans secured by multiple properties, the Cut-off Date Balance is allocated based on an individual property's appraised value as a percentage of the total appraised value of all of the related Mortgaged Properties.

(2) For purposes of determining whether a Mortgaged Property is located in Northern California or Southern California, Mortgaged Properties located north of San Luis Obispo County, Kern County and San Bernardino County were included in Northern California and Mortgaged Properties located in and south of such counties were included in Southern California.

                    UNDERWRITING DEBT SERVICE COVERAGE RATIO

                                                             % OF       WEIGHTED       WEIGHTED     WEIGHTED
          RANGE OF             NUMBER OF     AGGREGATE      INITIAL     AVERAGE        AVERAGE      AVERAGE
        UNDERWRITING           MORTGAGE     CUT-OFF DATE     POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
            DSCRS                LOANS        BALANCE       BALANCE       DSCR        LTV RATIO       RATE
        ------------           ---------   --------------   -------   ------------   ------------   --------
1.00x -- 1.19x...............       9      $   16,157,854      1.4%       1.02x          70.8%       7.268%
1.20x -- 1.24x...............      19         179,999,040     15.8        1.21x          77.7%       7.425%
1.25x -- 1.29x...............      41         377,395,803     33.2        1.26x          74.5%       7.556%
1.30x -- 1.34x...............      18         145,605,515     12.8        1.32x          72.6%       7.509%
1.35x -- 1.39x...............      19         161,196,008     14.2        1.37x          72.8%       7.332%
1.40x -- 1.49x...............      13         115,455,296     10.2        1.44x          70.1%       7.448%
1.50x -- 1.59x...............      10          63,779,043      5.6        1.54x          67.1%       7.185%
1.60x -- 1.69x...............       7          47,661,335      4.2        1.63x          60.1%       6.969%
1.90x -- 1.99x...............       1           6,233,538      0.5        1.90x          59.0%       8.200%
2.00x -- 2.23x...............       3          23,247,728      2.0        2.12x          48.4%       6.972%
                                  ---      --------------    -----
Total/Wtd Avg................     140      $1,136,731,161    100.0%       1.34x          72.4%       7.429%
                                  ===      ==============    =====

                        CUT-OFF DATE LOAN-TO-VALUE RATIO

                                                             % OF       WEIGHTED       WEIGHTED     WEIGHTED
          RANGE OF             NUMBER OF     AGGREGATE      INITIAL     AVERAGE        AVERAGE      AVERAGE
        CUT-OFF DATE           MORTGAGE     CUT-OFF DATE     POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
        LTV RATIO(S)             LOANS        BALANCE       BALANCE       DSCR        LTV RATIO       RATE
        ------------           ---------   --------------   -------   ------------   ------------   --------
43.2% -- 49.9%...............       4      $   34,563,171      3.0%       1.94x          47.7%       7.006%
50.0% -- 59.9%...............       5          16,177,269      1.4        1.71x          56.7%       7.904%
60.0% -- 64.9%...............      11          67,411,598      5.9        1.35x          63.1%       7.554%
65.0% -- 69.9%...............      35         270,660,918     23.8        1.40x          68.0%       7.300%
70.0% -- 74.9%...............      46         351,508,764     30.9        1.31x          73.2%       7.560%
75.0% -- 79.9%...............      35         340,147,927     29.9        1.28x          78.7%       7.450%
80.0% -- 81.1%...............       4          56,261,515      4.9        1.22x          80.3%       7.065%
                                  ---      --------------    -----
Total/Wtd Avg................     140      $1,136,731,161    100.0%       1.34x          72.4%       7.429%
                                  ===      ==============    =====

                      MATURITY DATE LOAN-TO-VALUE RATIO(1)

                                                                                       WEIGHTED
                                                             % OF       WEIGHTED       AVERAGE      WEIGHTED
          RANGE OF             NUMBER OF     AGGREGATE      INITIAL     AVERAGE        MATURITY     AVERAGE
        MATURITY DATE          MORTGAGE     CUT-OFF DATE     POOL     UNDERWRITING       DATE       MORTGAGE
       LTV RATIO(S)(1)           LOANS        BALANCE       BALANCE       DSCR        LTV RATIO       RATE
       ---------------         ---------   --------------   -------   ------------   ------------   --------
 0.0% -- 24.9%...............       8      $   14,527,294      1.3%       1.00x           0.0%       7.135%
25.0% -- 49.9%...............      12          60,690,151      5.3        1.78x          44.5%       7.309%
50.0% -- 59.9%...............      22         146,688,971     12.9        1.41x          57.6%       7.402%
60.0% -- 64.9%...............      36         335,693,053     29.5        1.36x          62.5%       7.409%
65.0% -- 69.9%...............      33         301,474,226     26.5        1.30x          67.3%       7.411%
70.0% -- 74.9%...............      25         250,910,935     22.1        1.26x          71.2%       7.442%
75.0% -- 78.2%...............       4          26,746,530      2.4        1.25x          76.9%       8.327%
                                  ---      --------------    -----
Total/Wtd Avg................     140      $1,136,731,161    100.0%       1.34x          63.6%       7.429%
                                  ===      ==============    =====

---------------

(1) With respect to the ARD Loans, the Maturity Date Loan-to-Value Ratio was calculated as of the related Anticipated Repayment Date.

                                 MORTGAGE RATES

                                                                     % OF       WEIGHTED       WEIGHTED     WEIGHTED
          RANGE OF                     NUMBER OF     AGGREGATE      INITIAL     AVERAGE        AVERAGE      AVERAGE
          MORTGAGE                     MORTGAGE     CUT-OFF DATE     POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
           RATES                         LOANS        BALANCE       BALANCE       DSCR        LTV RATIO       RATE
          --------                     ---------   --------------   -------   ------------   ------------   --------
 6.600% --  6.999%..................        7      $   85,450,523      7.5%       1.57x          66.7%       6.792%
 7.000% --  7.249%..................       27         221,469,822     19.5        1.34x          73.0%       7.125%
 7.250% --  7.499%..................       46         430,125,895     37.8        1.35x          72.6%       7.360%
 7.500% --  7.749%..................       32         263,086,198     23.1        1.28x          73.5%       7.615%
 7.750% --  7.999%..................        6          34,368,876      3.0        1.31x          75.7%       7.825%
 8.000% --  8.499%..................       16          87,140,923      7.7        1.34x          70.1%       8.232%
 8.500% --  8.990%..................        6          15,088,925      1.3        1.24x          73.9%       8.642%
                                          ---      --------------    -----
Total/Wtd Avg                             140      $1,136,731,161    100.0%       1.34x          72.4%       7.429%
                                          ===      ==============    =====

                           ORIGINAL TERM TO MATURITY

                                                                   % OF       WEIGHTED       WEIGHTED     WEIGHTED
           ORIGINAL TERM             NUMBER OF     AGGREGATE      INITIAL     AVERAGE        AVERAGE      AVERAGE
            TO MATURITY              MORTGAGE     CUT-OFF DATE     POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
            (MONTHS)(1)                LOANS        BALANCE       BALANCE       DSCR        LTV RATIO       RATE
           -------------             ---------   --------------   -------   ------------   ------------   --------
60 -- 83...........................       4      $   45,216,167      4.0%       1.40x          67.9%       7.319%
84 -- 99...........................       3          17,610,937      1.5        1.27x          71.6%       7.809%
100 -- 120.........................     122       1,003,976,314     88.3        1.35x          72.5%       7.429%
121 -- 179.........................      11          69,927,744      6.2        1.25x          73.3%       7.402%
                                        ---      --------------    -----
Total/Wtd Avg                           140      $1,136,731,161    100.0%       1.34x          72.4%       7.429%
                                        ===      ==============    =====

---------------
(1) With respect to the ARD Loans, the Original Term to Maturity was calculated as of the Anticipated Repayment Date.

                           ORIGINAL AMORTIZATION TERM

             ORIGINAL                                              % OF       WEIGHTED       WEIGHTED     WEIGHTED
           AMORTIZATION              NUMBER OF     AGGREGATE      INITIAL     AVERAGE        AVERAGE      AVERAGE
               TERM                  MORTGAGE     CUT-OFF DATE     POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
            (MONTHS)(1)                LOANS        BALANCE       BALANCE       DSCR        LTV RATIO       RATE
           ------------              ---------   --------------   -------   ------------   ------------   --------
Interest Only......................       1      $   18,480,000      1.6%       2.11x          48.3%       6.910%
144 -- 179.........................       8          14,527,294      1.3        1.00x          70.5%       7.135%
180 -- 239.........................       3           7,621,207      0.7        1.32x          64.0%       7.799%
240 -- 299.........................       7          42,670,243      3.8        1.28x          69.7%       8.192%
300 -- 359.........................      14         105,845,318      9.3        1.36x          69.6%       7.751%
360................................     107         947,587,099     83.4        1.34x          73.4%       7.370%
                                        ---      --------------    -----
Total/Wtd Avg......................     140      $1,136,731,161    100.0%       1.34x          72.4%       7.429%
                                        ===      ==============    =====

---------------
(1) For Mortgage Loans which accrue interest on the basis of actual days elapsed during each calendar month and a 360-day year, the amortization term is the term in which the loan would amortize if interest paid on the basis of a 30-day month and a 360-day year. The actual amortization term would be longer.

                         REMAINING TERM TO MATURITY(1)

        RANGE OF
       REMAINING                                             % OF       WEIGHTED       WEIGHTED     WEIGHTED
        TERMS TO               NUMBER OF     AGGREGATE      INITIAL     AVERAGE        AVERAGE      AVERAGE
        MATURITY               MORTGAGE     CUT-OFF DATE     POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
        (MONTHS)                 LOANS        BALANCE       BALANCE       DSCR        LTV RATIO       RATE
       ---------               ---------   --------------   -------   ------------   ------------   --------
54 -- 59.....................       3      $   15,216,167      1.3%       1.27x          67.2%       7.456%
60 -- 79.....................       1          30,000,000      2.6        1.46x          68.2%       7.250%
80 -- 99.....................       8          25,189,245      2.2        1.27x          70.7%       8.087%
100 -- 109...................      12          88,672,353      7.8        1.32x          72.6%       8.112%
110 -- 119...................     106         912,857,325     80.3        1.36x          72.4%       7.349%
140 -- 143...................      10          64,796,070      5.7        1.21x          75.3%       7.434%
                                  ---      --------------    -----
Total/Wtd Avg................     140      $1,136,731,161    100.0%       1.34x          72.4%       7.429%
                                  ===      ==============    =====

---------------

(1) With respect to the ARD Loans, the Remaining Term to Maturity was calculated as of the related Anticipated Repayment Date.

                      REMAINING STATED AMORTIZATION TERMS

       REMAINING                                             % OF       WEIGHTED       WEIGHTED     WEIGHTED
         STATED                NUMBER OF     AGGREGATE      INITIAL     AVERAGE        AVERAGE      AVERAGE
      AMORTIZATION             MORTGAGE     CUT-OFF DATE     POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
     TERMS (MONTHS)              LOANS        BALANCE       BALANCE       DSCR        LTV RATIO       RATE
     --------------            ---------   --------------   -------   ------------   ------------   --------
Interest Only................       1      $   18,480,000      1.6%       2.11x          48.3%       6.910%
1 -- 149.....................       8          14,527,294      1.3        1.00x          70.5%       7.135%
150 -- 174...................       2           5,328,986      0.5        1.37x          61.2%       7.700%
225 -- 249...................       3           9,679,169      0.9        1.37x          63.2%       7.663%
250 -- 274...................       4           6,769,494      0.6        1.28x          69.2%       8.731%
275 -- 299...................      13          85,296,222      7.5        1.34x          70.9%       8.014%
325 -- 349...................       6          45,415,586      4.0        1.34x          77.8%       7.866%
350 -- 360...................     103         951,234,410     83.7        1.34x          72.9%       7.357%
                                  ---      --------------    -----
Total/Wtd Avg................     140      $1,136,731,161    100.0%       1.34x          72.4%       7.429%
                                  ===      ==============    =====

                                   SEASONING

                                                              % OF       WEIGHTED       WEIGHTED     WEIGHTED
                                NUMBER OF     AGGREGATE      INITIAL     AVERAGE        AVERAGE      AVERAGE
        SEASONING               MORTGAGE     CUT-OFF DATE     POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
        (MONTHS)                  LOANS        BALANCE       BALANCE       DSCR        LTV RATIO       RATE
        ---------               ---------   --------------   -------   ------------   ------------   --------
0 -- 12 (1)...................     127      $1,074,088,512     94.5%       1.35x          72.4%       7.374%
13 -- 24......................       8          55,064,341      4.8        1.33x          71.9%       8.320%
25 -- 30......................       5           7,578,308      0.7        1.28x          68.7%       8.733%
                                   ---      --------------    -----
Total/Wtd Avg.................     140      $1,136,731,161    100.0%       1.34x          72.4%       7.429%
                                   ===      ==============    =====

---------------

(1) For Mortgage Loan Nos. 825999525, 825999528 and 825999527, the indicated seasoning is based upon the dates on which the AB Mortgage Loans were split from the related Companion Loans; however, such loans were initially originated on April 23, 1998, July 22, 1998 and September 4, 1998, respectively. For Mortgage Loan Nos. 825114191, 825999655, 825999802,
    835300003 and 835300002, the indicated seasoning is based upon the dates on which the Senior Components of the Component Mortgage Loans were deemed to be split from the related Subordinate Components of such Component Mortgage Loans. Such Component Mortgage Loans were initially originated on July 22, 1998, July 30, 1998, September 29, 1998, February 25, 1999 and February 26, 1999, respectively. See "Description of the Mortgage Pool -- AB Mortgage Loans" and "-- Component Mortgage Loans" in this prospectus supplement. With respect to Mortgage Loan No. 255999897, the indicated seasoning is based upon the date on which such loan was amended (such Mortgage Loan was initially originated on September 24, 1998).

                           YEAR OF MORTGAGE MATURITY

                                                             % OF       WEIGHTED       WEIGHTED     WEIGHTED
                               NUMBER OF     AGGREGATE      INITIAL     AVERAGE        AVERAGE      AVERAGE
           YEAR OF             MORTGAGE     CUT-OFF DATE     POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
         MATURITY(1)             LOANS        BALANCE       BALANCE       DSCR        LTV RATIO       RATE
         -----------           ---------   --------------   -------   ------------   ------------   --------
2006.........................       4      $   45,216,167      4.0%       1.40x          67.9%       7.319%
2008.........................       2           7,626,084      0.7        1.32x          73.3%       7.375%
2009.........................       6          17,563,162      1.5        1.25x          69.6%       8.396%
2010.........................      12          88,672,353      7.8        1.32x          72.6%       8.112%
2011.........................     106         912,857,325     80.3        1.36x          72.4%       7.349%
2013.........................      10          64,796,070      5.7        1.21x          75.3%       7.434%
                                  ---      --------------    -----
Total/Wtd Avg................     140      $1,136,731,161    100.0%       1.34x          72.4%       7.429%
                                  ===      ==============    =====

---------------
(1) With respect to the ARD Loans, the year of mortgage maturity was calculated as of the year of the Anticipated Repayment Date.

                                     ANNEX B

          CAPITAL IMPROVEMENT, REPLACEMENT RESERVE AND ESCROW ACCOUNTS

                                                                                INITIAL       CURRENT
                                                                                DEPOSIT       BALANCE     INITIAL       ANNUAL
                                                                               TO CAPITAL   IN CAPITAL   DEPOSIT TO   DEPOSIT TO
           LOAN                                                   PROPERTY    IMPROVEMENT   IMPROVEMENT  REPLACEMENT  REPLACEMENT
SEQUENCE  NUMBER       PROPERTY NAME                                TYPE        RESERVES      RESERVES    RESERVES     RESERVES
---------------------------------------------------------------------------------------------------------------------------------
  A1     265950680   Paces Cove Apartments                      Multifamily                                              82,000
  A2     265950685   Tradewinds Apartments                      Multifamily                                              71,000
  A3     265950683   Deerfield Apartments                       Multifamily                                              51,000
  A4     265950684   Meadow Creek Apartments                    Multifamily                                              62,500
  A5     265950679   Main Park Apartments                       Multifamily       12,000       12,044                    48,000
  A6     265950678   Cottonwood Crossing Apartments             Multifamily        5,000        5,004                    50,000
  A7     265950682   Pinnacle Ridge Apartments                  Multifamily        6,000        6,005                    41,500
  A8     265950681   Wildwood Apartments                        Multifamily                                              30,000
  B1       52231     Savannah Apartments                        Multifamily                                             117,056
  B2       54811     RCA - Fountains at Smoke Ranch             Multifamily      111,500                                116,000
  A9     502694004   The Colleges at LaRue Apartments           Multifamily
  B3       55090     Boulder Springs Apartments                 Multifamily                                              24,900
  B4       55312     G&K Portfolio 1 Group A (Roll-Up)          Multifamily                                              55,042
  A10    265950669   Old Buckingham Station Apartments          Multifamily                                              90,000
  B5       55503     G&K Portfolio 1 Group C (Roll-Up)          Multifamily                    35,168                    36,048
  A11    502692702   Waterview Apartments                       Multifamily       35,655       35,655                    52,358
  A12    265950691   The Regent Apartments                      Multifamily                                              13,250
  B6       53074     Willows Apartments                         Multifamily       13,750                    63,200       88,000
  B7       54819     RCA - Waters at Champions Apartments       Multifamily      175,500                                 70,800
  A13    502684101   Woods on La Monte Apartments               Multifamily      172,469      172,469                   142,839
  A14    265330822   Longfellow Court Apartments                Multifamily
  B8       54990     RCA - Villa Cordova Apartments             Multifamily       80,875                                 72,000
  B9       55637     Warren Place Apartments                    Multifamily                                              23,940
  B10      53418     Hyde Park Apartments                       Multifamily      512,150       16,261                    71,496
  A15    265950667   Amberwood Apartments                       Multifamily
  A16    502700404   The Madison                                Multifamily                                              53,900
  B11      53415     Fox Ridge Apartments                       Multifamily       91,313        9,936                    61,500
  B12      54818     RCA - Waters at Kirkwood Apartments        Multifamily       53,125                                 63,800
  A17    265950618   Sterling University Terrace                Multifamily                                              39,000
  B13      53419     Iroquois Apartments                        Multifamily                                              33,250
  B14      53442     Woodacres Apartments                       Multifamily        1,875                                 44,496
  B15    100000212   Wren's Crossing Apartments                 Multifamily        3,375                                 54,888
  A18    265950688   Terrace View Apartments Phase 1,2,3 & 9    Multifamily       13,204       13,204                    60,250
  A19    265950689   Terrace View Apartments Phases 5 & 7       Multifamily        8,813        8,813                    52,250
  B16      55016     Players Club Apartments                    Multifamily       66,750                                 23,100
  A20    265950690   North Arch Village Apartments              Multifamily       17,750       17,750                    32,000
  A21    265950469   Caldwell Village Apartments                Multifamily       10,000                                 36,250
  B17      53437     Village Green                              Multifamily       16,575                                 22,000
  A22    265950687   Terrace View Apartments Phase 4            Multifamily        6,656        6,656                    30,000
  A23    265950664   Oaktown Apartments                         Multifamily         294           294                    40,000
  A24    265950686   Terrace View Apartments Phase 8            Multifamily        5,613        5,613                    22,250
  A25    502685001   212-214 West 104th Street                  Multifamily                    15,133                     5,500
  A26    502700902   Sunpointe Apartments                       Multifamily      126,549      127,174                    33,110
  A27    265950610   Woodlawn House Apartments                  Multifamily       75,173       75,173       35,568
  A28    502700403   Belleair Towers                            Multifamily                                              21,896
  A29    265950464   Floral Gardens Apartments                  Multifamily        3,513                                 14,000
  B18    820010304   Clobertin Court Apartments                 Multifamily       42,500                                 14,168


   CURRENT                            INITIAL          ANNUAL          CURRENT
  BALANCE IN          TAX AND         DEPOSIT          DEPOSIT         BALANCE
 REPLACEMENT         INSURANCE       TO TI/LC         TO TI/LC        IN TI/LC         REPORT
   RESERVES            ESCROW         ESCROW           ESCROW          ESCROW           DATE
-----------------------------------------------------------------------------------------------
    15,634           Tax only                                                          10/25/01
    12,914           Tax only                                                          10/25/01
    10,498             Yes                                                             10/25/01
    15,638           Tax only                                                          10/25/01
    12,003           Tax only                                                          10/25/01
    12,503           Tax only                                                          10/25/01
    10,378           Tax only                                                          10/25/01
     4,808           Tax only                                                          10/25/01
    68,862             Yes                                                             10/25/01
        12             Yes                                                             10/25/01
                     Insurance                                                         10/25/01
     2,075             Yes                                                             10/25/01
                       Yes                                                             10/25/01
    22,500             Yes                                                             10/25/01
                       Yes                                                             10/25/01
     4,363           Tax only                                                          10/25/01
     3,313             Yes                                                             10/25/01
   104,723             Yes                                                             10/25/01
     2,123             Yes                                                             10/25/01
    35,751             Yes                                                             10/25/01
    48,693             Yes                                                             10/25/01
       665             Yes                                                             10/25/01
     1,995             Yes                                                             10/25/01
    36,618           Tax only                                                          10/25/01
                       Yes                                                             10/25/01
    13,478             Yes                                                             10/25/01
   108,437           Tax only                                                          10/25/01
     5,620             Yes                                                             10/25/01
    16,281           Tax only                                                          10/25/01
    84,324           Tax only                                                          10/25/01
    37,493           Tax only                                                          10/25/01
    18,859             Yes                                                             10/26/01
    15,575             Yes                                                             10/25/01
    13,065             Yes                                                             10/25/01
     9,676             Yes                                                             10/25/01
     8,002             Yes                                                             10/25/01
    20,813             Yes                                                             10/25/01
    51,684           Tax only                                                          10/25/01
     7,502             Yes                                                             10/25/01
    13,347           Tax only                                                          10/25/01
     5,001             Yes                                                             10/25/01
     1,375             Yes                                                             10/25/01
     5,519             Yes                                                             10/25/01
    35,798           Tax only                                                          10/25/01
     5,475             Yes                                                             10/25/01
     8,173             Yes                                                             10/25/01
     4,773             Yes                                                             10/26/01

                                                                                INITIAL       CURRENT
                                                                                DEPOSIT       BALANCE     INITIAL       ANNUAL
                                                                               TO CAPITAL   IN CAPITAL   DEPOSIT TO   DEPOSIT TO
           LOAN                                                   PROPERTY    IMPROVEMENT   IMPROVEMENT  REPLACEMENT  REPLACEMENT
SEQUENCE  NUMBER       PROPERTY NAME                                TYPE        RESERVES      RESERVES    RESERVES     RESERVES
---------------------------------------------------------------------------------------------------------------------------------
  B19      53328     The Commons at Temecula                       Retail                                                20,448
  A30    265950638   Wilsontown Shopping Center                    Retail                                                23,042
  B20      54833     BVT Retail Portfolio (Roll-Up)                Retail         15,406
  A31    265950539   Rio Hill Shopping Center                      Retail                                                34,597
  A32    255999897   Monroe Mall                                   Retail        259,915                                 85,224
  B21      53656     Oaks Square Shopping Center                   Retail                                                11,935
  A33    502694206   Fashion Crossing                              Retail          9,541        9,541                    10,489
  B22      55187     Sharon Corners Shopping Center                Retail         92,750                                 21,125
  A34    502704705   Aquidneck Shopping Centre                     Retail                      93,561                    23,030
  A35    265950570   Stockdale Village Shopping Center             Retail          7,250
  B23      53489     Shops on the Circle                           Retail                                                14,914
  A36    502695401   Sahara Town Center                            Retail          4,250                       748        8,978
  B24      54229     Chapel Hill Commons                           Retail                                                12,000
  A37    265950426   South Bay Plaza                               Retail        109,688      109,688                    28,332
  B25      55186     Gravois Dillon Plaza                          Retail
  A38    265950596   Eastern Marketplace - Retail Inline           Retail                                                 5,662
  A39    265950509   Northchase Plaza Shopping Center              Retail                                                 7,701
  A40    265950363   Dublin Plaza                                  Retail          4,125                                 15,503
  B26      52578     Gulfgate Court Shopping Center                Retail                                                 7,896
  A41    502704602   Suntree Square                                Retail         21,138       21,138                     9,019
  A42    502694104   Sherman Oaks Town Center                      Retail          7,068        7,073                    13,438
  A43    502691106   Rancho Penasquitos Towne Centre II            Retail                                                10,695
  B27      54727     Stop & Shop/ TJ Maxx Plaza - Clinton, CT      Retail                      13,273
  A44    265950598   Eastern Marketplace - Retail Pads             Retail                                      212        1,270
  B28      54013     Twelve Oaks Plaza Shopping Center             Retail         71,463                                 17,529
  A45    265950535   Rainbow Plaza                                 Retail         27,278       27,445                    11,030
  A46    265950510   777 Connecticut Avenue                        Retail                                                 2,763
  A47    265950504   Club Haven Shopping Center                    Retail         19,950       19,950                    10,184
  A48    265330767   Shopko Plaza                                  Retail          3,188                                  8,959
  B29    415000243   Valley Mack Plaza                             Retail                                                 6,417
  B30      54863     Walgreens - Saginaw & Coolidge                Retail                     147,878                       907
  B31      55000     Walgreens - Cheyenne (Store No.5838)          Retail
  B32      54858     Walgreens - Milwaukee Street                  Retail                                                 1,251
  B33    240010313   Best Buy - Crossroads                         Retail                                                 3,013
  B34      54836     Highland Crossing Shopping Center             Retail                                                 6,795
  B35      54859     Walgreens - Liberty Road                      Retail                                                 1,016
  B36      53507     Atascocita Town Retail Center                 Retail                                                 9,492
  B37    502691906   El Monte Shopping Center                      Retail
  B38    502705901   Sterling Jewelers                             Retail
  B39      51976     Korea Town Plaza                              Retail         38,500                       618        7,413
  A49    265950447   Orchard Retail Center                         Retail                                                 1,575
  A50    825114191   Rite Aid Northporte Bay City                  Retail                                                 3,318
  B40    825999802   Rite Aid Aarmax Gratiot 15                    Retail                                                 3,318
  A51      54558     Walgreens - Tulsa, OK                         Retail
  A52    835300003   Rite Aid Clinton Township                     Retail                                                 3,354
  A53      51936     Chicopee Shopping Center                      Retail
  B41    265950663   Fiesta Palms II Shopping Center               Retail         15,938                                  7,947

   CURRENT                            INITIAL          ANNUAL          CURRENT
  BALANCE IN          TAX AND         DEPOSIT          DEPOSIT         BALANCE
 REPLACEMENT         INSURANCE       TO TI/LC         TO TI/LC        IN TI/LC         REPORT
   RESERVES            ESCROW         ESCROW           ESCROW          ESCROW           DATE
-----------------------------------------------------------------------------------------------
    45,405          Tax only                                                           10/25/01
                    Insurance                                                          10/25/01
                        No                                                             10/25/01
     8,652          Tax only                                                           10/25/01
   228,947             Yes                                                             10/25/01
     9,054           Tax only         380,940                                          10/25/01
     1,748           Tax only                           60,000          10,001         10/25/01
     5,293             Yes                                                             10/25/01
     1,919             Yes                              25,000           2,083         10/25/01
                       Yes                                                             10/25/01
    13,883             Yes                                                             10/25/01
                       Yes                                                             10/25/01
     6,038           Insurance                                                         10/25/01
    18,948           Tax only                           50,000          33,560         10/25/01
                        No                                                             10/25/01
     1,416             Yes                                                             10/25/01
     3,853           Tax only                                                          10/25/01
    11,662           Tax only                                                          10/25/01
     8,688             Yes                                                             10/25/01
     1,503             Yes                                                             10/25/01
     2,240             Yes                                                             10/25/01
                       Yes                                                             10/25/01
                     Tax only                                                          10/25/01
       318             Yes                                              25,455         10/25/01
    32,553             Yes                                                             10/25/01
     3,678             Yes                                                             10/25/01
       691             Yes                              26,000          66,976         10/25/01
     3,396           Tax only                                                          10/25/01
     2,693             Yes                                              20,070         10/25/01
     4,278             Yes                               9,336           6,224         10/26/01
       304              No                                                             10/25/01
                        No                                                             10/25/01
       419              No                                                             10/25/01
       502             Yes                                                             10/26/01
     2,845             Yes                                                             10/25/01
       340              No                                                             10/25/01
     8,845             Yes                                                             10/25/01
                       Yes                                                             10/25/01
                        No                                                             10/25/01
    16,836             Yes              3,889           46,668         105,799         10/25/01
     1,370             Yes             23,000                                          10/25/01
    10,722              No                                                             10/25/01
    10,139              No                                                             10/25/01
                        No                                                             10/25/01
     8,795              No                                                             10/25/01
                       Yes                              12,500          31,784         10/25/01
                       Yes                              23,280                         10/25/01


                                     ANNEX B

          CAPITAL IMPROVEMENT, REPLACEMENT RESERVE AND ESCROW ACCOUNTS

                                                                                   INITIAL       CURRENT
                                                                                   DEPOSIT       BALANCE     INITIAL       ANNUAL
                                                                                  TO CAPITAL   IN CAPITAL   DEPOSIT TO   DEPOSIT TO
           LOAN                                                      PROPERTY    IMPROVEMENT   IMPROVEMENT  REPLACEMENT  REPLACEMENT
SEQUENCE  NUMBER       PROPERTY NAME                                   TYPE        RESERVES      RESERVES    RESERVES     RESERVES
------------------------------------------------------------------------------------------------------------------------------------
  A54    835300002   Rite Aid, Cotton Venture                          Retail                                                 3,354
  A55    825999527   Rite Aid Oscoda                                   Retail                                                 3,318
  A56    825999525   Rite Aid Grayling                                 Retail                                                 3,354
  A57    265950485   Flamingo Decatur Plaza                            Retail                                                 1,702
  A58    265950418   Kickapoo Pointe Shopping Center                   Retail                                                 1,862
  A59    825999528   Rite Aid St John Whittemore                       Retail        10,000                                   2,972
  A60    825999655   Rite Aid Imlay City M53                           Retail                                                 3,354
  A61      51940     Ware Shopping Center                              Retail
  A62    265950529   Hartselle Shopping Center                         Retail                                                 1,600
  A63      51939     Shopping Center at Leominster                     Retail                                      409        4,912
  B42    400010282   Kinko's Retail Center                             Retail                                                 1,404
  B43    415990043   Hollywood Video,  Mesa                            Retail
  A64    502697601   635 Madison Ave                                   Office                                    2,397       14,382
  A65    502700203   Crossroads Technology Park                        Office                                                32,232
  A66    265950484   One Peachtree Pointe                              Office         1,500                                  23,737
  B44      54238     625 Massachusetts Avenue                          Office        13,250                                  12,318
  B45      55122     3000 Corporate Exchange Drive                     Office                       67,942                   15,769
  B46      52021     C.W. Moore Plaza                                  Office
  B47    240010298   Fillmore Street Office                            Office                                                10,400
  B48      54198     Mirror Ridge Office Building                      Office                                                12,223
  B49      54743     Northwest-Commerce South                          Office        33,122                                  33,502
  B50      54153     3445 North Causeway Office Building               Office        15,000            413                   48,600
  A67    265950605   Summit Medical Center                             Office
  B51      54639     Cedar Medical Center                              Office                                                 8,134
  A68    265950558   Murdock Professional Park                         Office
  A69    502694904   The Landmark Building                             Office                                                 8,257
  A70    502698806   Park Oaks Village                                 Office                                                 3,168
  A71    265950630   Locust Court                                      Office         5,250          5,250                   11,473
  B52      55469     First San Diego Portfolio-7301 Girard Street      Office                                   10,000        3,036
  A72    265950427   Tampa Medical Arts Building                       Office         3,750                                   3,342
  A73    265950580   Homewood Suites - Boulder                         Hotel         13,000         13,000
  A74    265330971   Marriott Courtyard - Maitland                     Hotel                                                116,684
  B53      52403     Hampton Inn - Pembroke Pines                      Hotel
  B54      54235     Federal Express-Oakland Airport                 Industrial
  A75    502708102   WOW Logistics                                   Industrial      31,875         31,875                   44,754
  B55      54584     1505 E. Warner Avenue                           Industrial                                              34,820
  B56      54318     West Park Building One                          Industrial
  B57      54774     West Park Building Three                        Industrial
  B58      55587     First San Diego Portfolio-2727 Kurtz Street     Industrial                                               9,082
  B59      54207     Westfield Industrial Center                     Industrial      35,000         15,568                   83,026
  B60      54800     7625 East Redfield Road                         Industrial       6,876                     50,000        7,472
  A76    265950405   One Murray Road                                 Industrial       2,500          2,500                    8,280
  B61      55585     First San Diego Portfolio-2719 Kurtz Street     Industrial                                               2,718
  A77    265950573   Metro Storage                                  Self-Storage                                              5,103
  A78    265950404   Romeo Plank Plaza                               Mixed Use                                               22,686
  A79    265950652   DKS Associates Office Building                  Mixed Use                                                5,527
------------------------------------------------------------------------------------------------------------------------------------
                                TOTALS                                           $2,546,543     $1,148,443    $163,152   $3,247,473

   CURRENT                            INITIAL          ANNUAL          CURRENT
  BALANCE IN          TAX AND         DEPOSIT          DEPOSIT         BALANCE
 REPLACEMENT         INSURANCE       TO TI/LC         TO TI/LC        IN TI/LC           REPORT
   RESERVES            ESCROW         ESCROW           ESCROW          ESCROW             DATE
------------------------------------------------------------------------------------------------
      8,795              No                                                             10/25/01
     10,139              No                                                             10/25/01
     11,722              No                                                             10/25/01
        993             Yes                                                             10/25/01
      1,553             Yes                                                             10/25/01
      9,597              No                                                             10/25/01
     10,621              No                                                             10/25/01
                        Yes                               6,250          15,881         10/25/01
        800             Yes                               7,020           3,512         10/25/01
     12,937             Yes                               6,250          15,879         10/25/01
        585             Yes                               5,736           2,387         10/01/01
                         No                                                             10/26/01
      3,596           Tax only                          200,004          50,001         10/25/01
                        Yes                                                             10/25/01
      7,916           Tax only                                                          10/25/01
      2,054           Tax only         814,771                          816,178         10/25/01
      2,629           Tax only                                            6,522         10/25/01
                        Yes            220,000                          253,703         10/25/01
      1,733             Yes            165,000          120,282          20,047         10/26/01
      9,278             Yes                              76,394          57,987         10/25/01
     16,864             Yes                                                             10/25/01
     12,181             Yes                                                             10/25/01
                        Yes                                                             10/25/01
      5,465             Yes                                                             10/25/01
                        Yes                                                             10/25/01
      1,376             Yes                              30,000           5,000         10/25/01
        528             Yes             48,000                                          10/25/01
      3,826           Tax only          75,000           38,000          88,570         10/25/01
     10,506             Yes             30,000                           30,023         10/25/01
      1,259             Yes            130,000            8,000           2,775         10/25/01
     12,690           Tax only                                                          10/25/01
     78,258             Yes                                                             10/25/01
                         No                                                             10/25/01
                         No                                                             10/25/01
      7,460              No                                                             10/25/01
     23,450             Yes                                                             10/25/01
                         No                                                             10/25/01
                         No                                                             10/25/01
      1,514              No             40,000                           57,539         10/25/01
     20,817             Yes                             200,004          50,148         10/25/01
     51,317           Tax only                                                          10/25/01
      2,761             Yes                                              24,060         10/25/01
        453             Yes             25,000                           25,064         10/25/01
      1,276             Yes                                                             10/25/01
     17,075             Yes                                                             10/25/01
      3,928             Yes                              25,000           6,252         10/25/01
------------------------------------------------------------------------------------------------
 $1,762,265                         $1,955,600        $ 975,724      $1,833,479

                                     ANNEX B

                              MULTIFAMILY SCHEDULE




            LOAN                                                    CUT-OFF        Utilities Tenant Pays/
SEQUENCE   NUMBER                    PROPERTY NAME                  BALANCE           Payment of Util.
-----------------------------------------------------------------------------------------------------------
   A1     265950680  Paces Cove Apartments                         11,135,937     Electric, Water, Sewer
   A2     265950685  Tradewinds Apartments                         11,071,106     Electric, Water, Sewer
   A3     265950683  Deerfield Apartments                          10,193,397   Electric, Gas, Water, Sewer
   A4     265950684  Meadow Creek Apartments                        9,565,037     Electric, Water, Sewer
   A5     265950679  Main Park Apartments                           8,442,965   Electric, Gas, Water, Sewer
   A6     265950678  Cottonwood Crossing Apartments                 6,039,238            Electric
   A7     265950682  Pinnacle Ridge Apartments                      4,991,972          Electric, Gas
   A8     265950681  Wildwood Apartments                            3,391,150     Electric, Water, Sewer
                     SUB-TOTAL CROSSED LOANS                       64,830,801

   B1       52231    Savannah Apartments                           35,207,177      Electric, Gas, Water
   B2       54811    RCA - Fountains at Smoke Ranch                23,680,000            Electric
   A9     502694004  The Colleges at LaRue Apartments              19,064,536   Electric, Gas, Water, Sewer
   B3       55090    Boulder Springs Apartments                    19,012,058    Electric, Water, AC, Heat

  B4.1      55312    G&K Portfolio 1 Group A - Primrose Villa                     Electric, Gas, AC, Heat
  B4.2      55312    G&K Portfolio 1 Group A - Santa Teresa                       Electric, Gas, AC, Heat
   B4       55312    G&K PORTFOLIO 1 GROUP A (ROLL-UP)             18,590,000

   A10    265950669  Old Buckingham Station Apartments             17,120,000            Electric

  B5.1      55503    G&K Portfolio 1 Group C - Clayton Gardens                    Electric, Gas, AC, Heat
  B5.2      55503    G&K Portfolio 1 Group C - San Jose Greens                    Electric, Gas, AC, Heat
  B5.2      55503    G&K PORTFOLIO 1 GROUP C (ROLL-UP)             15,535,000

   A11    502692702  Waterview Apartments                          14,280,788            Electric
   A12    265950691  The Regent Apartments                         12,968,266            Electric
   B6       53074    Willows Apartments                            11,941,014            Electric
   B7       54819    RCA - Waters at Champions Apartments          11,600,000            Electric
   A13    502684101  Woods on La Monte Apartments                  11,284,269          Electric, Gas
   A14    265330822  Longfellow Court Apartments                    9,984,853          Electric, Gas
   B8       54990    RCA - Villa Cordova Apartments                 9,888,000            Electric
   B9       55637    Warren Place Apartments                        9,406,768              None
   B10      53418    Hyde Park Apartments                           9,080,228            Electric
   A15    265950667  Amberwood Apartments                           9,012,627     Electric, Water, Sewer
   A16    502700404  The Madison                                    8,577,675              None
   B11      53415    Fox Ridge Apartments                           8,536,765            Electric
   B12      54818    RCA - Waters at Kirkwood Apartments            8,000,000            Electric
   A17    265950618  Sterling University Terrace                    7,500,000            Electric
   B13      53419    Iroquois Apartments                            6,872,472            Electric
   B14      53442    Woodacres Apartments                           6,797,922            Electric
   B15    100000212  Wren's Crossing Apartments                     6,036,891          Electric, Gas
   A18    265950688  Terrace View Apartments Phase 1,2,3 & 9        5,985,395            Electric
   A19    265950689  Terrace View Apartments Phases 5 & 7           5,785,882            Electric

     STUDIO          1 BEDROOM          2 BEDROOM          3 BEDROOM              4 BEDROOM
-------------------------------------------------------------------------------------------------
   # OF    AVG     # OF     AVG      # OF       AVG      # OF       AVG        # OF         AVG
  UNITS    RENT    UNITS    RENT     UNITS     RENT     UNITS       RENT       UNITS       RENT
-------------------------------------------------------------------------------------------------
                    268      588       60       808
                     96      660      132       735       56         865
                     86      717      118       851
                    110      610      120       720       20         850
                     90      761      102       908
                    124      574       76       700
                     13      533      135       602       18         662
                     80      648       40       892


                    120      775      224      1031      128       1,190
                    128      615      264       733       72         834
                     69      717       40      1090       44       1,460         44        1,740
                     32      937      124      1309       10       1,507

                     74      748        1       650
                     88    1,283       72     1,486       16       1,742


                    167      761      193       913                1,099

                    130      956        1
                      9    1,325       60      1600       10       1,759


   14     1,242      67    1,409      122      1355
                      1    2,100       51     3,331        1       6,500
                     48      565      153       633      151         724
                    268      490       86       669
                    418      472      113       691
   36     1,163      36    1,387       17      1600        3       1,850
                    170      606      117       715        1         750
                                        9       841       35       1,110         40        1,770
                    198      537       88       666
                     20      510      192       640
                    163    1,944       33     2,720
                    101      625      144       725        1         850
   40       430     112      508       88       635       16         805
                                       24       680       84         915         48         1100
   12       661      60      729       61       915
    3       520     107      580       66       660        2         735
                     24      519      105       595       67         676
                     81      502      102       592       50         680          8        1,240
                    100      571       55       689       54         841                   1,240

                                     ANNEX B

                              MULTIFAMILY SCHEDULE

            LOAN                                                    CUT-OFF            Utilities Tenant Pays/
SEQUENCE   NUMBER                    PROPERTY NAME                  BALANCE              Payment of Util.
--------------------------------------------------------------------------------------------------------------------
   B16      55016    Players Club Apartments                        4,880,199     Electric, Gas, Sewer, Trash, Water
   A20    265950690  North Arch Village Apartments                  4,389,290              Electric
   A21    265950469  Caldwell Village Apartments                    4,279,663              Electric
   B17      53437    Village Green                                  3,995,908            Electric, Gas
   A22    265950687  Terrace View Apartments Phase 4                3,990,264              Electric
   A23    265950664  Oaktown Apartments                             3,260,442              Electric
   A24    265950686  Terrace View Apartments Phase 8                2,994,384              Electric
   A25    502685001  212-214 West 104th Street                      2,742,881              Electric
   A26    502700902  Sunpointe Apartments                           2,619,883              Electric
   A27    265950610  Woodlawn House Apartments                      2,503,017              Electric
   A28    502700403  Belleair Towers                                2,373,822                None
   A29    265950464  Floral Gardens Apartments                      1,790,987              Electric
   B18    820010304  Clobertin Court Apartments                     1,370,439        Electric, Gas, Water
--------------------------------------------------------------------------------------------------------------------
                             TOTAL MULTIFAMILY LOANS             $427,770,568

     STUDIO          1 BEDROOM         2 BEDROOM           3 BEDROOM              4 BEDROOM
-------------------------------------------------------------------------------------------------
   # OF    AVG     # OF     AVG      # OF       AVG      # OF       AVG        # OF         AVG
  UNITS    RENT    UNITS    RENT     UNITS     RENT     UNITS       RENT       UNITS       RENT
-------------------------------------------------------------------------------------------------


                                                                                 84        1,240
                     12      645       92       715       24         805
    8     465        48      520       80       594        9         735
                     88      701
                     26      565       62       665       32         790
                     64      433       92       528        4         680
                     12      570       28       688       18         800         31        1,240
                      8      450       11      2662        3       3,900
                     30      532       80       623
                     68      576       36       743
                     20    1,995       36     2,254
                                       56       636
                                       47       530
-------------------------------------------------------------------------------------------------

[WELLS FARGO LOGO]                                                                       For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.   BANK OF AMERICA, N.A. - FIRST UNION NATIONAL BANK               CTSLink Customer Service
CORPORATE TRUST SERVICES            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                      (301) 815-6600
11000 BROKEN LAND PARKWAY                          SERIES 2001-3                           Reports Available on the World Wide Web
COLUMBIA, MD  21044                                                                                  @ www.ctslink.com/cmbs
                                                                                                 PAYMENT DATE:  12/11/2001
                                                                                                 RECORD DATE:   11/30/2001


                          DISTRIBUTION DATE STATEMENT

                               TABLE OF CONTENTS


     STATEMENT SECTIONS                                              PAGE(s)
     ------------------                                              -------
     Certificate Distribution Detail                                      2
     Certificate Factor Detail                                            3
     Reconciliation Detail                                                4
     Other Required Information                                           5
     Ratings Detail                                                       6
     Current Mortgage Loan and Property Stratification Tables           7 - 9
     Mortgage Loan Detail                                                10
     Principal Prepayment Detail                                         11
     Historical Detail                                                   12
     Delinquency Loan Detail                                             13
     Specially Serviced Loan Detail                                    14 - 15
     Modified Loan Loan                                                  16
     Liquidated Loan Detail                                              17


         UNDERWRITER                     UNDERWRITER                       MASTER SERVICER                     SPECIAL SERVICER
Banc of America Securities LLC   First Union Securities, Inc.      Capstone Realty Advisors, LLC   First Union National Bank
100 North Tryon Street           201 South College Street          1120 Chester Avenue             Charlotte Plaza, Floor 23 NC-1075
Charlotte, NC 28255              Charlotte, NC 28288               Suite 300                       201 South College Street
                                                                   Cleveland, OH 44114             Charlotte, NC 28288
Contact:      David Gertner      Contact:      William J. Cohane
Phone Number  (704) 388-3621     Phone Number  (704) 383-4984      Contact:      Jason Egger       Contact:      Timothy S. Ryan
                                                                   Phone Number  (216) 902-8551    Phone Number  (704) 593-7878



This report has been compiled from information provided to Wells Fargo Bank MN, N.A. by various third parties, which may include the Master Servicer, Special Servicer and others.

Wells Fargo Bank MN, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank MN, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

[WELLS FARGO LOGO]                                                                       For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.   BANK OF AMERICA, N.A. - FIRST UNION NATIONAL BANK               CTSLink Customer Service
CORPORATE TRUST SERVICES            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                      (301) 815-6600
11000 BROKEN LAND PARKWAY                          SERIES 2001-3                           Reports Available on the World Wide Web
COLUMBIA, MD  21044                                                                                  @ www.ctslink.com/cmbs
                                                                                                 PAYMENT DATE:  12/11/2001
                                                                                                 RECORD DATE:   11/30/2001



                        CERTIFICATE DISTRIBUTION DETAIL

-------------------------------------------------------------------------------------------------------------------------------
                                                                                  Realized                            Current
                     Pass-                          Principal  Interest  Pre-       Loss/       Total                   Sub-
 Class\             Through    Original  Beginning   Distri-   Distri-  payment  Additional     Distri-     Ending   ordination
Component  CUSIP     Rate      Balance    Balance    bution    bution   Premium   Expenses      bution      Balance    Level
-------------------------------------------------------------------------------------------------------------------------------
   A-1            0.000000%     0.00      0.00        0.00     0.00      0.00       0.00         0.00        0.00     0.00%
   A-2            0.000000%     0.00      0.00        0.00     0.00      0.00       0.00         0.00        0.00     0.00%
   A-2F           0.000000%     0.00      0.00        0.00     0.00      0.00       0.00         0.00        0.00     0.00%
    B             0.000000%     0.00      0.00        0.00     0.00      0.00       0.00         0.00        0.00     0.00%
    C             0.000000%     0.00      0.00        0.00     0.00      0.00       0.00         0.00        0.00     0.00%
    D             0.000000%     0.00      0.00        0.00     0.00      0.00       0.00         0.00        0.00     0.00%
    E             0.000000%     0.00      0.00        0.00     0.00      0.00       0.00         0.00        0.00     0.00%
    F             0.000000%     0.00      0.00        0.00     0.00      0.00       0.00         0.00        0.00     0.00%
    G             0.000000%     0.00      0.00        0.00     0.00      0.00       0.00         0.00        0.00     0.00%
    H             0.000000%     0.00      0.00        0.00     0.00      0.00       0.00         0.00        0.00     0.00%
    J             0.000000%     0.00      0.00        0.00     0.00      0.00       0.00         0.00        0.00     0.00%
    K             0.000000%     0.00      0.00        0.00     0.00      0.00       0.00         0.00        0.00     0.00%
    L             0.000000%     0.00      0.00        0.00     0.00      0.00       0.00         0.00        0.00     0.00%
    M             0.000000%     0.00      0.00        0.00     0.00      0.00       0.00         0.00        0.00     0.00%
    N             0.000000%     0.00      0.00        0.00     0.00      0.00       0.00         0.00        0.00     0.00%
    O             0.000000%     0.00      0.00        0.00     0.00      0.00       0.00         0.00        0.00     0.00%
    P             0.000000%     0.00      0.00        0.00     0.00      0.00       0.00         0.00        0.00     0.00%
   V-1            0.000000%     0.00      0.00        0.00     0.00      0.00       0.00         0.00        0.00     0.00%
   V-2            0.000000%     0.00      0.00        0.00     0.00      0.00       0.00         0.00        0.00     0.00%
   V-3            0.000000%     0.00      0.00        0.00     0.00      0.00       0.00         0.00        0.00     0.00%
   V-4            0.000000%     0.00      0.00        0.00     0.00      0.00       0.00         0.00        0.00     0.00%
   V-5            0.000000%     0.00      0.00        0.00     0.00      0.00       0.00         0.00        0.00     0.00%
    R             0.000000%     0.00      0.00        0.00     0.00      0.00       0.00         0.00        0.00     0.00%
------------------------------------------------------------------------------------------------------------------------------
 TOTALS
------------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------
                                      Original      Beginning
                     Pass-Through     Notional      Notional     Interest       Prepayment       Total        Ending
Class    CUSIP           Rate          Amount        Amount     Distribution      Premium     Distribution    Amount
---------------------------------------------------------------------------------------------------------------------
  X                   0.000000%         0.00          0.00         0.00             0.00         0.00          0.00
---------------------------------------------------------------------------------------------------------------------

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

[WELLS FARGO LOGO]                                                                       For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.   BANK OF AMERICA, N.A. - FIRST UNION NATIONAL BANK               CTSLink Customer Service
CORPORATE TRUST SERVICES            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                      (301) 815-6600
11000 BROKEN LAND PARKWAY                          SERIES 2001-3                           Reports Available on the World Wide Web
COLUMBIA, MD  21044                                                                                  @ www.ctslink.com/cmbs
                                                                                                 PAYMENT DATE:  12/11/2001
                                                                                                 RECORD DATE:   11/30/2001


                            CERTIFICATE FACTOR DETAIL


---------------------------------------------------------------------------------------------------------
                                                                           Realized Loss/
                Beginning     Principal      Interest         Prepayment   Additional Trust    Ending
Class   CUSIP    Balance     Distribution   Distribution       Premium     Fund Expenses       Balance
---------------------------------------------------------------------------------------------------------
 A-1            0.00000000   0.00000000      0.00000000      0.00000000     0.00000000        0.00000000
 A-2            0.00000000   0.00000000      0.00000000      0.00000000     0.00000000        0.00000000
 A-2F           0.00000000   0.00000000      0.00000000      0.00000000     0.00000000        0.00000000
  B             0.00000000   0.00000000      0.00000000      0.00000000     0.00000000        0.00000000
  C             0.00000000   0.00000000      0.00000000      0.00000000     0.00000000        0.00000000
  D             0.00000000   0.00000000      0.00000000      0.00000000     0.00000000        0.00000000
  E             0.00000000   0.00000000      0.00000000      0.00000000     0.00000000        0.00000000
  F             0.00000000   0.00000000      0.00000000      0.00000000     0.00000000        0.00000000
  G             0.00000000   0.00000000      0.00000000      0.00000000     0.00000000        0.00000000
  H             0.00000000   0.00000000      0.00000000      0.00000000     0.00000000        0.00000000
  J             0.00000000   0.00000000      0.00000000      0.00000000     0.00000000        0.00000000
  K             0.00000000   0.00000000      0.00000000      0.00000000     0.00000000        0.00000000
  L             0.00000000   0.00000000      0.00000000      0.00000000     0.00000000        0.00000000
  M             0.00000000   0.00000000      0.00000000      0.00000000     0.00000000        0.00000000
  N             0.00000000   0.00000000      0.00000000      0.00000000     0.00000000        0.00000000
  O             0.00000000   0.00000000      0.00000000      0.00000000     0.00000000        0.00000000
  P             0.00000000   0.00000000      0.00000000      0.00000000     0.00000000        0.00000000
 V-1            0.00000000   0.00000000      0.00000000      0.00000000     0.00000000        0.00000000
 V-2            0.00000000   0.00000000      0.00000000      0.00000000     0.00000000        0.00000000
 V-3            0.00000000   0.00000000      0.00000000      0.00000000     0.00000000        0.00000000
 V-4            0.00000000   0.00000000      0.00000000      0.00000000     0.00000000        0.00000000
 V-5            0.00000000   0.00000000      0.00000000      0.00000000     0.00000000        0.00000000
  R             0.00000000   0.00000000      0.00000000      0.00000000     0.00000000        0.00000000
---------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------
                   Beginning                                             Ending
Class    CUSIP     Notional           Interest         Prepayment       Notional
                    Amount          Distribution        Premium          Amount
---------------------------------------------------------------------------------
  X               0.00000000        0.00000000          0.00000000     0.00000000
---------------------------------------------------------------------------------

[WELLS                             BANK OF AMERICA, N.A. - FIRST UNION NATIONAL BANK     FOR ADDITIONAL INFORMATION, PLEASE CONTACT
FARGO                               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLINK CUSTOMER SERVICE
LOGO]                                               SERIES 2001-3                                      (301) 815-6600
                                                                                          REPORTS AVAILABLE ON THE WORLD WIDE WEB
WELLS FARGO BANK MINNESOTA, N.A.                                                                   @WWW.CTSLINK.COM/CMBX
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY                                                                         PAYMENT DATE: 12/11/2001
COLUMBIA, MD 21044                                                                                RECORD DATE:  11/30/2001

                              RECONCILIATION DETAIL

        ADVANCE SUMMARY                                                         SERVICING FEE SUMMARY
P & I Advances Outstanding                       0.00             Current Period Accrued Servicing Fees                       0.00

Servicing Advances Outstanding                   0.00             Less Delinquent Servicing Fees                              0.00

Reimbursement for Interest on P & I              0.00             Less Reductions to Servicing Fees                           0.00
Advances paid from general collections
                                                                  Plus Servicing Fees for Delinquent Payments Received        0.00

Reimbursement for Interest on Servicing          0.00             Plus Adjustments for Prior Servicing Calculation            0.00
Advances paid from general collections
                                                                  Total Servicing Fees Collected                              0.00

Aggregate Amount of Nonrecoverable Advances      0.00

CERTIFICATE INTEREST RECONCILIATION





           Accrued         Net Aggregate    Distributable     Distributable       Additional                     Remaining Unpaid
          Certificate       Prepayment       Certificate   Certificate Interest   Trust Fund      Interest        Distributable
Class      Interest     Interest Shortfall     Interest         Adjustment         Expenses     Distribution   Certificate Interest
-----------------------------------------------------------------------------------------------------------------------------------
 A-1
 A-2
A-2F
  X
  B
  C
  D
  E
  F
  G
  H
  J
  K
  L
  M
  N
  O
  P
-----------------------------------------------------------------------------------------------------------------------------------
Total
===================================================================================================================================

[WELLS                             BANK OF AMERICA, N.A. - FIRST UNION NATIONAL BANK     FOR ADDITIONAL INFORMATION, PLEASE CONTACT
FARGO                               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLINK CUSTOMER SERVICE
LOGO]                                               SERIES 2001-3                                      (301) 815-6600
                                                                                          REPORTS AVAILABLE ON THE WORLD WIDE WEB
WELLS FARGO BANK MINNESOTA, N.A.                                                                   @WWW.CTSLINK.COM/CMBX
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY                                                                         PAYMENT DATE: 12/11/2001
COLUMBIA, MD 21044                                                                                RECORD DATE:  11/30/2001

                           OTHER REQUIRED INFORMATION

Available Distribution Amount                     0.00

Aggregate Number of Outstanding Loans                0

Aggregate Unpaid Principal Balance of Loans       0.00

Aggregate Stated Principal Balance of Loans       0.00

Aggregate Amount of Servicing Fee                 0.00

Aggregate Amount of Special Servicing Fee         0.00

Aggregate Amount of Trustee Fee                   0.00

Aggregate Trust Fund Expenses                     0.00

Interest Reserve Deposit                          0.00
Interest Reserve Withdrawal                       0.00

Net Swap Payment received from Counterparty       0.00
Net Swap Payment made to Counterparty             0.00

Specially Serviced Loans not Delinquent
     Number of Outstanding Loans                     0
     Aggregate Unpaid Principal Balance           0.00

Appraisal Reduction Amount

             Appraisal        Cumulative    Most Recent
 Loan        Reduction           ASER         App. Red.
Number        Amount            Amount          Date
-------------------------------------------------------

-------------------------------------------------------
Total
=======================================================

[WELLS                             BANK OF AMERICA, N.A. - FIRST UNION NATIONAL BANK     FOR ADDITIONAL INFORMATION, PLEASE CONTACT
FARGO                               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLINK CUSTOMER SERVICE
LOGO]                                               SERIES 2001-3                                      (301) 815-6600
                                                                                          REPORTS AVAILABLE ON THE WORLD WIDE WEB
WELLS FARGO BANK MINNESOTA, N.A.                                                                   @WWW.CTSLINK.COM/CMBX
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY                                                                         PAYMENT DATE: 12/11/2001
COLUMBIA, MD 21044                                                                                RECORD DATE:  11/30/2001

                                 RATINGS DETAIL

                                          Original Ratings                        Current Ratings (1)
                                  -------------------------------------------------------------------------
Class              CUSIP          Fitch        Moody's       S & P         Fitch        Moody's       S & P
-----------------------------------------------------------------------------------------------------------
 A-1
 A-2
A-2F
 X
 B
 C
 D
 E
 F
 G
 H
 J
 K
 L
 M
 N
 O
 P
===========================================================================================================

NR - Designates that the class was not rated by the above agency at the time of original issuance.

X - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.

N/A -    Data not available this period.

         1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Fitch, Inc.                         Moody's Investors Service            Standard & Poor's Rating Services
One State Street Plaza              99 Church Street                     55 Water Street
New York, New York 10004            New York, New York 10007             New York, New York 10041
(212) 908-0500                      (212) 553-0300                       (212) 438-2430

[WELLS                             BANK OF AMERICA, N.A. - FIRST UNION NATIONAL BANK     FOR ADDITIONAL INFORMATION, PLEASE CONTACT
FARGO                               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLINK CUSTOMER SERVICE
LOGO]                                               SERIES 2001-3                                      (301) 815-6600
                                                                                          REPORTS AVAILABLE ON THE WORLD WIDE WEB
WELLS FARGO BANK MINNESOTA, N.A.                                                                   @WWW.CTSLINK.COM/CMBX
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY                                                                         PAYMENT DATE: 12/11/2001
COLUMBIA, MD 21044                                                                                RECORD DATE:  11/30/2001

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES


                                SCHEDULED BALANCE

                                                 % of
Scheduled             # of       Scheduled       Agg.        WAM                   Weighted
 Balance             Loans       Balance         Bal.        (2)       WAC       Avg DSCR (1)
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
  Totals
=============================================================================================

                                   STATE (3)

                                                       % of
                 # of            Scheduled             Agg.        WAM                           Weighted
State            Props            Balance              Bal.        (2)           WAC           Avg DSCR (1)
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
Totals
===========================================================================================================

See footnotes on last page of this section.

[WELLS                             BANK OF AMERICA, N.A. - FIRST UNION NATIONAL BANK     FOR ADDITIONAL INFORMATION, PLEASE CONTACT
FARGO                               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLINK CUSTOMER SERVICE
LOGO]                                             SERIES 2001-3                                      (301) 815-6600
                                                                                         REPORTS AVAILABLE ON THE WORLD WIDE WEB
WELLS FARGO BANK MINNESOTA, N.A.                                                                   @WWW.CTSLINK.COM/CMBS
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY                                                                         PAYMENT DATE: 12/11/2001
COLUMBIA, MD 21044                                                                                RECORD DATE:  11/30/2001

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

              DEBT SERVICE COVERAGE RATIO  (1)                                             PROPERTY TYPE   (3)
===================================================================  ===============================================================
                                       % of                                                        % of
 Debt Service    # of      Scheduled   Agg.   WAM        Weighted    Property   # of   Scheduled    Agg.   WAM          Weighted
Coverage Ratio   Loans      Balance    Bal.   (2)  WAC  Avg DSCR(1)    Type     Props   Balance     Bal.   (2)   WAC   Avg DSCR (1)
===================================================================  ===============================================================








===================================================================  ===============================================================
    TOTALS                                                             TOTALS
===================================================================  ===============================================================




                            NOTE RATE                                                          SEASONING
===================================================================  ===============================================================
                                     % of                                                          % of
    Note       # of      Scheduled   Agg.   WAM          Weighted               # of   Scheduled    Agg.   WAM          Weighted
    Rate       Loans      Balance    Bal.   (2)   WAC   Avg DSCR(1)  Seasoning  Loans   Balance     Bal.   (2)   WAC   Avg DSCR (1)
===================================================================  ===============================================================








===================================================================  ===============================================================
    TOTALS                                                             TOTALS
===================================================================  ===============================================================


See footnotes on last page of this section.

[WELLS                             BANK OF AMERICA, N.A. - FIRST UNION NATIONAL BANK     FOR ADDITIONAL INFORMATION, PLEASE CONTACT
FARGO                                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                CTSLINK CUSTOMER SERVICE
LOGO]                                               SERIES 2001-3                                      (301) 815-6600
                                                                                          REPORTS AVAILABLE ON THE WORLD WIDE WEB
WELLS FARGO BANK MINNESOTA, N.A.                                                                   @WWW.CTSLINK.COM/CMBS
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY                                                                         PAYMENT DATE: 12/11/2001
COLUMBIA, MD 21044                                                                                RECORD DATE:  11/30/2001

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

         ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)                   REMAINING STATED TERM (FULLY AMORTIZING LOANS)
===================================================================   ==============================================================
 Anticipated                           % of                           Remaining                    % of
 Remaining       # of      Scheduled   Agg.   WAM        Weighted       Stated  # of   Scheduled    Agg.   WAM          Weighted
   Term(2)       Loans      Balance    Bal.   (2)  WAC  Avg DSCR(1)     Term    Loans   Balance     Bal.   (2)   WAC   Avg DSCR(1)
===================================================================   ==============================================================








===================================================================   ==============================================================

    TOTALS                                                               TOTALS
===================================================================   ==============================================================




         REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)                               AGE OF MOST RECENT NOI
===================================================================   ==============================================================
                                                                      Age of
   Remaining                           % of                            Most                        % of
 Amortization    # of      Scheduled   Agg.   WAM        Weighted     Recent    # of   Scheduled    Agg.   WAM          Weighted
    Term         Loans      Balance    Bal.   (2)  WAC  Avg DSCR(1)     NOI     Loans   Balance     Bal.   (2)   WAC   Avg DSCR(1)
===================================================================   ==============================================================








===================================================================   ==============================================================
    TOTALS                                                               TOTALS
===================================================================   ==============================================================

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.
(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

[WELLS                             BANK OF AMERICA, N.A. - FIRST UNION NATIONAL BANK     FOR ADDITIONAL INFORMATION, PLEASE CONTACT
FARGO                               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLINK CUSTOMER SERVICE
LOGO]                                             SERIES 2001-3                                      (301) 815-6600
                                                                                         REPORTS AVAILABLE ON THE WORLD WIDE WEB
WELLS FARGO BANK MINNESOTA, N.A.                                                                  @WWW.CTSLINK.COM/CMBS
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY                                                                         PAYMENT DATE: 12/11/2001
COLUMBIA, MD 21044                                                                                RECORD DATE:  11/30/2001


=======================================================================================================================
                                                                                     Anticipated                   Neg.
 Loan             Property                      Interest     Principal    Gross       Repayment     Maturity      Amort
Number   ODCR     Type (1)     City   State     Payment       Payment     Coupon         Date         Date        (Y/N)
=======================================================================================================================







=======================================================================================================================

=======================================================================================================================


===============================================================================
 Beginning      Ending      Paid     Appraisal     Appraisal      Res.     Mod.
 Scheduled    Scheduled     Thru     Reduction     Reduction     Strat.    Code
  Balance      Balance      Date       Date          Amount       (2)       (3)
===============================================================================






===============================================================================

===============================================================================


      (1) Property Type Code                             (2) Resolution Strategy Code                      (3) Modification Code
      ----------------------                             ----------------------------                      ---------------------
MF - Multi-Family       OF - Office        1 - Modification  6 - DPO             10 - Deed in Lieu Of       1 - Maturity Date
RT - Retail             MU - Mixed Use     2 - Foreclosure   7 - REO                  Foreclosure               Extension
HC - Health Care        LO - Lodging       3 - Bankruptcy    8 - Resolved        11 - Full Payoff           2 - Amortization Change
IN - Industrial         SS - Self Storage  4 - Extension     9 - Pending Return  12 - Reps and Warranties   3 - Principal Write-Off
WH - Warehouse          OT - Other         5 - Note Sale         to Master       13 - Other or TBD          4 - Combination
MH - Mobile Home Park                                            Servicer

[WELLS                             BANK OF AMERICA, N.A. - FIRST UNION NATIONAL BANK     FOR ADDITIONAL INFORMATION, PLEASE CONTACT
FARGO                               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLINK CUSTOMER SERVICE
LOGO]                                              SERIES 2001-3                                       (301) 815-6600
                                                                                           REPORTS AVAILABLE ON THE WORLD WIDE WEB
WELLS FARGO BANK MINNESOTA, N.A.                                                                    @WWW.CTSLINK.COM/CMBS
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY                                                                         PAYMENT DATE: 12/11/2001
COLUMBIA, MD 21044                                                                                RECORD DATE:  11/30/2001

                          PRINCIPAL PREPAYMENT DETAIL
=============================================================================================================================
                                        Principal Prepayment Amount                        Prepayment Penalties
Loan Number    Offering Document   ------------------------------------------------------------------------------------------
                Cross-Reference     Payoff Amount    Curtailment Amount      Prepayment Premium     Yield Maintenance Premium
=============================================================================================================================








=============================================================================================================================
         TOTALS
=============================================================================================================================

[WELLS                             BANK OF AMERICA, N.A. - FIRST UNION NATIONAL BANK     FOR ADDITIONAL INFORMATION, PLEASE CONTACT
FARGO                               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLINK CUSTOMER SERVICE
LOGO]                                              SERIES 2001-3                                      (301) 815-6600
                                                                                           REPORTS AVAILABLE ON THE WORLD WIDE WEB
WELLS FARGO BANK MINNESOTA, N.A.                                                                   @WWW.CTSLINK.COM/CMBS
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY                                                                         PAYMENT DATE: 12/11/2001
COLUMBIA, MD 21044                                                                                RECORD DATE:  11/30/2001


                               HISTORICAL DETAIL

===================================================================================================================================
                                     Delinquencies                                           Prepayments       Rate and Maturities
-----------------------------------------------------------------------------------------------------------------------------------
                                       90 Days                                                                      Next
Distribution  30-59 Days  60-89 Days   or More   Foreclosure    REO     Modifications  Curtailments  Payoff     Weighted Avg.
   Date       #  Balance  #  Balance  # Balance  #  Balance  # Balance   #   Balance    #  Amount   # Amount   Coupon   Remit  WAM
===================================================================================================================================








===================================================================================================================================

[WELLS                             BANK OF AMERICA, N.A. - FIRST UNION NATIONAL BANK     FOR ADDITIONAL INFORMATION, PLEASE CONTACT
FARGO                               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLINK CUSTOMER SERVICE
LOGO]                                              SERIES 2001-3                                      (301) 815-6600
                                                                                         REPORTS AVAILABLE ON THE WORLD WIDE WEB
WELLS FARGO BANK MINNESOTA, N.A.                                                                   @WWW.CTSLINK.COM/CMBS
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY                                                                         PAYMENT DATE: 12/11/2001
COLUMBIA, MD 21044                                                                                RECORD DATE:  11/30/2001


                               HISTORICAL DETAIL

===================================================================================================================================
                                     Delinquencies                                           Prepayments       Rate and Maturities
-----------------------------------------------------------------------------------------------------------------------------------
                                       90 Days                                                                      Next
Distribution  30-59 Days  60-89 Days   or More   Foreclosure    REO     Modifications  Curtailments  Payoff     Weighted Avg.
   Date       #  Balance  #  Balance  # Balance  #  Balance  # Balance   #   Balance    #  Amount   # Amount   Coupon   Remit  WAM
===================================================================================================================================








===================================================================================================================================

                                                                                        -------------------------------------------
(WELLS FARGO LOGO)                   BANK OF AMERICA, N.A. - FIRST UNION NATIONAL BANK   For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           CTSLink Customer Service
CORPORATE TRUST SERVICES                               SERIES 2001-3                                (301) 815-6600
11000 BROKEN LAND PARKWAY                                                                Reports Available on the World Wide Web
COLOMBIA, MD 21044                                                                               @ www.ctslink.com/cmbs
                                                                                        -------------------------------------------
                                                                                                PAYMENT DATE:  12/11/2001
                                                                                                RECORD DATE:   11/30/2001

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)

                                                          % OF
Anticipated Remaining             # of       Scheduled     Agg.      WAM                    Weighted
      Term (2)                    Loans       Balance      Bal.      (2)        WAC        Avg DSCR(1)
---------------------             -----      ----------   -----     ----        ----       -----------

                                  -----      ----------   -----     ----        ----       -----------
       Totals
                                  =====      ==========   =====     ====        ====       ===========

               REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)

                                                          % of
Remaining Amortization            # of       Scheduled     Agg.      WAM                    Weighted
        Term                      Loans       Balance      Bal.      (2)        WAC        Avg DSCR(1)
----------------------            -----      ----------   -----     ----        ----       -----------

                                  -----      ----------   -----     ----        ----       -----------
       Totals
                                  =====      ==========   =====     ====        ====       ===========

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)

                                                          % of
Remaining Stated                  # of       Scheduled     Agg.      WAM                    Weighted
      Term                        Loans       Balance      Bal.      (2)        WAC        Avg DSCR(1)
----------------                  -----      ----------   -----     ----        ----       -----------

                                  -----      ----------   -----     ----        ----       -----------
       Totals
                                  =====      ==========   =====     ====        ====       ===========

                             AGE OF MOST RECENT NOI

                                                          % of
  Age of Most                     # of       Scheduled     Agg.      WAM                    Weighted
   Recent NOI                     Loans       Balance      Bal.      (2)        WAC        Avg DSCR(1)
----------------                  -----      ----------   -----     ----        ----       -----------

                                  -----      ----------   -----     ----        ----       -----------
       Totals
                                  =====      ==========   =====     ====        ====       ===========

---------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date Balance of each property as disclosed in the offering document.

                                                                                        -------------------------------------------
(WELLS FARGO LOGO)                   BANK OF AMERICA, N.A. - FIRST UNION NATIONAL BANK   For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           CTSLink Customer Service
CORPORATE TRUST SERVICES                               SERIES 2001-3                                (301) 815-6600
11000 BROKEN LAND PARKWAY                                                                Reports Available on the World Wide Web
COLUMBIA, MD 21044                                                                               @ www/ctslink.com/cmbs
                                                                                        -------------------------------------------
                                                                                                PAYMENT DATE:  12/11/2001
                                                                                                RECORD DATE:   11/30/2001

                                               MORTGAGE LOAN DETAIL
----------------------------------------------------------------------------------------------------------------------
                                                                                    ANTICIPATED                  NEG.
 LOAN                PROPERTY                      INTEREST   PRINCIPAL    GROSS     REPAYMENT      MATURITY    AMORT.
NUMBER       ODCR    TYPE(1)      CITY     STATE   PAYMENT    PAYMENT      COUPON       DATE          DATE       Y/N
------       ----    --------    ------   -------  --------   ---------    ------   ------------    --------    -----

             ----    --------    ------   -------  --------   ---------    ------   ------------    --------    -----

             ====    ========    ======   =======  ========   =========    ======   ============    ========    =====

BEGINNING        ENDING       PAID       APPRAISAL       APPRAISAL        RES.        MOD.
SCHEDULED       SCHEDULED     THRU       REDUCTION       REDUCTION       STRAT.       CODE
 BALANCE        BALANCE       DATE         DATE           AMOUNT          (2)          (3)
---------       ---------     ----      ----------       ----------      -----        ----

                ---------     ----      ----------       ----------      -----        ----

                =========     ====      ==========       ==========      =====        ====

          (1) PROPERTY TYPE CODE                                  (2) RESOLUTION STRATEGY CODE
          ----------------------                                  ----------------------------
MF -  Multi-Family         OF - Office         1 - Modification        6 - DPO                  10 - Deed in Lieu Of
RT -  Retail               MU - Mixed Use      2 - Foreclosure         7 - REO                       Foreclosure
HC -  Health Care          LO - Lodging        3 - Bankruptcy          8 - Resolved             11 - Full Payoff
IN -  Industrial           SS - Self Storage   4 - Extension           9 - Pending Return       12 - Reps and Warranties
WH -  Warehouse            OT - Other          5 - Note Sale               to Master Servicer   13 - Other or TBD
MH -  Mobile Home Park

   (3) MODIFICATION CODE
   ---------------------
1 - Maturity Date Extension
2 - Amortization Change
3 - Principal Write-Off
4 - Combination

                                                                                        -------------------------------------------
(WELLS FARGO LOGO)                   BANK OF AMERICA, N.A. - FIRST UNION NATIONAL BANK   For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           CTSLink Customer Service
CORPORATE TRUST SERVICES                               SERIES 2001-3                                (301) 815-6600
11000 BROKEN LAND PARKWAY                                                                Reports Available on the World Wide Web
COLUMBIA, MD 21044                                                                               @ www/ctslink.com/cmbs
                                                                                        -------------------------------------------
                                                                                                PAYMENT DATE:  12/11/2001
                                                                                                RECORD DATE:   11/30/2001

                                                 Principal Prepayment Detail
--------------------------------------------------------------------------------------------------------------------------------
                                             Principal Prepayment Amount                         Prepayment Penalties
                Offering Document       --------------------------------------     ---------------------------------------------
Loan Number     Cross-Reference         Payoff Amount       Curtailment Amount     Prepayment Premium  Yield Maintenance Premium
-----------     ----------------        -------------       ------------------     ------------------  -------------------------

                ----------------        -------------       ------------------     ------------------  -------------------------
   Totals
                ================        =============       ==================     ==================  =========================

                                                                                        -------------------------------------------
(WELLS FARGO LOGO)                   BANK OF AMERICA, N.A. - FIRST UNION NATIONAL BANK   For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           CTSLink Customer Service
CORPORATE TRUST SERVICES                               SERIES 2001-3                                (301) 815-6600
11000 BROKEN LAND PARKWAY                                                                Reports Available on the World Wide Web
COLUMBIA, MD 21044                                                                               @ www/ctslink.com/cmbs
                                                                                        -------------------------------------------
                                                                                                PAYMENT DATE:  12/11/2001
                                                                                                RECORD DATE:   11/30/2001

                                                  DELINQUENCY LOAN DETAIL
-----------------------------------------------------------------------------------------------------------------------
            Offering         # Of                    Current   Outstanding    Status Of   Resolution
 Loan       Document       Months    Paid Through     P & I       P & I        Mortgage    Strategy        Servicing
Number   Cross-Reference   Delinq.       Date        Advances    Advances**     Loan(1)     Code(2)       Transfer Date
------   ---------------   -------   ------------    --------  ------------   ---------   ----------      -------------

         ---------------   -------   ------------    --------  ------------   ---------   ----------      -------------
Totals
         ===============   =======   ============    ========  ============   =========   ==========      =============

                 Actual        Outstanding
Foreclosure     Principal       Servicing       Bankruptcy     REO
   Date         Balance         Advances           Date        Date
-----------     ---------      -----------      ----------     ----

-----------     ---------      -----------      ----------     ----

===========     =========      ===========      ==========     ====

                                             (1) STATUS OF MORTGAGE LOAN
                                              ---------------------------
A - Payment Not Received          0 - Current                                    - Assumed Scheduled Payment
    But Still in Grace Period     1 - One Month Delinquent                         (Performing Matured Balloon)
B - Late Payment But Less         2 - Two Months Delinquent                    7 - Foreclosure
    Than 1 Month Delinquent       3 - Three or More Months Delinquent          9 - REO

                                             (2) RESOLUTION STRATEGY CODE
                                             ----------------------------
1 - Modification              6 - DPO                               10 - Deed In Lieu Of
2 - Foreclosure               7 - REO                                    Foreclosure
3 - Bankruptcy                8 - Resolved                          11 - Full Payoff
4 - Extension                 9 - Pending Return                    12 - Reps and Warranties
5 - Note Sale                     to Master Servicer                13 - Other or TBD

[WELLS                             BANK OF AMERICA, N.A. - FIRST UNION NATIONAL BANK     FOR ADDITIONAL INFORMATION, PLEASE CONTACT
FARGO                               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLINK CUSTOMER SERVICE
LOGO]                                             SERIES 2001-3                                      (301) 815-6600
                                                                                         REPORTS AVAILABLE ON THE WORLD WIDE WEB
WELLS FARGO BANK MINNESOTA, N.A.                                                                    @WWW.CTSLINK.COM/CMBS
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY                                                                         PAYMENT DATE: 12/11/2001
COLUMBIA, MD 21044                                                                                RECORD DATE:  11/30/2001


                    SPECIALLY SERVICED LOAN DETAIL - PART 1



================================================================================================================
            Offering        Servicing    Resolution
 Loan       Document        Transfer      Strategy     Scheduled    Property              Interest       Actual
Number   Cross-Reference      Date        Code (1)      Balance      Type (2)    State      Rate         Balance
================================================================================================================








================================================================================================================


================================================================
   Net                                               Remaining
Operating    DSCR             Note     Maturity     Amortization
 Income      Date    DSCR     Date       Date           Term
================================================================








================================================================


                       (1) Resolution Strategy Code                                     (2) Property Type Code
                       ----------------------------                                     ----------------------
1 - Modification      6 - DPO                      10 - Deed in Lieu Of           MF - Multi-Family           OF - Office
2 - Foreclosure       7 - REO                            Foreclosure              RT - Retail                 MU - Mixed Use
3 - Bankruptcy        8 - Resolved                 11 - Full Payoff               HC - Health Care            LO - Lodging
4 - Extension         9 - Pending Return           12 - Reps and Warranties       IN - Industrial             SS - Self Storage
5 - Note Sale              to Master Servicer      13 - Other or TBD              WH - Warehouse              OT - Other
                                                                                  MH - Mobile Home Park

[WELLS                             BANK OF AMERICA, N.A. - FIRST UNION NATIONAL BANK     FOR ADDITIONAL INFORMATION, PLEASE CONTACT
FARGO                               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLINK CUSTOMER SERVICE
LOGO]                                             SERIES 2001-3                                      (301) 815-6600
                                                                                         REPORTS AVAILABLE ON THE WORLD WIDE WEB
WELLS FARGO BANK MINNESOTA, N.A.                                                                    @WWW.CTSLINK.COM/CMBS
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY                                                                         PAYMENT DATE: 12/11/2001
COLUMBIA, MD 21044                                                                                RECORD DATE:  11/30/2001


                    SPECIALLY SERVICED LOAN DETAIL - PART 2



================================================================================================================================
             Offering        Resolution       Site
 Loan        Document         Strategy     Inspection                  Appraisal    Appraisal       Other REO
Number    Cross-Reference     Code (1)        Date      Phase 1 Date      Date        Value      Property Revenue        Comment
================================================================================================================================








================================================================================================================================


                                                  (1) Resolution Strategy Code
                                                  ----------------------------
                        1 - Modification      6 - DPO                       10 - Deed in Lieu Of
                        2 - Foreclosure       7 - REO                             Foreclosure
                        3 - Bankruptcy        8 - Resolved                  11 - Full Payoff
                        4 - Extension         9 - Pending Return            12 - Reps and Warranties
                        5 - Note Sale              to Master Servicer       13 - Other or TBD

[WELLS                             BANK OF AMERICA, N.A. - FIRST UNION NATIONAL BANK     FOR ADDITIONAL INFORMATION, PLEASE CONTACT
FARGO                               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLINK CUSTOMER SERVICE
LOGO]                                             SERIES 2001-3                                      (301) 815-6600
                                                                                         REPORTS AVAILABLE ON THE WORLD WIDE WEB
WELLS FARGO BANK MINNESOTA, N.A.                                                                   @WWW.CTSLINK.COM/CMBS
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY                                                                         PAYMENT DATE: 12/11/2001
COLUMBIA, MD 21044                                                                                RECORD DATE:  11/30/2001


                              MODIFIED LOAN DETAIL

=================================================================================================================================
                Offering
 Loan           Document          Pre-Modification
Number       Cross-Reference          Balance          Modification Date                        Modification Description
=================================================================================================================================








=================================================================================================================================
         TOTALS
=================================================================================================================================

[WELLS                             BANK OF AMERICA, N.A. - FIRST UNION NATIONAL BANK     FOR ADDITIONAL INFORMATION, PLEASE CONTACT
FARGO                               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 CTSLINK CUSTOMER SERVICE
LOGO]                                             SERIES 2001-3                                      (301) 815-6600
                                                                                         REPORTS AVAILABLE ON THE WORLD WIDE WEB
WELLS FARGO BANK MINNESOTA, N.A.                                                                   @WWW.CTSLINK.COM/CMBS
CORPORATE TRUST SERVICES
11000 BROKEN LAND PARKWAY                                                                         PAYMENT DATE: 12/11/2001
COLUMBIA, MD 21044                                                                                RECORD DATE:  11/30/2001


                             LIQUIDATED LOAN DETAIL



==============================================================================================================================
              Final Recovery        Offering                                                                    Gross Proceeds
 Loan         Determination         Document         Appraisal       Appraisal        Actual        Gross         as a % of
Number            Date           Cross-Reference        Date           Value          Balance     Proceeds      Actual Balance
==============================================================================================================================







==============================================================================================================================
  Current Total
==============================================================================================================================
Cumulative Total
==============================================================================================================================


===================================================================================
      Aggregate             Net           Net Proceeds                  Repurchased
     Liquidation        Liquidation        as a % of      Realized       by Seller
     Expenses (*)        Proceeds        Actual Balance      Loss          (Y/N)
===================================================================================








===================================================================================
  Current Total
===================================================================================
Cumulative Total
===================================================================================

(*) Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

                                                                         ANNEX D

                        CLASS XP REFERENCE RATE SCHEDULE

              INTEREST                                      INTEREST
              ACCRUAL     DISTRIBUTION       CLASS XP       ACCRUAL     DISTRIBUTION       CLASS XP
               PERIOD         DATE        REFERENCE RATE     PERIOD         DATE        REFERENCE RATE
              --------    ------------    --------------    --------    ------------    --------------
                  1         12/11/01         7.3089%           43          6/11/05         7.5508%
                  2          1/11/02         7.3088%           44          7/11/05         7.3083%
                  3          2/11/02         7.3088%           45          8/11/05         7.5508%
                  4          3/11/02         7.3092%           46          9/11/05         7.5508%
                  5          4/11/02         7.5508%           47         10/11/05         7.3083%
                  6          5/11/02         7.3088%           48         11/11/05         7.5508%
                  7          6/11/02         7.5508%           49         12/11/05         7.3082%
                  8          7/11/02         7.3087%           50          1/11/06         7.3082%
                  9          8/11/02         7.5508%           51          2/11/06         7.3082%
                 10          9/11/02         7.5508%           52          3/11/06         7.3100%
                 11         10/11/02         7.3087%           53          4/11/06         7.5501%
                 12         11/11/02         7.5508%           54          5/11/06         7.3088%
                 13         12/11/02         7.3087%           55          6/11/06         7.5515%
                 14          1/11/03         7.3087%           56          7/11/06         7.3081%
                 15          2/11/03         7.3086%           57          8/11/06         7.5508%
                 16          3/11/03         7.3091%           58          9/11/06         7.5508%
                 17          4/11/03         7.5507%           59         10/11/06         7.3122%
                 18          5/11/03         7.3086%           60         11/11/06         7.5550%
                 19          6/11/03         7.5507%           61         12/11/06         7.3122%
                 20          7/11/03         7.3086%           62          1/11/07         7.3122%
                 21          8/11/03         7.5508%           63          2/11/07         7.3122%
                 22          9/11/03         7.5508%           64          3/11/07         7.3129%
                 23         10/11/03         7.3086%           65          4/11/07         7.5550%
                 24         11/11/03         7.5508%           66          5/11/07         7.3121%
                 25         12/11/03         7.3086%           67          6/11/07         7.5550%
                 26          1/11/04         7.5508%           68          7/11/07         7.3121%
                 27          2/11/04         7.3085%           69          8/11/07         7.5550%
                 28          3/11/04         7.3087%           70          9/11/07         7.5550%
                 29          4/11/04         7.5507%           71         10/11/07         7.3120%
                 30          5/11/04         7.3084%           72         11/11/07         7.5550%
                 31          6/11/04         7.5507%           73         12/11/07         7.3120%
                 32          7/11/04         7.3084%           74          1/11/08         7.5550%
                 33          8/11/04         7.5507%           75          2/11/08         7.3120%
                 34          9/11/04         7.5507%           76          3/11/08         7.3122%
                 35         10/11/04         7.3084%           77          4/11/08         7.5550%
                 36         11/11/04         7.5507%           78          5/11/08         7.3119%
                 37         12/11/04         7.3084%           79          6/11/08         7.5550%
                 38          1/11/05         7.3083%           80          7/11/08         7.3119%
                 39          2/11/05         7.3083%           81          8/11/08         7.5555%
                 40          3/11/05         7.3089%           82          9/11/08         7.5555%
                 41          4/11/05         7.5508%           83         10/11/08         7.3122%
                 42          5/11/05         7.3083%           84         11/11/08         7.5555%

                                   Prospectus

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.
                                   DEPOSITOR

                       MORTGAGE PASS-THROUGH CERTIFICATES



CONSIDER CAREFULLY THE RISK FACTORS        THE TRUST --
BEGINNING ON PAGE 10 IN THIS               - may periodically issue mortgage pass-through
  PROSPECTUS.                              certificates in one or more series with one or more
Neither the certificates nor the             classes; and
underlying mortgage loans are insured      - will own --
  by any governmental agency.              - multifamily and commercial mortgage loans;
The certificates will represent            - mortgage-backed securities; and
  interests only in the related trust      - other property described and in the accompanying
  only and will not represent interests    prospectus supplement.
  in or obligations of Banc of America     THE CERTIFICATES --
  Commercial Mortgage Inc. or any of       - will represent interests in the Trust and will be
  its affiliates, including Bank of        paid only from the trust assets;
  America Corporation.                     - provide for the accrual of interest based on a fixed,
This prospectus may be used to offer       variable or adjustable interest rate;
  and sell any series of certificates      - may be offered through underwriters, which may
  only if accompanied by the prospectus    include Banc of America Securities LLC, an affiliate of
  supplement for that series.                Banc of America Commercial Mortgage Inc.; and
                                           - will not be listed on any securities exchange.
                                           THE CERTIFICATEHOLDERS --
                                           - will receive interest and principal payments based on
                                           the rate of payment of principal and the timing of
                                             receipt of payments on mortgage loans.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                October 31, 2001

 FOR MORE INFORMATION

Banc of America Commercial
Mortgage Inc. has filed with
the SEC additional
 registration materials
 relating to the certificates.
 You may read and copy any of
 these materials at the SEC's
 Public Reference Room at the
 following locations:

 - SEC Public Reference
   Section
   450 Fifth Street, N.W.
   Room 1204
   Washington, D.C. 20549

 - SEC Midwest Regional
   Offices
   Citicorp Center
   500 West Madison Street
   Suite 1400
   Chicago, Illinois
   60661-2511

You may obtain information on
the operation of the Public
 Reference Room by calling the
 SEC at 1-800-SEC-0330. The
 SEC also maintains an
 Internet site that contains
 reports, proxy and
 information statements, and
 other information that has
 been filed electronically
 with the SEC. The Internet
 address is
 http://www.sec.gov.

You may also contact Banc of
 America Commercial Mortgage
 Inc. in writing at Bank of
 America Corporate Center, 100
 North Tryon Street,
 Charlotte, North Carolina
 28255, or by telephone at
 (704) 386-2400.

See also the sections
captioned "Available
 Information" and
 "Incorporation of Certain
 Information by Reference"
 appearing at the end of this
 prospectus.
                                                 TABLE OF CONTENTS

                                                                                                  PAGE
                                                                                                  ----
                                                SUMMARY OF PROSPECTUS...........................     5
                                                RISK FACTORS....................................    10
                                                  The Limited Liquidity of Your Certificates May
                                                     Have An Adverse Impact on Your Ability to
                                                     Sell Your Certificates.....................    10
                                                  The Limited Assets of Each Trust May Adversely
                                                     Impact Your Ability To Recover Your
                                                     Investment in the Event of Loss on the
                                                     Underlying Mortgage Assets.................    10
                                                  Credit Support is Limited and May Not Be
                                                     Sufficient to Prevent Loss on Your
                                                     Certificates...............................    11
                                                  Prepayments on the Underlying Mortgage Loans
                                                     Will Affect the Average Life of Your
                                                     Certificates, and the Rate and Timing of
                                                     those Prepayments May Be Highly
                                                     Unpredictable..............................    11
                                                  Certificates Purchased at a Premium or a
                                                     Discount Will Be Sensitive to the Rate of
                                                     Principal Payment..........................    12
                                                  The Nature of Ratings Are Limited and Will Not
                                                     Guarantee that You Will Receive Any
                                                     Projected Return on Your Certificates......    13
                                                  Certain Factors Affecting Delinquency,
                                                     Foreclosure and Loss of the Mortgage
                                                     Loans......................................    13
                                                  Inclusion of Delinquent Mortgage Loans in a
                                                     Mortgage Asset Pool........................    16
                                                PROSPECTUS SUPPLEMENT...........................    16
                                                CAPITALIZED TERMS USED IN THIS PROSPECTUS.......    17
                                                DESCRIPTION OF THE TRUST FUNDS..................    18
                                                  General.......................................    18
                                                  Mortgage Loans................................    18
                                                  MBS...........................................    22
                                                  Certificate Accounts..........................    23
                                                  Credit Support................................    23
                                                  Cash Flow Agreements..........................    23
                                                YIELD AND MATURITY CONSIDERATIONS...............    23
                                                  General.......................................    23
                                                  Pass-Through Rate.............................    23
                                                  Payment Delays................................    24
                                                  Certain Shortfalls in Collections of
                                                     Interest...................................    24
                                                  Yield and Prepayment Considerations...........    24
                                                  Weighted Average Life and Maturity............    26
                                                  Other Factors Affecting Yield, Weighted
                                                     Average
                                                     Life and Maturity..........................    26
                                                THE DEPOSITOR...................................    28
                                                DESCRIPTION OF THE CERTIFICATES.................    28
                                                  General.......................................    28
                                                  Distributions.................................    29
                                                  Distributions of Interest on the
                                                     Certificates...............................    30
                                                  Distributions of Principal of the
                                                     Certificates...............................    31
                                                  Distributions on the Certificates Concerning
                                                     Prepayment Premiums or Concerning Equity
                                                     Participations.............................    31

                                                                                                  PAGE
                                                                                                  ----
                                                  Allocation of Losses and Shortfalls...........    31
                                                  Advances in Respect of Delinquencies..........    32
                                                  Reports to Certificateholders.................    32
                                                  Voting Rights.................................    34
                                                  Termination...................................    34
                                                  Book-Entry Registration and Definitive
                                                     Certificates...............................    34
                                                THE POOLING AND SERVICING AGREEMENTS............    36
                                                  General.......................................    36
                                                  Assignment of Mortgage Loans; Repurchases.....    36
                                                  Representations and Warranties; Repurchases...    38
                                                  Collection and Other Servicing Procedures.....    38
                                                  Sub-Servicers.................................    40
                                                  Certificate Account...........................    41
                                                  Modifications, Waivers and Amendments of
                                                     Mortgage Loans.............................    43
                                                  Realization Upon Defaulted Mortgage Loans.....    43
                                                  Hazard Insurance Policies.....................    45
                                                  Due-on-Sale and Due-on-Encumbrance
                                                     Provisions.................................    46
                                                  Servicing Compensation and Payment of
                                                     Expenses...................................    46
                                                  Evidence as to Compliance.....................    47
                                                  Certain Matters Regarding the Master Servicer,
                                                     the Special Servicer, the REMIC
                                                     Administrator and
                                                     the Depositor..............................    47
                                                  Events of Default.............................    49
                                                  Rights Upon Event of Default..................    49
                                                  Amendment.....................................    50
                                                  List of Certificateholders....................    51
                                                  The Trustee...................................    51
                                                  Duties of the Trustee.........................    51
                                                  Certain Matters Regarding the Trustee.........    52
                                                  Resignation and Removal of the Trustee........    52
                                                DESCRIPTION OF CREDIT SUPPORT...................    52
                                                  General.......................................    52
                                                  Subordinate Certificates......................    53
                                                  Insurance or Guarantees Concerning to Mortgage
                                                     Loans......................................    53
                                                  Letter of Credit..............................    53
                                                  Certificate Insurance and Surety Bonds........    54
                                                  Reserve Funds.................................    54
                                                  Cash Collateral Account.......................    54
                                                  Credit Support with respect to MBS............    54
                                                CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS.........    55
                                                  General.......................................    55
                                                  Types of Mortgage Instruments.................    55
                                                  Leases and Rents..............................    55
                                                  Personalty....................................    56
                                                  Foreclosure...................................    56
                                                  Bankruptcy Laws...............................    59
                                                  Environmental Considerations..................    60
                                                  Due-on-Sale and Due-on-Encumbrance
                                                     Provisions.................................    62

                                                                                                  PAGE
                                                                                                  ----
                                                  Junior Liens; Rights of Holders of Senior
                                                     Liens......................................    62
                                                  Subordinate Financing.........................    64
                                                  Default Interest and Limitations on
                                                     Prepayments................................    64
                                                  Applicability of Usury Laws...................    64
                                                  Certain Laws and Regulations..................    65
                                                  Americans with Disabilities Act...............    65
                                                  Soldiers' and Sailors' Civil Relief Act of
                                                     1940.......................................    65
                                                  Forfeitures in Drug and RICO Proceedings......    65
                                                CERTAIN FEDERAL INCOME TAX CONSEQUENCES.........    66
                                                  General.......................................    66
                                                  REMICs........................................    67
                                                  Grantor Trust Funds...........................    83
                                                STATE AND OTHER TAX CONSEQUENCES................    91
                                                CERTAIN ERISA CONSIDERATIONS....................    91
                                                  General.......................................    91
                                                  Plan Asset Regulations........................    92
                                                  Insurance Company General Accounts............    92
                                                  Consultation With Counsel.....................    93
                                                  Tax Exempt Investors..........................    93
                                                LEGAL INVESTMENT................................    93
                                                USE OF PROCEEDS.................................    95
                                                METHOD OF DISTRIBUTION..........................    95
                                                LEGAL MATTERS...................................    96
                                                FINANCIAL INFORMATION...........................    96
                                                RATING..........................................    97
                                                AVAILABLE INFORMATION...........................    97
                                                INCORPORATION OF CERTAIN INFORMATION
                                                  BY REFERENCE..................................    98
                                                GLOSSARY........................................    98

                             SUMMARY OF PROSPECTUS

This summary highlights selected information from this prospectus. It does not contain all the information you need to consider in making your investment decision. You should carefully review this prospectus and the related prospectus supplement in their entirety before making any investment in the certificates of any series. As used in this prospectus, "you" refers to a prospective investor in certificates, and "we" refers to the depositor, Banc of America Commercial Mortgage Inc. A "Glossary" appears at the end of this prospectus.

SECURITIES OFFERED

Mortgage pass-through certificates.

DEPOSITOR

Banc of America Commercial Mortgage Inc., a Delaware corporation and a subsidiary of Bank of America, N.A., has its principal executive offices at Bank of America Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255, and its telephone number is (704) 386-2400.

TRUSTEE

The trustee for each series of certificates will be named in the related prospectus supplement.

MASTER SERVICER

If the trust includes mortgage loans, the master servicer for the corresponding series of certificates will be named in the prospectus supplement.

SPECIAL SERVICER

If the trust includes mortgage loans, the special servicer for the corresponding series of certificates will be named, or the circumstances under which a special servicer may be appointed, will be described in the prospectus supplement.

MBS ADMINISTRATOR

If the trust includes mortgage-backed securities, the entity responsible for administering the mortgage-backed securities will be named in the prospectus supplement.

REMIC ADMINISTRATOR

The person responsible for the various tax-related administration duties for a series of certificates concerning real estate mortgage investment conduits will be named in the prospectus supplement.

THE MORTGAGE LOANS

Each series of certificates will, in general, consist of a pool of mortgage loans referred to as a mortgage asset pool secured by first or junior liens on --

- residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures; or

- office buildings, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, recreational vehicle and mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, entertainment or sports arenas, restaurants, marinas, mixed use or various other types of income-producing properties or unimproved land.

However, no one of the following types of properties will be overly-represented in the trust at the time the trust is formed:

(1) restaurants; (2) entertainment or sports arenas; (3) marinas; or (4) nursing homes, hospitals or other health care-related facilities.

The mortgage loans will not be guaranteed or insured by Banc of America Commercial Mortgage Inc. or any of its affiliates or, unless otherwise provided in the prospectus supplement, by any governmental agency or by any other person.

If specified in the prospectus supplement, some mortgage loans may be delinquent as of the date the trust is formed.

As described in the prospectus supplement, a mortgage loan may --

- provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed mortgage rate, or from a fixed to an adjustable mortgage rate;

- provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of certain events, and may permit negative amortization;

- be fully amortizing or may be partially amortizing or nonamortizing, with a balloon payment due on its stated maturity date;

- may prohibit over its term or for a certain period prepayments and/or require payment of a premium or a yield maintenance payment in connection with certain prepayments; and

- provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at such other interval as specified in the prospectus supplement.

Each mortgage loan will have had an original term to maturity of not more than 40 years. No mortgage loan will have been originated by Banc of America Commercial Mortgage Inc., although one of its affiliates may have originated some of the mortgage loans.

If any mortgage loan, or group of related mortgage loans, involves unusual credit risk, financial statements or other financial information concerning the related mortgaged property will be included in the related prospectus supplement.

As described in the prospectus supplement, the trust may also consist of mortgage participations, mortgage pass-through certificates and/or other mortgage-backed securities that evidence an interest in, or are secured by a pledge of, one or more mortgage loans similar to the other mortgage loans in the trust and which may or may not be issued, insured or guaranteed by the United States or any governmental agency.

THE CERTIFICATES

Each series of certificates will be issued in one or more classes pursuant to a pooling and servicing agreement or other agreement specified in the prospectus supplement and will represent in total the entire beneficial ownership interest in the trust.

As described in the prospectus supplement, the certificates of each series may consist of one or more classes that --

- are senior or subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates;

- are "stripped principal certificates" entitled to distributions of principal, with disproportionate, nominal or no distributions of interest;

- are "stripped interest certificates" entitled to distributions of interest, with disproportionate, nominal or no distributions of principal;

- provide for distributions of interest or principal that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series;

- provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the trust;

- provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

- provide for distribution based on collections on the mortgage assets in the trust attributable to prepayment premiums, yield maintenance payments or equity participations.

If specified in the prospectus supplement, a series of certificates may include one or more "controlled amortization classes," which will entitle the holders to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the trust remains relatively constant at the rate of prepayment used to establish the specific principal payment schedule for such certificates. Prepayment risk with respect to a given mortgage asset pool does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more other classes of the same series.

Each class of certificates, other than certain classes of stripped interest certificates and certain classes of REMIC residual certificates will have an initial stated principal amount. Each class of certificates, other than certain classes of stripped principal certificates and certain classes of REMIC residual certificates, will accrue interest on its certificate balance or, in the case of certain classes of stripped interest certificates, on a notional amount, based on a pass-through rate which may be fixed, variable or adjustable. The prospectus supplement will specify the certificate balance, notional amount and/or pass-through rate for each class of certificates.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

Interest on each class of certificates (other than certain classes of stripped principal certificates and certain classes of REMIC residual certificates) of each series will accrue at the applicable pass-through rate on the certificate balance and will be paid on a distribution date. However, in the case of certain classes of stripped interest certificates, the notional amount outstanding from time to time will be paid to certificateholders as provided in the prospectus supplement on a specified distribution date.

Distributions of interest concerning one or more classes of certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates. Interest accrued concerning a class of accrual certificates prior to the occurrence of such an event will either be added to the certificate balance or otherwise deferred as described in the prospectus supplement. Distributions of interest concerning one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and in the prospectus supplement.

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

Each class of certificates of each series (other than certain classes of stripped interest certificates and certain classes of REMIC residual certificates) will have a certificate balance. The certificate balance of a class of certificates outstanding from time to time will represent the maximum amount that the holders are then entitled to receive in respect of principal from future cash flow on the assets in the trust. The initial total certificate balance of all classes of a series of certificates will not be greater than the outstanding principal balance of the related mortgage assets as of a specified cut-off date, after application of scheduled payments due on or before such date, whether or not received. As described in the prospectus supplement, distributions of principal with respect to the related series of certificates will be made on each distribution date to the holders of the class certificates of such series then entitled until the certificate balances of such certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates --

- may be made at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the assets in the trust;

- may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series;

- may be made, subject to certain limitations, based on a specified principal payment schedule; or

- may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the trust are received. Unless otherwise specified in the prospectus supplement, distributions of principal of any class of certificates will be made on a pro rata basis among all of the certificates of such class.

CREDIT SUPPORT AND CASH FLOW AGREEMENTS

If specified in the prospectus supplement, partial or full protection against certain defaults and losses on the assets in the trust may be provided to one or more classes of certificates by (1) subordination of one or more other classes of certificates to classes in the same series, or by (2) of such series, one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund, cash collateral account, overcollateralization or other credit support. If so provided in the prospectus supplement, the trust may include --

- guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate; or

- certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the mortgage assets or on one or more classes of certificates.

Certain relevant information regarding any applicable credit support or cash flow agreement will be set forth in the prospectus supplement for a series of certificates.

ADVANCES

As specified in the prospectus supplement, if the trust includes mortgage loans, the master servicer, the special servicer, the trustee, any provider of credit support, and/or another specified person may be obligated to make, or have the option of making, certain advances concerning delinquent scheduled payments of principal and/or interest on mortgage loans. Any advances made concerning a particular mortgage loan will be reimbursable from subsequent recoveries relating to the particular mortgage loan and as described in the prospectus supplement. If specified in the prospectus supplement, any entity making such advances may be entitled to receive interest for a specified period during which certain or all of such advances are outstanding, payable from amounts in the trust. If the trust includes mortgaged-backed securities, any comparable advancing obligation of a party to the related pooling and servicing agreement, or of a party to the related mortgage-backed securities agreement, will be described in the prospectus supplement.

OPTIONAL TERMINATION

If specified in the prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the trust. If provided in the related prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a specified party may be authorized or required to solicit bids for the purchase of all of the assets of the trust, or of a sufficient portion of such assets to retire such class or classes.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The certificates of each series will constitute or evidence ownership of either --

- "regular interests" and "residual interests" in the trust, or a designated portion of the trust, treated as a REMIC under Sections 860A through 860G of the Code; or

- certificates in a trust treated as a grantor trust under applicable provisions of the Code.

Investors are advised to consult their tax advisors and to review "Certain Federal Income Tax Consequences" in this prospectus and in the prospectus supplement.

CERTAIN ERISA CONSIDERATIONS

Fiduciaries of retirement plans and certain other employee benefit plans and arrangements, including individual retirement accounts, individual retirement annuities, Keogh plans, and collective investment funds and separate individual retirement accounts in which such plans, accounts, annuities or arrangements are invested, that are subject to the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, or any materially similar provisions of federal, state or local law should review with their legal advisors whether the purchase or holding of certificates could give rise to a transaction that is prohibited.

LEGAL INVESTMENT

The certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, only if specified in the prospectus supplement. Investors whose investment authority is subject to legal restrictions should consult their legal advisors to determine whether and to what extent the certificates constitute legal investments for them.

RATING

At their respective dates of issuance, each class of certificates will be rated as of investment grade by one or more nationally recognized statistical rating agencies.

                                  RISK FACTORS

     In considering an investment in the certificates of any series, you should consider carefully the following risk factors and the risk factors in the prospectus supplement.

THE LIMITED LIQUIDITY OF YOUR CERTIFICATES MAY HAVE AN ADVERSE IMPACT ON YOUR ABILITY TO SELL YOUR CERTIFICATES.

     The certificates of any series may have limited or no liquidity. You may be forced to bear the risk of investing in the certificates for an indefinite period of time. In addition, you may have no redemption rights, and the certificates are subject to early retirement only under certain circumstances.

     Lack of a Secondary Market May Limit the Liquidity of Your Certificate. We cannot assure you that a secondary market for the certificates will develop or, if it does develop, that it will provide certificateholders with liquidity of investment or that it will continue for as long as the certificates remain outstanding.

     The prospectus supplement may indicate that an underwriter intends to establish a secondary market in the certificates, although no underwriter will be obligated to do so. Any secondary market may provide less liquidity to investors than any comparable market for securities relating to single-family mortgage loans. Unless specified in the prospectus supplement, the certificates will not be listed on any securities exchange.

     The Limited Nature of Ongoing Information Regarding Your Certificate May Adversely Affect Liquidity. The primary source of ongoing information regarding the certificates, including information regarding the status of the related mortgage assets and any credit support for the certificates, will be the periodic reports to certificateholders to be delivered pursuant to the related pooling and servicing agreement.

     We cannot assure you that any additional ongoing information regarding the certificates will be available through any other source. The limited nature of such information concerning a series of certificates may adversely affect liquidity, even if a secondary market for the certificates does develop.

     The Liquidity of Your Certificate May Be Affected by External Sources Including Interest Rate Movement. If a secondary market does develop for the certificates, the market value of the certificates will be affected by several factors, including --

     - perceived liquidity;

     - the anticipated cash flow (which may vary widely depending upon the prepayment and default assumptions concerning the underlying mortgage loans); and

     - prevailing interest rates.

     The price payable at any given time for certain classes of certificates may be extremely sensitive to small fluctuations in prevailing interest rates. The relative change in price for a certificate in response to an upward or downward movement in prevailing interest rates may not necessarily equal the relative change in price for the certificate in response to an equal but opposite movement in such rates. Therefore, the sale of certificates by a holder in any secondary market that may develop may be at a discount from the price paid by such holder. We are not aware of any source through which price information about the certificates will be generally available on an ongoing basis.

THE LIMITED ASSETS OF EACH TRUST MAY ADVERSELY IMPACT YOUR ABILITY TO RECOVER YOUR INVESTMENT IN THE EVENT OF LOSS ON THE UNDERLYING MORTGAGE ASSETS.

     Unless specified in the prospectus supplement, neither the certificates nor the mortgage assets in the trust will be guaranteed or insured by Banc of America Commercial Mortgage Inc. or any of its affiliates, by any governmental agency or by any other person or entity. No certificate will represent a claim against or security interest in the trust funds for any other series. Therefore, if the related trust fund has insufficient assets to make payments, no other assets will be available for payment of the deficiency, and the holders of one or more classes of the certificates will be required to bear the consequent loss.

     Certain amounts on deposit from time to time in certain funds or accounts constituting part of the trust, including the certificate account and any accounts maintained as credit support, may be withdrawn under certain conditions, for purposes other than the payment of principal of or interest on the related series of certificates. On any distribution occurring after losses or shortfalls in collections on the mortgage assets have been incurred, all or a portion of the amount of losses or shortfalls in collections on the mortgage assets will be borne on a disproportionate basis among classes of certificates.

CREDIT SUPPORT IS LIMITED AND MAY NOT BE SUFFICIENT TO PREVENT LOSS ON YOUR CERTIFICATES.

     The prospectus supplement for a series of certificates will describe any credit support. Such credit support may not cover all potential losses. For example, credit support may or may not cover loss by reason of fraud or negligence by a mortgage loan originator or other parties. Any such losses not covered by credit support may, at least in part, be allocated to one or more classes of certificates.

     A series of certificates may include one or more classes of subordinate certificates, if provided in the prospectus supplement. Although subordination is intended to reduce the likelihood of temporary shortfalls and ultimate losses to holders of senior certificates, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any related credit support may be exhausted before the principal of the later-paid classes of certificates of such series has been repaid in full.

     The impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those classes of certificates having a later right of payment.

     If a form of credit support covers the certificates of more than one series and losses on the related mortgage assets exceed the amount of such credit support, it is possible that the holders of certificates of one (or more) such series such credit support will disproportionately benefit, to the detriment of the holders of certificates of one (or more) other such series.

     The amount of any applicable credit support supporting one or more classes of certificates will be determined on the basis of criteria established by each rating agency rating such classes of certificates based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the loss experience on the related mortgage assets will not exceed such assumed levels. If the losses on the related mortgage assets do exceed such assumed levels, the holders of one or more classes of certificates will be required to bear such additional losses.

PREPAYMENTS ON THE UNDERLYING MORTGAGE LOANS WILL AFFECT THE AVERAGE LIFE OF YOUR CERTIFICATES, AND THE RATE AND TIMING OF THOSE PREPAYMENTS MAY BE HIGHLY UNPREDICTABLE.

     As a result of prepayments on the mortgage loans in the trust, the amount and timing of distributions of principal and/or interest on the certificates of the related series may be highly unpredictable. Prepayments on the mortgage loans in the trust will result in a faster rate of principal payments on one or more classes of the related series of certificates than if payments on such mortgage loans were made as scheduled. Therefore, the prepayment experience on the mortgage loans in the trust may affect the average life of one or more classes of certificates of the related series.

     The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. For example, if prevailing interest rates fall significantly below the mortgage rates borne by the mortgage loans included in the trust, principal prepayments on such mortgage loans are likely to be higher than if prevailing interest rates remain at or above the rates borne by those mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage rates borne by the mortgage loans included in the trust, then principal prepayments on such mortgage loans are likely to be lower than if prevailing interest rates remain at or below the mortgage rates borne by those mortgage loans.

     We cannot assure you what as to the actual rate of prepayment on the mortgage loans in the trust will be, or that such rate of prepayment will conform to any model in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans in the trust, the retirement of any class of certificates of the related series could occur significantly earlier or later, and its average life could be significantly shorter or longer, than expected.

     The extent to which prepayments on the mortgage loans in trust ultimately affect the average life of any class of certificates of the related series will depend on the terms and provisions of the certificates. A class of certificates may provide that on any distribution date the holders of the certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the trust fund that are distributable on such date.

     A class of certificates that entitles the holders to a disproportionately large share of the prepayments on the mortgage loans in the trust increases the likelihood of early retirement of such class if the rate of prepayment is relatively fast. This type of early retirement risk is sometimes referred to as "call risk."

     A class of certificates that entitles its holders to a disproportionately small share of the prepayments on the mortgage loans in the trust increases the likelihood of an extended average life of such class if the rate of prepayment is relatively slow. This type of prolonged retirement risk is sometimes referred to as "extension risk."

     As described in the prospectus supplement, the respective entitlements of the various classes of certificate-holders of any series to receive payments (and, in particular, prepayments) of principal of the mortgage loans in the trust may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of certificates of such series) or subject to certain contingencies (e.g., prepayment and default rates with respect to such mortgage loans).

     A series of certificates may include one or more controlled amortization classes, which will entitle the holders to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the trust remains relatively constant at the rate of prepayment used to establish the specific principal payment schedule for the certificates. Prepayment risk concerning a given mortgage asset pool does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series.

     As described in the prospectus supplement, a companion class may entitle the holders to a disproportionately large share of prepayments on the mortgage loans in the trust when the rate of prepayment is relatively fast, and/or may entitle the holders to a disproportionately small share of prepayments on the mortgage loans in the trust when the rate of prepayment is relatively slow. A companion class absorbs some (but not all) of the call risk and/or extension risk that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the trust were allocated on a pro rata basis.

CERTIFICATES PURCHASED AT A PREMIUM OR A DISCOUNT WILL BE SENSITIVE TO THE RATE OF PRINCIPAL PAYMENT.

     A series of certificates may include one or more classes offered at a premium or discount. Yields on such classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans in the trust fund. If the amount of interest payable with respect to a class is disproportionately large as compared to the amount of principal, as with certain classes of stripped interest certificates, a holder might fail to recover its original investment under some prepayment scenarios. The yield to maturity of any class of certificates may vary from the anticipated yield due to the degree to which the certificates are purchased at a discount or premium and the amount and timing of distributions.

     You should consider, in the case of any certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield. In the case of any certificate purchased at a premium, you should consider the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield.

THE NATURE OF RATINGS ARE LIMITED AND WILL NOT GUARANTEE THAT YOU WILL RECEIVE ANY PROJECTED RETURN ON YOUR CERTIFICATES.

     Any rating assigned by a rating agency to a class of certificates will reflect only its assessment of the likelihood that holders of the certificates will receive payments to which the certificateholders are entitled under the related pooling and servicing agreement. Such rating will not constitute an assessment of the likelihood that --

     - principal prepayments on the related mortgage loans will be made;

     - the degree to which the rate of such prepayments might differ from that originally anticipated; or

     - the likelihood of early optional termination of the trust.

     Any rating will not address the possibility that prepayment of the mortgage loans at a higher or lower rate than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a certificate at a significant premium might fail to recover its initial investment under certain prepayment scenarios. Therefore, a rating assigned by a rating agency does not guarantee or ensure the realization of any anticipated yield on a class of certificates.

     The amount, type and nature of credit support given a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of such series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, such criteria may be based upon determinations of the values of the properties that provide security for the mortgage loans. However, we cannot assure you that those values will not decline in the future. As a result, the credit support required in respect of the certificates of any series may be insufficient to fully protect the holders of such certificates from losses on the related mortgage asset pool.

CERTAIN FACTORS AFFECTING DELINQUENCY, FORECLOSURE AND LOSS OF THE MORTGAGE
LOANS.

     Mortgage loans made on the security of multifamily or commercial property may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss than loans made on the security of an owner-occupied single-family property. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. Therefore, the value of an income-producing property is directly related to the net operating income derived from such property.

     If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired. A number of the mortgage loans may be secured by liens on owner-occupied properties or on properties leased to a single tenant or in which only a few tenants produce a material amount of the rental income. As the primary component of the net operating income of a property, rental income (and maintenance payments from tenant stockholders of a Cooperative) and the value of any property are subject to the vagaries of the applicable real estate market and/or business climate. Properties typically leased, occupied or used on a short-term basis, such as health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties leased, occupied or used for longer periods, such as (typically) warehouses, retail stores, office buildings and industrial plants. Commercial Properties may be secured by owner-occupied properties or properties leased to a single tenant. Therefore, a decline in the financial condition of the borrower or a single tenant may have a disproportionately greater effect on the net operating income from such properties than would be the case with respect to properties with multiple tenants.

     Changes in the expense components of the net operating income of a property due to the general economic climate or economic conditions in a locality or industry segment, such as (1) increases in interest rates, real estate and personal property tax rates and other operating expenses including energy costs, (2) changes in governmental rules, regulations and fiscal policies, including environmental legislation, and (3) acts of God may also affect the net operating income and the value of the property and the risk of default on the related mortgage loan. In some cases leases of properties may provide that the lessee, rather than the mortgagor, is responsible for payment of certain of these expenses. However, because leases are subject to default risks as well as when a tenant's income is insufficient to cover its rent and operating expenses, the existence of such "net of expense" provisions will only temper, not eliminate, the impact of expense increases on the performance of the related mortgage loan.

     Additional considerations may be presented by the type and use of a particular property. For instance, properties that operate as hospitals and nursing homes are subject to significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions. Hotel, motel and restaurant properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. The transferability of a hotel's or restaurant's operating, liquor and other licenses upon a transfer of the hotel or the restaurant, whether through purchase or foreclosure, is subject to local law requirements.

     In addition, the concentration of default, foreclosure and loss risks in mortgage loans in the trust will generally be greater than for pools of single-family loans because mortgage loans in the trust generally will consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

     Limited Recourse Nature of the Mortgage Loans May Make Recovery Difficult in the Event that a Mortgage Loan Defaults. We anticipate that some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. In this type of mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets, we cannot assure you that enforcement of such recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery concerning a defaulted mortgage loan in excess of the liquidation value of the related property.

     Cross-Collateralization Provisions May Have Limitations on Their Enforceability. A mortgage pool may include groups of mortgage loans which are cross-collateralized and cross-defaulted. These arrangements are designed primarily to ensure that all of the collateral pledged to secure the respective mortgage loans in a cross-collateralized group. Cash flows generated on these type of mortgage loans are available to support debt service on, and ultimate repayment of, the total indebtedness. These arrangements seek to reduce the risk that the inability of one or more of the mortgaged properties securing any such group of mortgage loans to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses.

     If the properties securing a group of mortgage loans which are cross-collateralized are not all owned by the same entity, creditors of one or more of the related borrowers could challenge the cross-collateralization arrangement as a fraudulent conveyance. Under federal and state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and was then insolvent, was rendered insolvent by such obligation or transfer or had unreasonably small capital for its business. A creditor seeking to enforce remedies against a property subject to such cross-collateralization to repay such creditor's claim against the related borrower could assert that --

     - such borrower was insolvent at the time the cross-collateralized mortgage loans were made; and

     - such borrower did not, when it allowed its property to be encumbered by a lien securing the indebtedness represented by the other mortgage loans in the group of cross-collateralized mortgage loans, receive fair consideration or reasonably equivalent value for, in effect, "guaranteeing" the performance of the other borrowers.

     Although the borrower making such "guarantee" will be receiving "guarantees" from each of the other borrowers in return, we cannot assure you that such exchanged "guarantees" would be found to constitute fair consideration or be of reasonably equivalent value.

     The cross-collateralized mortgage loans may be secured by mortgage liens on properties located in different states. Because of various state laws governing foreclosure or the exercise of a power of sale and because foreclosure actions are usually brought in state court, and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under any such mortgage loan to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of the related mortgages is not impaired or released.

     Increased Risk of Default Associated With Balloon Payments. Some of the mortgage loans included in the trust may be nonamortizing or only partially amortizing over their terms to maturity. These types of mortgage loans will require substantial payments of principal and interest (that is, balloon payments) at their stated maturity. These loans involve a greater likelihood of default than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related property. The ability of a borrower to accomplish either of these goals will be affected by --

     - the value of the related property;

     - the level of available mortgage rates at the time of sale or refinancing;

     - the borrower's equity in the related property;

     - the financial condition and operating history of the borrower and the related property;

     - tax laws;

     - rent control laws (pertaining to certain residential properties);

     - Medicaid and Medicare reimbursement rates (pertaining to hospitals and nursing homes);

     - prevailing general economic conditions; and

     - the availability of credit for loans secured by multifamily or commercial property.

     Neither Banc of America Commercial Mortgage Inc. nor any of its affiliates will be required to refinance any mortgage loan.

     As specified in the prospectus supplement, the master servicer or the special servicer will be permitted (within prescribed limits) to extend and modify mortgage loans that are in default or as to which a payment default is imminent. Although the master servicer or the special servicer generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery than liquidation, taking into account the time value of money, we cannot assure you that any such extension or modification will in fact increase the present value of receipts from or proceeds of the affected mortgage loans.

     The Lender Under a Mortgage Loan May Have Difficulty Collecting Rents Upon the Default and/or Bankruptcy of the Related Borrower. Each mortgage loan included in the trust secured by property that is subject to leases typically will be secured by an assignment of leases and rents. Under such an assignment, the mortgagor assigns to the mortgagee its right, title and interest as lessor under the leases of the related property, and the income derived, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected.

     The Enforceability of Due-on-Sale and Debt-Acceleration Clauses May Be Limited in Certain Situations. Mortgages may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the mortgage loan if the borrower sells, transfers or conveys the related property or its interest in the property. Mortgages also may include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or nonmonetary default of the mortgagor. Such clauses are generally enforceable subject to certain exceptions. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

     Adverse Environmental Conditions May Subject a Mortgage Loan to Additional Risk. Under the laws of certain states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, a lender may be liable, as an "owner" or "operator", for costs of addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether the environmental damage or threat was caused by the borrower or a prior owner. A lender also risks such liability on foreclosure of the mortgage.

     Certain Special Hazard Losses May Subject Your Certificates to an Increased Risk of Loss. Unless otherwise specified in a prospectus supplement, the master servicer and special servicer for the trust will be required to cause the borrower on each mortgage loan in the trust to maintain such insurance coverage in respect of the property as is required under the related mortgage, including hazard insurance. As described in the prospectus supplement, the master servicer and the special servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any property through acquisition of a blanket policy.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Unless the mortgage specifically requires the mortgagor to insure against physical damage arising from such causes, then, to the extent any consequent losses are not covered by credit support, such losses may be borne, at least in part, by the holders of one or more classes of certificates of the related series.

INCLUSION OF DELINQUENT MORTGAGE LOANS IN A MORTGAGE ASSET POOL.

     If provided in the prospectus supplement, the trust fund for a particular series of certificates may include mortgage loans that are past due. As specified in the related prospectus supplement, the servicing of such mortgage loans will be performed by the special servicer. The same entity may act as both master servicer and special servicer. Credit support provided with respect to a particular series of certificates may not cover all losses related to such delinquent mortgage loans, and investors should consider the risk that the inclusion of such mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments concerning the subject mortgage asset pool and the yield on the certificates of such series.

                             PROSPECTUS SUPPLEMENT

     To the extent appropriate, the prospectus supplement relating to each series of offered certificates will contain --

     - a description of the class or classes of such offered certificates, including the payment provisions with respect to each such class, the aggregate principal amount (if any) of each such class, the rate at which interest accrues from time to time (if at all), with respect to each such class or the method of determining such rate, and whether interest with respect to each such class will accrue from time to time on its aggregate principal amount (if any) or on a specified notional amount (if at all);

     - information with respect to any other classes of certificates of the same series;

     - the respective dates on which distributions are to be made;

     - information as to the assets, including the mortgage assets, constituting the related trust fund;

     - the circumstances, if any, under which the related trust fund may be subject to early termination;

     - additional information with respect to the method of distribution of such offered certificates;

     - whether one or more REMIC elections will be made and the designation of the "regular interests" and "residual interests" in each REMIC to be created and the identity of the person responsible for the various tax-related duties in respect of each REMIC to be created;

     - the initial percentage ownership interest in the related trust fund to be evidenced by each class of certificates of such series;

     - information concerning the trustee of the related trust fund;

     - if the related trust fund includes mortgage loans, information concerning the master servicer and any special servicer of such mortgage loans and the circumstances under which all or a portion, as specified, of the servicing of a mortgage loan would transfer from the master servicer to the special servicer;

     - information as to the nature and extent of subordination of any class of certificates of such series, including a class of offered certificates; and

     - whether such offered certificates will be initially issued in definitive or book-entry form.

                   CAPITALIZED TERMS USED IN THIS PROSPECTUS

     From time to time we use capitalized terms in this prospectus. Each of those capitalized terms will have the meaning assigned to it in the "Glossary" attached to this prospectus.

                         DESCRIPTION OF THE TRUST FUNDS

GENERAL

     The primary assets of each trust fund will consist of mortgage assets which will include --

     - various types of multifamily or commercial mortgage loans;

     - mortgage participations, pass-through certificates or other mortgage-backed securities that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans; or

     - a combination of such mortgage loans and mortgage backed securities.

     We will establish each trust fund and select each mortgage asset. We will purchase mortgage assets to be included in the trust fund and select each mortgage asset from the Mortgage Asset Seller who may not have originated the mortgage asset or issued the MBS and may be our affiliate.

     We will not insure or guaranty the mortgage assets nor will any of its affiliates or, unless otherwise provided in the related prospectus supplement, by any governmental agency or instrumentality or by any other person. The discussion below under the heading "-- Mortgage Loans", unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

MORTGAGE LOANS

     General. The mortgage loans will be evidenced by promissory notes (referred to in this prospectus as mortgage notes) notes secured by mortgages, deeds of trust or similar security instruments (referred to in this prospectus as mortgages) that create first or junior liens on fee or leasehold estates in properties consisting of --

     - residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures; or

     - office buildings, retail stores and establishments, hotels or motels, nursing homes, hospitals or other health care-related facilities, recreational vehicle and mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, entertainment or sports arenas, restaurants, marinas, mixed use or various other types of income-producing properties or unimproved land.

     These multifamily properties may include mixed commercial and residential structures and apartment buildings owned by private cooperative housing corporations. However, no one of the following types of commercial properties will represent security for a material concentration of the mortgage loans in any trust fund, based on principal balance at the time such trust fund is formed: (1) restaurants; (2) entertainment or sports arenas; (3) marinas; or (4) nursing homes, hospitals or other health care-related facilities. Unless otherwise specified in the related prospectus supplement, each mortgage will create a first priority mortgage lien on a borrower's fee estate in a mortgaged property. If a mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related prospectus supplement, the term of any such leasehold will exceed the term of the mortgage note by at least ten years. Unless otherwise specified in the related prospectus supplement, each mortgage loan will have been originated by a person other than us; however, such person may be or may have been our affiliate.

     If so provided in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans secured by junior liens, and the loans secured by the related senior liens may not be included in the mortgage pool. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens. The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the

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

related mortgaged property, if such proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. If the master servicer were to foreclose on any mortgage loan, it would do so subject to any related senior liens. In order for the debt related to such mortgage loan to be paid in full at such sale, a bidder at the foreclosure sale of such mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and any senior liens or purchase the mortgaged property subject to such senior liens. In the event that such proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the certificates of the related series bear --

     - the risk of delay in distributions while a deficiency judgment against the borrower is obtained; and

     - the risk of loss if the deficiency judgment is not obtained and satisfied. Moreover, deficiency judgments may not be available in certain jurisdictions, or the particular mortgage loan may be a nonrecourse loan, which means that, absent special facts, recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure repayment of the mortgage loan.

     If so specified in the related prospectus supplement, the mortgage assets for a particular series of certificates may include mortgage loans that are delinquent as of the date such certificates are issued. In that case, the related prospectus supplement will set forth, as to each such mortgage loan, available information as to the period of such delinquency, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt.

     Default and Loss Considerations with Respect to the Mortgage
Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, as noted above, some or all of the mortgage loans included in a particular trust fund may be nonrecourse loans.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the likelihood of default on such a loan. The Net Operating Income of a mortgaged property will generally fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a nonowner occupied, income-producing property, rental income (and, with respect to a mortgage loan secured by a cooperative apartment building, maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial Properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of such a mortgaged property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on such properties may pose a greater likelihood of default and loss than loans secured by liens on Multifamily Properties or on multi-tenant Commercial Properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the likelihood of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, the existence of such "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property must be liquidated following a default. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a mortgaged property, and thus (a) the greater the incentive of the borrower to perform under the terms of the related mortgage loan (in order to protect such equity) and (b) the greater the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the likelihood of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon certain factors including changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on --

     - the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date);

     - the income capitalization method (a projection of value based upon the property's projected net cash flow),

     - or upon a selection from or interpolation of the values derived from such methods.

     Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

     Although there may be multiple methods for determining the value of a mortgaged property, value will in all cases be affected by property performance. As a result, if a mortgage loan defaults because the income generated by the related mortgaged property is insufficient to cover operating costs and expenses and pay debt service, then the value of the mortgaged property will reflect such and a liquidation loss may occur.

     While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there can be no assurance that all of such factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See "Risk Factors -- Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans -- General" and "-- Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans -- Increased Risk of Default Associated With Balloon Payments".

     Payment Provisions of the Mortgage Loans.  All of the mortgage loans will
(1) have had original terms to maturity of not more than 40 years and (2) provide for scheduled payments of principal, interest or both, to be made on specified dates that occur monthly, quarterly, semi-annually or annually. A mortgage loan may --

     - provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate;

     - provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in its interest rate or to reflect the occurrence of certain events, and may permit negative amortization;

     - may be fully amortizing or may be partially amortizing or nonamortizing, with a balloon payment due on its stated maturity date;

     - may prohibit over its term or for a certain period prepayments and/or require payment of a premium or a yield maintenance payment in connection with certain prepayments, in each case as described in the related prospectus supplement.

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

     A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related mortgaged property, or profits realized from the operation or disposition of such mortgaged property or the benefit, if any, resulting from the refinancing of the mortgage loan, as described in the related prospectus supplement. See "Certain Legal Aspects of the Mortgage
Loans -- Default Interest and Limitations on Prepayments" in the prospectus regarding the enforceability of prepayment premiums and yield maintenance charges.

     Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund, which, to the extent then applicable, will generally include the following:

     - the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

     - the type or types of property that provide security for repayment of the mortgage loans;

     - the earliest and latest origination date and maturity date of the mortgage loans;

     - the original and remaining terms to maturity of the mortgage loans, or the respective ranges of such terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

     - the Loan-to-Value Ratios of the mortgage loans (either at origination or as of a more recent date), or the range of the Loan-to-Value-Ratios, and the weighted average of such Loan-to-Value Ratios;

     - the Mortgage Rates borne by the mortgage loans, or the range of the Mortgage Rate, and the weighted average Mortgage Rate borne by the mortgage loans;

     - with respect to mortgage loans with adjustable Mortgage Rates, the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on Mortgage Rate adjustments at the time of any adjustment and over the life of such mortgage loan;

     - information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums,

     - the Debt Service Coverage Ratios of the mortgage loans (either at origination or as of a more recent date), or the range Debt Service Coverage Ratios, and the weighted average of such Debt Service Coverage Ratios, and

     - the geographic distribution of the mortgaged properties on a state-by-state basis. In appropriate cases, the related prospectus supplement will also contain certain information available us that pertains to the provisions of leases and the nature of tenants of the mortgaged properties. If we are unable to provide the specific information described above at the time any offered certificates of a series are initially offered, more general information of the nature described above will be provided in the related prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of those certificates at or before their initial issuance and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days following their issuance.

     If any mortgage loan, or group of related mortgage loans, constitutes a concentration of credit risk, financial statements or other financial information with respect to the related mortgaged property or mortgaged properties will be included in the related prospectus supplement.

     If and to the extent available and relevant to an investment decision in the offered certificates of the related series, information regarding the prepayment experience of a master servicer's multifamily and/or commercial mortgage loan servicing portfolio will be included in the related prospectus supplement. However, many servicers do not maintain records regarding such matters or, at least, not in a format that can be readily aggregated. In addition, the relevant characteristics of a master servicer's servicing portfolio may be so materially different from those of the related mortgage asset pool that such prepayment experience would not be meaningful to an investor. For example, differences in geographic dispersion, property type and/or loan terms (e.g., mortgage rates, terms to maturity and/or prepayment restrictions) between the two pools of loans could render the master servicer's prepayment experience irrelevant. Because of the nature of the assets to be serviced and administered by a special servicer, no comparable prepayment information will be presented with respect to the special servicer's multifamily and/or commercial mortgage loan servicing portfolio.

MBS

     MBS may include (1) private-label (that is, not issued, insured or guaranteed by the United States or any agency or instrumentality of the United States) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or (2) certificates issued and/or insured or guaranteed by the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Governmental National Mortgage Association or the Federal Agricultural Mortgage Corporation, provided that, unless otherwise specified in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

     Except in the case of a pro rata mortgage participation in a single mortgage loan or a pool of mortgage loans, each MBS included in a mortgage asset pool: (a) either will (1) have been previously registered under the Securities Act of 1933, as amended, (2) be exempt from such registration requirements or
(3) have been held for at least the holding period specified in Rule 144(k) under the Securities Act of 1933, as amended; and (b) will have been acquired (other than from us or any of our affiliates) in bona fide secondary market transactions.

     Any MBS will have been issued pursuant to a MBS agreement which is a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement. The issuer of the MBS and/or the servicer of the underlying mortgage loans will be parties to the MBS agreement, generally together with a trustee or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the classes of the offered certificates described in this prospectus. Distributions in respect of the MBS will be made by the issuer of the MBS, the servicer of the MBS, or the trustee of the MBS agreement or the MBS Trustee on the dates specified in the related prospectus supplement. The Issuer of the MBS or the MBS Servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

     Reserve funds, subordination or other credit support similar to that described for the offered certificates under "Description of Credit Support" may have been provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

     The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available --

     - the aggregate approximate initial and outstanding principal amount(s) and type of the MBS to be included in the trust fund;

     - the original and remaining term(s) to stated maturity of the MBS, if applicable;

     - the pass-through or bond rate(s) of the MBS or the formula for determining such rate(s);

     - the payment characteristics of the MBS;

     - the issuer of the MBS, Servicer of the MBS and trustee of the MBS, as applicable, of each of the MBS;

     - a description of the related credit support, if any;

     - the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity;

     - the terms on which mortgage loans may be substituted for those originally underlying the MBS;

     - the type of mortgage loans underlying the MBS and, to the extent available and appropriate under the circumstances, such other information in respect of the underlying mortgage loans described under "-- Mortgage Loans -- Mortgage Loan Information in Prospectus Supplements"; and

     - the characteristics of any cash flow agreements that relate to the MBS.

CERTIFICATE ACCOUNTS

     Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders into which all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund will be deposited to the extent described in this prospectus and in the related prospectus supplement. See "The Pooling and Servicing Agreements -- Certificate Account".

CREDIT SUPPORT

     If so provided in the prospectus supplement for a series of certificates, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of such series in the form of subordination of one or more other classes of certificates of such series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee or reserve fund, among others, or a combination of subordination and credit support. The amount and types of credit support, the identity of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for a series of certificates. See "Risk Factors -- Credit Support Limitations" and "Description of Credit Support".

CASH FLOW AGREEMENTS

     If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for such series will be invested at a specified rate. The related trust fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of any such cash flow agreement, including, without limitation, provisions relating to the timing, manner and amount of payments and provisions relating to the termination of the cash flow agreement, will be described in the related prospectus supplement. The related prospectus supplement will also identify the obligor under any such cash flow agreement.

                       YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate and the amount and timing of distributions on the Certificate. See "Risk Factors -- Effect of Prepayments on Average Life of Certificates". The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect, if any, that the payment characteristics of the MBS may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

PASS-THROUGH RATE

     The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund.

     The prospectus supplement with respect to any series of certificates will specify the pass-through rate for each class of offered certificates of such series or, in the case of a class of offered certificates with a variable or adjustable pass-through rate, the method of determining the pass-through rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a cash flow agreement.

PAYMENT DELAYS

     With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the Distribution Date on which such payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such mortgage loans were distributed to certificateholders on the date they were due.

CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

     When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of such prepayment only through the date of such prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable on any Distribution Date will generally correspond to interest accrued on the mortgage loans to their respective Due Dates during the related Due Period. If a prepayment on any mortgage loan is distributable to Certificateholders on a particular Distribution Date, but such prepayment is not accompanied by interest to the Due Date for such mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If and to the extent that any such shortfall is allocated to a class of offered certificates, the yield will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which any such shortfalls will be allocated among the classes of such certificates. The related prospectus supplement will also describe any amounts available to offset such shortfalls.

YIELD AND PREPAYMENT CONSIDERATIONS

     A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation the principal payments to reduce the principal balance (or notional amount, if applicable) of such certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of mortgage loans, may change periodically to accommodate adjustments to the corresponding Mortgage Rates), the dates on which any balloon payments are due, and the rate of principal prepayments (including for this purpose, voluntary prepayments by borrowers and also prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the related mortgaged properties, or purchases of mortgage loans out of the related trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as described below), no assurance can be given as to such rate.

     The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on such certificates (or, in the case of a class of Stripped Interest Certificates, result in the reduction of the notional amount of the Stripped Interest Certificates). An investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on such mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield. In addition, if an investor purchases an offered certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of such investor's offered certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, any consequent adverse effects on such investor's yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

     In general, the notional amount of a class of Stripped Interest Certificates will either --

     - be based on the principal balances of some or all of the mortgage assets in the related trust fund; or

     - equal the Certificate Balances of one or more of the other classes of certificates of the same series.

     Accordingly, the yield on such Stripped Interest Certificates will be inversely related to the rate at which payments and other collections of principal are received on such mortgage assets or distributions are made in reduction of the Certificate Balances of such classes of certificates, as the case may be.

     Consistent with the foregoing, if a class of certificates of any series consists of Stripped Interest Certificates or Stripped Principal Certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in Stripped Principal Certificates, and a higher than anticipated rate of principal prepayments on such mortgage loans will negatively affect the yield to investors in Stripped Interest Certificates. If the offered certificates of a series include any such certificates, the related prospectus supplement will include a table showing the effect of various constant assumed levels of prepayment on yields on such certificates. Such tables will be intended to illustrate the sensitivity of yields to various constant assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

     The extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation --

     - the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located;

     - the quality of management of the mortgaged properties;

     - the servicing of the mortgage loans;

     - possible changes in tax laws and other opportunities for investment.

     In general, those factors which increase the attractiveness of selling a mortgaged property or refinancing a mortgage loan or which enhance a borrower's ability to do so, as well as those factors which increase the likelihood of default under a mortgage loan, would be expected to cause the rate of prepayment in respect of any mortgage asset pool to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment of any mortgage asset pool to slow.

     The rate of principal payments on the mortgage loans in any trust fund may also be affected by the existence of Lock-out Periods and requirements that principal prepayments be accompanied by prepayment premiums, and by the extent to which such provisions may be practicably enforced. To the extent enforceable, such provisions could constitute either an absolute prohibition (in the case of a Lock-out Period) or a disincentive (in the case of a Prepayment Premium) to a borrower's voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

     The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, and without regard to whether the Mortgage Rates on such adjustable rate mortgage loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby "locking in" such rate or (2) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan. Therefore, as prevailing market interest rates decline, prepayment speeds would be expected to accelerate.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity in the mortgaged properties, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell mortgaged properties prior to the exhaustion of tax depreciation benefits. We make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of such factors, as to the percentage of the principal balance of such mortgage loans that will be paid as of any date or as to the overall rate of prepayment on such mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of such series. Unless otherwise specified in the related prospectus supplement, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of such instrument is repaid to the investor.

     The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments by borrowers and also prepayments resulting from liquidations of mortgage loans due to default, casualties or condemnations affecting the related mortgaged properties and purchases of mortgage loans out of the related trust fund), is paid to such class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

     The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of such series with a Certificate Balance, and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates, based on the assumptions stated in such prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in such prospectus supplement. Such tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a possibility that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in

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the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or the special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of such certificates and, if such certificates were purchased at a discount, reduce the yield.

     Negative Amortization. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur (that is, mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues, with the unpaid portion of such interest being added to the related principal balance). Negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the offered certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable, which deferred interest may be added to the Certificate Balance of the certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. Such slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, the weighted average lives of mortgage loans that permit negative amortization (and that of the classes of certificates to which any such negative amortization would be allocated or that would bear the effects of a slower rate of amortization on such mortgage loans) may increase as a result of such feature.

     Negative amortization may occur in respect of an adjustable rate mortgage loan that --

     - limits the amount by which its scheduled payment may adjust in response to a change in its Mortgage Rate;

     - provides that its scheduled payment will adjust less frequently than its Mortgage Rate; or

     - provides for constant scheduled payments notwithstanding adjustments to its Mortgage Rate.

     Accordingly, during a period of declining interest rates, the scheduled payment on such a mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable Mortgage Rate, thereby resulting in the accelerated amortization of such mortgage loan. Any such acceleration in amortization of its principal balance will shorten the weighted average life of such mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on such mortgage loan.

     The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon (1) whether such offered certificate was purchased at a premium or a discount and (2) the extent to which the payment characteristics of such mortgage loans delay or accelerate the distributions of principal on such certificate (or, in the case of a Stripped Interest Certificate, delay or accelerate the reduction of the notional amount of a Stripped Interest Certificate). See "-- Yield and Prepayment Considerations" above.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

     Losses and Shortfalls on the Mortgage Assets. The yield to holders of the offered certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of such loss or shortfall.

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support) will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, such allocations may be effected by (1) a reduction in the entitlements to interest and/or the Certificate Balances of one or more such classes of certificates and/or (2) establishing a priority of payments among such classes of certificates.

     The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

     Additional Certificate Amortization. In addition to entitling the holders to a specified portion (which may during specified periods range from none to all) of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of such series, may provide for distributions of principal from --

     - amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates;

     - Excess Funds; or

     - any other amounts described in the related prospectus supplement.

     The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of such certificates and, if such certificates were purchased at a premium, reduce the yield. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of such sources is likely to have any material effect on the rate at which such certificates are amortized and the consequent yield with respect thereto.

                                 THE DEPOSITOR

     We are Banc of America Commercial Mortgage Inc., a Delaware corporation and were organized on December 13, 1995 for the limited purpose of acquiring, owning and transferring mortgage assets and selling interests in the mortgage assets or bonds secured by the mortgage assets. We are a subsidiary of Bank of America, N.A. We maintain our principal office at Bank of America Corporate Center, Charlotte, North Carolina 28255. Our telephone number is (704) 386-2400.

     Unless otherwise noted in the related prospectus supplement, neither we nor any of our affiliates will insure or guarantee distributions on the certificates of any series.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of certificates will represent the entire beneficial ownership interest in the trust fund created pursuant to the related pooling and servicing agreement. As described in the related prospectus supplement, the certificates of each series, including the certificates of such series being offered for sale, may consist of one or more classes of certificates that, among other things:

     - provide for the accrual of interest on the Certificate Balance or Notional Amount at a fixed, variable or adjustable rate;

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

     - constitute Senior Certificates or Subordinate Certificates;

     - constitute Stripped Interest Certificates or Stripped Principal Certificates;

     - provide for distributions of interest or principal that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series;

     - provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

     - provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

     - provide for distributions based on collections on the mortgage assets in the related trust fund attributable to Prepayment Premiums and Equity Participations.

     If so specified in the related prospectus supplement, a class of certificates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct classes. For example, a class of certificates may have a Certificate Balance on which it accrues interest at a fixed, variable or adjustable rate. Such class of certificates may also have certain characteristics attributable to Stripped Interest Certificates insofar as it may also entitle the holders of Stripped Interest Certificates to distributions of interest accrued on a Notional Amount at a different fixed, variable or adjustable rate. In addition, a class of certificates may accrue interest on one portion of its Certificate Balance at one fixed, variable or adjustable rate and on another portion of its Certificate Balance at a different fixed, variable or adjustable rate.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of Stripped Interest Certificates or REMIC Residual Certificates, notional amounts or percentage interests, specified in the related prospectus supplement. As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form or may be offered in book-entry format through the facilities of DTC. The offered certificates of each series (if issued in fully registered definitive form) may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of certificates offered in book-entry format will be transferred on the book-entry records of DTC and its participating organizations. If so specified in the related prospectus supplement, arrangements may be made for clearance and settlement through Clearstream Banking, societe anonyme, or the Euroclear System (in Europe) if they are participants in DTC.

DISTRIBUTIONS

     Distributions on the certificates of each series will be made on each Distribution Date from the Available Distribution Amount for such series and such Distribution Date. The particular components of the Available Distribution Amount for any series and Distribution Date will be more specifically described in the related prospectus supplement. In general, the Distribution Date for a series of certificates will be the 15th day of each month (or, if any such 15th day is not a business day, the next succeeding business day), commencing in the month immediately following the month in which such series of certificates is issued.

     Except as otherwise specified in the related prospectus supplement, distributions on the certificates of each series (other than the final distribution in retirement of any such certificate) will be made to the persons in whose names such certificates are registered at the close of business on the Record Date, and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each Distribution Date will be allocated pro rata among the outstanding certificates in such class in proportion to the respective percentage interests evidenced thereby unless otherwise specified in the related prospectus supplement. Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor, if such certificateholder has provided the person required to make such payments with wiring instructions no later than the related Record Date or such other date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, such certificate-holder holds certificates in the requisite amount or denomination specified in the prospectus supplement), or by check mailed to the address of such certificateholder as it appears on the Certificate Register; provided, however, that the final distribution in retirement of any class of certificates (whether issued in fully registered definitive form or in book-entry format) will be made only upon presentation and surrender of such certificates at the location specified in the notice to certificateholders of such final distribution.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates of each series (other than certain classes of Stripped Principal Certificates and certain classes of REMIC Residual Certificates that have no pass-through rate) may have a different pass-through rate, which in each case may be fixed, variable or adjustable. The related prospectus supplement will specify the pass-through rate or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class of offered certificates. Unless otherwise specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of any class of certificates (other than a class of Accrual Certificates, which will be entitled to distributions of accrued interest commencing only on the Distribution Date or under the circumstances specified in the related prospectus supplement, and other than any class of Stripped Principal Certificates or REMIC Residual Certificates that is not entitled to any distributions of interest) will be made on each Distribution Date based on the Accrued Certificate Interest for such class and such Distribution Date, subject to the sufficiency of that portion, if any, of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the Certificate Balance of such Accrual Certificates on each Distribution Date or otherwise deferred as described in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, the Accrued Certificate Interest for each Distribution Date on a class of Stripped Interest Certificates will be similarly calculated except that it will accrue on a Notional Amount. Reference to a Notional Amount with respect to a class of Stripped Interest Certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) one or more classes of the certificates of a series may be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield and Maturity
Considerations -- Certain Shortfalls in Collections of Interest", exceed the amount of any sums that are applied to offset the amount of such shortfalls. The particular manner in which such shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the Certificate Balance of such class. See "Risk Factors -- Effect of Prepayments on Average Life of Certificates" and "-- Effect of Prepayments on Yield of Certificates" and "Yield and Maturity Considerations -- Certain Shortfalls in Collections of Interest".

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

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

     Each class of certificates of each series (other than certain classes of Stripped Interest Certificates and certain classes of REMIC Residual Certificates) will have a Certificate Balance, which, at any time, will equal the then maximum amount that the holders of certificates of such class will be entitled to receive as principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding Certificate Balance of a class of certificates will be reduced by distributions of principal made from time to time and, if and to the extent so provided in the related prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated thereto from time to time. In turn, the outstanding Certificate Balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated thereto from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the Distribution Date on which distributions of interest are required to commence, by the amount of any Accrued Certificate Interest in respect of such Accrual Certificate (reduced as described above). The initial aggregate Certificate Balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of a specified date, after application of scheduled payments due on or before such date, whether or not received. The initial Certificate Balance of each class of a series of certificates will be specified in the related prospectus supplement. As and to the extent described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each Distribution Date to the holders of the class or classes of certificates of such series entitled thereto until the Certificate Balances of such certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to Controlled Amortization Classes may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to Companion Classes may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of such class.

DISTRIBUTIONS ON THE CERTIFICATES CONCERNING PREPAYMENT PREMIUMS OR CONCERNING EQUITY PARTICIPATIONS

     If so provided in the related prospectus supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the mortgage assets in any trust fund will be distributed on each Distribution Date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in such prospectus supplement. Alternatively, we or any of our affiliates may retain such items or by any other specified person and/or may be excluded as trust assets.

ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support) will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, such allocations may be effected by (1) a reduction in the entitlements to interest and/or the Certificate Balances of one or more such classes of certificates and/or (2) establishing a priority of payments among such classes of certificates. See "Description of Credit Support".

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

ADVANCES IN RESPECT OF DELINQUENCIES

     If and to the extent provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, the special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each Distribution Date, from its or their own funds or from excess funds held in the related Certificate Account that are not part of the Available Distribution Amount for the related series of certificates for such Distribution Date, an amount up to the aggregate of any payments of principal (other than the principal portion of any balloon payments) and interest that were due on or in respect of such mortgage loans during the related Due Period and were delinquent on the related Determination Date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the mortgage loans (including amounts drawn under any fund or instrument constituting credit support) respecting which such advances were made and such other specific sources as may be identified in the related prospectus supplement, including, in the case of a series that includes one or more classes of Subordinate Certificates, if so identified, collections on other mortgage assets in the related trust fund that would otherwise be distributable to the holders of one or more classes of such Subordinate Certificates. No advance will be required to be made by a master servicer, special servicer or trustee if, in the judgment of the master servicer, special servicer or trustee, as the case may be, such advance would not be recoverable from recoveries on the mortgage loans or another specifically identified source; and, if previously made by a master servicer, special servicer or trustee, such an advance will be reimbursable thereto from any amounts in the related Certificate Account prior to any distributions being made to the related series of Certificateholders.

     If advances have been made by a master servicer, special servicer, trustee or other entity from excess funds in a Certificate Account, such master servicer, special servicer, trustee or other entity, as the case may be, will be required to replace such funds in such Certificate Account on or prior to any future Distribution Date to the extent that funds in such Certificate Account on such Distribution Date are less than payments required to be made to the related series of Certificateholders on such date. If so specified in the related prospectus supplement, the obligation of a master servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related prospectus supplement.

     If and to the extent so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on certain or all of such advances for a specified period during which such advances are outstanding at the rate specified in such prospectus supplement, and such entity will be entitled to payment of such interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of Certificateholders or as otherwise provided in the related pooling and servicing agreement and described in such prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation of a party to the related pooling and servicing agreement or of a party to the agreement pursuant to which the MBS was issued.

REPORTS TO CERTIFICATEHOLDERS

     On each Distribution Date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer, manager or trustee, as provided in the related prospectus supplement, will forward to each such holder, a statement Distribution Date Statement that, unless otherwise provided in the related prospectus supplement, will set forth, among other things, in each case to the extent applicable:

     - the amount of such distribution to holders of such class of offered certificates that was applied to reduce the Certificate Balance of such class;

     - the amount of such distribution to holders of such class of offered certificates that was applied to pay Accrued Certificate Interest;

     - the amount, if any, of such distribution to holders of such class of offered certificates that was allocable to (A) Prepayment Premiums and
       (B) payments on account of Equity Participations;

     - the amount, if any, by which such distribution is less than the amounts to which holders of such class of offered certificates are entitled;

     - if the related trust fund includes mortgage loans, the aggregate amount of advances included in such distribution;

     - if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer) and, if the related trust fund includes MBS, the amount of administrative compensation received by the MBS Administrator;

     - information regarding the aggregate principal balance of the related mortgage assets on or about such Distribution Date;

     - if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of such mortgage loans that are delinquent;

     - if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to such mortgage loans during the specified period, generally corresponding in length to the period between Distribution Dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular Distribution Date);

     - the Certificate Balance or Notional Amount, as the case may be, of such class of certificates at the close of business on such Distribution Date, separately identifying any reduction in such Certificate Balance or Notional Amount due to the allocation of any losses in respect of the related mortgage assets, any increase in such Certificate Balance or Notional Amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the Certificate Balance of a class of Accrual Certificates, if any, in the event that Accrued Certificate Interest has been added to such balance;

     - if such class of offered certificates has a variable pass-through rate or an adjustable pass-through rate, the pass-through rate applicable thereto for such Distribution Date and, if determinable, for the next succeeding Distribution Date;

     - the amount deposited in or withdrawn from any reserve fund on such Distribution Date, and the amount remaining on deposit in such reserve fund as of the close of business on such Distribution Date;

     - if the related trust fund includes one or more instruments of credit support, such as a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under each such instrument as of the close of business on such Distribution Date; and

     - the amount of credit support being afforded by any classes of Subordinate Certificates.

     In the case of information furnished pursuant to the first 3 bulleted items above, the amounts will be expressed as a dollar amount per specified denomination of the relevant class of offered certificates or as a percentage. The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of such series.

     Within a reasonable period of time after the end of each calendar year, the master servicer, manager or trustee for a series of certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate of such series a statement containing the information set forth in the first 3 bulleted items above, aggregated for such calendar year or the applicable portion during which such person was a certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue Code of 1986, as amended, are from time to time in force. See, however, "-- Book-Entry Registration and Definitive Certificates" below.

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

     If the trust fund for a series of certificates includes MBS, the ability of the related master servicer, manager or trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying such MBS will depend on the reports received with respect to such MBS. In such cases, the related prospectus supplement will describe the loan-specific information to be included in the Distribution Date Statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

VOTING RIGHTS

     The voting rights evidenced by each series of certificates will be allocated among the respective classes of such series in the manner described in the related prospectus supplement.

     Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the related pooling and servicing agreement and as otherwise specified in the related prospectus supplement. See "The Pooling and Servicing Agreements -- Amendment". The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of certain events which if continuing would constitute an event of default on the part of the related master servicer, special servicer or REMIC administrator. See "The Pooling and Servicing Agreements -- Events of Default", "-- Rights Upon Event of Default" and "-- Resignation and Removal of the Trustee".

TERMINATION

     The obligations created by the pooling and servicing agreement for each series of certificates will terminate following (1) the final payment or other liquidation of the last mortgage asset subject thereto or the disposition of all property acquired upon foreclosure of any mortgage loan subject thereto and (2) the payment (or provision for payment) to the Certificateholders of that series of all amounts required to be paid to them pursuant to such pooling and servicing agreement. Written notice of termination of a pooling and servicing agreement will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of such series at the location to be specified in the notice of termination.

     If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement upon the reduction of the Certificate Balance of a specified class or classes of certificates by a specified percentage or amount or upon a specified date, a party designated in the prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of such mortgage assets to retire such class or classes, under the circumstances and in the manner set forth in the prospectus supplement.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of such series will be offered in book-entry format through the facilities of DTC, and each such class will be represented by one or more global certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations and facilitate the clearance and settlement of securities transactions between its participating organizations through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. The rules applicable to DTC and its participating organizations are on file with the Securities and Exchange Commission.

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

     Purchases of book-entry certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the book-entry certificates on DTC's records. The ownership interest of each actual purchaser of a Book-Entry Certificate is in turn to be recorded on the Direct and Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of such transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which each Certificate Owner entered into the transaction. Transfers of ownership interests in the book-entry certificates are to be accomplished by entries made on the books of DTC's participating organizations acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the book-entry certificates, except in the event that use of the book-entry system for the book-entry certificates of any series is discontinued as described below.

     DTC has no knowledge of the actual Certificate Owners of the book-entry certificates; DTC's records reflect only the identity of the Direct Participants to whose accounts such certificates are credited, which may or may not be the Certificate Owners. DTC's participating organizations will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the book-entry certificates will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the related Distribution Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by DTC's participating organizations to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of each such participating organization (and not of DTC, the depositor or any trustee, master servicer, special servicer or Manager), subject to any statutory or regulatory requirements as may be in effect from time to time. Accordingly, under a book-entry system, Certificate Owners may receive payments after the related Distribution Date.

     Unless otherwise provided in the related prospectus supplement, the only Certificateholder of book-entry certificates will be the nominee of DTC, and the Certificate Owners will not be recognized as certificateholders under the pooling and servicing agreement. Certificate Owners will be permitted to exercise the rights of certificateholders under the related pooling and servicing agreement only indirectly through DTC's participating organization who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a certificateholder under a pooling and servicing agreement only at the direction of one or more Direct Participants to whose account with DTC interests in the book-entry certificates are credited.

     Because DTC can act only on behalf of Direct Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in book-entry certificates, may be limited due to the lack of a physical certificate evidencing such interest.

     Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued in fully registered definitive form to Certificate Owners or their nominees, rather than to DTC or its nominee, only if (1) the depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such certificates and the depositor is unable to locate a qualified successor or (2) the depositor, at its option, elects to terminate the book-entry system through DTC with respect to such certificates. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all Direct Participants of the availability through DTC of Certificates in fully registered form. Upon surrender by DTC of the certificate or certificates representing a class of book-entry certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in such instructions the Certificates in fully registered definitive form to which they are entitled, and thereafter the holders of such Definitive Certificates will be recognized as "certificateholders" under and within the meaning of the related pooling and servicing agreement.

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

                      THE POOLING AND SERVICING AGREEMENTS

GENERAL

     The certificates of each series will be issued pursuant to a Pooling and Servicing Agreement. In general, the parties to a Pooling and Servicing Agreement will include the depositor, the trustee, the master servicer, the special servicer and, if one or more REMIC elections have been made with respect to the trust fund, the REMIC administrator. However, a Pooling and Servicing Agreement that relates to a trust fund that includes MBS may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. All parties to each Pooling and Servicing Agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, an affiliate of the depositor, or the mortgage asset seller may perform the functions of master servicer, special servicer, manager or REMIC administrator. If so specified in the related prospectus supplement, the master servicer may also perform the duties of special servicer, and the master servicer, the special servicer or the trustee may also perform the duties of REMIC administrator. Any party to a Pooling and Servicing Agreement or any affiliate of any party may own certificates issued under the Pooling and Servicing Agreement; however, unless other specified in the related prospectus supplement, except with respect to required consents to certain amendments to a Pooling and Servicing Agreement, certificates issued under the Pooling and Servicing Agreement that are held by the master servicer or special servicer for the related Series will not be allocated Voting Rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. However, the provisions of each Pooling and Servicing Agreement will vary depending upon the nature of the certificates to be issued under the Pooling and Servicing Agreement and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a Pooling and Servicing Agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related Pooling and Servicing Agreement that materially differs from the description of the Pooling and Servicing Agreement contained in this prospectus and, if the related trust fund includes MBS, will summarize all of the material provisions of the related agreement that provided for the issuance of the MBS. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling and Servicing Agreement for each series of certificates and the description of such provisions in the related prospectus supplement. We will provide a copy of the Pooling and Servicing Agreement (without exhibits) that relates to any series of certificates without charge upon written request of a holder of a certificate of such series addressed to it at its principal executive offices specified in this prospectus under "The Depositor".

ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of certificates, we will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund, together with, unless otherwise specified in the related prospectus supplement, all principal and interest to be received on or with respect to such mortgage loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. The trustee will, concurrently with such assignment, deliver the certificates to or at our direction in exchange for the mortgage loans and the other assets to be included in the trust fund for such series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related Pooling and Servicing Agreement. Such schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related mortgaged property and type of such property; the Mortgage Rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the amortization term; and the original and outstanding principal balance.

     In addition, unless otherwise specified in the related prospectus supplement, we will, as to each mortgage loan to be included in a trust fund, deliver, or cause to be delivered, to the related trustee (or to a custodian appointed by the trustee as described below) the mortgage note endorsed, without recourse, either in blank or to the order of such trustee (or its nominee), the mortgage with evidence of recording indicated (except for any mortgage not returned from the public recording office), an assignment of the mortgage in blank or to the trustee

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

(or its nominee) in recordable form, together with any intervening assignments of the mortgage with evidence of recording (except for any such assignment not returned from the public recording office), and, if applicable, any riders or modifications to such mortgage note and mortgage, together with certain other documents at such times as set forth in the related Pooling and Servicing Agreement. Such assignments may be blanket assignments covering mortgages on mortgaged properties located in the same county, if permitted by law. Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if we deliver or cause to be delivered, to the related trustee (or such custodian) a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original mortgage note has been lost or destroyed. In addition, if we cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording concurrently with the execution and delivery of the related Pooling and Servicing Agreement because of a delay caused by the public recording office, we will deliver, or cause to be delivered, to the related trustee (or such custodian) a true and correct photocopy of such mortgage or assignment as submitted for recording. We will deliver, or cause to be delivered, to the related trustee (or such custodian) such mortgage or assignment with evidence of recording indicated after receipt of such mortgage from the public recording office. If we cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording concurrently with the execution and delivery of the related Pooling and Servicing Agreement because such mortgage or assignment has been lost, we will deliver, or cause to be delivered, to the related trustee (or such custodian) a true and correct photocopy of such mortgage or assignment with evidence of recording. Unless otherwise specified in the related prospectus supplement, assignments of mortgage to the trustee (or its nominee) will be recorded in the appropriate public recording office, except in states where, in the opinion of counsel acceptable to the trustee, such recording is not required to protect the trustee's interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of us or the originator of such mortgage loan.

     The trustee (or a custodian appointed by the trustee) for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt of the mortgage loan documents, and the trustee (or such custodian) will hold such documents in trust for the benefit of the certificateholders of such series. Unless otherwise specified in the related prospectus supplement, if any such document is found to be missing or defective, and such omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee (or such custodian) will be required to notify the master servicer, the special servicer and the depositor, and one of such persons will be required to notify the relevant mortgage asset seller. In that case, and if the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then, except as otherwise specified below or in the related prospectus supplement, the mortgage asset seller will be obligated to repurchase the related mortgage loan from the trustee at a price generally equal to the Purchase Price, or at such other price as will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a mortgage asset seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective mortgage loan documentation, and neither we nor, unless it is the mortgage asset seller, the master servicer or the special servicer will be obligated to purchase or replace a mortgage loan if a mortgage asset seller defaults on its obligation to do so.

     The trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the mortgage loans in any trust fund and to maintain possession of and, if applicable, to review the documents relating to such mortgage loans, in any case as the agent of the trustee. The identity of any such custodian to be appointed on the date of initial issuance of the certificates will be set forth in the related prospectus supplement. Any such custodian may be one of our affiliates.

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

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the prospectus supplement for a series of certificates, the depositor will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, certain representations and warranties covering, by way of example --

     - the accuracy of the information set forth for such mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related Pooling and Servicing Agreement;

     - the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage;

     - the Warranting Party's title to the mortgage loan and the authority of the Warranting Party to sell the mortgage loan; and

     - the payment status of the mortgage loan.

     It is expected that in most cases the Warranting Party will be the mortgage asset seller; however, the Warranting Party may also be an affiliate of the mortgage asset seller, the depositor or an affiliate of the depositor, the master servicer, the special servicer or another person acceptable to the depositor. The Warranting Party, if other than the mortgage asset seller, will be identified in the related prospectus supplement.

     Unless otherwise provided in the related prospectus supplement, each Pooling and Servicing Agreement will provide that the master servicer and/or trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the Certificateholders of the related series. If such Warranting Party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase such mortgage loan from the trustee at the applicable Purchase Price. If so provided in the prospectus supplement for a series of certificates, a Warranting Party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and warranty by a Warranting Party, and neither the depositor nor the master servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a mortgage loan if a Warranting Party defaults on its obligation to do so.

     In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, the depositor will not include any mortgage loan in the trust fund for any series of certificates if anything has come to the depositor's attention that would cause it to believe that the representations and warranties made in respect of such mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.

COLLECTION AND OTHER SERVICING PROCEDURES

     Unless otherwise specified in the related prospectus supplement, the master servicer and the special servicer for any mortgage pool, directly or through sub-servicers, will each be obligated under the related Pooling and Servicing Agreement to service and administer the mortgage loans in such mortgage pool for the benefit of the related certificateholders, in accordance with applicable law and further in accordance with the terms of such Pooling and Servicing Agreement, such mortgage loans and any instrument of credit support included in the related trust fund. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with such servicing and administration that it may deem necessary and desirable.

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

     As part of its servicing duties, each of the master servicer and the special servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the mortgage loans that it services and will be obligated to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such mortgage loans and held for its own account, provided (1) such procedures are consistent with the terms of the related Pooling and Servicing Agreement and (2) do not impair recovery under any instrument of credit support included in the related trust fund. Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, unless otherwise specified in the related prospectus supplement, to waive any Prepayment Premium, late payment charge or other charge in connection with any mortgage loan.

     The master servicer and the special servicer for any trust fund, either separately or jointly, directly or through sub-servicers, will also be required to perform as to the mortgage loans in such trust fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling and Servicing Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis; managing (or overseeing the management of) mortgaged properties acquired on behalf of such trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise; and maintaining servicing records relating to such mortgage loans. The related prospectus supplement will specify when and the extent to which servicing of a mortgage loan is to be transferred from the master servicer to the special servicer. In general, and subject to the discussion in the related prospectus supplement, a special servicer will be responsible for the servicing and administration of --

     - mortgage loans that are delinquent in respect of a specified number of scheduled payments;

     - mortgage loans as to which the related borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or the related borrower has become the subject of a decree or order for such a proceeding which shall have remained in force undischarged or unstayed for a specified number of days; and

     - REO Properties.

     If so specified in the related prospectus supplement, a Pooling and Servicing Agreement also may provide that if a default on a mortgage loan has occurred or, in the judgment of the related master servicer, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing of the mortgage loan, in whole or in part, to the related special servicer. Unless otherwise provided in the related prospectus supplement, when the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan (e.g., the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and such borrower), the master servicer will resume the servicing duties with respect thereto. If and to the extent provided in the related Pooling and Servicing Agreement and described in the related prospectus supplement, a special servicer may perform certain limited duties in respect of mortgage loans for which the master servicer is primarily responsible (including, if so specified, performing property inspections and evaluating financial statements); and a master servicer may perform certain limited duties in respect of any mortgage loan for which the special servicer is primarily responsible (including, if so specified, continuing to receive payments on such mortgage loan (including amounts collected by the special servicer)), making certain calculations with respect to such mortgage loan and making remittances and preparing certain reports to the trustee and/or certificateholders with respect to such mortgage loan. Unless otherwise specified in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See "Description of Credit Support".

     A mortgagor's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related mortgaged property. In general, the related special servicer will be required to monitor any mortgage loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the Mortgagor if cure is likely, inspect the related mortgaged property and take such other actions as it deems necessary and appropriate. A significant period of time may elapse before the special servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the certificateholders of the related series may vary considerably depending on the particular mortgage loan, the mortgaged property, the mortgagor, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a mortgagor files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the mortgage loan or to foreclose on the related mortgaged property for a considerable period of time. See "Certain Legal Aspects of Mortgage Loans -- Bankruptcy Laws."

     Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. In general, the master servicer may approve such a request if it has determined, exercising its business judgment in accordance with the applicable servicing standard, that such approval will not adversely affect the security for, or the timely and full collectibility of, the related mortgage loan. Any fee collected by the master servicer for processing such request will be retained by the master servicer as additional servicing compensation.

     In the case of mortgage loans secured by junior liens on the related mortgaged properties, unless otherwise provided in the related prospectus supplement, the master servicer will be required to file (or cause to be filed) of record a request for notice of any action by a superior lienholder under a senior lien for the protection of the related trustee's interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lienholder's equity of redemption. Unless otherwise specified in the related prospectus supplement, the master servicer also will be required to notify any superior lienholder in writing of the existence of the mortgage loan and request notification of any action (as described below) to be taken against the mortgagor or the mortgaged property by the superior lienholder. If the master servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the related senior lien, or has declared or intends to declare a default under the mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the related mortgaged property sold or foreclosed, then, unless otherwise specified in the related prospectus supplement, the master servicer and the special servicer will each be required to take, on behalf of the related trust fund, whatever actions are necessary to protect the interests of the related certificateholders and/or to preserve the security of the related mortgage loan, subject to the application of the REMIC Provisions. Unless otherwise specified in the related prospectus supplement, the master servicer or special servicer, as applicable, will be required to advance the necessary funds to cure the default or reinstate the senior lien, if such advance is in the best interests of the related certificateholders and the master servicer or special servicer, as applicable, determines such advances are recoverable out of payments on or proceeds of the related mortgage loan.

SUB-SERVICERS

     A master servicer or special servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party sub-servicers; provided that, unless otherwise specified in the related prospectus supplement, such master servicer or special servicer will remain obligated under the related Pooling and Servicing Agreement. A sub-servicer for any series of certificates may be an affiliate of the depositor. Unless otherwise provided in the related prospectus supplement, each subservicing agreement between a master servicer and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Pooling and Servicing Agreement. Unless otherwise provided in the related prospectus supplement, the master servicer and special servicer in respect of any mortgage asset pool will each be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers such removal to be in the best interests of certificateholders.

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

     Unless otherwise provided in the related prospectus supplement, a master servicer or special servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer's or special servicer's compensation pursuant to the related Pooling and Servicing Agreement is sufficient to pay such fees. Each Sub-Servicer will be reimbursed by the master servicer or special servicer, as the case may be, that retained it for certain expenditures which it makes, generally to the same extent such master servicer or special servicer would be reimbursed under a Pooling and Servicing Agreement. See "-- Certificate Account" and "-- Servicing Compensation and Payment of Expenses".

CERTIFICATE ACCOUNT

     General. The master servicer, the trustee and/or the special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained the corresponding Certificate Account, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A Certificate Account may be maintained as an interest-bearing or a noninterest-bearing account and the funds held in the Certificate Account may be invested pending each succeeding Distribution Date in United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series. Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in a Certificate Account will be paid to the related master servicer, trustee or special servicer as additional compensation. A Certificate Account may be maintained with the related master servicer, special servicer, trustee or mortgage asset seller or with a depository institution that is an affiliate of any of the foregoing or of the depositor, provided that it complies with applicable rating agency standards. If permitted by the applicable rating agency, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or special servicer or serviced by either on behalf of others.

     Deposits. Unless otherwise provided in the related Pooling and Servicing Agreement and described in the related prospectus supplement, the following payments and collections received or made by the master servicer, the trustee or the special servicer subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date) are to be deposited in the Certificate Account for each trust fund that includes mortgage loans, within a certain period following receipt (in the case of collections on or in respect of the mortgage loans) or otherwise as provided in the related Pooling and Servicing Agreement --

     - all payments on account of principal, including principal prepayments, on the mortgage loans;

     - all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion of such default interest retained by the master servicer or the special servicer as its servicing compensation or as compensation to the trustee;

     - all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan or in connection with the full or partial condemnation of a mortgaged property (other than proceeds applied to the restoration of the property or released to the related borrower) and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect of such defaulted mortgage loans, by foreclosure or otherwise, together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

     - any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates;

     - any advances made with respect to delinquent scheduled payments of principal and interest on the mortgage loans;

     - any amounts paid under any cash flow agreement;

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

     - all proceeds of the purchase of any mortgage loan, or property acquired in respect of a mortgage loan, by the depositor, any mortgage asset seller or any other specified person as described under "-- Assignment of Mortgage Loans; Repurchases" and "-- Representations and Warranties; Repurchases", all proceeds of the purchase of any defaulted mortgage loan as described under "-- Realization Upon Defaulted Mortgage Loans", and all proceeds of any mortgage asset purchased as described under "Description of the Certificates -- Termination";

     - to the extent that any such item does not constitute additional servicing compensation to the master servicer or the special servicer and is not otherwise retained by the depositor or another specified person, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations with respect to the mortgage loans;

     - all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy as described under "-- Hazard Insurance Policies";

     - any amount required to be deposited by the master servicer, the special servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer, the special servicer or the trustee, as the case may be, of funds held in the Certificate Account; and

     - any other amounts required to be deposited in the Certificate Account as provided in the related Pooling and Servicing Agreement and described in the related prospectus supplement.

     Withdrawals. Unless otherwise provided in the related Pooling and Servicing Agreement and described in the related prospectus supplement, a master servicer, trustee or special servicer may make withdrawals from the Certificate Account for each trust fund that includes mortgage loans for any of the following purposes --

     - to make distributions to the certificateholders on each Distribution
       Date;

     - to pay the master servicer or the special servicer any servicing fees not previously retained thereby, such payment to be made out of payments and other collections of interest on the particular mortgage loans as to which such fees were earned;

     - to reimburse the master servicer, the special servicer or any other specified person for unreimbursed advances of delinquent scheduled payments of principal and interest made by it, and certain unreimbursed servicing expenses incurred by it, with respect to mortgage loans in the trust fund and properties acquired in respect of the trust fund, such reimbursement to be made out of amounts that represent late payments collected on the particular mortgage loans, Liquidation Proceeds and Insurance and Condemnation Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which such advances were made or such expenses were incurred or out of amounts drawn under any form of credit support with respect to such mortgage loans and properties, or if in the judgment of the master servicer, the special servicer or such other person, as applicable, such advances and/or expenses will not be recoverable from such amounts, such reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if and to the extent so provided by the related Pooling and Servicing Agreement and described in the related prospectus supplement, only from that portion of amounts collected on such other mortgage loans that is otherwise distributable on one or more classes of Subordinate Certificates of the related series;

     - if and to the extent described in the related prospectus supplement, to pay the master servicer, the special servicer or any other specified person interest accrued on the advances and servicing expenses described in the bulleted clause immediately listed above incurred by it while such remain outstanding and unreimbursed;

     - to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such mortgaged properties, as described under "-- Realization Upon Defaulted Mortgage Loans";

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

     - to reimburse the master servicer, the special servicer, the REMIC administrator, the depositor, the trustee, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "-- Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor" and "-- Certain Matters Regarding the Trustee";

     - if and to the extent described in the related prospectus supplement, to pay the fees of the trustee, the REMIC administrator and any provider of credit support;

     - if and to the extent described in the related prospectus supplement, to reimburse prior draws on any form of credit support;

     - to pay the master servicer, the special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the Certificate Account as additional compensation;

     - to pay any servicing expenses not otherwise required to be advanced by the master servicer, the special servicer or any other specified person;

     - if one or more elections have been made to treat the trust fund or designated portions of the trust fund as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under "Certain Federal Income Tax Consequences -- REMICs -- Prohibited Transactions Tax and Other Taxes";

     - to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling and Servicing Agreement for the benefit of certificateholders;

     - to make any other withdrawals permitted by the related Pooling and Servicing Agreement and described in the related prospectus supplement; and

     - to clear and terminate the Certificate Account upon the termination of the trust fund.

MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

     The master servicer and the special servicer may each agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable "Servicing Standard" as defined in the related prospectus supplement; provided that, unless otherwise set forth in the related prospectus supplement, the modification, waiver or amendment will --

     - not affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan;

     - will not, in the judgment of the master servicer or the special servicer, as the case may be, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due; and

     - will not adversely affect the coverage under any applicable instrument of credit support.

     Unless otherwise provided in the related prospectus supplement, the special servicer also may agree to any other modification, waiver or amendment if, in its judgment, --

     - a material default on the mortgage loan has occurred or a payment default is reasonably foreseeable or imminent;

     - such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan, taking into account the time value of money, than would liquidation; and

     - unless inconsistent with the applicable "Servicing Standard", such modification, waiver or amendment will not materially adversely affect the coverage under any applicable instrument of credit support.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     If a default on a mortgage loan has occurred, the special servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in

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

lieu of foreclosure, or otherwise comparably convert ownership of, or acquire title to the related mortgaged property, by operation of law or otherwise. In connection with such foreclosure or other conversion of ownership, the special servicer shall follow the servicing standard. A Pooling and Servicing Agreement may grant the special servicer the right to direct the master servicer to advance costs and expenses to be incurred in any such proceedings, and such advances may be subject to reimbursement requirements. A Pooling and Servicing Agreement may require the special servicer to consult with independent counsel regarding the order and manner should foreclose upon or comparably proceed against such properties if a mortgage loan or group of cross-collateralized mortgage loans are secured by real properties in multiple states including certain states with a statute, rule or regulation comparable to California's "one action" rule. Unless otherwise provided in the related prospectus supplement, when applicable state law permits the special servicer to select between judicial and non-judicial foreclosure in respect of any mortgaged property, a special servicer may make such selection so long as the selection is made in a manner consistent with the servicing standard. Unless otherwise specified in the related prospectus supplement, the special servicer may not, however, acquire title to any mortgaged property, have a receiver of rents appointed with respect to any mortgaged property or take any other action with respect to any mortgaged property that would cause the trustee, for the benefit of the related series of Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such mortgaged property within the meaning of certain federal environmental laws, unless the special servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund) and either:

          (1) such report indicates that (a) the mortgaged property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

          (2) the special servicer, based solely (as to environmental matters and related costs) on the information set forth in such report, determines that taking such actions as are necessary to bring the mortgaged property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (1)(b) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking such actions. See "Certain Legal Aspects of Mortgage Loans -- Environmental Considerations".

     A Pooling and Servicing Agreement may grant to the master servicer, the special servicer, a provider of credit support and/or the holder or holders of certain classes of the related series of certificates a right of first refusal to purchase from the trust fund, at a predetermined price (which, if less than the Purchase Price, will be specified in the related prospectus supplement), any mortgage loan as to which a specified number of scheduled payments are delinquent. In addition, unless otherwise specified in the related prospectus supplement, the special servicer may offer to sell any defaulted mortgage loan if and when the special servicer determines, consistent with its normal servicing procedures, that such a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related mortgaged property. In the absence of any such sale, the special servicer will generally be required to proceed against the related mortgaged property, subject to the discussion above.

     Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer, on behalf of the trust fund, will be required to sell the mortgaged property before the close of the third calendar year following the year of acquisition, unless (1) the IRS grants an extension of time to sell such property or (2) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for longer than such period will not result in the imposition of a tax on the trust fund or cause the trust fund (or any designated portion of the trust fund) to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, the special servicer will generally be required to attempt to sell any mortgaged property so acquired on the same terms and conditions it would if it were the owner. Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer will also be required to ensure that the mortgaged property is administered so that it constitutes "foreclosure property" within the

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

meaning of Code Section 860G(a)(8) at all times, that the sale of such property does not result in the receipt by the trust fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B), and that the trust fund does not derive any "net income from foreclosure property" within the meaning of Code
Section 860G(c)(2), with respect to such property unless the method of operation that produces such income would produce a greater after-tax return than a different method of operation of such property. If the trust fund acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, may be required to retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage such mortgaged property as required under the related Pooling and Servicing Agreement.

     If Liquidation Proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued plus the aggregate amount of reimbursable expenses incurred by the special servicer and/or the master servicer in connection with such mortgage loan, then, to the extent that such shortfall is not covered by any instrument or fund constituting credit support, the trust fund will realize a loss in the amount of such shortfall. The special servicer and/or the master servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the distribution of such Liquidation Proceeds to certificateholders, any and all amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan. In addition, if and to the extent set forth in the related prospectus supplement, amounts otherwise distributable on the certificates may be further reduced by interest payable to the master servicer and/or special servicer on such servicing expenses and advances.

     Except as otherwise provided in the prospectus supplement, if any mortgaged property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, neither the special servicer nor the master servicer will be required to expend its own funds to effect such restoration.

HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related prospectus supplement, each Pooling and Servicing Agreement will require the master servicer (or the special servicer with respect to mortgage loans serviced thereby) to use reasonable efforts to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related mortgage or, if the mortgage permits the holder to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, such coverage as is consistent with the master servicer's (or special servicer's) normal servicing procedures. Unless otherwise specified in the related prospectus supplement, such coverage generally will be in an amount equal to the lesser of the principal balance owing on such mortgage loan and the replacement cost of the related mortgaged property. The ability of a master servicer (or special servicer) to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer (or special servicer) under any such policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer's (or special servicer's) normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note) will be deposited in the related Certificate Account. The Pooling and Servicing Agreement may provide that the master servicer (or special servicer) may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on the mortgage loans in a trust fund, which may contain a deductible clause (not in excess of a customary amount). If such blanket policy contains a deductible clause, the master servicer (or special servicer) will be required, in the event of a casualty covered by such blanket policy, to deposit in the related Certificate Account all additional sums that would have been deposited in the Certificate Account under an individual policy but were not because of such deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and

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

civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin and domestic animals. Accordingly, a mortgaged property may not be insured for losses arising from any such cause unless the related mortgage specifically requires, or permits the holder to require, such coverage.

     The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender's consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer (or special servicer) will determine whether to exercise any right the trustee may have under any such provision in a manner consistent with the master servicer's (or special servicer's) normal servicing procedures. Unless otherwise specified in the related prospectus supplement, the master servicer or special servicer, as applicable, will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See "Certain Legal Aspects of Mortgage Loans -- Due-on-Sale and Due-on-Encumbrance Provisions".

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related prospectus supplement, a master servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund, including mortgage loans serviced by the related special servicer. If and to the extent described in the related prospectus supplement, a special servicer's primary compensation with respect to a series of certificates may consist of any or all of the following components --

     - a specified portion of the interest payments on each mortgage loan in the related trust fund, whether or not serviced by it;

     - an additional specified portion of the interest payments on each mortgage loan then currently serviced by it; and

     - subject to any specified limitations, a fixed percentage of some or all of the collections and proceeds received with respect to each mortgage loan which was at any time serviced by it, including mortgage loans for which servicing was returned to the master servicer.

     Insofar as any portion of the master servicer's or special servicer's compensation consists of a specified portion of the interest payments on a mortgage loan, such compensation will generally be based on a percentage of the principal balance of such mortgage loan outstanding from time to time and, accordingly, will decrease with the amortization of the mortgage loan. As additional compensation, a master servicer or special servicer may be entitled to retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the related Certificate Account. A more detailed description of each master servicer's and special servicer's compensation

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

will be provided in the related prospectus supplement. Any sub-servicer will receive as its sub-servicing compensation a portion of the servicing compensation to be paid to the master servicer or special servicer that retained such sub-servicer.

     In addition to amounts payable to any sub-servicer, a master servicer or special servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants, payment of fees and disbursements of the trustee and any custodians appointed thereby and payment of expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on such expenses at the rate specified in the prospectus supplement, may be required to be borne by the trust fund.

EVIDENCE AS TO COMPLIANCE

     Unless otherwise specified in the related prospectus supplement, each Pooling and Servicing Agreement will provide that on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, there will be furnished to the related trustee a report of a firm of independent certified public accountants stating that (1) it has obtained a letter of representation regarding certain matters from the management of the master servicer which includes an assertion that the master servicer has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans), identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the master servicer's servicing of commercial and multifamily mortgage loans during the most recently completed calendar year and (2) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that, in the opinion of such firm, such standards require it to report. In rendering its report such firm may rely, as to the matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, upon comparable reports of firms of independent public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those sub-servicers. The prospectus supplement may provide that additional reports of independent certified public accountants relating to the servicing of mortgage loans may be required to be delivered to the trustee.

     Each Pooling and Servicing Agreement will also provide that, on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, the master servicer and special servicer shall each deliver to the related trustee an annual statement signed by one or more officers of the master servicer or the special servicer, as the case may be, to the effect that, to the best knowledge of each such officer, the master servicer or the special servicer, as the case may be, has fulfilled in all material respects its obligations under the Pooling and Servicing Agreement throughout the preceding year or, if there has been a material default in the fulfillment of any such obligation, such statement shall specify each such known default and the nature and status of such default. Such statement may be provided as a single form making the required statements as to more than one Pooling and Servicing Agreement.

     Unless otherwise specified in the related prospectus supplement, copies of the annual accountants' statement and the annual statement of officers of a master servicer or special servicer may be obtained by certificateholders upon written request to the trustee.

CERTAIN MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE REMIC ADMINISTRATOR AND THE DEPOSITOR

     Any entity serving as master servicer, special servicer or REMIC administrator under a Pooling and Servicing Agreement may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor's affiliates. Unless otherwise specified in the prospectus supplement for a series of

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

certificates, the related Pooling and Servicing Agreement will permit the master servicer, the special servicer and any REMIC administrator to resign from its obligations under the Pooling and Servicing Agreement only upon a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. No such resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or REMIC administrator, as the case may be, under the Pooling and Servicing Agreement. The master servicer and special servicer for each trust fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related Pooling and Servicing Agreement.

     Unless otherwise specified in the related prospectus supplement, each Pooling and Servicing Agreement will further provide that none of the master servicer, the special servicer, the REMIC administrator, the depositor, any extension adviser or any director, officer, employee or agent of any of them will be under any liability to the related trust fund or Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment; provided, however, that none of the master servicer, the special servicer, the REMIC administrator, the depositor, any extension adviser or any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the Pooling and Servicing Agreement or by reason of reckless disregard of such obligations and duties. Unless otherwise specified in the related prospectus supplement, each Pooling and Servicing Agreement will further provide that the master servicer, the special servicer, the REMIC administrator, the depositor, any extension adviser and any director, officer, employee or agent of any of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to such Pooling and Servicing Agreement or the related series of certificates; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under such Pooling and Servicing Agreement, or by reason of reckless disregard of such obligations or duties. In addition, each Pooling and Servicing Agreement will provide that none of the master servicer, the special servicer, the REMIC administrator, any extension adviser or the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling and Servicing Agreement and that in its opinion may involve it in any expense or liability. However, each of the master servicer, the special servicer, the REMIC administrator, any extension adviser and the depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the related series of certificateholders under the Pooling and Servicing Agreement. In such event, the legal expenses and costs of such action, and any liability resulting from such action, will be expenses, costs and liabilities of the related series of certificateholders, and the master servicer, the special servicer, the REMIC administrator, any extension adviser or the depositor, as the case may be, will be entitled to charge the related Certificate Account for this expense.

     Any person into which the master servicer, the special servicer, the REMIC administrator or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the REMIC administrator or the depositor is a party, or any person succeeding to the business of the master servicer, the special servicer, the REMIC administrator or the depositor, will be the successor of the master servicer, the special servicer, the REMIC administrator or the depositor, as the case may be, under the related Pooling and Servicing Agreement.

     Unless otherwise specified in the related prospectus supplement, a REMIC administrator will be entitled to perform any of its duties under the related Pooling and Servicing Agreement either directly or by or through agents or attorneys, and the REMIC administrator will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.

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

EVENTS OF DEFAULT

     Unless otherwise provided in the prospectus supplement for a series of certificates, Events of Default under the related Pooling and Servicing Agreement will include, without limitation --

     - any failure by the master servicer to distribute or cause to be distributed to the certificateholders of such series, or to remit to the trustee for distribution to such certificateholders, any amount required to be so distributed or remitted, pursuant to, and at the time specified by, the terms of the Pooling and Servicing Agreement;

     - any failure by the special servicer to remit to the master servicer or the trustee, as applicable, any amount required to be so remitted, pursuant to, and at the time specified by, the terms of the Pooling and Servicing Agreement;

     - any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related Pooling and Servicing Agreement, which failure continues unremedied for thirty days after written notice of such failure has been given to the master servicer or the special servicer, as the case may be, by any other party to the related Pooling and Servicing Agreement, or to the master servicer or the special servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by certificateholders entitled to not less than 25% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series;

     - any failure by a REMIC administrator (if other than the trustee) duly to observe or perform in any material respect any of its covenants or obligations under the related Pooling and Servicing Agreement, which failure continues unremedied for thirty days after written notice of such notice has been given to the REMIC administrator by any other party to the related Pooling and Servicing Agreement, or to the REMIC administrator, with a copy to each other party to the related Pooling and Servicing Agreement, by certificateholders entitled to not less than 25% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series;

     - certain events involving a determination by a rating agency that the master servicer or the special servicer is no longer approved by such rating agency to serve in such capacity; and

     - certain events of insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings in respect of or relating to the master servicer, the special servicer or the REMIC administrator (if other than the trustee), and certain actions by or on behalf of the master servicer, the special servicer or the REMIC administrator (if other than the trustee) indicating its insolvency or inability to pay its obligations.

     Material variations to the foregoing Events of Default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, when a single entity acts as master servicer, special servicer and REMIC administrator, or in any two of the foregoing capacities, for any trust fund, an Event of Default in one capacity will (except where related only to a Rating Agency's evaluation of the acceptability of such entity to act in a particular capacity) constitute an event of default in each capacity.

RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the master servicer, the special servicer or a REMIC administrator under a Pooling and Servicing Agreement, then, in each and every such case, so long as the Event of Default remains unremedied, the depositor or the trustee will be authorized, and at the direction of certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series, the trustee will be required, to terminate all of the rights and obligations of the defaulting party as master servicer, special servicer or REMIC administrator, as applicable, under the Pooling and Servicing Agreement, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer, special servicer or REMIC administrator, as applicable, under the Pooling and Servicing Agreement (except that if the defaulting party is required to make advances under the Pooling and Servicing Agreement regarding delinquent mortgage loans, but the trustee is prohibited by law from obligating itself to make such advances, or if the related prospectus supplement so specifies, the trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related prospectus supplement, if the trustee is unwilling or unable so to act, it may (or, at the written request of Certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that (unless otherwise provided in the related prospectus supplement) is acceptable to each applicable rating agency to act as successor to the master servicer, special servicer or REMIC administrator, as the case may be, under the Pooling and Servicing Agreement. Pending such appointment, the trustee will be obligated to act in such capacity.

     If the same entity is acting as both trustee and REMIC administrator, it may be removed in both such capacities as described under "-- Resignation and Removal of the Trustee" below.

     No certificateholder will have any right under a Pooling and Servicing Agreement to institute any proceeding with respect to such Pooling and Servicing Agreement unless such holder previously has given to the trustee written notice of default and the continuance of such default and unless the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting such class have made written request upon the trustee to institute such proceeding in its own name as trustee under the Pooling and Servicing Agreement and have offered to the trustee reasonable indemnity and the trustee for sixty days after receipt of such request and indemnity has neglected or refused to institute any such proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to institute, conduct or defend any litigation under the Pooling and Servicing Agreement or in relation thereto at the request, order or direction of any of the holders of certificates covered by such Pooling and Servicing Agreement, unless such certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred in connection with such litigation.

AMENDMENT

     Except as otherwise specified in the related prospectus supplement, each Pooling and Servicing Agreement may be amended by the parties thereto, without the consent of any of the holders of certificates covered by such Pooling and Servicing Agreement, (1) to cure any ambiguity, (2) to correct or supplement any provision in the Pooling and Servicing Agreement which may be inconsistent with any other provision in the Pooling and Servicing Agreement or to correct any error, (3) to change the timing and/or nature of deposits in the Certificate Account, provided that (A) such change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel, and (B) such change would not result in the withdrawal, downgrade or qualification of any of the then-current ratings on the certificates, as evidenced by a letter from each applicable rating agency, (4) if a REMIC election has been made with respect to the related trust fund, to modify, eliminate or add to any of its provisions (A) to such extent as shall be necessary to maintain the qualification of the trust fund (or any designated portion of the trust fund) as a REMIC or to avoid or minimize the risk of imposition of any tax on the related trust fund, provided that the trustee has received an opinion of counsel to the effect that (1) such action is necessary or desirable to maintain such qualification or to avoid or minimize such risk, and (2) such action will not adversely affect in any material respect the interests of any holder of certificates covered by the Pooling and Servicing Agreement, or (B) to restrict the transfer of the REMIC Residual Certificates, provided that the depositor has determined that the then-current ratings of the classes of the certificates that have been rated will not be withdrawn, downgraded or qualified, as evidenced by a letter from each applicable rating agency, and that any such amendment will not give rise to any tax with respect to the transfer of the REMIC Residual Certificates to a non-permitted transferee (See "Certain Federal Income Tax Consequences -- REMICs -- Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations" in this prospectus supplement), (5) to make any other provisions with respect to matters or questions arising under such Pooling and Servicing Agreement or any other change, provided that such action will not adversely affect in any material respect the interests of any certificateholder, or (6) to amend specified provisions that are not material to holders of any class of certificates offered by this prospectus.

     The Pooling and Servicing Agreement may also be amended by the parties thereto with the consent of the holders of certificates of each class affected thereby evidencing, in each case, not less than 66 2/3% (or such other percentage specified in the related prospectus supplement) of the aggregate Percentage Interests constituting such class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of certificates covered by such Pooling and Servicing Agreement, except that no such amendment may (1) reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on a certificate of any class without the consent of the holder of such certificate or (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to any such amendment without the consent of the holders of all certificates of such class covered by such Pooling and Servicing Agreement then outstanding.

     Notwithstanding the foregoing, if one or more REMIC elections have been made with respect to the related trust fund, the trustee will not be required to consent to any amendment to a Pooling and Servicing Agreement without having first received an opinion of counsel to the effect that such amendment or the exercise of any power granted to the master servicer, the special servicer, the depositor, the trustee or any other specified person in accordance with such amendment will not result in the imposition of a tax on the related trust fund or cause such trust fund (or any designated portion of the trust fund) to fail to qualify as a REMIC.

LIST OF CERTIFICATEHOLDERS

     Unless otherwise specified in the related prospectus supplement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Pooling and Servicing Agreement, the trustee or other specified person will afford such certificateholders access during normal business hours to the most recent list of certificateholders of that series held by such person. If such list is as of a date more than 90 days prior to the date of receipt of such certificateholders' request, then such person, if not the registrar for such series of certificates, will be required to request from such registrar a current list and to afford such requesting certificateholders access thereto promptly upon receipt.

THE TRUSTEE

     The trustee under each Pooling and Servicing Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the depositor and its affiliates and with any master servicer, special servicer or REMIC administrator and its affiliates.

DUTIES OF THE TRUSTEE

     The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related Pooling and Servicing Agreement, such certificates or any underlying mortgage asset or related document and will not be accountable for the use or application by or on behalf of any master servicer or special servicer of any funds paid to the master servicer or special servicer in respect of the certificates or the underlying mortgage assets. If no Event of Default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related Pooling and Servicing Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling and Servicing Agreement, a trustee will be required to examine such documents and to determine whether they conform to the requirements of such agreement.

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

CERTAIN MATTERS REGARDING THE TRUSTEE

     As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the Certificate Account for such series, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related Pooling and Servicing Agreement; provided, however, that such indemnification will not extend to any loss liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the Pooling and Servicing Agreement, or by reason of its reckless disregard of such obligations or duties.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related Pooling and Servicing Agreement or perform any of its duties under the Pooling and Servicing Agreement either directly or by or through agents or attorneys, and the trustee will not be responsible for any willful misconduct or negligence on the part of any such agent or attorney appointed by it with due care.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the trustee becomes insolvent. Upon becoming aware of such circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of certificates of the applicable series evidencing not less than 33 1/3% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. Notwithstanding anything in this prospectus to the contrary, if any entity is acting as both trustee and REMIC administrator, then any resignation or removal of such entity as the trustee will also constitute the resignation or removal of such entity as REMIC administrator, and the successor trustee will serve as successor to the REMIC administrator as well.

                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the certificates of any series or with respect to the related mortgage assets. Credit support may be in the form of a letter of credit, the subordination of one or more classes of certificates, the use of a pool insurance policy or guarantee insurance, the establishment of one or more reserve funds and/or cash collateral accounts, overcollateralization, or another method of credit support described in the related prospectus supplement, or any combination of the foregoing. If and to the extent so provided in the related prospectus supplement, any of the foregoing forms of credit support may provide credit enhancement for more than one series of certificates.

     Unless otherwise provided in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related Pooling and Servicing Agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are of a type not covered by such credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers the offered certificates of more than one series and losses on the related mortgage assets exceed the amount of such credit support, it is possible that the holders of offered certificates of one (or more) such series will be disproportionately benefited by such credit support to the detriment of the holders of offered certificates of one (or more) other such series.

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

     If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the related prospectus supplement will include a description of --

     - the nature and amount of coverage under such credit support;

     - any conditions to payment under the credit support not otherwise described in this prospectus;

     - the conditions (if any) under which the amount of coverage under such credit support may be reduced and under which such credit support may be terminated or replaced; and

     - the material provisions relating to such credit support.

     Additionally, the related prospectus supplement will set forth certain information with respect to the obligor, if any, under any instrument of credit support. See "Risk Factors -- Credit Support Limitations".

SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of Subordinate Certificates to receive distributions from the Certificate Account on any Distribution Date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which such subordination will be available.

     If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage assets prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

INSURANCE OR GUARANTEES CONCERNING TO MORTGAGE LOANS

     If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. The related prospectus supplement will describe the nature of such default risks and the extent of such coverage.

LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes of certificates will be covered by one or more letters of credit, issued by a bank or other financial institution (which may be an affiliate of the depositor) specified in such prospectus supplement. Under a letter of credit, the providing institution will be obligated to honor draws in an aggregate fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of some or all of the related mortgage assets on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit and may otherwise be reduced as described in the related prospectus supplement. The obligations of the providing institution under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund.

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

CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes of certificates will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest or distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under any such instrument.

RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination will be deposited, in the amounts specified in such prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of certain collections received on the related mortgage assets.

     Amounts on deposit in any reserve fund for a series will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each Distribution Date, amounts in a reserve fund in excess of any amount required to be maintained in such reserve funds may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

     If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in Permitted Investments. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the related prospectus supplement.

CASH COLLATERAL ACCOUNT

     If so specified in the related prospectus supplement, all or any portion of credit enhancement for a series of certificates may be provided by the establishment of a cash collateral account. A cash collateral account will be similar to a reserve fund except that generally a cash collateral account is funded initially by a loan from a cash collateral lender, the proceeds of which are invested with the cash collateral lender or other eligible institution. The loan from the cash collateral lender will be repaid from such amounts as are specified in the related prospectus supplement. Amounts on deposit in the cash collateral account will be available in generally the same manner described above with respect to a reserve fund. As specified in the related prospectus supplement, a cash collateral account may be deemed to be part of the assets of the related Trust, may be deemed to be part of the assets of a separate cash collateral trust or may be deemed to be property of the party specified in the related prospectus supplement and pledged for the benefit of the holders of one or more classes of certificates of a series.

CREDIT SUPPORT WITH RESPECT TO MBS

     If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each such form of credit support, the information indicated above with respect thereto, to the extent such information is material and available.

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                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans (or mortgage loans underlying any MBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Funds -- Mortgage Loans". For purposes of the following discussion, "mortgage loan" includes a mortgage loan underlying an MBS.

GENERAL

     Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as "mortgages". A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from such leases and rents, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code; in cases where hotels or motels constitute loan security, the rates are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hotels or motels may be included in a trust fund even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. Even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room rates, but those room rates (in light of certain revisions to the Bankruptcy Code which are effective for all bankruptcy cases commenced on or after October 22, 1994) constitute "cash collateral" and therefore cannot be used by the bankruptcy debtor without lender's consent or a hearing at which the lender's interest in the room rates is given adequate protection (e.g., the lender receives cash payments from otherwise unencumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the debtor proposes to use, or other similar relief). See "-- Bankruptcy Laws".

     In the case of office and retail properties, the bankruptcy or insolvency of a major tenant or a number of smaller tenants may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under bankruptcy law, a tenant has the option of assuming (continuing), or rejecting (terminating) or, subject to certain conditions, assigning to a third party any unexpired lease. If the tenant assumes its lease, the tenant must cure all defaults under the lease and provide the landlord with adequate assurance of its future performance under the lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim. The amount of the claim would be limited to the amount owed for unpaid pre-petition lease payments unrelated to the rejection, plus the greater of one year's lease payments or 15% of the remaining lease payments payable under the lease (but not to exceed three years' lease payments). If the tenant assigns its lease, the tenant must cure all defaults under the lease and the proposed assignee must demonstrate adequate assurance of future performance under the lease.

PERSONALTY

     In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the mortgage loan, and must file continuation statements, generally every five years, to maintain that perfection. In certain cases, mortgage loans secured in part by personal property may be included in a trust fund even if the security interest in such personal property was not perfected or the requisite UCC filings were allowed to lapse.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a

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subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

     Equitable and Other Limitations on Enforceability of Certain
Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     In addition, some states may have statutory protection such as the right of the borrower to reinstate mortgage loans after commencement of foreclosure proceedings but prior to a foreclosure sale.

     Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower's debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. (The mortgage loans, however, may be nonrecourse. See "Risk
Factors -- Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans -- Limited Recourse Nature of the Mortgage Loans".) Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, the

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lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption". The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

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     Leasehold Considerations.  Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee could lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, requires the lessor to grant the mortgagee a new lease if the existing lease is rejected in a bankruptcy proceeding, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a "mortgageable" ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

     Cooperative Shares. Mortgage loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

     Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. For example, the outstanding amount of the loan may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, a bankruptcy court may permit a debtor, through its rehabilitative plan, to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

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     Federal bankruptcy law may also have the effect of interfering with or affecting the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents. Recent amendments to the Bankruptcy Code, however, may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of "cash collateral" as noted previously in the Section entitled "-- Leases and Rents", the amendments provide that a pre-petition security interest in rents or hotel revenues extends (unless the bankruptcy court orders otherwise based on the equities of the case) to such post-petition rents or revenues and is intended to overrule those cases that held that a security interest in rents is unperfected under the laws of certain states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

     If a borrower's ability to make payment on a mortgage loan is dependent on its receipt of rent payments under a lease of the related property, that ability may be impaired by the commencement of a bankruptcy case relating to a lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (1) assume the lease and retain it or assign it to a third party or (2) reject the lease. If the lease is assumed, the trustee or debtor-in-possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease. The Bankruptcy Code also limits a lessor's damages for lease rejection to the rent reserved by the lease (without regard to acceleration) for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease.

     Pursuant to the federal doctrine of "substantive consolidation" or to the (predominantly state law) doctrine of "piercing the corporate veil", a bankruptcy court, in the exercise of its equitable powers, also has the authority to order that the assets and liabilities of a related entity be consolidated with those of an entity before it. Thus, property ostensibly the property of one entity may be determined to be the property of a different entity in bankruptcy, the automatic stay applicable to the second entity extended to the first and the rights of creditors of the first entity impaired in the fashion set forth above in the discussion of ordinary bankruptcy principles. Depending on facts and circumstances not wholly in existence at the time a loan is originated or transferred to the trust fund, the application of any of these doctrines to one or more of the mortgagors in the context of the bankruptcy of one or more of their affiliates could result in material impairment of the rights of the Certificateholders.

     For each mortgagor that is described as a "special purpose entity", "single purpose entity" or bankruptcy remote entity" in the related prospectus supplement, the activities that may be conducted by such mortgagor and its ability to incur debt are restricted by the applicable mortgage or the organizational documents of such mortgagor in such manner as is intended to make the likelihood of a bankruptcy proceeding being commenced by or against such mortgagor remote, and such mortgagor has been organized and is designed to operate in a manner such that its separate existence should be respected notwithstanding a bankruptcy proceeding in respect of one or more affiliated entities of such mortgagor. However, the depositor makes no representation as to the likelihood of the institution of a bankruptcy proceeding by or in respect of any mortgagor or the likelihood that the separate existence of any mortgagor would be respected if there were to be a bankruptcy proceeding in respect of any affiliated entity of a mortgagor.

ENVIRONMENTAL CONSIDERATIONS

     General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or

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disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a "superlien".

     CERCLA. CERCLA, imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have become sufficiently involved in the management of such mortgaged property or the operations of the borrower. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether or not the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator", however, is a person "who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest". This is the so-called "secured creditor exemption."

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Act offers substantial protection of lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of operational functions of the mortgaged property. The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 also provides that a lender will continue to have the benefit of the secured-creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     Certain Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

     In addition, the definition of "hazardous substances" under CERCLA specifically excludes petroleum products. Subtitle I of the Resource Conservation and Recovery Act governs underground petroleum storage tanks. Under the Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection of secured creditors.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in such cases,

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unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the trust fund and occasion a loss to the certificateholders of the related series.

     To reduce the likelihood of such a loss, unless otherwise specified in the related prospectus supplement, the Pooling and Servicing Agreement will provide that neither the master servicer nor the special servicer, acting on behalf of the trustee, may acquire title to a mortgaged property or take over its operation unless the special servicer, based solely (as to environmental matters) on a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so, as described under "The Pooling and Servicing Agreements -- Realization Upon Defaulted Mortgage Loans".

     If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

     Environmental Site Assessments. In most cases, an environmental site assessment of each mortgaged property will have been performed in connection with the origination of the related mortgage loan or at some time prior to the issuance of the related certificates. Environmental site assessments, however, vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the mortgage loans may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, the Garn Act generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and the regulations promulgated under the Garn Act. Accordingly, a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a "due-on-sale" provision upon transfer of an interest in the property, without regard to the master servicer's ability to demonstrate that a sale threatens its legitimate security interest.

JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

     If so provided in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans secured by junior liens, and the loans secured by the related senior liens may not be included in the mortgage pool. In addition to the risks faced by the holder of a first lien, holders of mortgage loans secured by junior liens also face the risk that adequate funds will not be received in connection with a foreclosure on the related mortgaged property to satisfy fully both the senior liens and the mortgage loan. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and

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owing to the holder of the senior liens. The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the related mortgaged property, if such proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. In the event that such proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the certificates of the related series bear (1) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (2) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions or the mortgage loan may be nonrecourse.

     The rights of the trust fund (and therefore the certificateholders), as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the master servicer asserts its subordinate interest in a property in foreclosure litigation or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior mortgagee.

     The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgage or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed to the extent the junior mortgage or deed of trust so provides. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In such states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

     The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

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SUBORDINATE FINANCING

     The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Forms of notes and mortgages used by lenders may contain provisions obligating the mortgagor to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity or prohibit such prepayment for a specified period. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a mortgagor for delinquent payments. Certain states also limit the amounts that a lender may collect from a mortgagor as an additional charge if the loan is prepaid. The enforceability under the laws of a number of states and the Bankruptcy Code of provisions providing for prepayment fees of penalties upon, or prohibition of, an involuntary prepayment is unclear, and no assurance can be given that, at the time a prepayment premium is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to make such payment, or the provisions of any such prohibition, will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher Mortgage Rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     No mortgage loan originated in any state in which application of Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 has been expressly rejected or a provision limiting discount points or other charges has been adopted, will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such mortgage loan provides that the terms are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that such choice of law provision would be given effect.

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CERTAIN LAWS AND REGULATIONS

     The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property (i.e., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan.

AMERICANS WITH DISABILITIES ACT

     Under the ADA, in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Relief Act, a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with such certificates. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the RICO statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property", including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that: (1) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (2) the lender was,

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at the time of execution of the mortgage, "reasonably without cause to believe"
that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates of any series thereof, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the depositor with respect to that series on the material matters associated with such consequences, subject to any qualifications set forth in this prospectus. Counsel to the depositor for each series will be Cadwalader, Wickersham & Taft, and a copy of the legal opinion of such counsel rendered in connection with any series of certificates will be filed by the depositor with the Securities and Exchange Commission on a Current Report on Form 8-K within 15 days after the Closing Date for such series of certificates. This discussion is directed primarily to certificateholders that hold the certificates as "capital assets" within the meaning of Section 1221 of the Code (although portions thereof may also apply to certificateholders who do not hold certificates as capital assets) and it does not purport to discuss all federal income tax consequences that may be applicable to the individual circumstances of particular investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special treatment under the Code. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given the IRS will not take contrary positions. In addition to the federal income tax consequences described in this prospectus, potential investors are advised to consider the state and local tax consequences, if any, of the purchase, ownership and disposition of offered certificates. See "State and Other Tax Consequences". Certificateholders are advised to consult their tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of offered certificates.

     The following discussion addresses securities of two general types: (1) REMIC Certificates representing interests in a trust fund, or a portion thereof, that the REMIC administrator will elect to have treated as a REMIC under the REMIC Provisions of the Code, and (2) Grantor Trust Certificates representing interests in a Grantor Trust Fund as to which no such election will be made. The prospectus supplement for each series of certificates will indicate whether a REMIC election (or elections) will be made for the related trust fund and, if such an election is to be made, will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this tax discussion, references to a "Certificateholder" or a "holder" are to the beneficial owner of a certificate.

     The following discussion is limited in applicability to offered certificates. Moreover, this discussion applies only to the extent that mortgage assets held by a trust fund consist solely of mortgage loans. To the extent that other mortgage assets, including REMIC certificates and mortgage pass-through certificates, are to be held by a trust fund, the tax consequences associated with the inclusion of such assets will be disclosed in the related prospectus supplement. In addition, if cash flow agreements other than guaranteed investment contracts are included in a trust fund, the anticipated material tax consequences associated with such cash flow agreements also will be discussed in the related prospectus supplement. See "Description of the Trust Funds -- Cash Flow Agreements".

     Furthermore, the following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the OID Regulations, and in part upon the REMIC Provisions and the REMIC Regulations. The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the certificates.

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REMICS

     Classification of REMICs. Upon the issuance of each series of REMIC Certificates, counsel to the depositor will give its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the related trust fund (or each applicable portion thereof) will qualify as one or more REMICs and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in a REMIC within the meaning of the REMIC Provisions. The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of REMIC Certificates, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the depositor for the applicable series as specified in the related prospectus supplement, subject to any qualifications set forth in this prospectus. In addition, counsel to the depositor have prepared or reviewed the statements in this prospectus under the heading "Certain Federal Income Tax Consequences -- REMICs," and are of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of any trust fund (or applicable portion thereof) as one or more REMICs for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, each investor is advised to consult its own tax advisors with regard to the tax consequences to it of investing in REMIC Certificates.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the trust fund's income for the period in which the requirements for such status are not satisfied. The Pooling and Servicing Agreement with respect to each REMIC will include provisions designed to maintain the trust fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust fund as a REMIC will be inadvertently terminated.

     Characterization of Investments in REMIC Certificates. In general, unless otherwise provided in the related prospectus supplement, the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such certificates would be so treated. However, to the extent that the REMIC assets constitute mortgages on property not used for residential or certain other prescribed purposes, the REMIC Certificates will not be treated as assets qualifying under Section 7701(a)(19)(C). Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the REMIC Regular Certificates and income allocated to the REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such certificates are treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. In addition, except as otherwise provided in the applicable prospectus supplement, the REMIC Regular Certificates will be "qualified mortgages" for a REMIC within the meaning of Section 860G(a)(3) of the Code and "permitted assets" for a financial asset securitization investment trust within the meaning of Section 860L(c) of the Code. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The REMIC Administrator will report those determinations to Certificateholders in the manner and at the times required by applicable Treasury regulations.

     Tiered REMIC Structures. For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. As to each such series of REMIC Certificates, in the opinion of counsel to the depositor, assuming compliance with all

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provisions of the related Pooling and Servicing Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on such certificates is interest described in
Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one
REMIC.

     Taxation of Owners of REMIC Regular Certificates.

     General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

     Original Issue Discount. Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the "constant yield" method described below, in advance of the receipt of the cash attributable to such income. In addition,
Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

     The Code requires that a reasonable prepayment assumption be used with respect to mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Committee Report indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of such REMIC Regular Certificate. The Prepayment Assumption used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

     The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the Closing Date, the issue price for such class will be the fair market value of such class on the Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such Certificate other than "qualified stated interest". "Qualified stated interest" is interest that is unconditionally payable at least annually (during the entire term of the instrument) at a single fixed rate, or, as discussed below under "Variable Rate REMIC Regular Certificates," at a qualified variable rate.

     If the accrued interest to be paid on the first Distribution Date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect such accrued interest. In such cases, information returns provided to the Certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of such REMIC Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next Distribution Date) and that portion of the interest paid on the first Distribution Date in excess of interest accrued for a number of days

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corresponding to the number of days from the Closing Date to the first
Distribution Date should be included in the stated redemption price of such REMIC Regular Certificate. However, the OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first Distribution Date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a Certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying
(i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made (presumably taking into account the Prepayment Assumption) by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of such REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See
"-- Taxation of Owners of REMIC Regular Certificates -- Market Discount" below for a description of such election under the OID Regulations.

     If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such Certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

     As to each "accrual period", that is, unless otherwise stated in the related prospectus supplement, each period that begins on a date that corresponds to a Distribution Date (or in the case of the first such period, begins on the Closing Date) and ends on the day preceding the immediately following Distribution Date, a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (1) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (b) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (2) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (1) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption, (2) using a discount rate equal to the original yield to maturity of the Certificate and (3) taking into account events (including actual prepayments) that have occurred before the close of the accrual period. For these purposes, the original yield to maturity of the Certificate will be calculated based on its issue price and assuming that distributions on the Certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount that accrued with respect to such Certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

     A subsequent purchaser of a REMIC Regular Certificate that purchases such Certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption

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price will also be required to include in gross income the daily portions of any original issue discount with respect to such Certificate. However, each such daily portion will be reduced, if such cost is in excess of its "adjusted issue price", in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Certificate at the beginning of the accrual period which includes such day and (2) the daily portions of original issue discount for all days during such accrual period prior to such day.

     Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (1) the issue price does not exceed the original principal balance by more than a specified amount and (2) the interest compounds or is payable at least annually at current values of (a) one or more "qualified floating rates", (b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate", or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate". A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the issuer or a related party or
(2) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of REMIC Regular Certificates may be issued under this prospectus that does not have a variable rate under the OID Regulations, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that a class of this type may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to REMIC Regular Certificates. However, if final regulations dealing with contingent interest with respect to REMIC Regular Certificates apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion than would be the case under the OID Regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest REMIC Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any REMIC Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

     Under the REMIC Regulations, a REMIC Regular Certificate (1) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (2) bearing one or more of these variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable prospectus supplement, REMIC Regular Certificates that qualify as regular interests under this rule will be treated in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "-- Original Issue Discount" with the yield to maturity and future payments on that REMIC Regular Certificate generally to be determined by assuming that interest will be payable for the life of the REMIC Regular Certificate based on the initial rate for the relevant class. Unless otherwise specified in the applicable prospectus supplement, variable interest will be treated as qualified stated interest, other than variable interest on an interest-only class, which will be treated as non-qualified stated interest

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includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, REMIC Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans having fixed or adjustable rates, will be treated as having qualified stated interest, except to the extent that initial "teaser" rates cause sufficiently "back-loaded" interest to create more than de minimis original issue discount. The yield on those REMIC Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans for the initial interest accrual period will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through interest rate on the REMIC Regular Certificates.

     Market Discount. A Certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a Certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Certificateholder to elect to accrue all interest and discount (including de minimis market or original issue discount) in income as interest, and to amortize premium, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election or thereafter, including de minimis market discount discussed in the following paragraph. Similarly, a Certificateholder that made this election for a Certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "-- Taxation of Owners of REMIC Regular
Certificates -- Premium" below. Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

     However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--Taxation of Owners of REMIC Regular
Certificates -- Original Issue Discount" above. Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC

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Regular Certificates should accrue, at the Certificateholder's option: (1) on the basis of a constant yield method, (2) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (3) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

     To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. A REMIC Regular Certificate purchased at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under
Section 171 of the Code to amortize such premium under the constant yield method over the life of the Certificate. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally. See "-- Taxation of Owners of REMIC Regular Certificates -- Market Discount" above. Although final Treasury regulations issued under Section 171 of the Code do not by their terms apply to prepayable obligations such as REMIC Regular Certificates, the Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such certificates have original issue discount) will also apply in amortizing bond premium.

     Realized Losses. Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and noncorporate holders of the REMIC Regular Certificates that acquire such certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the mortgage loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until such holder's Certificate becomes wholly worthless (i.e., until its Certificate Balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

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

     Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to such Certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the mortgage loans or the Underlying Certificates until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.

     Taxation of Owners of REMIC Residual Certificates.

     General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC generally is not subject to entity-level taxation, except with regard to prohibited transactions and certain other transactions. See
"-- Prohibited Transactions Tax and Other Taxes" below. Rather, the taxable income or net loss of a REMIC is generally taken into account by the holder of the REMIC Residual Certificates. Accordingly, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans or as debt instruments issued by the REMIC.

     A REMIC Residual Certificateholder generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related prospectus supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC until the REMIC's termination. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of "passive losses".

     A holder of a REMIC Residual Certificate that purchased such Certificate from a prior holder of such Certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds such REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise to reduce (or increase) the income of a REMIC Residual Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such Certificate at a price greater than (or less than) the adjusted basis (as defined below) such REMIC Residual Certificate would have had in the hands of an original holder of such Certificate. The REMIC Regulations, however, do not provide for any such modifications.

     Any payments received by a holder of a REMIC Residual Certificate from the seller of such Certificate in connection with the acquisition of such REMIC Residual Certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it is possible that any such payment would be includible in income immediately upon its receipt, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

     The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or

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

unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders' after-tax rate of return. Such disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC Residual Certificateholder until subsequent tax years and, then, may not be completely offset due to changes in the Code, tax rates or character of the income or loss.

     Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the mortgage loans (including interest, market discount and, if applicable, original issue discount and less premium) and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by any premium on issuance) on the REMIC Regular Certificates (and any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby), amortization of any premium on the mortgage loans, bad debt losses with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, such Class's fair market value). Such aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered hereby will be determined in the manner described above under "-- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount". The issue price of a REMIC Certificate received in exchange for an interest in the mortgage loans or other property will equal the fair market value of such interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the REMIC Administrator may be required to estimate the fair market value of such interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

     The method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates (that is, under the constant yield method taking into account the Prepayment Assumption), but without regard to the de minimis rule applicable to REMIC Regular Certificates. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant yield basis. See "-- Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

     A mortgage loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC's basis therein, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which such election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption. Further, such an election would not apply to any mortgage loan originated on or before September 27, 1985. Instead, premium on such a mortgage loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of such mortgage loan.

     A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) equal to the deductions that would be allowed if the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) were

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

indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "-- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount", except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) described therein will not apply.

     If a class of REMIC Regular Certificates is issued with an Issue Premium, the REMIC will have additional income in each taxable year in an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "-- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount".

     As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "-- Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows such deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other noninterest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of
Section 67 of the Code. See "-- Possible Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

     A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

     Any distribution on a REMIC Residual Certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the REMIC. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders' initial bases are less than the distributions to such REMIC Residual Certificateholders, and increases in such initial bases either occur after such distributions or (together with their initial bases) are less than the amount of such distributions, gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

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

     The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See "-- Sales of REMIC Certificates" below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original holder see "-- Taxation of Owners of REMIC Residual Certificates -- General" above.

     Excess Inclusions. Any "excess inclusions" with respect to a REMIC Residual Certificate will be subject to federal income tax in all events. In general, the "excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (1) the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate over (2) the sum of the "daily accruals" (as defined below) for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     For REMIC Residual Certificateholders, an excess inclusion (1) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (2) will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and (3) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, "-- Foreign Investors in REMIC Certificates" below.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and certain cooperatives; the REMIC Regulations currently do not address this subject.

     Noneconomic REMIC Residual Certificates. Under the REMIC Regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to

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

satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Pooling and Servicing Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee, as to which the transferor is also required to make a reasonable investigation to determine such transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future.

     In addition to the transferor's investigation of the transferee's financial condition and the transferee's affidavit, a third requirement has been added that must be satisfied in one of two alternative ways for the transferor to have a "safe harbor" against ignoring the transfer. First, proposed Treasury Regulations, would require that the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest not exceed the sum of:

          (i) the present value of any consideration given to the transferee to acquire the interest;

          (ii) the present value of the expected future distributions on the interest; and

          (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of the computations under this "minimum transfer price" alternative, the transferee is assumed to pay tax at the highest rate of tax specified in Section 11(b)(1) of the Code (currently 35%). Further, present values generally are computed using a discount rate equal to the applicable Federal rate set forth in Section 1274(d) of the Code, compounded semiannually. However, a lower rate may be used if the transferee can demonstrate that it regularly borrows, in the course of its trade or business, substantial funds at such lower rate from unrelated third parties.

     The second alternative appears in Revenue Procedure 2001-12, issued by the IRS. The revenue procedure restates the minimum transfer price alternative described in the proposed Treasury regulations discussed above and adds an "eligible transferee" test as the second alternative test for meeting the safe harbor. To meet the second alternative, (i) the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation of a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years); (ii) the transferee must agree in writing that it will transfer the residual interest only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer under the Revenue Procedure; and (iii) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee. The eligible transferee test, as well as the minimum transfer price test, are effective retroactive to February 4, 2000 and apply unless and until changed by final regulations.

     Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the applicability and effect of the proposed regulations and revenue procedure mentioned above and should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by such purchaser.

     The related prospectus supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered "noneconomic" will be based upon certain assumptions, and the depositor will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See "-- Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

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     Mark-to-Market Rules.  On January 4, 1995, the IRS issued final regulations, relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The mark-to-market regulations provide that for purposes of this requirement, any REMIC Residual Certificate acquired on or after January 4, 1995 will not be treated as a security and thus generally may not be marked to market.

     Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to certain types of holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to such types of holders of the related REMIC Regular Certificates. Unless otherwise stated in the related prospectus supplement, such fees and expenses will be allocated to the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

     With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, (1) an amount equal to such individual's, estate's or trust's share of such fees and expenses will be added to the gross income of such holder and (2) such individual's, estate's or trust's share of such fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits such deductions only to the extent they exceed in the aggregate 2% of a taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over such amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should consult with their tax advisors prior to making an investment in such certificates.

     Under tax legislation enacted in 2001, the limitations on deductions under
Section 68 will be phased out beginning in 2006, will be eliminated in 2010 and will be reenacted in 2011.

     Sales of REMIC Certificates. If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such Certificateholder, increased by income reported by such Certificateholder with respect to such REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such Certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described above under "-- Taxation of Owners of REMIC Residual Certificates -- Basis Rules, Net Losses and Distributions". Except as provided in the following four paragraphs, any such gain or loss will be capital gain or loss, provided such REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code. The Code as of the date of this prospectus provides for tax rates for individuals on ordinary income that are higher than the tax rates for long-term capital gains of individuals for property held for more than one year. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

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     Gain from the sale of a REMIC Regular Certificate that might otherwise be a capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of (1) the amount that would have been includible in the seller's income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate" (generally, a rate based on an average of current yields on treasury securities having a maturity comparable to that of the certificate based on the application of the Prepayment Assumption to such certificate), determined as of the date of purchase of such REMIC Regular Certificate, over (2) the amount of ordinary income actually includible in the seller's income prior to such sale.
In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Certificate was held by such holder, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular
Certificates -- Market Discount" and "-- Premium".

     REMIC Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such Section applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Except as may be provided in Treasury Department regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder's adjusted basis in the newly-acquired asset.

     Prohibited Transactions Tax and Other Taxes. The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions". In general, subject to certain specified exceptions a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. Each Pooling and Servicing Agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

     REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property", determined by reference to the rules applicable to real estate investment trusts. "Net income from

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

foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. As provided in each Pooling and Servicing Agreement, a REMIC may recognize "net income from foreclosure property" subject to federal income tax to the extent that the REMIC Administrator determines that such method of operation will result in a greater after-tax return to the trust fund than any other method of operation.

     Unless otherwise disclosed in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless otherwise stated in the related prospectus supplement, and to the extent permitted by then applicable laws, any prohibited transactions tax or contributions tax will be borne by the related REMIC administrator, master servicer, special servicer, manager or trustee, in any case out of its own funds, provided that such person has sufficient assets to do so, and provided further that such tax arises out of a breach of such person's obligations under the related Pooling and Servicing Agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by a REMIC administrator, a master servicer, special servicer, manager or trustee will be charged against the related trust fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC Residual Certificate is transferred to a "disqualified organization" (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (1) the present value (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate) of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (1) residual interests in such entity are not held by disqualified organizations and (2) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in each Pooling and Servicing Agreement, and will be discussed in any prospectus supplement relating to the offering of any REMIC Residual Certificate.

     In addition, if a "pass-through entity" (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of (1) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization and
(2) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity (1) such holder's social security number and a statement under penalties of perjury that such social security number is that of the record holder or (2) a statement under penalties of perjury that such record holder is not a disqualified organization.

     For taxable years beginning on or after January 1, 1998, if an "electing large partnership" holds a REMIC Residual Certificate, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed upon a pass-through entity by Section 860E(c) of the Code. An exception to this

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tax, otherwise available to a pass-through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

     For these purposes, a "disqualified organization" means (1) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation), (2) any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or (3) any organization described in Section 1381(a)(2)(C) of the Code. In addition, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity. For these purposes, an "electing large partnership" means a partnership (other than a service partnership or certain commodity pools) having more than 100 members that has elected to apply certain simplified reporting provisions under the Code.

     Termination. A REMIC will terminate immediately after the Distribution Date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in such Certificate, such REMIC Residual Certificateholder should (but may not) be treated as realizing a loss equal to the amount of such difference, and such loss may be treated as a capital loss.

     Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. Unless otherwise stated in the related prospectus supplement, the holder of the largest percentage interest in a class of REMIC Residual Certificates will be the "tax matters person" with respect to the related REMIC, and the REMIC administrator will file REMIC federal income tax returns on behalf of the related REMIC, and will be designated as and will act as agent of, and attorney-in-fact for, the tax matters person with respect to the REMIC in all respects.

     As the tax matters person, the REMIC administrator, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders generally will be required to report such REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the REMIC Administrator, as tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder's return. No REMIC will be registered as a tax shelter pursuant to Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury Department regulations, the name and address of such person and other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury Department regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other nonindividuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. Reporting with respect to REMIC Residual

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Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury Department regulations, generally on a quarterly basis.

     As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "-- Taxation of Owners of REMIC Regular Certificates -- Market Discount".

     Unless otherwise specified in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the REMIC administrator.

     Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 30.5% (which rate will be reduced periodically to 28% for payment made in 2006) if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner. The New Regulations, as described below, will change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding. Non-U.S. Persons are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

     Foreign Investors in REMIC Certificates. A REMIC Regular Certificateholder that is not a U.S. Person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not, unless otherwise disclosed in the related prospectus supplement, be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the Certificateholder under penalties of perjury, certifying that such Certificateholder is not a U.S. Person and providing the name and address of such Certificateholder). It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation.

     Further, it appears that a REMIC Regular Certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, Certificateholders who are nonresident alien individuals should consult their tax advisors concerning this question.

     The Treasury Department has issued regulations which provide new methods of satisfying the beneficial ownership certification requirement described above, including a new series of forms. These regulations became effective January 1, 2001. These regulations require, in the case of REMIC Regular Certificates held by a foreign partnership, that (x) the certification described above be provided by the partners rather than by the foreign partnership and (y) the partnership provide certain information, including a United States taxpayer identification number. A look-through rule applies in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors concerning the application of the certification requirements in the regulations.

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     Unless otherwise stated in the related prospectus supplement, transfers of
REMIC Residual Certificates to investors that are not United States Persons will be prohibited under the related Pooling and Servicing Agreement.

GRANTOR TRUST FUNDS

     Classification of Grantor Trust Funds. With respect to each series of Grantor Trust Certificates, in the opinion of counsel to the depositor for such series, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of Grantor Trust Certificates, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the depositor for the applicable series as specified in the related prospectus supplement, subject to any qualifications set forth in this prospectus. In addition, counsel to the depositor has prepared or reviewed the statements in this prospectus under the heading "Certain Federal Income Tax Consequences -- Grantor Trust Funds," and is of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of any Grantor Trust Fund as a grantor trust for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, each investor is advised to consult its own tax advisors with regard to the tax consequences to it of investing in Grantor Trust Certificates.

     Characterization of Investments in Grantor Trust Certificates.

     Grantor Trust Fractional Interest Certificates. In the case of Grantor Trust Fractional Interest Certificates, unless otherwise disclosed in the related prospectus supplement, counsel to the depositor will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in (1) "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; (2) "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3) of the Code; and (3) "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. In addition, counsel to the depositor will deliver an opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

     Grantor Trust Strip Certificates. Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of
Section 7701(a)(19)(C)(v) of the Code and "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized. However, the policies underlying such sections (namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts) may suggest that such characterization is appropriate. Counsel to the depositor will not deliver any opinion on these questions. Prospective purchasers to which such characterization of an investment in Grantor Trust Strip Certificates is material should consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

     The Grantor Trust Strip Certificates will be "obligation[s] (including any participation or Certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(A) of the Code.

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     Taxation of Owners of Grantor Trust Fractional Interest Certificates.

     General. Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the mortgage loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through certain pass-through entities will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over such amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either
Section 67 or Section 68 of the Code may be substantial. Further, Certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holder's alternative minimum taxable income. Under tax legislation enacted in 2001, this limitation on deductions under Section 68 will be phased out beginning in 2006 and will be eliminated after 2009. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, such fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and Certificateholders on a method that allocates such expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

     The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the "stripped bond" rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (1) a class of Grantor Trust Strip Certificates is issued as part of the same series of certificates or
(2) the depositor or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on a mortgage asset. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. The related prospectus supplement will include information regarding servicing fees paid to a master servicer, a special servicer, any sub-servicer or their respective affiliates.

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See "-- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- Market Discount" below. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on such Certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

     The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of such Certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by such purchaser of the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on such Certificate, other than "qualified stated interest", if any, as well as such certificate's share of reasonable servicing fees and other expenses. See "-- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated

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interest". In general, the amount of such income that accrues in any month would equal the product of such holder's adjusted basis in such Grantor Trust Fractional Interest Certificate at the beginning of such month (see "-- Sales of Grantor Trust Certificates" below) and the yield of such Grantor Trust
Fractional Interest Certificate to such holder. Such yield would be computed as the rate (compounded based on the regular interval between payment dates) that, if used to discount the holder's share of future payments on the mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased such Certificate. In computing yield under the stripped bond rules, a Certificateholder's share of future payments on the mortgage loans will not include any payments made in respect of any ownership interest in the mortgage loans retained by the depositor, the master servicer, the special servicer, any sub-servicer or their respective affiliates, but will include such Certificateholder's share of any reasonable servicing fees and other expenses.

     Section 1272(a)(6) of the Code requires (1) the use of a reasonable prepayment assumption in accruing original issue discount and (2) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption, with respect to certain categories of debt instruments, and regulations could be adopted applying those provisions to the Grantor Trust Fractional Interest Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Fractional Interest Certificates or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. Certificateholders are advised to consult their tax advisors concerning reporting original issue discount in general and, in particular, whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates.

     In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the mortgage loans allocable to such Certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

     If a prepayment assumption is not used, then when a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to such Certificate and the portion of the adjusted basis of such Certificate that is allocable to such Certificateholder's interest in the mortgage loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See
"-- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount" above. It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and Certificateholders in transactions subject to the stripped bond rules on a Prepayment Assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to such Prepayment Assumption or any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price.

     Under Treasury regulations Section 1.1286-1, certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market

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

discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (1) there is no original issue discount (or only a de minimis amount of original issue discount) or (2) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the mortgage loans, the related prospectus supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loans, then such original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in "-- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- If Stripped Bond Rules Do Not Apply" and "-- Market Discount" below.

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the Certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with such Certificateholder's normal method of accounting. The original issue discount rules will apply, even if the stripped bond rules do not apply, to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

     The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of such mortgage loans and their issue price. For a definition of "stated redemption price," see "-- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount" above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any "points" paid by the borrower, and the stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provides for an initial "teaser," or below-market interest rate. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the REMIC discussion. See "-- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount" above.

     In the case of mortgage loans bearing adjustable or variable interest rates, the related prospectus supplement will describe the manner in which such rules will be applied with respect to those mortgage loans by the trustee or master servicer, as applicable, in preparing information returns to the Certificateholders and the IRS.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. The OID Regulations suggest that no prepayment assumption is appropriate in computing the yield on prepayable obligations issued with original issue discount. In the absence of statutory or administrative clarification, it currently is not intended to base information reports or returns to the IRS and Certificateholders on the use of a prepayment assumption in transactions not subject to the stripped bond rules. However, Section 1272(a)(6) of the Code may require that a prepayment assumption be made in computing yield with respect to all mortgage-backed securities. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in such series.

     A purchaser of a Grantor Trust Fractional Interest Certificate that purchases such Grantor Trust Fractional Interest Certificate at a cost less than such certificate's allocable portion of the aggregate remaining stated redemption price of the mortgage loans held in the related trust fund will also be required to include in gross income such certificate's daily portions of any original issue discount with respect to such mortgage loans. However, each such daily portion will be reduced, if the cost of such Grantor Trust Fractional Interest Certificate to such purchaser is in excess of such Certificate's allocable portion of the aggregate "adjusted issue prices" of

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

the mortgage loans held in the related trust fund, approximately in proportion to the ratio such excess bears to such Certificate's allocable portion of the aggregate original issue discount remaining to be accrued on such mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such mortgage loan at the beginning of the accrual period that includes such day and (2) the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of such mortgage loan, increased by the aggregate amount of original issue discount with respect to such mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such mortgage loan in prior accrual periods of amounts included in its stated redemption price.

     Unless otherwise provided in the related prospectus supplement, the trustee or master servicer, as applicable, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See "-- Grantor Trust Reporting" below.

     Market Discount. If the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, a Certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a "market discount", that is, in the case of a mortgage loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above), or in the case of a mortgage loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of such discount that has accrued (under the rules described in the next paragraph) through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any mortgage loan, to the payment of stated redemption price on such mortgage loan that is received by (or, in the case of accrual basis Certificateholders, due to) the trust fund in that month. A Certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the Certificate to such holder) rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in "-- Taxation of Owners of REMIC Regular Interests -- Market Discount" above.

     Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. Under those rules, in each accrual period market discount on the mortgage loans should accrue, at the holder's option: (1) on the basis of a constant yield method, (2) in the case of a mortgage loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage loan as of the beginning of the accrual period, or (3) in the case of a mortgage loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a mortgage loan purchased at a discount in the secondary market.

     Because the mortgage loans will provide for periodic payments of stated redemption price, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount would be included in income if it were original issue discount.

     Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described above in "-- REMICs -- Taxation of

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

Owners of REMIC Regular Certificates -- Original Issue Discount" above within the exception that it is less likely that a prepayment assumption will be used for purposes of such rules with respect to the mortgage loans.

     Further, under the rules described above in "-- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Market Discount", any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

     Premium. If a Certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, such Certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of such premium allocable to mortgage loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the mortgage loan and be allowed as a deduction as such payments are made (or, for a Certificateholder using the accrual method of accounting, when such payments of stated redemption price are due).

     It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to the mortgage loan. If a prepayment assumption is used to amortize such premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "-- REMICs -- Taxation of Owners of REMIC Regular
Certificates -- Original Issue Discount" above. It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption and the actual rate of prepayments.

     Taxation of Owners of Grantor Trust Strip Certificates. The "stripped coupon" rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in "-- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- If Stripped Bond Rules Apply", no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, holders of Grantor Trust Strip Certificates should consult their tax advisors concerning the method to be used in reporting income or loss with respect to such Certificates.

     The OID Regulations do not apply to "stripped coupons", although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "-- Possible Application of Proposed Contingent Payment Rules" below and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of such holder's adjusted basis in such Grantor Trust Strip Certificate at the beginning of such month and the yield of such Grantor Trust Strip Certificate to such holder. Such yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans. See "-- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- If Stripped Bond Rules Apply" above.

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

     As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. Regulations could be adopted applying those provisions to the Grantor Trust Strip Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Strip Certificates or whether use of a prepayment assumption may be required or permitted in the absence of such regulations. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

     The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, it currently is intended to base information returns or reports to the IRS and Certificateholders on the Prepayment Assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates should consult their tax advisors regarding the use of the Prepayment Assumption.

     It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete mortgage loans, or if the Prepayment Assumption is not used, then when a mortgage loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to such mortgage loan.

     Possible Application of Contingent Payment Rules. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the mortgage loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Treasury Department regulations have been promulgated regarding contingent payment debt instruments, but it appears that Grantor Trust Strip Certificates, due to their similarity to other mortgage-backed securities (such as REMIC regular interests and debt instruments subject to Section 1272(a)(6) of the Code) that are expressly excepted from the application of such Regulations, may also be excepted from such regulations. Like the OID Regulations, the contingent payment regulations do not specifically address securities, such as the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

     If the contingent payment rules similar to those under the OID Regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply a "noncontingent bond method." Under the "noncontingent bond method," the issuer of a Grantor Trust Strip Certificate determines a projected payment schedule. Holders of Grantor Trust Strip Certificates are bound by the issuer's projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the comparable yield (as described below) of the Grantor Trust Strip Certificate. The projected amount of each payment is determined so that the projected payment schedule reflects the projected yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holders of a Grantor Trust Strip Certificate. The comparable yield referred to above is a rate that, as of the issue date, reflects the yield at which the issuer would issue a fixed rate debt instrument with terms and conditions similar to the contingent payment debt instrument, including general market conditions, the credit quality of the issuer, and the terms and conditions of the mortgage loans. The holder of a Grantor Trust Strip Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the comparable yield.

     Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

     Sales of Grantor Trust Certificates. Any gain or loss, equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis, recognized on such sale or exchange of a Grantor Trust Certificate by an investor who holds such Grantor Trust Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions) except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such Grantor Trust Certificate. The Code as of the date of this prospectus generally provides for tax rates of noncorporate taxpayers on ordinary income that are higher than the rates on long-term capital gains (generally, property held for more than one year). No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the trustee or master servicer, as applicable, will furnish to each holder of a Grantor Trust Certificate with each distribution a statement setting forth the amount of such distribution allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the trustee or master servicer, as applicable, will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Certificate who was such a holder at any time during such year, information regarding the amount of servicing compensation received by the master servicer, the special servicer or any sub-servicer, and such other customary factual information as the depositor or the reporting party deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the trustee's or master servicer's, as the case may be, information reports of such items of income and expense. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be

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

accurate only as to the initial Certificateholders that bought their certificates at the representative initial offering price used in preparing such reports.

     Backup Withholding. In general, the rules described above in "-- REMICs -- Backup Withholding with Respect to REMIC Certificates" will also apply to Grantor Trust Certificates.

     Foreign Investors. In general, the discussion with respect to REMIC Regular Certificates in "-- REMICs -- Foreign Investors in REMIC Certificates" above applies to Grantor Trust Certificates except that Grantor Trust Certificates will, unless otherwise disclosed in the related prospectus supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in such discussion, only to the extent the related mortgage loans were originated after July 18, 1984.

     To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a Certificateholder's trade or business in the United States, such Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

                          CERTAIN ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended, and the Code impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts (and as applicable, insurance company general accounts) in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code ("Plans"), and on persons who are fiduciaries with respect to such Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, such plans may be subject to the provisions of other applicable federal and state law materially similar to ERISA or the Code. Moreover, any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a Plan and persons who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code or a penalty imposed pursuant to Section 502(i) of ERISA, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

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PLAN ASSET REGULATIONS

     A Plan's investment in offered certificates may cause the underlying mortgage assets and other assets included in a related trust fund to be deemed assets of such Plan. The Plan Asset Regulations provide that when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by "benefit plan investors" (i.e., Plans and certain employee benefit plans not subject to ERISA) is not "significant", both as defined therein. For this purpose, in general, equity participation by benefit plan investors will be "significant" on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. Equity participation in a trust fund will be significant on any date if immediately after the most recent acquisition of any Certificate, 25% or more of any class of certificates is held by benefit plan investors.

     Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the mortgage assets and other assets included in a trust fund constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, any special servicer, any sub-servicer, the trustee, the obligor under any credit enhancement mechanism, or certain affiliates thereof may be deemed to be a Plan "fiduciary" and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the mortgage assets and other assets included in a trust fund constitute Plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA or the Code.

     The Plan Asset Regulations provide that where a Plan acquires a "guaranteed governmental mortgage pool certificate", the Plan's assets include such certificate but do not solely by reason of the Plan's holdings of such certificate include any of the mortgages underlying such certificate. The Plan Asset Regulations include in the definition of a "guaranteed governmental mortgage pool certificate" Ginnie Mae, Freddie Mac, and Fannie Mae Certificates. Accordingly, even if such MBS included in a trust fund were deemed to be assets of Plan investors, the mortgages underlying such MBS would not be treated as assets of such Plans. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulations; potential Plan investors should consult their counsel and review the ERISA discussion in the related prospectus supplement before purchasing certificates if such MBS are included in the trust fund.

     The DOL has granted to certain underwriters administrative exemptions, each an "Exemption", for certain mortgage-backed and asset-backed certificates underwritten in whole or in part by the underwriters. An Exemption might be applicable to the initial purchase, the holding, and the subsequent resale by a Plan of certain certificates, such as the offered certificates, underwritten by the underwriters, representing interests in pass-through trusts that consist of certain receivables, loans and other obligations, provided that the conditions and requirements of the Exemption are satisfied. The loans described in the Exemptions include mortgage loans such as the mortgage assets. However, it should be noted that in issuing the Exemptions, the DOL may not have considered interests in pools of the exact nature as some of the offered certificates. If all of the conditions of an Exemption are met, whether or not a Plan's assets would be deemed to include an ownership interest in the mortgage assets, the acquisition, holding and resale of the offered certificates by Plans would be exempt from certain of the prohibited transaction provisions of ERISA and the Code.

INSURANCE COMPANY GENERAL ACCOUNTS

     Sections I and III of PTCE 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code transactions in connection with the servicing, management and operation of a trust (such as the Trust) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts would be allowed to purchase certain classes of certificates which do not meet the requirements of any of the Exemptions solely

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because they (1) are subordinated to other classes of certificates in the trust and/or (2) have not received a rating at the time of the acquisition in one of the four highest rating categories from a nationally recognized statistical rating agency. All other conditions of one of the Exemptions would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing such class of certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

     The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL has issued final regulations providing guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as Plan assets of any Plan invested in such separate account. Insurance companies contemplating the investment of general account assets in the offered certificates should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA.

CONSULTATION WITH COUNSEL

     Any Plan fiduciary which proposes to purchase offered certificates on behalf of or with assets of a Plan should consider its general fiduciary obligations under ERISA and should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment and the availability of any prohibited transaction exemption in connection therewith.

TAX EXEMPT INVESTORS

     A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of
Section 512 of the Code. All "excess inclusions" of a REMIC allocated to a REMIC Residual Certificate held by a Plan will be considered unrelated business taxable income and thus will be subject to federal income tax. See "Certain Federal Income Tax Consequences -- REMICs -- Taxation of Owners of REMIC Residual Certificates -- Excess Inclusions".

                                LEGAL INVESTMENT

     If so specified in the related prospectus supplement, the offered certificates will constitute "mortgage related securities" for purposes of SMMEA. The appropriate characterization of those offered certificates not qualifying as "mortgage related securities" under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase those types of offered certificates, may be subject to significant interpretive uncertainties. Accordingly, investors whose investment authority is subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult their own legal advisors to determine whether and to what extent the classes of offered certificates not constituting mortgage related securities constitute legal investments for them.

     Generally, only classes of offered certificates that (1) are rated in one of the two highest rating categories by any nationally recognized statistical rating organization and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate, will be "mortgage related securities" for purposes of SMMEA. Classes of offered certificates qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies and pension funds, created pursuant to or existing under the laws of the United States or of any state,

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

including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation, to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities thereof constitute legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for those enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of offered certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. sec. 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the OCC has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. sec. 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. sec. 1.2(m) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. sec. 703.140. The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. That statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain series or classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying," and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of offered certificates as "mortgage related securities," no representations are made as to the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital, or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

                                USE OF PROCEEDS

     The net proceeds to be received from the sale of the certificates of any series will be applied by the depositor to the purchase of trust assets or will be used by the depositor to cover expenses related thereto. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                             METHOD OF DISTRIBUTION

     The certificates offered hereby and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the depositor from such sale.

     The depositor intends that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. Such methods are as follows:

          1. By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters, which may include Banc of America Securities LLC, an affiliate of the depositor;

          2. By placements by the depositor with institutional investors through dealers; and

          3. By direct placements by the depositor with institutional investors.

     In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the related mortgage assets that would comprise the trust fund for such certificates.

     If underwriters are used in a sale of any offered certificates (other than in connection with an underwriting on a best efforts basis), such certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. Such underwriters may be broker-dealers affiliated with the depositor whose identities and relationships to the depositor will be as set forth in the related prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be set forth on the cover of the prospectus supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such prospectus supplement.

     In connection with the sale of offered certificates, underwriters may receive compensation from the depositor or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates may be deemed to be underwriters in connection with such certificates, and any discounts or commissions received by them from the depositor and any profit on the resale of offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made in respect to such liabilities.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the depositor and purchasers of offered certificates of such series.

     The depositor anticipates that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

     If and to the extent required by applicable law or regulation, this prospectus will be used by Banc of America Securities LLC in connection with offers and sales related to market-making transactions in offered certificates previously offered hereunder in transactions with respect to which Banc of America Securities LLC acts as principal. Banc of America Securities LLC may also act as agent in such transactions. Sales may be made at negotiated prices determined at the time of sale.

                                 LEGAL MATTERS

     Certain legal matters relating to the certificates will be passed upon for the depositor and the underwriter or underwriters by Cadwalader, Wickersham & Taft. Certain federal income tax matters and other matters will be passed upon for the depositor by Cadwalader, Wickersham & Taft.

                             FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement. The depositor has determined that its financial statements will not be material to the offering of any offered certificates.

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

                                     RATING

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of Stripped Interest Certificates might, in extreme cases fail to recoup their initial investments. Furthermore, ratings on mortgage pass-through certificates do not address the price of such certificates or the suitability of such certificates to the investor.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                             AVAILABLE INFORMATION

     The depositor has filed with the Securities and Exchange Commission a Registration Statement (of which this prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus and the prospectus supplement relating to each series of offered certificates contain summaries of the material terms of the documents referred to in this prospectus or in such prospectus supplement, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Midwest Regional Offices located as follows: Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site that contains reports, proxy and information statements, and other information that has been filed electronically with the SEC. The Internet address is http://www.sec.gov.

     No dealer, salesman, or other person has been authorized to give any information, or to make any representations, other than those contained in this prospectus or any related prospectus supplement, and, if given or made, such information or representations must not be relied upon as having been authorized by the depositor or any other person. Neither the delivery of this prospectus or any related prospectus supplement nor any sale made under this prospectus or any related prospectus supplement shall under any circumstances create an implication that there has been no change in the information in this prospectus since the date of this prospectus or in such prospectus supplement since the date of the prospectus supplement. This prospectus and any related prospectus supplement are not an offer to sell or a solicitation of an offer to buy any security in any jurisdiction in which it is unlawful to make such offer or solicitation.

     The master servicer, the trustee or another specified person will cause to be provided to registered holders of the offered certificates of each series periodic unaudited reports concerning the related trust fund. If beneficial interests in a class or series of offered certificates are being held and transferred in book-entry format through the facilities of The DTC as described in this prospectus, then unless otherwise provided in the related prospectus supplement, such reports will be sent on behalf of the related trust fund to a nominee of DTC as the registered holder of the offered certificates. Conveyance of notices and other communications by DTC to its participating organizations, and directly or indirectly through such participating organizations to the beneficial owners of the applicable offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. See "Description of the Certificates -- Reports to Certificateholders" and "-- Book-Entry Registration and Definitive Certificates".

     The depositor will file or cause to be filed with the Securities and Exchange Commission such periodic reports with respect to each trust fund as are required under the Securities Exchange Act of 1934, and the rules and regulations of the Securities and Exchange Commission. The depositor intends to make a written request to the staff of the Securities and Exchange Commission that the staff either (1) issue an order pursuant to Section 12(h) of the Securities Exchange Act of 1934, as amended, exempting the depositor from certain reporting requirements under the Securities Exchange Act of 1934, as amended, with respect to each trust fund or (2) state that the staff will not recommend that the Commission take enforcement action if the depositor fulfills its reporting obligations as described in its written request. If such request is granted, the depositor will file or cause to be filed with the Securities and Exchange Commission as to each trust fund the periodic unaudited reports to holders of the offered certificates referenced in the preceding paragraph; however, because of the nature of the trust funds, it is unlikely that any significant additional information will be filed. In addition, because of the limited number of certificateholders expected for each series, the depositor anticipates that a significant portion of such reporting requirements will be permanently suspended following the first fiscal year for the related trust fund.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The depositor hereby incorporates by reference all documents and reports filed or caused to be filed by the depositor with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of an offering of offered certificates evidencing interests therein. The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of such person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent such documents or reports relate to one or more of such classes of such offered certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Such requests to the depositor should be directed in writing to its principal executive offices at the Bank of America Corporate Center, Charlotte, North Carolina 28255, or by telephone at (704) 386-2400.

                                    GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus.

     "401(c) Regulations" means those regulations issued by the DOL which provide guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets.

     "Accrued Certificate Interest" means for each Distribution Date an amount equal to interest at the applicable pass-through rate accrued for a specified period (generally the most recently ended calendar month) on the outstanding Certificate Balance of such class of certificates immediately prior to such Distribution Date.

     "Accrual Certificates" means one or more classes of certificates that may not be entitled to distributions of interest until the occurrence of certain events, such as the retirement of one or more other classes of certificates.

     "ADA" means the Americans with Disabilities Act of 1990, as amended.

     "Available Distribution Amount" means unless otherwise provided in the related prospectus supplement for any series of certificates and any Distribution Date the total of all payments or other collections (or advances in lieu of such collections and advances) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certificates of such series on such date.

     "Bankruptcy Code" means the U.S. Bankruptcy Code.

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     "CERCLA" means the federal Comprehensive Environmental Response,
Compensation and Liability Act of 1980, as amended.

     "Certificate Account" means for the trust fund one or more established and maintained on behalf of the certificateholders into which all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund will be deposited to the extent described this prospectus and the related prospectus supplement.

     "Certificate Balance" means the initial stated principal amount of each individual class of certificates for a given series other than real estate mortgage investment conduit residual certificates or certain classes of stripped interest certificates.

     "Certificate Owner" means the actual purchaser of a book-entry certificate.

     "Closing Date" means date of the initial issuance of the certificates of a given series.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commercial Property" means office buildings, retail stores and establishments, hotels or motels, nursing homes, hospitals or other health care-related facilities, recreational vehicle and mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, entertainment or sports arenas, restaurants, marinas, mixed use or various other types of income-producing properties or unimproved land comprising some or all of the mortgaged properties included in the trust fund.

     "Committee Report" means the Conference Committee Report accompanying the Tax Reform Act of 1986.

     "Companion Class" means one or more classes of certificate where distributions of principal with respect to one or more other classes of certificates may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received.

     "Controlled Amortization Class" means one or more classes of certificates where distributions of principal may be made, subject to available funds, based on a specified principal payment schedule.

     "CPR" means the constant prepayment rate model representing an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans.

     "Cut-off Date" means the specified date initial aggregate outstanding principal balance of the related mortgage assets as of a specified date.

     "Debt Service Coverage Ratio" means at any given time for a mortgage loan the ratio of --

     - the Net Operating Income derived from the related mortgaged property for a twelve-month period to

     - the annualized scheduled payments of principal and/or interest on the mortgage loan and any other loans senior to it that are secured by the related mortgaged property.

     "Determination Date" means the date upon which that all scheduled payments on the mortgage loans in the trust fund are received or advanced by the master servicer, special servicer or other specified person will be distributed to certificateholders of the related series on the next succeeding Distribution Date.

     "Direct Participant" means the securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations that maintain accounts with DTC.

     "Distribution Date" means the date as described in the prospectus supplement upon which distributions on or with respect to the certificates will be made.

     "DOL" means the United States Department of Labor.

     "DTC" means The Depository Trust Company.

     "Due Date" means a specified date upon which scheduled payments of interest, principal or both are to be made under a mortgage loan and may occur monthly, quarterly, semi-annually or annually.

     "Due Period" means a specified time period (generally corresponding in length to the period between Distribution Dates).

     "Equity Participation" means a provision under a mortgage loan that entitles the lender to a share of appreciation of the related mortgaged property, or profits realized from the operation or disposition of such mortgaged property or the benefit, if any, resulting from the refinancing of the mortgage loan.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Excess Funds" means in general that portion of the amounts distributable in respect of the certificates of any series on any Distribution Date that represent --

     - interest received or advanced on the mortgage assets in the trust fund that is in excess of the interest currently accrued on the certificates of such series; or

     - Prepayment Premiums, payments from Equity Participations or any other amounts received on the mortgage assets in the trust fund that do not constitute payments of interest or principal.

     "Exchange Act" means the Securities Exchange Act of 1934 as amended.

     "Fannie Mae" means Federal National Mortgage Association.

     "Freddie Mac" means Federal Home Loan Mortgage Corporation.

     "Garn Act" means the Garn-St Germain Depository Institutions Act of 1982.

     "Ginnie Mae" means Governmental National Mortgage Association.

     "Grantor Trust Certificates" means certificates in a trust treated as a grantor trust under applicable provisions of the Code.

     "Grantor Trust Fractional Interest Certificate" means a Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund, together with interest at a pass-through rate.

     "Grantor Trust Fund" means that portion of the trust fund as to which no REMIC election has been made.

     "Grantor Trust Strip Certificate" means a Grantor Trust Certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related Grantor Trust Fund (net of normal administration fees) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to such Grantor Trust Fund.

     "Indirect Participant" means those banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly.

     "Insurance and Condemnation Proceeds" means proceeds applied to the restoration of a mortgaged property or released to the related borrower in connection with the full or partial condemnation of such mortgaged property.

     "IRS" means the Internal Revenue Service.

     "Issue Premium" means, in the case of a class of REMIC Regular Certificates issued at a price in excess of the stated redemption price of that class, the amount of such excess.

     "Liquidation Proceeds" means all proceeds received under any hazard, title or other insurance policy (other than Insurance and Condemnation Proceeds) and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect of such defaulted mortgage loans, by foreclosure or otherwise.

     "Lock-out Period" means the period in which prepayments are prohibited under a mortgage loan.

     "Loan-to-Value Ratio" means for a mortgage loan the ratio (expressed as a percentage) of --

     - the then outstanding principal balance of the mortgage loan and any other loans senior that are secured by the related mortgaged property to

     - its fair market value as determined by an appraisal of such property conducted by or on behalf of the originator in connection with the origination of the mortgage loan.

     "MBS" means mortgage participations, pass-through certificates or other mortgage-backed securities that may comprise the assets of the trust fund.

     "Mortgage Asset Seller" means the entity from whom the depositor purchased a mortgage asset either directly or indirectly, included in the trust fund. The Mortgage Asset Seller may or may not be the originator of the related mortgage loan or the issuer of the MBS and may be an affiliate of the depositor.

     "Mortgage Rate" means the rate at which a mortgage loan accrues interest which may be fixed over its term or that adjusts from time to time, converted at the borrower's election from an adjustable to a fixed rate, or from a fixed to an adjustable rate.

     "Multifamily Properties" means residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures comprising some or all of the mortgaged properties included in the trust fund.

     "Net Operating Income" means for any given period, the total operating revenues derived from a mortgaged property during such period, minus the total operating expenses incurred in respect of such mortgaged property during such period other than --

     - noncash items such as depreciation and amortization;

     - capital expenditures; and

     - debt service on the related mortgage loan or on any other loans that are secured by such mortgaged property.

     "NCUA" means the National Credit Union Administration.

     "Notional Amount" means the amount upon which a Stripped Interest Certificate is calculated to accrue interest which is either --

     - based on the principal balances of some or all of the mortgage assets in the related trust fund; or

     - equal to the Certificate Balances of one or more other classes of certificates of the same series.

     "OCC" means the Office of the Comptroller of the Currency.

     "OID Regulations" means the Treasury Department regulations issued under Sections 1271-1273 and 1275 of the Code.

     "OTS" means the Office of Thrift Supervision.

     "Parties in Interest" means "parties in interest" as defined in ERISA and "disqualified person" as defined in the Code.

     "Percentage Interest" means the undivided percentage interest represented by an offered certificate of a particular class which will be equal to the percentage obtained by dividing the initial principal balance or notional amount of such certificate by the initial Certificate Balance or Notional Amount of such class.

     "Permitted Investments" means government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series into which funds from the Certificate Account may be invested.

     "Plan" means retirement plans, and certain other employee benefit plans and arrangements, including individual retirement accounts, individual retirement annuities, Keogh plans and collective investment funds and separate accounts (and as applicable, insurance company general accounts) in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code.

     "Plan Asset Regulations" mean Section 2510.3-101 of the regulations issued by the DOL.

     "Pooling and Servicing Agreement" means pooling and servicing agreement or other agreement specified in the related prospectus supplement pursuant to which certificates of each series will be issued.

     "Prepayment Assumption" means the prepayment assumption used in reporting original issue discount for each series of REMIC Regular Certificates or, if applicable, Grantor Trust Certificates, as disclosed in the related prospectus supplement.

     "Prepayment Interest Shortfall" means the result when a prepayment on any mortgage loan is distributable to certificateholders on a particular Distribution Date, but such prepayment is not accompanied by interest thereon to the Due Date for such mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series.

     "Prepayment Premium" means the payment of any premium or yield maintenance charge in connection with certain prepayments under a mortgage loan.

     "PTCE 95-60" means Prohibited Transaction Class Exemption 95-60.

     "Purchase Price" means the price as specified in the prospectus supplement at which a Mortgage Asset Seller will be required to repurchase a mortgage loan under the conditions set forth in the prospectus supplement.

     "Record Date" means last business day of the month preceding the month in which the applicable Distribution Date occurs.

     "Relief Act" means the Soldiers' and Sailors' Relief Act of 1940, as amended.

     "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the REMIC Provisions of the Code.

     "REMIC Certificates" means certificates representing interests in a trust fund, or a portion of the trust fund, that the REMIC administrator will elect to have treated as REMIC.

     "REMIC Provisions" means Sections 860A through 860G of the Code.

     "REMIC Regular Certificates" means certificates evidencing or constituting ownership of "regular interests" in the trust fund or a designated portion of the trust under the REMIC Provisions.

     "REMIC Regulations" means the Treasury Department regulations issued under the REMIC Provisions.

     "REMIC Residual Certificateholder" means the holder of a REMIC Residual Certificate.

     "REMIC Residual Certificates" means certificates evidencing or constituting ownership of "residual interests" in the trust or a designated portion of the trust under the REMIC Provisions.

     "REO Properties" means mortgaged properties acquired on behalf of the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise.

     "RICO" means the Racketeer Influenced and Corrupt Organizations statute.

     "Senior Certificates" means certificates in a given series that are senior to one or more other classes of certificates in entitlement to certain distributions;

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

     "SPA" means the standard prepayment assumption representing an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans,.

     "Stripped Interest Certificate" means those certificates entitled to distributions of interest, with disproportionate, nominal or no distributions of principal.

     "Stripped Principal Certificate" means entitled to distributions of principal, with disproportionate, nominal or no distributions of interest;

     "Subordinate Certificates" means certificates in a given series that are subordinate to one or more other classes of certificates in entitlement to certain distributions;

     "Tiered REMIC" means designated portions of the trust fund treated as two or more REMICs.

     "Treasury Department" means the United States Treasury Department.

     "UCC" means for any jurisdiction the Uniform Commercial Code as in effect in that jurisdiction.

     "U.S. Person" means --

     - a citizen or resident of the United States;

     - a corporation or partnership created or organized in, or under the laws of, the United States, any state or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes;

     - an estate whose income is subject to United States federal income tax purposes regardless of the source of its income; or

     - a trust as to which --

          1. a court in the United States is able to exercise primary supervision over the administration of the trust, and

          2. one or more United States persons have the authority to control all substantial decisions of the trust.

     In addition, to the extent provided in the Treasury Department regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

     "Voting Rights" means the voting rights evidenced by each series of certificates.

     "Warranting Party" means a party that makes certain representations and warranties regarding the mortgage loans.

                          NOTES CONCERNING INFORMATION
                           PRESENTED IN THE ATTACHED
                               COMPUTER DISKETTE

     This diskette contains a spreadsheet file that can be put on a user-specified hard drive or network drive. The file is "BACM2001_3.xls" The file "BACM2001_3.xls" is a Microsoft Excel(1), Version 5.0 spreadsheet. The file provides, in electronic format, certain loan level information shown in ANNEX A of the Prospectus Supplement.

     Open the file as you would normally open any spreadsheet in Microsoft Excel. After the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY. To view the ANNEX A data, "click" on the worksheet labeled "ANNEX A."

---------------
(1) Microsoft Excel is a registered trademark of Microsoft Corporation.

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YOU SHOULD RELY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN
THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.
  WE ARE NOT OFFERING THE CERTIFICATES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.
  WE DO NOT CLAIM THE ACCURACY OF THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AS OF ANY DATE OTHER THAN THE DATES STATED ON THEIR RESPECTIVE COVERS.
  DEALERS WILL DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THE CERTIFICATES AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. IN ADDITION, ALL DEALERS SELLING THE CERTIFICATES WILL DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS UNTIL
FEBRUARY   , 2002.
                            ------------------------
                               TABLE OF CONTENTS

                                            PAGE
                                            ----
              PROSPECTUS SUPPLEMENT
Table of Contents.........................    S-1
Important Notice About Information
  Presented in this Prospectus Supplement
  and the Accompanying Prospectus.........    S-5
Executive Summary.........................    S-6
Summary of Prospectus Supplement..........    S-9
Risk Factors..............................   S-22
Description of the Mortgage Pool..........   S-59
Servicing of the Mortgage Loans...........   S-88
Description of the Certificates...........  S-104
The Trustee...............................  S-129
Description of the Swap Contract..........  S-130
Yield and Maturity Considerations.........  S-133
Use of Proceeds...........................  S-140
Certain Federal Income Tax Consequences...  S-140
Certain ERISA Considerations..............  S-144
Legal Investment..........................  S-147
Method of Distribution....................  S-147
Legal Matters.............................  S-148
Ratings...................................  S-148
Index of Principal Definitions............  S-150
Annex A...................................    A-1
Annex B...................................    B-1
Annex C...................................    C-1
Annex D...................................    D-1
                   PROSPECTUS
Summary of Prospectus.....................      5
Risk Factors..............................     10
Prospectus Supplement.....................     16
Description of the Trust Funds............     18
Yield and Maturity Considerations.........     23
The Depositor.............................     28
Description of the Certificates...........     28
The Pooling and Servicing Agreements......     36
Description of Credit Support.............     52
Certain Legal Aspects of Mortgage Loans...     55
Certain Federal Income Tax Consequences...     66
State and Other Tax Consequences..........     91
Certain ERISA Considerations..............     91
Legal Investment..........................     93
Use of Proceeds...........................     95
Method of Distribution....................     95
Legal Matters.............................     96
Financial Information.....................     96
Rating....................................     97
Available Information.....................     97
Incorporation of Certain Information by
  Reference...............................     98
Glossary..................................     98

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                                  $990,377,024
                                 (APPROXIMATE)
                                BANC OF AMERICA
                            COMMERCIAL MORTGAGE INC.
                                   DEPOSITOR
                       CLASS A-1, CLASS A-2, CLASS A-2F,
                               CLASS B, CLASS C,
                                CLASS D, CLASS E
                                  AND CLASS F

                            BANK OF AMERICA, N.A. --
                           FIRST UNION NATIONAL BANK
                           COMMERCIAL MORTGAGE TRUST

                              COMMERCIAL MORTGAGE
                           PASS-THROUGH CERTIFICATES
                                 SERIES 2001-3

                   -----------------------------------------

                             PROSPECTUS SUPPLEMENT

                   -----------------------------------------
                         BANC OF AMERICA SECURITIES LLC

                              WACHOVIA SECURITIES

                           DEUTSCHE BANC ALEX. BROWN
                               November   , 2001
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